                                AMENDMENT NO. 3

                                       TO
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /
Check the appropriate box:

/ /  Preliminary Proxy Statement


/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
                            SPI PHARMACEUTICALS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            SPI PHARMACEUTICALS, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       -------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

                                      $250,366.50
       -------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

                  Schedule 14A and Registration Statement on Form S-4
       -------------------------------------------------------------------------

    3) Filing Party:

                     SPI Pharmaceuticals, Inc. and ICN Merger Corp.
       -------------------------------------------------------------------------

    4) Date Filed:
                         August 4, 1994 and September 29, 1994
       -------------------------------------------------------------------------

[SPI Pharmaceuticals, Inc. Letterhead]



                                                              September 28, 1994


To the Stockholders of
SPI Pharmaceuticals, Inc.

Dear Fellow Stockholder:


     You are cordially invited to attend the Annual Meeting (the "SPI Meeting") of stockholders of SPI Pharmaceuticals, Inc., a Delaware corporation ("SPI"), to be held on Tuesday, November 1, 1994 at the corporate headquarters of SPI, 3300 Hyland Avenue, Costa Mesa, California 92626, commencing at 10:00 a.m., local time.



     At the SPI Meeting, you will be asked to consider and vote upon a proposal to approve (i) an Agreement and Plan of Merger, dated as of August 1, 1994, as amended (the "Merger Agreement"), by and among ICN Pharmaceuticals, Inc. ("ICN") and its three publicly-held affiliates, SPI, Viratek, Inc. ("Viratek") and ICN Biomedicals, Inc. ("Biomedicals"), and ICN Merger Corp., a Delaware corporation and a wholly owned subsidiary of SPI ("New ICN," to be renamed "ICN Pharmaceuticals, Inc."), and (ii) the mergers as contemplated by the Merger Agreement, pursuant to which, subject to the terms and conditions of the Merger Agreement, SPI, ICN and Viratek will be merged with and into New ICN and Biomedicals will become a wholly-owned subsidiary of New ICN as a result of a merger of Biomedicals with and into a wholly-owned subsidiary of New ICN (collectively, the "Merger"). If the Merger Agreement is approved and the Merger is consummated, SPI stockholders (other than ICN) will receive in exchange for each of their shares of SPI common stock ("SPI Common Stock") 1.00 share (the "SPI Exchange Ratio") of New ICN common stock (the "New ICN Shares"). The shares of SPI Common Stock presently held by ICN will be canceled in the Merger. In addition, pursuant to the Merger, ICN stockholders will receive in exchange for each of their shares of ICN Common Stock 0.512 New ICN Shares, Viratek stockholders (other than ICN) will receive in exchange for each of their shares of Viratek Common Stock 0.499 New ICN Shares and Biomedicals stockholders (other than ICN) will receive in exchange for each of their shares of Biomedicals Common Stock 0.197 New ICN Shares. After giving effect to the Merger, the current SPI stockholders (other than ICN) will own in the aggregate approximately 46.48% of the outstanding New ICN Shares.


     The Board of Directors of SPI believes that the Merger is fair to, and in the best interests of, SPI and its stockholders and has unanimously approved the Merger and the Merger Agreement. Prior to the Board's approval, a specially constituted committee of the Board of Directors of SPI, comprised of certain non-management directors (the "Special Committee"), recommended the Merger to the Board of Directors. The Special Committee and the Board of Directors unanimously recommend that stockholders vote for approval and adoption of the Merger Agreement and the Merger.

     The Board of Directors received an opinion from Wertheim Schroder & Co. Incorporated ("Wertheim Schroder") that the SPI Exchange Ratio is fair, from a financial point of view, to SPI's stockholders (other than ICN). The written opinion of Wertheim Schroder is included in the accompanying Joint Proxy Statement/Prospectus and should be read carefully by stockholders.

     At the SPI Meeting, stockholders will also be asked to elect eight directors to hold office until the 1995 Annual Meeting (who, if elected and the Merger is consummated, will become directors of New ICN) and to consider and vote upon a proposal to (i) approve the Amended and Restated SPI Pharmaceuticals, Inc. 1992 Non-Qualified Stock Option Plan, which amendment and restatement increased the number of shares available for grant under the plan from 1,000,000 to 3,000,000 shares of SPI Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares of SPI Common Stock and (ii) approve the Amended and Restated SPI Pharmaceuticals, Inc. 1992 Employee Incentive Stock Option Plan, which amendment and restatement increased the number of shares available for grant under the plan from 500,000 to 1,000,000 shares of SPI Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares of SPI Common Stock.

     In view of the importance of the actions to be taken at the SPI Meeting, we urge you to carefully review the accompanying Notice of Annual Meeting of Stockholders and the Joint Proxy Statement/Prospectus, which contains information about SPI, ICN, Viratek and Biomedicals and describes in detail the Merger and certain related matters, including the procedures and deadline for submitting a properly completed form of election. Whether or not you are able to attend the SPI Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible. A postage-paid envelope is enclosed for your convenience. If you attend the SPI Meeting, you may revoke your proxy and, if you wish, vote your shares of SPI Common Stock in person.

                                          Very truly yours,


                                            [SIG]


                                          Milan Panic
                                          Chairman of the Board

                           SPI PHARMACEUTICALS, INC.

                               3300 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                NOVEMBER 1, 1994


To the Stockholders of
SPI Pharmaceuticals, Inc.:


     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of SPI Pharmaceuticals, Inc., a Delaware corporation ("SPI"), will be held at the corporate headquarters of SPI, 3300 Hyland Avenue, Costa Mesa, California, on November 1, 1994, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:



          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 1, 1994, as amended (the "Merger Agreement"), by and among SPI, ICN Pharmaceuticals, Inc., a Delaware corporation ("ICN"), Viratek, Inc., a Delaware corporation ("Viratek"), ICN Biomedicals, Inc., a Delaware corporation ("Biomedicals"), and ICN Merger Corp., a Delaware corporation and a wholly owned subsidiary of SPI ("New ICN," to be renamed "ICN Pharmaceuticals, Inc."), and the mergers as contemplated by the Merger Agreement, pursuant to which, subject to the terms and conditions of the Merger Agreement, ICN, SPI and Viratek will be merged with and into New ICN and Biomedicals will become a wholly-owned subsidiary of New ICN as a result of a merger of Biomedicals with and into a wholly-owned subsidiary of New ICN (collectively, the "Merger"). If the Merger Agreement is approved and the Merger is consummated, SPI stockholders (other than ICN) will receive in exchange for each of their shares of SPI common stock, par value $.01 per share, 1.00 share of common stock, par value $.01 per share, of New ICN. A copy of the Merger Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus that accompanies this Notice.


          2. The election of eight directors, to hold office until the 1995 Annual Meeting of Stockholders (who, if elected and the Merger is consummated, will become directors of New ICN) and thereafter until their successors are elected and qualified.

          3. To consider and vote upon a proposal to approve the Amended and Restated SPI Pharmaceuticals, Inc. 1992 Non-Qualified Stock Option Plan, which amendment and restatement increased the number of shares available for grant under the plan from 1,000,000 to 3,000,000 shares and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares.

          4. To consider and vote upon a proposal to approve the Amended and Restated SPI Pharmaceuticals, Inc. 1992 Employee Incentive Stock Option Plan, which amendment and restatement increased the number of shares available for grant under the plan from 500,000 to 1,000,000 shares and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares.

          5. The transaction of such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on October 3, 1994, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     THE BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTORS OF SPI NAMED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

     THE BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AMENDED AND RESTATED STOCK OPTION PLANS.
                                          By Order of the Board of Directors


                                            [SIG]


                                          MILAN PANIC
                                          Chairman of the Board


                                            [SIG]


                                          M'LISS JONES KANE
                                          Secretary

                             YOUR VOTE IS IMPORTANT

  To ensure that your interest will be represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please complete, date, sign, and mail your proxy promptly in the enclosed postage-paid envelope. Stockholders who attend the Annual Meeting in person may revoke their proxies and vote in person if they desire.

                                   PROSPECTUS


                              FOR COMMON STOCK OF
                                ICN MERGER CORP.
                   (TO BE RENAMED ICN PHARMACEUTICALS, INC.)

                            ------------------------

                             JOINT PROXY STATEMENT
                                       OF
      ICN PHARMACEUTICALS, INC., SPI PHARMACEUTICALS, INC., VIRATEK, INC.
                                      AND
                             ICN BIOMEDICALS, INC.

                            ------------------------

                        ANNUAL MEETINGS OF STOCKHOLDERS


                    TO BE HELD ON TUESDAY, NOVEMBER 1, 1994



     This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") is furnished in connection with the solicitation of proxies by the Boards of Directors of ICN Pharmaceuticals, Inc., a Delaware corporation ("ICN"), SPI Pharmaceuticals, Inc., a Delaware corporation ("SPI"), Viratek, Inc., a Delaware corporation ("Viratek"), and ICN Biomedicals, Inc., a Delaware corporation ("Biomedicals" and, together with ICN, SPI and Viratek, the "Merging Companies"), for use at an Annual Meeting of Stockholders of ICN (the "ICN Meeting"), an Annual Meeting of Stockholders of SPI (the "SPI Meeting"), an Annual Meeting of Stockholders of Viratek (the "Viratek Meeting") and an Annual Meeting of Stockholders of Biomedicals (the "Biomedicals Meeting" and, together with the ICN Meeting, the SPI Meeting and the Viratek Meeting, the "Meetings"), respectively, each of which is to be held on Tuesday, November 1, 1994 at the corporate headquarters, 3300 Hyland Avenue, Costa Mesa, California, including any adjournments or postponements thereof. The ICN Meeting will be held at 9:00 a.m., local time, the SPI Meeting at 10:00 a.m., local time, the Viratek Meeting at 11:00 a.m., local time, and the Biomedicals Meeting at 11:30 a.m., local time.



     At the Meetings, the stockholders of each of the Merging Companies will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 1, 1994, as amended (the "Merger Agreement"), by and among each of the Merging Companies and ICN Merger Corp., a Delaware corporation and a wholly owned subsidiary of SPI ("New ICN," to be renamed "ICN Pharmaceuticals, Inc."), and the mergers as contemplated by the Merger Agreement pursuant to which, subject to the terms and conditions of the Merger Agreement, ICN, SPI and Viratek will be merged with and into New ICN and Biomedicals will become a wholly-owned subsidiary of New ICN as a result of a merger of Biomedicals with and into a wholly-owned subsidiary of New ICN (collectively, the "Merger"). The surviving corporation in the Merger of ICN, SPI and Viratek with and into New ICN will be renamed ICN Pharmaceuticals, Inc. A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A.

     In the Merger, (i) each share of common stock, par value $1.00 per share ("ICN Common Stock"), of ICN (except for shares held by ICN as treasury shares, which will be canceled) will be converted into the right to receive 0.512 shares of common stock, par value $.01 per share ("New ICN Shares"), of New ICN, (ii) each share of common stock, par value $.01 per share ("SPI Common Stock"), of SPI (except for shares held by SPI as treasury shares and shares of SPI Common Stock owned by ICN, which will be canceled) will be converted into the right to receive 1.00 New ICN Share, (iii) each share of common stock, par value $.10 per share ("Viratek Common Stock"), of Viratek (except for shares held by Viratek as treasury shares and shares of Viratek Common Stock owned by ICN, which will be canceled) will be converted into the right to receive 0.499 New ICN Shares and
(iv) each share of common stock, par value $.01 per share ("Biomedicals Common Stock"), of Biomedicals (except for shares held by Biomedicals as treasury shares and shares of Biomedicals Common Stock owned by ICN, which will be canceled) will be converted into the right to receive 0.197 New ICN Shares. Shares of Preferred Stock of Biomedicals, which are all owned by ICN, will also be canceled in the Merger. A detailed description of the Merger is set forth in this Joint Proxy Statement/Prospectus.

     After giving effect to the Merger and the issuance of New ICN Shares, and based upon the shares of Merging Company Common Stock outstanding on the Merging Company Record Date, the public holders of SPI Common Stock, ICN Common Stock, Viratek Common Stock and Biomedicals Common Stock will own approximately 46.48%, 38.98%, 12.51% and 2.03%, respectively, of the outstanding New ICN Shares.

     At the Meetings, the stockholders of each of the Merging Companies will also (i) elect directors to serve on the respective Boards of Directors (and who, if elected and the Merger is consummated, will become directors of New ICN) and (ii) consider and vote upon amendments and restatements to certain stock option plans, all as more fully described in this Joint Proxy Statement/Prospectus.

     This Joint Proxy Statement/Prospectus also constitutes the prospectus of New ICN with respect to New ICN Shares to be issued in the Merger in exchange for outstanding shares of common stock of ICN, SPI, Viratek and Biomedicals. New ICN has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), of which this Joint Proxy Statement/Prospectus is a part.

     THE NEW ICN SHARES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The approximate date on which this Joint Proxy Statement/Prospectus and the accompanying proxy will first be mailed to stockholders of the Merging Companies is September 30, 1994.



     The date of this Joint Proxy Statement/Prospectus is September 28, 1994.

                             AVAILABLE INFORMATION

     Each of the Merging Companies is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by each of the Merging Companies with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The shares of ICN Common Stock are listed on the New York Stock Exchange (the "NYSE"), and the shares of SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock are listed on the American Stock Exchange (the "AMEX"), and certain reports, proxy materials and other information concerning each of the Merging Companies may be available for inspection at the offices of, in the case of ICN, the NYSE, 20 Broad Street, New York, New York 10005, or, in the case of the other Merging Companies, the AMEX, 86 Trinity Place, New York, New York 10006, respectively.

     New ICN has filed a Registration Statement on Form S-4 with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of New ICN Common Stock to be issued in connection with the Merger. This Joint Proxy Statement/Prospectus also constitutes the Prospectus of New ICN filed as part of the Registration Statement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO ICN PHARMACEUTICALS, INC., 3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA 92626, ATTENTION: OFFICE OF THE SECRETARY,
TELEPHONE: (714) 545-0100. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE MEETINGS, REQUESTS MUST BE RECEIVED BY OCTOBER 25, 1994.


     The following ICN documents are incorporated by reference herein:

          1. ICN's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          2. ICN's Form 10-K/A filed on April 27, 1994, amending ICN's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          3. ICN's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and

          4. ICN's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

     The following SPI documents are incorporated by reference herein:

          1. SPI's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          2. SPI's Form 10-K/A filed on April 28, 1994, amending SPI's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

                                       (i)

          3. SPI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and

          4. SPI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

     The following Viratek documents are incorporated by reference herein:

          1. Viratek's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          2. Viratek's Form 10-K/A filed on April 28, 1994, amending Viratek's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          3. Viratek's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and

          4. Viratek's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

     The following Biomedicals documents are incorporated by reference herein:

          1. Biomedicals' Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          2. Biomedicals' Form 10-K/A filed on April 27, 1994, amending Biomedicals' Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          3. Biomedicals' Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and

          4. Biomedicals' Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

     All documents and reports filed by ICN and SPI with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Meetings shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or contained in this Joint Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                            ------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY OF THE MERGING COMPANIES OR NEW ICN. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE NEW ICN SHARES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ANY OF THE MERGING COMPANIES SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN AS SET FORTH IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

                                      (ii)

                               TABLE OF CONTENTS

                                                   PAGE
                                                   ----
AVAILABLE INFORMATION............................. (i)
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE... (i)
SUMMARY...........................................   1
  The Parties.....................................   1
  Annual Meetings of Stockholders.................   2
  Record Date; Quorum.............................   3
  Required Vote...................................   4
  The Merger......................................   6
  Selected Consolidated Financial Data............  10
  Selected Unaudited Pro Forma Combined Condensed
    Financial Data................................  17
  Comparative Market Data.........................  19
  Dividend Policy.................................  19
  Stock Option Plans..............................  19
  Certain Considerations..........................  20
CERTAIN CONSIDERATIONS............................  21
  Uncertain Benefits of the Merger................  21
  Dependence on Foreign Operations................  21
  Risks of Operations in Yugoslavia...............  21
  No Assurance of Successful Development and
    Commercialization of Future Products..........  22
  Limited Patent Protection.......................  22
  Uncertain Impact of Acquisition Plans...........  22
  Potential Litigation Exposure...................  23
  Potential Product Liability Exposure and Lack of
    Insurance.....................................  23
  Government Regulation...........................  23
  Competition.....................................  24
  Uncertain Effect of United States Health Care
    Proposals on Pharmaceutical Industry..........  24
  Dividend Policy.................................  24
  Anti-Takeover Provisions........................  24
  Absence of a Prior Public Market................  24
THE MEETINGS......................................  25
  Matters to be Considered at the Meetings........  25
  Votes Required..................................  26
  Proxies.........................................  28
  Record Date; Shares Entitled to Vote; Quorum....  29
  No Dissenters' Rights...........................  29
  Solicitation of Proxies.........................  29
THE MERGER........................................  30
  General.........................................  30
  Background of the Merger........................  30
  Advantages and Disadvantages of the Merger to
    Stockholders of the Merging Companies.........  31
  Reasons for the Merger; Recommendations of the
    Special Committees and the Boards of
    Directors.....................................  32
  Opinions of Financial Advisors..................  36
  Accounting Treatment............................  50
  Certain Federal Income Tax Consequences.........  50
  Regulatory Approval.............................  52
  Resale Restrictions.............................  52
  Litigation......................................  52
THE MERGER AGREEMENT..............................  53
  The Merger......................................  53

                                                   PAGE
                                                   ----
  Treatment of Outstanding Options................  53
  Exchange Procedures.............................  54
  Representations and Warranties..................  55
  Certain Covenants...............................  55
  No Solicitation of Transactions.................  56
  Indemnification.................................  56
  Conditions......................................  56
  Termination.....................................  57
  Expenses........................................  58
  Alternative Structure...........................  58
  Amendment and Waiver............................  58
MANAGEMENT AND OPERATIONS OF NEW ICN AFTER THE
  MERGER..........................................  58
  Directors prior to the Merger...................  58
  Directors after the Merger......................  58
  Executive Officers after the Merger.............  61
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  STATEMENTS......................................  62
SECURITY OWNERSHIP................................  69
DESCRIPTION OF NEW ICN CAPITAL STOCK..............  69
  Authorized Capital Stock........................  69
  New ICN Shares..................................  69
  New ICN Preferred Stock.........................  69
  New ICN Preferred Stock Purchase Rights.........  69
COMPARATIVE RIGHTS OF STOCKHOLDERS................  72
  Classified Board of Directors...................  73
  Number of Directors; Removal; Filling
    Vacancies.....................................  73
  No Stockholder Action by Written Consent;
    Special Meetings..............................  74
  Fair Price Provision............................  74
  Advance Notice Provisions for Stockholder
    Nominations and Stockholder Proposals.........  76
  Preferred Stock.................................  77
  Other Provisions................................  77
  Amendment of the Certificate of Incorporation
    and By-Laws...................................  78
  Section 203 of the Delaware Law.................  78
LIABILITY AND INDEMNIFICATION OF DIRECTORS AND
  OFFICERS OF NEW ICN.............................  79
  Limitation of Liability of Directors............  79
  Indemnification of Directors and Officers.......  79
ICN MERGER CORP. 1994 STOCK INCENTIVE PLAN........  80
LEGAL MATTERS.....................................  80
EXPERTS...........................................  80
CERTAIN TRANSACTIONS..............................  81
  General.........................................  81
  Royalty Agreements..............................  81
  Cost Allocations................................  83
  Investment Policy...............................  83
  Other...........................................  85
  Income Taxes....................................  87
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL
  MEETING.........................................  89
ANNUAL REPORTS....................................  89
MISCELLANEOUS.....................................  89


                                      (iii)

                                               PAGE
                                          --------------
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ADDENDUM
ICN
ICN PROPOSAL NO. 2 -- ELECTION OF
  DIRECTORS.............................. ICN-1
OWNERSHIP OF ICN'S SECURITIES............ ICN-1
INFORMATION CONCERNING
  DIRECTORS OF ICN....................... ICN-2
EXECUTIVE OFFICERS OF ICN................ ICN-6
OWNERSHIP OF SECURITIES OF ICN AND
  SUBSIDIARIES BY DIRECTORS AND EXECUTIVE
  OFFICERS............................... ICN-7
ICN EXECUTIVE COMPENSATION AND RELATED
  MATTERS................................ ICN-10
PERFORMANCE GRAPH........................ ICN-18
LITIGATION............................... ICN-18
ICN PROPOSAL NO. 3 -- APPROVAL OF AMENDED
  AND RESTATED 1992 ICN NON-QUALIFIED
  STOCK OPTION PLAN, WHICH AMENDMENT AND
  RESTATEMENT INCREASED THE NUMBER OF
  SHARES AVAILABLE FOR GRANT THEREUNDER
  FROM 500,000 TO 1,250,000 SHARES AND
  PROVIDED THAT THE MAXIMUM NUMBER OF
  SHARES WITH RESPECT TO WHICH OPTIONS
  MAY BE GRANTED TO ANY INDIVIDUAL DURING
  THE TERM OF THE PLAN MAY NOT EXCEED
  400,000 SHARES......................... ICN-19
NEW PLAN BENEFITS........................ ICN-23
ICN PROPOSAL NO. 4 -- APPROVAL OF AMENDED
  AND RESTATED 1992 ICN EMPLOYEE
  INCENTIVE STOCK OPTION PLAN, WHICH
  AMENDMENT AND RESTATEMENT INCREASED THE
  NUMBER OF SHARES AVAILABLE FOR GRANT
  THEREUNDER FROM 500,000 TO 750,000
  SHARES AND PROVIDED THAT THE MAXIMUM
  NUMBER OF SHARES WITH RESPECT TO WHICH
  OPTIONS MAY BE GRANTED TO ANY
  INDIVIDUAL DURING THE TERM OF THE PLAN
  MAY NOT EXCEED 200,000 SHARES.......... ICN-24
SPI
SPI PROPOSAL NO. 2 -- ELECTION OF
  DIRECTORS.............................. SPI-1
INFORMATION CONCERNING NOMINEES AND
  DIRECTORS OF SPI....................... SPI-1
EXECUTIVE OFFICERS OF SPI................ SPI-4
OWNERSHIP OF SPI'S SECURITIES............ SPI-5
SPI'S EXECUTIVE COMPENSATION AND RELATED
  MATTERS................................ SPI-7
PERFORMANCE GRAPH........................ SPI-12
LITIGATION............................... SPI-12
SPI PROPOSAL NO. 3 -- APPROVAL OF AMENDED
  AND RESTATED 1992 SPI NON-QUALIFIED
  STOCK OPTION PLAN, WHICH AMENDMENT AND
  RESTATEMENT INCREASED THE NUMBER OF
  SHARES AVAILABLE FOR GRANT THEREUNDER
  FROM 1,000,000 TO 3,000,000 SHARES AND
  PROVIDED THAT THE MAXIMUM NUMBER OF
  SHARES WITH RESPECT TO WHICH OPTIONS
  MAY BE GRANTED TO ANY INDIVIDUAL DURING
  THE TERM OF THE PLAN MAY NOT EXCEED
  500,000 SHARES......................... SPI-13
NEW PLAN BENEFITS........................ SPI-17

                                               PAGE
                                          --------------
SPI PROPOSAL NO. 4 -- APPROVAL OF AMENDED
  AND RESTATED 1992 SPI INCENTIVE PLAN,
  WHICH AMENDMENT AND RESTATEMENT IN-
  CREASED THE NUMBER OF SHARES AVAILABLE
  FOR GRANT THEREUNDER FROM 500,000 TO
  1,000,000 SHARES AND PROVIDED THAT THE
  MAXIMUM NUMBER OF SHARES WITH RESPECT
  TO WHICH OPTIONS MAY BE GRANTED TO ANY
  INDIVIDUAL DURING THE TERM OF THE PLAN
  MAY NOT EXCEED 500,000 SHARES.......... SPI-18
VIRATEK
VIRATEK PROPOSAL NO. 2 --
  ELECTION OF DIRECTORS.................. Viratek-1
INFORMATION CONCERNING NOMINEES AND
  DIRECTORS OF VIRATEK................... Viratek-1
EXECUTIVE OFFICERS OF VIRATEK............ Viratek-3
OWNERSHIP OF VIRATEK'S
  SECURITIES............................. Viratek-4
VIRATEK'S EXECUTIVE COMPENSATION AND
  RELATED MATTERS........................ Viratek-5
PERFORMANCE GRAPH........................ Viratek-10
LITIGATION............................... Viratek-10
VIRATEK PROPOSAL NO. 3 -- APPROVAL OF
  AMENDED AND RESTATED 1992 VIRATEK STOCK
  OPTION PLAN, WHICH AMENDMENT AND
  RESTATEMENT INCREASED THE NUMBER OF
  SHARES AVAILABLE FOR GRANT THEREUNDER
  FROM 500,000 TO 1,000,000 SHARES AND
  PROVIDED THAT THE MAXIMUM NUMBER OF
  SHARES WITH RESPECT TO WHICH OPTIONS
  MAY BE GRANTED TO ANY INDIVIDUAL DURING
  THE TERM OF THE PLAN MAY NOT EXCEED
  400,000 SHARES......................... Viratek-10
NEW PLAN BENEFITS........................ Viratek-15
VIRATEK PROPOSAL NO. 4 -- APPROVAL OF
  AMENDED AND RESTATED 1992 VIRATEK
  INCENTIVE PLAN, WHICH AMENDMENT AND
  RESTATEMENT INCREASED THE NUMBER OF
  SHARES AUTHORIZED TO BE ISSUED
  THEREUNDER FROM 500,000 TO 1,000,000
  SHARES AND PROVIDED THAT THE MAXIMUM
  NUMBER OF SHARES WITH RESPECT TO WHICH
  OPTIONS MAY BE GRANTED TO ANY
  INDIVIDUAL DURING THE TERM OF THE PLAN
  MAY NOT EXCEED 400,000................. Viratek-15
BIOMEDICALS
BIOMEDICALS PROPOSAL NO. 2 -- ELECTION OF
  DIRECTORS.............................. Biomedicals-1
INFORMATION CONCERNING NOMINEES AND
  DIRECTORS.............................. Biomedicals-1
EXECUTIVE OFFICERS OF BIOMEDICALS........ Biomedicals-3
OWNERSHIP OF BIOMEDICALS' SECURITIES..... Biomedicals-4
BIOMEDICALS' EXECUTIVE COMPENSATION AND
  RELATED MATTERS........................ Biomedicals-6
PERFORMANCE GRAPH........................ Biomedicals-11
LITIGATION............................... Biomedicals-11

                                      (iv)

                                               PAGE
                                          --------------
BIOMEDICALS PROPOSAL NO. 3 -- APPROVAL OF
  AMENDED AND RESTATED 1992 BIOMEDICALS
  NON-QUALIFIED STOCK OPTION PLAN, WHICH
  AMENDMENT AND RESTATEMENT INCREASED THE
  NUMBER OF SHARES AVAILABLE FOR GRANT
  THEREUNDER FROM 500,000 TO 1,000,000
  SHARES AND PROVIDED THAT THE NUMBER OF
  SHARES WITH RESPECT TO WHICH OPTIONS
  MAY BE GRANTED TO ANY INDIVIDUAL DURING
  THE TERM OF THE PLAN MAY NOT EXCEED
  500,000 SHARES......................... Biomedicals-11
NEW PLAN BENEFITS........................ Biomedicals-16
BIOMEDICALS PROPOSAL NO. 4 -- APPROVAL OF
  AMENDED AND RESTATED 1992 BIOMEDICALS
  INCENTIVE PLAN, WHICH AMENDMENT AND
  RESTATEMENT INCREASED THE NUMBER OF
  SHARES AVAILABLE FOR GRANT THEREUNDER
  FROM 500,000 TO 1,000,000 AND PROVIDED
  THAT THE MAXIMUM NUMBER OF SHARES WITH
  RESPECT TO WHICH OPTIONS

                                               PAGE
                                          --------------
  MAY BE GRANTED TO ANY INDIVIDUAL DURING
  THE TERM OF THE PLAN MAY NOT EXCEED
  500,000 SHARES......................... Biomedicals-16


APPENDICES
  A  --   Agreement and Plan of Merger
  B  --   Opinion of Prudential Securities Incorporated
  C  --   Opinion of Wertheim Schroder & Co. Incorporated
  D  --   Opinion of Kemper Securities, Inc.
  E  --   Opinion of Jefferies & Co.
  F  --   1993 Annual Report to Stockholders of ICN
          Pharmaceuticals, Inc.
  G  --   1993 Annual Report to Stockholders of SPI
          Pharmaceuticals, Inc.
  H  --   1993 Annual Report to Stockholders of Viratek,
          Inc.
  I  --   1993 Annual Report to Stockholders of ICN
          Biomedicals, Inc.
  J  --   Interim Financial Statements of ICN
          Pharmaceuticals, Inc.
  K  --   Interim Financial Statements of SPI
          Pharmaceuticals, Inc.
  L  --   Interim Financial Statements of Viratek, Inc.
  M  --   Interim Financial Statements of ICN
          Biomedicals, Inc.

                                       (v)

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus"). This summary is not intended to be a complete description of the matters covered in this Joint Proxy Statement/Prospectus and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Joint Proxy Statement/Prospectus, including the Appendices hereto and the documents incorporated herein by reference. Stockholders are urged to read carefully the entire Joint Proxy Statement/ Prospectus, including the Appendices.

THE PARTIES

  ICN

     ICN, through its subsidiaries and an affiliate, develops, manufactures, distributes and sells pharmaceutical and nutritional products, research chemical and cell biology products and related services, biomedical instrumentation and immunodiagnostic reagents and instrumentation. ICN's pharmaceuticals group is composed of a subsidiary and an equity investment: (i) Viratek (ICN's 63%-owned subsidiary, as of June 30, 1994), and (ii) SPI (ICN's 38%-owned equity investment, as of June 30, 1994). ICN's biomedicals group consists of Biomedicals (ICN's 69%-owned subsidiary, as of June 30, 1994). The businesses of SPI, Viratek and Biomedicals are summarized below.

  SPI

     SPI manufactures, distributes and sells pharmaceutical and nutritional products, primarily in North America, Latin America, Western Europe and Eastern Europe. SPI was incorporated by ICN in November 1981 and, effective January 1, 1983, became the successor to certain of ICN's North American pharmaceutical operations, part of which had been operated by ICN or its predecessors for more than 20 years. Major product lines include anti-infectives, medicated nutritionals and vitamins, anticholinesterases, dermatologicals and vision care products.

  VIRATEK

     Viratek is principally engaged in the development of therapeutic pharmaceutical compounds derived from nucleic acids, including the broad spectrum antiviral agent ribavirin that is marketed in the United States, Canada and most of Europe under the trade name Virazole(R), under license to SPI. Viratek was formed in August 1980 for the purpose of continuing ICN's research and development of compounds related to nucleic acids. ICN transferred to Viratek in November 1980 all its rights to the compounds developed at a former division of ICN, including Virazole(R).

  BIOMEDICALS

     Biomedicals and its subsidiaries develop, manufacture and sell research chemical products, biomedical instrumentation, diagnostic reagents and radiation monitoring services. Biomedicals also purchases research chemicals from other manufacturers, in bulk, for repackaging and distributes biomedical instrumentation manufactured by others. Major markets are located in the United States, Canada, Mexico, South America, Eastern and Western Europe, Australia and Japan.

  ICN MERGER CORP.


     ICN Merger Corp., a Delaware corporation and a wholly owned subsidiary of SPI ("New ICN"), is a corporation recently organized by SPI for the purpose of effecting the transactions as contemplated by the Merger Agreement. New ICN has no material assets and has not engaged in any activities except in connection with the Merger.

     The principal executive offices of each of the Merging Companies and New ICN are located at 3300 Hyland Avenue, Costa Mesa, California 92626. The telephone number at such address is
(714) 545-0100.

ANNUAL MEETINGS OF STOCKHOLDERS


     Purpose of the Annual Meetings. This Joint Proxy Statement/Prospectus relates to an Annual Meeting of Stockholders of ICN (the "ICN Meeting"), an Annual Meeting of Stockholders of SPI (the "SPI Meeting"), an Annual Meeting of Stockholders of Viratek (the "Viratek Meeting"), and an Annual Meeting of Stockholders of Biomedicals (the "Biomedicals Meeting" and collectively with the ICN Meeting, the SPI Meeting and the Viratek Meeting, the "Meetings"). The purpose of the Meetings, among other things, is to consider and vote upon a proposal to approve the Agreement and the Plan of Merger, dated as of August 1, 1994, as amended, by and among each of the Merging Companies and New ICN (the "Merger Agreement"), pursuant to which, subject to the terms and conditions of the Merger Agreement, ICN, SPI and Viratek will be merged with and into New ICN and Biomedicals will become a wholly-owned subsidiary of New ICN as a result of a merger of Biomedicals with and into a wholly-owned subsidiary of New ICN (collectively, the "Merger"). A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A.


     At the ICN Meeting, ICN stockholders will also (i) vote to elect ten directors to serve until the 1995 Annual Meeting (who, if elected and the Merger is consummated, will become directors of New ICN), (ii) consider and vote upon a proposal to approve the Amended and Restated ICN Pharmaceuticals, Inc. 1992 Non-Qualified Stock Option Plan (the "Amended and Restated 1992 ICN Non-Qualified Plan"), which amendment and restatement increased the number of shares of ICN Common Stock available for grant under the plan from 500,000 to 1,250,000 shares of ICN Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 400,000 shares, (iii) consider and vote upon a proposal to approve the Amended and Restated ICN Pharmaceuticals, Inc. 1992 Employee Incentive Stock Option Plan (the "Amended and Restated 1992 ICN Incentive Plan" and, together with the Amended and Restated 1992 ICN Non-Qualified Plan, the "Amended and Restated ICN Plans"), which amendment and restatement increased the number of shares of ICN Common Stock available for grant under the plan from 500,000 to 750,000 shares of ICN Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 200,000 shares and (iv) consider such other matters as may properly be brought before the ICN Meeting.

     At the SPI Meeting, SPI stockholders will also (i) vote to elect eight directors to serve until the 1995 Annual Meeting (who, if elected and the Merger is consummated, will become directors of New ICN), (ii) consider and vote upon a proposal to approve the Amended and Restated SPI Pharmaceuticals, Inc. 1992 Non-Qualified Stock Option Plan (the "Amended and Restated 1992 SPI Non-Qualified Plan"), which amendment and restatement increased the number of shares available for grant under the plan from 1,000,000 to 3,000,000 shares of SPI Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares, (iii) consider and vote upon a proposal to approve the Amended and Restated SPI Pharmaceuticals, Inc. 1992 Employee Incentive Stock Option Plan (the "Amended and Restated 1992 SPI Incentive Plan" and, together with the Amended and Restated 1992 SPI Non-Qualified Plan, the "Amended and Restated SPI Plans"), which amendment and restatement increased the number of shares available for grant under the plan from 500,000 to 1,000,000 shares of SPI Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares and (iv) consider such other matters as may properly be brought before the SPI Meeting.

     At the Viratek Meeting, Viratek stockholders will also (i) vote to elect six directors to serve until the 1995 Annual Meeting (who, if elected and the Merger is consummated, will become directors of New ICN), (ii) consider and vote upon a proposal to approve the Amended and Restated Viratek, Inc. 1992 Non-Qualified Stock Option Plan (the "Amended and Restated 1992 Viratek Non-Qualified Plan"), which amendment and restatement increased the number of shares available for grant under the plan from 500,000 to 1,000,000 shares of Viratek Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 400,000 shares, (iii) consider and vote upon a proposal to approve the Amended and Restated Viratek, Inc. 1992 Employee Incentive Stock Option Plan (the "Amended and Restated 1992 Viratek Incentive Plan" and, together with the Amended and Restated 1992 Viratek Non-Qualified Plan, the "Amended and Restated Viratek Plans"), which amendment and restatement increased the number of shares available for grant under the plan from 500,000 to 1,000,000 shares of Viratek Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 400,000 shares and (iv) consider such other matters as may properly be brought before the Viratek Meeting.

     At the Biomedicals Meeting, Biomedicals' stockholders will also (i) vote to elect four directors to serve until the 1995 Annual Meeting (who, if elected and the Merger is consummated will become directors of New ICN), (ii) consider and vote upon a proposal to approve the Amended and Restated ICN Biomedicals, Inc. 1992 Non-Qualified Stock Option Plan (the "Amended and Restated 1992 Biomedicals Non-Qualified Plan"), which amendment and restatement increased the number of shares available for grant under the plan from 500,000 to 1,000,000 shares of Biomedicals Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares, (iii) consider and vote upon a proposal to approve the Amended and Restated ICN Biomedicals, Inc. 1992 Employee Incentive Stock Option Plan (the "Amended and Restated 1992 Biomedicals Incentive Plan" and, together with the Amended and Restated 1992 Biomedicals Non-Qualified Plan, the "Amended and Restated Biomedicals Plans") which amendment and restatement increased the number of shares available for grant under the plan from 500,000 to 1,000,000 shares and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares, and (iv) consider such other matters as may properly be brought before the Biomedicals Meeting.

     As a result of the Merger, all of the present members of the Boards of Directors of each of the Merging Companies will, if elected to the respective boards at the Meetings, become members of the newly-constituted Board of Directors of New ICN. The New ICN Board of Directors will have a total of 17 members. Also as a result of the Merger, no additional Options will be granted pursuant to the stock option plans being amended at the Meetings. Although no definitive determination has been made, New ICN may adopt a new stock option plan, which if adopted, in the future, will be voted upon by its stockholders. All Options then outstanding under the stock option plans of each of the Merging Companies, however, will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the plan pursuant to which it was granted and will be exercisable into New ICN Shares (based on the applicable Exchange Ratio) and the exercise price of such Option will be adjusted.


     Time, Date and Place. The Meetings will be held on Tuesday, November 1, 1994 commencing with the ICN Meeting at 9:00 a.m., local time, at the corporate headquarters of the Merging Companies, 3300 Hyland Avenue, Costa Mesa, California 92626. The SPI Meeting will be held at 10:00 a.m., local time, the Viratek Meeting will be held at 11:00 a.m., local time, and the Biomedicals Meeting will be held at 11:30 a.m., local time.


RECORD DATE; QUORUM


     ICN. The close of business on October 3, 1994 (the "Merging Company Record Date") has been fixed as the record date for determining holders of shares of ICN Common Stock entitled to vote at the ICN Meeting. As of September 23, 1994, 20,529,181 shares of ICN Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of ICN Common Stock entitled to vote at the ICN Meeting is necessary to constitute a quorum for the transaction of business at the ICN Meeting. Shares of ICN Common Stock represented by properly executed proxies received at or prior to the ICN Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated on a properly executed proxy, such proxies will be voted FOR Approval and adoption of the Merger Agreement and the Merger, FOR the election of the nominees of the Board of Directors of ICN, FOR approval of the Amended and Restated ICN Plans and in the discretion of the proxy holder as to any other matter which may properly come before the ICN Meeting.


     SPI. The close of business on the Merging Company Record Date has been fixed as the record date for determining holders of shares entitled to vote at the SPI Meeting. As of September 23, 1994, 20,494,139 shares of SPI Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of SPI Common Stock entitled to vote at the SPI Meeting is necessary to constitute a quorum for the transaction of business at the SPI Meeting. Shares of SPI Common Stock represented by properly executed proxies received at or prior to the SPI Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated on a properly executed proxy, such proxies will be voted FOR approval and adoption of the Merger Agreement and the Merger, FOR the election of the nominees of the Board of Directors of SPI, FOR approval of the Amended and Restated SPI Plans and in the discretion of the proxy holder as to any other matter which may properly come before the SPI Meeting.



     Viratek. The close of business on the Merging Company Record Date has been fixed as the record date for determining holders of shares of Viratek Common Stock entitled to vote at the Viratek Meeting. As of September 23, 1994, 18,113,149 shares of Viratek Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Viratek Common Stock entitled to vote at the Viratek Meeting is necessary to constitute a quorum for the transaction of business at the Viratek Meeting. Shares of Viratek Common Stock represented by properly executed proxies received at or prior to the Viratek Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated on a properly executed proxy, such proxies will be voted FOR approval and adoption of the Merger Agreement and the Merger, FOR the election of the nominees of the Board of Directors of Viratek, FOR approval of the Amended and Restated Viratek Plans and in the discretion of the proxy holder as to any other matter which may properly come before the Viratek Meeting.



     Biomedicals. The close of business on the Merging Company Record Date has been fixed as the record date for determining holders of shares of Biomedicals Common Stock entitled to vote at the Biomedicals Meeting. As of September 23, 1994, 9,033,873 shares of Biomedicals Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Biomedicals Common Stock entitled to vote at the Biomedicals Meeting is necessary to constitute a quorum for the transaction of business at the Biomedicals Meeting. Shares of Biomedicals Common Stock represented by properly executed proxies received at or prior to the Biomedicals Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated on a properly executed proxy, such proxies will be voted FOR approval and adoption of the Merger Agreement and the Merger, FOR the election of the nominees of the Board of Directors of Biomedicals, FOR approval of the Amended and Restated Biomedicals Plans and in the discretion of the proxy holder as to any other matter which may properly come before the Biomedicals Meeting.


     If, with respect to any of the Merging Companies, a quorum is not obtained, the relevant stockholders meeting may be adjourned for the purpose of obtaining additional proxies or for any other purpose, and, at any subsequent reconvening of such meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

REQUIRED VOTE


     ICN. The affirmative vote of the holders of a majority of the outstanding shares of ICN Common Stock is required to approve and adopt the Merger Agreement and the Merger. A plurality of votes cast in person or by proxy at the ICN Meeting is required to elect the directors. The affirmative vote of a majority of the shares of ICN Common Stock present and entitled to vote at the ICN Meeting is required to ratify and approve the Amended and Restated ICN Plans. Directors and executive officers beneficially owned in the aggregate 640,772 shares of ICN Common Stock (or approximately 3% of the outstanding shares of ICN Common

Stock) as of September 23, 1994, excluding shares of ICN Common Stock that may be acquired upon exercise of outstanding stock options, and have indicated that they will vote all such shares FOR approval and adoption of the Merger Agreement and the Merger, FOR the election of the nominees for director and FOR approval of the Amended and Restated ICN Plans.



     SPI. The affirmative vote of the holders of a majority of the outstanding shares of SPI Common Stock is required to approve and adopt the Merger Agreement and the Merger. A plurality of votes cast in person or by proxy at the SPI Meeting is required to elect the directors. The affirmative vote of a majority of the SPI Shares present and entitled to vote at the SPI Meeting is required to ratify and approve the Amended and Restated SPI Plans. Directors and executive officers beneficially owned in the aggregate 116,861 shares of SPI Common Stock (or approximately .56% of the outstanding shares of SPI Common Stock) as of September 23, 1994, excluding shares of SPI Common Stock that may be acquired upon exercise of outstanding stock options, and have indicated that they will vote all such shares FOR approval and adoption of the Merger Agreement and the Merger, FOR the election of the nominees for director and FOR approval of the Amended and Restated SPI Plans. ICN OWNS APPROXIMATELY 38% OF THE OUTSTANDING SHARES OF SPI COMMON STOCK AND INTENDS TO VOTE ALL OF SUCH SHARES OF SPI COMMON STOCK FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE AMENDED AND RESTATED SPI PLANS.



     Viratek. The affirmative vote of the holders of a majority of the outstanding shares of Viratek Common Stock is required to approve and adopt the Merger Agreement and the Merger. A plurality of votes cast in person or by proxy at the Viratek Meeting is required to elect the directors. The affirmative vote of a majority of the shares of Viratek Common Stock present and entitled to vote at the Viratek Meeting is required to ratify and approve the Amended and Restated Viratek Plans. Directors and executive officers beneficially owned in the aggregate 33,471 shares of Viratek Common Stock (or approximately .18% of the outstanding shares of Viratek Common Stock) as of September 23, 1994, excluding shares of Viratek Common Stock that may be acquired upon exercise of outstanding stock options, and have indicated that they will vote all such shares FOR approval and adoption of the Merger Agreement and the Merger, FOR the election of the nominees for director and FOR approval of the Amended and Restated Viratek Plans. ICN OWNS APPROXIMATELY 63% OF THE OUTSTANDING SHARES OF VIRATEK COMMON STOCK AND INTENDS TO VOTE ALL OF SUCH SHARES OF VIRATEK COMMON STOCK FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE AMENDED AND RESTATED VIRATEK PLANS. THEREFORE, WITH RESPECT TO VIRATEK, ICN WILL CAUSE THE MERGER AGREEMENT AND THE MERGER TO BE ADOPTED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER OF VIRATEK. ICN WILL ALSO CAUSE THE NOMINEES FOR DIRECTOR TO BE ELECTED AND THE AMENDED AND RESTATED VIRATEK PLANS TO BE APPROVED.



     Biomedicals. The affirmative vote of the holders of a majority of the outstanding shares of Biomedicals Common Stock is required to approve and adopt the Merger Agreement and the Merger. A plurality of votes cast in person or by proxy at the Biomedicals Meeting is required to elect the directors. The affirmative vote of a majority of the shares of Biomedicals Common Stock present and entitled to vote at the Biomedicals Meeting is required to ratify and approve the Amended and Restated Biomedicals Plans. Directors and executive officers beneficially owned in the aggregate 30,367 shares of Biomedicals Common Stock (or approximately .34% of the outstanding shares of Biomedicals Common Stock) as of September 23, 1994, excluding shares of Biomedicals Common Stock that may be acquired upon exercise of outstanding stock options, and have indicated that they will vote all such shares FOR approval and adoption of the Merger Agreement and the Merger, FOR the election of the nominees for director and FOR approval of the Amended and Restated Biomedicals Plans. ICN OWNS APPROXIMATELY 69% OF THE OUTSTANDING SHARES OF BIOMEDICALS COMMON STOCK AND INTENDS TO VOTE ALL OF SUCH SHARES OF BIOMEDICALS COMMON STOCK FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE AMENDED AND RESTATED BIOMEDICALS PLANS. THEREFORE, WITH RESPECT TO BIOMEDICALS, ICN WILL CAUSE THE MERGER AGREEMENT AND THE MERGER TO BE ADOPTED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER OF BIOMEDICALS. ICN WILL ALSO CAUSE THE NOMINEES FOR DIRECTOR TO BE ELECTED AND THE AMENDED AND RESTATED BIOMEDICALS PLANS TO BE APPROVED.

THE MERGER


     Conversion of Securities. Upon consummation of the transactions contemplated by the Merger Agreement, and subject to the terms and conditions of the Merger Agreement, (a) ICN, SPI and Viratek will each be merged with and into New ICN and Biomedicals will become a wholly-owned subsidiary of New ICN as a result of a merger of Biomedicals with and into a wholly-owned subsidiary of New ICN (collectively, the "Merger") and (b) each issued and outstanding share of
(i) ICN Common Stock (other than shares held by ICN as treasury shares, if any, which will be canceled) will be converted into the right to receive 0.512 New ICN Shares (the "ICN Exchange Ratio"), (ii) SPI Common Stock (other than shares held by SPI as treasury shares, if any, and shares owned by ICN, which will be canceled) will be converted into the right to receive 1.00 New ICN Share (the "SPI Exchange Ratio"), (iii) Viratek Common Stock (other than shares held by Viratek as treasury shares, if any, and shares owned by ICN, which will be canceled) will be converted into the right to receive 0.499 New ICN Shares (the "Viratek Exchange Ratio"), and (iv) Biomedicals Common Stock (other than shares held by Biomedicals as treasury shares, if any, and shares owned by ICN, which will be canceled) will be converted into the right to receive 0.197 New ICN Shares (the "Biomedicals Exchange Ratio" and, together with the ICN Exchange Ratio, the SPI Exchange Ratio and the Viratek Exchange Ratio, the "Exchange Ratios"). Pursuant to the Merger Agreement, a subsidiary of New ICN may be merged into or with one or more of the Merging Companies. Such change in structure, if any, would be effected only if it would have no effect on the rights of holders of the Common Stock of any such Merging Company under the Merger Agreement or on the applicable Exchange Ratio. As discussed in this Joint Proxy Statement/Prospectus, it is the present intention to merge Biomedicals with and into a wholly-owned subsidiary of New ICN. See "The Merger
Agreement -- Alternative Structure." Fractional New ICN Shares will not be issued in connection with the Merger. A holder otherwise entitled to a fractional New ICN Share will be paid cash in lieu of such fractional New ICN Share in an amount equal to such holder's fractional interest in the proceeds of the sale by the Exchange Agent of all "excess New ICN Shares" (consisting of those New ICN Shares in excess of the number of whole New ICN Shares to be distributed to all Merging Company Stockholders). In addition, shares of preferred stock of Biomedicals which are presently issued and outstanding (all of which are owned by ICN) will be canceled in the Merger.


     After giving effect to the Merger and the issuance of New ICN Shares, and based upon the shares of Merging Company Common Stock outstanding on the Merging Company Record Date, the public holders of SPI Common Stock, ICN Common Stock, Viratek Common Stock and Biomedicals Common Stock will own approximately 46.48%, 38.98%, 12.51% and 2.03%, respectively, of the outstanding New ICN Shares.

     Advantages and Disadvantages of the Merger. The Merger has both advantages and disadvantages for stockholders of the Merging Companies. Some of the advantages of the Merger include:

          - All of the stockholders should gain increased liquidity because of the increased capitalization of New ICN compared to the four Merging Companies on a stand-alone basis;

          - The elimination of potential conflicts of interest among the Merging Companies and the direct access for New ICN to Viratek's and Biomedicals' products;

          - The creation of a more fully integrated pharmaceutical company which will be potentially more easily understood in the financial community; and

          - New ICN should enjoy increased access to the capital markets due to its simplified structure and greater resources.

     Some of the disadvantages of the Merger are:

          - New ICN's Certificate of Incorporation and by-laws will contain certain anti-takeover provisions (discussed below in "Comparative Rights of Stockholders") which do not currently exist in the Merging Companies' certificates and by-laws, and as described below New ICN plans to adopt a shareholder rights plan; these provisions could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of New ICN; and

          - The shareholders of SPI will potentially experience dilution in book value per share and net income per share.

     For a more detailed discussion of the advantages and disadvantages of the Merger, see "The Merger -- Advantages and Disadvantages of the Merger."

  Recommendations of the Special Committees and the Boards of Directors.

     Each of the respective Boards of Directors of ICN, SPI, Viratek and Biomedicals has elected a specially constituted committee of Directors (the "Special Committee") to consider the proposed Merger and the strategic rationale for the Merger. Each Special Committee was also given the responsibility of reviewing the terms of the Merger and the Merger Agreement for their respective Merging Company. The Special Committees are comprised of certain non-management members of each Board of Directors who are also not members of any of the other Boards of Directors of the Merging Companies.

     ICN. The Board of Directors of ICN has unanimously approved the Merger Agreement and unanimously recommends a vote for approval and adoption of the Merger Agreement and the Merger by the stockholders of ICN. The Board of Directors of ICN believes that the terms of the Merger are fair to and in the best interests of ICN and it stockholders. In addition, prior to the Board's approval, the Special Committee of the Board of Directors of ICN (the "ICN Special Committee") reviewed the terms of the Merger and the Merger Agreement and unanimously recommended approval of the Merger and the Merger Agreement to the entire Board of Directors.

     SPI. The Board of Directors of SPI has unanimously approved the Merger Agreement and unanimously recommends a vote FOR approval and adoption of the Merger Agreement and the Merger by the stockholders of ICN. The Board of Directors of SPI believes that the terms of the Merger are fair to and in the best interests of SPI and its stockholders. In addition, prior to the Board's approval, the Special Committee of the Board of Directors of SPI (the "SPI Special Committee") reviewed the terms of the Merger and the Merger Agreement and unanimously recommended approval of the Merger and the Merger Agreement to the entire Board of Directors.

     Viratek. The Board of Directors of Viratek has unanimously approved the Merger Agreement and unanimously recommends a vote for approval and adoption of the Merger Agreement and the Merger by the stockholders of Viratek. The Board of Directors of Viratek believes that the terms of the Merger are fair to and in the best interests of Viratek and its stockholders. In addition, prior to the Board's approval, the Special Committee of the Board of Directors of Viratek (the "Viratek Special Committee") reviewed the terms of the Merger and the Merger Agreement and recommended approval of the Merger and the Merger Agreement to the entire Board of Directors.

     Biomedicals. The Board of Directors of Biomedicals has unanimously approved the Merger Agreement and unanimously recommends a vote for approval and adoption of the Merger Agreement and the Merger by the stockholders of Biomedicals. The Board of Directors of Biomedicals believes that the terms of the Merger are fair to and in the best interests of Biomedicals and its stockholders. In addition, prior to the Board's approval, the Special Committee of the Board of Directors of Biomedicals (the "Biomedicals Special Committee") reviewed the terms of the Merger and the Merger Agreement and recommended approval of the Merger and the Merger Agreement to the entire Board of Directors.

     For a discussion of the factors considered by the respective Boards of Directors and Special Committees in reaching their decisions, see "The
Merger -- Reasons for the Merger; Recommendations of the Special Committees and of the Boards of Directors."

  Opinions of Financial Advisors.

     ICN. Prudential Securities Incorporated ("Prudential Securities") has delivered its written opinion dated August 1, 1994 to the Board of Directors of ICN that, as of such date, the ICN Exchange Ratio is fair to the stockholders of ICN from a financial point of view. Prudential Securities has confirmed such opinion in an opinion dated the date of this Joint Proxy Statement/Prospectus.

     SPI. Wertheim Schroder & Co. Incorporated ("Wertheim Schroder") delivered an opinion on July 28, 1994 to the Board of Directors of SPI to the effect that, as of the date of such opinion, the SPI Exchange

Ratio is fair, from a financial point of view, to the stockholders of SPI (other than ICN, as to which no opinion was given). Wertheim Schroder has confirmed such opinion in an opinion dated the date of this Joint Proxy
Statement/Prospectus.

     Viratek. Kemper Securities, Inc. ("Kemper") delivered an opinion on August 1, 1994 to the Board of Directors of Viratek to the effect that, as of the date of such opinion, the Viratek Exchange Ratio is fair, from a financial point of view, to the stockholders of Viratek (other than ICN, as to which no opinion was given). Kemper has confirmed such opinion in an opinion dated the date of this Joint Proxy Statement/Prospectus.

     Biomedicals. Jefferies & Co. ("Jefferies") delivered an opinion on July 31, 1994 to the Board of Directors of Biomedicals to the effect that, as of the date of such opinion, the Biomedicals Exchange Ratio is fair, from a financial point of view, to the stockholders of Biomedicals (other than ICN, as to which no opinion was given). Jefferies has confirmed such opinion in an opinion dated the date of this Joint Proxy Statement/Prospectus.

     Copies of the full text of the written opinions of Prudential Securities, Wertheim Schroder, Kemper and Jefferies, which set forth the assumptions made, procedures followed, matters considered and limits of their respective reviews, are attached to this Joint Proxy Statement/Prospectus as Appendices B, C, D and E, respectively, and should be read carefully in their entirety. See "The Merger -- Opinions of Financial Advisors."

     New ICN presently intends that Wertheim Schroder will act as lead managing underwriter of a proposed public offering of $150 million of convertible debt securities or other debt securities (the "Financing"). New ICN also expects that Jefferies and Kemper will serve as co-managers for the Financing. Completion of the Financing is a condition, which may be waived, to the consummation of the Merger. See "The Merger Agreement -- Conditions." THIS IS NOT AN OFFERING OF THE CONVERTIBLE DEBENTURES WHICH WILL BE MADE ONLY BY MEANS OF A PROSPECTUS THAT WILL BE CONTAINED IN A REGISTRATION STATEMENT FILED WITH THE COMMISSION. THE CONVERTIBLE DEBENTURES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

     Management Following the Merger. Following the consummation of the Merger, the Board of Directors of New ICN will consist of 17 members, comprised of the current directors of ICN, SPI, Viratek and Biomedicals. Although there are an aggregate of 28 directors on the boards of directors of the Merging Companies, due to the fact that certain individuals serve on more than one board, only 17 persons will actually become directors of New ICN. The Chairman of the Board of New ICN will be Milan Panic, presently Chairman of the Board and Chief Executive Officer of each of the Merging Companies. See "Management and Operations of New ICN After the Merger."

     Conditions to the Merger. The obligations of each of the Merging Companies to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) obtaining requisite stockholder approvals, (ii) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the absence of any material adverse change in the financial condition, business, operations or prospects of any other party, other than any such change that affects all parties in a substantially similar manner,
(iv) New ICN Shares being approved for listing on the NYSE (although the Merging Companies have reserved the right to accept a listing of the New ICN Shares on the American Stock Exchange (the "AMEX") or on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System (the "NASDAQ")), and (v) the absence of any injunction prohibiting consummation of the Merger. In addition, the Merging Companies' obligations are subject to the condition, which may be waived, that New ICN shall have received gross proceeds from the Financing of at least $150 million, which proceeds will be used to repay or redeem a substantial portion of the long-term debt of the Merging Companies. See "The Merger Agreement -- Conditions."

     Effective Time of the Merger. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (or at such later time as may be specified therein) (the "Effective Time"), which certificate will be filed as promptly as practicable after the requisite stockholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived. Subject to the satisfaction (or waiver) of the other conditions to the obligations of the Merging Companies and New ICN to consummate the Merger, it is presently expected that the Merger will be consummated as soon as possible after the Meetings are held and the other conditions to the Merger are satisfied.


     Calculation of Exchange Ratios. The Exchange Ratios were calculated based on the average closing share prices of the Merging Companies for the 21 trading days between June 23 and July 22, 1994, inclusive, and the number of shares of Merging Company Common Stock outstanding as of June 30, 1994. The Merging Companies determined to use this method because they believed it was fair and the best one available given the capital structure of the Merging Companies and the nature of the transaction, particularly given ICN's ownership interest in the other Merging Companies (which interest will be cancelled in the Merger) and the fact that the stockholders of each of the Merging Companies will have a continuing equity interest in New ICN. The Merging Companies were advised by their respective investment banking advisors that the Exchange Ratio was fair to their respective stockholders. There are, of course, risks involved in using this method, as the market may overvalue or undervalue one or more of the Merging Companies. Overall, the Merging Companies believed that the method used, which essentially accepted the market's relative valuation of the Merging Companies, was the best way to establish relative values and one that was fair to the stockholders of the Merging Companies. See "The Merger -- Background of the Merger."


     Exchange of Stock Certificates. Upon consummation of the Merger, each holder of a certificate or certificates representing shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock (collectively, "Merging Company Common Stock"), as the case may be, ("Certificates") outstanding immediately prior to the Merger will, upon the surrender thereof (duly endorsed, if required) to a designated exchange agent (the "Exchange Agent"), be entitled to receive a certificate or certificates representing the number of whole New ICN Shares into which such shares of Common Stock will have been automatically converted as a result of the Merger. After the consummation of the Merger, the Exchange Agent will mail a letter of transmittal with instructions to all holders of record of Merging Companies Common Stock as of the Effective Time for use in surrendering their Certificates in exchange for certificates representing New ICN Shares. Certificates should not be surrendered until the letter of transmittal and instructions are received. See "The Merger Agreement -- Exchange Procedures."

     No Dissenters' Rights. Under applicable law, no holder of Merging Company Common Stock will have dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Meetings.

     Certain Federal Income Tax Consequences. The Merging Companies believe that no gain or loss would be recognized by New ICN or by Merging Company stockholders on the exchange of shares of Merging Companies Common Stock for New ICN Shares (except with respect to cash received in lieu of a fractional interest in New ICN Shares). See "The Merger -- Certain Federal Income Tax Consequences."

     Accounting Treatment. As required by generally accepted accounting principles, the purchase method of accounting will be used to account for the Merger and, for accounting purposes, SPI will be deemed to have acquired ICN as well as the interests in Viratek and Biomedicals not owned by ICN and to be the predecessor company to New ICN. See "The Merger -- Accounting Treatment."

     Resale Restrictions. All New ICN Shares received in the Merger will be freely transferable, except that New ICN Shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of any of the Merging Companies at the time of the Meetings may be resold by them only in certain permitted circumstances. See "The Merger -- Resale Restrictions."

     Termination. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Merging Companies in a number of circumstances, which include, among others: (a) by the mutual consent of the Merging Companies by action of their respective Boards of Directors; (b) by action of the Board of Directors of any of the Merging Companies if (i) the Merger shall not have been consummated by December 31, 1994, or (ii) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby by any of the Merging Companies' stockholders shall not have been obtained at a stockholders' meeting duly convened for such purpose (or any adjournment thereof); (c) by action of the Board of Directors of any Merging Company, if (i) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, the Board of Directors of such Merging Company determines that such termination is required by reason of an Acquisition Proposal (as hereinafter defined) being made for such Merging Company, or (ii) there has been a material breach of any representation or warranty or covenant contained in the Merger Agreement. See "The Merger Agreement -- Termination."


     New York Stock Exchange Listing. The NYSE has notified New ICN that, subject to official notice of issuance, it has approved the New ICN Shares to be issued in the Merger for listing on the NYSE.


SELECTED CONSOLIDATED FINANCIAL DATA

     Set forth below are selected historical financial data of ICN, SPI, Viratek and Biomedicals. The annual data has been derived from the audited historical consolidated financial statements of ICN, SPI, Viratek and Biomedicals, respectively. The data for the six month periods ended June 30, 1994 and 1993 have been derived from the unaudited consolidated financial statements of ICN, SPI, Viratek and Biomedicals which, in the opinion of each of the respective Merging Companies' management, reflect all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of interim financial data. Operating results for the six month period ended June 30, 1994 are not necessarily indicative of the results for the full year ending December 31, 1994. The following data should be read in conjunction with the respective consolidated financial statements and management's discussion and analysis of Financial Position and Results of Operations incorporated by reference in this Joint Proxy Statement/Prospectus and those contained in Appendices F through I to this Joint Proxy Statement/Prospectus.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF ICN

                                                   SIX MONTH
                                                 PERIOD ENDED                                               YEAR ENDED
                                                   JUNE 30,              YEAR ENDED DECEMBER 31,           NOVEMBER 30,
                                             ---------------------   --------------------------------   -------------------
                                               1994         1993       1993     1992(1)    1991(2)(3)     1990       1989
                                             --------     --------   --------   --------   ----------   --------   --------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales..................................  $ 32,843     $ 32,355   $ 62,556   $551,766    $460,365    $271,975   $185,489
Cost of sales..............................    13,500       14,333     27,631    253,596     225,234     121,628     80,520
                                             --------     --------   --------   --------   ----------   --------   --------
Gross profit...............................    19,343       18,022     34,925    298,170     235,131     150,347    104,969
Selling, general and administrative
  expenses.................................    20,554       18,202     43,690    224,235     152,947     108,178     80,584
Research and development costs.............     3,930        2,495      5,571     10,718       6,588       5,048     14,322
Write-off of goodwill......................        --           --         --     15,362          --          --     56,551
Equity earnings in SPI.....................    (6,683)      (4,193)   (11,646)        --          --          --         --
Gains on sales of subsidiaries stock.......        --       (3,732)    (8,345)   (37,744)    (29,797)         --         --
Translation and exchange (gains) losses,
  net......................................     3,380       (1,774)    (1,292)    21,648       4,517      14,020         --
Interest expense, net......................     8,734        9,418     18,962     25,563      34,321      27,075     17,524
Other expense, net(4)......................     1,010         (321)     1,079     15,187      29,479      11,518     26,922
Restructuring costs(5).....................        --           --         --     63,032       6,087          --         --
Unrealized (gains) losses on marketable
  securities...............................        --           --       (200)       446        (475)        614     (4,425)
Provision (benefit) for income taxes.......       (32)         162       (474)     9,967       6,574       6,860      2,086
Minority interests.........................      (173)         295       (523)    14,558      19,035       3,709     (1,898)
                                             --------     --------   --------   --------   ----------   --------   --------
Income (loss) before extraordinary
  income...................................   (11,377)      (2,530)   (11,897)   (64,802)      5,855     (26,675)   (86,697)
Extraordinary income.......................        --          627        627         --          --       4,230      4,736
                                             --------     --------   --------   --------   ----------   --------   --------
Net income (loss)..........................  $(11,377)    $  1,903   $(11,270)  $(64,802)   $  5,855    $(22,445)  $(81,961)
                                             ========     ========   ========   ========   ==========   ========   ========
PER SHARE DATA:
  Income (loss) before extraordinary
    income.................................  $   (.55)    $   (.13)  $   (.60)  $  (4.67)   $    .40    $  (2.28)  $  (6.36)
  Extraordinary income.....................        --          .03        .03         --          --         .36        .35
                                             --------     --------   --------   --------   ----------   --------   --------
Net income (loss) applicable to common
  stockholders.............................  $   (.55)    $   (.10)  $   (.57)  $  (4.67)   $    .40    $  (1.92)  $  (6.01)
                                             ========     ========   ========   ========   ==========   ========   ========
Dividends paid.............................        --           --         --         --          --          --         --
Weighted average common stock outstanding
  and dilutive common stock equivalents....    20,526       19,135     19,813     14,010      12,829      11,776     13,683
                                             ========     ========   ========   ========   ==========   ========   ========

BALANCE SHEET DATA (IN THOUSANDS):


                                                                               DECEMBER 31,                NOVEMBER 30,
                                                   JUNE 30,          --------------------------------   -------------------
                                                     1994              1993     1992(1)       1991        1990       1989
                                                                     --------   --------   ----------   --------   --------
Working capital(6).........................         $ 8,126          $ 29,627   $  5,597    $123,301    $ 46,844   $ 94,155
Total assets...............................         188,640           207,856    223,568     575,086     408,214    436,439
Long-term debt, less current maturities....         132,000           139,047    160,011     188,587     217,863    240,430
Stockholders' equity (deficit).............         (8,025)             4,020    (21,757)     16,456      12,082     33,226


- ---------------

(1) As a result of the decline in ICN's percentage of ownership in SPI, the balance sheet of SPI was deconsolidated, effective December 31, 1992, and the investment is included as a long-term investment accounted for using the equity method of accounting. Results of operations of SPI are included for the entire 1992 year as ICN's ownership fell below 50% in December of 1992. See Note 17 of Notes to Consolidated Financial Statements of ICN.

(2) Includes the results of Galenika, a subsidiary of SPI, from the effective date of acquisition.

(3) ICN changed its fiscal year end from November 30 to December 31, effective December 31, 1991. For financial statement purposes, ICN's separate results of operations for the month of December 1990 are not reflected in the Statement of Operations but have been included in retained earnings at December 31, 1991.

(4) See Note 11 of Notes to Consolidated Financial Statements of ICN for details.

(5) See Note 14 of Notes to Consolidated Financial Statements of ICN for details.

(6) Includes cash and certificates of deposit of $17,698,000 and $11,564,000 as of December 31, 1993 and June 30, 1994, respectively, which is to be used exclusively by Viratek for research and development and its general working capital requirements.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF SPI


                                                  SIX MONTH
                                                PERIOD ENDED                                                 YEAR ENDED
                                                  JUNE 30,              YEAR ENDED DECEMBER 31,             NOVEMBER 30,
                                            ---------------------   --------------------------------     -------------------
                                              1994         1993       1993       1992     1991(1)(2)       1990       1989
                                            --------     --------   --------   --------   ----------     --------   --------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF INCOME DATA:
Net sales(3)..............................  $151,094     $186,058   $403,957   $476,118    $364,358      $140,716   $124,007
  (in thousands, except per share data)
Cost of sales(3)..........................    77,783       95,953    211,923    208,745     173,554        56,101     52,551
                                            --------     --------   --------   --------   ----------     --------   --------
Gross profit..............................    73,311       90,105    192,034    267,373     190,804        84,615     71,456
Selling, general and administrative
  expenses................................    43,997       65,705    131,069    170,313      99,942        55,437     51,472
Royalties to (from) affiliates, net.......     3,749        2,164      6,121      5,511       4,377         3,781     (1,603)
Other, net(4)(5)(6).......................     6,669       13,987     27,777     38,343      33,642         2,535      5,380
                                            --------     --------   --------   --------   ----------     --------   --------
  Income before provision for income taxes
    and minority interest.................    18,896        8,249     27,067     53,206      52,843        22,862     16,207
Provision for income taxes................     4,854        1,578      5,368      9,095      10,852         7,942      3,294
Minority interest.........................       433         (156)       189      9,608      11,865            --         --
                                            --------     --------   --------   --------   ----------     --------   --------
  Net income..............................  $ 13,609     $  6,827   $ 21,510   $ 34,503    $ 30,126      $ 14,920   $ 12,913
                                            ========     ========   ========   ========   ==========     ========   ========
Per Share Data:(7)
  Net income..............................  $    .65     $    .34   $   1.07   $   1.74    $   1.55      $    .86   $    .74
                                            ========     ========   ========   ========   ==========     ========   ========
  Cash dividends paid.....................  $   0.13     $    .12   $    .23   $    .77    $    .88      $    .07   $    .06
                                            ========     ========   ========   ========   ==========     ========   ========
  Historical dividends declared(8)........  $   .595     $    .56   $   1.12   $   1.06    $   1.00      $    .09   $    .08
                                            ========     ========   ========   ========   ==========     ========   ========



                                                                            DECEMBER 31,                    NOVEMBER 30,
                                                                  ---------------------------------      -------------------
                                               JUNE 30, 1994        1993       1992     1991(1)(2)         1990       1989
                                            -------------------   --------   --------   -----------      --------   --------
                                            (IN THOUSANDS)
BALANCE SHEET DATA (IN THOUSANDS):
Working capital...........................       $ 104,151        $127,259   $120,942   $123,367(1)      $ 40,630   $ 46,533
Total assets..............................         305,131         302,017    333,218    336,905(1)       152,326    122,475
Long-term debt, less current maturities...          16,154          16,980     21,016     16,519(1)        11,257      6,039
Stockholder's equity......................         165,400         155,879    135,427     88,134(1)        95,935     80,467


- ---------------

(1) For financial statement purposes, SPI's separate results of operations for the month of December 1990 are not reflected in the consolidated statement of income but have been included in retained earnings at December 31, 1991.

(2) Financial data for 1991 includes the results of Galenika from the effective date of acquisition, May 1, 1991.

(3) Galenika's sales have been adversely affected since the imposition in May 1992 of United Nations sanctions on Yugoslavia.

(4) During 1991, SPI wrote off goodwill, inventory and other assets totalling $13,124,000, of which $10,878,000 relates to the domestic nutritional group. During 1991, SPI continued to reassess its domestic nutritional business which experienced a sales decline of 78% from 1988 to 1991. Additionally, SPI recorded expenses of $2,198,000 related to relocation costs at its Spanish subsidiary.

(5) During 1990, SPI recorded non-recurring gains of $3,688,000 related to the sale and relocation of SPI's Spanish facility.

(6) During 1993, SPI recorded costs of $1,000,000 associated with the planned layoff of employees at its Spanish subsidiary.

(7) On June 26, 1989, SPI's Board of Directors issued a 20% stock dividend, which has been accounted for as a six-for-five stock split. In March and July 1991, SPI issued 10% and 15% stock distributions, respectively, which resulted in a 26% stock split. In January 1993, SPI issued a fourth quarter 1992 stock dividend of 2%. During 1993, SPI issued additional stock dividends which totaled 6%. In January and May 1994, SPI declared a first and second quarter 1994 stock dividend of 1.4% and 1.3%, respectively. All share and per share amounts have been restated to reflect these stock splits and dividends, except for historical dividends issued which are unadjusted for stock splits, dividends, and distributions.

(8) Dividends for 1993 include cash dividends of $.25 on a historical basis and stock dividends equivalent to $.87. The dividends in 1992 include cash dividends of $.86 on a historical basis and a January 1993 stock dividend equivalent to $.20 per share. The stock dividends are based upon the market value of SPI Common Stock at the declaration date. For 1991 and prior years the dividends were paid in cash.

                       SELECTED FINANCIAL DATA OF VIRATEK

                                                 SIX MONTH
                                               PERIOD ENDED                                                 YEAR ENDED
                                                 JUNE 30,               YEAR ENDED DECEMBER 31,            NOVEMBER 30,
                                            -------------------     -------------------------------     -------------------
                                             1994        1993        1993        1992       1991(1)      1990        1989
                                            -------     -------     -------     -------     -------     ------     --------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF INCOME DATA:
Total revenues(2).........................  $ 3,570     $ 1,984     $ 5,903     $ 5,448     $4,498      $4,926     $  2,609
Research and development costs............    3,717       2,298       5,193       2,299         --       1,198        8,192
                                            -------     -------     -------     -------     -------     ------     --------
Net income (loss).........................  $(1,331)    $  (822)    $  (822)    $ 1,817     $3,587      $1,339     $(17,102)
Per share information:(3)
  Net income (loss) applicable to common
    shareholders..........................  $  (.07)    $  (.05)    $  (.05)    $   .12     $  .24      $  .10     $  (1.76)
                                            =======     =======     =======     =======     =======     ======     ========
  Cash dividends paid to common
    shareholders..........................       --          --          --          --         --          --           --

                                                                            DECEMBER 31,                  NOVEMBER 30,
                                                                   -------------------------------     -------------------
                                                 JUNE 30, 1994      1993        1992       1991(1)      1990        1989
                                                 -------------     -------     -------     -------     ------     --------
                                                 (IN THOUSANDS)
BALANCE SHEET DATA (IN THOUSANDS):
Working capital(4).............................     $10,415        $16,805     $ 8,828     $6,187      $  146     $  5,630
Total assets(4)................................      34,165         35,248      11,640      9,347       6,953       12,878
Advances from ICN and other long-term
  liabilities..................................         255            260         270        299         658       19,860
Stockholders' equity (deficit)(5)..............      32,735         34,075      10,803      8,871       3,434       (9,905)

- ---------------


(1) Viratek changed its year end from November 30 to December 31, effective December 31, 1991. For financial statement purposes, Viratek's separate results of operations for the month of December 1990 are not reflected in the Statements of Income but have been charged directly to retained earnings.


(2) See Note 3 of Notes to Financial Statements of Viratek for December 31, 1993 regarding royalty arrangements with SPI.


(3) In December 1993, Viratek declared a fourth quarter 1993 stock distribution of 5%. All share and per share amounts have been restated to reflect this stock distribution.


(4) Working capital includes net amounts due (to) from affiliate of $9,325,000, $6,343,000 and ($1,538,000) as of December 31, 1992, 1991 and November 30,
    1990, respectively. Total assets include amounts due from ICN of $19,911,000 and $15,503,000 at June 30, 1994 and December 31, 1993, respectively.

(5) In February 1990, ICN exchanged $12,000,000 of advances due from Viratek for 4,705,882 shares of Viratek Common Stock.

                     SELECTED FINANCIAL DATA OF BIOMEDICALS


                                                         SIX MONTH
                                                       PERIOD ENDED                                          YEAR ENDED
                                                         JUNE 30,           YEAR ENDED DECEMBER 31,         NOVEMBER 30,
                                                     -----------------   -----------------------------   -------------------
                                                      1994      1993      1993       1992     1991(1)      1990       1989
                                                     -------   -------   -------   --------   --------   --------   --------
STATEMENTS OF INCOME DATA (IN THOUSANDS, EXCEPT PER
  SHARE DATA):
Net sales........................................... $30,658   $31,224   $59,076   $ 75,648   $ 96,507   $131,259   $ 61,442
Cost of sales.......................................  13,500    14,333    27,631     44,851     51,917     66,394     28,687
                                                     -------   -------   -------   --------   --------   --------   --------
Gross profit........................................  17,158    16,891    31,445     30,797     44,590     64,865     32,755
Selling, general and administrative expenses........  13,750    13,277    28,455     43,509     39,922     43,358     21,347
Research and development costs......................      --        --       378        583      1,687      2,052      1,469
Amortization of goodwill and other intangibles......      --        --       502      1,486      1,829      1,609      1,130
Interest expense, net...............................   1,066     1,266     2,250      4,567      7,073      3,773         84
Lease vacancy costs.................................      --        --     1,436         --         --         --         --
Restructuring costs and special charges(2)..........      --        --        --     63,032      6,087         --         --
Other (income) expense, net.........................   1,394    (1,587)   (2,399)     4,731      1,268        160        322
                                                     -------   -------   -------   --------   --------   --------   --------
Income (loss) before provision for income taxes and
  extraordinary income..............................     948     3,935       823    (87,111)   (13,276)    13,913      8,403
Provision (benefit) for income taxes................    (102)      162      (312)       309       (384)     5,111      2,762
                                                     -------   -------   -------   --------   --------   --------   --------
Income (loss) before extraordinary income...........   1,050     3,773     1,135    (87,420)   (12,892)     8,802      5,641
Extraordinary income(4).............................      --       627       627         --         --         --        506
                                                     -------   -------   -------   --------   --------   --------   --------
Net income (loss)................................... $ 1,050   $ 4,400   $ 1,762   $(87,420)  $(12,892)  $  8,802   $  6,147
                                                     =======   =======   =======   ========   ========   ========   ========
PER SHARE DATA(3):
Income (loss) before extraordinary income........... $   .12   $   .17   $   .07   $  (4.80)  $  (1.09)  $    .80   $    .52
Extraordinary income(4).............................      --       .03       .03         --         --         --        .05
                                                     -------   -------   -------   --------   --------   --------   --------
Net income (loss)................................... $   .12   $   .20   $   .10   $  (4.80)  $  (1.09)  $    .80   $    .57
                                                     =======   =======   =======   ========   ========   ========   ========
Dividends per common share(5)....................... $    --   $  .085   $   .17   $    .17   $    .15   $    .18   $    .13
                                                     =======   =======   =======   ========   ========   ========   ========
Weighted average shares outstanding(6)..............   9,128    22,440    17,464     18,224     11,790     10,963     10,697
                                                     =======   =======   =======   ========   ========   ========   ========
Shares outstanding at end of period(6)..............   9,034    22,402     9,034     19,183     15,305     11,250     10,538
                                                     =======   =======   =======   ========   ========   ========   ========



                                                                                DECEMBER 31,               NOVEMBER 30,
                                                          JUNE 30,      -----------------------------   -------------------
                                                            1994         1993       1992     1991(1)      1990       1989
                                                       --------------   -------   --------   --------   --------   --------
BALANCE SHEET DATA (IN THOUSANDS):
Working capital.......................................    $ 13,659      $10,756   $  8,676   $ 19,294   $ 26,235   $ 40,359
Total assets..........................................      52,195       51,831     63,342    152,658    179,857    177,913
Long-term debt and capital lease obligations, less
  current maturities..................................      10,768       10,567     11,709     18,315     40,076     51,322
Total stockholders' equity(6).........................      12,911       12,641      3,816     66,863     60,800     45,358


- ---------------


(1) Biomedicals changed its year end from November 30 to December 31, effective December 31, 1991. For financial statement purposes, Biomedicals' separate results of operations for the month of December 1990 are not reflected in the Statements of Income but have been charged directly to retained earnings.


(2) See Note 12 of Notes to Consolidated Financial Statements of Biomedicals for a discussion of the 1991 and 1992 restructuring plans.

(3) All per share information has been restated to reflect the 20% stock dividend, accounted for as a six-for-five stock split, paid on July 31, 1989.


(4) Extraordinary income in 1993 of $627,000, or $.03 per share, results from negotiated settlements with certain suppliers and banks. Extraordinary income in 1989 pertains to gains resulting from the purchase of a portion of the 5 1/2% Swiss Franc Exchangeable Certificates.

(5) Reflects annual cash dividends for each of the years presented. During the one-month ended December 31, 1990, Biomedicals declared a one-time special dividend of $.035, in addition to the regular quarterly dividend. This dividend was actually paid in January 1991 and is included in the annual total of $.15 at December 31, 1991.


(6) On August 30, 1993, Biomedicals issued 300,000 shares of a new series "A" of Biomedicals' non-convertible, nonvoting, preferred stock valued pursuant to a fairness opinion, at $30,000,000. In exchange, ICN delivered 4,983,606 shares of Biomedicals Common Stock that ICN owned and exchanged intercompany debt owed to ICN by Biomedicals in the amount of $11,000,000.

     In addition, on August 30, 1993, the Company issued 390,000 shares of new series "B" of Biomedicals' nonconvertible, non-voting, preferred stock valued pursuant to a fairness opinion, at $32,000,000 to ICN. In exchange, ICN delivered to Biomedicals 8,384,843 shares of Biomedicals Common Stock that ICN owned.

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA


     The following selected unaudited pro forma combined condensed balance sheet data as of June 30, 1994 and the selected unaudited pro forma combined condensed income statement data for the year ended December 31, 1993, and six months ended June 30, 1994, give effect to the Merger accounted for under the purchase method of accounting. The selected unaudited pro forma financial data are based on the historical consolidated financial statements of SPI and ICN. The unaudited pro forma combined financial data represent the acquisition by New ICN (a wholly owned subsidiary of SPI and the surviving entity) of ICN and the minority interest of Viratek and Biomedicals. The unaudited pro forma combined financial data do not reflect any nonrecurring charges (in aggregate, estimated to be approximately $190,000,000 ($185,000,000 of which is a non-cash charge) or $7.13 per share, on a pro forma basis for the year ended December 31, 1993) expected to be incurred by the Merging Companies in connection with the Merger but do reflect the consummation of the Financing. Non-recurring Merger costs are currently estimated to be approximately $5,000,000; however, the ultimate costs cannot be determined until the Merger is completed. Also, excluded from the unaudited pro forma combined financial data are any benefits that may result from the Merger due to synergies that may be derived and the elimination of duplicate efforts. See "Unaudited Pro Forma Combined Condensed Financial Statements."


                      NEW ICN SELECTED UNAUDITED PRO FORMA
                       COMBINED CONDENSED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            FOR THE SIX MONTHS     FOR THE YEAR ENDED
                                                           ENDED JUNE 30, 1994     DECEMBER 31, 1993
                                                           --------------------   --------------------
INCOME STATEMENT DATA:
Net Sales................................................        $181,752               $463,033
Costs and Expenses:
  Cost of Sales..........................................          91,283                239,554
  Selling, general and administrative....................          64,551                174,759
  Research and development...............................           6,406                 17,087
  Translation and exchange (gains) losses................           5,082                 (4,326)
  Interest expense, net..................................           6,867                 27,470
  Other (income) expense, net............................           1,915                  4,161
                                                              -----------            -----------
Income before taxes, minority interest, extraordinary
  item and non-recurring charges.........................           5,648                  4,328
Taxes on Income..........................................           1,800                    594
Minority Interest........................................             433                    189
                                                              -----------            -----------
Net Income before extraordinary item and non-recurring
  charges................................................        $  3,415               $  3,545
                                                           ================       ===============
Earnings Per Share of Common Stock before extraordinary
  item and non-recurring charges.........................        $   0.12               $   0.13
                                                           ================       ===============
Weighted Average Number of Common Shares Outstanding.....          27,477                 26,647
                                                           ================       ===============

                                                                                  AS OF JUNE 30, 1994
                                                                                  --------------------
BALANCE SHEET DATA:
Working Capital................................................................         $132,905
Total Assets...................................................................          418,608
Long-Term Debt.................................................................          185,513
Minority Interests.............................................................           41,862
Stockholders' Equity...........................................................           89,773

CERTAIN COMPARATIVE INFORMATION(1):
                                                                   ICN
                                                           BIOMEDICALSHISTORICAL          SPI
                                                                HISTORICAL           HISTORICAL(2)
                                                                ----------        --------------------
                                                                                 VIRATEK
                                                                                 HISTORICAL(3)
                                                                                 --
                                                                                 --
Book Value (deficit) per common share as of
  June 30, 1994...................................    ($ .39)        $8.07          $  1.81         $ 1.43
Income (loss) per share:
  Year ended December 31, 1993....................    ($ .57)        $1.08          $   .05         $  .10
  Six months ended June 30, 1994..................    ($ .55)        $ .65          ($  .07)        $  .12
Dividends declared per share:
  Year ended December 31, 1993....................        --         $1.12          $   .46(3)      $  .17
  Six months ended June 30, 1994..................        --         $ .60               --             --

                                                                 ICN          VIRATEK      BIOMEDICALS
                                                PRO FORMA     EQUIVALENT     EQUIVALENT     EQUIVALENT
                                               COMBINED(4)   PRO FORMA(5)   PRO FORMA(6)   PRO FORMA(7)
                                               -----------   ------------   ------------   ------------
Book Value per common share as of
  June 30, 1994..............................     $3.33         $ 1.71         $ 1.66          $.67
Income per share(8):
  Year ended December 31, 1993...............     $ .13         $  .07         $  .07          $.03
  Six months ended June 30, 1994.............     $ .12         $  .06         $  .06          $.02
Dividends declared per share:
  Year ended December 31, 1993...............     $ .84         $  .43         $  .43          $.17
  Six months ended June 30, 1994.............     $ .46         $  .24         $  .23          $.09

- ---------------

(1) See accompanying Notes to the selected historical financial data of SPI, ICN, Viratek and Biomedicals and the Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

(2) SPI historical dividends per share for the year ended December 31, 1993 and for the six months ended June 30, 1994 include cash dividends of $.25 and $.13 on a historical basis and stock dividends equivalent to $.87 and $.47, respectively.

(3) Viratek's historical dividends per share for the year ended December 31, 1993 included a stock dividend equivalent to $.46 per share.

(4) Since the SPI Exchange Ratio is 1:1, the pro forma combined amounts are the same as the SPI equivalent pro forma per share amounts.

(5) ICN equivalent pro forma per share amounts are calculated by multiplying the respective pro forma combined per share amounts by the ICN Exchange Ratio of .512:1.

(6) Viratek equivalent pro forma per share amounts are calculated by multiplying the respective pro forma combined per share amounts by the Viratek Exchange Ratio of .499:1.

(7) Biomedicals equivalent pro forma per share amounts are calculated by multiplying the respective pro forma combined per share amounts by the Biomedicals Exchange Ratio of .197:1.


(8) Income per share excludes certain non-recurring charges aggregating $190,000,000 or $7.13 per New ICN Share on a pro forma combined basis.

COMPARATIVE MARKET DATA

     The shares of ICN Common Stock (symbol "ICN") are listed on the NYSE, and the shares of SPI Common Stock (symbol "SPI"), Viratek Common Stock (symbol "VRA") and Biomedicals Common Stock (symbol "BIM") are listed on the AMEX. The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share (on an historical basis unadjusted for dividends) reported on the NYSE Composite Tape or the AMEX Composite Tape as appropriate.


                                                  ICN                   SPI                   VRA                  BIM
                                           -----------------     -----------------     -----------------     ----------------
                                            HIGH       LOW        HIGH       LOW        HIGH       LOW        HIGH      LOW
                                           -------   -------     -------   -------     -------   -------     -------   ------
Calendar 1992
First Quarter............................  $25.375   $14.50      $38.375   $26.25      $25.75    $11.25      $11.00    $6.00
Second Quarter...........................   15.875     9.75       29.125    19.125      14.25      8.00        6.375    4.50
Third Quarter............................   12.875     6.625      23.125    16.375      10.50      5.50        5.25     3.75
Fourth Quarter...........................   10.25      5.75       19.75     10.375      10.25      5.75        4.25     3.375
Calendar 1993
First Quarter............................  $15.75    $ 5.875     $22.25    $10.25      $14.00    $ 6.25      $ 5.25    $3.25
Second Quarter...........................   13.75      8.875      16.875    12.375      14.125     9.00        4.375    3.125
Third Quarter............................   12.00      7.625      18.50     11.625      14.875    10.50        4.375    3.00
Fourth Quarter...........................   11.875     7.375      15.00     12.50       14.375     7.375       5.50     3.625
Calendar 1994
First Quarter............................  $10.625   $ 8.375     $19.625   $14.25      $11.625   $ 8.75      $ 5.375   $4.125
Second Quarter...........................    9.875     8.125      18.00     14.50       10.25      7.75        4.437    3.00
Third Quarter (through September 27,
  1994)..................................   13.875     8.000      26.875    15.375      13.625     7.875       5.375    3.00


DIVIDEND POLICY

     It is the present intention of the Boards of Directors of the Merging Companies that New ICN retain the present cash dividend policy of SPI ($.0655 per share on a quarterly basis), but the declaration and payment of any dividends (cash or stock) by New ICN will be at the discretion of the Board of Directors and will depend upon many factors, including, but not limited to, New ICN's earnings, financial condition, business needs, capital and surplus. New ICN's ability to pay dividends may be limited by the terms of the indebtedness issued by New ICN pursuant to the Financing, the terms of which indebtedness have not been finalized or by the terms of any additional financing completed in the future.

     SPI has declared and paid the following cash and stock dividends (on an historical basis unadjusted for dividends) commencing with the fiscal year ended December 31, 1992:

    Cash Dividends:
    1992                                        SPI
    First Quarter..........................  $  .25
    Second Quarter.........................  $  .25
    Third Quarter..........................  $  .25
    Fourth Quarter.........................  $  .11
    1993
    First Quarter..........................  $.0625
    Second Quarter.........................  $.0625
    Third Quarter..........................  $.0625
    Fourth Quarter.........................  $.0625
    1994
    First Quarter..........................  $.0650
    Second Quarter.........................  $.0650
    Stock Dividends:
    1992                                        SPI
    First Quarter..........................      --
    Second Quarter.........................      --
    Third Quarter..........................      --
    Fourth Quarter.........................    2.0%
    1993
    First Quarter..........................    1.4%
    Second Quarter.........................    1.4%
    Third Quarter..........................    1.5%
    Fourth Quarter.........................    1.7%
    1994
    First Quarter..........................    1.4%
    Second Quarter.........................    1.3%


     During the same period, ICN did not pay any dividends and Viratek declared and paid on January 21, 1994 a 5% common stock distribution. Biomedicals paid quarterly dividends of $.0425 per share in 1992 and 1993, but no dividends have been paid in 1994.


STOCK OPTION PLANS

     Any stockholder of any of the Merging Companies who wishes to receive copies of the stock option plans which are to be voted upon at the Meetings should contact ICN as described under "Incorporation of Certain Documents by Reference" above to receive such copies.

CERTAIN CONSIDERATIONS

     In evaluating the terms of the Merger, each of the Merging Companies concluded that the combination of the four Merging Companies would produce a company which would experience better results than those of the Merging Companies standing alone. There can be no assurance, however, that the benefits of the Merger will be achieved. In addition, New ICN will be heavily dependent on operations outside the United States, particularly in Yugoslavia, which are subject to certain risks which are absent in the United States. Also, New ICN's future success will depend, in large part, upon its ability to develop or obtain and commercialize new products and new formulations of, or indications for, current products, including the application of Virazole(R) for the treatment of chronic hepatitis C. There can be no assurance that New ICN will be able to develop or acquire new products or obtain the necessary approvals for such new applications. New ICN may be dependent on the protection afforded by Viratek's patents relating to Virazole(R), which patent rights expire in the United States in 1999 with respect to the use of Virazole(R) in humans to treat specified viral diseases.

     See "Certain Considerations" for a more detailed discussion with respect to factors which should be considered in evaluating the Merger.

                             CERTAIN CONSIDERATIONS

     The following factors should be considered carefully by the stockholders of ICN, SPI, Viratek and Biomedicals in connection with voting upon the Merger.

UNCERTAIN BENEFITS OF THE MERGER

     In evaluating the terms of the Merger, each of ICN, SPI, Viratek and Biomedicals analyzed its respective business and made certain assumptions concerning its respective future operations. Each of the Merging Companies concluded that, through the elimination of redundant operations and departments and beneficial sharing of resources, the Merger would produce a combined company with operating results better than those historically experienced or presently expected to be experienced in the future by the four Merging Companies in the absence of the Merger. See "Reasons for the Merger and Recommendations of the Special Committees and Boards of Directors." There can be no assurance, however, that these benefits will be achieved or that the results of the combined operations will be improved. These anticipated benefits of the Merger will not be achieved unless the Merging Companies are successfully combined in a timely manner. The process of combining the organizations could cause the interruption of, or a loss of momentum in, the activities of any or all of the Merging Companies' businesses, which could have an adverse effect on New ICN. See "Unaudited Pro Forma Combined Condensed Financial Statements."

DEPENDENCE ON FOREIGN OPERATIONS

     Approximately 79% and 70% of the Merging Companies' pro forma net sales for 1993 and the six months ended June 30, 1994, respectively, were generated from operations outside the United States. SPI, Viratek and Biomedicals operate directly and through distributors in North America, Latin America, Australia, Western Europe and Eastern Europe, and through distributors elsewhere in the world. Foreign operations are subject to certain risks inherent in conducting business abroad, including possible nationalization or expropriation, price and exchange controls, changes in the relative values of currencies, limitations on foreign participation in local enterprises and other restrictive governmental actions. The Company does not currently have a hedging program to protect against risks of adverse changes in foreign currencies.

RISKS OF OPERATIONS IN YUGOSLAVIA

     ICN Galenika ("Galenika") represents a material part of SPI's business and will represent a material component of New ICN's business. The current political and economic circumstances in the Federal Republic of Yugoslavia (Montenegro and Serbia) ("Yugoslavia") create certain business risks particular to that country. Since May 1992, Yugoslavia has been operating under economic sanctions imposed by the United Nations, which have prohibited all exports and severely limited the ability of businesses to import raw materials for manufacturing. In addition, certain risks such as hyperinflation, dramatic currency devaluations, fluctuations in the relative value of the Yugoslav dinar, wage and price controls, potential governmental action and a rapidly deteriorating economy have had, and could continue to have in the future, a material adverse effect on New ICN's results of operations. Under the sanctions SPI is not permitted to make additional capital investments in Yugoslavia. If, after consummation of the Merger, New ICN becomes unable to exercise control over Galenika's operations or is prohibited by Yugoslavian law from receiving dividends from Galenika (which New ICN believes is unlikely), New ICN could be required to deconsolidate Galenika for financial reporting purposes and account for New ICN's investment using the cost method of accounting. Upon a deconsolidation, the investment in Galenika would be carried at the lower of cost or realizable value, which could result in a substantial write-down of the carrying value of the assets of Galenika. Due to the current economic conditions in Yugoslavia, most segments of the population must rely on the government to subsidize and pay for prescription drugs. Under the socialist government in Yugoslavia, the government subsidizes the purchase by hospitals, pharmacies and other distributors, of pharmaceutical products. Under this policy, the Yugoslavian government reimbursed purchases representing $163,086,000, or 68%, of Galenika's net sales during 1993 (35% of the Merging Companies' pro forma net sales for that period). Future sales of Galenika could be dependent on the continuation of the current Yugoslavian government policy and the ability of the government to subsidize the purchase of pharmaceuticals. See Note 12 of Notes to Consolidated Financial Statements of SPI.

NO ASSURANCE OF SUCCESSFUL DEVELOPMENT AND COMMERCIALIZATION OF FUTURE PRODUCTS

     New ICN's future success will depend, in large part, upon its ability to develop or obtain and commercialize new products and new formulations of or indications for current products. Viratek is engaged in an active research and development program involving compounds owned by Viratek or licensed from others which New ICN may, in the future, desire to develop commercially. The ability of New ICN to increase revenues at a substantial rate may be materially dependent on the authorization for the commercial sale in the United States and other countries of Virazole(R) for indications and presentations not currently approved, such as chronic hepatitis C. See "Government Regulation." There can be no assurance that New ICN will be able to develop or acquire new products, obtain regulatory approvals to use such products for proposed or new clinical indications in a timely manner, manufacture its potential products in commercial volumes or gain market acceptance for such products. In addition, New ICN may require financing in excess of the Financing over the next several years to fund its operations, in particular the costs of development and acquisitions of new products and, if Virazole(R) is approved for treatment of chronic hepatitis C (for which there can be no assurance), to expand the production and marketing of Virazole(R). There can be no assurance that New ICN will be successful in raising such additional capital, if required, or that such capital will be raised on terms favorable to New ICN.

LIMITED PATENT PROTECTION

     New ICN may be dependent on the protection afforded by Viratek's patents relating to Virazole(R) and no assurance can be given as to the breadth or degree of protection which these patents will afford Viratek. Viratek has patent rights in the United States expiring in 1999 relating to the use of Virazole(R) in humans to treat specified viral diseases. In addition, Viratek's remaining foreign patent rights will expire at various times between 1994 and 1997. While Viratek has foreign patents in certain countries covering Virazole(R), Viratek has no, or limited, patent rights with respect to Virazole(R) in certain foreign countries where Virazole(R) is currently, or in the future may be, approved for commercial sale, including France, Germany and Great Britain. In addition, Viratek's remaining foreign patent rights will expire at various times between 1994 and 1997. Viratek has been granted a review classification (Concertation procedure) for Virazole(R) as a treatment for chronic hepatitis C in all European Union countries (including France, Germany and Great Britain). As a result, approval of the application of Virazole(R) for treatment of chronic hepatitis C (if such approval is granted) would, in the European Union, provide the Company up to ten years of protection from the date of such approval against competitors relying upon Viratek's submitted documentation, including the results of clinical trials, to support such competitors' application to manufacture, market or sell generic substitutes of Virazole(R) for treatment of chronic hepatitis C. There can be no assurance that the loss of Viratek's patent rights with respect to Virazole(R) upon expiration of Viratek's patent rights in the United States, Europe and elsewhere will not result in competition from other drug manufacturers or will not otherwise have a significant adverse effect upon the business and operations of New ICN. Marketing approvals in certain foreign countries provide an additional level of protection for products approved for sale in such countries. As a general policy, New ICN expects to seek patents, where available, on inventions concerning novel drugs, techniques, processes or other products which it may develop or acquire in the future. However, there can be no assurance that any patents applied for will be granted, or that, if granted, they will have commercial value or as to the breadth or the degree of protection which these patents, if issued, will afford New ICN. New ICN intends to rely substantially on its unpatented proprietary know-how, but there can be no assurance that others will not develop substantially equivalent proprietary information or otherwise obtain access to New ICN's know-how. Patents for pharmaceutical compounds are not available in certain countries in which SPI currently markets its products.


UNCERTAIN IMPACT OF ACQUISITION PLANS


     New ICN expects to continue to pursue the Merging Companies' strategy of targeted expansion through the acquisition of compatible businesses and product lines and the formation of strategic alliances, joint ventures and other business combinations. New ICN's attempt to acquire an interest on a non-negotiated basis in a publicly-held company may result in defensive measures by the subject company, including litigation, which could prevent or delay New ICN from achieving its objectives and cause New ICN to incur substantial expense and risk. Applicable statutes and regulations may delay or preclude an acquisition. Additional substantial debt or equity financing may be required in order to finance any future acquisitions. There can be no assurance that New ICN can successfully complete or finance any acquisition. Should New ICN complete any material acquisition, New ICN's success or failure in integrating the operations of the acquired company may have a material impact on the future growth or success of New ICN.


POTENTIAL LITIGATION EXPOSURE



     SPI, ICN and Viratek have been named as defendants in certain consolidated class action lawsuits alleging, among other things, violations of federal securities laws. The plaintiffs allege that the defendants made, or aided and abetted other defendants in making, misrepresentations of material facts and omitted to state material facts concerning the business, financial condition and future prospects of SPI, ICN and Viratek, primarily concerning developments regarding Virazole(R), including the efficacy and safety of the drug and the market for the drug in the treatment of AIDS and AIDS related diseases. As a result of the Merger, New ICN will assume all of such Merging Companies' liabilities with respect to such litigation. See "ICN -- Litigation."


     Biomedicals is not a party to these class action lawsuits, and, therefore, if the Merger is consummated, Biomedicals' stockholders, as stockholders of New ICN, will have exposure to the potential risk that New ICN will be forced to pay damages in connection with these lawsuits. In addition, SPI has opposed class certification which could, if successful, have the result of dismissing SPI from the actions. There can be no assurance that SPI will be successful in such efforts. However, if the Merger is consummated, SPI stockholders, as stockholders of New ICN, will have exposure to the potential risk that ICN will be required to pay damages in connection with these lawsuits even if SPI is successful in its efforts to be dismissed.

POTENTIAL PRODUCT LIABILITY EXPOSURE AND LACK OF INSURANCE

     New ICN could be exposed to possible claims for personal injury resulting from allegedly defective products. Even if a drug were approved for commercial use by an appropriate governmental agency, there can be no assurance that users will not claim that effects other than those intended may result from New ICN's products. The Merging Companies generally self-insure against potential product liability exposure with respect to their marketed products, including Virazole(R). While to date no material adverse claim for personal injury resulting from allegedly defective products, including Virazole(R), has been successfully maintained against any of the Merging Companies, a substantial claim, if successful, could have a material adverse effect on New ICN.

GOVERNMENT REGULATION

     FDA approval must be obtained in the United States and approval must be obtained from comparable agencies in other countries prior to marketing or manufacturing new pharmaceutical products for use by humans in such respective jurisdictions. Obtaining FDA approval for new products and manufacturing processes can take a number of years and involves the expenditure of substantial resources. Numerous requirements must be satisfied, including preliminary testing programs on animals and subsequent clinical testing programs on humans, to establish product safety and efficacy. On June 1, 1994, Viratek submitted a New Drug Application (a "NDA") to the Food and Drug Administration (the "FDA") for the approval of Virazole(R) for commercial sale in the treatment of chronic hepatitis C. No assurance can be given that authorization of the commercial sale of any new drugs or compounds by New ICN for any application will be secured in the United States or any other country, or that, if such authorization is secured, those drugs or compounds will be commercially successful.

     The FDA in the United States and other regulatory agencies in other countries also periodically inspect manufacturing facilities. Failure to comply with applicable regulatory requirements can result in, among other things, sanctions, fines, delays or suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could prevent or delay New ICN from obtaining future regulatory approvals.

COMPETITION

     The Merging Companies operate in a highly competitive environment. The Merging Companies' competitors, many of whom have substantially greater capital resources and marketing capabilities and larger research and development staffs and facilities than the Merging Companies, are actively engaged in marketing products similar to those of the Merging Companies and in developing new products similar to those proposed to be developed and sold by New ICN. Others may succeed in developing products that are more effective than those presently marketed or proposed for development by New ICN. Progress by other researchers in areas similar to those being explored by New ICN may result in further competitive challenges. New ICN may also face increased competition from manufacturers of generic pharmaceutical products when certain of the patents covering certain of its currently marketed products expire.

UNCERTAIN EFFECT OF UNITED STATES HEALTH CARE PROPOSALS ON PHARMACEUTICAL
INDUSTRY

     The Clinton administration has identified the containment of healthcare costs as a major national priority. As part of the administration's healthcare proposals, President Clinton and members of the administration have called for pharmaceutical companies to restrain price increases and have developed proposals to contain healthcare costs. While the announced proposals, if enacted, would not have a direct effect on New ICN's business, New ICN is unable to predict the ultimate effect of these proposals on the pharmaceutical industry. Legislation could be enacted that could adversely affect the industry in general and the business of New ICN in particular.

DIVIDEND POLICY

     Although there can be no assurances given that New ICN will declare and pay dividends in the future, it is the present intention of the Board of Directors of the Merging Companies that New ICN retain the cash dividend policy of SPI ($.0655 per share on a quarterly basis), but the declaration and payment of any dividends (cash or stock) by New ICN will be at the discretion of the Board of Directors and will depend upon many factors, including, but not limited to, New ICN's earnings, financial condition, business needs, capital and surplus. In addition, New ICN's ability to pay dividends may be limited by the terms of the indebtedness issued by New ICN pursuant to the Financing, the terms of which indebtedness have not been finalized, or by the terms of any additional financing completed in the future.

ANTI-TAKEOVER PROVISIONS


     New ICN's Certificate of Incorporation and By-laws will contain provisions which may have the effect of discouraging a third party from making an acquisition proposal for New ICN. The Certificate of Incorporation of New ICN will, among other things, (i) classify the Board of Directors into three classes, with directors of each class serving for staggered three-year periods,
(ii) provide that directors may be removed only for cause and only upon the affirmative vote of at least 66 2/3% of the voting power of all the then outstanding shares of stock entitled to vote, (iii) require that certain business combinations be approved by an 85% vote of New ICN's outstanding voting stock unless the transaction is approved by at least 66 2/3% of the continuing directors, (iv) prohibit action by stockholders by written consent, (v) require advance notice of stockholder nominations and proposals and (vi) preclude stockholders from calling a special meeting of stockholders. Such provisions would make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempt not previously approved by the Board of Directors. The Board of Directors of New ICN will also have the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of any such series without stockholder approval. In addition, New ICN will adopt a shareholder rights plan. It is anticipated that the terms of the debt to be issued in connection with the Financing will contain a provision permitting each holder thereof to require New ICN, upon any change of control of New ICN, to repurchase the debt at 100% of the principal amount thereof, plus accrued and unpaid interest. These provisions could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of New ICN or could otherwise adversely affect the market price of the New ICN Shares. See "Description of New ICN Capital Stock."


ABSENCE OF A PRIOR PUBLIC MARKET

     The New ICN Shares constitute a new issue of securities with no established trading market. Although New ICN intends to apply to list the New ICN Shares on the NYSE, there can be no assurance that such application will be approved. It is a condition to the consummation of the Merger that the New ICN Shares be approved for listing on the NYSE (although the Merging Companies have reserved the right to accept a listing of the New ICN Shares on the AMEX or on the NASDAQ). No assurance can be given that an active trading market for the New ICN Shares will develop or be sustained after the Merger.

                                  THE MEETINGS

MATTERS TO BE CONSIDERED AT THE MEETINGS

     ICN. At the ICN Meeting, holders of ICN Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. In addition, holders of ICN Common Stock will also (i) vote to elect ten directors to serve until the 1995 Annual Meeting (who, if elected and the Merger is consummated, will become directors of New ICN), (ii) consider and vote upon a proposal to approve the Amended and Restated 1992 ICN Non-Qualified Plan, which amendment and restatement increased the number of shares of ICN Common Stock available for grant under the plan from 500,000 to 1,250,000 shares of ICN Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 400,000 shares, (iii) consider and vote upon a proposal to approve the Amended and Restated 1992 ICN Incentive Plan, which amendment and restatement increased the number of shares of ICN Common Stock available for grant under the plan from 500,000 to 750,000 shares of ICN Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 200,000 shares of ICN Common Stock and (iv) consider such other matters as may properly be brought before the ICN Meeting or any adjournments or postponements thereof.

     THE ICN BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT ICN STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE ICN BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE AMENDED AND RESTATED ICN PLANS.

     SPI. At the SPI Meeting, holders of SPI Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. In addition, SPI stockholders will also (i) vote to elect eight directors to serve until the 1995 Annual Meeting (who, if elected and the Merger is consummated, will become directors of New ICN), (ii) consider and vote upon a proposal to approve the Amended and Restated 1992 SPI Non-Qualified Plan, which amendment and restatement increased the number of shares of SPI Common Stock available for grant under the plan from 1,000,000 to 3,000,000 shares of SPI Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares of SPI Common Stock, (iii) consider and vote upon a proposal to approve the Amended and Restated 1992 SPI Incentive Plan, which amendment and restatement increased the number of shares of SPI Common Stock available for grant under the plan from 500,000 to 1,000,000 shares of SPI Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares of SPI Common Stock and (iv) consider and vote upon such other matters as may properly be brought before the SPI Meeting or any adjournments or postponements thereof.

     THE SPI BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT SPI STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE SPI BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE AMENDED AND RESTATED SPI PLANS.

     Viratek. At the Viratek Meeting, holders of Viratek Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. In addition, holders of Viratek Common Stock will also (i) vote to elect six directors to serve until the 1995 Annual Meeting (who, if elected and the Merger is consummated, will become directors of New ICN), (ii) consider and vote upon a proposal to approve the Amended and Restated 1992 Viratek Non-Qualified Plan, which amendment and restatement increased the number of shares available for grant under the plan from 500,000 to 1,000,000 shares of Viratek Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 400,000 shares of Viratek Common Stock,
(iii) consider and vote upon a proposal to approve the Amended and Restated 1992 Viratek Incentive Plan, which amendment and restatement increased the number of shares available for grant under the plan from 500,000 to 1,000,000 shares of Viratek Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 400,000 shares of Viratek Common Stock and (iv) consider such other matters as may properly be brought before the Viratek Meeting or any adjournments or postponements thereof.

     THE VIRATEK BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT VIRATEK STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE VIRATEK BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE AMENDED AND RESTATED VIRATEK PLANS.

     Biomedicals. At the Biomedicals Meeting, holders of Biomedicals Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. In addition, holders of Biomedicals Common Stock will (i) vote to elect four directors to serve until the 1995 Annual Meeting (who, if elected and the Merger is consummated, will become directors of New ICN), (ii) consider and vote upon a proposal to approve the Amended and Restated 1992 Biomedicals Non-Qualified Plan, which amendment and restatement increased the number of shares available for grant under the plan from 500,000 to 1,000,000 shares of Biomedicals Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares of Biomedicals Common Stock, (iii) consider and vote upon a proposal to approve the Amended and Restated 1992 Biomedicals Incentive Plan, which amendment and restatement increased the number of shares of Biomedicals Common Stock available for grant under the plan from 500,000 to 1,000,000 shares of Biomedicals Common Stock and provided that the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares of Biomedicals Common Stock and (iv) consider such other matters as may properly be brought before the Biomedicals Meeting or any adjournments or postponements thereof.

     THE BIOMEDICALS BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT BIOMEDICALS STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE BIOMEDICALS BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE AMENDED AND RESTATED BIOMEDICALS PLANS.

     The Board of Directors of each of the Merging Companies knows of no other matters which are likely to come before its respective Meeting. If any other matters, of which the Boards are not now aware, should properly come before any or all of the Meetings, it is intended that the person named in the accompanying form of proxy will vote such proxy in accordance with his best judgment on such matters.

VOTES REQUIRED

     ICN. The affirmative vote of a majority of the outstanding shares of ICN Common Stock is required to approve and adopt the Merger Agreement and the Merger. Each share of ICN Common Stock is entitled to one vote. Abstention from voting on the Merger Agreement or a broker non-vote on such matter will have the practical effect of voting against such matter since it is one less vote for approval. The affirmative vote of a plurality of the votes cast by the holders of the shares of ICN Common Stock present in person or represented by proxy at the ICN Meeting and entitled to vote thereat is required to elect directors. Abstentions and broker non-votes in connection with the election of directors will have no effect on such matter since directors are elected by a plurality of the votes cast at the ICN Meeting. The affirmative vote of the holders of a majority of the shares of ICN Common Stock present in person or represented by proxy at the ICN Meeting and entitled to vote is required to approve the Amended and Restated ICN Plans. Abstention from voting on the Amended and Restated ICN Plans will have the practical effect of voting against such matters since it is one less vote for approval. Broker non-votes on the Amended and Restated ICN Plans will have no impact on such matters since they are not considered "shares present" for voting purposes.

     At September 23, 1994, ICN's directors and executive officers may be deemed to be beneficial owners of 640,772 shares of ICN Common Stock or approximately 3% of the then outstanding shares of ICN Common Stock. The directors and executive officers of ICN have indicated that they intend to vote their shares for approval and adoption of the Merger Agreement and the Merger, for the election of the nominees for director and in favor of the Amended and Restated ICN Plans.


     SPI. The affirmative vote of a majority of the outstanding shares of SPI Common Stock is required to approve and adopt the Merger Agreement and the Merger. Each share of SPI Common Stock is entitled to one vote. Abstention from voting on the Merger Agreement or a broker non-vote on such matter will have the practical effect of voting against such matter since it is one less vote for approval. The affirmative vote of a plurality of the votes cast by the holders of the shares of SPI Common Stock present in person or represented by proxy at the SPI Meeting and entitled to vote thereat is required to elect directors. Abstentions and broker non-votes in connection with the election of directors will have no effect on such matter since directors are elected by a plurality of the votes cast at the SPI Meeting. The affirmative vote of the holders of a majority of shares of SPI Common Stock present in person or represented by proxy at the SPI Meeting and entitled to vote is required to approve the Amended and Restated SPI Plans. Abstention from voting on the Amended and Restated SPI Plans will have the practical effect of voting against such matters since it is one less vote for approval. Broker non-votes on the Amended and Restated SPI Plans will have no impact on such matters since they are not considered "shares present" for voting purposes.


     At September 23, 1994, SPI's directors and executive officers may be deemed to be beneficial owners of 116,861 shares of SPI Common Stock, or approximately .56% of the then outstanding shares of SPI Common Stock. The directors and executive officers of SPI have indicated that they intend to vote their shares for approval and adoption of the Merger Agreement and the Merger, for the election of the nominees for director and in favor of the Amended and Restated SPI Plans. IN ADDITION, ICN OWNS APPROXIMATELY 39% OF THE OUTSTANDING SHARES OF SPI COMMON STOCK AND INTENDS TO VOTE ALL OF SUCH SHARES OF SPI COMMON STOCK FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE AMENDED AND RESTATED SPI PLANS.


     Viratek. The affirmative vote of a majority of the outstanding shares of Viratek Common Stock is required to approve and adopt the Merger Agreement and the Merger. Each share of Viratek Common Stock is entitled to one vote. Abstention from voting on the Merger Agreement or a broker non-vote on such matter will have the practical effect of voting against such matter since it is one less vote for approval. The affirmative vote of a plurality of the votes cast by the holders of the shares of Viratek Common Stock present in person or represented by proxy at the Viratek Meeting and entitled to vote thereat is required to elect directors. Abstentions and broker non-votes in connection with the election of directors will have no effect on such matter since directors are elected by a plurality of the votes cast at the Viratek Meeting. The affirmative vote of the holders of a majority of shares of Viratek Common Stock present in person or represented by proxy at the Viratek Meeting and entitled to vote is required to approve the Amended and Restated Viratek Plans. Abstention from voting on the Amended and Restated Viratek Plans will have the practical effect of voting against such matters since it is one less vote for approval. Broker non-votes on the Amended and Restated Viratek Plans will have no impact on such matters since they are not considered "shares present" for voting purposes.


     At September 23, 1994, Viratek's directors and executive officers may be deemed to be beneficial owners of 33,471 shares of Viratek Common Stock, or approximately .18% of the then outstanding shares of Viratek Common Stock. The directors and executive officers of Viratek have indicated that they intend to vote their shares for approval and adoption of the Merger Agreement, for the election of the nominees for director and in favor of the Viratek Plan Amendments. IN ADDITION, ICN OWNS APPROXIMATELY 63% OF THE OUTSTANDING SHARES OF VIRATEK COMMON STOCK AND INTENDS TO VOTE ALL OF SUCH SHARES OF VIRATEK COMMON STOCK FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE AMENDED AND RESTATED VIRATEK PLANS. THEREFORE, WITH RESPECT TO VIRATEK, ICN WILL CAUSE THE MERGER AGREEMENT AND THE MERGER TO BE ADOPTED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER OF VIRATEK. ICN WILL ALSO CAUSE THE NOMINEES FOR DIRECTOR TO BE ELECTED AND THE AMENDED AND RESTATED VIRATEK PLANS TO BE APPROVED.

     Biomedicals. The affirmative vote of a majority of the outstanding shares of Biomedicals Common Stock is required to approve and adopt the Merger Agreement and the Merger. Each share of Biomedicals Common Stock is entitled to one vote. Abstention from voting on the Merger Agreement or a broker non-vote on such matter will have the practical effect of voting against such matter since it is one less vote for approval. The affirmative vote of a plurality of the votes cast by the holders of the shares of Biomedicals Common Stock present in person or represented by proxy at the Biomedicals Meeting and entitled to vote thereat is required to elect directors. Abstentions and broker non-votes in connection with the election of directors will have no effect on such matter since directors are elected by a plurality of the votes cast at the Biomedicals Meeting. The affirmative vote of the holders of a majority of shares of Biomedicals Common Stock present in person or represented by proxy at the Biomedicals Meeting and entitled to vote is required to approve the Amended and Restated Biomedicals Plans. Abstention from voting on the Amended and Restated Biomedicals Plans will have the practical effect of voting against such matters since it is one less vote for approval. Broker non-votes on the Amended and Restated Biomedicals Plans will have no impact on such matters since they are not considered "shares present" for voting purposes.


     At September 23, 1994, Biomedicals' directors and executive officers may be deemed to be beneficial owners of 30,367 shares of Biomedicals Common Stock approximately 0.34% of the outstanding shares of Biomedicals Common Stock. The directors and executive officers of Biomedicals have indicated that they intend to vote their shares for approval and adoption of the Merger Agreement and the Merger, for the election of the nominees for director and in favor of the Amended and Restated Biomedicals Plans. IN ADDITION, ICN OWNS APPROXIMATELY 69% OF THE OUTSTANDING SHARES OF BIOMEDICALS COMMON STOCK AND INTENDS TO VOTE ALL OF SUCH SHARES OF BIOMEDICALS COMMON STOCK FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE AMENDED AND RESTATED BIOMEDICALS PLANS. THEREFORE, WITH RESPECT TO BIOMEDICALS, ICN WILL CAUSE THE MERGER AGREEMENT AND THE MERGER TO BE ADOPTED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER OF BIOMEDICALS. ICN WILL ALSO CAUSE THE NOMINEES FOR DIRECTOR TO BE ELECTED AND THE AMENDED AND RESTATED BIOMEDICALS PLANS TO BE APPROVED.


PROXIES

     Shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock, as the case may be, represented by properly executed proxies received at or prior to the appropriate meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Agreement and the Merger, FOR the election of the nominees for director, FOR approval of the Amended and Restated ICN Plans, SPI Plans, Viratek Plans and Biomedicals Plans and in the discretion of the proxy holder as to any other matter which may properly come before the appropriate meeting.

     A stockholder of any of the Merging Companies who has given a proxy may revoke such proxy at any time prior to its exercise at the appropriate meeting by (i) giving written notice of revocation to the Secretary of ICN, SPI, Viratek or Biomedicals, as the case may be, (ii) properly submitting to the appropriate Merging Company a duly executed proxy bearing a later date, or (iii) attending the appropriate meeting and voting in person. Attendance at the meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the applicable Merging Company as follows: 3300 Hyland Avenue, Costa Mesa, California 92626, Attention: Secretary.

     If, with respect to any of the Merging Companies, a quorum is not obtained, the relevant stockholders meeting may be adjourned for the purpose of obtaining additional proxies or for any other purpose, and, at any subsequent reconvening of such meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM


     ICN. Only holders of record of ICN Common Stock at the close of business on October 3, 1994 will be entitled to receive notice of and to vote at the ICN Meeting. As of September 23, 1994, ICN had outstanding 20,529,181 shares of ICN Common Stock. A majority of the outstanding ICN Common Stock entitled to vote must be represented in person or by proxy at the ICN Meeting in order for a quorum to be present at the ICN Meeting.



     SPI. Only holders of record of shares of SPI Common Stock at the close of business on October 3, 1994 will be entitled to receive notice of and to vote at the SPI Meeting. As of September 23, 1994, SPI had outstanding 20,494,139 shares of SPI Common Stock. A majority of the outstanding shares of SPI Common Stock entitled to vote must be represented in person or by proxy at the SPI Meeting in order for a quorum to be present at the SPI Meeting.



     Viratek. Only holders of record of Viratek Common Stock at the close of business on October 3, 1994 will be entitled to receive notice of and to vote at the Viratek Meeting. As of September 23, 1994, Viratek had outstanding 18,113,149 shares of Viratek Common Stock. A majority of the outstanding Viratek Common Stock entitled to vote must be represented in person or by proxy at the Viratek Meeting in order for a quorum to be present at the Viratek Meeting.



     Biomedicals. Only holders of record of Biomedicals Common Stock at the close of business on October 3, 1994 will be entitled to receive notice of and to vote at the Biomedicals Meeting. As of September 23, 1994, Biomedicals had outstanding 9,033,873 shares of Biomedicals Common Stock. A majority of the outstanding Biomedicals Common Stock entitled to vote must be represented in person or by proxy at the Biomedicals Meeting in order for a quorum to be present at the Biomedicals Meeting.


NO DISSENTERS' RIGHTS

     Under Delaware Law, no holder of Merging Company Common Stock will have dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Meetings.

SOLICITATION OF PROXIES

     The direct cost of solicitation of the stockholders of each of the Merging Companies will be paid by the Merging Company which incurs such cost. Such costs will also include the reimbursement of banks, brokerage firms, nominees, fiduciaries and custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of the Merging Companies may solicit proxies personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. In addition, the Merging Companies have retained Georgeson & Company to assist in soliciting proxies and to provide proxy materials to banks, brokerage firms, nominees, fiduciaries and other custodians. For such services, the Merging Companies will pay to Georgeson & Company a fee of approximately $50,000 plus expenses.

                       STOCKHOLDERS SHOULD NOT SEND STOCK
                      CERTIFICATES WITH THEIR PROXY CARDS

                                   THE MERGER
GENERAL


     Subject to the terms and conditions thereof, the Merger Agreement provides for a business combination among each of the Merging Companies and New ICN in which each of the Merging Companies (other than Biomedicals) would be merged with and into New ICN and Biomedicals would be merged with and into a wholly owned subsidiary of New ICN. In the Merger, the holders of shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock would be issued New ICN Shares in a transaction intended to qualify as a tax-free reorganization for federal income tax purposes. The discussion in this Joint Proxy Statement/Prospectus of the Merger and the description of the Merger's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix A and which is incorporated herein by reference.


     After giving effect to the Merger and the issuance of New ICN Shares, and based upon the shares of Merging Company Common Stock outstanding on the Merging Company Record Date, the public holders of SPI Common Stock, ICN Common Stock, Viratek Common Stock and Biomedicals Common Stock will own approximately 46.48%, 38.98%, 12.51% and 2.03%, respectively, of the outstanding New ICN Shares.

BACKGROUND OF THE MERGER

     Following an analysis by the Merging Companies' senior management of the Merging Companies' respective financial and strategic alternatives available to enhance stockholder value, in May 1994, such senior management determined that a combination of the four Merging Companies would enhance stockholder value of each Merging Company by eliminating unnecessary duplication of certain costs and placing the Merging Companies in a position to take advantage of certain synergies. In addition, senior management believed that in light of industry competition, it was necessary to combine the Merging Companies in order to enable the combined entity to compete more effectively within the pharmaceutical industry by giving the combined entity greater resources, improved business opportunities and enhanced access to the financial markets. On June 14, 1994, the Board of Directors of each of ICN, SPI, Viratek and Biomedicals met in a joint session at which the management of the Merging Companies made a presentation concerning the proposed Merger. At the joint session, each Board elected its respective Special Committee. The ICN Special Committee consists of Senator Birch E. Bayh, Dr. Weldon B. Jolley and Mr. Richard W. Starr. The SPI Special Committee consists of Messrs. Alan F. Charles, Charles T. Manatt, James
P. Miscoll and Stephen D. Moses. The Viratek Special Committee consists of Dr. Vernon Knight and the Biomedicals Special Committee consists of Mr. Thomas H. Lenagh. For information concerning the members of the Special Committees, see "Management and Operations of New ICN after the Merger -- Directors after the Merger." Immediately following the joint meeting of the Boards of Directors, each Special Committee held its first meeting to consider the Merger and each Special Committee retained financial and legal advisors. A preliminary draft of a merger agreement was circulated at or about this time, and the parties and their representatives attempted to negotiate various terms of a proposed agreement. At the same time, each of the Merging Companies conducted due diligence investigations of the other Merging Companies.


     While this due diligence was being conducted, the respective financial advisors for each Merging Company held several joint meetings to discuss the transaction and the relative value of each individual Merging Company. The purpose of these meetings was to assist the Special Committees in establishing the applicable Exchange Ratio to be used for each of the Merging Companies' Common Stock in the Merger. During the same period, each of the Special Committees held several meetings with their financial and legal advisors. On July 12 and 13, the Boards of Directors of the four Merging Companies held regularly scheduled board meetings at which the Merger was discussed. In late July, the proposed Exchange Ratios were negotiated. The proposed Exchange Ratios were determined based on the average closing share prices of the Merging Companies for the 21 trading days between June 23 and July 22, 1994, inclusive, and the number of shares of Merging Company Common Stock outstanding as of June 30, 1994.

     After the applicable Exchange Ratios were determined, each of the Special Committees of the Boards of Directors of the Merging Companies held meetings during the period from July 28 to August 1, 1994 to consider the proposed Merger Agreement and the transactions contemplated thereby, including the proposed applicable Exchange Ratio as well as the other provisions contained in the Merger Agreement. Each of the Special Committees met with their respective financial and legal advisors and, after receiving financial presentations and reviewing fairness opinions to be delivered to the respective Boards of Directors, each of the Special Committees resolved to recommend to its Board of Directors to approve the Merger. After those meetings, the respective Boards of Directors then each held meetings on August 1, 1994, at which time the investment bank for each Merging Company delivered its opinion to the respective Board of Directors that, based upon the matters presented to such investment bank, as of such date, the applicable Exchange Ratio was fair, from a financial point of view, to the stockholders of the respective Merging Company (other than ICN in the case of SPI, Viratek and Biomedicals). After consideration, each of the Merging Companies' Boards of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby, and authorized their respective Merging Company to enter into the Merger Agreement.


     As set forth above, the Exchange Ratios were calculated based on the average closing share prices of the Merging Companies for the 21 trading days between June 23 and July 22, 1994, inclusive, and the number of shares of Merging Company Common Stock outstanding as of June 30, 1994. The Merging Companies determined to use this method because they believed it was fair and the best one available given the capital structure of the Merging Companies and the nature of the transaction, particularly given ICN's ownership interest in the other Merging Companies (which interest will be cancelled in the Merger) and the fact that the stockholders of each of the Merging Companies will have a continuing equity interest in New ICN. The Merging Companies were advised by their respective investment banking advisors that the Exchange Ratio was fair to their respective stockholders.The decision to use what is essentially a one-month time period for the calculation was made because the Merging Companies believed that one month would be of sufficient duration to eliminate the effect of very short-lived changes in the relative values of the four Merging Companies, yet would be long enough to ensure that the effect of outside general economic influences would be reflected fairly on all four of the Merging Companies. There are, of course, risks involved in using this method, as the market may overvalue or undervalue one or more of the Merging Companies. In addition, the market may assign different multiples to each company based on its profile; for example, Viratek is essentially a research and development company, while SPI is engaged in the manufacture and sale of pharmaceutical products. Finally, the Special Committees believed that the existence of ICN, which has varying degrees of control or influence over the other three Merging Companies, has an effect on the market prices of those three companies. Allowing the market to establish the Exchange Ratios, however, eliminates the potential for conflicts of interest among the Merging Companies which might unfairly affect the relative values of the Merging Companies. Consequently, in light of all of these factors, the Merging Companies believed that the method used, which essentially accepted the market's relative valuation of the Merging Companies, was the best way to establish relative values and one that was most fair to the stockholders of the Merging Companies.


ADVANTAGES AND DISADVANTAGES OF THE MERGER TO STOCKHOLDERS OF THE MERGING COMPANIES

     The Merger has both advantages and disadvantages for stockholders of the Merging Companies. Some of the advantages of the Merger include the following:

          - All of the stockholders should gain increased liquidity because of the increased capitalization of New ICN compared to the four Merging Companies on a stand-alone basis;

          - The creation of a more fully integrated pharmaceutical company which will be potentially more easily understood in the financial community;

          - New ICN should enjoy increased access to the capital markets due to its simplified structure and greater resources;

          - The elimination of potential conflicts of interest among the Merging Companies and the direct access for New ICN to Viratek's and Biomedicals' products;

          - The elimination of a controlling or significant shareholder in the form of ICN, which may enhance the value of New ICN shares; and

          - The opportunities for economies of scale and operating efficiencies that should result from the Merger.

     The Merger also has certain disadvantages for stockholders of the Merging Companies, including the following:

          - New ICN's Certificate of Incorporation and by-laws will contain certain anti-takeover provisions (discussed below in "Comparative Rights of Stockholders") which do not currently exist in the Merging Companies' certificates and by-laws and, as described below, New ICN plans to adopt a shareholder rights plan; these provisions could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of New ICN;

          - The shareholders of SPI will most likely experience dilution in book value per share and net income per share; and

          - The benefits of the Merger may not be achieved and the process of combining the organizations could cause the interruption of, or loss of momentum in, the activities of any or all of the Merging Companies' businesses, which could have an adverse effect on New ICN.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE SPECIAL COMMITTEES AND THE BOARDS OF DIRECTORS

     ICN. The ICN Board of Directors believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of ICN and its stockholders. At a meeting on July 29, 1994, the ICN Special Committee resolved to recommend to ICN's Board of Directors that the Board approve the Merger Agreement and the Merger. On August 1, 1994, ICN's Board approved the Merger Agreement and the Merger and unanimously recommended approval thereof by the stockholders of ICN. In reaching its determination, the ICN Special Committee and the Board of Directors consulted with ICN management, as well as its legal counsel and its financial advisors, and considered a number of factors, including, without limitation, the following:

          (i) ICN's strategic alternatives, including remaining a separate company, and divesting of certain assets to repay indebtedness;

          (ii) ICN's financial alternatives, including a recapitalization and other releveraging transactions;

          (iii) information concerning the financial performance, financial condition, business operations and prospects of the Merging Companies;

          (iv) the opportunities for economies of scale and operating efficiencies that should result from the Merger, particularly in terms of the integration of office facilities, information systems support functions and the combined purchasing power of the four corporations;

          (v) improvement afforded by the Merger in New ICN's ability to access the capital markets and otherwise increase its financial flexibility due to its increased capitalization, simplified capital structure and greater resources which will be available to the combined entity;

          (vi) the terms and conditions of the Merger Agreement, including that the Merger will be a tax-free reorganization for federal income tax purposes;

          (vii) the elimination of potential conflicts of interest when dealing with SPI, Viratek and Biomedicals;

          (viii) the creation of a more fully integrated pharmaceutical company which would be potentially more easily understood in the financial community;

          (ix) the ICN Exchange Ratio and recent trading prices for ICN Common Stock;

          (x) the net operating losses which exist at ICN which are currently used to shelter capital gains can be used, subject to certain limitations, to shelter net income produced by SPI;

          (xi) the improved liquidity which would be provided to ICN's stockholders as a result of the larger capitalization of New ICN as compared to ICN; and

          (xii) the financial presentation and the opinion, dated August 1, 1994, of Prudential Securities that, as of such date, the ICN Exchange Ratio was fair to the holders of ICN Common Stock from a financial point of view.

     The Board of Directors of ICN believes that the Merger offers the opportunity to create a combined company with greater financial resources and flexibility, competitive strengths and business opportunities than would be possible for ICN alone. In connection with the consideration by ICN's management and the ICN Board of Directors of ICN's alternatives to the Merger, none of the other strategic alternatives, such as a recapitalization or divestitures, were actively considered and no other offers were solicited or entertained.

     In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the ICN Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     THE BOARD OF DIRECTORS OF ICN UNANIMOUSLY RECOMMENDS THAT ICN STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

     SPI. The SPI Board of Directors believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of SPI and its stockholders. At a meeting on July 28, 1994, the SPI Special Committee resolved to recommend to SPI's Board of Directors that the Board approve the Merger Agreement and the Merger. On August 1, 1994, SPI's full Board unanimously approved the Merger Agreement and the Merger and recommended approval thereof by the stockholders of SPI. In reaching its determination, the SPI Special Committee and the Board of Directors consulted with SPI management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

          (i) the number of publicly held shares of the combined company will be considerably larger than SPI's current number of publicly held shares, providing SPI stockholders with enhanced liquidity;

          (ii) the Merging Companies' business, operations and prospects;

          (iii) the opportunities for economies of scale and operating efficiencies that should result from the Merger, particularly in terms of the integration of office facilities, information systems and support functions;

          (iv) the SPI Exchange Ratio and recent trading prices for SPI Common Stock;

          (v) the financial presentation and the opinion of Wertheim Schroder that the SPI Exchange Ratio was fair to the holders of SPI Common Stock (other than ICN as to which no opinion was given) from a financial point of view;

          (vi) the Merger would provide direct access to Viratek's research and development resources, including its scientific expertise, and eliminate SPI's royalty obligation to Viratek;

          (vii) the contribution of Biomedicals' resources, including its marketing capabilities;

          (viii) the availability of the other Merging Companies' net operating loss carryforwards;

          (ix) the terms and conditions of the Merger Agreement, including the condition that the Merger will be a taxfree reorganization for federal income tax purposes; and

          (x) the creation of a more fully integrated pharmaceutical company which would be potentially more easily understood in the financial community.

     The Board of Directors of SPI believes that the Merger offers the opportunity to create a combined company with greater financial resources and flexibility, competitive strengths and business opportunities than would be possible for SPI alone. In connection with the consideration of the Merger by SPI's management and Board of Directors, the Board did not actively consider other strategic alternatives which may have been available to SPI.

     In view of the wide variety of factors considered in connection with its evaluation of the Merger, the SPI Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     THE BOARD OF DIRECTORS OF SPI UNANIMOUSLY RECOMMENDS THAT SPI STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

     Viratek. The Viratek Board of Directors believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Viratek and its stockholders. At a meeting on August 1, 1994, the Viratek Special Committee resolved to recommend to Viratek's Board of Directors that the Board approve the Merger Agreement and the Merger. On the same date, Viratek's Board approved the Merger Agreement and the Merger and unanimously recommended approval thereof by the stockholders of Viratek. In reaching its determination, the Viratek Special Committee and the Board of Directors consulted with Viratek management, as well as its legal counsel and its financial advisors, and considered a number of factors, including, without limitation, the following:

          (i) Viratek's strategic alternatives, including remaining a separate company, asset swaps, divesting of certain assets and selling Viratek to another party;

          (ii) Viratek's financial alternatives, including a recapitalization and other transactions;

          (iii) information concerning the financial performance, financial condition, business operations and prospects of the Merging Companies;

          (iv) the opportunities for economies of scale and operating efficiencies that should result from the Merger, particularly in terms of the integration of office facilities, information systems support functions and the combined purchasing power of the four corporations;

          (v) the Merger would improve Viratek's ability to access the capital markets and otherwise increase its financial flexibility;

          (vi) the terms and conditions of the Merger Agreement, including the condition that the Merger will be a taxfree reorganization for federal income tax purposes;

          (vii) the Viratek Exchange Ratio and recent trading prices for Viratek Common Stock;

          (viii) the improved liquidity which would be provided to Viratek's stockholders and the opportunity to own a financially stronger company;

          (ix) the decreased reliance upon royalties from a single product, Virazole(R) for respiratory syncytial virus ("RSV"), as Viratek's primary source of revenue;

          (x) the draft appraisal dated July 22, 1994 of certain assets of Viratek and a limited amount of Biomedicals' assets performed by Houlihan, Lokey, Howard & Zukin, Inc.;

          (xi) the elimination of possible conflicts of interest between Viratek, SPI and ICN with respect to the commercial development of Viratek's products;

          (xii) the Merger would provide Viratek with greater resources to fund its research and enhanced marketing capabilities for its products; and

          (xiii) the financial presentation and the opinion of Kemper that the Viratek Exchange Ratio was fair to the holders of Viratek Common Stock (other than ICN as to which no opinion was given) from a financial point of view.

     The Board of Directors of Viratek believes that the Merger offers the opportunity to create a combined company with greater financial resources and flexibility, competitive strengths and business opportunities than would be possible for Viratek alone. In connection with the consideration by Viratek's management and the Viratek Board of Directors of alternatives to the Merger, none of the other strategic alternatives, such as the sale of assets of Viratek to another party, were actively considered and no other offers were solicited or entertained.

     In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Viratek Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     THE BOARD OF DIRECTORS OF VIRATEK UNANIMOUSLY RECOMMENDS THAT VIRATEK STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

     Biomedicals. The Biomedicals Board of Directors believes that the terms of the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Biomedicals and its stockholders. At a meeting on July 31, 1994, the Biomedicals Special Committee resolved to recommend to Biomedicals' Board of Directors that the Board approve the Merger Agreement and the Merger. On August 1, 1994, Biomedicals' full Board unanimously approved the Merger Agreement and the Merger and recommended approval thereof by the stockholders of Biomedicals. In reaching its determination, the Biomedicals Special Committee and the Board of Directors consulted with Biomedicals management, as well as its legal counsel and its financial advisors, and considered a number of factors, including, without limitation, the following:

          (i) Biomedicals' strategic and financial alternatives;

          (ii) information concerning the financial performance, financial condition, business operations and prospects of Biomedicals and the other Merging Companies;

          (iii) the opportunities for economies of scale and operating efficiencies that should result from the Merger, particularly in terms of the integration of office facilities, information systems support functions and the combined purchasing power of the four corporations;

          (iv) the Merger would improve the Merging Companies' ability to access the capital markets and otherwise increase the financial flexibility of the combined entity;

          (v) the terms and conditions of the Merger Agreement, including the condition that the Merger will be a taxfree reorganization for federal income tax purposes;

          (vi) the Biomedicals Exchange Ratio and recent trading prices for Biomedicals Common Stock;

          (vii) the nature of the existing market for Biomedicals Common Stock;

          (viii) the ability of ICN, as a result of its ownership of more than 69% of the outstanding Biomedicals Common Stock, to influence the direction of Biomedicals;

          (ix) the improved liquidity which would be provided to Biomedicals' stockholders; and

          (x) the financial presentation and the opinion of Jefferies that the Biomedicals Exchange Ratio was fair to the holders of Biomedicals Common Stock (other than ICN as to which no opinion was given) from a financial point of view.

     The Board of Directors of Biomedicals believes that the Merger offers the opportunity to create a combined company with greater financial resources and flexibility, competitive strengths and business opportunities than would be possible for Biomedicals alone. In connection with the consideration by Biomedical's management and the Biomedicals Board of Directors of Biomedicals' alternatives to the Merger, none of the other strategic and financial alternatives, such as a recapitalization, were actively considered and no other offers were solicited or entertained.

     In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Biomedicals Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     THE BOARD OF DIRECTORS OF BIOMEDICALS UNANIMOUSLY RECOMMENDS THAT BIOMEDICALS STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

OPINIONS OF FINANCIAL ADVISORS

  ICN.

     Prudential Securities has delivered its written opinion dated August 1, 1994 to the Board of Directors of ICN that, as of such date, the ICN Exchange Ratio is fair to holders of ICN Common Stock from a financial point of view. Prudential Securities has confirmed such opinion in an opinion dated the date of this Proxy Statement/Prospectus. A copy of the opinion of Prudential Securities dated the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus and is incorporated herein by reference. The summary of the opinion of Prudential Securities set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. ICN's stockholders are urged to read the opinion in its entirety. The August 1, 1994 opinion is substantially identical to the opinion attached hereto.

     Prudential Securities' opinions are directed only to the fairness from a financial point of view of the ICN Exchange Ratio to the holders of ICN Common Stock and do not constitute a recommendation to any stockholder as to how such stockholder should vote at the ICN Meeting.


     In arriving at its opinion dated the date of this Proxy Statement/Prospectus, Prudential Securities reviewed, among other things: (i) ICN's, Viratek's, Biomedical's and SPI's historical financial data and other publicly available information for the three years ended December 31, 1993 as well as interim financial results for the six months ended June 30, 1994; (ii) certain information, including financial projections, for ICN, Viratek, Biomedicals, and SPI prepared, in each case, by the respective managements of each company and financial projections for New ICN prepared by ICN management relating to the revenues, earnings and cash flow for each of the ICN, Viratek, Biomedicals, SPI and New ICN businesses; (iii) the pro forma statement of income for New ICN for the year ended December 31, 1993 and for the six months ended June 30, 1994 and the pro forma balance sheet for New ICN as of June 30, 1994 prepared by ICN in conjunction with ICN's outside auditors; (iv) industry data relating to each of ICN's, Viratek's, Biomedicals', SPI's and New ICN's businesses; (v) the financial terms of the Merger and the financial terms of certain other transactions Prudential Securities deemed relevant; (vi) the trading history of the ICN Common Stock, the Viratek Common Stock, the Biomedicals Common Stock and the SPI Common Stock; (vii) publicly available information concerning certain other companies Prudential Securities deemed reasonably similar to ICN, Viratek, Biomedicals, SPI and New ICN and the common stock trading history for each such comparable company; (viii) the Merger Agreement; (ix) the Registration Statement on Form S-1 filed with the SEC by New ICN dated September 14, 1994, as amended, in connection with New ICN's proposed convertible subordinated debenture financing; and (x) such other studies, analyses and investigations as Prudential Securities deemed appropriate for the purposes of its opinion. Prudential Securities met with senior officers of ICN, Viratek, Biomedicals and SPI to discuss each company's financial condition and prospects and such other matters as Prudential Securities deemed relevant. Due to governmental restrictions on business travel to Yugoslavia, Prudential Securities was not able to visit the operations of ICN Galenika, a subsidiary of SPI located in The Federal Republic of Yugoslavia. Prudential Securities' opinions were based on economic, financial and market conditions as they existed and could be evaluated on the dates thereof.

     In connection with its review and analysis, Prudential Securities relied upon the accuracy and completeness of the financial data and other information provided to it by ICN, Viratek, Biomedicals and SPI or that is publicly available, and has not independently verified any such information. With respect to the financial projections prepared by ICN management for New ICN, as well as the financial projections for Viratek, Biomedicals and SPI, Prudential Securities made certain modifications to such projections using assumptions less optimistic than those employed by the ICN, Viratek, Biomedicals and SPI managements. Prudential Securities neither made nor obtained any independent appraisals of the properties, facilities or other assets of ICN, Viratek, Biomedicals or SPI. In addition, Prudential Securities was not authorized by the ICN Board of Directors or the ICN Special Committee to solicit and has not solicited, third party indications of interest for the acquisition of ICN or any interest therein. There were no limitations imposed by ICN or the ICN Special Committee on the scope of the investigation conducted by Prudential Securities in connection with its financial review and analysis.

     The following is a summary of certain analyses performed by Prudential Securities in connection with its opinion dated August 1, 1994, which it presented to the Board of Directors of ICN on that date. These analyses are substantially similar in nature to analyses presented by Prudential Securities to the ICN Special Committee at meetings held on July 12, 1994 and July 29, 1994. In connection with its opinion dated the date of this Joint Proxy Statement/Prospectus, Prudential Securities reviewed and updated as necessary the analyses performed in connection with its opinion dated August 1, 1994.

     For a discussion of the estimated purchase price for New ICN Common Stock used for purposes of the preparation of the pro forma financial statements for New ICN, see "Unaudited Pro Forma Combined Condensed Balance Sheet -- Note 10."

     (i) Discounted Cash Flow Analysis. Prudential Securities calculated ranges of equity values for New ICN based upon the discounted present value of its five year stream of free cash flow and its fiscal year 1999 terminal values based upon (i) a range of sale multiples of its projected fiscal year 1999 net income and (ii) its projected 1999 free cash flow assuming a range of growth ratios in perpetuity. In conducting its analyses, Prudential Securities utilized financial projections for New ICN provided by the management of ICN ("Management Projections") and modified such projections on the basis of less optimistic assumptions. Prudential Securities utilized discount rates ranging from 15% to 24%, terminal net income sale multiples ranging from 10x to 15x 1999 net income and free cash flow growth rates in perpetuity of 2.0% to 12.0%. Based on these analyses and after eliminating certain high and low ranges that Prudential Securities deemed not indicative of New ICN's equity values, Prudential Securities advised the ICN Board of Directors that a reasonable range of New ICN Common Stock equity values was $18.04 to $30.83.

     (ii) Analysis of Selected Comparable Publicly Traded Companies. Prudential Securities applied certain pro forma historical and projected financial information for New ICN to the corresponding publicly available financial information of certain other fully integrated pharmaceutical, diagnostic, biotech, research and development and pharmaceutical sales and distribution companies. Prudential Securities calculated multiples for such companies of the current stock price to 1993 earnings per share ("EPS"), current fiscal year projected EPS and next fiscal year projected EPS, and multiples of current total equity market value plus long-term debt ("Unlevered Market Value") to latest twelve months ("LTM") earnings before interest, taxes, depreciation and amortization ("EBITDA"), and total current equity market value to book value.

     Prudential Securities selected eight fully integrated pharmaceutical companies that Prudential Securities determined to be reasonably similar to New
ICN: Bristol Meyers Squibb Co., Forest Labs, Inc., Marion Merrell Dow Inc., Merck & Co. Inc., Schering Plough Corp., Smithkline Beecham PLC., Syntex Corp. and Upjohn Co. (collectively, the "New ICN Comparable Companies"). Applying the multiples for the New ICN Comparable Companies produced the following results:
(a) current stock price to 1993 EPS yielded a range of 13.6x to 30.5x with an average of 17.2x; (b) current stock price to current fiscal year projected EPS yielded a range of 11.0x to 20.0x with an average of 14.3x; (c) current stock price to next fiscal year projected

EPS yielded a range of 10.8x to 20.1x with an average of 13.9x; (d) Unlevered Market Value to LTM EBITDA yielded a range of 4.4x to 14.5x with an average of 9.8x; and (e) total current equity market value to book value yielded a range of 2.4x to 7.0x with an average of 4.0x.

     Prudential Securities then calculated aggregate and per share equity values for New ICN by applying certain pro forma historical and forecasted financial results for New ICN to the multiples derived from its analyses of the New ICN Comparable Companies described above. Prudential Securities calculated per share equity values of New ICN ranging from $1.45 (based on total current equity market value as a multiple of 1993 earnings divided by the total amount of New ICN Common Stock to be outstanding) to $66.23 (based on total equity market value as a multiple of next fiscal year projected earnings based on Management Projections divided by the total amount of New ICN Common Stock to be outstanding).

     Prudential Securities selected seven companies that Prudential Securities determined to be reasonably similar to Biomedicals: Bio-Rad Labs Inc., BioWhittaker Inc., Diagnostic Products Corp., Landauer Inc., Life Technologies Inc., Mallinckrodt Group Inc., and Sigma Aldrich Corp. (collectively, the "Biomedicals Comparable Companies"). Applying the multiples for the Biomedicals Comparable Companies produced the following results: (a) current stock price to 1993 EPS yielded a range of 14.7x to 52.1x with an average of 26.4x; (b) current stock price to current fiscal year projected EPS yielded a range of 13.0x to 19.5x with an average of 15.4x; (c) current stock price to next fiscal year projected EPS yielded a range of 11.2x to 14.8x with an average of 12.6x; (d) Unlevered Market Value to LTM EBITDA yielded a range of 5.9x to 53.2x with an average of 15.0x and (e) total current equity market value to book value yielded a range of 1.3x to 6.0x with an average of 2.7x.

     Prudential Securities selected four companies that Prudential Securities determined to be reasonably similar to Viratek: Alpha 1 Biomedicals Inc., Genelabs Technologies, Inc., Gilead Sciences Inc. and Isis Pharmaceuticals Inc. (collectively, the "Viratek Comparable Companies"). Since none of the Viratek Comparable Companies have any earnings, it was not possible to derive multiples of their current stock price as a function of their EPS. The total current equity market value to book value yielded a range from 1.4x to 4.7x with an average of 2.3x.

     Prudential Securities selected three companies that Prudential Securities determined to be reasonably similar to SPI: Bergen Brunswig Corp., Mylan Labs Inc. and Zenith Labs Inc. (collectively, the "SPI Comparable Companies"). Applying the multiples for the SPI Comparable Companies produced the following results: (a) current stock price to 1993 EPS yielded a range of 18.7x to 23.8x with an average of 20.4x; (b) current stock price to current fiscal year projected EPS yielded a range of 9.6x to 19.2x with an average of 14.3x; (c) current stock price to next fiscal year projected EPS yielded a range of 8.6x to 16.0x with an average of 11.3x; (d) Unlevered Market Value to LTM EBITDA yielded a range of 9.9x to 17.8x with an average of 12.8x; (e) total current equity market value to book value yielded a range of 1.3x to 4.7x with an average of 3.5x.

     Prudential Securities then calculated aggregate and per share equity values for New ICN by applying New ICN's pro forma historical and projected financial results to a weighted average of the multiples derived from its analyses of the Biomedicals, Viratek and SPI Comparable Companies described above. Prudential Securities calculated per share equity values of New ICN ranging from $1.57 (based on current stock price as a multiple of 1993 earnings) to $41.84 (based on current stock price as a multiple of next fiscal year projected earnings as projected by ICN management).

     The summary set forth above does not purport to be a complete description of the analyses conducted by Prudential Securities or Prudential Securities' presentation to the ICN Board of Directors. Prudential Securities' analyses must be considered as a whole and selecting portions of its analyses and the factors considered by it, without considering all factors and analyses considered by Prudential Securities, could create an incomplete view of the process underlying its opinions. The preparation of a fairness opinion is a complex process that is not purely mathematical and is not necessarily susceptible to partial analysis or summary description, rather it involves complex considerations and judgements. In performing its analyses, Prudential Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ICN, Biomedicals, Viratek, SPI and

New ICN. Any estimates contained in the analyses performed by Prudential Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by Prudential Securities' analyses. In addition, analyses relating to equity values do not purport to be appraisals or to reflect the prices at which such equity may actually trade or be sold. Because such estimates are inherently subject to uncertainty, none of ICN, Prudential Securities or any other person assumes responsibility for their accuracy.

     ICN selected Prudential Securities to provide a fairness opinion because it is an internationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Merger. ICN engaged Prudential Securities to render its opinion as to whether the ICN Exchange Ratio is fair to the ICN stockholders from a financial point of view. For Prudential Securities' services performed in rendering the fairness opinion, ICN paid Prudential Securities a fee of $500,000. In addition, the engagement letter with Prudential Securities provides that ICN will reimburse Prudential Securities for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) and will indemnify Prudential Securities and certain related persons against certain liabilities, including liabilities under securities laws, arising out of the Merger or its engagement.

     In the ordinary course of its business, Prudential Securities may trade the ICN Common Stock, the Biomedicals Common Stock, the SPI Common Stock and the Viratek Common Stock for its own account and the accounts of customers, and Prudential Securities may at any time hold a long or short position in such securities.


     At August 31, 1994, ICN had outstanding an aggregate of $4,560,000 of margin borrowings with Prudential Securities. All of such margin borrowings are collateralized by SPI Common Stock and Viratek Common Stock owned by ICN and will be repaid out of the net proceeds of the Financing.


  SPI.

     The SPI Special Committee has retained Wertheim Schroder to act as its exclusive financial adviser in connection with its consideration of the Merger Agreement. Wertheim Schroder is a nationally recognized investment banking firm and, as part of its business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. The SPI Special Committee selected Wertheim Schroder to act as its financial adviser based on Wertheim Schroder's experience in valuations of companies and their securities in general, and their familiarity with SPI and the other Merging Companies based on prior engagements. No limitations were imposed by the SPI Special Committee or SPI on the scope of the investigations by Wertheim Schroder or the procedures followed by Wertheim Schroder in connection with the rendering of its opinion. Wertheim Schroder was not authorized to, nor did it, solicit any indications of interest from any other party in connection with an acquisition of, or merger with, SPI. In addition to its engagement by SPI, Wertheim Schroder will act as lead manager of the Financing.


     On July 28, 1994, Wertheim Schroder orally advised the SPI Special Committee that, based on various considerations and assumptions, it was of the opinion, as investment bankers, that as of such date, the SPI Exchange Ratio as then currently proposed is fair, from a financial point of view, to the holders (other than ICN) of SPI Common Stock. Wertheim Schroder subsequently confirmed its oral opinion by delivering to the Board of Directors of SPI its written opinion dated July 28, 1994. A subsequent written opinion, dated the date of this Proxy Statement/Prospectus, was also delivered to the Board of Directors of SPI, which opinion is substantially identical to the July 28, 1994 opinion. The full text of Wertheim Schroder's written opinion, dated the date of the Proxy Statement/Prospectus, which has set forth the assumptions made, procedures followed, matters considered and limits of its review is attached hereto as Appendix C and is incorporated by reference herein. The following summary is qualified in its entirety by reference to the full text of such opinion. Holders of SPI Common Stock are urged to and should read such opinion in its entirety. Wertheim Schroder's opinion does not constitute a recommendation to holders of SPI Common Stock as to how to vote on the Merger at the SPI Meeting.


     In connection with its opinion, Wertheim Schroder reviewed, among other things, (a) the Annual Reports on Form 10-K for the fiscal years ended December 31, 1991, 1992 and 1993 for each of the Merging Companies, as filed with the Commission (including the respective Form 10K/As filed by the Merging Companies for the fiscal year ended December 31, 1993), (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994 and June 30, 1994 for each of the Merging Companies, as filed with the Commission, and the internal unaudited financial statements of SPI for the fiscal quarter ended June 30, 1994, (c) certain other information, including financial forecasts and pro forma financial information, provided to Wertheim Schroder by the Merging Companies, including during meetings with certain members of management of the Merging Companies, (d) the reported prices and historical trading activity of SPI Common Stock, ICN Common Stock, Viratek Common Stock and the Biomedicals Common Stock, and the public market valuation multiples of companies Wertheim Schroder deemed to be reasonably similar to SPI and the other Merging Companies, (e) the financial terms, to the extent publicly available, of certain comparable acquisition transactions and (f) the Merger Agreement, and performed such other analyses and reviewed and analyzed such other information as Wertheim Schroder deemed appropriate. Wertheim Schroder also reviewed and discussed with certain members of the management of the Merging Companies, certain internal financial statements and financial operating data concerning the Merging Companies prepared by the respective Merging Companies, and certain other financial information prepared by the management of SPI, including certain projections. Wertheim Schroder also participated in discussions and negotiations among representatives of SPI and the other Merging Companies. In rendering its opinion, Wertheim Schroder relied, with the permission of the SPI Special Committee, upon the accuracy and completeness of all information supplied or otherwise made available to it by SPI and the other Merging Companies, and Wertheim Schroder did not assume any responsibility to independently verify such information, or undertake an independent appraisal of the assets or liabilities (contingent or otherwise) of the Merging Companies and was not furnished with such appraisals, other than the appraisal dated July 22, 1994 of certain assets of Viratek performed by Houlihan, Lokey, Howard & Zukin, Inc. ("Houlihan Lokey"). With respect to financial projections used for purposes of Wertheim Schroder's analysis, Wertheim Schroder was advised by the Merging Companies, and it assumed without any responsibility to verify, that the projections were reasonably prepared and reflected the best currently available estimates and judgment of senior management of the Merging Companies as to the expected future financial performance of the Merging Companies. Wertheim Schroder also reviewed and discussed with management of SPI the various competitive factors affecting the pharmaceutical industry, the strategic benefits of the Merger to SPI, and the strategies that might be pursued by SPI as an alternative to the Merger and the potential effect of each on SPI's future results.


     The SPI Exchange Ratio (and the ICN Exchange Ratio, the Viratek Exchange Ratio and the Biomedicals Exchange Ratio) are based upon the relative market values of the Common Stock of each of the Merging Companies, which was calculated using an average of the closing sales prices of such Common Stock for the 21 trading days immediately preceding July 22, 1994. After giving effect to the Merger and the issuance of New ICN Shares, the public holders of SPI Common Stock, ICN Common Stock, Viratek Common Stock and Biomedicals Common Stock will own approximately 46.48%, 38.98%, 12.51% and 2.03%, respectively, of the outstanding New ICN Shares.

     The following is a summary of each of the financial analyses utilized by Wertheim Schroder in connection with its oral advice to the SPI Special Committee on July 28, 1994, and its July 28, 1994 opinion to the SPI Special Committee. It does not purport to be a complete description of such analyses performed by Wertheim Schroder.

     Market Value Contribution Analysis. Wertheim Schroder reviewed the percentage of New ICN Shares to be received by the non-ICN holders of SPI Common Stock in the Merger and compared this number to the percentage of New ICN Shares they would have received had the SPI Exchange Ratio been based on the average trading prices of the Common Stock of each of the Merging Companies over various periods during the prior three years. The trading periods analyzed by Wertheim Schroder were over the six month period ended July 22, 1994, and the one, two and three year periods ended July 22, 1994. Wertheim Schroder calculated that such percentages would have ranged from 39.52% to 44.17%, as compared to the 46.48% implied by the SPI Exchange Ratio.

     Financial Contribution Analysis. Wertheim Schroder analyzed the relative contribution of such financial measures as Revenues, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and Net Income of SPI and the other Merging Companies to New ICN on an historical and projected basis, and the contribution of book value of SPI and the other Merging Companies to New ICN on an historical basis. Wertheim Schroder calculated that SPI's projected relative contributions ranged from 71.9% to 94.2% over the projection periods 1994 to 1999, and calculated that the relative proportion of New ICN Shares to be received by all holders of SPI Common Stock (including ICN) was approximately 76.0%, which fell within this range.

     Historical and Projected Financial Statement Analysis. Wertheim Schroder reviewed and analyzed certain historical proforma financial data for the year ended December 31, 1993 and projected financial data for the years 1994 to 1999 for New ICN, and compared such data to the historical and projected results for SPI for similar periods. Wertheim Schroder noted that holders of SPI Common Stock would experience dilution in book value per share on a pro forma basis and dilution in pro forma net income per share on a short-term basis.

     Net Adjusted Asset Valuation Analysis of ICN. Due to ICN's structure, Wertheim Schroder completed a net asset valuation analysis of ICN. Under this methodology, Wertheim Schroder aggregated the estimated value of ICN's material assets, including its shareholdings in the Merging Companies, and deducted all material financial obligations of ICN. Wertheim Schroder estimated such value to be approximately $173 million as compared to a current market capitalization for ICN of $187 million at July 27, 1994.

     Comparable Publicly Traded Company Analysis. Wertheim Schroder prepared a valuation based on comparable publicly traded companies. For the valuations of New ICN and SPI, Wertheim Schroder considered Abbott Laboratories, A.L. Laboratories, Inc., American Cyanamid Company, American Home Products Corporation, Astra AB, Bristol Meyers Squibb Company, Ciba Geigy AG, Eli Lilly and Company, Forest Laboratories, Inc., Glaxo Holdings plc, Medeva plc, Merck & Co., Inc., Pfizer, Inc., Rhone-Poulenc Rorer Inc., Roberts Pharmaceutical Corporation, Roche Holding AG, Schering-Plough Corporation, Smith-Kline Beecham plc, The Upjohn Company, Warner-Lambert Company and Wellcome plc. as comparable publicly traded pharmaceutical companies. Wertheim Schroder compared Viratek to other publicly traded research and development companies engaged in anti-viral research such as Alpha Beta Technology, Inc., Genelabs Technologies, Inc., Gilead Sciences, Inc., Interferon Sciences, Inc., Isis Pharmaceuticals, Inc., MedImmune Inc., Protein Design Labs, Inc., SciClone Pharmaceuticals, Inc. and Shaman Pharmaceuticals, Inc. For the valuation of Biomedicals, Wertheim Schroder considered BioWhittaker, Inc., Diagnostic Products Corporation, Hycor Biomedical, Inc., Landauer, Inc., Life Technologies, Inc., Mallinckrodt Group, Inc. and Sigma-Aldrich Corporation as comparable publicly traded companies. Due to ICN's structure, Wertheim Schroder did not view comparable companies analysis as being relevant for ICN.

     Wertheim Schroder reviewed historical financial information for each of these comparable companies and identified a range of multiples to Revenues, EBIT and EBITDA, respectively, at which businesses similar to New ICN and SPI, individually, traded in the public markets. The stock of such pharmaceutical companies traded in the public markets at multiples of Revenues, EBIT and EBITDA ranging from 0.9x to 5.0x, 7.8x to 14.5x, and 5.7x to 11.6x, respectively. The stock of publicly traded research and development companies engaged in anti-viral research traded at multiples of Revenues and Total Research and Development Expense from 5.8x to 13.7x and 0.9x to 4.6x, respectively. The stock of diagnostic clinical producing companies traded in the public markets at multiples of Revenues, EBIT and EBITDA ranging from 1.3x to 2.7x, 9.4x to 14.8x and 7.6x to 8.2x, respectively. Because of the wide range of multiples for research and development companies which was observed by Wertheim Schroder, and the relative lack of historical earnings for these companies, Wertheim Schroder believes that the comparable companies analysis was not a reliable indicator of value for Viratek.

     Wertheim Schroder then applied these multiple ranges to the respective historical and pro forma financial results of each of New ICN and the Merging Companies for the twelve months ended March 31, 1994

("LTM"). Using an average of the valuations derived from multiples of Revenues, EBIT and EBITDA, Wertheim Schroder determined a range of enterprise values for New ICN, SPI and Biomedicals from which it subtracted each such company's debt and added its excess cash to determine a range of values for each such company's equity capital. Wertheim Schroder then calculated an enterprise value range of $8.27 to $39.94 per New ICN Share, a range of $13.05 to $48.17 per share of SPI Common Stock, a range of $3.14 to $9.46 per share of Viratek Common Stock and a range of $0 to $2.57 per share of Biomedicals Common Stock. Due to ICN's structure, Wertheim Schroder did not view this analysis as being relevant for ICN.

     Comparable Acquisition Transactions. Wertheim Schroder prepared a valuation based on selected merger and acquisition transactions involving pharmaceutical companies, research and development companies and diagnostic companies. From its review of the transactions, Wertheim Schroder identified ranges of multiples of Revenues, EBIT and EBITDA at which businesses similar to those of the Merging Companies have been acquired in the past. The multiple ranges were 1.8x to 3.2x for the LTM revenues, 9.8x to 23.5x for the LTM EBIT and 8.0x to 16.9x for the LTM EBITDA, respectively. Using an average of the valuation ranges, Wertheim Schroder derived an enterprise valuation range of $649 million to $1,350 million for New ICN, $524 million to $1,083 million for SPI, $13 million to $23 million for Viratek and $55 million to $108 million for Biomedicals. Due to ICN's structure, Wertheim Schroder did not view this analysis as being relevant for ICN. By deducting the net debt of the respective Merging Companies, Wertheim Schroder calculated an equity value range per share of $16.46 to $42.47 for New ICN, $21.98 to $49.23 for SPI, and $1.56 to $2.13 for Viratek.

     Discounted Cash Flow Analysis. Using the projections and other financial information supplied by each of the Merging Companies, Wertheim Schroder analyzed the present value of each Companies' future tax-effected operating cash flow for the years 1994 to 1999 and calculated the present value of these amounts, using discount rates which it believed to be appropriate for each company. It then estimated the "terminal value," i.e., the value of cash flow in years after 1999, by applying multiples of 4, 5 and 6 to the pre-tax operating cash flow in years after 1999 and discounting this value to the present. Wertheim Schroder believed, based on its experience in the valuation of companies in the industries in which the Merging Companies compete and comparison with comparable companies, that multiples of 4, 5 and 6 were appropriate. The present value of estimated tax-effected operating cash flows for the years 1994 through 1999 were then added to the present value of the terminal value to arrive at a total present enterprise value for each company. The current net debt of each company was then subtracted from enterprise value to arrive at equity value. The resulting present value per share for New ICN, using discount rates ranging from 15% to 25%, ranged from $38.55 to $86.03. The present value per share from SPI, using discount rates ranging from 15% to 25%, ranged from $31.50 to $72.38. The present value per share for Viratek using discount rates ranging from 20% to 30%, ranged from $9.08 to $17.92. The present value per share for Biomedicals, using discount rates ranging from 15% to 25%, ranged from $2.57 to $10.07. For New ICN, SPI and Viratek, Wertheim Schroder conducted certain sensitivity analyses to evaluate the impact of sales of Virazole for Hepatitis C on these results, and, for New ICN and SPI, the impact of financial recovery at ICN Galenika.

     General. The foregoing is only a summary of each of the financial analyses performed by Wertheim Schroder and does not purport to be a complete description of each of the analyses. It does, however, summarize all of the financial analyses performed by and relied upon by Wertheim Schroder. The preparation of a fairness opinion is a complex project and is not necessarily susceptible to partial analysis or summary description. No single analytical methodology used by Wertheim Schroder was critical to its overall conclusion as each analytical technique has it inherent strengths and weaknesses. The nature of available information may further affect the value of any particular methodology or technique. Wertheim Schroder's conclusion was based upon all the analyses and factors that it considered taken as a whole and also on the application of Wertheim Schroder's experience and judgment. Its conclusion involved significant elements of subjective judgment and qualitative analysis. No value, merit or weight of any single technique or factor was assigned by Wertheim Schroder. Accordingly, Wertheim Schroder believes that its analyses must be considered as a whole and that to focus upon specific portions of such analyses and factors would create an incomplete and misleading view of the process underlying the preparation of the opinion. Wertheim Schroder's analyses and opinion were based upon forecasts and projections of future results which are not necessarily indicative of actual future results. Actual results may be significantly more or less favorable than the projected results. In performing its analyses, Wertheim Schroder made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's control, and therefore are inherently imprecise.

     The terms of the engagement of Wertheim Schroder by the SPI Special Committee are set forth in a letter agreement, dated May 11, 1994, between Wertheim Schroder and SPI (the "Engagement Letter"). Wertheim Schroder also received from the Company an indemnification letter of the same date (the "Indemnification Letter"). Pursuant to the terms of the Engagement Letter, SPI agreed to pay Wertheim Schroder, in consideration of certain advisory services with respect to the restructuring or reorganization of the equity and debt of SPI and the other Merging Companies, a cash advisory fee of $100,000 per month, commencing as of the date of the Engagement Letter until the successful completion of a restructuring plan (which would include the Merger), subject to SPI's right to terminate the Engagement Letter, with or without cause, after three months from the date of Wertheim Schroder's engagement. SPI has agreed to pay Wertheim Schroder a cash fee of $500,000 upon the successful implementation of a restructuring plan. SPI also agreed to reimburse Wertheim Schroder upon request from time to time for its necessary and reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, if any, incurred in connection with the services performed under the Engagement Letter, with the prior approval by SPI. Pursuant to the Indemnification Letter, the Company agreed to indemnify Wertheim Schroder against certain liabilities relating to or arising out of its engagement, including liabilities under federal securities laws. The obligation of the Company to pay Wertheim Schroder's fees and disbursements under the Engagement Letter was without respect to whether any opinion would be sought or obtained from Wertheim Schroder.

     Wertheim Schroder has been engaged to act as lead managing underwriter for the Financing for which it will receive customary compensation. Wertheim Schroder served as financial advisor to ICN in its successful defense of a proxy contest to replace the current Board of Directors of ICN at ICN's 1993 Annual Meeting. Wertheim Schroder received $250,000 plus reimbursement of out-of-pocket expenses in connection with such services.

  VIRATEK.


     The Board of Directors of Viratek has received a fairness opinion from Kemper, dated the date of the Proxy Statement/Prospectus, to the effect that the Viratek Exchange Ratio is fair, from a financial point of view, to the minority shareholders of Viratek (i.e., shareholders of Viratek other than ICN). A copy of the fairness opinion which sets forth the assumptions made, matters considered and limits on the review undertaken is included in this Joint Proxy Statement/Prospectus as Appendix D. This opinion confirmed the written opinion, dated August 1, 1994, from Kemper previously received by the Board of Directors of Viratek. Viratek shareholders are urged to read this opinion in its entirety.


     Kemper is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Kemper has received a fee of $275,000 from Viratek for rendering its opinion. The fee was negotiated between Viratek and Kemper, and Kemper was the only firm contacted to render an opinion to Viratek. Kemper is also expected to act as a co-managing underwriter in the Financing and will receive a fee for such services. In requesting the opinion, Viratek did not impose any limitations on the scope of the investigations that Kemper conducted to enable it to deliver its opinion.


     In connection with rendering its opinion dated the date of this Proxy Statement/Prospectus, Kemper (i) reviewed a draft of this Joint Proxy Statement/Prospectus, of the Merger Agreement and certain historical financial and other publicly available information concerning each of the Merging Companies and the markets for their securities; (ii) toured certain operating facilities of the Merging Companies including the Costa Mesa facilities and the manufacturing plants at Bryan, Ohio and Mexico City, Mexico; (iii) reviewed the audited financial statements of each of the Merging Companies for the three fiscal years ended December 31, 1993 and their unaudited statements for the quarters ended March 31, 1994 and June 30, 1994; (iv) reviewed certain internal, unaudited financial analyses and reports prepared by management of each of the Merging Companies; (v) reviewed management forecasts of the operating and financial results for each of the Merging Companies and for New ICN; (vi) reviewed the pro forma historical balance sheet and income statement for New ICN for the year ended December 31, 1993; (vii) conducted discussions with the senior management of each of the Merging Companies concerning the historical and forecasted financial and operating results for each of the respective companies;
(viii) reviewed the absolute and relative historical trading values of Viratek and each of the Merging Companies in the public marketplace over the latest five year period; (ix) prepared and reviewed discounted cash flow valuations for each of the Merging Companies and for New ICN; (x) reviewed the financial terms, to the extent publicly available, of certain mergers and acquisitions of publicly traded companies comparable to the Merging Companies; (xi) compared the financial performance and the price and trading activity of the common stock of Viratek, SPI and Biomedicals with those of certain other comparable publicly-traded companies and their securities; (xii) reviewed the relative financial and market value contributions of each of the Merging Companies;
(xiii) reviewed a draft of an appraisal prepared by Houlihan Lokey dated July 25, 1994, regarding the research and development efforts associated with various Viratek compounds (See "Unaudited Pro Forma Combined Financial Statements"); and
(xiv) performed such other analyses as Kemper deemed appropriate and considered such other information, financial studies, analyses and investigations and financial, economic and market criteria and industry and competitive trends, which Kemper deemed relevant.



     In connection with rendering its opinion dated the date of this Proxy Statement/Prospectus, Kemper relied upon, without independent verification, the accuracy, completeness and fairness of the financial and other information reviewed by Kemper, the accuracy, completeness and fairness of oral statements made to Kemper, and the assurances of management of each of the Merging Companies that they do not know anything regarding any of the Merging Companies which would make the information provided Kemper incomplete or misleading for the purposes of its opinion. With respect to the financial projections, Kemper assumed that such projections were reasonably prepared on bases reflecting the best available estimates and judgments of the future financial performance of each of the Merging Companies. Kemper has not been asked to, and has not, sought or solicited any offers for Viratek or any of the other Merging Companies. In addition, Kemper has not made an independent evaluation or appraisal of the assets of any of the Merging Companies. Kemper's opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to Kemper as of, the date of its opinion. Kemper has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to its attention after the date of its opinion.


     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, the resulting opinion is not readily susceptible to a summary description. Furthermore, in arriving at its fairness opinion, Kemper did not attribute any particular weight to any single analysis or factor but instead made qualitative judgments on the significance and relevance of each analysis and factor. Accordingly, Kemper believes that its analyses must be considered as a whole and that considering any isolated portion of the analyses or the factors considered, without considering all analyses and factors, could create an incomplete or misleading view of the process underlying the opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those set forth therein. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may trade or be acquired or sold.


     The following is a summary of certain of the analyses conducted and factors considered by Kemper in connection with its fairness opinion dated August 1, 1994. In connection with its fairness opinion dated the date of this Proxy Statement/Prospectus, Kemper reviewed and updated as it deemed necessary the analyses conducted and factors considered in connection with its fairness opinion dated August 1, 1994. The analyses conducted and factors considered by Kemper in connection with its fairness opinion dated the date of this

Proxy Statement/Prospectus were substantially similar in nature to the analyses conducted and factors considered in connection with its fairness opinion dated August 1, 1994.


- - Discounted Cash Flow Analyses -- Kemper prepared discounted cash flow analyses for Viratek, SPI, Biomedicals and New ICN based on estimates of future operating results prepared by the management of each respective company. Kemper also prepared an "implied discounted cash flow analysis" for ICN based primarily on ICN's ownership interest in the discounted cash flow valuations of Viratek, SPI and Biomedicals. Kemper conducted sensitivity analyses of the discounted cash flows for each of the Merging Companies and for New ICN over a range of discount rates applied on a consistent basis.

   Kemper compared the value of the ownership interest of the Viratek minority shareholders (i.e., shareholders of Viratek other than ICN) in the discounted cash flow valuation of Viratek to the value of the ownership interest of the Viratek minority shareholders, based on the Exchange Ratios, to the sum of the discounted cash flow valuations of all of the Merging Companies, adjusting to eliminate any double-counting of value resulting from ICN's ownership interest in Viratek, SPI and Biomedicals. In all cases, the value of the ownership interest of the Viratek minority shareholders, based on the Exchange Ratios, in the sum of the discounted cash flow valuations of all of the Merging Companies, adjusting to eliminate any double-counting of value resulting from ICN's ownership interest in Viratek, SPI and Biomedicals, exceeded the value of the ownership interest of the Viratek minority shareholders in the discounted cash flow valuation of Viratek. Kemper also compared the value of the ownership interest of the Viratek minority shareholders in the discounted cash flow valuation of Viratek to the value of the ownership interest of the Viratek minority shareholders, based on the Exchange Ratios, in the discounted cash flow valuation of New ICN. In all cases, the value of the ownership interest of the Viratek minority shareholders, based on the Exchange Ratios, in the discounted cash flow valuation of New ICN, exceeded the value of the ownership interest of the Viratek minority shareholders in the discounted cash flow valuation of Viratek.

   Kemper's discounted cash flow analysis with respect to New ICN was based on estimates provided by management and discount rates ranging from 25% to 40%, which resulted in discounted cash flow valuations for New ICN ranging from approximately $2.3 billion to approximately $1.2 billion. The interest of the Viratek minority shareholders in such discounted cash flow valuation of New ICN, based on the Viratek Exchange Ratio, ranged from approximately $283 million to approximately $150 million, or from approximately $41.94 to approximately $22.14 per share of Viratek common stock.

   Kemper believes that the discounted cash flow analyses, taken as a whole, support the conclusion that the Viratek Exchange Ratio is fair, from a financial point of view, to the minority shareholders of Viratek.

- - Review of Market Multiples of Comparable Publicly-Traded Companies -- A review and analysis of comparative data regarding selected publicly traded companies was made by Kemper to assess relative value assigned to shares of publicly traded securities of selected companies considered to be comparable to each of the Merging Companies. Kemper examined certain market multiples of each of the Merging Companies and of selected publicly traded companies considered comparable to each of the respective Merging Companies. Publicly traded companies which were considered comparable to each of the Merging Companies were selected based on the industry or industries in which they compete, the scope of their activities, operating characteristics and other factors which Kemper deemed relevant.

   The market values for the five selected comparable publicly traded companies that Kemper considered with respect to Viratek ranged from $15.7 million to $422.7 million, compared to $176.6 million for Viratek. The market multiples that Kemper considered included (i) market value of equity to sales, (ii) market value of capitalization to earnings before interest, taxes, depreciation and amortization, (iii) stock price to latest twelve months earnings per share, (iv) stock price to next fiscal year's projected earnings per share, (v) stock price to projected earnings per share two fiscal years out, (vi) market value of equity to book value of equity and (vii) market value of equity to accumulated deficit. Kemper believes that the usefulness of comparable company trading multiples with respect to Viratek is limited by the fact that Viratek and its comparable companies are largely biotech research and development companies with limited revenues and operating results. None of the comparable companies to Viratek reported positive earnings for the latest twelve month period. The market values for the six selected comparable publicly traded companies that Kemper considered with respect to SPI ranged from $24.4 million to $1,783 million, compared to $355.8 million for SPI. The market multiples that Kemper considered included
   (i) market value of equity to sales, (ii) market value of capitalization to earnings before interest, taxes, depreciation and amortization, (iii) stock price to latest twelve months earnings per share, (iv) stock price to next fiscal year's projected earnings per share, (v) stock price to projected earnings per share two fiscal years out, (vi) stock price to latest twelve months cash flow per share, and (vii) market value of equity to book value of equity.

   The market values for the six selected comparable publicly traded companies that Kemper considered with respect to Biomedicals ranged from $39.0 million to $1,616.3 million, compared to $29.4 million for Biomedicals. The market multiples that Kemper considered included (i) market value of equity to sales, (iii) market value of capitalization to earnings before interest, taxes, depreciation and amortization, (iii) stock price to latest twelve months earnings per share, (iv) stock price to next fiscal year's projected earnings per share, (v) stock price to projected earnings per share two fiscal years out, (vi) stock price to latest twelve months cash flow per share, and (vii) market value of equity to book value of equity.

   The operation of the Merging Companies and the respective comparable companies are inherently different. As a result, Kemper believes that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Merger. Kemper believes that an appropriate use of a comparable company analysis in this instance involves qualitative judgments concerning the differences between the financial and operating characteristics of the Merging Companies and the respective comparable companies that could affect the public trading values. Kemper believes that its review of market multiples of publicly traded comparable companies, taken as a whole, supports the conclusion that the Viratek Exchange Ratio is fair, from a financial point of view, to the minority shareholders of Viratek.

- - Review of Certain Mergers and Acquisitions -- Kemper reviewed the financial terms of certain mergers and acquisitions of publicly traded companies comparable to one or more of the Merging Companies. Kemper selected certain transactions during the latest two year period involving the acquisition of at least 51% of the outstanding common stock of the target company with a transaction value of at least $5 million, where the target company was comparable to one or more of the Merging Companies based on the industry or industries in which they compete, the scope of their activities, operating characteristics and other factors which Kemper deemed relevant. Eight such transactions were found and included in Kemper's analysis. Kemper evaluated the implied valuation multiples of these transactions based on the consideration period and certain financial and operating data of the target company. The transactions ranged in size from $7.3 million to $736.3 million. The valuation multiples which Kemper considered included (i) value of transaction to sales, (ii) value of transaction to earnings before interest and taxes, (iii) equity value of the transaction to net income and (iv) equity value of transaction to cash flow. Kemper also considered premiums paid to market prices prior to the announcement date.

     Kemper believes that a purely quantitative analysis of acquisition multiples would not be particularly meaningful in the context of the Merger. Kemper believes that an appropriate use of an analysis of mergers and acquisitions of comparable companies in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger and differences between the target companies in these transactions and the Merging Companies that would affect the acquisition value of the acquired companies and the value of the Merging Companies. Kemper believes that its review of certain mergers and acquisitions, taken as a whole, supports the conclusion that the Viratek Exchange Ratio is fair, from a financial point of view, to the shareholders of Viratek (other than ICN, as to which no opinion was given).

     Kemper has been engaged to act as co-managing underwriter for the Financing for which it will receive customary compensation. At June 30, 1994, ICN had outstanding an aggregate of $566,403 of margin borrowings with Kemper. All of such margin borrowings are collateralized by SPI Common Stock owned by ICN and will be repaid out of the net proceeds of the Financing.

  BIOMEDICALS.


     Jefferies & Company, Inc. ("Jefferies") delivered its written opinion to the board of directors of ICN Biomedicals (the "Biomedicals Board"), dated July 27, 1994, to the effect that, as of such date and based upon procedures and subject to the assumptions described in such opinion, the Biomedicals Exchange Ratio is fair, from a financial point of view, to the holders of Biomedicals Common Stock (other than ICN and its affiliates). Jefferies has confirmed such opinion in an opinion dated the date of this Proxy Statement/Prospectus (the "Opinion"). A copy of the Opinion is attached as Appendix E to this Joint Proxy Statement/Prospectus. Stockholders of Biomedicals are urged to read this opinion in its entirety. The July 27, 1994 opinion is substantially identical to the Opinion.



     No limitations were imposed by Biomedicals on the scope of Jefferies' investigation or the procedures to be followed by Jefferies in rendering the Opinion. Jefferies was not requested to, and did not: (a) participate in the structuring or negotiating of the Merger, (b) solicit third party indications of interest in acquiring all or any part of Biomedicals; or (c) make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Biomedicals or any of the other Merging Companies, nor were they furnished with any such evaluations or appraisals other than the appraisal, dated July 25, 1994, of certain assets of Viratek performed by Houlihan Lokey. Jefferies noted in the Opinion that, without limiting the foregoing, (i) SPI, ICN and Viratek have been named as defendants in certain class action lawsuits alleging, among other things, violations of Federal securities laws, (ii) Biomedicals is not a party to those lawsuits, and (iii) upon consummation of the Merger, the stockholders of Biomedicals, as stockholders of New ICN, will have exposure to the potential risk that New ICN will be forced to pay damages in connection therewith. Jefferies has assumed that the disposition of such lawsuits, and the liabilities and expenses associated therewith, if any, will not affect the value of New ICN or any of the Merging Companies and Jefferies expressed no opinion with respect to any matter relating to such lawsuits.


     In arriving at its Opinion, Jefferies did not ascribe a specific range of fair value to the Biomedicals Common Stock, but made its determination on the basis of financial and comparative analyses, including (without limitation) those described below. The Opinion is based on economic, monetary and market conditions prevailing, and other circumstances and conditions existing, on the date thereof, and Jefferies did not express any opinion as to the market value of the New ICN Shares to be received by the stockholders of Biomedicals upon, or the price or trading range at which New ICN Shares will trade following, consummation of the Merger.

     The Opinion was directed to the Biomedicals Board only and does not constitute a recommendation to any stockholder of Biomedicals (or of any of the other Merging Companies) as to how such stockholder should vote with respect to the Merger. In addition, Jefferies was not requested to opine as to, and its Opinion did not address, the underlying business decision of the Biomedicals Board to proceed with or to effect the Merger.


     For the purposes of rendering the Opinion, Jefferies reviewed the Merger Agreement, dated July 26, 1994, a draft of this Joint Proxy Statement/Prospectus, dated September 21, 1994, and certain financial and other information that was publicly available or furnished to them by Biomedicals and the other Merging Companies, including certain internal financial analyses, financial forecasts, reports and other information prepared by their respective managements. Jefferies also held discussions with various members of senior management of Biomedicals and the other Merging Companies concerning each such company's historical and current operations, financial conditions and prospects, as well as the strategic and operating benefits anticipated from the business combination. In addition, Jefferies conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of the Opinion. Due to governmental restrictions on business travel to Yugoslavia, Jeffries was not able to visit the operations of ICN Galenika, a subsidiary of SPI located in The Federal Republic of Yugoslavia.


     In rendering the Opinion, Jefferies relied, without independent investigation or verification, on the accuracy, completeness and fairness of all financial and other information reviewed by it. The Opinion is expressly conditioned upon all such information (whether written or oral) being accurate, complete and fair in all respects. With respect to the financial projections examined by Jefferies (the "Projections"), which were provided by the Merging Companies, Jefferies assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of Biomedicals and the other Merging Companies as to the future performance of each such company and, although Jefferies performed sensitivity analysis thereon, in rendering its opinion, Jefferies assumed that each such company will perform in accordance with such projections for all periods specified therein. Jefferies also assumed that the Merger will be a tax free reorganization and will be accounted for under the purchase method of accounting and that all consents and authorizations necessary to consummate the Merger have been, or will be, obtained without material expense. Jefferies has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which it becomes aware after the date of the Opinion.



     The following summarizes the material financial and comparative analyses Jefferies performed in arriving at the conclusions expressed in its opinion, dated July 27, 1994, which it presented to the Biomedicals Board on that date. In connection with its Opinion, dated the date of this Joint Proxy Statement/Prospectus, Jefferies reviewed and updated as necessary the analyses performed in connection with its opinion dated July 27, 1994. The following does not purport to be a complete description of the analyses performed, or the matters considered, by Jefferies in arriving at the opinion, dated July 27, 1994, or at the Opinion.


     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its Opinion, Jefferies did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Opinion. In its analyses, Jefferies made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Merging Companies. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Comparable Company Analysis. Using publicly available information, Jefferies reviewed and compared the financial and market performance of two sets of companies that it deemed to be comparable to Biomedicals and New ICN, respectively, on the basis of the industry or industries in which they compete and other factors Jefferies deemed relevant. For the purposes of the Opinion, the set of companies that Jefferies considered in valuing Biomedicals consisted of Landauer, Inc., Sigma-Aldrich Corporation, Diagnostic Products Corporation, Nichols Institute, Incstar Corporation and Bio-rad Laboratories, Inc. and the set of companies that Jefferies considered in valuing New ICN consisted of Pfizer, Inc., The Upjohn Company, Mylan Laboratories Inc., Merck & Co., Inc., Eli Lilly & Co., Bristol-Myers Squibb Company, Rhone-Poulenc Rorer Inc., Schering-Plough Corporation, Wellcome plc, American Home Products, Inc., Marion Merell Dow, and SmithKline Beecham plc. and Forest Laboratories, Inc.

     Among other things, Jefferies studied the ratio of each company's enterprise value to its earnings before interest, taxes, depreciation and amortization ("EBITDA") for the latest twelve months ("LTM") ended June 30, 1994 and its common share price to its earnings per share ("EPS") for the LTM and as estimated for fiscal 1994 ("1994E"). Information with respect to 1994E was provided by the Merging Companies with respect to Biomedicals and New ICN and was obtained from Institutional Broker Estimating Service with respect to all other companies. The comparable company analysis implied that the value of the consideration to be received in the Merger with respect to each share of Biomedicals Common Stock ranges from approximately $.28 to approximately $3.89. In addition, because Viratek is a biotech research and development company with limited revenues and operating results, the usefulness of comparable company analysis with respect to the assets and operations of Viratek is limited. If the assets and operations of Viratek in New ICN are valued at Viratek's pre-merger trading value instead of at a multiple of EBITDA, the implied value of the consideration to be received in the Merger with respect to each share of Biomedicals Common Stock ranges from approximately $2.88 to approximately $4.88. Jefferies also noted that Biomedical's LTM EBITDA was well below 1994E EBITDA.

     None of the companies used in the above analysis is identical to any of the Merging Companies or New ICN. Because of the inherent differences between the operations of the Merging Companies and their respective comparable companies, Jefferies believes that a purely quantitative comparable company analysis is not particularly meaningful. An appropriate use of a comparable company analysis in this instance necessarily involves qualitative judgments concerning, among other things, differences between the financial and operating characteristics of the Merging Companies and the selected comparable companies that would affect the public trading values of the Merging Companies and the selected comparable companies.

     Comparable Transaction Analysis. Jefferies also reviewed two sets of transactions it believed to be comparable to the Merger involving (i) seven public acquisitions of pharmaceutical manufacturers and (ii) fifteen acquisitions of minority interests by parent companies over the past three years with a value over $20 million (the "Transaction Comparables"). Jefferies studied certain publicly available data for each of the Transaction Comparables, including the market value of the consideration to be received and the relevant company's common share price one day prior to the first public announcement of the relevant transaction (the "Transaction Value"). For each transaction, Jefferies studied the ratio of the Transaction Value to the consideration received. The seven public acquisitions of pharmaceutical manufacturers had transaction value to LTM EBITDA multiples ranging from approximately (69)x to approximately 46x, with the two most recent comparables having transaction values of approximately 8x and approximately 10x LTM EBITDA. In comparison, Jefferies calculated that the Merger has a transaction value to LTM EBITDA multiple ranging from approximately 14x to approximately 19x.

     Four of the fifteen acquisitions of minority interests by controlling shareholders were at no premium or a discount and the remaining eleven acquisitions were at a premium.

     Because the reasons for and circumstances surrounding each of the transactions analyzed were diverse and because of the inherent differences between the operations of the Merging Companies and the companies engaged in the selected transaction, Jefferies believes that a purely quantitative comparable transaction analysis is not particularly meaningful. An appropriate use of a comparable transaction analysis in this instance necessarily involves qualitative judgments concerning, among other things, differences between the characteristics of these transactions and the Merger that would affect the acquisition value of the Transaction Comparables and the Merging Companies.

     Pro Forma Earnings Analysis. Jefferies also analyzed the pro forma dilution or accretion to Biomedicals EPS using the projected earnings for the years 1994 through 1997 provided by the Merging Companies. The analysis suggests that the Merger will initially be dilutive to the minority shareholders of Biomedicals but by 1997 would be accretive. In addition, the analysis suggested that the Merger would be accretive at an earlier date if it is assumed that dividends will be paid on the Biomedicals preferred stock if the Merger does not occur. Jefferies also noted Biomedicals had negative EPS in each of 1991 and 1992.

     Contribution Analysis. Jefferies calculated the contribution of each of the Merging Companies to the pro forma combined company with respect to tangible assets at March 31, 1994 and with respect to net sales, EBITDA, and earnings before interest and taxes ("EBIT") for the years 1991 through 1993 and, using management estimates, the twelve-month period ended June 30, 1994 (the "Historical Period") and, using the Projections, for the years 1994 through 1997 (the "Projection Period"). The analysis showed, among other things, that the minority interest of Biomedicals is contributing approximately 3.8% of tangible assets at March 31, 1994 and would have contributed from approximately 4.0% to 6.5% of net sales, from a negative contribution to approximately 3.4% of EBITDA, and from a negative contribution to approximately 3.1% of EBIT during the Historical Period and will contribute from approximately 2.6% to 4.7% of net sales, from approximately 1.9% to 5.6% of EBITDA, and from approximately 1.7% to 4.7% of EBIT during the Projection Period. In comparison, after giving effect to the Merger, the holders of Biomedicals Common Stock immediately prior to the Effective Time (other than ICN and its affiliates) will hold approximately 2.03% of the New ICN Common stock immediately after the Effective Time.

     Discounted Cash Flow Analysis. Using the Projections and other financial information supplied by each of the Merging Companies, for each of Biomedicals and New ICN, Jefferies analyzed the sum of (i) the present value of tax-effected operating cash flow for the years 1994 to 1998, using discount rates of 13.0% to 15.0% for Biomedicals and 14.2% to 16.2% for New ICN, plus (ii) the estimated "terminal value" of the appropriate entity based upon a range of multiples of 7.0x to 9.0x projected 1998 EBITDA, discounted to the present, less (iii) net debt of the appropriate entity at December 31, 1993. The discounted cash flow analysis implies a Biomedicals Exchange Ratio of 0.07 to 0.16, compared to the actual Biomedicals Exchange Ratio of 0.197.

     The Board selected Jefferies to deliver the Opinion because Jefferies is a nationally recognized investment banking firm. As part of its investment banking business, Jefferies is regularly engaged in the evaluation of capital structures and the rendering of advice in financial restructurings and recapitalizations. In addition, Jefferies performs valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and other financial services.

     Pursuant to the terms of an engagement letter, dated July 19, 1994, Biomedicals has paid Jefferies $350,000 for the rendering of the Opinion. Biomedicals also has agreed to reimburse Jefferies for all fees, disbursements and out-of-pocket expenses (including without limitation, fees and disbursements of counsel, which fees and disbursements of counsel may not exceed $50,000 without Biomedicals' prior consent) and to indemnify Jefferies and certain related persons against certain liabilities arising out of or in connection with its engagement. Jefferies has been engaged to, among other things, act as a co-managing underwriter for the Financing for which it will receive customary compensation. Jefferies has expressed no opinion with respect to any matter relating to the Financing.

     In the ordinary course of its business, Jefferies may actively trade securities of Biomedicals and the other Merging Companies for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

ACCOUNTING TREATMENT

     The Merger will be accounted for by New ICN, a subsidiary of SPI, under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by New ICN in the Merger (determined based upon the number of New ICN Shares issued in the Merger in excess of the outstanding shares of SPI Common Stock) will be allocated to the net assets of ICN, Viratek and Biomedicals based on their fair values; and the results of operations of ICN, Viratek and Biomedicals will be included in the results of operations of New ICN only for periods subsequent to the Effective Time. In addition, for accounting purposes, SPI, as acquiror, is the predecessor company to New ICN.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Merger. It may not apply to a stockholder who acquired his shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock, as the case may be, pursuant to the exercise of employee stock options or rights or otherwise as compensation. This summary is provided for information purposes only and relates only to Common Stock held as a capital asset within the meaning of Section 1221 of the Code by persons who are citizens or residents of the United States. This summary does not discuss tax consequences to categories of holders entitled to special treatment under the Code (including, without limitation, foreign persons, tax-exempt organizations, insurance companies, financial institutions and dealers in stocks and securities). No rulings will be sought from the Internal Revenue Service with respect to the federal income tax consequences of the Merger. Stockholders of ICN, SPI, Viratek and Biomedicals are urged to consult their own tax advisors as to specific tax consequences to them of the Merger.

     In the opinion of Fried, Frank, Harris, Shriver & Jacobson, New ICN's special tax counsel, the Merger will, under current law, constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and each Merging Company and New ICN will be a party to the reorganization within the meaning of Section 368(b) of the Code. No ruling has been sought from the

Internal Revenue Service as to the federal income tax consequences of the Merger, and this opinion is not binding on the Internal Revenue Service or any court.

     As a tax-free reorganization, the Merger will have the following Federal income tax consequences for (i) stockholders of the Merging Companies, (ii) the Merging Companies and (iii) New ICN.

          1. No gain or loss will be recognized by holders of Merging Company Common Stock as a result of the exchange of such shares solely for New ICN Shares pursuant to the Merger, except that gain or loss will be recognized on the receipt of cash, if any, received in lieu of fractional New ICN Shares. Any cash received by a Merging Company stockholder in lieu of a fractional share will be treated as received in exchange for such fractional share and not as a dividend, and any gain or loss recognized as a result of the receipt of such cash will be capital gain or loss equal to the difference between the cash received and the portion of the stockholder's basis in Merging Company Common Stock allocable to such fractional share interest.

          2. The aggregate tax basis of the New ICN Shares received by each Merging Company stockholder will equal the aggregate tax basis of such stockholder's shares of Merging Company Common Stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged in the Merger.

          3. The holding period for the New ICN Shares received by a Merging Company stockholder will include the holding period for the shares of Merging Company Common Stock of such stockholder exchanged in the Merger.

          4. Neither New ICN nor any of the Merging Companies will recognize gain or loss as a result of the Merger.

     As of December 31, 1993, the Merging Companies estimate that their combined United States net operating loss carryovers ("NOLs") equaled approximately $156 million. Following the Merger, New ICN (and any subsidiary of New ICN into which any of the Merging Companies merges pursuant to the alternative structure described under "The Merger Agreement -- Alternative Structure") will succeed to the use of these NOLs, subject to certain limitations arising as a result of the Merger (including the ones described below), and subject to existing limitations (as discussed in the section captioned CERTAIN TRANSACTIONS -- Income Taxes). The NOLs to which New ICN succeeds may be carried forward and used in future taxable years to reduce the taxable income of New ICN while the NOLs to which any such New ICN subsidiary succeeds may be carried forward and used in future taxable years to reduce the taxable income of such subsidiary.

     Section 382 of the Code generally imposes limitations on the availability of NOLs (which may be carried back three years or forward 15 years to the extent not used to reduce taxable income in a previous year) to reduce future federal income tax liability upon certain substantial ownership changes in the stock of a corporation (an "Ownership Change"). The Merger likely will cause an Ownership Change with respect to each Merging Company. Accordingly, following the Merger New ICN (and any subsidiary of ICN into which any of the Merging Companies merges pursuant to the alternative structure described under "The Merger Agreement -- Alternative Structure") will be able to use only a limited amount of the NOLs of a Merging Company in any one post-change taxable year. This annual limitation with respect to NOLs of each Merging Company generally will equal the value of the stock of the Merging Company immediately before the Ownership Change (subject to certain reductions) multiplied by the highest of the three most recent long-term tax-exempt rates published monthly by the Treasury Department to represent current interest rates on long-term tax-exempt obligations (which for transactions closing in the month of July 1994 would be 6.01%). The Merging Companies do not believe this limitation will have a material adverse effect on the after-tax consolidated financial results of New ICN following the Merger.

     THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGES

COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH STOCKHOLDER OF THE COMPANIES SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAWS OR OTHER TAX LAWS.

REGULATORY APPROVAL


     Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until certain notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. ICN and SPI each intend to file shortly notification and report forms under the HSR Act with the FTC and the Antitrust Division. The waiting period under the HSR Act will expire 30 days after the date of filing of such forms unless such waiting period is terminated earlier or any of the Merging Companies receives a request for additional information from the FTC or the Antitrust Division prior to such date. If a request for additional information is received, the waiting period will terminate 20 days after ICN and SPI have substantially complied with the request. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of New ICN. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of assets or businesses by New ICN. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. Since ICN owns in excess of 50% of the outstanding shares of Viratek Common Stock and Biomedicals Common Stock, neither Viratek nor Biomedicals is required to file notification and report forms under the HSR Act.


RESALE RESTRICTIONS

     All New ICN Shares received by stockholders of ICN, SPI, Viratek and Biomedicals, as the case may be, in the Merger will be freely transferable, except that New ICN Shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of any of the Merging Companies prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of New ICN) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of any of the Merging Companies generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires each of the Merging Companies to exercise its reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer to sell, transfer or otherwise dispose of any of the New ICN Shares issued to such person in or pursuant to the Merger unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or (c) in the opinion of counsel, such sale, transfer or other disposition is exempt from registration under the Securities Act.

LITIGATION


     Four lawsuits have been filed with respect to the Merger in the Court of Chancery in the State of Delaware. Three of the lawsuits, entitled Helmut Kling
v. Milan Panic, et al., Solomon Jallath v. Milan Panic, et al., and Amy Hoffman
v. Milan Panic, et al. were filed by stockholders of SPI and, in the Jallath lawsuit, of Viratek against ICN, SPI, Viratek (in the Jallath lawsuit) and certain directors, and officers of ICN, SPI and/or Viratek (including Milan Panic) and purport to be class actions on behalf of all persons who hold shares of SPI Common Stock and, in the Jallath lawsuit, Viratek Common Stock. The fourth lawsuit entitled Joice Perry v. Nils O. Johannesson, et al., was filed by a stockholder of Viratek against ICN, Viratek and certain directors and officers of ICN, SPI, and Viratek (including Milan Panic), and purports to be a class action on behalf of all persons who hold shares of Viratek Common Stock. These suits allege that the consideration to be provided to the public stockholders of SPI and/or Viratek (as applicable) in the Merger is unfair and inadequate, and that the defendants have breached their fiduciary duties in approving the proposed Merger and otherwise. The Merging Companies believe that these suits are without merit, and intend to defend them vigorously.


                             THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

THE MERGER

     Pursuant to the Merger Agreement, subject to the terms and conditions thereof, at the Effective Time (as defined below), ICN, SPI, Viratek and Biomedicals will each be merged with and into New ICN. The Merger will have the effects specified in the Delaware General Corporation Law.


     Upon the satisfaction or waiver of all conditions to the Merger, and provided that the Merger Agreement has not been terminated or abandoned, New ICN and the Merging Companies will cause a Certificate or Certificates of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the Delaware General Corporation Law (the "Delaware Law"). The time at which the Merger becomes effective is referred to as the Effective Time.


     As a result of the Merger and without any action on the part of the holders thereof, (i) each share of ICN Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.512 New ICN Shares (the "ICN Exchange Ratio") and will cease to be outstanding and will be canceled and retired, (ii) each share of SPI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by ICN, which will be canceled) will be converted into the right to receive 1.00 New ICN Share (the "SPI Exchange Ratio") and will cease to be outstanding and will be canceled and retired, (iii) each share of Viratek Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by ICN, which will be canceled) will be converted into the right to receive
0.499 New ICN Shares (the "Viratek Exchange Ratio") and will cease to be outstanding and will be canceled and retired and (iv) each share of Biomedicals Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by ICN, which will be canceled) will be converted into the right to receive 0.197 New ICN Shares (the "Biomedicals Exchange Ratio") and will cease to be outstanding and will be canceled and retired. Each holder of a Certificate representing any such shares of Common Stock will thereafter cease to have any rights with respect to such shares of Common Stock, except the right to receive, without interest, New ICN Shares and cash for fractional interests of New ICN Shares (as described in "-- Exchange Procedures") upon the surrender of such Certificate. Each share of Common Stock held in the treasury of ICN, SPI, Viratek or Biomedicals, as the case may be, at the Effective Time will cease to be outstanding and will be canceled and retired without payment of any consideration therefor. In addition, each share of preferred stock of Biomedicals which is outstanding (all of which shares are presently owned by ICN) at the Effective Time will cease to be outstanding and will be canceled and retired.

TREATMENT OF OUTSTANDING OPTIONS

     At the Effective Time, all Options then outstanding under the stock option plans of ICN, SPI, Viratek and Biomedicals (the "Stock Option Plans"), respectively, will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the applicable Stock Option Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of the applicable Merging Company, under the unexercised portion of such option would be converted at the Effective Time and (b) the exercise price per New ICN Share will be

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

an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the applicable Exchange Ratio (rounded upward to the nearest full cent).

EXCHANGE PROCEDURES

     Promptly after the Effective Time, American Stock Transfer (the "Exchange Agent"), will mail to each person who was, at the Effective Time, a holder of record of shares of Merging Company Common Stock, a letter of transmittal to be used by such holders in forwarding their certificates representing shares of Common Stock ("Certificates"), and instructions for effecting the surrender of the Certificates in exchange for certificates representing New ICN Shares. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, the holder of such Certificate will be entitled to receive a certificate representing that number of whole New ICN Shares, cash in lieu of any fractional shares (as described below) and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered, and the Certificate so surrendered will be canceled. STOCKHOLDERS OF ICN, SPI, VIRATEK, OR BIOMEDICALS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

     No fractional New ICN Shares will be issued in connection with the Merger for Merging Company Common Stock. In lieu of any fractional shares, holders of shares of Merging Company Common Stock otherwise entitled under the Merger Agreement to receive fractional shares will be entitled to receive an amount in cash equal to their fractional interests in the proceeds of the sale by the Exchange Agent of all "excess New ICN Shares" (consisting of those New ICN Shares in excess of the number of whole New ICN Shares to be distributed to all Merging Company stockholders in the Merger).

     No dividends on New ICN Shares will be paid with respect to any shares of Merging Company Common Stock until the certificate that had represented any shares of Merging Company Common Stock is surrendered for exchange as provided in the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of certificates representing New ICN Shares issued in exchange therefor, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such New ICN Shares and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such whole New ICN Shares less the amount of any withholding taxes which may be required thereon.

     At or after the Effective Time, there will be no transfers on the transfer books of any of the Merging Companies of shares of Merging Company Common Stock which were outstanding immediately prior to the Effective Time.

     Any portion of the monies from which cash payments in lieu of fractional interests in New ICN Shares will be made (including the proceeds of any investments thereof) and any New ICN Shares that are unclaimed by the former stockholders of the Merging Companies one year after the Effective Time will be delivered to New ICN. Any former stockholders of the Merging Companies who have not theretofore complied with the exchange procedures in the Merger Agreement may thereafter look to New ICN only as general creditors for payment of their New ICN Shares, cash in lieu of fractional shares, and any unpaid dividends and distributions on New ICN Shares, deliverable in respect of each share of Common Stock such stockholder holds. Notwithstanding the foregoing, none of the Merging Companies, the Exchange Agent or any other person will be liable to any former holder of shares of Merging Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     No interest will be paid or accrued on cash in lieu of fractional shares and unpaid dividends and distributions, if any, which will be paid upon surrender of certificates that had represented shares of any Merging Company Common Stock.

     In the event that any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by New ICN, the posting by such person of a bond in such reasonable amount as New ICN may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the New ICN Shares, cash in lieu of fractional shares, and any unpaid dividends and distributions on New ICN Shares, as described above.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties relating to, among other things: (a) the due organization, power and standing of each of the Merging Companies and similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Merger Agreement;
(c) the capital structure of each of the Merging Companies; (d) subsidiaries of each of the Merging Companies; (e) the absence of other investment interests of each of the Merging Companies; (f) conflicts under charters or bylaws, violations of any instruments or law and required consents or approvals; (g) certain documents filed by each of the Merging Companies with the Commission and the accuracy of information contained therein; (h) litigation; (i) conduct of business in the ordinary course and the absence of certain changes or material adverse effects; (j) taxes; (k) retirement and other employee benefit plans of each of the Merging Companies; (l) labor matters; (m) brokers' and finders' fees with respect to the Merger; (n) receipt of fairness opinions; and (o) ownership of the capital stock of the other companies.

CERTAIN COVENANTS

     Each of the Merging Companies has agreed (and has agreed to cause its subsidiaries), among other things, prior to the consummation of the Merger, unless the other Merging Companies agree in writing or as otherwise required or permitted by the Merger Agreement, (i) to conduct its operations according to its usual, regular and ordinary course in substantially the same manner as theretofore conducted; (ii) to use its reasonable efforts to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them; (iii) to confer on a regular basis with one or more representatives of the other to report operational matters of materiality and any proposals to engage in material transactions; (iv) promptly to notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained in the Merger Agreement; and
(v) promptly to deliver to the other true and correct copies of any report, statement or schedule filed with the Commission subsequent to August 1, 1994. In addition, each of the Merging Companies has agreed that, among other things, prior to the consummation of the Merger, unless the other agrees in writing or as otherwise required or permitted by the Merger Agreement, each of them shall not (and shall cause its subsidiaries not to) (i) amend its certificate of incorporation or bylaws; (ii) except pursuant to the exercise of certain options, warrants, conversion rights and other contractual rights existing on August 1, 1994, issue any shares of capital stock, effect any stock split or otherwise change its capitalization as it existed on August 1, 1994; (iii) grant, confer or award any option, warrant, conversion right or other right not existing on August 1, 1994 to acquire shares of its capital stock; (iv) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, except for normal increases consistent with past practice and the payment of cash bonuses to officers pursuant to and consistent with existing plans or programs; (v) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or which apply to employees of each of the Merging Companies to the same extent such new plan or amendment would apply to such employees if adopted by New ICN after the Effective Time; (vi) declare, set aside or pay any dividend to its stockholders or make any other distribution or payment on its capital stock; (vii) except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its subsidiaries, or make any commitment for such action; or (viii) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, except in the ordinary course of business.

     Each of the Merging Companies has agreed: (a) to cooperate in the prompt preparation and filing of certain documents under federal and state securities laws and with applicable government entities and (b) to use their best efforts to obtain and deliver to each other certain letters from "affiliates," as defined under Rule 145 under the Securities Act or by applicable accounting rules.

NO SOLICITATION OF TRANSACTIONS

     Each of the Merging Companies has agreed that it will not, and each will direct and use its best efforts to cause its respective officers and directors, employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its significant subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each of the Merging Companies has also agreed to notify the other Merging Companies immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with it; provided that the Board of Directors of such party may (i) furnish information to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire such party pursuant to a merger, consolidation, share exchange, business combination, purchase of a substantial portion of its assets or other similar transactions, if, and only to the extent that, (a) the Board of Directors of such party determines in good faith that such action is required for the Board of Directors of such party to comply with its fiduciary duties to stockholders imposed by law, (b) prior to furnishing such information to, or entering into discussions or negotiations with, the other person or entity, such party provides written notice to the other party to the effect that it is furnishing information to, or entering into discussions or negotiations with, the other person or entity, and (c) subject to any confidentiality agreement with the other person or entity (which such party determined in good faith was required to be executed in order for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law), such party keeps the other party informed of the status (not the terms) of any such discussions or negotiations and (ii) to the extent applicable, comply with Rule 14e-2 promulgated under the Exchange Act with regard to the Acquisition Proposal.

INDEMNIFICATION

     New ICN has agreed to indemnify, defend and hold harmless and advance expenses to officers, directors, employees and agents of the Merging Companies (the "Indemnified Parties"), to the fullest extent permitted under applicable law, against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time and including, without limitation, liabilities arising under the Securities Act, the Exchange Act and state corporation laws in connection with the Merger.

CONDITIONS

     The respective obligations of each of the Merging Companies and New ICN to consummate the Merger are subject to the fulfillment of each of the following conditions, among others: (a) the Merger Agreement shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the issued and outstanding shares of capital stock of each of the Merging Companies entitled to vote thereon; (b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (c) none of the parties to the Merger Agreement shall be subject to any order or injunction against the consummation of the transactions contemplated by the Merger Agreement; (d) the Registration Statement shall have become effective under the Securities Act and no stop order with respect thereto shall be in effect; and
(e) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made (except where the failure to obtain or make any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of the Merging Companies (and their respective subsidiaries), taken as a whole, following the Effective Time).

     The obligations of each of the Merging Companies to effect the Merger are also subject to the satisfaction or waiver by the other party prior to the Effective Time of the following conditions, among others: (a) each of the other Merging Companies shall have performed all obligations required to be performed by it under the Merger Agreement and the representations and warranties of the other party and its subsidiaries set forth in the Merger Agreement shall be true in all material respects as of the Effective Time unless the failure of such representation and warranty to be so true and correct would not have or would not be reasonably likely to have a material adverse effect on the business of such party and its subsidiaries taken as a whole; (b) from the date of the Merger Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of the other party that would have or would be reasonably likely to have a material adverse effect on the other party and its subsidiaries taken as a whole, other than any such change that affects each of the Merging Companies in a substantially similar manner; and (c) the New ICN Shares shall have been approved for listing on the NYSE. The parties to the Merger Agreement have the right to waive any or all of these conditions.

     Finally, the Merging Companies' obligations are conditioned upon New ICN receiving gross proceeds from the sale of notes, debentures, common stock and preferred stock or a combination thereof of at least $150 million and the terms of such financing shall be mutually acceptable to the Merging Companies, which condition may be waived. New ICN presently intends that the Financing will consist of a public offering of convertible debentures, but no assurances can be given that the Financing will consist of convertible debentures rather than other debt or other equity securities of New ICN. The final determination will be dependent upon market conditions at the time of the Financing and consultations between New ICN and the underwriters for the Financing.

TERMINATION


     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of each of the Companies, respectively: (a) by the mutual consent of each of the Merging Companies and New ICN by action of their respective Board of Directors; (b) by action of the Board of Directors of any of the Merging Companies or New ICN if (i) the Merger shall not have been consummated by December 31, 1994, or (ii) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby by the stockholders of each of the Merging Companies shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof; (c) by action by the Board of Directors of any of the Merging Companies or New ICN if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate the Merger Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree; (d) by action of the Board of Directors of any Merging Company or New ICN, if such Board determines that such termination is required by reason of an Acquisition Proposal being made; or (e) by action by the Board of Directors of any of the Merging Companies or New ICN if there has been a material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not curable or, if curable, is not cured within 30 days after written notice of such breach. In the event of the termination of the Merger Agreement pursuant to

(e) above, nothing in the Merger Agreement shall prejudice the ability of the non-breaching party to seek damages from any other party for any breach of the Merger Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

EXPENSES

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except as otherwise provided in the Merger Agreement. The Merger Agreement provides that the following expenses will be shared by each of the Merging Companies on a proportionate basis based on the number of Shares to be issued to, or retained by, the stockholders of each Merging Company: (a) the filing fee in connection with the HSR Act filing, (b) the filing fee in connection with the filing of the Registration Statement or this Joint Proxy Statement/Prospectus with the Commission, (c) all filing fees in connection with any filings required under applicable blue sky laws, (d) the expenses incurred in connection with printing and mailing this Joint Proxy Statement/Prospectus, (e) the fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson incurred in its capacity as transaction counsel, (f) the fees and expenses of Houlihan Lokey incurred in connection with the preparation of an appraisal of the assets of the Merging Companies, and (g) any other expenses not directly attributable to any one of the Merging Companies.

ALTERNATIVE STRUCTURE


     The Merger Agreement provides that notwithstanding anything to the contrary contained therein, the parties to the Merger Agreement may, by mutual consent, elect, in lieu of merging one or more of the Merging Companies into New ICN, as provided for, to merge one or more of the Merging Companies into or with a wholly owned subsidiary of New ICN. Such change in structure, if any, would be effected only if it would have no effect on the rights of holders of any Merging Company Common Stock under the Merger Agreement or on the applicable Exchange Ratio. While no definitive determination has been made, it is the present intention to merge ICN, SPI and Viratek with and into New ICN, but to merge Biomedicals with and into a wholly owned subsidiary of New ICN (in which case, the successor to Biomedicals will become a wholly owned subsidiary of ICN Merger upon the consummation of the Merger). If this alternative structure is effected, stockholders of Biomedicals will still receive in exchange for each of their shares of Biomedical Common Stock 0.197% New ICN Shares.


AMENDMENT AND WAIVER

     The parties may modify or amend the Merger Agreement by written agreement at any time prior to the Effective Time, before or after approval by the stockholders of the Merging Companies, to the extent permitted by applicable law. The conditions to each party's obligation to consummate the Merger may be waived by the other parties in whole or in part to the extent permitted by applicable law.

             MANAGEMENT AND OPERATIONS OF NEW ICN AFTER THE MERGER

DIRECTORS PRIOR TO THE MERGER

     Prior to the consummation of the Merger, the members of the Board of Directors of New ICN will be Milan Panic, John E. Giordani and Bill A. MacDonald. Each of these individuals is currently an executive officer of ICN. See "ICN -- Executive Officers of ICN."

DIRECTORS AFTER THE MERGER


     It is expected that the members of the Board of Directors of New ICN, other than officers of New ICN, will be paid an annual fee of $22,000, payable quarterly, plus a fee of $500 for every Board meeting attended and an additional fee of $500 for every committee meeting attended. Such fees would be consistent with the fees currently paid to the ICN directors. See "ICN -- Compensation of Directors of ICN." It is also expected that New ICN will provide other compensation to the New ICN directors substantially similar to the compensation presently provided to the directors of Merging Companies.

     After the consummation of the Merger, the following individuals will be the members of the Board of Directors of New ICN. Each of these individuals is presently a director of at least one of the Merging Companies. See "Description of New ICN Capital Stock -- Classified Board of Directors" for the staggered terms to which the directors will be initially elected.

     Norman Barker, Jr., age 71, has served as a director of ICN since 1992 and as a director of SPI since 1988. Mr. Barker is the retired Chairman of the Board of First Interstate Bank of California and Former Vice Chairman of the Board of First Interstate Bancorp. Mr. Barker joined First Interstate Bank of California in 1957 and was elected President and Director in 1968, Chief Executive Officer in 1971 and Chairman of the Board in 1973. He retired as Chairman of the Board at the end of 1985. Mr. Barker is also a director of Pacific American Income Shares, Inc., Southern California Edison Company, and TCW Convertible Securities Fund, Inc.

     Birch E. Bayh, Esq., age 66, has served as a director of ICN since 1992. Senator Bayh is a partner in the law firm of Bayh, Connaughton, Fensterheim & Malone. Senator Bayh was previously a partner of the Indianapolis, Indiana and Washington, D.C. law firm of Bayh, Tabbert & Capehart from April 1981 through June 1985. From 1963 to 1981, Senator Bayh served as United States Senator from the State of Indiana. Senator Bayh is also a director of Acordia, Inc. and Simon Property Group.

     Alan F. Charles, age 56, has served as a director of SPI since 1986. Mr. Charles was Vice Chancellor of University Relations at the University of California, Los Angeles from 1980 to 1993 and served in various administrative capacities at that university since 1972.


     Robert H. Finch, Esq., age 68, has served as a director of ICN since 1976 and as a director of Viratek since 1980. Mr. Finch has been a partner in the Pasadena, California law firm of Fleming, Anderson, McClung & Finch since 1976. Prior thereto he was Counsel to the President of the United States from 1971 to 1972, Secretary of the United States Department of Health, Education and Welfare from 1969 to 1972, and Lieutenant Governor of the State of California from 1967 to 1969. Mr. Finch is also a director of Nationwide Health Properties, Inc. and Continental Graphics.


     Roger Guillemin, M.D., Ph.D., age 70, has served as a director of SPI since 1989, as a director of Viratek since 1992 and as a director of ICN since 1993. Dr. Guillemin has been Distinguished Scientist at the Whittier Institute in La Jolla, California since March 1989 and was Resident Fellow and Chairman of the Laboratories for Neuroendocrinology at the Salk Institute in La Jolla, California, and Adjunct Professor of Medicine at the Medical School of the University of California at San Diego. Dr. Guillemin was awarded the Nobel Prize in Medicine in 1977 and, in the same year, was presented the National Medal of Science by the President of the United States. He was affiliated with the Department of Physiology at Baylor College of Medicine in Houston, Texas from 1952 to 1970. Dr. Guillemin is a member of the National Academy of Sciences, and a Fellow of the American Association for the Advancement of Science. Dr. Guillemin has also served as President of the American Endocrine Society. Dr. Guillemin is also a director of Erbamont N.V.

     Adam Jerney, age 52, has served as a director of ICN, SPI, Viratek and Biomedicals since 1992. Mr. Jerney is President and Chief Operating Officer of SPI. He served as Chairman of the Board and Chief Executive Officer of ICN, SPI, Viratek and Biomedicals from July 14, 1992 to March 4, 1993 during Milan Panic's leave of absence (as discussed below). Mr. Jerney joined ICN in 1973 as Director of Marketing Research in Europe and assumed the position of General Manager of ICN Netherlands in 1975. In 1981, he was elected Vice President -- Operations and in 1987 he assumed his current position. Prior to joining ICN he spent four years with F. Hoffmann-LaRoche & Company.

     Weldon B. Jolley, Ph.D., age 67, has served as a director of ICN since 1960. Dr. Jolley is President of Golden Opportunities and was President of the Nucleic Acid Research Institute, a former division of ICN, from 1985 to 1989. Dr. Jolley was a Vice-President of ICN until 1990. Prior to that, he was, for eleven years, Professor of Surgery at the Loma Linda University School of Medicine in Loma Linda, California and a physiologist at the Veterans Hospital in Loma Linda, California.

     Vernon Knight, M.D., age 76, has served as a director of Viratek since 1981. Dr. Knight is Professor at Baylor College of Medicine in Houston, Texas. He has also served as a consultant to the United States Army

Medical Research Institute of Infectious Diseases and has served as a member of the National Institutes of Health's Task Force on Immunization, Research and Development Panel.


     Jean-Francois Kurz, age 60, has served as a director of Biomedicals since 1989. Mr. Kurz was a member of the Board of Directors and the Executive Committee of the Board of DG Bank Switzerland Ltd. from 1990 to 1992. In 1988 and 1989, Mr. Kurz served as a General Manager of TDB American Express Bank of Geneva and from 1969 to 1988, he was Chief Executive Officer of Banque Gutzweiler, Kurz, Bungener in Geneva. Mr. Kurz is also Chairman of the Board and a director of Banque Pasche S.A., Geneva.



     Thomas H. Lenagh, age 73, has served as a director of Biomedicals since 1983 and was a director of ICN from 1979 to April 1989. Mr. Lenagh is an independent financial advisor. He was Chairman of the Board of Greiner Engineering, Inc. from 1982 to 1985. Mr. Lenagh served as Financial Vice President to the Aspen Institute from 1978 to 1980, and since then as an independent financial consultant. From 1964 to 1978 he was Treasurer of the Ford Foundation. Mr. Lenagh is also a director of Adams Express Company, U.S. Life Corporation, SCI Systems, Inc., Gintel Funds, Irvine Sensors, Inc., CML, Inc., Clemente Global Funds, Franklin Quest, V Band Corp. and Styles On Video.


     Charles T. Manatt, Esq., age 58, has served as a director of SPI since 1992. Mr. Manatt is a partner in the law firm of Manatt, Phelps & Phillips, of which he was a founder in 1964. Mr. Manatt served as Chairman of the Democratic Party from 1981 to 1985. Mr. Manatt is also a director of Federal Express, GTE and Castle & Cooke Homes.

     James P. Miscoll, age 59, has served as a director of SPI since 1992. Mr. Miscoll is the retired Vice-Chairman of Bank of America, where he had served in a number of positions since 1962. Mr. Miscoll is also a director of Coast Federal Financial Inc., Rykoff Sexton, Inc. and the California Higher Education Loan Authority.

     Stephen D. Moses, age 59, has served as a director of SPI since 1988. Mr. Moses is Chairman of the Board of Stephen Moses Interests. He was formerly Chairman of the Board of National Investment Development Corporation and Brentwood Bank in Los Angeles, California and a member of the National Advisory Board of the Center for National Policy. Mr. Moses serves on the Board of Visitors of Hebrew Union College as well as the Board of Trustees of Franklin and Marshall College and the UCLA Foundation. From 1967 to 1971, Mr. Moses was an executive of the Boise Cascade Corporation, serving in several capacities, including President of Boise Cascade Home and Land Corporation. In the early 1970s, Mr. Moses was President of Flagg Communications, Inc.


     Milan Panic, age 64, the founder of ICN, has been Chairman of the Board, Chief Executive Officer and President of ICN since its inception in 1960; except for a leave of absence from July 14, 1992 to March 4, 1993 while he was serving as Prime Minister of Yugoslavia and a leave of absence from October 1979 to June 1980. Mr. Panic has also served as Chairman of the Board and Chief Executive Officer of SPI, Viratek and Biomedicals since their respective inceptions (except for such leaves of absence), and he may be deemed to be a "control person" of the Merging Companies.


     Michael Smith, Ph.D., age 62, has served as a director of ICN since 1994. Dr. Smith is Director of the Biomedical Research Center, a privately funded research institute at the University of British Columbia. In 1993, Dr. Smith received the Nobel Prize in Chemistry. He has been a career investigator of the Medical Research Council of Canada since 1979 and is a member of the American Endocrine Society.

     Roberts A. Smith, Ph.D., age 65, has served as a director of ICN since 1960 and as a director of Viratek since 1992. Dr. Smith was President of Viratek and Vice President -- Research and Development of SPI through 1992. Dr. Smith was also a director of the Nucleic Acid Research Institute from 1985 to 1989. For more than eleven years, Dr. Smith was Professor of Chemistry and Biochemistry at the University of California at Los Angeles. Dr. Smith is also a director of PLC Systems.

     Richard W. Starr, age 73, has served as a director of ICN since 1983. Mr. Starr is the retired Executive Vice President and Chief Credit Officer Worldwide of First Interstate Bank of California. Mr. Starr spent

31 years with First Interstate before retiring in 1983 and has over 44 years of experience in commercial banking.

EXECUTIVE OFFICERS AFTER THE MERGER

     Upon consummation of the Merger, it is intended that New ICN will be operated by the current operating management of the Merging Companies. The persons expected to be executive officers of New ICN following the Merger are listed below. All of those individuals are currently executive officers of at least one of the Merging Companies. Information (including their present positions) is provided in the Addendum to this Joint Proxy Statement/Prospectus under "ICN -- Executive Officers" with respect to Messrs. Panic, Jerney, MacDonald, Giordani and Watt, under "SPI -- Executive Officers" with respect to Messrs. Phillips and Sholl and under "Viratek -- Executive Officers" with respect to Dr. Johannesson.

    Chairman, President and Chief Executive Officer        Milan Panic
    Executive Vice President -- Chief Operating Officer    Adam Jerney
    Executive Vice President -- Chief Financial Officer
                                  and Corporate
      Controller                                           John E. Giordani
    Executive Vice President -- Research and Development   Nils O. Johannesson, M.D., Ph.D.
    Executive Vice President -- Corporate Development      Bill A. MacDonald
    Executive Vice President -- Administration             John F. Phillips
    Executive Vice President -- General Counsel            David C. Watt
    Senior Vice President -- Human Resources               Jack Sholl

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Combined Condensed Balance Sheet of New ICN as of June 30, 1994 and the Unaudited Pro Forma Combined Condensed Statements of Income of New ICN for the year ended December 31, 1993, and six months ended June 30, 1994, give effect to the Merger accounted for under the purchase method of accounting. The unaudited pro forma combined condensed financial statements are based on the historical consolidated financial statements of SPI and ICN under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed financial statements represent the acquisition by New ICN (a wholly owned subsidiary of SPI) of ICN and the minority stockholder interests in Viratek and Biomedicals. The separate financial information of Viratek and Biomedicals has not been reflected separately in the unaudited pro forma combined condensed financial statements as such information has been consolidated with ICN and all significant intercompany amounts have been eliminated. ICN owns 63% and 69% of the outstanding Viratek Common Stock and Biomedicals Common Stock, respectively. The Unaudited Pro Forma Combined Condensed Balance Sheet assumes that the Merger was consummated on June 30, 1994, and the Unaudited Pro Forma Combined Condensed Statements of Income assume that the Merger was consummated on January 1, 1993.

     The pro forma adjustments are based on the Merger Agreement, which provides for stockholders of SPI (other than ICN) to receive 1.000 New ICN Share for each share of SPI Common Stock, for ICN stockholders to receive 0.512 New ICN Shares for each share of ICN Common Stock and for the stockholders of Viratek and Biomedicals (other than ICN) to receive 0.499 and 0.197 New ICN Shares, respectively, for each share of Viratek Common Stock or Biomedicals Common Stock. In determining these ratios, the share prices used were $16.89, $8.65, $8.43 and $3.32 for SPI, ICN, Viratek and Biomedicals, respectively. (These prices represent the average closing share prices of the Merging Companies for the 21 trading days between June 23 and July 22, 1994, inclusive, which was the basis used by the Special Committees to determine the Exchange Ratios, see "The Merger -- Background of the Merger"). The shares of SPI Common Stock currently held by ICN will be cancelled as will the Viratek Common Stock and Biomedicals Common Stock and the Biomedicals preferred stock owned by ICN. For purposes of the pro forma financial statements, the purchase price paid by New ICN for ICN and the minority stockholder interests in Viratek and Biomedicals was determined based upon the issuance of an additional 6,477,000 New ICN Shares at an assumed price of $16.89 per share (computed as discussed above). The actual purchase price may vary and will be based on the value of the New ICN Shares at the Effective Time. For purposes of developing the Unaudited Pro Forma Combined Condensed Balance Sheet, the book values of ICN's net assets are assumed to approximate fair value, and the excess purchase price of $16,333,000, net of amounts representing purchased research and development for which no alternative use exists of $185,000,000, has been assigned to patents and trademarks. The determination of the final assignment to trademarks or goodwill is subject to appraisals, evaluations and other studies of the fair value of ICN's net assets which will be completed following consummation of the Merger.

     The Unaudited Pro Forma Combined Condensed Statements of Income do not reflect any nonrecurring costs expected to be incurred by the Merging Companies in connection with the Merger but do reflect the consummation of the Financing. The amount of these Merger costs are currently estimated to be approximately $5,000,000, although the ultimate costs cannot be determined until the Merger is completed. Also, excluded from the Unaudited Pro Forma Combined Condensed Statements of Income are any benefits that may result from the Merger due to synergies that may be derived, the elimination of duplicate costs, a non-recurring charge to earnings immediately following the Merger for purchased research and development for which no alternative use exists and any loss from early extinguishment of the debt (presently, not expected to be material)being repaid from the net proceeds of the Financing. See Notes 4 and 10 to the Unaudited Pro Forma Combined Condensed Statements of Income.

     The unaudited pro forma combined condensed financial statements may not be indicative of the results that actually would have occurred if the Merger had been consummated on the dates indicated or which may be obtained in the near future. The unaudited pro forma combined condensed financial statements should be read in conjunction with related historical consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations of each of the Merging Companies included elsewhere in this Joint Proxy Statement/Prospectus.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME


                                         YEAR ENDED DECEMBER 31, 1993                     SIX MONTHS ENDED JUNE 30, 1994
                                -----------------------------------------------   -----------------------------------------------
                                    HISTORICAL                                        HISTORICAL
                                -------------------    PRO FORMA      PRO FORMA   -------------------    PRO FORMA      PRO FORMA
                                  SPI        ICN      ADJUSTMENTS      NEW ICN      SPI        ICN      ADJUSTMENTS      NEW ICN
                                --------   --------   -----------     ---------   --------   --------   -----------     ---------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.....................  $403,957   $ 62,556    $  (3,480)(1)  $463,033    $151,094   $ 32,843     $(2,185)(1)   $181,752
Cost of sales.................   211,923     27,631                    239,554      77,783     13,500                     91,283
                                --------   --------   -----------     ---------   --------   --------   -----------     ---------
    Gross profit..............   192,034     34,925       (3,480)      223,479      73,311     19,343      (2,185)        90,469
                                --------   --------   -----------     ---------   --------   --------   -----------     ---------
Selling, general and
  administrative..............   131,069     43,690                    174,759      43,997     20,554                     64,551
Royalties to affiliates.......     6,121         --       (6,121)(1)        --       3,749                 (3,749)(1)         --
Research and development......    11,516      5,571                     17,087       2,476      3,930                      6,406
Translation and exchange
  (gains) losses..............    (3,282)    (1,292)         248(5)     (4,326 )     2,254      3,380        (552)(5)      5,082
Equity in earnings of SPI.....              (11,646)       2,423(1)         --                 (6,683)      1,385(1)          --
                                                           9,223(2)                                         5,298(2)
Gain on sale of subsidiary
  common stock owned by ICN...               (8,345)       8,345(3)         --                                                --
Interest expense, net.........    15,717     18,962      (17,329)(4)    27,470         840      8,734      (7,938)(4)      6,867
                                                          (1,880)(4)                                         (769)(4)
                                                          12,000(4)                                         6,000(4)
Other (income) expense, net...     3,826        879          218(1)      4,161       1,099      1,010         179(1)       1,915
                                                          (2,395)(6)                                       (1,189)(6)
                                                           1,633(7)                                           816(7)
                                --------   --------   -----------     ---------   --------   --------   -----------     ---------
  Income (loss) before income
    taxes, minority interest,
    extraordinary item and
    certain nonrecurring
    charges (aggregating
    $190,000 or $7.13 per
    share for the year ended
    December 31, 1993)........    27,067    (12,894)      (9,845)        4,328      18,896    (11,582)     (1,666)         5,648
Income taxes..................     5,368       (474)      (4,300)(8)       594       4,854        (32)     (3,022)(8)      1,800
Minority interest.............       189       (523)         523(9)        189         433       (173)       (173)(9)        433
                                --------   --------   -----------     ---------   --------   --------   -----------     ---------
  Income (loss) before
    extraordinary item and
    certain nonrecurring
    charges (aggregating
    $190,000 or $7.13 per
    share for the year ended
    December 31, 1993)(10)....  $ 21,510   $(11,897)   $  (6,068)     $  3,545    $ 13,609   $(11,377)    $ 1,183       $  3,415
                                ========   ========   ===========     ==========  ========   ========   ===========     ==========
Per share data:
  Income (loss) before
    extraordinary item and
    certain nonrecurring
    charges (aggregating
    $190,000 or $7.13 per
    share for the year ended
    December 31, 1993)(10)....  $   1.07   $  (0.60)                  $   0.13    $   0.65   $  (0.55)                  $   0.12
                                ========   ========                   ==========  ========   ========                   ==========
  Weighted average number of
    common shares
    outstanding(11)...........    20,157     19,813                     26,647      20,815     20,523                     27,477
                                ========   ========                   ==========  ========   ========                   ==========
  Ratio of earnings to fixed
    charges(12)...............                                            1.12                                              1.68
                                                                      ==========                                        ==========


 See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of
                                     Income

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

     The Unaudited Pro Forma Combined Condensed Statements of Income have been prepared to reflect the Merger as if the Merger occurred on January 1, 1993. The Merger has been accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired, net of purchased research and development, for which no alternative use exists, is being amortized on a straight-line basis over 10 years.

     The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Statements of Income:

          (1) Represents elimination of related party royalty income and expense. SPI pays royalties to Viratek on its worldwide sales of ribavirin and pays royalties to ICN on its sales of Brown Pharmaceutical products. A portion of the royalties on sales of ribavirin by SPI had been previously eliminated in the consolidation of ICN.

          (2) Represents elimination of ICN's equity in the earnings of SPI.

          (3) Represents elimination of ICN's gain on sales of subsidiary stock. During 1993, ICN sold 1,618,000 shares of SPI Common Stock and 273,000 shares of Viratek Common Stock for an aggregate gain of $8,345,000.


          (4) Assumes that New ICN will issue $150,000,000 principal amount of debentures in a public offering, convertible into New ICN Shares at a 20% conversion premium (conversion price currently estimated at $20.268 per New ICN Share), estimated deferred loan costs of $6,000,000, and an assumed annual effective interest rate of 8% (the "New Debt"). A substantial portion of the proceeds will be used to retire certain existing debt with a fair value of $136,976,000. ("Old Debt") plus accrued interest of $4,826,000, as follows:



                                                                AT JUNE 30, 1994
                                                        --------------------------------
                                                                             EFFECTIVE
                               DEBT                       FAIR VALUE       INTEREST RATE
            ------------------------------------------  --------------     -------------
            12 7/8% sinking fund debentures...........   $  70,697,000          13.4%
            12 1/2% senior subordinated debentures....      20,238,000          17.6
            6% Dutch Guilder subordinated convertible
              bonds...................................       6,696,000           6.5
            Various foreign bank debt payable in
              Spanish Pesetas and Mexican Pesos.......      19,744,000          13.3
            Mortgage payable..........................      13,058,000           6.0
            Other.....................................       6,543,000           7.1
                                                        --------------         -----
                                                         $ 136,976,000          12.6%
                                                           ===========     =========



          The 6% Dutch Guilder subordinated convertible bonds were repaid in September 1994 with the proceeds of a foreign bank loan, due March 12, 1995, in the principal amount of $5,067,500 collateralized by common stock of SPI owned by ICN, at an annual interest rate as of September 12, 1994 of 7 3/4%.



          The pro forma statements include adjustments to reverse interest and amortization of deferred loan costs on the Old Debt of $17,329,000 and $1,880,000, respectively, for the year ended December 31, 1993 and $7,938,000 and $769,000, respectively, for the six months ended June 30, 1994. The adjustments also reflect interest on the New Debt at an anticipated effective interest rate of 8% or $12,000,000 and $6,000,000 for the year ended December 31, 1993 and the six months ended June 30, 1994, respectively, which includes amortization of the estimated deferred loan costs on the New Debt. A 1/8 percent variance in the interest rate on the New Debt will result in a $187,500 change in the annual interest costs.


          THE TERMS OF THE NEW DEBT USED FOR PURPOSES OF PREPARING THE PRO FORMA STATEMENTS ARE NOT NECESSARILY INDICATIVE OF WHAT THE ACTUAL TERMS OF THE NEW DEBT WILL BE (IF THE NEW DEBT IS ISSUED). THE ACTUAL TERMS OF THE NEW DEBT WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING PREVALENT MARKET CONDITIONS, AT THE TIME OF ISSUANCE.

          Under the terms of the Merger Agreement the Merger is contingent upon the successful issuance of the New Debt. However this condition can be waived by the Board of Directors of New ICN if market conditions change such that it is not economically viable for New ICN to issue the New Debt. If market conditions preclude the issuance of New Debt, the following summarizes the effect on the Unaudited Pro Forma Combined Condensed Statements of Income for the year ended December 31, 1993 and for the six months ended June 30, 1994 of New ICN (in thousands).

                                                       FISCAL YEAR ENDED                              SIX MONTHS
                                                       DECEMBER 31, 1993                         ENDED JUNE 30, 1994
                                            ----------------------------------------   ----------------------------------------
                                                WITH       EFFECT OF      WITHOUT          WITH       EFFECT OF      WITHOUT
                                             "NEW DEBT"    FINANCING     "NEW DEBT"     "NEW DEBT"    FINANCING     "NEW DEBT"
                                            ------------   ----------   ------------   ------------   ----------   ------------
    Translation and exchange (gains)
      losses..............................    $ (4,326)     $   (248)     $ (4,574)       $5,082       $    552       $5,634
    Interest expense......................      27,470         7,209        34,679         6,867          2,707        9,574
    Income (loss) before extraordinary
      item................................    $  3,545      $ (6,961)     $ (3,416)       $3,415       $ (3,259)      $  156
                                            ===========    =========    ===========    ===========    =========    ===========
    Per share income (loss) before
      extraordinary item..................    $   0.13                    $  (0.12)       $ 0.12                      $ 0.01
                                            ===========                 ===========    ===========                 ===========
    Ratio of Earnings to Fixed Charges....        1.12x                                     1.68x                       1.22x
                                            ===========                                ===========                 ===========
    Deficiency in earnings available to
      cover fixed charges.................                                $ (2,633)
                                                                        ===========

          (5) Represents reversal of the translation gain (loss) in connection with the early extinguishment of ICN's foreign denominated old debt with a portion of the proceeds from the anticipated New Debt.

          (6) Represents reversal of goodwill and other intangible amortization previously recorded by ICN.

          (7) Represents amortization of the estimated excess purchase price over the fair value of ICN net assets acquired (patents and trademarks) over 10 years.

          (8) Represents a reduction in domestic income tax expense as a result of the pro forma reductions in income for SPI's U.S. operation and the utilization of ICN's net operating loss carryforwards. (See "Certain Federal Income Tax Consequences.")

          (9) Represents elimination of minority interest relating to Viratek and Biomedicals as a result of the Merger.

          (10) These pro forma combined condensed statements of income exclude the following non-recurring expenses which will be incurred in connection with the proposed business combination and proposed Financing:

                (a) Estimated Merger costs of approximately $5,000,000.

              (b) In connection with the Merger, an independent valuation has been obtained which valued current in-process research and development efforts acquired for which no alternative use exists at $185,000,000 which will be charged to ongoing operations immediately following consummation of the Merger. In accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method", the costs assigned to in-process research and development for which no alternative use exists are charged to expense on the date of consummation of the business combination.

          (11) The weighted average number of shares outstanding assumes that the 6,477,000 New ICN Shares to be issued to ICN stockholders and Viratek and Biomedicals stockholders (other than ICN) are outstanding for all periods presented. All per share amounts have been restated to reflect stock splits and stock dividends.


          (12) For purposes of these calculations, earnings before fixed charges consists of income (loss) before income taxes, minority interest, extraordinary income and nonrecurring charges incurred in connection with the Merger, (as discussed in note 10 above aggregating $190,000,000 ($185,000,000 of which is a non-cash charge) or $7.13 per New ICN Share for the year ended December 31, 1993) plus fixed charges. Fixed charges consists of interest on indebtedness and that portion of operating rental expense representative of the interest factor.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET


                                                             AS OF JUNE 30, 1994
                                             ----------------------------------------------------
                                                   HISTORICAL
                                             ----------------------     PRO FORMA       PRO FORMA
                                               SPI           ICN        ADJUSTMENTS      NEW ICN
                                             --------     ---------     ---------       ---------
                                             (IN THOUSANDS)
Current assets:
  Cash and cash equivalents................  $ 19,238     $  13,264     $   2,198(6)    $  34,700
  Restricted cash..........................                   1,262                         1,262
  Receivables, net.........................    50,279        14,134                        64,413
  Receivable from SPI......................                   5,225        (5,225)(1)          --
  Inventories, net.........................    91,883        15,473                       107,356
  Prepaid expenses and other current
     assets................................    17,465         3,846                        21,311
                                             --------     ---------     ---------       ---------
          Total current assets.............   178,865        53,204        (3,027)        229,042
Property, plant and equipment..............    80,183        36,439                       116,622
Marketable securities......................    29,826           224                        30,050
Investment in SPI..........................                  75,407       (75,407)(2)          --
Investment in other equity securities......                   3,827                         3,827
Other assets and deferred charges..........    14,686         7,089        (2,464)(3)      37,496
                                                                           16,333(4)
                                                                           (4,148)(5)
                                                                            6,000(6)
Goodwill related to purchased businesses...     1,571         2,404        (2,404)(7)       1,571
Goodwill related to publicly traded
  subsidiaries.............................                  10,046       (10,046)(7)          --
                                             --------     ---------     ---------       ---------
          Total assets.....................  $305,131     $ 188,640     $ (75,163)      $ 418,608
                                             ========     =========     =========       =========
Current liabilities
  Notes payable............................  $ 15,006     $   3,456                     $  18,462
  Current maturities of long-term debt.....     4,207        17,942       (13,604)(6)       8,545
  Accounts payable.........................    15,277         5,770                        21,047
  Accrued liabilities......................    20,827        17,910        (4,826)(6)      33,911
  Payable to ICN...........................     5,225                      (5,225)(1)          --
  Income taxes payable.....................    14,172                                      14,172
                                             --------     ---------     ---------       ---------
          Total current liabilities........    74,714        45,078       (23,655)         96,137
Long-term debt, less current portion.......    16,154       132,000         2,186(5)      176,968
                                                                         (123,372)(6)
                                                                          150,000(6)
Other liabilities and deferred income
  taxes....................................     7,001         6,867                        13,868
Minority interest..........................    41,862        12,720       (12,720)(8)      41,862
Stockholders' equity(13):
  ICN common stock.........................                  20,529       (20,529)(9)          --
  SPI/New ICN Common stock.................       204                          65(10)         269
  Additional capital.......................    97,496       180,911      (180,911)(9)     206,804
                                                                          109,308(10)
  Retained earnings........................    77,389      (205,088)      205,088(9)     (107,611)
                                                                         (185,000)(11)
  Unrealized loss on marketable
     securities............................    (2,761)                                     (2,761)
  Foreign currency translation
     adjustments...........................    (6,928)       (4,377)        4,377(12)      (6,928)
                                             --------     ---------     ---------       ---------
          Total stockholders' equity.......   165,400        (8,025)      (67,602)         89,773
                                             --------     ---------     ---------       ---------
          Total liabilities and
            stockholders' equity...........  $305,131     $ 188,640     $ (75,163)      $ 418,608
                                             ========     =========     =========       =========


  See accompanying Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

     The Unaudited Pro Forma Combined Condensed Balance Sheet was prepared to reflect the Merger, which was accounted for under the purchase method of accounting, assuming it was consummated on June 30, 1994.

     The following is a summary of the reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet:

          (1) Represents elimination of intercompany balances between ICN and SPI.

          (2) Represents elimination of ICN's investment in SPI.

          (3) Represents elimination of existing intangibles, including patents, trademarks and clinical trials of ICN.

          (4) Represents the preliminary estimate of excess purchase price over the fair value of ICN net assets acquired (patents and trademarks) net of purchased research and development for which no alternative use exists (see
     Note 11).

          (5) Represents the adjustment to record debt assumed in the Merger at fair value and elimination of deferred loan costs on the debt assumed.


          (6) Assumes that New ICN will issue $150,000,000 principal amount of debentures in a public offering, convertible into New ICN Shares at a 20% conversion premium (conversion price currently estimated at $20.268 per share of New ICN), with estimated deferred loan costs of $6,000,000, and an assumed effective interest rate of 8% (the "New Debt"). A substantial portion of the proceeds will be used to retire the Old Debt with a fair value of $136,976,000, plus accrued interest of $4,826,000. The remaining net proceeds will be used for general corporate purposes and has been reflected as cash. Following is a summary of Old Debt anticipated to be retired:



                                                       FAIR VALUE AT        EFFECTIVE
                              DEBT                     JUNE 30, 1994      INTEREST RATE
            -----------------------------------------  --------------     -------------
            12 7/8% sinking fund debentures..........   $  70,697,000          13.4%
            12 1/2% senior subordinated debentures...      20,238,000          17.6
            6% Dutch Guilder subordinated convertible
              bond...................................       6,696,000           6.5
            Various foreign bank debt payable in
              Spanish Pesetas and Mexican Pesos......      19,744,000          13.3
            Mortgage payable.........................      13,058,000           6.0
            Other....................................       6,543,000           7.1
                                                       --------------         -----
                                                        $ 136,976,000          12.6%
                                                          ===========     ==========


           See Note 4 of Notes to Unaudited Pro Forma Combined Condensed Statements of Income.

          (7) Represents elimination of existing goodwill at ICN.

          (8) Represents elimination of minority interest relating to Viratek and Biomedicals as a result of the acquisition of the minority interest by New ICN.

          (9) Represents elimination of ICN's historical deficit.

          (10) Reflects the additional 6,477,000 New ICN Shares to be issued to ICN stockholders and the Viratek and Biomedicals stockholders (other than ICN) in connection with the Merger at an assumed price of $16.89 per share (based on the average closing share prices of the Merging Companies for the 21 trading days between June 23 and July 22, 1994, inclusive, which was the basis used by the Special Committees to determine the Exchange Ratios; see "The Merger -- Background of the Merger"). The actual purchase price may vary and will be based on the market value of the New ICN Shares at the Effective Time.

          (11) In connection with the Merger, an independent valuation has been obtained which valued current in-process research and development efforts acquired for which no alternative use exists at $185,000,000 which will be charged to ongoing operations immediately following consummation of the Merger. In accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method", the costs assigned to in-process research and development for which no alternative use exists are charged to expense on the date of consummation of the business combination.

          (12) Represents the elimination of the foreign currency translation adjustment related to ICN's foreign subsidiaries.


          (13) Under the terms of the Merger Agreement, all options outstanding under the stock option plans of ICN, SPI, Viratek and Biomedicals will remain outstanding after the consummation of the Merger and will be assumed by New ICN. Each such option will be exercisable upon the same terms and conditions as were in effect prior to the consummation of the Merger, except that (a) each such option will be exercisable for that number of New ICN Shares (to the nearest whole share) into which the number of shares of common stock of the applicable Predecessor Company under the unexercised portion of such option, if then outstanding, would have been converted at the effective time of the Merger, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such option prior to the effective time of the Merger divided by the applicable exchange ratio (i.e., 0.512 in the case of options to purchase common stock of ICN, 1.000 in the case of options to purchase common stock of SPI, 0.499 in the case of options to purchase common stock of Viratek and 0.197 in the case of options to purchase common stock of Biomedicals) (rounded upward to the nearest full cent). Assuming that the Merger was consummated on June 30, 1994, on a pro forma basis there were outstanding options to purchase 5,333,039 New ICN Shares.

                               SECURITY OWNERSHIP


     The following table sets forth certain information with respect to all stockholders known by any of the Merging Companies based upon public filings, who would have been beneficial owners of more than 5% of the outstanding New ICN Shares if the Merger had occurred on September 23, 1994.



                                                                 ESTIMATED
                                                              NUMBER OF SHARES
                                                             BENEFICIALLY OWNED     PERCENT
              NAME AND ADDRESS OF BENEFICIAL OWNER            AFTER THE MERGER      OF CLASS
        -------------------------------------------------    ------------------     --------
        Invesco MIM, PLC.................................         2,412,163           8.94%
          11 Devonshire Square
          London EC2M 7 YR
          England


                      DESCRIPTION OF NEW ICN CAPITAL STOCK

AUTHORIZED CAPITAL STOCK


     New ICN's authorized capital stock presently consists of 100,000,000 New ICN Shares, 100 of which shares are issued and outstanding and are owned by SPI. All of the New ICN Shares issued in the Merger will be validly issued, fully paid and non-assessable. After giving effect to the Merger, based upon the Merging Company Common Stock outstanding as of September 23, 1994, there will be approximately 27,971,000 New ICN Shares outstanding, 5,333,000 options to acquire New ICN Shares and approximately 1,900,000 New ICN Shares reserved for issuance pursuant to other outstanding convertible securities (other than any convertible securities which may be issued in the Financing).


NEW ICN SHARES

     The holders of New ICN Shares will be entitled to one vote for each share on all matters voted on by stockholders, including the election of directors and, except as otherwise required by law or provided in any resolution adopted by the New ICN Board with respect to any series of New ICN Preferred Stock, will exclusively possess all voting power. The holders of New ICN Shares will not have any cumulative voting, conversion, redemption or preemptive rights. Subject to any preferential rights of any outstanding series of New ICN Preferred Stock designated by the Board of Directors of New ICN from time to time, the holders of New ICN Shares will be entitled to such dividends as may be declared from time to time by the Board of Directors of New ICN from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of New ICN available for distribution to such holders. See "Certain Considerations -- Dividend Policy."

NEW ICN PREFERRED STOCK

     The New ICN Board will be authorized to provide for the issuance of shares of New ICN Preferred Stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolution adopted by the New ICN Board providing for the issuance of such series and as are permitted by the Delaware Law. In connection with the Shareholder Rights Plan to be adopted by New ICN, New ICN will have authorized a series of 1,000,000 shares of New ICN Preferred Stock designated Series A Participating Preferred Stock (the "New ICN Series A Preferred Stock"). For a description of the terms of the New ICN Series A Preferred Stock, see "Description of New ICN Capital Stock -- New ICN Preferred Stock Purchase Rights."

NEW ICN PREFERRED STOCK PURCHASE RIGHTS

     Prior to the consummation of the Merger, the New ICN Board intends to adopt a Shareholder Rights Plan and cause to be issued with each New ICN Share issued to the Merging Companies' stockholders in the Merger one Preferred Stock Purchase Right (a "New ICN Right"). Each New ICN Right will entitle the registered holder to purchase from New ICN one one-hundredth of a share of New ICN Series A Preferred Stock at a price expected to be approximately $125 per one one-hundredth of a share, subject to adjustment. The description and terms of the New ICN Rights will be set forth in a Rights Agreement (the "Rights Agreement") between New ICN and a rights agent to be selected by New ICN (the "Rights Agent").



     The New ICN Rights will have certain anti-takeover effects. The New ICN Rights will cause substantial dilution to a person or group that attempts to acquire New ICN without conditioning the offer on the New ICN Rights being redeemed or a substantial number of New ICN Rights being acquired. However, the New ICN Rights should not interfere with any tender offer or merger approved by New ICN (other than with an Acquiring Person) (as defined below) because the New ICN Rights (i) do not become exercisable in the event of a Permitted Offer (as defined below) and expire automatically upon the consummation of a merger in which the form of consideration is the same as, and the price is not less than the price paid in, the Permitted Offer and (ii) are redeemable in connection with an approved merger in which all holders of New ICN Shares are treated alike.



     The New ICN Rights will be attached to all New ICN Share certificates representing New ICN Shares issued in the Merger and thereafter issued prior to the Rights Distribution Date (as defined below). Initially, no separate New ICN Rights certificates will be distributed. Until the earlier to occur of (i) the first date (the "Stock Acquisition Date") of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of securities having 15% or more of the voting power of all outstanding voting securities of New ICN or (ii) ten days (unless such date is extended by the New ICN Board) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group of related persons becoming an Acquiring Person (in either case, except as a result of a Permitted Offer) (the earlier of such dates being called the "Rights Distribution Date"), the New ICN Rights will be evidenced by the New ICN Share certificates. Until the Rights Distribution Date, the New ICN Rights will be transferred with and only with New ICN Share certificates. New ICN Share certificates issued after the Merger upon transfer or new issuance of the New ICN Shares will contain a notation incorporating the Rights Agreement by reference. Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for New ICN Shares will also constitute the transfer of the New ICN Rights associated with the New ICN Shares represented by such certificate. As soon as practicable following the Rights Distribution Date, separate certificates evidencing the New ICN Rights ("Rights Certificates") will be mailed to holders of record of the New ICN Shares as of the close of business on the Rights Distribution Date, and the separate Rights Certificates alone will evidence the New ICN Rights.



     The New ICN Rights will not be exercisable until the Rights Distribution Date. The Rights will expire on the earliest of (i) November 1, 2004, (ii) consummation of a merger transaction with a person or group who acquired New ICN Shares pursuant to a Permitted Offer, and is offering in the merger the same form of consideration, and not less than the price per New ICN Share, paid pursuant to the Permitted Offer or (iii) redemption by New ICN as described below.


     The Purchase Price payable, and the number of shares of New ICN Series A Preferred Stock or other securities issuable, upon exercise of the New ICN Rights will be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the New ICN Series A Preferred Stock, (ii) upon the grant to holders of the New ICN Series A Preferred Stock of certain rights or warrants to subscribe for New ICN Series A Preferred Stock, certain convertible securities or securities having rights, privileges and preferences the same as, or more favorable than, the New ICN Series A Preferred Stock at less than the current market price of the New ICN Series A Preferred Stock or (iii) upon the distribution to holders of the New ICN Series A Preferred Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends out of earnings or retained earnings), assets (other than a dividend payable in New ICN Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

     In the event that, after the first date of public announcement by New ICN or an Acquiring Person that an Acquiring Person has become such, New ICN is involved in a merger or other business combination transaction in which the New ICN Shares are exchanged or changed (other than a merger with a person or group who acquired New ICN Shares pursuant to a Permitted Offer and is offering in the merger not less than the price paid pursuant to the Permitted Offer and the same form of consideration paid in the Permitted Offer), or 50% or more of New ICN's assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a New ICN Right (other than such Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the New ICN Right, that number of shares of common stock of the acquiring company (or, in the event that there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the New ICN Right (such right being called the "Merger Right"). "Permitted Offer" means a tender offer or exchange offer for all outstanding New ICN Shares at a price and on terms determined, prior to the purchase of shares under such tender offer or exchange offer, by at least a majority of the members of the Board of Directors who are not officers of New ICN to be both adequate and otherwise in the best interests of New ICN, its stockholders (other than the person on whose behalf the offer is being made) and other relevant constituencies.

     In the event that an Acquiring Person becomes such, each holder of a New ICN Right (other than such Acquiring Person) will for a 60-day period thereafter have the right to receive upon exercise that number of New ICN Shares having a market value of two times the exercise price of the New ICN Right, to the extent available, and then (after all authorized and unreserved New ICN Shares have been issued) a common stock equivalent (such as New ICN Series A Preferred Stock or another equity security with at least the same economic value as the New ICN Shares) having a market value of two times the exercise price of the New ICN Right, with New ICN Shares to the extent available being issued first (such right being called the "Subscription Right").

     The holder of a New ICN Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right. Upon the occurrence of any of the events giving rise to the exercisability of the Merger Right or the Subscription Right, any New ICN Rights that are or were at any time owned by an Acquiring Person shall become void insofar as they relate to the Merger Right or the Subscription Right.

     With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractions of New ICN Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the New ICN Shares on the last trading date prior to the date of exercise.

     At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the New ICN Rights, New ICN may redeem the Rights in whole, but not in part, at a price of $.01 in cash per Right (the "Redemption Price"), which redemption shall be effective upon the action of the New ICN Board in the exercise of its sole discretion. Additionally, New ICN may, following the Stock Acquisition Date, redeem the then outstanding New ICN Rights in whole, but not in part, at the Redemption Price provided that such redemption is (i) in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of New ICN Shares are treated alike but not involving an Acquiring Person or any person who was an Acquiring Person or (ii) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as no person beneficially owns securities representing 15% or more of the voting power of New ICN's voting securities. Upon the effective date of the redemption of the New ICN Rights, the right to exercise the New ICN Rights will terminate and the only right of the holders of New ICN Rights will be to receive the Redemption Price.

     Any of the provisions of the Rights Agreement may be amended by the New ICN Board prior to the Rights Distribution Date. After the Rights Distribution Date, the provisions of the Rights Agreement may be amended by the New ICN Board in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of New ICN Rights (excluding the interests of any Acquiring Person).


     The New ICN Series A Preferred Stock purchasable upon exercise of the New ICN Rights will be nonredeemable and junior to any other series of preferred stock New ICN may issue (unless otherwise provided in the terms of such stock). Each share of New ICN Series A Preferred Stock will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of Common Stock, but in no event less than $1.00. In the event of liquidation, the holders of New ICN Series A Preferred Stock will, subject to the availability of assets for distribution (including the rights of securityholders of New ICN having priority in liquidation to the holders of shares of New ICN Series A Preferred Stock), receive a preferred liquidation payment equal to $100 per share, plus an amount equal to accrued and unpaid dividends thereon to the date of such payment, and thereafter, once holders of the New ICN Shares have received an equivalent liquidation payment, the holders of shares of New ICN Series A Preferred Stock and the New ICN Shares will receive their ratable share of any remaining assets to be distributed. Each share of New ICN Series A Preferred Stock will have 100 votes, voting together with the New ICN Shares. In the event of any merger, consolidation or other transaction in which New ICN Shares are exchanged, each share of New ICN Series A Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per New ICN Share. The rights of the New ICN Series A Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of New ICN Series A Preferred Stock will be issuable; however, New ICN may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one-hundredth of a share, an adjustment in cash will be made based on the market price of the New ICN Series A Preferred Stock on the last trading date prior to the date of exercise.


     Until a New ICN Right is exercised, the holder thereof, as such, will have no rights as a stockholder of New ICN, including, without limitation, the right to vote or to receive dividends.

     The New ICN Rights will have certain anti-takeover effects. The New ICN Rights will cause substantial dilution to a person or group that attempts to acquire New ICN without conditioning the offer on the New ICN Rights being redeemed or a substantial number of New ICN Rights being acquired. However, the New ICN Rights should not interfere with any tender offer or merger approved by New ICN (other than with an Acquiring Person) because the New ICN Rights (i) do not become exercisable in the event of a Permitted Offer and expire automatically upon the consummation of a merger in which the form of consideration is the same as, and the price is not less than the price paid in, the Permitted Offer and (ii) are redeemable in connection with an approved merger in which all holders of New ICN Shares are treated alike.

     The foregoing summary of certain terms of the New ICN Rights is qualified in its entirety by reference to the form of Rights Agreement, a copy of which is filed as an exhibit to the Form S-4.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     As a result of consummation of the Merger, holders of Merging Company Common Stock will become stockholders of New ICN and the rights of all such former Merging Company stockholders will thereafter be governed by the certificate of incorporation of New ICN (the "New ICN Certificate"), the by-laws of New ICN (the "New ICN By-Laws") and Delaware Law. The rights of the holders of Merging Company Common Stock are presently governed by the Certificates of Incorporation and bylaws of each of the respective Merging Companies and Delaware Law. The description set forth below is intended as a summary, which does not purport to be a complete statement, of the general differences among the rights of the stockholders of the Merging Companies and New ICN. This summary is qualified in its entirety by reference to the forms of the New ICN Certificate and the New ICN By-Laws which are attached as exhibits to the Form S-4 and the organizational documents of the Merging Companies which may be obtained by stockholders of Merging Companies. For information as to how such documents may be obtained, see "Available Information."

CLASSIFIED BOARD OF DIRECTORS


     The New ICN Certificate will provide that the New ICN Board will be divided into three classes of directors, as nearly equal in number as reasonably possible, except for any directors elected separately by the holders of any one or more series of New ICN Preferred Stock. The New ICN Board will consist initially of the persons referred to in "Management and Operations of New ICN After the Merger -- Directors After the Merger" above. The Certificate of Incorporation of New ICN will provide that the term of office of the first class of directors will expire at the 1995 Annual Meeting of Stockholders, the term of office of the second class of directors will expire at the 1996 Annual Meeting of Stockholders, and the term of office of the third class of directors will expire at the 1997 Annual Meeting of Stockholders. Of the initial directors, Drs. Knight, Jolley, Roberts Smith, and Messrs. Finch, Lenagh and Starr will serve until the 1995 Annual Meeting of Stockholders; Dr. Smith and Messrs. Barker, Bayh, Charles, Jerney and Moses will serve until the 1996 Annual Meeting of Stockholders; and Dr. Guillemin and Messrs. Kurz, Manatt, Miscoll and Panic will serve until the 1997 Annual Meeting of Stockholders. Starting with the 1995 Annual Meeting of Stockholders, one class of directors will be elected each year for a three-year term.


     The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the New ICN Board. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the New ICN Board. Such a delay may help ensure that New ICN's directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of the stockholders.

     The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of New ICN, even though such an attempt might be beneficial to New ICN and its stockholders. The classification of the New ICN Board could thus increase the likelihood that incumbent directors will retain their positions.

     The members of the Board of Directors of each of the Merging Companies are presently elected for one-year terms and must be elected at each annual meeting of stockholders.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

     The New ICN Certificate will provide that, subject to any rights of holders of New ICN Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time by action of not less than a majority of the New ICN Board then in office, but in no event shall be less than three nor more than twenty. In addition, the New ICN Certificate will provide that, subject to any rights of holders of New ICN Preferred Stock, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum. Accordingly, the New ICN Board could prevent any stockholder from enlarging the New ICN Board and filling the new directorships with such stockholder's own nominees.


     Under the Delaware Law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. The New ICN Certificate will provide that, except for any directors elected separately by holders of one or more series of New ICN Preferred Stock, directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class. Subject to the rights, if any, of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from an increase in the authorized number of directors or vacancies in the New ICN Board resulting from death, resignation, disqualification or removal of directors may be filled only by a majority of the directors then in office, though less than a quorum.



     None of the certificates of incorporation of the Merging Companies currently contain similar provisions. Therefore, the stockholders of the Merging Companies currently can remove the directors with or without cause and are entitled to enlarge the respective Boards of Directors and to vote to fill the new directorships with their own nominees.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS


     The New ICN Certificate will provide that, subject to the rights of holders of any series of New ICN Preferred Stock, stockholder action can be taken only at an annual or special meeting of stockholders and will prohibit stockholder action by written consent in lieu of a meeting. The New ICN Certificate will provide that, subject to the rights of holders of any series of New ICN Preferred Stock, special meetings of stockholders can be called only by the Chairman of the New ICN Board or by the New ICN Board and stockholders will not be permitted to call a special meeting or to require that the New ICN Board call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders will be limited to the business brought before the meeting pursuant to the notice of meeting given by New ICN.


     The provisions of the New ICN Certificate prohibiting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Chairman or the New ICN Board. These provisions would also prevent the holders of a majority of the voting power of the Voting Stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the Chairman and the New ICN Board by calling a special meeting of stockholders prior to the time the Chairman or the New ICN Board believes such consideration to be appropriate.

     None of the certificates of incorporation of the Merging Companies presently contain a prohibition against stockholder action by written consent. Under Delaware Law, therefore, stockholders of the Merging Companies may presently act by written consent.

FAIR PRICE PROVISION

     The New ICN Certificate will contain a "fair price" provision, which requires that, in addition to any other vote required by the Certificate of Incorporation or the Delaware Law, certain "Business Combination" transactions with a "Related Person" require the affirmative vote of the holders of not less than 85% of the outstanding Voting Stock held by stockholders other than the Related Person.

     For the purposes of this provision, certain terms are defined as follows:

     "Business Combination" means (a) any merger or consolidation of New ICN or a subsidiary with a Related Person, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the ordinary course of business to or with a Related Person of any assets of New ICN or a subsidiary having an aggregate fair market value of $25,000,000 or more, (c) the issuance or transfer by New ICN of any shares of Voting Stock or securities convertible into or exercisable for such shares (other than by way of pro rata distribution to all stockholders) to a Related Person, (d) any recapitalization, merger or consolidation that would have the effect of increasing the voting power of a Related Person, (e) the adoption of any plan or proposal for the liquidation or dissolution of New ICN or a subsidiary proposed, directly or indirectly, by or on behalf of a Related Person, (f) any merger or consolidation of New ICN with another person proposed, directly or indirectly, by or on behalf of a Related Person unless the entity surviving or resulting from such merger or consolidation has a provision in its certificate or articles of incorporation, charter or similar governing instrument which is substantially identical to the "fair price" provision of the Certificate of Incorporation of New ICN or (g) any agreement, contract or other arrangement or understanding providing, directly or indirectly, for any of the foregoing transactions.

     "Related Person" means any individual, partnership, corporation, trust or other person which, together with its "affiliates" and "associates," as defined in Rule 12b-2 under the Exchange Act as in effect on January 1, 1994, and together with any other individual, partnership, corporation, trust or other person with which it or they have any agreement, contract or other arrangement or understanding with respect to acquiring, holding, voting or disposing of Voting Stock, "beneficially owns" (within the meaning of Rule 13d-3 under the Exchange Act on said date) an aggregate of 10% or more of the outstanding Voting Stock. A Related Person, its affiliates and associates and all such other individuals, partnerships, corporations and other persons with whom it or they have any such agreement, contract or other arrangement or understanding, are deemed a single Related Person for purposes of this provision; provided, however, that the members of the

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

New ICN Board shall not be deemed to be associates or otherwise to constitute a Related Person solely by reason of their board membership. A person who is a Related Person as of (i) the time any definitive agreement relating to a Business Combination is entered into, (ii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination or
(iii) immediately prior to the consummation of a Business Combination, shall be deemed a Related Person for purposes of this provision.

     "Continuing Director" means any member of the New ICN Board who is not an "affiliate" or "associate" of the Related Person and was a member of the New ICN Board prior to the time that such person became a Related Person, and any successor of a Continuing Director who is unaffiliated with such Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.

     "Market Value" means the average of the high-and low-quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a share on the NYSE Composite Tape, or, if the shares are not listed or admitted to trading on such exchange, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low-asked quotations with respect to a share on such date as quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a share as at least 66 2/3% of the Continuing Directors shall determine.

     The 85% voting requirement will not be applicable and a Business Combination with a Related Person may be approved by the vote (if any) required by law or by any other provision of the Certificate of Incorporation of New ICN if either:

          (1) The Business Combination is approved by the Board of Directors of New ICN by the affirmative vote of at least 66 2/3% of the Continuing Directors, or

          (2) All of the following conditions are satisfied:

             (a) The aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share of capital stock of New ICN in the Business Combination by the holders of capital stock of New ICN, other than the Related Person involved in the Business Combination, will not be less than the highest of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, and dealer-management compensation, and with appropriate adjustments for recapitalization, stock splits, stock dividends and like transactions and distributions) paid by such Related Person in acquiring any of its holdings of such class or series of capital stock, (ii) the highest per share Market Value of such class or series of capital stock within the twelve-month period immediately preceding the date the proposal for such Business Combination was first publicly announced or
        (iii) the book value per share of such class or series of capital stock, determined in accordance with generally accepted accounting principles, as of the last day of the month immediately preceding the date the proposal for such Business Combination was first publicly announced;

             (b) The consideration to be received in such Business Combination by holders of capital stock other than the Related Person involved will, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring capital stock already owned by it, provided, however, that if the Related Person has paid for capital stock with varying forms of consideration, the form of consideration for shares of capital stock acquired in the Business Combination by the Related Person must either be cash or the form used to acquire the largest number of shares of capital stock previously acquired by it; and

             (c) A proxy statement responsive to the requirements of the Exchange Act is mailed to the stockholders of New ICN for the purpose of soliciting stockholder approval of such Business Combination and contains (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state and (ii) the opinion of a reputable investment banking firm selected by the Continuing Directors as to the fairness of the terms of such Business Combination, from a financial point of view, to the public stockholders (other than the Related Person) of New ICN.

     The "fair price" provision is intended to ensure that all stockholders receive equal treatment in the event of a tender or exchange offer and to protect stockholders against coercive or two-tiered takeover bids. Notwithstanding the foregoing, the provision could also have the effect of discouraging a third party from making a tender or exchange offer for New ICN, even though such an offer might be beneficial to New ICN and its stockholders.

     None of the certificates of incorporation of the Merging Companies presently contain a "fair price" provision.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

     The New ICN Certificate will establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual meeting of stockholders of New ICN (the "Stockholder Notice Procedure").

     The Stockholder Notice Procedure will provide that, subject to the rights of any holders of New ICN Preferred Stock, only persons who are nominated by, or at the direction of, the New ICN Board, or by a stockholder who has given timely written notice to the Secretary of New ICN prior to the meeting at which directors are to be elected, will be eligible for election as directors of New ICN. The Stockholder Notice Procedure will provide that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman or the New ICN Board or by a stockholder who has given timely written notice to the Secretary of New ICN of such stockholder's intention to bring such business before such meeting. Under the Stockholder Notice Procedure, to be timely, notice of stockholder nominations or proposals to be made at an annual or special meeting must be received by New ICN not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

     Under the Stockholder Notice Procedure, a stockholder's notice to New ICN proposing to nominate a person for election as a director must contain certain information, including, without limitation, the identity and address of the nominating stockholder, the class and number of shares of stock of New ICN which are owned by such stockholder and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee. Under the Stockholder Notice Procedure, a stockholder's notice relating to the conduct of business other than the nomination of directors must contain certain information about such business and about the proposing stockholder, including, without limitation, a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at such meeting, the name and address of such stockholder, the class and number of shares of stock of New ICN beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

     By requiring advance notice of nominations by stockholders, the Stockholder Notice Procedure will afford the New ICN Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the New ICN Board, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the Stockholder Notice Procedure will also provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the New ICN Board, will provide the New ICN Board with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to the New ICN Board's position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

     Although the New ICN Certificate will not give the New ICN Board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to New ICN and its stockholders.

     None of the certificates of incorporation of the Merging Companies presently contain similar provisions.

PREFERRED STOCK

     Pursuant to the New ICN Certificate, the New ICN Board will be authorized, subject to the limitations prescribed by law, to provide for the issuance of shares of New ICN Preferred Stock in one or more series, to establish the number of shares of each such series, and to fix the designations, voting powers, preferences and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

     New ICN believes that the ability of the New ICN Board to issue one or more series of New ICN Preferred Stock will provide New ICN with flexibility in structuring possible future financing and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of New ICN Preferred Stock, as well as New ICN Shares, will be available for issuance without further action by New ICN's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which New ICN's securities may be listed or traded. The NYSE currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock, or in the amount of voting securities, outstanding by at least 20%. If the approval of New ICN's stockholders is not required for the issuance of shares of New ICN Preferred Stock or New ICN Shares, the New ICN Board may determine not to seek stockholder approval.

     Although the New ICN Board has no intention at the present time of doing so, it could issue a series of New ICN Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The New ICN Board will make any determination to issue such shares based on its judgment as to the best interests of New ICN and its stockholders. The New ICN Board, in so acting, could issue New ICN Preferred Stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the New ICN Board, including a tender offer or other transaction that some, or a majority, of New ICN's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

     In connection with the Shareholder Rights Plan to be adopted by New ICN, the New ICN Certificate will provide for the issuance of New ICN Series A Preferred Stock. For a description of the terms of the New ICN Series A Preferred Stock, see "Description of New ICN Capital Stock -- New ICN Preferred Stock" and "Description of New ICN Capital Stock -- New ICN Preferred Stock Purchase Rights."

     None of the Merging Companies presently have a stockholder rights plan although each has authorized shares of Preferred Stock.

OTHER PROVISIONS

     The New ICN Certificate will provide that in discharging their respective duties under applicable law and in determining what they believe to be in the best interests of New ICN and its stockholders, the New ICN Board, each committee of the Board and each director may take into account the effects, both long-and short-term of the proposed action on the employees, associates, distributors, or other customers, suppliers and creditors of New ICN and the communities in which New ICN conducts its business, to the extent such persons believe pertinent (including the possibility that the interests of New ICN may best be served by remaining independent).

     The New ICN Certificate will also authorize the New ICN Board and any committee authorized by the New ICN Board to take such action as it may determine to be reasonably necessary or desirable to encourage any person or entity to enter into negotiations with the New ICN Board and management respecting any transaction which may result in a change of control of New ICN, and to contest or oppose any such transaction which the New ICN Board determines to be unfair, abusive or otherwise undesirable to New ICN, its businesses or stockholders. The New ICN Board or any such committee will be specifically authorized to adopt plans or to issue securities of the company (including New ICN Shares or New ICN Preferred Stock, rights or debt securities), which securities may be exchangeable or convertible into cash or other securities on such terms as the New ICN Board or any such committee determines and may provide for differential and unequal treatment of different holders or classes of holders. The existence of this authority or the actions which may be taken by the New ICN Board pursuant thereto are intended to give the New ICN Board flexibility in order to act in the best interests of stockholders in the event of a potential change of control transaction. Such provisions may, however, deter potential acquirors from proposing unsolicited transactions not approved by the New ICN Board and might enable the New ICN Board to hinder or frustrate such a transaction if proposed.

     None of the certificates of incorporation of the Merging Companies presently contain similar provisions.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

     The New ICN Certificate will contain provisions requiring the affirmative vote of the holders of at least 75% of the voting power of the Voting Stock to amend certain provisions of the Certificate of Incorporation (including the provisions discussed above relating to directors, action by written consent, special stockholder meetings and Stockholder Notice Procedures) or to amend any provision of the New ICN By-Laws by action of stockholders. An affirmative vote of at least 75% of the voting power of the Voting Stock is also required to amend provisions in the New ICN Certificate setting forth the liability and indemnification of New ICN officers and directors, the ability of the Board to consider constituent interests when discharging its duties, the authorization for the Board to take steps to encourage or oppose, as the case may be, transactions which may result in a change of control of New ICN, and the provisions regarding the amendment of the New ICN Certificate. An amendment of the "fair price" provision will require the approval of 66 2/3% of the directors of New ICN then in office and the affirmative vote of 85% of the Voting Stock held by stockholders other than the Related Person, unless the amendment is approved by 66 2/3% of the Continuing Directors. These provisions will make it more difficult for stockholders to make changes in the New ICN Certificate and the New ICN By-Laws, including changes designed to facilitate the exercise of control over New ICN.

     None of the certificates of incorporation of the Merging Companies presently contain similar "supermajority" provisions.

SECTION 203 OF THE DELAWARE LAW

     Section 203 of the Delaware Law provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or
(iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the Delaware Law, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner

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

of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

     Under certain circumstances, Section 203 of the Delaware Law may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Certificate of Incorporation of New ICN does not exclude New ICN from the restrictions imposed under Section 203 of the Delaware Law. It is anticipated that the provisions of Section 203 of the Delaware Law may encourage companies interested in acquiring New ICN to negotiate in advance with the New ICN Board, since the stockholder approval requirement would be avoided if the board of directors then in office approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

                         LIABILITY AND INDEMNIFICATION
                      OF DIRECTORS AND OFFICERS OF NEW ICN

LIMITATION OF LIABILITY OF DIRECTORS

     The New ICN Certificate will provide that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. If Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of New ICN will be eliminated or limited to the fullest extent permitted by the Delaware Law as amended.

     While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The New ICN Certificate will provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the corporation to the full extent permitted by the Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect. The New ICN Certificate provides that the expenses incurred by any director or officer in the defense of any such action, suit or proceeding shall be paid by New ICN in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by such director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to indemnification. Other employees or agents will be entitled to advance payment of expenses, if at all, under such terms and conditions as are determined by a majority of the disinterested directors. The indemnification rights conferred by the New ICN Certificate are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise. New ICN intends to enter into indemnification agreements with its directors and officers providing indemnification to the full extent permitted by Delaware Law. New ICN will be authorized to purchase and maintain (and New ICN will maintain) insurance on behalf of its directors, officers, employees and agents.

                   ICN MERGER CORP. 1994 STOCK INCENTIVE PLAN

     It is expected that the Board of Directors of New ICN will adopt a new stock option plan (the "1994 Stock Incentive Plan"), subject to approval by holders of a majority of the voting shares of New ICN. New ICN intends to seek such approval at its first annual meeting of stockholders occurring after the Effective Time. The terms of the 1994 Stock Incentive Plan have not been determined as of the date hereof and will be determined by the Compensation Committee of New ICN and the full Board of Directors after consummation of the Merger.

                                 LEGAL MATTERS


     The validity of the issuance of the New ICN Shares being offered hereby will be passed upon for New ICN by M'Liss Jones Kane, Vice President, General Counsel and Secretary of SPI and Biomedicals. As of June 30, 1994, Ms. Kane had stock options to purchase 4,000, 4,000 and 1,313 shares of ICN Common Stock, Biomedicals Common Stock and Viratek Common Stock, respectively. After giving effect to the Merger, Ms. Kane will have options to acquire 3,491 New ICN Shares.


                                    EXPERTS

     The consolidated financial statements and financial statement schedules of the Merging Companies as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 included or incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Coopers & Lybrand, independent auditors, as stated in their reports appearing herein, which reports express an unqualified opinion and include an emphasis of a matter paragraph related to certain transactions between the Merging Companies and, as it relates to ICN, includes an explanatory paragraph referring to the change to the equity method of accounting for a previously consolidated subsidiary, and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.


     With respect to the unaudited interim financial information for ICN only for the six month period ended June 30, 1994 and 1993 and the three month period ended March 31, 1994 and 1993 which are included in and incorporated herein by reference, respectively, Coopers & Lybrand have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in ICN's Quarterly Reports on Form 10-Q for the Quarters ended June 30, 1994 and March 31, 1994 and included in and incorporated by reference herein, respectively, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Coopers & Lybrand are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Joint Proxy Statement/Prospectus prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                              CERTAIN TRANSACTIONS

GENERAL

     ICN controls Biomedicals and Viratek through stock ownership, voting control and board representation and is affiliated with SPI. Certain officers of ICN occupy similar positions with SPI, Biomedicals and Viratek. The Merging Companies have engaged in, and, if the Merger is not consummated, will continue to engage in, certain transactions with each other.

     An Oversight Committee consisting of one non-management director of each of the Merging Companies reviews transactions between or among the Merging Companies to determine whether a conflict of interest exists among the Merging Companies with respect to a particular transaction and whether the transaction is fair and the manner in which such conflict can be resolved. The Oversight Committee was formed in October 1984 and consisted of a representative of each of ICN, SPI and Viratek. A representative of Biomedicals joined the Oversight Committee in October 1986. The Oversight Committee has advisory authority only and makes recommendations to the Boards of Directors of each of the Merging Companies. The Oversight Committee consists of one non-management director of each Merging Company and a non-voting chairman. The significant related party transactions have been reviewed and recommended for approval by the Oversight Committee, and approved by the respective Boards of Directors. See "Information Concerning Directors -- Committees and Meetings of the Board of Directors" in the Addendum for each of the Merging Companies.

ROYALTY AGREEMENTS

     SPI entered into an exclusive License Agreement with Viratek, effective July 1, 1983, pursuant to which Viratek licensed SPI as an exclusive distributor of Virazole(R) in Canada. This Agreement is effective for a term of ten years from the expiration of the last Canadian patent or ten years after the commencement of sales in Canada, whichever is later, unless earlier terminated by SPI. The agreement provided for the payment by SPI to Viratek of $100,000 upon execution thereof, which has been paid. The initial payment of $100,000 is creditable against future royalties payable by SPI to Viratek at a rate of 7% of sales for the term of the agreement. The agreement further provides for an initial price of $1,800 per kilo for bulk Virazole(R) to be purchased by SPI from Viratek. In August 1986, the Canadian Health Protection Branch ("HPB") approved Virazole(R) for hospital use in aerosolized form for the treatment of respiratory syncytial virus infections ("RSV") in certain age groups. Sales of Virazole(R) made under such agreement in Canada in fiscal 1990, 1989, and 1988 subsequent to such approval were not material.

     Effective January 21, 1983, SPI entered into a License Agreement with Viratek, pursuant to which SPI received a worldwide license to develop, manufacture and distribute twelve new compounds, including nine anti-cancer compounds, two cardiovascular compounds and one tranquilizer compound. The term of this agreement is for at least ten years from the first sale of licensed products. There is a provision for an initial payment by SPI of $70,000 to Viratek which has been paid, plus an additional one-time payment of $500,000 upon the first registration and commercial sale of any one of these compounds in any of the United States, the Federal Republic of Germany, France, the United Kingdom or Japan. Both of the foregoing payments will be credited against future royalty payments. None of these compounds has been developed for production and distribution, and none has been approved for sale for human use in any country where sale may be contemplated.

     SPI entered into a Supply Agreement with Viratek in 1985, pursuant to which Viratek has agreed to sell bulk Virazole(R) on an exclusive basis to SPI for further manufacture and distribution under SPI's Mexican subsidiary's existing Mexican government health registration. At the present time, the Mexican subsidiary distributes Virazole(R) in Mexico in oral and injectable formulations under the trade names Vilona and Virazid for the treatment of herpes zoster, influenza and other respiratory infections.

     During 1985, in anticipation of the approval by the United States Food and Drug Administration ("FDA") of Virazole(R) for commercial use in aerosolized applications for the treatment of respiratory syncytial virus ("RSV"), Viratek and SPI entered into an agreement whereby SPI agreed to assume certain

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

operating functions on behalf of Viratek, including physical custody and shipping of inventory, accounting and certain other administrative functions for a term of four years. In addition, SPI agreed to pay to Viratek $1,552,000 in consideration of the grant by Viratek to SPI of certain rights relating to the commercial sale and use of Virazole(R), which amount is creditable against the purchase by SPI from Viratek of Virazole(R). Purchases were subject to approval by the FDA of the commercial sale of Virazole(R). In December 1985, the FDA advised Viratek that the FDA had approved Viratek's New Drug Application for the hospital use of aerosolized Virazole(R) for the treatment of RSV in infants and young children.

     In April 1985, ICN, Viratek and SPI entered into a six-year joint venture ("ICN-NARI") with Kodak to conduct research and development with nucleic acid compounds for application in the area of human health. Effective August 31, 1988, ICN, Viratek, SPI and Kodak amended the terms of the joint venture agreement whereby Kodak paid the estimated present value of its funding obligation and contributed the net assets of the joint venture and all compounds in development in exchange for relief from all obligations under the joint venture agreement. On September 1, 1988, ICN-NARI purchased SPI's share of the joint venture for $1,355,000, the net book value of SPI's interest in ICN-NARI. As a result, ICN's and Viratek's ownership increased to 41% and 59%, respectively. Effective November 30, 1989, ICN-NARI was dissolved and its assets were distributed to Viratek and ICN in accordance with their respective ownership interests.

     During 1985, SPI and Viratek entered into agreements whereby SPI acted as Viratek's exclusive distributor, for a five-year period ending in 1990, of Virazole(R) for the treatment of RSV in the United States. Under this agreement, Viratek paid $1,250,000 to SPI to defray initial marketing costs and thereafter cumulative domestic pre-tax profits or losses were allocated 75% to Viratek and 25% to SPI. During 1990, SPI sold $16,025,000 of Virazole(R) domestically and domestic pre-tax profits were $3,569,000, of which $2,677,000 was credited to Viratek.

     Effective December 1, 1986, SPI and Viratek entered into a two-year licensing agreement whereby SPI marketed all forms of Virazole(R) outside the United States (except in Mexico and Canada, for which other agreements apply). SPI and Viratek continued to follow the terms of the agreement although the agreement was not renegotiated until December 1, 1990. Under this agreement, SPI paid Viratek a royalty of 7% on sales outside the United States. For 1990, royalties under this agreement were $306,000.

     Effective December 1, 1990, SPI and Viratek entered into a new royalty agreement. Under this agreement, SPI continued to act as Viratek's exclusive distributor of Virazole(R) and paid Viratek a royalty of 20% on sales worldwide for a term of 10 years with an option by either party to extend it for an additional 10 years. Worldwide sales for Virazole(R) for 1993, 1992 and 1991 were $29,515,000, $27,240,000 and $21,315,000, respectively, which generated royalties to Viratek for 1993, 1992 and 1991 of $5,903,000, $5,448,000 and
$4,263,000, respectively.

     During 1991 and 1990, SPI purchased $235,000, and $2,190,000, respectively, of Virazole(R) from Viratek and, effective March 1, 1991 Viratek transferred all inventory, consisting of ribavirin in bulk, work-in-process and finished goods form, to SPI at its recorded book value of $2,943,000.

     In 1990, SPI sold $16,025,000 of Virazole(R) domestically, resulting in domestic pre-tax profits of $3,569,000, of which $2,677,000 was credited to Viratek. During 1989, SPI sold $7,082,000 of Virazole(R) domestically, resulting in domestic pre-tax losses of $4,049,000, of which $3,037,000 was charged to Viratek. In 1988, SPI sold $10,078,000 of Virazole(R) domestically, resulting in domestic pre-tax profits of $1,625,000, of which $1,219,000 was credited to Viratek.

     Under an agreement entered into in 1982 between ICN and Baylor College of Medicine ("Baylor"), the employer of Dr. Vernon Knight, a Viratek director, SPI is required to pay a 2% royalty to Baylor on all sales of Virazole(R) in aerosolized form. Such royalties for 1993, 1992 and 1991 were $422,000, $430,000 and $313,000, respectively.

     In July 1988, SPI began marketing products under license from ICN for the treatment of myasthenia gravis, a disease characterized by muscle weakness and atrophy. ICN charged SPI royalties at the rate of 9% of net sales. Such royalties for 1990 were $936,000. Effective September 1, 1990, SPI prepaid royalties to ICN

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

in the amount of $9,590,000, which has been recorded in Other Assets and is being amortized using the straight-line method over 15 years. There are no future royalties due to ICN for these products.

     Beginning December 1986, SPI began selling Brown Pharmaceuticals, Inc. products under license from ICN. ICN charges SPI royalties at the rate of 8 1/2% of net sales. During 1993, 1992 and 1991, SPI paid ICN $218,000, $65,000 and $93,000, respectively, in royalties under this arrangement.

COST ALLOCATIONS

     Effective December 1, 1988, Viratek transferred all Small Particle Aerosol Generator ("SPAG") units and related spare parts to SPI at their net book value of $3,738,000. The SPAG units are used in the delivery of aerosolized Virazole(R) for the treatment of RSV in infants. SPI accounts for the SPAG units as fixed assets and depreciates them over an estimated useful life of 10 years.

     For fiscal 1989, ICN allocated $175,000 to Viratek for financial marketing and legal services provided by ICN. No charges for these services were allocated to Viratek in fiscal 1991 and 1990 as the reduced level of operations of Viratek did not require this level of support.

     The Merging Companies occupy ICN's facility in Costa Mesa, California. In each of 1993, 1992 and 1991, ICN charged facility costs of $279,000, $310,000 and $30,000 to SPI, Biomedicals and Viratek, respectively. The costs of common services such as maintenance, purchasing and personnel are paid by SPI and allocated to ICN, Biomedicals and Viratek based on services utilized. The total of such costs were $2,584,000 in 1993, $2,556,000 in 1992 and $2,617,000 in 1991
of which $1,733,000, $1,679,000 and $1,568,000 were allocated to ICN, Viratek and Biomedicals, respectively. Effective January 1, 1993, ICN reimburses Biomedicals for those allocations which are in excess of the amounts determined by Biomedicals' management using competitive data, as reviewed and recommended by the Oversight Committee, that would have been incurred by Biomedicals if it operated in a facility suited solely to its requirements. During 1993, such reimbursements totaled $772,000. It is management's belief that the methods used and amounts allocated for facility costs and common services are reasonable based upon the usage by the respective companies.

     Viratek occupied a portion of Biomedicals' United Kingdom facility. During 1990, Biomedicals charged Viratek $411,000 for salaries, rent and common services.

     During 1990, Viratek charged SPI $44,000 for regulatory advice and quality assurance services.

     During 1990, SPI incurred $1,207,000 in net transaction and tax expenses associated with funds transferred from Laboratories Hubber, S.A. ("Hubber"), a subsidiary of SPI, to ICN. ICN reimbursed SPI $1,829,000 for these expenses on a pre-tax basis. Such reimbursement has been included in Other (income) expense, net.

     During 1990, ICN transferred to SPI $917,000 for costs incurred in SPI's acquisition of ICN Galenika. These costs were capitalized in Other Assets and Deferred Charges as of November 30, 1990, and were subsequently recorded as a component of the purchase price of ICN Galenika.

     During 1991, Viratek began renting certain office equipment to ICN for use at the Costa Mesa facility. Rent is being charged at the rate of $20,000 per month. During 1993, 1992 and 1991, Viratek charged ICN $240,000, $240,000 and $120,000, respectively.

INVESTMENT POLICY


     Effective December 1, 1986, ICN and its affiliates adopted a policy covering intercompany advances and interest rates, and the type of investments (marketable equity securities, high-yield bonds, etc.) to be made by ICN and its affiliates. As a result of this policy, excess cash held by SPI, Viratek and Biomedicals is transferred to ICN, and cash advances are made by ICN to SPI, Viratek and Biomedicals to fund short-term cash requirements, acquisitions and certain other transactions. The affiliates are credited with interest income based on prime (7 1/4% at June 30, 1994) less 1/2% and are charged interest at the prime rate plus 1/2% on the amounts invested or advanced.


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

     In accordance with this investment policy, Biomedicals advanced the net proceeds of Biomedicals' Bio Capital Holding Swiss Franc public offering, completed in February 1987 to ICN. These advances are payable to Biomedicals by ICN in Swiss Francs. At March 1, 1991, Biomedicals converted to an advance due from ICN of SFr 14,386,000 into $10,849,000. As a result of this change, Biomedicals removed the hedge from its Swiss Franc liability and recorded translation gains of $151,000, $758,000 and $170,000 in 1993, 1992 and 1991,
respectively.

     In March 1987 and October 1988, Biomedicals purchased ICN 12 1/2% debentures due 1998 and ICN 12 1/2% debentures due 1999 on the open market. The debentures had a book value of $3,567,250. On December 30, 1991, Biomedicals sold all the debentures to ICN for a loss of $64,250.

     During 1988, ICN exchanged $10,000,000 of advances due from Viratek for 1,045,697 shares of Viratek Common Stock. The price paid was based on the current market price less a discount of 15%. The discount was determined, in part, by an opinion from an underwriter for similar transactions undertaken in the past and also by an estimate of the costs Viratek would have incurred had Viratek issued the shares in a public offering.

     On September 24, 1990, ICN issued 123,750 shares of Biomedicals registered Common Stock owned by ICN to DG Bank in payment of costs incurred by ICN totaling SFr 985,350 ($772,200) in connection with the amendment to certain terms of the 5 1/2% Swiss franc Exchangeable Certificates. These costs were charged to Biomedicals by ICN.


     Under the terms of the series "A" and "B" preferred stock discussed below, Biomedicals is restricted from obtaining any additional borrowings without ICN's permission.


     SPI had outstanding borrowings from ICN in the amount of $18,313,000 and $30,433,000 as of December 31, 1993 and 1992. During 1993, 1992 and 1991, ICN
charged (credited) SPI interest of $800,000, $1,195,000 and ($2,486,000), respectively. During 1993 and 1992, SPI reclassified its Biomedicals intercompany receivable of $2,333,000 and $3,631,000 and its Viratek intercompany payable of $5,228,000 and $6,332,000, respectively, to SPI's ICN intercompany account resulting in a net increase in SPI's liability to ICN of $2,895,000 and $2,701,000, respectively.

     In 1990, ICN exchanged, in a non-cash transaction, $12,000,000 of advances due from Viratek into 4,705,882 shares of Viratek common stock. The number of shares issued was based on an estimate of the fair market value (current stock bid price less a discount of 15%) of the shares pursuant to a fairness opinion at February 28, 1990.

     During 1991, advances from ICN to Viratek totaled $1,006,000. During the year Viratek reclassified $5,515,000 of intercompany receivables from SPI to ICN, which resulted in a receivable of $3,767,000 due from ICN at December 31, 1991. Interest is credited on outstanding balances at prime (6.5% at December 31, 1991) plus 1/2%.

     During the year ended December 31, 1993 and 1992, Biomedicals reclassified its SPI intercompany payable of $2,333,000 and $3,631,000, and its Viratek intercompany receivable of $272,000 and $536,000 to ICN, resulting in a net increase in Biomedicals' liability to ICN of $2,061,000 and $3,095,000 and total intercompany payables of $5,932,000 and $8,414,000 to ICN as of December 31, 1993 and 1992, respectively. ICN charged (credited) $420,000, $314,000 and ($218,000) to Biomedicals for interest on the average balance outstanding during 1993, 1992 and 1991, respectively, at average interest rates of approximately 6.5%, 6.75% and 7.9%, respectively.

     During 1993 and 1992, Viratek reclassified $272,000 and $536,000 of intercompany payables to Biomedicals to ICN and reclassified $5,228,000 and $6,332,000 of intercompany receivables from SPI to ICN, which resulted in a receivable of $15,528,000 and $9,325,000 due from ICN at December 31, 1993 and 1992, respectively. Viratek earned interest income of $714,000, $239,000 and $271,000 from ICN on the average balance outstanding during 1993, 1992 and 1991. In addition, Viratek had a receivable from SPI of $2,576,000 at December 31, 1991, upon which interest was not earned.

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

OTHER


     Certain outside directors have provided legal and other consultation services to ICN, which amounted to approximately $154,000, $811,000 and $58,000 during 1993, 1992 and 1991, respectively.


     Effective May 31, 1989, Biomedicals transferred at book value ($1,762,000) its Lisle, Illinois facility to ICN. On March 4, 1992, ICN sold a parcel of this real property for $261,000 to a third party.

     In 1991, Galenika, purchased equipment from Viratek for its net book amount of $333,000. On December 31, 1991, in connection with the Galenika joint venture agreement, ICN, on behalf of SPI, contributed 1,468,000 shares of SPI Common Stock to Galenika. The transfer of the stock resulted in the liability of SPI to ICN based on the stock's fair value of $38,528,000. ICN's cost basis in the stock of $11,555,000 was used to record SPI's investment in Galenika. In consolidation SPI recorded 1,101,000 shares of stock for $8,665,000 as treasury stock which represents its 75% interest in Galenika. The remaining 367,000 shares for $2,890,000 were recorded as a component of minority interest and are considered issued and outstanding. Pending sale of the stock to third parties, the $26,973,000 difference between the fair value of the stock and the predecessor basis (ICN's cost) was recorded as a reduction of paid-in capital. As the stock is sold, the excess of the stock proceeds over the predecessor basis represents additional investment by SPI, resulting in an increase in paid-in capital. During 1992, Galenika sold 1,200,000 shares of SPI Common Stock for proceeds of $30,822,000. Net of amounts attributable to minority interest, the sale of the stock increased paid-in capital and decreased treasury stock by $28,628,000.

     On August 1, 1991, SPI's Mexican subsidiary, ICN Mexico, purchased inventory from Biomedicals for approximately $500,000, which was returned for credit in 1992.

     During 1991, ICN transferred to SPI an idle manufacturing facility in Brooksville, Mississippi at its net book amount of $3,114,000.

     During the first quarter 1993, Biomedicals transferred its Dublin, Virginia facility to ICN in exchange for a reduction in the intercompany amounts due to ICN of $586,000 representing the net book value at the date of the transfer.

     Since SPI assumed production and sales of Virazole(R), effective March 1, 1991, Viratek transferred to SPI all inventory at its net book amount of $2,943,000.

     During 1991, SPI acquired various licenses and patents from ICN and Viratek which it has contributed to Galenika as part of the agreement. SPI incurred a liability to ICN and Viratek totaling $1,600,000 and a corresponding reduction of paid-in capital.

     During 1991, Biomedicals charged $250,000 to SPI representing costs expended by Biomedicals for a product development program launched for SPI which SPI determined not to pursue.

     On December 31, 1992, Biomedicals exchanged, in a non-cash transaction, $11,250,000 of debt owed to ICN in exchange for 3,214,286 shares of Biomedicals Common Stock issued to ICN at a price of $3.50 per share which represented the closing market price of the stock at that date.

     On December 31, 1992, Biomedicals transferred $5,747,000 of debt owed to a major supplier to ICN. ICN became primarily liable for the debt and Biomedicals became guarantor.

     In connection with the acquisition of Flow Laboratories, Inc. ("Flow"), Biomedicals obtained $27,000,000 revolving line of credit from First City Bank, N.A., of Houston, Texas ("First City"). As of November 30, 1990, the loan agreement was amended to provide for a Revolving Credit Facility of $10,000,000 and Term Loan Facility of $10,500,000. As of December 31, 1990, the outstanding balances were $10,000,000 and $6,300,000, respectively. At March 30, 1992, First City issued a commitment for the restructuring of the existing First City debt whereby ICN became primarily liable for the debt and Biomedicals became a guarantor of the debt. Biomedicals transferred the outstanding balance of the debt ($13,072,000 plus accrued interest) to ICN as of April 1, 1992 in exchange for 2,412,449 shares of Biomedicals Common Stock at a price of $5.42 per share, which represented the closing market price of the stock at that date less a discount of 15 percent. Terms of the commitment eliminated Biomedicals'

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

maintenance of certain financial ratio covenants. Substantially all of Biomedicals' domestic assets remained pledged as collateral. The debt was repaid in full by ICN on December 3, 1992 pursuant to a repayment schedule and all pledges were extinguished.

     On March 31, 1991, Biomedicals, in reliance on a fairness opinion, exchanged, in a non-cash transaction, $3,833,000 of advances due to ICN for 538,000 shares of Biomedicals Common Stock, issued at a price of $7.125 which represented the fair market value of Biomedicals' stock at that date less a discount of 22%.

     On December 31, 1991, Biomedicals issued, in a non-cash transaction, 3,363,298 shares of Biomedicals Common Stock to ICN at a price of $6.25 which represented the fair market value of Biomedicals' stock at that date in exchange for a reduction of Biomedicals' debt owed to ICN in the amount of $18,167,523.

     On March 31, 1992, Biomedicals transferred, in a non-cash transaction, $2,711,000 of debt owed to Skopbank of Finland to ICN. Biomedicals, in exchange, issued 500,334 shares of Biomedicals Common Stock at a price of $5.42 per share which represented the closing market price of Biomedicals' stock on that date less a discount of 15%. ICN became primarily liable for the debt and Biomedicals became guarantor.

     On March 31, 1992 Biomedicals exchanged, in a non-cash transaction, $4,837,000 of debt owed to ICN for 892,703 shares of Biomedicals Common Stock issued to ICN at a price of $5.42 per share which represented the closing market price of the stock at that date less a discount of 15%.


     On August 30, 1993, Biomedicals issued 300,000 shares of a new series "A" of its non-convertible, non-voting preferred stock valued pursuant to a fairness opinion, at $30,000,000 to ICN. In exchange, ICN delivered 4,983,606 shares of Biomedicals Common Stock that ICN owned and exchanged intercompany debt owed to ICN by Biomedicals in the amount of $11,000,000. In addition, on August 30, 1993, Biomedicals issued 390,000 shares of a new series "B" of its non-convertible, non-voting, preferred stock valued pursuant to a fairness opinion, at $32,000,000 to ICN. In exchange, ICN delivered to Biomedicals 8,384,843 shares of Biomedicals Common Stock that ICN owned. Subsequent to the exchange, Biomedicals had 9,033,623 common shares issued and outstanding. Subject to declaration by Biomedicals' Board of Directors, the new series "A" preferred stock pays an annual dividend of $8 per share, noncumulative, payable quarterly, and the new series "B" preferred stock pays an annual dividend of $10 per share, noncumulative, payable quarterly. Both series "A" and "B" preferred stock become cumulative in respect to dividends upon certain events deemed to be a change in control, as defined by the certificates of designation. The series "B" preferred dividends are subject to the prior rights of the holders of the series "A" preferred stock and any other preferred stock ranking prior to the series "B" preferred stock. The series "A" preferred stock is senior in ranking to the series "B" preferred stock, and the series "B" preferred stock is senior to Biomedicals Common Stock. As to voluntary or involuntary liquidation, dissolution or winding up of the affairs of Biomedicals, after payment or provision for payment of the debts and other liabilities of Biomedicals the holders of the series "A" preferred shares are entitled to receive an amount in cash or in property, including securities of another corporation, equal to $100 per share in involuntary liquidation or $104.50 per share in voluntary liquidation prior to August 31, 1995 and which amount declines ratably per year to $100 per share after August 31, 1998, plus dividends, in the event dividends have become cumulative. The holders of the series "B" preferred shares are entitled to receive an amount in cash or in property, including securities of another corporation equal to $100 per share in voluntary or involuntary liquidation, plus dividends, in the event dividends have become cumulative. The series "A" and "B" preferred shares are redeemable for cash or property, including securities of another corporation, in whole or in part, at the option of Biomedicals only, subject to approval by a vote of a majority of the independent directors of Biomedicals. The series "A" preferred shares are redeemable at $104.50 per share prior to August 31, 1995 which amount declines ratably per year to $100 after August 31, 1998, plus dividends, in the event dividends have become cumulative. The series "B" shares are redeemable at $100 per share, plus dividends, in the event dividends have become cumulative. There were no dividends declared on the series "A" or series "B" preferred stock during 1993.


     Effective May 1, 1991, Viratek and ICN transferred the rights to four compounds, in various stages of development, to SPI for $1,350,000 and $250,000, respectively, plus a royalty of 6.8% of future sales representing a non-cash transaction. These amounts have been credited to additional capital. Future royalties will be recognized as income when earned. During 1993 and 1992, there have been no sales of product subject to this royalty.

     During 1990, Biomedicals transferred an idle office and manufacturing facility in Carson, California and other related capitalized costs to ICN at Biomedicals' recorded net book amount, which represented the lower of cost or net realizable value, of $4,119,000 and related mortgage indebtedness of $1,972,000, representing a non-cash transaction.

     Effective January 1, 1992, Viratek and Biomedicals entered into an agreement whereby Biomedicals agreed to transfer rights, title and interest in certain of its research and development assets to Viratek. Biomedicals retains a right of first refusal to the marketing and distribution rights for any product developed from the transferred assets and pay a royalty to Viratek. Accordingly, Viratek incurred $793,000 and $514,000 of expenses relating to biomedical research and development for the years ended December 31, 1993 and 1992, respectively. Products being developed on or prior to January 1, 1992 remain with Biomedicals.

     On November 15, 1993, SPI issued 200,000 shares of SPI Common Stock to ICN in exchange for reducing its debt outstanding to ICN by $3,075,000. The value of the shares issued was based on the quoted share price on the transaction date.

     Pursuant to an agreement between ICN and Viratek, all the expenses incurred by the Merging Companies in connection with the class action lawsuits described under "ICN -- Litigation" in the Addendum are allocated equally between ICN and Viratek.

     ICN currently owns approximately 63% of Viratek's outstanding Common Stock. ICN's Board of Directors has authorized purchases from time to time in open market transactions and privately negotiated sales of up to 3,500,000 shares of Viratek Common Stock. As of February 16, 1990, 2,469,450 shares had been purchased in open market and privately negotiated transactions for an aggregate purchase price of $66,998,000. During 1991, ICN sold 200,000 shares of Viratek Common Stock for total proceeds of $2,790,000 to fund cash flow requirements.

     On December 20, 1990, with the approval of the Board of Directors of ICN, Mr. Panic borrowed 200,000 shares of SPI Common Stock from ICN (which shares had a market value as of that date of $1,935,000). Mr. Panic was obligated to return these shares together with interest at the rate of two times SPI's then current dividend rate. No restrictions were imposed on the use of such shares and, therefore, the shares could have been used by Mr. Panic as collateral for borrowing or could have been sold by him. All of the shares have been returned to ICN.

     Management of the Merging Companies believe that the foregoing transactions between ICN and its affiliates have been effected on terms no more or less favorable than could have been obtained from third parties. If the Merger is not consummated, any future material transactions between the Merging Companies and its officers, directors, principal stockholders or affiliates will be effected only on terms which disinterested directors will have determined to be no more or less favorable to the Merging Companies than could be obtained from third parties, and the Merging Companies do not expect that any preference will be given to the interest of any of the Merging Companies.

INCOME TAXES

     Effective January 1, 1993, the Merging Companies adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). The new statement supersedes the Merging Companies' previous policy of accounting for income taxes under Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes" (SFAS 96). Both statements require the use of the liability method of accounting for income taxes, but the recognition of deferred tax assets was limited under SFAS 96. Under SFAS 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The change in the method of accounting for income taxes from SFAS 96 to SFAS 109 resulted in no cumulative effect adjustment for any of the Merging Companies.

     Each of the Merging Companies files its federal income tax return on a stand-alone basis. In years prior to 1993, tax sharing agreements allocated taxes for periods when a subsidiary was included in ICN's consolidated tax return. The following table indicates inclusion of subsidiaries in ICN's consolidated tax return.

                                                     1992            1991
                                                     ----            ----
                SPI............................       --          Until 8-13-91
                Biomedicals....................       --                --
                Viratek........................  Until 2-1-92     Entire year

     In accordance with the terms of tax-sharing agreements with SPI and Viratek, respectively, SPI and Viratek were required to pay ICN for federal taxes otherwise payable on a stand-alone basis. The federal tax-sharing agreements and consolidated federal filing was terminated with SPI in August 1991 and was terminated with Viratek in January 1992, when ICN ownership of SPI and Viratek, respectively, dropped below 80 percent.

     Upon leaving the consolidated group, SPI was allocated $17,000,000 of net operating loss carryforwards ("NOL") which represents SPI's share of the consolidated NOL carryforward at the time of the deconsolidation. The allocated NOL was utilized for book purposes in 1991 to reduce deferred tax liabilities resulting in a reduction of income tax expense. For tax purposes, SPI's NOL at December 31, 1993 is $4,279,000. The utilization of this NOL is limited to $540,000 per year until the year 2003.

     The Merging Companies conduct business in a number of different tax jurisdictions. Accordingly, losses sustained in one jurisdiction generally cannot be applied to reduce taxable income in another jurisdiction. The income of certain foreign subsidiaries is not subject to U.S. income taxes, except when such income is paid to the U.S. parent company or one of its domestic subsidiaries. No U.S. taxes have been provided on the Merging Companies' foreign subsidiaries, with the exception of SPI's Panamanian subsidiary (Alfa Pharmaceuticals), since management intends to reinvest those amounts in foreign operations. Included in consolidated retained earnings (deficit) of SPI and ICN at December 31, 1993 is approximately $49,000,000 and $1,820,000, respectively, of accumulated earnings of foreign operations that would be subject to U.S. income taxes if and when repatriated.

     ICN has NOLs of approximately $190,000,000 (of which $17,800,000 will be credited to additional capital when utilized) at December 31, 1993, expiring at various dates from 1994 through the year 2008.

     Included in the $190,000,000 NOL is approximately $47,500,000 of NOL attributable to Viratek expiring in various dates from 1995 to 2005. Of the $47,500,000 NOL attributable to Viratek, $10,900,000 of stock option deductions will be credited to paid-in capital when utilized. Viratek has research and development tax credit carryovers of $800,000 which expire in varying amounts from 1996 to 2002. Viratek's NOL can only be utilized by Viratek to offset Viratek taxable income generated on a separate company basis.

     Also included in the $190,000,000 NOL is approximately $39,000,000 of domestic NOLs and $38,000,000 of foreign NOLs attributable to Biomedicals, of which $458,000 will be credited to additional paid-in capital when utilized. Biomedicals' NOLs are restricted to utilization by that company. In connection with the acquisition of Flow, Biomedicals acquired Flow's domestic net operating loss carryforwards of $9,771,000. Biomedicals has agreed to pay Flow the first $500,000 of any benefits realized. In the event this amount is not realized by November 1994, it will become due and payable to Flow including interest at 10%. Tax benefits realized in excess of $500,000 will be shared equally with Flow.

     In 1987, SPI acquired certain domestic corporations with existing NOLs. On November 30, 1989 these corporations were merged into SPI and the NOL from these subsidiaries were utilized by SPI to partially offset domestic taxable income for 1991 and 1990. The federal tax benefit of $1,174,000 related to the utilization of the NOL for 1991 was credited to goodwill.

     ICN is currently under examination by the U.S. Internal Revenue Service ("IRS") for the tax years ended November 30, 1991, 1990, 1989 and 1988. While the proposed adjustments, if upheld, would not result in a significant additional tax liability, they would result in significant reductions in the NOLs available to New ICN in the future.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETINGS

     In order for proposals of stockholders to be considered for inclusion in the proxy statement for the 1995 Annual Meeting of Stockholders of ICN (if the Merger is not consummated), such proposals must be received by the Secretary of ICN by January 15, 1995 for inclusion in ICN's 1995 proxy material.

     In order for proposals of stockholders to be considered for inclusion in the proxy statement for the 1995 Annual Meeting of Stockholders of SPI (if the Merger is not consummated), such proposals must be received by the Secretary of SPI by January 15, 1995 for inclusion in SPI's 1995 proxy material.

     In order for proposals of stockholders to be considered for inclusion in the proxy statement for the 1995 Annual Meeting of Stockholders of Viratek (if the Merger is not consummated), such proposals must be received by the Secretary of Viratek by January 15, 1995 for inclusion in Viratek's 1995 proxy material.

     In order for proposals of stockholders to be considered for inclusion in the proxy statement for the 1995 Annual Meeting of Stockholders of Biomedicals (if the Merger is not consummated), such proposals must be received by the Secretary of Biomedicals by January 15, 1995 for inclusion in Biomedicals' 1995 proxy material.

     If the Merger is consummated, in order for proposals of stockholders to be considered for inclusion in the proxy statement for the 1995 Annual Meeting of Stockholders of New ICN, such proposals must be received by the Secretary of New ICN by January 15, 1995 for inclusion in New ICN's 1995 proxy material.

                                 ANNUAL REPORTS

     The Annual Report to Stockholders for the year ended December 31, 1993, for each of the Merging Companies is being mailed to stockholders as an attachment to this Joint Proxy Statement/Prospectus as Appendices hereto. The Annual Reports do not form part of the material for the solicitation of proxies.

                                 MISCELLANEOUS

     Where information contained in this Joint Proxy Statement/Prospectus rests particularly within the knowledge of a person other than ICN, SPI, Viratek or Biomedicals, such Merging Companies, as applicable, have relied upon information furnished by such person or contained in filings made by such person with the Commission.

                                    ADDENDUM

     THE FOLLOWING INFORMATION CONTAINED IN THIS ADDENDUM TO THE JOINT PROXY STATEMENT/PROSPECTUS RELATES TO MATTERS TO BE VOTED ON AT THE MEETINGS OTHER THAN THE MERGER AND THE MERGER AGREEMENT.

     Unless otherwise noted, cross references within the Addendum are to Sections of the Addendum with respect to the particular Merging Company in which the cross reference is made.

                                     INDEX


                            COMPANY                         PAGE
                  ---------------------------  -------------------------------
                  ICN........................  ICN-1 -- ICN-28
                  SPI........................  SPI-1 -- SPI-22
                  Viratek....................  Viratek-1 -- Viratek-19
                  Biomedicals................  Biomedicals-1 -- Biomedicals-20

                                      ICN

                               ICN PROPOSAL NO. 2

                             ELECTION OF DIRECTORS

     Ten directors are to be elected at the ICN Meeting (who, if elected, will become directors of New ICN if the Merger is consummated), each to serve until the next Annual Meeting of Stockholders of ICN (if the Merger is not consummated) and until his successor is elected and qualified. Unless marked to the contrary, proxies received will be voted for the election of the following nominees: Norman Barker, Jr., Senator Birch E. Bayh, Jr., Robert H. Finch, Esq., Roger Guillemin, M.D., Ph.D., Adam Jerney, Weldon B. Jolley, Ph.D., Milan Panic, Michael Smith, Ph.D., Roberts A. Smith, Ph.D. and Richard W. Starr, all of whom currently serve as directors of ICN. If for any reason any nominee should not be available for election or be unable to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the ICN Board of Directors may designate. The ICN Board of Directors has no reason to believe that any nominee will be unavailable for election or unable to serve.

     The Board of Directors of ICN recommends that the stockholders vote FOR the election of the ten nominees for director of ICN named in this Joint Proxy Statement/Prospectus.

                         OWNERSHIP OF ICN'S SECURITIES

PRINCIPAL STOCKHOLDER

     As of June 30, 1994, the following stockholder was known to management to be the beneficial owner of more than 5% of the outstanding shares of ICN Common
Stock:

            NAME AND ADDRESS                                NUMBER OF SHARES      PERCENT OF CLASS
           OF BENEFICIAL OWNER                             BENEFICIALLY OWNED     OUTSTANDING (1)
           -------------------                             ------------------     ----------------
    Invesco MIM, PLC...................................       1,700,000(2)             8.4%
      11 Devonshire Square
      London EC2M 7 YR
      England

- ---------------

(1) Total outstanding shares of ICN Common Stock for purposes of this table include 20,529,181 shares outstanding on June 30, 1994.

(2) Information with respect to these shares of ICN Common Stock was reported on Amendment No. 1 to Schedule 13G filed with the Commission on February 8, 1994, by Invesco MIM, PLC, on behalf of itself and Invesco North American Holdings, Inc. and Invesco Funds Group, Inc., each a subsidiary of Invesco MIM, PLC. The entities have expressly declared that the filing of the
    Schedule 13G was not an admission of beneficial ownership of any of the securities covered therein.

     When a proxy in the form enclosed with this Joint Proxy
Statement/Prospectus is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the ten nominees listed above.

                                      ICN-1

                    INFORMATION CONCERNING DIRECTORS OF ICN

     The current Board of Directors of ICN consists of ten members: Messrs. Barker, Bayh and Finch, Dr. Guillemin, Mr. Jerney, Dr. Jolley, Mr. Panic, Drs. Michael and Roberts Smith and Mr. Starr, each of whom is standing for re-election. Messrs. Finch, Jolley, Panic, Smith and Starr were elected at the last Annual Meeting of Stockholders. On October 21, 1993, Dr. Guillemin was elected to fill a new position which was created by an amendment to the By-laws increasing the number of directors from eight to nine. On February 1, 1994, Dr. Michael Smith was elected to fill a new position which was created by an amendment to the By-laws increasing the number of directors from nine to ten. The names of the ten nominees for election as directors are listed below, together with certain personal information, including the present principal occupation and recent business experience of each nominee.

                                                          YEAR
                                                        COMMENCED
                                                         SERVING
                                                           AS
                                                        DIRECTOR           OTHER CORPORATE
       NAME AND PRINCIPAL OCCUPATION            AGE      OF ICN             DIRECTORSHIPS
- --------------------------------------------    ----    ---------     -------------------------
NORMAN BARKER, JR.(a)                            71        1992       Pacific American Income
Mr. Barker is retired Chairman of the Board                           Shares, Inc.; Southern
  of First Interstate Bank of California and                          California Edison
Former Vice Chairman of the Board of First                            Company; TCW Convertible
Interstate Bancorp. Mr. Barker joined First                           Securities Fund, Inc.;
Interstate Bank of California in 1957 and                             SPI
was elected President and Director in 1968,
Chief Executive Officer in 1971 and Chairman
of the Board in 1973. He retired as Chairman
of the Board at the end of 1985.


SENATOR BIRCH E. BAYH, JR.                       66        1992       Acordia, Inc.; Simon
Senator Bayh is a partner in the law firm of                          Property Group
  Bayh, Connaughton, Fensterheim & Malone.
He was a partner in the Indianapolis,
Indiana and Washington, D.C. law firm of
Bayh, Tabbert & Capehart from April 1981
through June 1985. From 1963 to 1981,
Senator Bayh served as United States Senator
from the State of Indiana.
ROBERT H. FINCH, ESQ.(a)(b)(c)                   68        1976       Nationwide Health
Mr. Finch has been a partner in the                                   Properties, Inc.;
Pasadena, California law firm of Fleming,                             Viratek; Continental
Anderson, McClung & Finch since 1976. Prior                           Graphics
thereto he was Counsel to the President of
the United States from 1971 to 1972,
Secretary of the United States Department of
Health, Education and Welfare from 1969 to
1972, and Lieutenant Governor of the State
of California from 1967 to 1969.


                                      ICN-2

                                                          YEAR
                                                        COMMENCED
                                                         SERVING
                                                           AS
                                                        DIRECTOR           OTHER CORPORATE
       NAME AND PRINCIPAL OCCUPATION            AGE      OF ICN             DIRECTORSHIPS
- --------------------------------------------    ----    ---------     -------------------------
ROGER GUILLEMIN, M.D., Ph.D                      70        1993       SPI; Viratek; Erbamont
Dr. Guillemin has been Distinguished                                  N.V.
  Scientist at The Whittier Institute in La
Jolla, California since March 1989 and was
Resident Fellow and Chairman of the
Laboratories for Neuroendocrinology at The
Salk Institute in La Jolla, California, and
Adjunct Professor of Medicine at the Medical
School of the University of California at
San Diego. He was awarded the Nobel Prize in
Medicine in 1977, and, in the same year, was
presented the National Medal of Science by
the President of the United States. He is a
member of the National Academy of Sciences,
the American Academy of Arts and Sciences,
and a Fellow of the American Association for
the Advancement of Science. He has also
served as President of the American
Endocrine Society.
ADAM JERNEY(c)                                   52        1992       SPI; Biomedicals; Viratek
Mr. Jerney is President and Chief Operating
  Officer of SPI. He served as Chairman of
the Board and Chief Executive Officer of ICN
from July 14, 1992, to March 4, 1993, during
Mr. Panic's leave of absence from ICN. Mr.
Jerney is also a director of SPI,
Biomedicals and Viratek. He joined ICN in
1973 as Director of Marketing Research in
Europe, and assumed the position of General
Manager of ICN Netherlands in 1975. In 1981,
he was elected Vice President-Operations and
in 1987 he assumed his current position of
Executive Vice President.
WELDON B. JOLLEY, Ph.D.(a)                       67        1960
Dr. Jolley is President of Golden
  Opportunities, and was President of the
Nucleic Acid Research Institute, a former
division of ICN, from 1985 to 1989. Dr.
Jolley was a Vice President of ICN until
1990. Prior to that, he was, for over eleven
years, Professor of Surgery at the Loma
Linda University School of Medicine in Loma
Linda, California and a physiologist at the
Veterans Hospital in Loma Linda, California.

                                      ICN-3

                                                          YEAR
                                                        COMMENCED
                                                         SERVING
                                                           AS
                                                        DIRECTOR           OTHER CORPORATE
       NAME AND PRINCIPAL OCCUPATION            AGE      OF ICN             DIRECTORSHIPS
- --------------------------------------------    ----    ---------     -------------------------
MILAN PANIC(c)                                   64        1960       SPI; Viratek; Biomedicals
Mr. Panic, the founder of ICN, has been
  Chairman of the Board, Chief Executive
Officer and President of ICN since its
inception; except, he did not serve as
President from October 1979 to June 1980,
and from July 14, 1992 to March 4, 1993, he
was on leave of absence from ICN while
serving as Prime Minister of Yugoslavia. Mr.
Panic also serves as Chairman of the Board,
Chief Executive Officer and director of
various subsidiaries of ICN and may be
deemed to be a "control person" of ICN.
MICHAEL SMITH, Ph.D.                             62        1994
Dr. Smith is Director of the Biomedical
  Research Center, a privately funded
research institute at the University of
British Columbia. In 1993, Dr. Smith
received the Nobel Prize in Chemistry. He
has been a career investigator of the
Medical Research Council of Canada since
1979. He is a member of the American
Endocrine Society.
ROBERTS A. SMITH, Ph.D.(c)                       65        1960       Viratek; PLC Systems
Dr. Smith was President of Viratek, Inc.
  through 1992 and Vice Chairman of the
Board of Directors during Mr. Panic's leave
of absence. He was, through 1992, Vice
President R&D of SPI and was a member of the
Executive Committee of the Nucleic Acid
Research Institute. He was a director of
that institute from 1985 to 1989. For more
than eleven years, Dr. Smith was Professor
of Chemistry and Biochemistry at the
University of California at Los Angeles.
RICHARD W. STARR(a)(b)                           73        1983
Mr. Starr retired April 1, 1983 from First
  Interstate Bank of California as Executive
Vice President and Chief Credit Officer
Worldwide. He spent 31 years with First
Interstate Bank and has over 44 years
experience in commercial banking.

- ---------------

(a) Member of the Compensation and Stock Option Committee.

(b) Member of the Audit Committee.

(c) Member of the Executive Committee.

     None of the proposed nominees are related by blood or marriage to one another or to an executive officer of ICN.

     In May 1991, ICN completed a civil settlement with the U.S. Justice Department regarding a grand jury investigation initiated in September 1988. The grand jury investigation, in which ICN and its subsidiaries were targets, generally related to compliance by ICN and its subsidiaries with applicable Food and Drug Administration ("FDA") statutes and regulations concerning the marketing and sale of Virazole(R). In settling the matter, ICN entered into a civil consent decree whereby it neither admitted nor denied any violations of

                                      ICN-4

FDA statutes and regulations. In addition, ICN agreed to abide by all FDA laws and regulations in the future and to pay $400,000 and to reimburse the FDA $200,000 for administrative costs. On October 7, 1991 ICN, Viratek, Milan Panic, as Chairman of the Board, President and Chief Executive Officer of ICN and Dr. Weldon B. Jolley, a director of ICN, entered into a settlement agreement in the form of a Consent Decree with the SEC, ending the investigation of ICN and its subsidiaries which began in 1987 and generally concerned ICN disclosures in 1986 and 1987 relating to the safety and efficacy of Virazole(R) in treating certain AIDS-related conditions. Without admitting or denying any violations of the securities laws, ICN, Viratek and the individuals agreed not to violate securities laws in the future.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF ICN

     The Board of Directors of ICN has a standing Executive Committee, Audit Committee and Compensation and Stock Option Committee, but does not have a standing nominating committee.

     The members of the Executive Committee are Messrs. Panic, Finch, Jerney and Dr. Roberts Smith. This Committee, which held no meetings during the year ended December 31, 1993, is empowered to act upon any matter for the Board of Directors, other than matters which may not be delegated under Delaware law.

     The current members of the Audit Committee, which Committee held four meetings during the year ended December 31, 1993, are Messrs. Finch and Starr. Its functions include recommending to the Board of Directors the selection of ICN's independent public accountants and reviewing with such accountants the plan and results of their audit, the scope and results of ICN's internal audit procedures and the adequacy of ICN's systems of internal accounting controls. In addition, the Audit Committee reviews the independence of the independent public accountants and reviews the fees for audit and non-audit services rendered to ICN by its independent public accountants.

     The Compensation and Stock Option Committee establishes and recommends to the Board of Directors the compensation and benefits for senior management and directors, including the grant of stock options. The current members of this Committee, which Committee held four meetings during the year ended December 31, 1993, are Mr. Finch, Dr. Jolley and Mr. Starr. See "ICN Executive Compensation and Related Matters -- Compensation Committee Interlocks and Insider Participation."

     During the year ended December 31, 1993, the Board of Directors met twelve times and no director attended fewer than 75% of the meetings of the Board and the committees of the Board on which he served (other than Mr. Panic who did not attend four Board meetings during his leave of absence which is described under "ICN Executive Compensation and Related Matters" below).

     In October 1984, the Board of Directors of ICN, Viratek and SPI formed an Oversight Committee. In October 1986, Biomedicals, upon becoming a separate public company, began to participate in the Oversight Committee. The purpose of the Oversight Committee, which has advisory authority only, is to review transactions between or among the four corporations to determine whether a conflict of interest exists among them with respect to a particular transaction and the manner in which such conflict can be resolved. The Oversight Committee consists of one non-management director of each corporation and a non-voting chairman. The current members of the Oversight Committee are Mr. Thomas H. Lenagh, a director of Biomedicals; Dr. Vernon Knight, a director of Viratek; Mr. James Miscoll, a director of SPI; and Mr. Richard W. Starr, a director of ICN. Dr. Weldon Jolley is the non-voting chairman. During the year ended December 31, 1993, the Oversight Committee held four meetings. Each member of the Oversight Committee receives a fee of $500 for each meeting he attends.

     Mr. Panic and Mr. Jerney are also directors of, and hold executive officer positions at, SPI, Viratek and Biomedicals. Dr. Roberts Smith is also a director of Viratek. Mr. Finch is also a director of Viratek. Mr. Barker is also a director of SPI. Dr. Guillemin is also a director of SPI and Viratek.

                                      ICN-5

                           EXECUTIVE OFFICERS OF ICN

     Set forth below are the executive officers of ICN and a summary of their business experience. There is no family relationship among the following executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to such officer's election as an officer of ICN.

                                YEAR
                              COMMENCED
                               SERVICE
       NAME           AGE     WITH ICN                        POSITION
- ------------------    ---     ---------     ---------------------------------------------
Milan Panic           64         1960       Chairman of the Board, President and Chief
                                            Executive Officer
Adam Jerney           52         1973       Executive Vice President
John E. Giordani..    52         1986       Executive Vice President -- Finance and Chief
                                            Financial Officer
Bill A.               46         1982       Executive Vice President -- Tax
  MacDonald.......
David C. Watt         41         1988       Executive Vice President -- Corporate
                                            Development, General Counsel and Secretary

     Certain officers of ICN are also officers of Viratek, SPI and Biomedicals. ICN has adopted a charter provision which limits the monetary liability under certain circumstances of its directors and, as a matter of policy, enters into agreements with certain of its officers and directors providing indemnification to the fullest extent permitted under Delaware law.

     Mr. Panic is the founder of ICN and has been Chairman of the Board, President and Chief Executive Officer since ICN's inception in 1960, except he did not serve as President from October 16, 1979 to June 30, 1980 and from July 14, 1992 to March 4, 1993. Mr. Panic is also Chairman of the Board and Chief Executive Officer of SPI, Biomedicals and Viratek. On July 14, 1992, Mr. Panic became Prime Minister of Yugoslavia and, with the approval of ICN's Board of Directors, took a paid leave of absence from all duties at ICN while retaining his title as Chairman of the Board. Mr. Panic, with the approval of the respective Boards of Directors of those Merging Companies, also took leaves of absence from SPI, Viratek and Biomedicals. Mr. Panic and each of ICN, SPI, Viratek and Biomedicals entered into an agreement providing for Mr. Panic's automatic reinstatement as Chief Executive Officer upon termination of the leave of absence. Under a license from the United States government, Mr. Panic, an American citizen, was permitted to serve as Prime Minister of Yugoslavia without violating applicable United States laws and regulations concerning sanctions imposed against the Federal Republic of Yugoslavia (Serbia and Montenegro). The license restricted Mr. Panic from engaging in any business with ICN and its affiliates. On March 4, 1993, Mr. Panic completed his service as Prime Minister and returned to ICN as Chief Executive Officer and President.

     Mr. Jerney is the Executive Vice President of ICN and he also serves as the President and Chief Operating Officer of SPI. Mr. Jerney served as President and Chief Executive Officer of ICN during Mr. Panic's leave of absence in 1992-1993. He joined ICN in 1973 as Director of Marketing Research in Europe, and assumed the position of general manager of ICN Netherlands in 1975. In December 1978, he was appointed President of the European Pharmaceutical Group. In May 1981, he was elected Vice President -- Operations and in March 1987, President of SPI. Prior to joining ICN, he spent four years with F. Hoffmann-LaRoche & Company. Mr. Jerney's primary duties are as President and Chief Operating Officer of SPI. He devotes insubstantial time as an officer of ICN.

     Mr. Giordani is ICN's Executive Vice President -- Finance and Chief Financial Officer. He joined ICN in June 1986 after serving as Vice President and Corporate Controller of Revlon, Inc., in New York, New York since February 1982. From 1978 until February 1982, he held Deputy and Assistant Corporate Controller positions with Revlon, Inc. He was with Peat, Marwick, Mitchell & Co. from 1969 to 1978. Mr. Giordani's primary duties are as Chief Financial Officer of ICN. He devotes insubstantial time to Biomedicals and Viratek.

     Mr. MacDonald is ICN's Executive Vice President -- Taxes. Mr. MacDonald became President of Biomedicals on March 18, 1993 and the duties of this position are his primary responsibility. He joined ICN in

                                      ICN-6

March 1982. From 1980 to 1982, he served as the Tax Manager of Pertec Computer Corporation. From 1973 to 1980, he was Tax Manager and Assistant Treasurer of Republic Corporation.

     Mr. Watt joined ICN in March 1988 as Assistant General Counsel and Secretary. He was elected Vice President -- Law and Secretary in December 1988. In January 1992, Mr. Watt was promoted to Senior Vice President of ICN. On February 1, 1994, Mr. Watt was elected Executive Vice President -- Corporate Development of ICN. From 1986 to 1987, he was President and Chief Executive Officer of Unitel Corporation. He also served as Executive Vice President and General Counsel and Secretary of Unitel Corporation during 1986. From 1983 to 1986, he served with ICA Mortgage Corporation as Vice President, General Counsel and Corporate Secretary. Prior to that time, he served with Central Savings Association as Assistant Vice President and Associate Counsel from 1981 to 1983 and as Assistant Vice President from 1980 to 1981. Mr. Watt devotes his time primarily to SPI and an insignificant amount of time is devoted to ICN and Viratek.

                OWNERSHIP OF SECURITIES OF ICN AND SUBSIDIARIES
                      BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of June 30, 1994, the number of shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock, respectively, and the percent of shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock, respectively, owned beneficially by each director of ICN, by the executive officers of ICN and by all directors and executive officers of ICN as a group.


                     NUMBER OF                 NUMBER OF                   NUMBER OF                    NUMBER OF
                     SHARES AND                SHARES AND                  SHARES AND                   SHARES AND
                     NATURE OF                 NATURE OF                   NATURE OF                    NATURE OF
                     BENEFICIAL                BENEFICIAL                  BENEFICIAL                   BENEFICIAL
                     OWNERSHIP                 OWNERSHIP                  OWNERSHIP OF                  OWNERSHIP
                      OF ICN'S                  OF SPI'S                  BIOMEDICALS'                 OF VIRATEK'S
 IDENTITY OF OWNER     COMMON     PERCENTAGE     COMMON      PERCENTAGE      COMMON       PERCENTAGE      COMMON       PERCENTAGE
    OR GROUP(1)        STOCK       OF CLASS      STOCK        OF CLASS       STOCK         OF CLASS       STOCK         OF CLASS
- -------------------- ----------   ----------   ----------    ----------   ------------    ----------   ------------    ----------
Norman Barker,
 Jr.................     1,000      (2)           23,044(3)    (2)                 0         0                  0         0
Birch E. Bayh,
  Jr................       400      (2)                0        0                  0         0             31,500(4)     (2)
Robert H. Finch.....     5,100(5)   (2)                0        0                  0         0              7,875(6)     (2)
Roger Guillemin, M.D., Ph.D....     1,000   (2)    29,438(7)   (2)                 0         0              2,625(8)      0
Adam Jerney.........    57,500(9)   (2)          208,382(10)   (2)            25,000(11)     0             39,375(12)     0
Weldon B. Jolley, Ph.D....   115,000(13)   (2)    56,624(14)   (2)            30,000(15)    (2)            26,250(16)    (2)
Milan Panic.........   533,008       2.57%       522,762(17)    2.44%        423,867(18)     4.44%        394,408(19)     2.11%
Roberts A. Smith,
  Ph.D..............    78,096(20)   (2)          42,034(21)   (2)            30,000(22)    (2)            49,350(23)    (2)
Michael Smith,
  Ph.D..............         0      (2)                0       (2)                 0        (2)                 0        (2)
Richard W. Starr....    25,000(24)   (2)           4,200       (2)                 0         0                  0         0
John E. Giordani....    14,821(25)   (2)          22,241(26)   (2)            27,500(27)    (2)             5,251(28)    (2)
Bill A. MacDonald...    12,858(29)   (2)          40,831(30)   (2)            16,400(31)    (2)             6,301(32)    (2)
David C. Watt.......    18,750(33)   (2)          34,386(34)   (2)                 0         0              2,625(35)    (0)
Directors and
  officers as
  a group (13
  persons)..........   862,533(36)    4.16%      983,942(37)    4.59%        552,767(38)     5.78%        565,560(39)     3.03%


- ---------------

 (1) Except as indicated otherwise in the following notes, shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property which either spouse may manage and control, and ICN has no information as to whether any shares shown in this table are subject to community property laws.

 (2) Less than 1%.

 (3) Includes 20,998 shares of SPI Common Stock which Mr. Barker has the right to acquire upon the exercise of currently exercisable stock options.

 (4) Includes 31,500 shares of Viratek Common Stock which Mr. Bayh has the right to acquire upon the exercise of currently exercisable stock options.

                                      ICN-7

 (5) Includes 5,000 shares of ICN Common Stock Mr. Finch has the right to acquire upon the exercise of currently exercisable stock options.

 (6) Includes 7,875 shares of Viratek Common Stock which Mr. Finch has the right to acquire upon the exercise of currently exercisable stock options.

 (7) Includes 29,438 shares of SPI Common Stock which Dr. Guillemin has the right to acquire upon the exercise of currently exercisable stock options.

 (8) Includes 2,625 shares of Viratek Common Stock which Dr. Guillemin has the right to acquire upon the exercise of currently exercisable stock options.

 (9) Includes 37,500 shares of ICN Common Stock which Mr. Jerney has the right to acquire upon the exercise of currently exercisable stock options.

(10) Includes 176,434 shares of SPI Common Stock which Mr. Jerney has the right to acquire upon the exercise of currently exercisable stock options.

(11) Includes 25,000 shares of Biomedicals Common Stock which Mr. Jerney has the right to acquire upon the exercise of currently exercisable stock options.

(12) Includes 39,375 shares of Viratek Common Stock which Mr. Jerney has the right to acquire upon the exercise of currently exercisable stock options.

(13) Includes 105,000 shares of ICN Common Stock which Dr. Jolley has the right to acquire upon the exercise of currently exercisable stock options.

(14) Includes 56,624 shares of SPI Common Stock which Dr. Jolley has the right to acquire upon the exercise of currently exercisable stock options.

(15) Includes 30,000 shares of Biomedicals Common Stock which Dr. Jolley has the right to acquire upon the exercise of currently exercisable stock options.

(16) Includes 26,250 shares of Viratek Common Stock which Dr. Jolley has the right to acquire upon the exercise of currently exercisable stock options.

(17) Includes 508,789 shares of SPI Common Stock which Mr. Panic has the right to acquire upon the exercise of currently exercisable stock options.

(18) Includes 400,000 shares of Biomedicals Common Stock which Mr. Panic has the right to acquire upon the exercise of currently exercisable stock options and does not include 1,349 shares of Biomedicals Common Stock indirectly held for which Mr. Panic disclaims ownership.

(19) Includes 383,908 shares of Viratek Common Stock which Mr. Panic has the right to acquire upon the exercise of currently exercisable stock options.

(20) Includes 20,686 shares of ICN Common Stock which Dr. Smith has the right to acquire upon the exercise of currently exercisable stock options.

(21) Includes 42,034 shares of SPI Common Stock which Dr. Smith has the right to acquire upon the exercise of currently exercisable stock options.

(22) Includes 30,000 shares of Biomedicals Common Stock which Dr. Smith has the right to acquire upon the exercise of currently exercisable stock options.

(23) Includes 49,350 shares of Viratek Common Stock which Dr. Smith has the right to acquire upon the exercise of currently exercisable stock options.

(24) Includes 25,000 shares of ICN Common Stock which Mr. Starr has the right to acquire upon the exercise of currently exercisable stock options.

(25) Includes 6,250 shares of ICN Common Stock which Mr. Giordani has the right to acquire upon the exercise of currently exercisable stock options.

                                      ICN-8

(26) Includes 22,241 shares of SPI Common Stock which Mr. Giordani has the right to acquire upon the exercise of currently exercisable stock options.

(27) Includes 27,500 shares of Biomedicals Common Stock which Mr. Giordani has the right to acquire upon the exercise of currently exercisable stock options.

(28) Includes 5,251 shares of Viratek Common Stock which Mr. Giordani has the right to acquire upon the exercise of currently exercisable stock options.

(29) Includes 6,250 shares of ICN Common Stock which Mr. MacDonald has the right to acquire upon the exercise of currently exercisable stock options.

(30) Includes 37,590 shares of SPI Common Stock which Mr. MacDonald has the right to acquire upon the exercise of currently exercisable stock options.

(31) Includes 9,900 shares of Biomedicals Common Stock which Mr. MacDonald has the right to acquire upon the exercise of currently exercisable stock options.

(32) Includes 6,301 shares of Viratek Common Stock which Mr. MacDonald has the right to acquire upon the exercise of currently exercisable stock options.

(33) Includes 16,250 shares of ICN Common Stock which Mr. Watt has the right to acquire upon the exercise of currently exercisable stock options.

(34) Includes 33,816 shares of SPI Common Stock which Mr. Watt has the right to acquire upon the exercise of currently exercisable stock options.

(35) Includes 2,625 shares of Viratek Common Stock which Mr. Watt has the right to acquire upon the exercise of currently exercisable stock options.


(36) Includes 221,936 shares of ICN Common Stock which certain directors and officers have the right to acquire upon the exercise of currently exercisable stock options.



(37) Includes 927,964 shares of SPI Common Stock which certain directors and officers have the right to acquire upon the exercise of currently exercisable stock options.



(38) Includes 522,400 shares of Biomedicals Common Stock which certain directors and officers have the right to acquire upon the exercise of currently exercisable stock options.



(39) Includes 555,060 shares of Viratek Common Stock which certain directors and officers have the right to acquire upon the exercise of currently exercisable stock options.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires ICN's officers and directors, and persons who own more than ten percent of a registered class of ICN's equity securities, to file reports of ownership and changes in ownership with the Commission and the NYSE. Such officers, directors and shareholders are required by Commission regulation to furnish ICN with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by ICN, or written representations from certain reporting persons that no Forms 5 were required for those persons, ICN believes that during fiscal year 1993 all filing requirements applicable to its officers, directors and ten percent beneficial owners were timely satisfied.

                                      ICN-9

                 ICN EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer and the four most highly paid executive officers other than the Chief Executive Officer of ICN (collectively, the "named executive officers") by ICN and the other Merging Companies for services rendered in all capacities for 1993, 1992 and 1991.

                           SUMMARY COMPENSATION TABLE


                                                                              LONG-TERM
                                          ANNUAL COMPENSATION                COMPENSATION
                                ----------------------------------------        AWARDS
                                                               OTHER         ------------
                                                               ANNUAL         SECURITIES       ALL OTHER
       NAME AND                                             COMPENSATION      UNDERLYING      COMPENSATION
  PRINCIPAL POSITION   YEAR     SALARY($)     BONUS($)         (1)($)        OPTIONS(2)(#)       (3)($)
- ---------------------------     ---------     ---------     ------------     ------------     ------------
Milan Panic(4)         1993     $ 535,000            --                        $ 60,000         $ 49,245
  Chief Executive      1992       535,000     5,675,000                         900,000           49,041(5)
  Officer and President 1991      535,000       150,000                         -0-                1,458
Adam Jerney            1993       380,000        38,100                         150,000(6)        18,730
  Executive Vice       1992       321,821       370,000                         450,000           20,268
  President            1991       244,799       156,000                         140,000            6,421
Bill A. MacDonald      1993       200,000            --                         125,000(7)        13,496
  Executive Vice       1992       168,322        90,000                          30,000           15,125
  President -- Tax     1991       157,310       190,000                          25,000           14,960
John E. Giordani       1993       225,195            --                          65,000(8)        38,886
  Executive Vice       1992       210,472        90,000                          30,000           25,778
  President -- Finance 1991       196,693       130,000                          25,000            9,828
  and Chief Financial
  Officer
David C. Watt          1993       180,000            --                          55,000(9)         5,817
  Executive Vice       1992       134,825       169,200                          20,000            1,320
 President -- Corporate 1991      128,404        25,000                          32,500            1,020
  Development


- ---------------

(1) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) Includes grants of options to purchase shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock.

(3) Except where otherwise indicated, the amounts in this column represent matching contributions to ICN's 401(k) plan, amounts accrued under the Executive Deferral Plan and medical benefits and medical and life insurance premiums.

(4) Mr. Panic was granted options to purchase the following shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock:

                                          ICN         SPI       BIOMEDICALS     VIRATEK
                                        -------     -------     -----------     -------
            1993......................    -0-         -0-          60,000         -0-
            1992......................    -0-       400,000       300,000       200,000
            1991......................    -0-         -0-          -0-            -0-


(5) Includes $39,262 and $38,242 for legal services and miscellaneous fringe benefits in 1993 and 1992, respectively.


                                     ICN-10

(6) Mr. Jerney is also President of SPI and his salary is paid by SPI. Mr. Jerney was granted options to purchase the following shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock:

                                          ICN         SPI       BIOMEDICALS     VIRATEK
                                        -------     -------     -----------     -------
            1993......................   50,000      50,000        -0-           50,000
            1992......................  100,000     150,000       100,000       100,000
            1991......................   40,000     100,000        -0-            -0-

(7) Mr. MacDonald was granted options to purchase the following shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common
    Stock:

                                          ICN         SPI       BIOMEDICALS     VIRATEK
                                        -------     -------     -----------     -------
            1993......................   25,000      40,000        50,000        10,000
            1992......................    -0-        30,000        -0-            -0-
            1991......................   10,000      10,000        -0-            5,000

(8) Mr. Giordani was granted options to purchase the following shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common
    Stock:

                                          ICN         SPI       BIOMEDICALS     VIRATEK
                                        -------     -------     -----------     -------
            1993......................   25,000       -0-          30,000        10,000
            1992......................    -0-        30,000        -0-            -0-
            1991......................   10,000      10,000        -0-            5,000

(9) Mr. Watt is also Senior Vice President, General Counsel and Secretary of SPI and his salary is paid by SPI. Mr. Watt was granted options to purchase the following shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock:

                                          ICN         SPI       BIOMEDICALS     VIRATEK
                                        -------     -------     -----------     -------
            1993......................   25,000      20,000        -0-           10,000
            1992......................    -0-        20,000        -0-            -0-
            1991......................   20,000      12,500        -0-            -0-

     In July 1992, Milan Panic, Chairman of the Board, President and Chief Executive Officer of ICN, with the approval of ICN's Board of Directors, became Prime Minister of Yugoslavia and was granted a paid leave of absence from all duties to ICN while retaining his title as Chairman of the Board. Mr. Panic and ICN entered into a Leave of Absence and Reemployment Agreement which contained mutual obligations, requiring, among other things, that ICN reemploy Mr. Panic and that Mr. Panic return to his previous positions with ICN. Mr. Panic was succeeded as Prime Minister on March 4, 1993, and pursuant to the Leave of Absence and Reemployment Agreement, returned to his duties at ICN.


     In addition to the salaries of Mr. Panic and certain ICN employees assisting him during his leave of absence, ICN has incurred certain other expenses in connection with Mr. Panic's transition to and return from his leave of absence. Mr. Panic reimbursed ICN for certain expenses paid by ICN but sought reimbursement from ICN for certain of these expenses. ICN retained a recently retired member of the California Superior Court to review the expenses. The Judge prepared a report for the Audit Committees of ICN and SPI, which report was reviewed and approved by these Audit Committees. Based on the recommendation of these Audit Committees, the ICN and SPI Boards of Directors approved the reimbursement to Mr. Panic of substantially all of the expenses.


     Mr. Panic has reimbursed certain withholding taxes due as of December 31, 1992, previously advanced by ICN, in connection with the exercise of stock options, in the amount of $1,351,000. Mr. Panic paid these amounts, in 1993, in the form of cash in the amount of $678,000 and Viratek Common Stock in the amount of $776,000 valued at fair market value, subject to receipt of a fairness opinion.

                                     ICN-11

     On April 1, 1992, the Board of Directors granted Mr. Panic a bonus of 200,000 shares of SPI Common Stock for his extraordinary efforts in completing the ICN Galenika transaction. The value of these shares at the date of grant was $5,375,000. Mr. Panic sold the shares during 1993 for a realized value of $4,005,223. Additionally, in 1993, Mr. Panic realized $1,881,250 and $1,853,000 on other sales of shares of ICN Common Stock and SPI Common Stock, respectively.

     On December 20, 1990, with the approval of the Board of Directors of ICN, Mr. Panic borrowed 200,000 shares of SPI Common Stock from ICN (which shares had a market value as of that date of $1,935,000). Mr. Panic was obligated to return these shares together with interest at the rate of two times SPI's then-current dividend rate. No restrictions were imposed on the use of such shares and, therefore, the shares could have since been used by Mr. Panic as collateral for borrowing or could have been sold by him. All such shares of SPI Common Stock have since been returned to ICN.

OPTION GRANTS

     The following table sets forth information with respect to options to purchase shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock granted in 1993 to the named executive officers of ICN.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                     NUMBER OF        PERCENT OF
                                     SECURITIES      TOTAL OPTIONS
                                     UNDERLYING       GRANTED TO                                     GRANT DATE
                                      OPTIONS        EMPLOYEES IN       EXERCISE     EXPIRATION     PRESENT VALUE
       NAME             COMPANY       GRANTED         FISCAL YEAR        PRICE          DATE           (1)(2)
- ------------------    -----------    ----------     ---------------     --------     ----------     -------------
Milan Panic           Biomedicals      60,000             12.0%         $  3.250       4/15/03        $  60,600
Adam Jerney           ICN              50,000             30.1             6.375       1/13/03          245,500
                      SPI              50,000              7.2            10.375       1/12/03          325,731
                      Viratek          50,000             22.7            10.000       5/11/03          424,500
Bill A. MacDonald     ICN              25,000             15.1             6.375       1/13/03          122,750
                      SPI              40,000              5.7            10.375       1/12/03          255,473
                      Viratek          10,000              4.5            10.000       5/11/03           84,900
                      Biomedicals      50,000             10.0             3.250       4/15/03           50,500
John E. Giordani      ICN              25,000             15.1             6.375       1/12/03          122,750
                      Viratek          10,000              4.5            10.000       5/11/03           84,900
                      Biomedicals      30,000              6.0             3.250       4/15/03           30,300
David C. Watt         ICN              25,000             15.1             6.375       1/13/03          122,750
                      SPI              20,000              2.9            10.375       1/12/03          130,289
                      Viratek          10,000              4.5            10.000       5/11/03           84,900


- ---------------

(1) The options granted have ten year terms. The options vest according to the following schedule: 25% on the first anniversary of the date of grant and 25% on each of the next succeeding three anniversary dates of the grant date. The options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield.

                                     ICN-12

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to each of the Merging Companies regarding (i) stock option exercises by the named executive officers of ICN during 1993 and (ii) unexercised stock options held by the named executive officers of ICN at December 31, 1993.

                          AGGREGATED OPTION EXERCISES
                  IN 1993 AND DECEMBER 31, 1993 OPTION VALUES


                                                                     NUMBER OF UNEXERCISED
                                                                     SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                                                           OPTIONS AT                   IN-THE-MONEY OPTIONS
                                SHARES                                 DECEMBER 31, 1993            AT DECEMBER 31, 1993 ($)(2)
                              ACQUIRED ON         VALUE          ------------------------------    ------------------------------
     NAME         COMPANY      EXERCISE      REALIZED ($)(1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- --------------  -----------   -----------    ----------------    ------------    --------------    ------------    --------------
Milan Panic     ICN             832,000         $5,436,000                 0               0        $        0       $        0
                SPI             284,054(3)       2,644,935           502,259               0           601,891                0
                Viratek         141,091(4)       1,461,306           488,908               0         2,291,033                0
                Biomedicals           0                  0           400,000         260,000                 0           75,000
Adam Jerney     ICN              50,519            372,795            37,500         132,500            93,750          343,750
                SPI              80,420            894,569           132,194         233,158           187,920          677,128
                Viratek               0                  0            26,250         131,250            68,750          243,750
                Biomedicals           0                  0            25,000          75,000            18,750           56,250
Bill A.
  MacDonald     ICN               6,608             39,114             6,250          23,750            15,625           62,500
                SPI                   0                  0            28,659          62,475            91,969          156,532
                Viratek               0                  0             6,301          10,499            25,506           20,619
                Biomedicals           0                  0             9,900          52,500                 0           62,500
John E.
  Giordani      ICN               8,571             54,818             6,250          23,750            15,625           62,500
                SPI               6,126             67,550            29,020          28,898            67,325           66,167
                Viratek               0                  0             5,251          10,499            16,881           20,619
                Biomedical            0                  0            15,000          35,000                 0           37,500
David C. Watt   ICN               2,500             20,000            16,250          28,750            46,875           78,125
                SPI              11,990            172,700            26,949          43,601           107,076          109,757
                Viratek           7,350             68,000             2,625           7,875             1,875            5,625
                Biomedical            0                  0                 0               0                 0                0


- ---------------

(1) Difference between the fair market value of ICN Common Stock at the date of exercise and the exercise price.

(2) Difference between the fair market value of the shares of Common Stock of each of the Merging Companies on December 31, 1993 and the exercise price.

(3) 227,191 of these shares were transferred to ICN in repayment of all expenses related to a loan to Mr. Panic authorized by the Board of Directors.

(4) The options with respect to these shares were exercised in April of 1993 and transferred to ICN to reimburse ICN for certain expenses previously paid by ICN on behalf of Mr. Panic.

COMPENSATION OF DIRECTORS OF ICN


     The directors, other than officers of ICN or its affiliates, are paid an annual fee of $22,000, payable quarterly, plus a fee of $500 for every Board meeting attended and an additional fee of $500 for every committee meeting attended. During 1993, Messrs. Bayh and Finch and Dr. Jolley, or firms with which they are affiliated, received legal or consulting fees from ICN in the amounts of $50,598, $20,958 and $55,464, respectively. Dr. Guillemin received $6,000 from Viratek for consulting services rendered. Dr. Smith received $21,000 in 1993 from Viratek for consulting services rendered. In addition, nonemployee directors on the first business day following each annual meeting of stockholders are granted options to purchase 10,000 shares of ICN Common Stock pursuant to the 1992 ICN Non-Qualified Plan, as defined below.


                                     ICN-13

COMPENSATION PURSUANT TO ICN PLANS

  Stock Option Plans

     As of December 31, 1993, under ICN's 1981 Employee Incentive Stock Option Plan (which terminated in 1991) options to acquire 35,878 shares of ICN Common Stock were outstanding and exercisable (at prices ranging from $3.00 to $9.25). There were options to acquire 30,256 shares of ICN Common Stock exercised during 1993 at $4.65 per share. There were options to acquire 2,250 shares of ICN Common Stock exercised during 1992 at $3.00. There were options to acquire 5,000 shares of ICN Common Stock exercised during 1991 at an average price of $6.375.

     Pursuant to non-qualified stock option agreements with key employees and officers of ICN, options to acquire 215,863 shares of ICN Common Stock were outstanding (at prices ranging from $3.00 to $5.75) of which options to acquire 126,863 shares of ICN Common Stock were exercisable at December 31, 1993. There were options to acquire 153,808 shares exercised during 1993 at an average price of $4.736. There were options to acquire 181,855 shares exercised during 1992 at an average price of $3.55. There were options to acquire 348,007 shares of ICN Common Stock exercised during 1991 at an average price of $3.00.

     During 1992, the stockholders of ICN approved the 1992 ICN Non-Qualified Stock Option Plan (the "1992 ICN Non-Qualified Plan") and the 1992 ICN Employee Incentive Stock Plan (the "1992 ICN Incentive Plan"), reserving 500,000 shares per plan of ICN Common Stock for issuance to employees and directors of ICN. ICN has granted options for shares under both plans. Options under both plans are exercisable over a period to be determined by the Compensation Committee, which shall not exceed ten years from the date of grant and will expire at the end of the option period.

     As of December 31, 1993, options to acquire 85,000 shares of ICN Common Stock were outstanding under the 1992 ICN Non-Qualified Plan (at prices ranging from $6.375 to $22.875) of which 11,000 were exercisable at December 31, 1993. Options to acquire 255,000 shares of ICN Common Stock were outstanding under the 1992 ICN Incentive Plan (at prices ranging from $6.375 to $9.50) of which 26,250 were exercisable at December 31, 1993. There were no options exercised under either plan during 1993.

     Mr. Panic exercised options for 832,000 shares of ICN Common Stock at a price of $3.00 per share in 1993 under three individual grants of stock options approved by the shareholders in 1984, 1985 and 1989, respectively.

CERTAIN EMPLOYMENT AGREEMENTS

     On March 18, 1993, the Board of Directors of ICN adopted Employment Agreements ("Employment Agreements") which contain "Change in Control" benefits for six current key senior executive officers of ICN and its subsidiaries. The executives include Messrs. Jerney, Giordani, MacDonald and Watt, officers of ICN, Mr. John Phillips, Executive Vice President and Chief Financial Officer, and Mr. Jack Sholl, Senior Vice President, Human Resources, respectively, of SPI.

     The Employment Agreements are intended to retain the services of these executives and provide for continuity of management in the event of any actual or threatened Change in Control. Each agreement has an initial term ending March 30, 1996 and is automatically extended for one year terms each year thereafter unless either the executive or ICN elects not to extend it (provided that any notice by ICN not to extend the agreement cannot cause the agreement to be terminated prior to the expiration of the third anniversary of the date of any Change in Control). These Employment Agreements provide that each executive shall receive severance benefits equal to three times salary and bonus (and certain other benefits) if the executive's employment is terminated without cause, following a Change in Control of ICN or a subsidiary, as the case may be, or if the executive terminates employment for certain enumerated reasons (including a significant reduction in the executive's compensation, duties, title or reporting responsibilities or a change in the executive's job location) or the executive leaves ICN for any reason or without reason during a sixty day period commencing six months after the Change in Control. The executive is under no obligation to mitigate amounts payable under the Employment Agreements.

                                     ICN-14

     For purposes of the Employment Agreements, a "Change in Control" means any of the following events: (i) the acquisition (other than from ICN) by any person, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting power of ICN's then outstanding voting securities; (ii) the existing Board of Directors cease for any reason to constitute at least two-thirds of the Board, unless the election, or nomination for election by ICN's stockholders, of any new director was approved by a vote of at least two-thirds of the existing Board of Directors; or
(iii) approval by stockholders of ICN of (a) a merger or consolidation involving ICN if the stockholders of ICN, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than eighty percent of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of ICN outstanding immediately before such merger or consolidation, or (b) a complete liquidation or dissolution of ICN or an agreement for the sale or other disposition of all or substantially all of the assets of ICN. Removal of ICN's Board of Directors would also constitute a Change in Control under the Employment Agreements. If the employment of such key senior executives is terminated under any of the circumstances described above following a Change in Control, the executives would be entitled to receive the following amounts (based upon present compensation): Adam Jerney $2,092,623; John Giordani $1,238,277; Bill MacDonald $1,179,486; John Phillips $1,180,251; David Watt $935,955 and Jack Sholl $737,076. In addition, the vesting of certain options granted to the executives would be accelerated. The value of the accelerated options would depend upon the market price of the shares at that time.

     In connection with the Merger, each of the senior executives has executed an agreement waiving the effect under the Employment Agreements of any Change in Control which may be deemed to arise as a result of the Merger. Upon consummation of the Merger, any Employment Agreements will remain in effect.

PANIC EMPLOYMENT AGREEMENT

     ICN and Milan Panic entered into an Employment Agreement effective October 1, 1988, which, as amended, terminates on November 30, 1994 (the "Panic Employment Agreement"). The base amount of salary for Mr. Panic was determined by the Compensation Committee of the Board of Directors of ICN in 1988. In setting the base amount, the Compensation Committee took into consideration Mr. Panic's then-current base salary, the base salaries of chief executives of companies of similar scope and complexity and the Compensation Committee's desire to retain Mr. Panic's services, given his role as founder of ICN. The Panic Employment Agreement provides for an annual salary, currently $535,000, with an annual 7% increase payable under certain circumstances. The Panic Employment Agreement provides that during the period of his employment, Mr. Panic will not engage in businesses competitive with ICN without the approval of the Board of Directors. Under the Panic Employment Agreement, Mr. Panic agreed to waive and eliminate retirement benefits contained in his prior employment contract with ICN. Instead, Mr. Panic may, at his option, retire upon termination of the Panic Employment Agreement.

     Upon retirement, Mr. Panic has agreed to provide consulting services to ICN for $120,000 per year, which amount is subject to annual cost-of-living adjustments from the base year of 1967 until the date of retirement not to exceed his salary at the date of retirement (currently estimated to be in excess of $535,000 per year, as adjusted). Mr. Panic's agreement to provide consulting services to ICN is a lifetime agreement. The consulting fee shall not at any time exceed the highest annual compensation, as adjusted, paid to Mr. Panic during his employment by ICN. Upon Mr. Panic's retirement, the consulting fee shall not be subject to further cost-of-living adjustments. The Panic Employment Agreement includes a severance compensation provision in the event of a Change in Control of ICN. The Panic Employment Agreement provides that if within two years after a Change in Control of ICN, Mr. Panic's employment with ICN is terminated, except as a result of death, disability or illness, or if Mr. Panic leaves the employ of ICN within such two-year period, then Mr. Panic will receive as severance compensation, five times his annual salary, as adjusted, and Mr. Panic will be deemed to have retired and will receive the same consulting fees to which he would otherwise have been entitled under the Panic Employment Agreement. A Change in Control of ICN would occur, for purposes of the Panic Employment Agreement, if (i) a Change in Control shall occur of a

                                     ICN-15
nature which would be required to be reported in response to Item 6(e) of
Schedule 14A under the Exchange Act (for purposes of that Item, "control" is defined as the power to direct or cause the direction of the management and policies of ICN, whether through the ownership of voting securities, by contract, or otherwise) unless two-thirds of the Existing Board of Directors, as defined below, decide in their discretion that no Change in Control has occurred for purposes of the agreement; (ii) any person is or becomes the beneficial owner, directly or indirectly, of securities of ICN representing 15% or more of the combined voting power of ICN's then outstanding securities; (iii) the persons constituting the Existing Board of Directors, as defined below, cease for any reason to constitute a majority of ICN's Board of Directors; or (iv) shares of ICN Common Stock cease to be registered under the Exchange Act. "Existing Board of Directors" is defined in the Panic Employment Agreement as those persons constituting the Board of Directors at the date of the Panic Employment Agreement, together with each new director whose election or nomination for election by ICN's stockholders was previously approved, or is approved within thirty days of such election or nomination, by a vote of at least two-thirds of the directors in office prior to such person's election as a director. If Mr. Panic's employment is terminated under any of the circumstances described above following such a Change in Control, in addition to the consulting fee as described above, Mr. Panic would be entitled to receive (based upon present compensation) $2,675,000.


     In connection with the Merger, Mr. Panic has executed an agreement waiving the effect under the Panic Employment Agreement of any Change in Control which may be deemed to arise as a result of the Merger. Upon consummation of any Merger, the Panic Employment Agreement will remain in effect.


COMPENSATION REPORT OF ICN

     The Compensation and Stock Option Committee of ICN (the "ICN Compensation Committee") is composed of three independent nonemployee directors, Messrs. Finch and Starr and Dr. Jolley.

     The following statement made by the members of the ICN Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under such Acts.

  COMPENSATION PHILOSOPHY

     The Board of Directors adopts an annual budget and financial plan which incorporates the goals and objectives to be achieved by ICN and its specific operating units. The goals focus on growth in operating income and growth in earnings per share. Each executive is responsible for the performance of his or her unit in relation to the plan. Specific goals and objectives for each executive are reviewed by the executive and his or her supervisor. In reviewing the annual performance which will determine the executive's compensation, the supervisor assesses a performance grade based on the pre-set performance objectives. This assessment is used to determine the executive's base salary for the following fiscal year. The salaries and bonuses of Mr. Jerney, who was Chief Executive Officer during Mr. Panic's leave of absence, and Mr. Watt were paid by SPI and reviewed by the SPI Compensation Committee. The members of the SPI Compensation Committee are different individuals than those on the ICN Compensation Committee, although the criteria used by them to determine compensation are substantially similar. With respect to ICN, eligibility for bonus awards for Mr. Giordani and Mr. MacDonald was based on the pre-set performance guidelines and growth in operating income and earnings per share. However, bonuses may be paid even when these objective standards are not met if specific contributions by an executive merit a bonus or the reason for failure to meet the objective standards are beyond the control of ICN and/or the executive. Growth in operating income goals were met in 1993 despite very difficult circumstances relating to ICN's subsidiary, SPI, operating in Yugoslavia under U.N.-imposed economic sanctions. Stock options are granted based on a program developed for ICN by Towers Perrin, a compensation consulting company. Each individual's base number of options is derived from a formula which ties to his or her base salary. The ICN Compensation Committee may then consider the achievement of individual as well as corporate performance goals in determining the ultimate number of options granted.

                                     ICN-16

     The compensation of executives consists of salary, a bonus plan to reward performance and a long-term incentive stock option program.

  BASE SALARY

     Salaries are paid within certain grades which are established by the Human Resources Department reviewing data of like companies in the same industry. ICN reviewed salary surveys prepared by Coopers & Lybrand and Towers Perrin. The surveys did not state which companies participated in the surveys. The salary levels were in the median range of compensation for similar positions. Grades are updated to reflect changes in the marketplace. The salaries of executives are reviewed on an annual basis by supervisory managers and the ICN Compensation Committee.

  BONUS PLAN

     During 1988, ICN adopted an Incentive Bonus Plan which is based on target goals of growth in both operating income and earnings per share. Individual performance goals are compared against the target goals established. Recommendations are made by individual supervisors and approved by the ICN Compensation Committee.

  LONG-TERM STOCK INCENTIVE PLANS

     Stock options are granted as long-term incentives to executives. Options vest over a ten year period. Options are granted at fair market value. The amount of options granted to executives is tied to salary and performance and each grant is evaluated. No grant to executives is automatic.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The ICN Compensation Committee determines the compensation of the Chief Executive Officer based on a number of factors. The goal of the ICN Compensation Committee is to grant compensation consistent with that granted to chief executive officers of other companies in the same industry. The Chief Executive Officer's compensation is comprised of a base salary and a bonus based on ICN's performance and special one-time bonuses will be paid, at the ICN Compensation Committee's discretion, based on special contributions made to ICN. Substantial bonuses are approved by the Board of Directors. With regard to Mr. Panic, his base compensation is set pursuant to his employment agreement, which is described above. With respect to Mr. Jerney, when he became Chief Executive Officer of ICN during Mr. Panic's paid leave of absence, Mr. Jerney's compensation was increased based on a salary survey conducted at the time by the ICN Compensation Committee of other chief executive officers' compensation.

  INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code, which was enacted in 1993, generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year beginning after January 1, 1994 to the chief executive officer and any of the four other most highly compensated executive officers who are employed by ICN on the last day of the taxable year.
Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. The application of Section 162(m) to compensation attributable to options granted under the Amended and Restated 1992 ICN Non-Qualified Plan is not expected to have a material impact on the federal income tax liability of ICN.

                                          Compensation and Stock Option
                                          Committee
                                          Robert H. Finch
                                          Weldon B. Jolley
                                          Richard W. Starr

                                     ICN-17

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Fleming, Anderson, McClung and Finch received legal fees of $20,958 in 1993 from ICN for legal services rendered. Mr. Finch, former Chairman of Viratek, is a partner of the firm. Dr. Jolley, who was a Vice President of ICN until 1990, was paid $55,464 for consulting services rendered in 1993. Mr. Birch E. Bayh, Jr. is a partner in the firm of Bayh, Connaughton, Fensterheim & Malone which was paid $50,598 in legal fees in 1993. Dr. Roberts Smith received $21,000 in 1993 from Viratek for consulting services rendered.

                               PERFORMANCE GRAPH

     The following graph compares ICN's cumulative total stock return on the shares with the cumulative return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care Diversified Index for the five years ended December 31, 1993. The graph assumes that the value of the investment of the ICN Common Stock in each index was $100 at December 31, 1988 and that all dividends were reinvested.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1988

                                      ICN                         S&P HEALTH
      MEASUREMENT PERIOD         PHARMACEUTI-                    CARE DIVERSI-
    (FISCAL YEAR COVERED)          CALS INC.        S&P 500       FIED INDEX
DEC-88                                     100             100             100
DEC-89                                      73             132             139
DEC-90                                      41             128             169
DEC-91                                     257             166             250
DEC-92                                      93             179             214
DEC-93                                     127             197             204

                                   LITIGATION

     ICN, SPI, Viratek and certain of their current or former officers and directors (collectively, the "ICN Defendants") are defendants in certain consolidated class actions pending in the United States District Court for the Southern District of New York entitled In re PaineWebber Securities Litigation (Case No. 86 Civ. 6776 (VLB); In re ICN/Viratek Securities Litigation (Case No. 87 Civ. 4296 (VLB)). In the Third Amended Consolidated Class Action Complaint plaintiffs allege that the ICN Defendants made, or aided and abetted PaineWebber, Inc. ("PaineWebber") in making, misrepresentations of material fact and omitted to state material facts concerning the business, financial condition and future prospects of ICN, Viratek and SPI in certain public announcements, PaineWebber research reports and filings with the Commission. The alleged misstatements and omissions primarily concern developments regarding Virazole(R), including the efficacy, safety, and market for the drug. The plaintiffs allege that such misrepresentations and omissions violate Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and constitute common law

                                     ICN-18
fraud and misrepresentation. The ICN Defendants filed their Answer, containing affirmative defenses, on February 15, 1993. Plaintiffs seek the certification of classes of persons who purchased ICN, Viratek, or SPI common stock during the period January 7, 1986 through April 15, 1987. In their memorandum of law, dated February 4, 1994, the ICN Defendants argue that class certification may only be granted for purchasers of ICN Common Stock for the period August 12, 1986 through February 20, 1987 and for purchasers of Viratek Common Stock for the period December 9, 1986 through February 20, 1987. The ICN Defendants assert that no class should be certified for purchasers of the common stock of SPI for any period. Oral argument on plaintiffs' motion for class certification was held on June 2, 1994. To date, no decision has been rendered. On October 20, 1993, plaintiffs informed the Court that they had reached an agreement to settle with co-defendant PaineWebber for a payment by PaineWebber of $6,500,000. On May 6, 1994, plaintiffs submitted their Stipulation of Settlement to the Court. The hearing on the Stipulation of Settlement was held on July 27, 1994, at which time the Court requested additional information from plaintiffs' counsel. Fact discovery is complete and expert discovery is virtually complete. Plaintiffs' damages expert, utilizing assumptions and methodologies that the ICN Defendants' damages experts find to be inappropriate under the circumstances, has testified that assuming that classes were certified for purchasers of ICN, Viratek, and SPI common stock for the entire class periods alleged by plaintiffs, January 7, 1986 through April 15, 1987, and further assuming that all of the plaintiffs' allegations were proven, potential damages against ICN, Viratek, and SPI would, in the aggregate, amount to $315,000,000. The ICN Defendants' four damages experts have testified that damages are zero. On May 4, 1994, plaintiffs' counsel agreed to stipulate to the dismissal of the aiding and abetting claim asserted against the ICN Defendants and a formal stipulation will be submitted to the Court in the near future. Management believes that, having extensively reviewed the issues in the above referenced matters, there are strong defenses and the ICN Defendants intend to defend the litigation vigorously. While the ultimate outcome of these lawsuits cannot be predicted with certainty, and an unfavorable outcome could have an adverse effect on the ICN Defendants, at this time management does not expect that these matters will have a material adverse effect on the financial position, results of operations or liquidity of the ICN Defendants. The attorney's fees and other costs of the litigation are allocated equally between ICN and Viratek.

     ICN is a party to a number of other pending or threatened lawsuits arising out of, or incident to, its ordinary course of business. In the opinion of management, these other pending lawsuits will not have a material adverse effect on the consolidated financial position or operations of ICN.

                               ICN PROPOSAL NO. 3

     APPROVAL OF AMENDED AND RESTATED 1992 ICN NON-QUALIFIED STOCK OPTION PLAN, WHICH AMENDMENT AND RESTATEMENT INCREASED THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 500,000 TO 1,250,000 SHARES AND PROVIDED THAT THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY INDIVIDUAL DURING THE TERM OF THE PLAN MAY NOT EXCEED 400,000 SHARES.

EFFECT OF THE MERGER ON THE 1992 ICN NON-QUALIFIED PLAN


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 ICN Non-Qualified Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 ICN Non-Qualified Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of ICN under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the ICN Exchange Ratio (rounded upward to the nearest full cent).


                                     ICN-19

1992 ICN NON-QUALIFIED PLAN

     The 1992 ICN Non-Qualified Plan was originally adopted by the Board of Directors and approved by the stockholders in 1992. The 1992 ICN Non-Qualified Plan provides for the granting of options to key employees, officers, directors, consultants and scientific advisors of ICN.

     At the ICN Meeting, stockholders will be asked to consider and vote on a proposal to approve the Amended and Restated 1992 ICN Non-Qualified Plan.

     THE BOARD OF DIRECTORS OF ICN RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSED AMENDMENTS

     The ICN Compensation Committee has unanimously approved, effective as of April 27, 1994 and subject to approval of stockholders at the ICN Meeting, amendments to the 1992 ICN Non-Qualified Plan (i) to increase from 500,000 to 1,250,000 the number of shares of ICN Common Stock authorized for issuance under the 1992 ICN Non-Qualified Plan and (ii) to provide that the maximum number of shares with respect to which options may be granted thereunder to any individual during the term of such plan cannot exceed 400,000 shares of ICN Common Stock.

     During 1994, options to acquire 243,890 shares of ICN Common Stock were granted in excess of the shares authorized by the 1992 ICN Non-Qualified Plan. Such grants are subject to, and are not exercisable prior to, stockholder approval of the Amended and Restated 1992 ICN Non-Qualified Plan and will be canceled should such approval not be obtained.

     The 1992 ICN Non-Qualified Plan as previously approved by stockholders does not limit the maximum number of shares of ICN Common Stock with respect to which options may be granted to any individual during the term of the plan. The proposed amendment to limit the number of shares that may be granted to any individual is intended to attempt to qualify the compensation attributable to stock option grants under the plan for an exclusion from the deduction limitation of Section 162(m) of the Code. In addition, in order to attempt to qualify for this exclusion, ICN is disclosing the material terms of the Amended and Restated 1992 ICN Non-Qualified Plan to stockholders and seeking their approval. See "Federal Income Tax Consequences Relating to Non-Qualified Stock Options," below.

     The principal provisions of the Amended and Restated 1992 ICN Non-Qualified Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated 1992 ICN Non-Qualified Plan. All defined terms used below have the meaning set forth in the Amended and Restated 1992 ICN Non-Qualified Plan, unless otherwise indicated.

PURPOSE OF THE AMENDED AND RESTATED 1992 ICN NON-QUALIFIED PLAN

     ICN believes stock option plans advance the interests of ICN and further its growth and development by encouraging and enabling key employees, officers, directors, consultants and advisors of ICN and its subsidiaries to acquire an increased personal and proprietary interest in its continued success and progress. ICN believes that the Amended and Restated 1992 ICN Non-Qualified Plan aids in attracting and retaining directors, officers and other key employees who are in a position to contribute materially to the successful conduct of ICN's business and affairs.

STOCK OPTION RIGHTS

     Options granted under the Amended and Restated 1992 ICN Non-Qualified Plan are exercisable and expire in accordance with the specific terms and conditions approved as to each option by the ICN Compensation Committee as set forth in a written stock option agreement. Under no circumstances may an option be exercised later than ten years after the date it is granted. Participation in the Amended and Restated 1992 ICN Non-Qualified Plan does not confer any right of a participant to continue in the employ of ICN or affect any right or power of ICN to terminate the services of such participant at any time.

                                     ICN-20

GRANTS TO NONEMPLOYEE DIRECTORS

     The Amended and Restated 1992 ICN Non-Qualified Plan provides for automatic non-discretionary annual grants to outside directors (nonemployee directors); the timing, amounts, and other terms and provisions of such grants will generally not be amended more than once every six months. Currently, non-discretionary grants to purchase 10,000 shares of ICN Common Stock are made at the close of business on the first business day following the date of each annual meeting of stockholders of ICN.

DURATION AND MODIFICATIONS

     The Amended and Restated 1992 ICN Non-Qualified Plan shall remain in effect until all options granted thereunder have been satisfied by the issuance of shares or the payment of cash and/or shares, or terminated under the terms of the Amended and Restated 1992 ICN Non-Qualified Plan, provided that no non-qualified stock options may be granted under the Amended and Restated 1992 ICN Non-Qualified Plan after January 22, 2002. The Board of Directors and the ICN Compensation Committee may, at any earlier time, amend, alter, suspend or discontinue the Amended and Restated 1992 ICN Non-Qualified Plan as it may deem proper, except that no such action shall impair the rights of any grantee under any option previously granted under the Amended and Restated 1992 ICN Non-Qualified Plan without the consent of the grantee. ICN may not, however, without further approval by ICN's shareholders, take any action for which stockholder approval is required under Rule 16b-3 under the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO NON-QUALIFIED STOCK OPTIONS

     Options granted under the Amended and Restated 1992 ICN Non-Qualified Plan are intended to be non-qualified (i.e., non-statutory) stock options. In general, an optionee to whom a non-qualified stock option is granted will recognize no income at the time of the grant of the option. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option (special rules may apply in the case of an optionee who is subject to Section 16(b) of the Exchange
Act). Subject to the discussion below with respect to Section 162(m) of the Code, if it complies with applicable withholding requirements, ICN will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

     Under certain circumstances, the accelerated vesting or the cashout of options in connection with a Change in Control of ICN might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent it is so considered, the optionee may be subject to a 20% excise tax and ICN may be denied a tax deduction.

     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year beginning after January 1, 1994 to the chief executive officer and any of the four other most highly compensated executive officers who are employed by ICN on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which have been disclosed to and approved by stockholders. The application of Section 162(m) to compensation attributable to options granted under the Amended and Restated 1992 ICN Non-Qualified Plan is not expected to have a material impact on the federal income tax liability of ICN.

SECURITIES SUBJECT TO THE AMENDED AND RESTATED 1992 ICN NON-QUALIFIED PLAN

     The maximum number of shares of ICN Common Stock currently available for issuance under the 1992 ICN Non-Qualified Plan is 500,000 shares, except as described below under the caption "Adjustment of Shares and Price." If the Amended and Restated 1992 ICN Non-Qualified Plan is approved by stockholders, such maximum number will be increased to 1,250,000 shares and the maximum number which may be issued under the Amended and Restated 1992 ICN Non-Qualified Plan to any individual during the term of the plan would be limited to 400,000 shares (except, in each instance, as described below under the caption "Adjustment of Shares and Price"). The shares of ICN Common Stock issued under the Amended and

                                     ICN-21

Restated 1992 ICN Non-Qualified Plan may be either authorized and unissued shares or shares previously issued and reacquired by ICN. If an option expires or terminates without having been exercised in full or if shares issued pursuant to stock option agreements are repurchased by ICN in accordance with the terms thereof, the shares of ICN Common Stock subject thereto shall again be available for grant under the Amended and Restated 1992 ICN Non-Qualified Plan.

ADJUSTMENT OF SHARES AND PRICE

     In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of ICN's stock, appropriate adjustment will be made of both the number of shares which may be purchased under the Amended and Restated 1992 ICN Non-Qualified Plan and the number and price per share of stock which may be purchased under any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of ICN's stock by stock of another corporation, ICN will make a reasonable effort to replace any outstanding options granted under the Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding options and the termination of those options not exercised within the time period specified by the Board of Directors.


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 ICN Non-Qualified Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 ICN Non-Qualified Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of ICN under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the ICN Exchange Ratio (rounded upward to the nearest full cent).


ADMINISTRATION OF THE AMENDED AND RESTATED 1992 ICN NON-QUALIFIED PLAN

     The Amended and Restated 1992 ICN Non-Qualified Plan is administered by the ICN Compensation Committee, which is comprised of not less than two directors of ICN each of whom are "disinterested persons" as defined in subparagraph
(c)(2)(i) of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The present members of the ICN Compensation Committee are Messrs. Starr and Finch and Dr. Jolley.

     No member of the Board of ICN receives additional compensation for his services in administering the Amended and Restated 1992 ICN Non-Qualified Plan except insofar as such members receive $500 for each ICN Compensation Committee meeting attended. The Board shall from time to time appoint members of the ICN Compensation Committee who are disinterested persons and outside directors for such terms as the Board shall determine, and members of the ICN Compensation Committee may be removed by the Board at any time with or without cause.

     Subject to the provisions of the Amended and Restated 1992 ICN Non-Qualified Plan, the ICN Compensation Committee has full authority to implement and carry out the Amended and Restated 1992 ICN Non-Qualified Plan, including, but not limited to, the following: to construe and interpret the Amended and Restated 1992 ICN Non-Qualified Plan and to make all other determinations necessary or advisable for the administration of the Amended and Restated 1992 ICN Non-Qualified Plan.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Non-qualified options may be granted and shares may be acquired pursuant to stock option agreements under the Amended and Restated 1992 ICN Non-Qualified Plan for such number of shares and to such employees, directors, advisors and consultants as the ICN Compensation Committee may from time to time determine. See "Administration of the Amended and Restated 1992 Non-Qualified Plan." A grantee may be granted more than one option under the Amended and Restated 1992 ICN Non-Qualified Plan. If the

                                     ICN-22

Amended and Restated 1992 ICN Non-Qualified Plan is approved, the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 400,000 shares. All options are subject to the terms of non-qualified option agreements executed by ICN and the respective grantees. There are currently approximately 29 individuals eligible to participate in the Amended and Restated 1992 ICN Non-Qualified Plan.

EXERCISE OF OPTIONS; DEATH, TERMINATION OF EMPLOYMENT

     Options are granted by the ICN Compensation Committee at a price not less than one hundred percent of the fair market value of the ICN Common Stock on the date of grant.

     Shares of ICN Common Stock purchased pursuant to exercise of an option are paid for in full at the time of exercise in cash or by certified check or by surrender of previously acquired shares of ICN Common Stock, unless otherwise determined by the Board of Directors or the ICN Compensation Committee.

     The times at which non-qualified stock options are exercisable will be determined by the ICN Compensation Committee at the time of grant, which shall in no event be more than ten years from the date of grant. The ICN Compensation Committee is authorized to determine the nature and extent of any restrictions to be imposed on the shares of ICN Common Stock which may be acquired under the Amended and Restated 1992 ICN Non-Qualified Plan, including restrictions on the transferability of such shares.

     Non-qualified stock options are nonassignable and nontransferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code). During the life of the recipient, the non-qualified stock option shall be exercisable only by the recipient.

     If an optionee's employment is terminated for any reason, other than death or disability, the option shall be exercisable within three months after such termination, but only to the extent it was exercisable on the date of termination, provided that if such optionee should die during the three-month period without having exercised his option, his personal representative, heirs or legatees, as the case may be, shall have the right to exercise his option within twelve (12) months of the date of death, but only to the extent it was exercisable at the date of termination. If the optionee is disabled, his options shall terminate one year after the date of disability. In the event of the death of an optionee, while an employee, director, scientific advisor or consultant of ICN, his personal representative, heirs or legatees, as the case may be, shall have the right to exercise such option, to the extent it was exercisable on the date of death, up to twelve (12) months from the date of death of the optionee, but in no event after the expiration of the exercise period.

     The ICN Compensation Committee will determine all questions regarding termination of employment and cause of termination, disability or retirement.

FORM OF OPTIONS

     Each non-qualified stock option under the Amended and Restated 1992 ICN Non-Qualified Plan is evidenced by a written stock option agreement in such form as the ICN Compensation Committee shall have approved. The holders of options shall have no rights as stockholders with respect to any shares covered by options until the date of issuance of a stock certificate for such shares.

                               NEW PLAN BENEFITS

     The following table sets forth certain information concerning the number of shares with respect to which options have been granted, subject to stockholder approval, under the Amended and Restated 1992 ICN Non-Qualified Plan to the named executive officers.

                                     ICN-23

                                                                       NUMBER OF SHARES
                             NAME AND POSITION                        UNDERLYING OPTIONS
        ------------------------------------------------------------  ------------------
        Milan Panic.................................................         22,500
          Chief Executive Officer and President
        Adam Jerney.................................................         15,000
          Executive Vice President
        Bill A. MacDonald...........................................         25,000
          Executive Vice President -- Tax
        John E. Giordani............................................         15,000
          Executive Vice President -- Finance and CFO
        David C. Watt...............................................         15,000
          Executive Vice President -- Corporate Development
        Executive Group.............................................         92,500
        Non-Executive Director Group................................         18,750
        Non-Executive Officer Employee Group........................        132,640


     Options which have been granted under the Amended and Restated 1992 ICN Non-Qualified Plan are for a term of ten years, subject to earlier termination under certain circumstances. The exercise price of the options is 100% of the fair market value of the underlying stock on the date of grant. The per share exercise price of each option heretofore granted is $9.25. Options are exercisable with respect to 25% of the underlying shares on each of the first four anniversaries of the date of grant, provided that, the optionee is and has been, on the relevant anniversary since the date of grant, an employee, director, scientific advisor or consultant of ICN. In the event that the optionee ceases to serve as an employee, director, scientific advisor or consultant of ICN for any reason, other than death or disability, the option terminates three months after termination. The per share closing price of ICN Common Stock on September 23, 1994, as reported on the NYSE Composite Tape, was $12.25.


VOTE REQUIRED

     Adoption of the Amended and Restated 1992 ICN Non-Qualified Plan requires the favorable vote of the holders of a majority of the shares of ICN Common Stock represented at the ICN Meeting. Proxies submitted by the Board of Directors of ICN will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated. See "The Meetings -- Votes Required."

                               ICN PROPOSAL NO. 4

     APPROVAL OF AMENDED AND RESTATED 1992 ICN EMPLOYEE INCENTIVE STOCK OPTION PLAN, WHICH AMENDMENT AND RESTATEMENT INCREASED THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 500,000 TO 750,000 SHARES AND PROVIDED THAT THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY INDIVIDUAL DURING THE TERM OF THE PLAN MAY NOT EXCEED 200,000 SHARES.

EFFECT OF THE MERGER ON THE 1992 ICN INCENTIVE PLAN


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 ICN Incentive Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 ICN Incentive Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of ICN under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the ICN Exchange Ratio (rounded upward to the nearest full cent).


                                     ICN-24

1992 ICN INCENTIVE PLAN

     1992 ICN Incentive Plan was originally adopted by the Board of Directors and approved by the stockholders in 1992. The 1992 ICN Incentive Plan provides for the granting of options to key employees and officers of ICN.

     At the ICN Meeting, stockholders will be asked to consider and vote on a proposal to approve the Amended and Restated 1992 ICN Incentive Plan.

     THE BOARD OF DIRECTORS OF ICN RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSED AMENDMENTS

     The ICN Compensation Committee has unanimously approved, effective as of April 27, 1994 and subject to approval by stockholders at the ICN Meeting, amendments to the 1992 ICN Incentive Plan (i) to increase from 500,000 shares to 750,000 shares, the number of shares authorized for issuance under the 1992 ICN Incentive Plan and (ii) to provide that the maximum number of shares with respect to which options may be granted thereunder to any individual during the term of such plan cannot exceed 200,000 shares.

     The principal provisions of the Amended and Restated 1992 ICN Incentive Plan are summarized below. The summary, however, does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated 1992 ICN Incentive Plan. All defined terms used below have the same meaning set forth in the Amended and Restated 1992 ICN Incentive Plan, unless otherwise indicated.

PURPOSE OF THE AMENDED AND RESTATED 1992 ICN INCENTIVE PLAN

     ICN believes stock option plans advance the interests of ICN and further its growth and development by encouraging and enabling key employees and officers of ICN and its subsidiaries to acquire an increased personal and proprietary interest in its continued success and progress. ICN believes that the Amended and Restated 1992 ICN Incentive Plan aids in attracting and retaining officers and other key employees who are in a position to contribute materially to the successful conduct of ICN's business and affairs.

STOCK OPTION RIGHTS

     Options granted under the Amended and Restated 1992 ICN Incentive Plan are exercisable and expire in accordance with the specific terms and conditions approved as to each option by the ICN Compensation Committee as set forth in a written stock option agreement. Under no circumstances may an option be exercised later than ten years after the date it is granted (five years in the case of an option granted to a Ten Percent Stockholder (as defined below)). See "Federal Income Tax Consequences Relating to Incentive Stock Options." Participation in the Amended and Restated 1992 ICN Incentive Plan does not confer any right on a participant to continue in the employ of ICN or affect any right or power of ICN to terminate the services of such participant at any time.

DURATION AND MODIFICATIONS

     The Amended and Restated 1992 ICN Incentive Plan will remain in effect until all options granted thereunder have been satisfied by the issuance of shares or the payment of cash and/or shares, or terminated under the terms of the Amended and Restated 1992 ICN Incentive Plan, provided that no incentive stock options may be granted under the Amended and Restated 1992 ICN Incentive Plan after January 21, 2002. The Board of Directors and the ICN Compensation Committee may, at any earlier time, amend, alter, suspend or discontinue the Amended and Restated 1992 ICN Incentive Plan as it may deem proper, except that no such action shall impair the rights of any grantee under any option previously granted under the Amended and Restated 1992 ICN Incentive Plan without the consent of the grantee. The Board of Directors may not, however, without further approval by ICN's shareholders, take any action for which stockholder approval is required under Section 422 of the Code or any successor provision or under Rule 16b-3 under the Exchange Act, including, without limitation, any action which would increase the total number of shares for

                                     ICN-25
which options may be issued under the Amended and Restated 1992 ICN Incentive Plan, except as described under the caption "Adjustment of Shares and Price," change the minimum exercise price, extend the duration of the Amended and Restated 1992 ICN Incentive Plan or extend the period during and over which options may be exercised under the Amended and Restated 1992 ICN Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO INCENTIVE STOCK OPTIONS

     Options granted under the Amended and Restated 1992 ICN Incentive Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 and predecessor provisions of the Code. In general, an optionee will not recognize taxable income upon the grant or exercise of an Incentive Stock Option and ICN will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option. (However, upon the exercise of an Incentive Stock Option, the excess of the fair market value on the date of the exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income). In order for the exercise of an Incentive Stock Option to qualify for the foregoing tax treatment, the optionee generally must be an employee of ICN from the date the Incentive Stock Option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

     If the optionee has held the shares acquired upon the exercise of an Incentive Stock Option for at least two years after the date of grant and for at least one year after the date of exercise, upon the disposition of the shares by the optionee, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending on whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the option. ICN will generally be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     Under certain circumstances, the accelerated vesting or the cashout of options in connection with a Change in Control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent that it is so considered, the optionee may be subject to a 20% excise tax and ICN may be denied a tax deduction.

SECURITIES SUBJECT TO THE AMENDED AND RESTATED 1992 ICN INCENTIVE PLAN

     The maximum number of shares of Common Stock currently available for issuance under the 1992 ICN Incentive Plan is 500,000 shares, except as described below under the caption "Adjustment of Shares and Price." If the Amended and Restated 1992 ICN Incentive Plan is approved by stockholders, such maximum number will be increased to 750,000 shares and the maximum number which may be issued under the plan to any individual during the term of the plan would be limited to 200,000 shares, except as described below under the caption "Adjustment of Shares and Price." The shares of ICN Common Stock issued under the Amended and Restated 1992 ICN Incentive Plan may be either authorized and unissued shares or shares previously issued and reacquired by ICN. If an option expires or terminates without having been exercised in full or if shares issued pursuant to stock option agreements are repurchased by ICN in accordance with the terms thereof, the shares of ICN Common Stock subject thereto shall again be available for grant under the Amended and Restated 1992 ICN Incentive Plan.

     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 ICN Incentive Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 ICN Incentive Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be

                                     ICN-26
exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of ICN under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the ICN Exchange Ratio (rounded upward to the nearest full cent).


ADJUSTMENT OF SHARES AND PRICE

     In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of ICN's stock, appropriate adjustment will be made of both the number of shares which may be purchased under the Amended and Restated 1992 ICN Incentive Plan and the number and price per share of stock which may be purchased under any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of ICN's stock by stock of another corporation, ICN will make a reasonable effort to replace any outstanding options granted under the plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding options and the termination of those options not exercised within the time period specified by the ICN Compensation Committee.

ADMINISTRATION OF THE AMENDED AND RESTATED 1992 ICN INCENTIVE PLAN

     The Amended and Restated 1992 ICN Incentive Plan is administered by the ICN Compensation Committee, which is comprised of not less than two directors of ICN each of whom are "disinterested persons" as defined in subparagraph (c)(2)(i) of Rule 16b-3 under the Exchange Act and "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder. The present members of the ICN Compensation Committee are Messrs. Starr and Finch and Dr. Jolley.

     No member of the Board receives additional compensation for his services in administering the Amended and Restated 1992 ICN Incentive Plan except insofar as such member receives $500 for each ICN Compensation Committee meeting attended. The Board shall from time to time appoint members of the ICN Compensation Committee who are disinterested persons and outside directors, for such terms as the Board shall determine, and members of the ICN Compensation Committee may be removed by the Board at any time with or without cause.

     Subject to the provisions of the Amended and Restated 1992 ICN Incentive Plan, the ICN Compensation Committee has full authority to implement and carry out the Amended and Restated 1992 ICN Incentive Plan including, but not limited to, the following: to construe and interpret the Amended and Restated 1992 ICN Incentive Plan and to make all other determinations necessary or advisable for the administration of the Amended and Restated 1992 ICN Incentive Plan.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Incentive Stock Options may be granted and shares may be acquired pursuant to stock option agreements under the Amended and Restated 1992 ICN Incentive Plan for such number of shares and to such employees, as the ICN Compensation Committee may from time to time determine. See "Administration of the Amended and Restated 1992 ICN Incentive Plan." A grantee may be granted more than one option under the Amended and Restated 1992 ICN Incentive Plan. If the Amended and Restated 1992 ICN Incentive Plan is approved, the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 200,000 shares. All options are subject to the terms of Incentive Stock Option agreements executed by ICN and the respective grantees. There are currently approximately 16 individuals eligible to participate in the Amended and Restated 1992 ICN Incentive Plan.

EXERCISE OF OPTIONS; DEATH, TERMINATION OF EMPLOYMENT

     Options are granted by the ICN Compensation Committee at a price not less than one hundred percent of the fair market value of the ICN Common Stock on the date of grant (not less than 110% in the case of

                                     ICN-27
options granted to an employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of ICN (a "Ten Percent Stockholder")).

     Shares of ICN Common Stock purchased pursuant to exercise of an option are paid for in full at the time of exercise in cash or by certified check or by the surrender of previously acquired shares of ICN Common Stock, unless otherwise determined by the Board of Directors or the ICN Compensation Committee.

     The times at which Incentive Stock Options are exercisable will be determined by the ICN Compensation Committee at the time of grant, which shall in no event be more than ten years from the date of grant (five years in the case of options granted to a Ten Percent Stockholder). The ICN Compensation Committee is authorized to determine the nature and extent of any restrictions to be imposed on the shares of ICN Common Stock which may be acquired under the Amended and Restated 1992 ICN Incentive Plan, including restrictions on the transferability of such shares.

     Options granted under the Amended and Restated 1992 ICN Incentive Plan are nonassignable and nontransferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code). During the life of the recipient, the Incentive Stock Option shall be exercisable only by the recipient.

     If an optionee's employment is terminated for any reason, other than death or disability, the option shall be exercisable within three months after such termination, but only to the extent it was exercisable on the date of termination, provided that if such employee should die during that three-month period without having exercised his option, his personal representative, heirs or legatees, as the case may be, shall have the right to exercise his option within twelve (12) months of the date of death, but only to the extent it was exercisable at the date of termination. If the optionee is disabled, his options shall terminate one year after the date of disability. In the event of the death of an optionee while an employee of ICN, his personal representatives, heirs or legatees, as the case may be, shall have the right to exercise such option, to the extent it was exercisable on the date of death, up to twelve (12) months from the date of death of the optionee, but in no event after the expiration of the exercise period.

     The ICN Compensation Committee will determine all questions regarding termination of employment and cause of termination, permanent disability or retirement.

FORM OF OPTIONS

     Each Incentive Stock Option under the Amended and Restated 1992 ICN Incentive Plan is evidenced by a written stock option agreement in such form as the ICN Compensation Committee shall have approved. The holders of options shall have no rights as stockholders with respect to any shares covered by options until the date of issuance of a stock certificate for such shares.

VOTE REQUIRED

     Adoption of the Amended and Restated 1992 ICN Incentive Plan requires the favorable vote of the holders of a majority of the shares of ICN Common Stock represented at the ICN Meeting. Proxies submitted by the Board of Directors will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated.

                                     ICN-28

                                      SPI

                               SPI PROPOSAL NO. 2

                             ELECTION OF DIRECTORS

     Eight directors are to be elected at the SPI Meeting (who, if elected, will become directors of New ICN if the Merger is consummated), each to serve until the next Annual Meeting of Stockholders of SPI (if the Merger is not consummated) and until his successor is elected and qualified. Unless marked to the contrary, proxies received will be voted for the election of the following nominees: Norman Barker, Jr., Alan F. Charles, Roger Guillemin, M.D., Ph.D., Adam Jerney, Charles T. Manatt, James P. Miscoll, Stephen D. Moses and Milan Panic, all of whom currently serve as directors of SPI. If for any reason any nominee should not be available for election or be unable to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the SPI Board of Directors may designate. The SPI Board of Directors has no reason to believe that any nominee will be unavailable for election or unable to serve.

     The Board of Directors of SPI recommends that the stockholders vote FOR the election of the eight nominees for director named in this Joint Proxy Statement/Prospectus.

     When a proxy in the form enclosed with this Joint Proxy
Statement/Prospectus is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the eight nominees listed above.

              INFORMATION CONCERNING NOMINEES AND DIRECTORS OF SPI

     The current Board of Directors of SPI consists of eight members: Norman Barker, Jr., Alan F. Charles, Roger Guillemin, M.D., Ph.D., Adam Jerney, Charles
T. Manatt, James P. Miscoll, Stephen D. Moses and Milan Panic, all of whom are standing for re-election. All of the nominees were elected at the last Annual Meeting of Stockholders. The names of the eight nominees for election as directors are listed below, together with certain personal information, including the present principal occupation and recent business experience of each nominee.

                                                       YEAR COMMENCED
                                                         SERVING AS
                                                        DIRECTOR OF          OTHER CORPORATE
         NAME AND PRINCIPAL OCCUPATION           AGE        SPI               DIRECTORSHIPS
- -----------------------------------------------  ---   --------------   -------------------------
NORMAN BARKER, JR. (a)                           71         1988        Pacific American Income
  Mr. Barker is retired Chairman of the Board                           Shares, Inc.; Southern
  of First Interstate Bank of California and                            California Edison
  Former Vice Chairman of the Board of First                            Company; TCW Convertible
  Interstate Bancorp. Mr. Barker joined First                           Securities Fund, Inc.;
  Interstate Bank of California in 1957 and was                         ICN
  elected President and Director in 1968, Chief
  Executive Officer in 1971 and Chairman of the
  Board in 1973. He retired as Chairman of the
  Board at the end of 1985.
ALAN F. CHARLES (a)(b)(c)                        56         1986
  Mr. Charles was Vice Chancellor of University
  Relations at the University of California,
  Los Angeles from 1980 through 1993 and served
  in various administrative capacities at that
  university since 1972.

                                      SPI-1

                                                       YEAR COMMENCED
                                                         SERVING AS
                                                        DIRECTOR OF          OTHER CORPORATE
         NAME AND PRINCIPAL OCCUPATION           AGE        SPI               DIRECTORSHIPS
- -----------------------------------------------  ---   --------------   -------------------------
ROGER GUILLEMIN, M.D., Ph.D. (c)                 70         1989        Erbamont, N.V.; Viratek;
  Dr. Guillemin has been Distinguished                                  ICN
  Scientist at The Whittier Institute in La
  Jolla, California since March 1989 and was
  Resident Fellow and Chairman of the
  Laboratories for Neuroendocrinology at The
  Salk Institute in La Jolla, California, and
  Adjunct Professor of Medicine at the Medical
  School of the University of California at San
  Diego. He was awarded the Nobel Prize in
  Medicine in 1977, and, in the same year, was
  presented the National Medal of Science by
  the President of the United States. He was
  affiliated with the Department of Physiology
  at Baylor College of Medicine in Houston,
  Texas from 1952 to 1970. He is a member of
  the National Academy of Sciences, the
  American Academy of Arts and Sciences, and a
  Fellow of the American Association for the
  Advancement of Science. He has also served as
  President of the American Endocrine Society.
ADAM JERNEY                                      52         1992        ICN; Biomedicals; Viratek
  Mr. Jerney is President and Chief Operating
  Officer of SPI. He served as Chairman of the
  Board and Chief Executive Officer from July
  14, 1992, to March 3, 1993, during Mr.
  Panic's leave of absence from SPI. Mr. Jerney
  is also a director of ICN, Biomedicals and
  Viratek. He joined ICN in 1973 as Director of
  Marketing Research in Europe, and assumed the
  position of General Manager of ICN
  Netherlands in 1975. In 1981, he was elected
  Vice President-Operations and in 1987 he
  assumed his current position. Prior to
  joining ICN, he spent four years with F.
  Hoffmann-LaRoche & Company.
CHARLES T. MANATT, ESQ.                          58         1992        Federal Express; GTE;
  Mr. Manatt is a partner in the law firm of                            Castle & Cooke Homes
  Manatt, Phelps & Phillips, of which he was a
  founder in 1964. Mr. Manatt served as
  Chairman of the Democratic Party from 1981 to
  1985.
JAMES P. MISCOLL                                 59         1992        Coast Federal Financial
  Mr. Miscoll retired as Vice-Chairman of Bank                          Inc.; Rykoff Sexton,
  of America in 1992 where he served from 1962                          Inc.; California Higher
  to 1992. Mr. Miscoll served in a number of                            Education Loan Authority
  positions during his tenure with the bank.

                                      SPI-2

                                                       YEAR COMMENCED
                                                         SERVING AS
                                                        DIRECTOR OF          OTHER CORPORATE
         NAME AND PRINCIPAL OCCUPATION           AGE        SPI               DIRECTORSHIPS
- -----------------------------------------------  ---   --------------   -------------------------
STEPHEN D. MOSES (a)(b)(c)                       59         1988
  Mr. Moses is Chairman of the Board of Stephen
  Moses Interests. He was formerly Chairman of
  the Board of National Investment Development
  Corporation and Brentwood Bank, Los Angeles,
  California and a member of the Board of
  Directors of Dayna Communications, Inc. and
  FPC Financial Services, Inc. Mr. Moses was a
  director of the National Housing Conference,
  and a member of the National Advisory Board
  of the Center for National Policy. He serves
  on the Board of Visitors of Hebrew Union
  College as well as the Board of Trustees of
  Franklin and Marshall College and the UCLA
  Foundation. From 1967 to 1971, Mr. Moses was
  an executive of the Boise Cascade
  Corporation, serving in several capacities
  including President of Boise Cascade Home and
  Land Corporation. In the early 1970's, Mr.
  Moses was President of Flagg Communities,
  Inc.
MILAN PANIC (b)                                  64         1981        ICN; Viratek; Biomedicals
  Mr. Panic, the founder of ICN, has been
  Chairman of the Board and Chief Executive
  Officer of SPI since its inception. Mr. Panic
  also serves as Chairman of the Board,
  President and Chief Executive Officer of ICN,
  except he did not serve as President from
  October 1979 to June 1980 and from July 14,
  1992 to March 4, 1993, he was on leave of
  absence from SPI while serving as Prime
  Minister of Yugoslavia. Mr. Panic is also
  Chairman of the Board and Chief Executive
  Officer of Viratek and Chairman of the Board
  and Chief Executive Officer of Biomedicals
  and Chairman of the Board of Galenika, a
  subsidiary of SPI, and may be deemed to be a
  "control person" of ICN and SPI.

- ---------------

(a) Member of the Audit Committee.

(b) Member of the Executive Committee.

(c) Member of the Compensation and Stock Option Committee.

     None of the proposed nominees is related by blood or marriage to one another or to an executive officer of SPI.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF SPI

     The Board of Directors of SPI has a standing Executive Committee, Audit Committee and Compensation and Stock Option Committee, but does not have a standing nominating committee.

     The members of the Executive Committee are Messrs. Panic, Moses and Charles. That Committee is empowered to act upon any matter for the Board of Directors, other than matters which may not be delegated under Delaware law. The Executive Committee did not meet during 1993.

                                      SPI-3

     The members of the Audit Committee are Messrs. Barker, Charles and Moses. That Committee met four times during the year ended December 31, 1993. Its functions include recommending the annual appointment of the independent public accountants with whom the Committee reviews the scope of the audit and non-audit assignments and the related fees, the accounting principles being applied by SPI in financial reporting, the scope of internal financial auditing procedures and the adequacy of internal controls.

     The members of the Compensation and Stock Option Committee are Mr. Charles, Dr. Guillemin and Mr. Moses. The Committee met four times during the year ended December 31, 1993. Its functions include setting the compensation and benefits for senior management and directors, including the granting of stock options. See "SPI's Executive Compensation and Related Matters -- Compensation Committee Interlocks and Insider Participation."

     During the year ended December 31, 1993, the Board of Directors met six times and no director attended fewer than 83% of the meetings of the Board and the committees of the Board on which he served (other than Mr. Panic who did not attend two Board meetings during his leave of absence described under "SPI's Executive Compensation and Related Matters" below).

     In October 1984, the Boards of Directors of SPI, ICN and Viratek formed an Oversight Committee. In October 1986, Biomedicals, upon becoming a separate public company, began to participate in the Oversight Committee. The purpose of the Oversight Committee, which has advisory authority only, is to review transactions between or among the four corporations to determine whether a conflict of interest exists among them with respect to a particular transaction and the manner in which such conflict can be resolved. The Oversight Committee consists of one non-management director of each affiliated corporation and a non-voting chairman. The current members of the Oversight Committee are Thomas
H. Lenagh, a director of Biomedicals; Dr. Vernon Knight, a director of Viratek; James P. Miscoll, a director of SPI; and Richard W. Starr, a director of ICN. During 1993, the Oversight Committee met four times.

                           EXECUTIVE OFFICERS OF SPI

     Set forth below are the executive officers of SPI. Certain of these individuals are also executive officers of ICN and a summary of their business experience can be found under "Executive Officers of ICN." A summary of the business experience of those individuals who are not executive officers of ICN is set forth below. There is no family relationship among the following executive officers, and there is no arrangement or understanding between any executive officers and any other person pursuant to such officer's election as an officer of SPI.

                                        YEAR
                                      COMMENCED
                                       SERVICE
             NAME            AGE      WITH SPI                         POSITION
    ----------------------  -----     ---------     ----------------------------------------------
    Milan Panic               64         1981       Chairman of the Board, President and Chief
                                                    Executive Officer
    Adam Jerney               52         1981       President and Chief Operating Officer
    John Phillips             53         1988       Executive Vice President and Chief Financial
                                                    Officer
    M'Liss Jones Kane         41         1994       Vice President, General Counsel and Secretary
    Jack Sholl                52         1990       Senior Vice President -- Public Relations

Certain officers of SPI are also officers of ICN, Viratek and Biomedicals. SPI has adopted a charter provision which limits the monetary liability under certain circumstances of its directors and, as a matter of policy, enters into agreements with certain of its officers and directors providing indemnification to the fullest extent permitted under Delaware Law.

     Mr. Phillips joined SPI in April, 1988, as Senior Vice President and Chief Financial Officer. In December 1992, he was promoted to the position of Executive Vice President and Chief Financial Officer. He managed private assets and was a business consultant from January 1986 to March 1988. From June 1984 through November 1985 he was Senior Vice President and Chief Financial Officer for Playboy Enterprises,

                                      SPI-4

Inc. From 1978 through 1984 he was with Max Factor and Company as Senior Vice President and Financial Officer.

     Mr. Sholl joined ICN in August 1987 as Vice President, Public Relations. In January 1992, he was promoted to Senior Vice President. From 1979 to August 1987, he served as Director of Financial and Media Communications with Warner-Lambert Company of Morris Plains, New Jersey, and from 1973 to 1979 as Manager, Department of Communications with Equibank, N.A. of Pittsburgh, Pennsylvania. Prior to that time, he served on the Public Relations staff of the New York Stock Exchange in New York (1971-1973) and in editorial positions with The Associated Press (1968-1971), the last as supervising Business and Financial Editor in New York. He transferred to SPI from ICN effective December 1, 1990.

     Ms. Kane, Vice President-General Counsel and Secretary of SPI and Biomedicals, joined Biomedicals in March 1990. She was Senior Counsel and Secretary of Countrywide Credit Industries and Countrywide Funding Corporation from 1988 until March 1990. Prior to that time she was Assistant General Counsel and Secretary of ICN, holding various legal titles, from January of 1984 through January of 1988.

                         OWNERSHIP OF SPI'S SECURITIES

PRINCIPAL STOCKHOLDER

     As of June 30, 1994, the following stockholders were known to management to be the beneficial owner of more than 5% of shares of SPI Common Stock:

                                                      NUMBER OF SHARES        PERCENT OF CLASS
           NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED        OUTSTANDING(1)
        -------------------------------------------  ------------------       ----------------
        ICN Pharmaceuticals, Inc...................       7,963,402(2)             38.46%
          3300 Hyland Avenue
          Costa Mesa, California 92626
        Invesco MIM, PLC...........................       1,541,763                 7.52%
          11 Devonshire Square
          London EC2M 7YR
          England

- ---------------

(1) Total outstanding shares for purposes of this table include 20,704,278 shares of SPI Common Stock outstanding on June 30, 1994.

(2) ICN has sole voting and investment power with respect to the shares shown.

                                      SPI-5

OWNERSHIP BY MANAGEMENT OF SPI

     The following table sets forth, as of June 30, 1994, the number and percent of shares of SPI Common Stock owned beneficially by each director of SPI, each of the executive officers of SPI and by all directors and executive officers of SPI as a group.


                                                       NUMBER OF SHARES AND
                                                       NATURE OF BENEFICIAL
                                                         OWNERSHIP OF SPI         PERCENTAGE
                 IDENTITY OF OWNER OR GROUP              COMMON STOCK(1)           OF CLASS
        ---------------------------------------------  --------------------       ----------
        Norman Barker, Jr............................          23,044(2)              (3)
        Alan F. Charles..............................           8,980(4)              (3)
        Roger Guillemin, M.D., Ph.D..................          29,438(5)              (3)
        Adam Jerney..................................         208,382(6)              (3)
        Charles T. Manatt............................           8,210(7)              (3)
        James P. Miscoll.............................           8,210(8)              (3)
        Stephen D. Moses.............................           8,218(9)              (3)
        Milan Panic..................................         522,762(10)            2.45%
        John Phillips................................          81,794(11)             (3)
        David C. Watt................................          34,386(12)             (3)
        Jack Sholl...................................          19,588(13)             (3)
        Directors and officers as a group (12
          persons)...................................         953,012(14)            4.46%(3)


- ---------------

 (1) Except as indicated otherwise in the following notes, shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property, which either spouse may manage and control, and SPI has no information as to whether any shares shown in this table are subject to community property laws.

 (2) Includes 20,998 shares of SPI Common Stock which Mr. Barker has the right to acquire upon the exercise of currently exercisable stock options.

 (3) Less than 1%.

 (4) Includes 8,210 shares of SPI Common Stock which Mr. Charles has the right to acquire upon the exercise of currently exercisable stock options.

 (5) Includes 29,438 shares of SPI Common Stock which Dr. Guillemin has the right to acquire upon the exercise of currently exercisable stock options.

 (6) Includes 176,434 shares of SPI Common Stock which Mr. Jerney has the right to acquire upon the exercise of currently exercisable stock options.

 (7) Includes 8,210 shares of SPI Common Stock which Mr. Manatt has the right to acquire upon the exercise of currently exercisable stock options.

 (8) Includes 8,210 shares of SPI Common Stock which Mr. Miscoll has the right to acquire upon the exercise of currently exercisable stock options.

 (9) Includes 8,210 shares of SPI Common Stock which Mr. Moses has the right to acquire upon the exercise of currently exercisable stock options.

(10) Includes 508,789 shares of SPI Common Stock which Mr. Panic has the right to acquire upon the exercise of currently exercisable stock options.

(11) Includes 35,863 shares of SPI Common Stock which Mr. Phillips has the right to acquire upon the exercise of currently exercisable stock options.

                                      SPI-6

(12) Includes 33,816 shares of SPI Common Stock which Mr. Watt has the right to acquire upon the exercise of currently exercisable stock options.

(13) Includes 16,781 shares of SPI Common Stock which Mr. Sholl has the right to acquire upon the exercise of currently exercisable stock options.

(14) Includes 854,959 shares of SPI Common Stock which certain directors and officers have the right to acquire upon the exercise of currently exercisable stock options.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Compliance with Section 16(a) of the Exchange Act requires SPI's officers and directors, and persons who own more than ten percent of a registered class of SPI's equity securities, to file reports of ownership and changes in ownership with the Commission and the American Stock Exchange. Such officers, directors and shareholders are required by Commission regulation to furnish SPI with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by SPI, or written representations from certain reporting persons that no Forms 5 were required for those persons, SPI believes that during fiscal year 1993, all filing requirements applicable to its officers, directors and ten percent beneficial owners were timely satisfied.

                SPI'S EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer of SPI (collectively, the "named executive officers") by SPI for services rendered in all capacities for 1993, 1992 and 1991.

                           SUMMARY COMPENSATION TABLE


                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                             ANNUAL COMPENSATION                  AWARDS
                                  -----------------------------------------    ------------
                                                               OTHER ANNUAL     SECURITIES      ALL OTHER
        NAME AND                                               COMPENSATION     UNDERLYING     COMPENSATION
   PRINCIPAL POSITION      YEAR   SALARY ($)    BONUS ($)         ($)(1)         OPTIONS        ($)(2)(5)
- -------------------------  -----  ----------    ----------     ------------    ------------    ------------
Milan Panic(3)              1993   $ 535,000            --                             --        $ 49,245
  Chief Executive Officer   1992     535,000    $5,675,000                       $400,000          49,014(6)
                            1991     535,000       150,000                             --           1,458
Adam Jerney                 1993     380,000        38,100                         50,000          18,730
  President and             1992     321,821       370,000(4)                     150,000          20,268
  Chief Operating Officer   1991     244,799       156,000                        100,000           6,421
John Phillips               1993     190,000             0                         55,000           7,617
  Executive Vice            1992     140,000       228,600(4)                      20,000           4,200
  President and             1991     130,005        82,000                         23,000           2,119
  Chief Financial Officer
David C. Watt               1993     180,000             0                         20,000           5,817
  Senior Vice President,    1992     134,825       169,200(4)                      20,000           1,320
  General Counsel,          1991     128,404        25,000                         12,500           1,020
  Secretary
Jack Sholl                  1993     172,043        25,000                         10,000          24,429
  Senior Vice
  President --              1992     163,856        70,000(4)                      10,000          11,716
  Public Relations          1991     153,137        25,000         2,551               --           2,551


                                      SPI-7

- ---------------

(1) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) In the three year period 1993, 1992 and 1991, Mr. Jerney realized $359,541 and $2,280,698 on sales of ICN and SPI Common Stock, respectively. Mr. Watt realized $69,375, $68,000 and $646,699 on sales of ICN, Viratek and SPI Common Stock, respectively. Mr. Sholl realized $90,918 on sales of ICN Common Stock. These stock option gains are not reflected in the "All Other Compensation" column.

(3) Mr. Panic's compensation was paid by ICN. In July 1992, Mr. Panic, Chairman of the Board, and Chief Executive Officer of SPI with the approval of ICN's Board of Directors, became Prime Minister of Yugoslavia and was granted a paid leave of absence from all duties to SPI while retaining his title as Chairman of the Board. Mr. Panic and ICN entered into a Leave of Absence and Reemployment Agreement which contained mutual obligations, requiring, among other things, that ICN and SPI reemploy Mr. Panic and that Mr. Panic return to his previous positions with ICN and its subsidiaries. Mr. Panic was succeeded as Prime Minister on March 4, 1993, and pursuant to the Leave of Absence and Reemployment Agreement, returned to his duties at SPI as well as ICN and its other subsidiaries.

     In addition to the salaries of Mr. Panic and certain ICN employees assisting him during his leave of absence, ICN has incurred certain other expenses in connection with Mr. Panic's transition to and return from his leave of absence. Mr. Panic has reimbursed ICN for expenses paid by ICN but is seeking reimbursement from ICN for certain expenses. ICN has retained Judge Christian Markey, a recently retired member of the California Superior Court, to review the expenses. Judge Markey is preparing a report for the Audit Committees of ICN and SPI and, after the report is prepared and reviewed by these Audit Committees, the ICN and SPI Boards of Directors will make a determination as to whether to reimburse Mr. Panic for all or a portion of such expenses.

     On April 1, 1992, the Board of Directors of ICN granted Mr. Panic a bonus of 200,000 shares of SPI Common Stock for his extraordinary efforts in completing the Galenika transaction. The value of these shares at the date of grant was $5,375,000. Mr. Panic sold the shares of SPI Common Stock during 1993 for a realized value of $4,005,223.

(4) Includes 1991 performance bonus paid in 1992, bonus on the completion of the Galenika transaction and the early payment of the 1992 performance bonus in anticipation of the increase in federal income tax rates (which bonus would have ordinarily been paid 1993).

(5) The amounts in this column represent matching contributions to SPI's 401(k) plan, amounts accrued under the ICN Executive Deferral Plan and medical and life insurance premiums.

(6) Includes $38,242 for legal services and miscellaneous fringe benefits.

COMPENSATION PURSUANT TO PLANS

  STOCK OPTION PLANS

     As of December 31, 1993, under SPI's 1982 Incentive Stock Option Plan (the "1982 ISO Plan") (which terminated in 1992) options to acquire 1,369 shares of SPI Common Stock were outstanding and exercisable at a price of $4.77 per share. There were no option exercises in 1993.

     Pursuant to the 1982 Non-Qualified Stock Option Plan (the "1982 SPI Non-Qualified Plan") as of December 31, 1993, there were options to acquire 856,232 shares of SPI Common Stock outstanding (at prices ranging from $4.20 to $24.83 per share) of which 456,887 are currently exercisable. During 1993, 183,805 options were exercised at an average price of $5.03 per share of SPI Common Stock.

     As of December 31, 1993, under SPI's 1992 Incentive Stock Option Plan (the "1992 SPI Incentive Plan") options to acquire 505,858 shares of SPI Common Stock were outstanding (at prices ranging from $9.13 to $24.36 per share) of which 89,899 are currently exercisable. During 1993, there were no exercises.

     As of December 31, 1993, under SPI's 1992 Non-Qualified Stock Option Plan (the "1992 SPI Non-Qualified Plan"), options to acquire 1,483,007 shares of SPI Common Stock were outstanding (at prices

                                      SPI-8
ranging from $9.45 to $29.49 per share) of which 400,421 were granted subject to the approval of the stockholders of the Amended and Restated 1992 SPI Non-Qualified Plan (See Proposal No. 3) and of which 551,438 are currently exercisable. During 1993, there were no exercises.

OPTION GRANTS

     The following table sets forth information with respect to options to purchase shares of SPI Common Stock granted in 1993 to the named executive officers of SPI.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                    NUMBER OF         % OF
                                    SECURITIES    TOTAL OPTIONS
                                    UNDERLYING       GRANTED                                            GRANT DATE
                                     OPTIONS        EMPLOYEES                                             PRESENT
               NAME                  GRANTED     IN FISCAL YEAR    EXERCISE PRICE    EXPIRATION DATE    VALUE(1)(2)
- ----------------------------------  ----------   ---------------   ---------------   ----------------   -----------
Adam Jerney.......................    50,000           7.2             $10.375           01/12/03        $ 325,731
John Phillips.....................    20,000             9              10.375           01/12/03          130,289
David C. Watt.....................    20,000             9              10.375           01/12/03          130,289
Jack Sholl........................    10,000           1.5              10.375           01/12/03           65,141


- ---------------

(1) The options granted have ten year terms. The options vest according to the following schedule: 25% on the first anniversary of the date of grant and 25% on each of the next succeeding three anniversary dates of the grant date. The options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to (i) stock option exercises by the named executive officers of SPI during 1993 and (ii) unexercised stock options held by the named executive officers of SPI at December 31, 1993.

                      AGGREGATED OPTION EXERCISES IN 1993
                      AND DECEMBER 31, 1993 OPTION VALUES


                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                    OPTIONS               OPTIONS AT DECEMBER 31,
                                SHARES          VALUE        AT DECEMBER 31, 1993               1993($)(2)
                               ACQUIRED       REALIZED    ---------------------------   ---------------------------
           NAME              ON EXERCISE       ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------------  ------------     ---------   -----------   -------------   -----------   -------------
Milan Panic................     284,054(3)    2,644,935     502,259             --       $ 601,891      $      --
Adam Jerney................      80,420         894,569     132,194        233,158         187,920        677,128
John Phillips..............      18,953         145,450      23,601         47,989          33,868        113,687
David C. Watt..............      11,990         172,700      26,949         43,601         107,076        109,757
Jack Sholl.................          --              --      13,822         16,466          92,716         39,919


- ---------------

(1) Difference between the fair market value of SPI Common Stock at the date of exercise and the exercise price.

(2) Difference between the fair market value of SPI Common Stock at December 31, 1993 and the exercise price.

(3) 227,191 shares of SPI were transferred to ICN in repayment of all expenses related to a loan to Mr. Panic authorized by the Board of Directors of ICN.

                                      SPI-9

COMPENSATION OF DIRECTORS OF SPI

     Members of the Board of Directors of SPI, other than Mr. Panic and Mr. Jerney, were paid an annual fee of $20,000 in 1993. In addition, all members other than Mr. Panic and Mr. Jerney received fees in the amount of $500 per Board meeting and $500 per Committee meeting actually attended, and were reimbursed for their out-of-pocket expenses in attending meetings. During 1993, Dr. Guillemin received $6,000 in consulting fees. In addition, nonemployee directors on the first business day following each annual meeting of shareholders are granted options to acquire 10,000 shares of Common Stock of SPI on such date pursuant to the 1992 SPI Non-Qualified Plan.

CERTAIN EMPLOYMENT AGREEMENTS

     On March 18, 1993, the Board of Directors of ICN adopted Employment Agreements which contain "Change in Control" benefits for six key senior executive officers of ICN and its subsidiaries. The executives include Messrs. Jerney, Phillips, Watt and Sholl, who are officers of SPI. The Employment Agreements are discussed above. See "ICN Executive Compensation and Related Matters -- Certain Employment Agreements" in the ICN section of the Addendum.

COMPENSATION REPORT OF SPI

     The Compensation and Stock Option Committee of SPI (the "SPI Compensation Committee") is composed of three independent nonemployee directors, Messrs. Charles and Moses and Dr. Guillemin.

     The following statement made by the members of the SPI Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under such Acts.

  COMPENSATION PHILOSOPHY

     The Board of Directors of SPI adopts an annual budget and financial plan which incorporates the goals and objectives to be achieved by SPI and its specific operating units. The goals focus on growth in operating income and growth in earnings per share. Each executive is responsible for the performance of his or her unit in relation to the plan. Specific goals and objectives for each executive are reviewed by the executive and his or her supervisor. In reviewing the annual performance which will determine the executive's compensation, the supervisor assesses a performance grade based on the pre-set performance objectives. This assessment is used to determine base salary for the following fiscal year. Eligibility for bonus awards was based on the pre-set performance guidelines and growth in operating income and earnings per share. However, bonuses may be paid even when these objective standards are not met if specific contributions by an employee merit a bonus or the reasons for the failure to meet the objective standards are beyond the control of SPI and/or the executive. Growth in operating income goals were met in 1993 despite very difficult circumstances relating to SPI's subsidiary, Galenika, operating in Yugoslavia under U.N. imposed economic sanctions. Stock options are granted based on a program developed for SPI by Towers Perrin, a compensation consulting company. Each individual's base number of options is derived from a formula which ties to his or her base salary. The SPI Compensation Committee may then consider the achievement of individual as well as corporate performance goals in determining the ultimate number of options granted.

     The compensation of executives consists of salary, a bonus plan to reward performance and a long-term incentive stock option program.

  BASE SALARY

     Salaries are paid within certain grades which are established by the Human Resources Department reviewing data of like companies in the same industry. SPI reviewed salary surveys prepared by Coopers & Lybrand and Towers Perrin. The surveys did not state which companies participated in the surveys. The salary levels were in the median range of compensation for similar positions. Grades are updated to reflect changes in

                                     SPI-10
the marketplace. The salaries of executives are reviewed on an annual basis by supervisory managers and the SPI Compensation Committee.

  BONUS PLAN

     During 1988, SPI adopted an Incentive Bonus Plan which is based on target goals of growth in both operating income and earnings per share. Individual performance goals are compared against the target goals established. Recommendations are made by individual supervisors and approved by the SPI Compensation Committee.

  LONG-TERM STOCK INCENTIVE PLANS

     Stock options are granted as long term incentives to executives. Options vest over a ten year period. Options are granted at fair market value. The amount of options granted to executives is tied to salary and performance and each grant is evaluated. No grant to executives is automatic.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The SPI Compensation Committee determines the compensation of the Chief Executive Officer based on a number of factors. The goal of the SPI Compensation Committee is to grant compensation consistent with that granted to chief executive officers of other companies in the same industry. The Chief Executive Officer's compensation is based on a contract comprised of a base salary and based on SPI's performance. Special one-time bonuses will be paid, at the SPI Compensation Committee's discretion, based on special contributions made to SPI. Mr. Milan Panic is compensated by ICN pursuant to an employment agreement with ICN (see "Executive Compensation"). Substantial bonuses are approved by the Board of Directors. With respect to Mr. Jerney, when he became Chief Executive Officer of SPI during Mr. Panic's paid leave of absence, Mr. Jerney's compensation was increased based on a salary survey conducted at the time by the SPI Compensation Committee of other chief executive officers' compensation.

  INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code, which was enacted in 1993, generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year beginning after January 1, 1994 to the chief executive officer and any of the four other most highly compensated executive officers who are employed by SPI on the last day of the taxable year.
Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. The application of Section 162(m) to compensation attributable to options granted under the Amended and Restated 1992 SPI Non-Qualified Plan is not expected to have a material impact on the federal income tax liability of SPI.

                                          Compensation and Stock Option
                                          Committees
                                          Alan F. Charles
                                          Roger Guillemin
                                          Stephen D. Moses

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Guillemin was paid $6,000 by Viratek in 1993 in consulting fees.

                                     SPI-11

                               PERFORMANCE GRAPH

     The following graph compares SPI's cumulative total stock return on the shares with the cumulative return on the Standard & Poor's 500 Stock Index and the 5-Stock Custom Composite Index for the five years ended December 31, 1993. The graph assumes that the value of the investment of the SPI Common Stock in each index was $100 at December 31, 1988 and that all dividends were reinvested.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1988

                                                                    CUSTOM
                                      SPI                          COMPOSITE
      MEASUREMENT PERIOD         PHARMACEUTI-                      INDEX (5
    (FISCAL YEAR COVERED)          CALS INC.        S&P 500         STOCKS)
DEC-88                                     100             100             100
DEC-89                                     103             132             128
DEC-90                                     122             128             165
DEC-91                                     541             166             348
DEC-92                                     199             179             265
DEC-93                                     289             197             202

(1) The 5-Stock Custom Composite Index includes Allergan Inc., Carter Wallace Inc., Amgen Inc., Forest Labs Inc. -- Class A, and Syntex Corp.

                                   LITIGATION

     SPI is a defendant in certain consolidated class actions pending in the United States District Court for the Southern District of New York entitled In re PaineWebber Securities Litigation (Case No. 86 Civ. 6776 (VLB)); In re ICN/Viratek Securities Litigation (Case No. 87 Civ. 4296 (VLB)) which is discussed above (see "ICN -- Litigation").

     In February 1992, an action was filed in California Superior Court for the County of Orange by Gencon Pharmaceuticals, Inc. ("Gencon") against ICN Canada Limited ("ICN Canada"), its parent, SPI, and ICN alleging breach of contract and related claims arising out of a manufacturing contract between Gencon and ICN Canada. ICN and SPI were dismissed from the action in March 1993 based on SPI's agreement to guarantee any judgment against ICN Canada. Following trial in October and November 1993, the judge signed a decision granting judgment in favor of Gencon for breach of contract in the amount of approximately $2,100,000 plus interest, costs and attorney's fees (which sums total approximately $650,000). Trial counsel has advised SPI that the decision contains serious errors of law and fact. ICN Canada's appeal from the judgment is now pending. SPI's December 31, 1993 financial statements includes an accrual amount equivalent to what SPI believes is the maximum exposure with regard to this contingency.

                                     SPI-12

     SPI is a party to a number of other pending or threatened lawsuits arising out of, or incident to, its ordinary course of business. In the opinion of management, neither the lawsuits discussed above nor various other pending lawsuits will have a material adverse effect on the consolidated financial position or operations of SPI.

EFFECT OF THE MERGER ON THE 1992 SPI NON-QUALIFIED PLAN


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 SPI Non-Qualified Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 SPI Non-Qualified Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of SPI under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the SPI Exchange Ratio (rounded upward to the nearest full cent).


                               SPI PROPOSAL NO. 3

     APPROVAL OF AMENDED AND RESTATED 1992 SPI NON-QUALIFIED STOCK OPTION PLAN, WHICH AMENDMENT AND RESTATEMENT INCREASED THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 1,000,000 TO 3,000,000 SHARES AND PROVIDED THAT THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY INDIVIDUAL DURING THE TERM OF THE PLAN MAY NOT EXCEED 500,000 SHARES.

1992 SPI NON-QUALIFIED PLAN

     The 1992 SPI Non-Qualified Plan was originally adopted by the Board of Directors and approved by stockholders in 1992. The 1992 SPI Non-Qualified Plan provides for the granting of options to key employees, officers, directors, consultants and scientific advisors of SPI.

     At the SPI Meeting, stockholders will be asked to consider and vote on a proposal to approve the Amended and Restated 1992 SPI Non-Qualified Plan.

     THE BOARD OF DIRECTORS OF SPI RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSED AMENDMENTS

     The SPI Compensation Committee has unanimously approved, effective as of January 11, 1993 and subject to approval of stockholders at the SPI Meeting, amendments to the 1992 SPI Non-Qualified Plan (i) to increase from 1,000,000 to 3,000,000 the number of shares of SPI Common Stock authorized for issuance under the 1992 SPI Non-Qualified Plan and (ii) to provide that the maximum number of shares with respect to which options may be granted thereunder to any individual during the term of such plan cannot exceed 500,000 shares.

     During 1993 and 1994, options to acquire 1,151,257 shares of SPI Common Stock were granted in excess of the shares authorized by the 1992 SPI Non-Qualified Plan. Such grants are subject to, and not exercisable prior to, stockholder approval of the Amended and Restated 1992 SPI Non-Qualified Plan and will be canceled should approval not be obtained.

     The 1992 SPI Non-Qualified Plan as previously approved by stockholders does not limit the maximum number of shares of SPI Common Stock with respect to which options may be granted to any individual during the term of the plan. The proposed amendment to limit the number of shares that may be granted to any individual is intended to attempt to qualify the compensation attributable to stock option grants under the

                                     SPI-13
plan for an exclusion from the eduction limitation of Section 162(m) of the Code. In addition, in order to attempt to qualify for this exclusion, SPI is disclosing the material terms of the Amended and Restated 1992 SPI Non-Qualified Plan to stockholders and seeking their approval. See "Federal Income Tax Consequences Relating to Non-Qualified Stock Options" below.

     The principal provisions of the Amended and Restated 1992 SPI Non-Qualified Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated 1992 SPI Non-Qualified Plan. All defined terms used below have the meaning set forth in the Amended and Restated 1992 SPI Non-Qualified Plan, unless otherwise indicated.

PURPOSE OF THE AMENDED AND RESTATED 1992 SPI NON-QUALIFIED PLAN

     SPI believes stock option plans advance the interests of SPI and further its growth and development by encouraging and enabling key employees, officers, directors, consultants and advisors of SPI and its subsidiaries and parent to acquire an increased personal and proprietary interest in its continued success and progress. SPI believes that the Amended and Restated 1992 SPI Non-Qualified Plan aids in attracting and retaining directors, officers and other key employees who are in a position to contribute materially to the successful conduct of SPI's business and affairs.

STOCK OPTION RIGHTS

     Options granted under the Amended and Restated 1992 SPI Non-Qualified Plan are exercisable and expire in accordance with the specific terms and conditions approved as to each option by the SPI Compensation Committee as set forth in a written stock option agreement. Under no circumstances may an option be exercised later than ten years after the date it is granted. Participation in the Amended and Restated 1992 SPI Non-Qualified Plan does not confer any right on a participant to continue in the employ of SPI or affect any right or power of SPI to terminate the services of such participant at any time.

GRANTS TO NONEMPLOYEE DIRECTORS

     The Amended and Restated 1992 SPI Non-Qualified Plan provides for automatic non-discretionary annual grants to outside directors (nonemployee directors), provided that the timing, amounts, and other terms and provisions of the grants will generally not be amended more than once every six months. Currently, non-discretionary grants to purchase 10,000 shares of SPI Common Stock are made at the close of business on the first business day following the day of each respective annual meeting of stockholders of SPI.

DURATION AND MODIFICATIONS

     The Amended and Restated 1992 SPI Non-Qualified Plan will remain in effect until all options granted thereunder have been satisfied by the issuance of shares or the payment of cash and/or shares, or terminated under the terms of such Amended and Restated 1992 SPI Non-Qualified Plan; no non-qualified stock options may be granted under the 1992 SPI Non-Qualified Plan after January 20, 2002. The Board of Directors and the SPI Compensation Committee may, at any earlier time, amend, alter, suspend or discontinue the Amended and Restated 1992 SPI Non-Qualified Plan as it may deem proper, except that no such action shall impair the rights of any grantee under any option previously granted under the Amended and Restated 1992 SPI Non-Qualified Plan without the consent of the grantee. SPI may not, however, without further approval by SPI's shareholders, take any action for which stockholder approval is required under Rule 16b-3 under the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO NON-QUALIFIED STOCK OPTIONS

     Options granted under the Amended and Restated 1992 SPI Non-Qualified Plan are intended to be non-qualified (i.e., non-statutory) stock options. In general, an optionee to whom a non-qualified stock option is granted will recognize no income at the time of the grant of the option. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option (special rules may apply in

                                     SPI-14
the case of an optionee who is subject to Section 16(b) of the Exchange Act). Subject to the discussion below with respect to Section 162(m) of the Code, if it complies with applicable withholding requirements, SPI will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

     Under certain circumstances, the accelerated vesting or the cashout of options in connection with a Change in Control of SPI might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent it is so considered, the optionee may be subject to a 20% excise tax and SPI may be denied a tax deduction.

     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year beginning after January 1, 1994 to the chief executive officer and any of the four other most highly compensated executive officers who are employed by SPI on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which have been disclosed to and approved by stockholders. The application of Section 162(m) to compensation attributable to options granted under the Amended and Restated 1992 SPI Non-Qualified Plan is not expected to have a material impact on the federal income tax liability of SPI.

SECURITIES SUBJECT TO THE AMENDED AND RESTATED 1992 SPI NON-QUALIFIED PLAN

     The maximum number of shares of SPI Common Stock currently available for issuance under the 1992 SPI Non-Qualified Plan is 1,000,000 shares, except as described below under the caption "Adjustment of Shares and Price." If the Amended and Restated 1992 SPI Non-Qualified Plan is approved by stockholders, such maximum number will be increased to 3,000,000 shares and the maximum number which may be issued under the Amended and Restated 1992 SPI Non-Qualified Plan to any individual during the term of the plan would be limited to 500,000 shares, except as described below under the caption "Adjustment of Shares and Price." The shares of SPI Common Stock issued under the Amended and Restated 1992 SPI Non-Qualified Plan may be either authorized and unissued shares or shares previously issued and reacquired by SPI. If an option expires or terminates without having been exercised in full or if shares issued pursuant to stock option agreements are repurchased by SPI in accordance with the terms thereof, the shares of SPI Common Stock subject thereto shall again be available for grant under the Amended and Restated 1992 SPI Non-Qualified Plan.

ADJUSTMENT OF SHARES AND PRICE

     In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of SPI Common Stock, appropriate adjustment will be made of both the number of shares which may be purchased under the Amended and Restated 1992 SPI Non-Qualified Plan and the number and price per share of stock which may be purchased under any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of SPI Common Stock by stock of another corporation, SPI will make a reasonable effort to replace any outstanding options granted under the Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding options and the termination of those options not exercised within the time period specified by the Board of Directors.


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 SPI Non-Qualified Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 SPI Non-Qualified Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of SPI under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the SPI Exchange Ratio (rounded upward to the nearest full cent).


                                     SPI-15

ADMINISTRATION OF THE AMENDED AND RESTATED 1992 SPI NON-QUALIFIED PLAN

     The Amended and Restated 1992 SPI Non-Qualified Plan is administered by the SPI Compensation Committee, which is comprised of not less than two directors of SPI each of whom are "disinterested persons" as defined in subparagraph
(c)(2)(i) of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The present members of the SPI Compensation Committee are Mr. Moses, Dr. Guillemin and Mr. Charles.

     No member of the Board receives additional compensation for his services in administering the Amended and Restated 1992 SPI Non-Qualified Plan except insofar as such members receive $500 for each SPI Compensation Committee meeting attended. The Board shall from time to time appoint members of the SPI Compensation Committee who are disinterested persons and outside directors for such terms as the Board shall determine, and members of the SPI Compensation Committee may be removed by the Board at any time with or without cause.

     Subject to the provisions of the Amended and Restated 1992 SPI Non-Qualified Plan, the SPI Compensation Committee has full authority to implement and carry out the Amended and Restated 1992 SPI Non-Qualified Plan, including, but not limited to, the following: to construe and interpret the Amended and Restated 1992 SPI Non-Qualified Plan and to make all other determinations necessary or advisable for the administration of the Amended and Restated 1992 SPI Non-Qualified Plan.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Non-qualified options may be granted and shares may be acquired pursuant to stock option agreements under the Amended and Restated 1992 SPI Non-Qualified Plan for such number of shares and to such employees, directors and advisors and consultants as the SPI Compensation Committee may from time to time determine. See "Administration of the Amended and Restated 1992 SPI Non-Qualified Plan." A grantee may be granted more than one option under the Amended and Restated 1992 SPI Non-Qualified Plan. If the Amended and Restated 1992 SPI Non-Qualified Plan is approved, the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares. All options are subject to the terms of non-qualified option agreements executed by SPI and the respective grantees. There are currently approximately 221 individuals eligible to participate in the 1992 SPI Non-Qualified Plan.

EXERCISE OF OPTIONS; DEATH, TERMINATION OF EMPLOYMENT

     Options are granted by the SPI Compensation Committee at a price not less than one hundred percent of the fair market value of the SPI Common Stock on the date of grant.

     Shares of SPI Common Stock purchased pursuant to exercise of an option are paid for in full at the time of exercise in cash or by certified check or by surrender of previously acquired shares of SPI Common Stock, unless otherwise determined by the Board of Directors or the SPI Compensation Committee.

     The times at which non-qualified stock options are exercisable will be determined by the SPI Compensation Committee at the time of grant, which shall in no event be more than ten years from the date of grant. The SPI Compensation Committee is authorized to determine the nature and extent of any restrictions to be imposed on the shares of SPI Common Stock which may be acquired under the Amended and Restated 1992 SPI Non-Qualified Plan, including restrictions on the transferability of such shares.

     Non-qualified stock options are nonassignable and nontransferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code). During the life of the recipient, the non-qualified stock option shall be exercisable only by the recipient.

     If an optionee's employment is terminated for any reason, other than death or disability, the option shall be exercisable within three months after such termination, but only to the extent it was exercisable on the date of termination, provided that if such optionee should die during the three-month period without having exercised his option, his personal representative, heirs or legatees, as the case may be, shall have the right to

                                     SPI-16
exercise his option within twelve (12) months of the date of death, but only to the extent it was exercisable at the date of termination. If the optionee is disabled, his options shall terminate one year after the date of disability. In the event of the death of an optionee while an employee, director, scientific advisor or consultant of SPI, his personal representative, heirs or legatees, as the case may be, shall have the right to exercise such option, to the extent it was exercisable on the date of death, up to twelve (12) months from the date of death of the optionee, but in no event after the expiration of the exercise period.

     The SPI Compensation Committee will determine all questions regarding termination of employment and cause of termination, disability or retirement.

FORM OF OPTIONS

     Each non-qualified stock option under the Amended and Restated 1992 SPI Non-Qualified Plan is evidenced by a written stock option agreement in such form as the SPI Compensation Committee shall have approved. The holders of options shall have no rights as stockholders with respect to any shares covered by options until the date of issuance of a stock certificate for such shares.

                               NEW PLAN BENEFITS

AMENDED AND RESTATED 1992 SPI NON-QUALIFIED PLAN

     The following table sets forth certain information concerning the number of shares with respect to which options have been granted, adjusted for stock dividends, subject to shareholder approval, under the Amended and Restated 1992 SPI Non-Qualified Plan to the named executive officers.

                                                                       NUMBER OF SHARES
                             NAME AND POSITION                        UNDERLYING OPTIONS
        ------------------------------------------------------------  -------------------
        Milan Panic.................................................        177,275
          Chief Executive Officer
        Adam Jerney.................................................         50,650
          President and Chief Operating Officer
        John Phillips...............................................         29,883
          Executive Vice President, Chief Financial Officer
        David C. Watt...............................................         29,883
          Senior Vice President, General Counsel, Secretary
        Jack Sholl..................................................         10,130
          Senior Vice President, Human Resources
        Executive Group.............................................        297,821
        Non-Executive Director Group................................         63,618
        Non-Executive Officer Employee Group........................        789,818


     Options which have been granted under the Amended and Restated 1992 SPI Non-Qualified Plan are for a term of ten years, subject to earlier termination under certain circumstances. The exercise price of the options is 100% of the fair market value of the underlying stock on the date of grant. The per share exercise price of options heretofore granted ranged from $9.33 to $18.63. Options are exercisable with respect to 25% of the underlying shares on each of the first four anniversaries of the date of grant, provided that, on the relevant anniversary, the optionee is and has been since the date of grant an employee, director, scientific advisor or consultant of SPI. In the event that the optionee ceases to serve as an employee, director, scientific advisor or consultant of SPI for any reason, other than death or disability, the option terminates three months after termination. The per share closing price of SPI Common Stock on September 23, 1994, as reported on the AMEX, was $23.625.


                                     SPI-17

VOTE REQUIRED

     Adoption of the Amended and Restated 1992 SPI Non-Qualified Plan requires the favorable vote of the holders of a majority of the shares of SPI Common Stock represented at the SPI Meeting. Proxies submitted by the Board of Directors will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated.

                               SPI PROPOSAL NO. 4

     APPROVAL OF AMENDED AND RESTATED 1992 SPI INCENTIVE PLAN, WHICH AMENDMENT AND RESTATEMENT INCREASED THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 500,000 TO 1,000,000 SHARES AND PROVIDED THAT THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY INDIVIDUAL DURING THE TERM OF THE PLAN MAY NOT EXCEED 500,000 SHARES.

EFFECT OF THE MERGER ON THE 1992 SPI INCENTIVE PLAN


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 SPI Incentive Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 SPI Incentive Plan and the applicable option agreement issued thereunder, except that (a) each such Opton will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of SPI under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the SPI Exchange Ratio (rounded upward to the nearest full cent).


1992 SPI INCENTIVE PLAN

     The 1992 SPI Incentive Plan was originally adopted by the Board of Directors and approved by shareholders in 1992. The 1992 SPI Incentive Plan provides for the granting of options to key employees and officers of SPI.

     At the SPI Meeting, stockholders will be asked to consider and vote on a proposal to approve the Amended and Restated 1992 SPI Incentive Plan.

     THE BOARD OF DIRECTORS OF SPI RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSED AMENDMENTS

     The SPI Compensation Committee has unanimously approved, effective as of January 10, 1993 and subject to approval of stockholders at the SPI Meeting, amendments to the 1992 SPI Incentive Plan (i) to increase from 500,000 shares to 1,000,000 shares of SPI Common Stock, the number of shares authorized for issuance under the 1992 SPI Incentive Plan and (ii) to provide that the maximum number of shares with respect to which options may be granted thereunder to any individual during the term of such plan cannot exceed 500,000 shares.

     The principal provisions of the Amended and Restated 1992 SPI Incentive Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated 1992 SPI Incentive Plan. All defined terms below have the meaning set forth in the Amended and Restated 1992 SPI Incentive Plan, unless otherwise indicated.

                                     SPI-18

PURPOSE OF THE AMENDED AND RESTATED 1992 SPI INCENTIVE PLAN

     SPI believes stock option plans advance the interests of SPI and further its growth and development by encouraging and enabling key employees and officers of SPI and its subsidiaries and parent to acquire an increased personal and proprietary interest in its continued success and progress. SPI believes that the Amended and Restated 1992 SPI Incentive Plan aids in attracting and retaining officers and other key employees who are in a position to contribute materially to the successful conduct of SPI's business and affairs.

STOCK OPTION RIGHTS

     Options granted under the Amended and Restated 1992 SPI Incentive Plan are exercisable and expire in accordance with the specific terms and conditions approved as to each option by the SPI Compensation Committee as set forth in a written stock option agreement. Under no circumstances may an option be exercised later than ten years after the date it is granted (five years in the case of an option granted to a Ten Percent Stockholder (as defined below)). See "Federal Income Tax Consequences Relating to Incentive Stock Options." Participation in the Amended and Restated 1992 SPI Incentive Plan does not confer any right on any participant to continue in the employ of SPI or affect any right or power of SPI to terminate the services of such participant at any time.

DURATION AND MODIFICATIONS

     The Amended and Restated 1992 SPI Incentive Plan shall remain in effect until all options granted thereunder have been satisfied by the issuance of shares or the payment of cash or shares, or terminated under the terms of the Amended and Restated 1992 SPI Incentive Plan, provided that no incentive stock options may be granted under the Amended and Restated 1992 SPI Incentive Plan after January 20, 2002. The Board of Directors and the SPI Compensation Committee may, at any earlier time, amend, alter, suspend or discontinue the Amended and Restated 1992 SPI Incentive Plan as it may deem proper, except that no such action shall impair the rights of any grantee under any option previously granted under the Amended and Restated 1992 SPI Incentive Plan without the consent of the grantee. The Board of Directors may not, however, without further approval by SPI's shareholders, take any action for which stockholder approval is required under Section 422 of the Code or any successor provision or under Rule 16b-3 under the Exchange Act, including, without limitation, any action which would increase the total number of shares for which options may be issued under the Amended and Restated 1992 SPI Incentive Plan, except as described under the caption "Adjustment of Shares and Price," change the minimum exercise price, extend the duration of the Amended and Restated 1992 SPI Incentive Plan or extend the period during and over which options may be exercised under the Amended and Restated 1992 SPI Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO INCENTIVE STOCK OPTIONS

     Options granted under the Amended and Restated 1992 SPI Incentive Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 and predecessor provisions of the Code. In general, an optionee will not recognize taxable income upon the grant or exercise of an Incentive Stock Option and SPI will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option. (However, upon the exercise of an Incentive Stock Option, the excess of the fair market value on the date of the exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income). In order for the exercise of an Incentive Stock Option to qualify for the foregoing tax treatment, the optionee generally must be an employee of SPI from the date the Incentive Stock Option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

     If the optionee has held the shares acquired upon the exercise of an Incentive Stock Option for at least two years after the date of grant and for at least one year after the date of exercise, upon the disposition of the shares by the optionee, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period

                                     SPI-19
requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending on whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the option. SPI will generally be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     Under certain circumstances, the accelerated vesting or the cashout of options in connection with a Change in Control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent that it is so considered, the optionee may be subject to a 20% excise tax and SPI may be denied a tax deduction.

SECURITIES SUBJECT TO THE AMENDED AND RESTATED 1992 SPI INCENTIVE PLAN

     The maximum number of shares of SPI Common Stock currently available for issuance under the 1992 SPI Incentive Plan is 500,000 shares, except as described below under the caption "Adjustment of Shares and Price." If the Amended and Restated 1992 SPI Incentive Plan is approved by stockholders, such maximum number will be increased to 1,000,000 shares and the maximum number which may be issued under the plan to any individual during the term of the plan would be limited to 500,000 shares, except as described below under the caption "Adjustment of Shares and Price." The shares of SPI Common Stock issued under the Amended and Restated 1992 SPI Incentive Plan may be either authorized and unissued shares or shares previously issued and reacquired by SPI. If an option expires or terminates without having been exercised in full or if shares issued pursuant to stock option agreements are repurchased by SPI in accordance with the terms thereof, the shares of SPI Common Stock subject thereto shall again be available for grant under the Amended and Restated 1992 SPI Incentive Plan.

ADJUSTMENT OF SHARES AND PRICE

     In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of SPI Common Stock, appropriate adjustment will be made of both the number of shares which may be purchased under the Amended and Restated 1992 SPI Incentive Plan and the number and price per share of stock which may be purchased under any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of SPI Common Stock by stock of another corporation, SPI will make a reasonable effort to replace any outstanding options granted under the plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding options and the termination of those options not exercised within the time period specified by the SPI Compensation Committee.


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 SPI Incentive Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 SPI Incentive Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of SPI under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the SPI Exchange Ratio (rounded upward to the nearest full cent).


ADMINISTRATION OF THE AMENDED AND RESTATED 1992 SPI INCENTIVE PLAN

     The Amended and Restated 1992 SPI Incentive Plan is administered by the SPI Compensation Committee, which is comprised of not less than two directors of SPI each of whom are "disinterested persons"

                                     SPI-20
as defined in subparagraph (c)(2)(i) of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The present members of the SPI Compensation Committee are Messrs. Moses, Guillemin and Charles.

     No member of the Board receives additional compensation for his services in administering the Amended and Restated 1992 SPI Incentive Plan except insofar as such member receives $300 for each SPI Compensation Committee meeting attended. The Board shall from time to time appoint members of the SPI Compensation Committee who are disinterested persons and outside directors for such terms as the Board shall determine, and members of the SPI Compensation Committee may be removed by the Board at any time with or without cause.

     Subject to the provisions of the Amended and Restated 1992 SPI Incentive Plan, the SPI Compensation Committee has full authority to implement and carry out the Amended and Restated 1992 SPI Incentive Plan including, but not limited to, the following: to construe and interpret the Amended and Restated 1992 SPI Incentive Plan and to make all other determinations necessary or advisable for the administration of the Amended and Restated 1992 SPI Incentive Plan.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Incentive Stock Options may be granted and shares may be acquired pursuant to stock option agreements under the Amended and Restated 1992 SPI Incentive Plan for such number of shares and to such employees and directors who are also employees as the SPI Compensation Committee may from time to time determine. See "Administration of the Amended and Restated 1992 SPI Incentive Plan." A grantee may be granted more than one option under the Amended and Restated 1992 SPI Incentive Plan. If the Amended and Restated 1992 SPI Incentive Plan is approved, the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares. All options are subject to the terms of Incentive Stock Option agreements executed by SPI and the respective grantees. There are currently approximately 91 individuals eligible to participate in the Amended and Restated 1992 SPI Incentive Plan.

EXERCISE OF OPTIONS; DEATH, TERMINATION OF EMPLOYMENT

     Options are granted by the SPI Compensation Committee at a price not less than one hundred percent of the fair market value of the SPI Common Stock on the date of grant (not less than 110% in the case of options granted to an employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of SPI (a "Ten Percent Stockholder")).

     Shares of SPI Common Stock purchased pursuant to exercise of an option are paid for in full at the time of exercise in cash or by certified check or by the surrender of previously acquired shares of SPI Common Stock, unless otherwise determined by the Board of Directors or the SPI Compensation Committee.

     The times at which Incentive Stock Options are exercisable will be determined by the SPI Compensation Committee at the time of grant, which shall in no event be more than ten years from the date of grant (five years in the case of options granted to a Ten Percent Stockholder). The SPI Compensation Committee is authorized to determine the nature and extent of any restrictions to be imposed on the shares of SPI Common Stock which may be acquired under the Amended and Restated 1992 SPI Incentive Plan, including restrictions on the transferability of such shares.

     Options granted under the Amended and Restated 1992 SPI Incentive Plan are nonassignable and nontransferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code). During the life of the recipient, the Incentive Stock Option shall be exercisable only by the recipient.

     If an optionee's employment is terminated for any reason, other than death or disability, the option shall be exercisable within three months after such termination, but only to the extent it was exercisable on the date of termination, provided that if such employee should die during that three-month period without having exercised his option, his personal representative, heirs or legatees, as the case may be, shall have the right to

                                     SPI-21
exercise his option within twelve (12) months of the date of death, but only to the extent it was exercisable at the date of termination. If the optionee is disabled, his options shall terminate one year after the date of disability. In the event of the death of an optionee while an employee of SPI, his personal representatives, heirs or legatees, as the case may be, shall have the right to exercise such option, to the extent it was exercisable on the date of death, up to twelve (12) months from the date of death of the optionee, but in no event after the expiration of the exercise period.

     The SPI Compensation Committee shall determine all questions regarding termination of employment and cause of termination, permanent disability or retirement.

FORM OF OPTIONS

     Each Incentive Stock Option under the Amended and Restated 1992 SPI Incentive Plan is evidenced by a written stock option agreement in such form as the SPI Compensation Committee shall have approved. The holders of options shall have no rights as stockholders with respect to any shares covered by options until the date of issuance of a stock certificate for such shares.

VOTE REQUIRED

     Adoption of the Amended and Restated 1992 SPI Incentive Plan requires the favorable vote of the holders of a majority of the shares of SPI Common Stock represented at the SPI Meeting. Proxies submitted by the Board of Directors will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated.

                                     SPI-22

                                    VIRATEK

                             VIRATEK PROPOSAL NO. 2

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the Viratek Meeting (who, if elected, will become directors of New ICN if the Merger is consummated), each to serve until the next Annual Meeting of Stockholders of Viratek (if the Merger is not consummated) and until his successor is elected and qualified. Unless marked to the contrary, proxies received will be voted for the election of the following nominees: Robert H. Finch, Esq., Adam Jerney, Roger Guillemin, M.D., Ph.D., Vernon Knight, M.D., Milan Panic, and Roberts A. Smith, M.D., Ph.D., all of whom currently serve as directors of Viratek. If for any reason any nominee should not be available for election or be unable to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Viratek Board of Directors may designate. The Board of Directors of Viratek has no reason to believe that any nominee will be unavailable for election or unable to serve.

     The Board of Directors of Viratek recommends that the stockholders vote FOR the election of the six nominees for director named in this Joint Proxy Statement/Prospectus.

     When a proxy in the form enclosed with this Joint Proxy
Statement/Prospectus is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the six nominees listed above.

            INFORMATION CONCERNING NOMINEES AND DIRECTORS OF VIRATEK

     The current Board of Directors of Viratek consists of six members: Messrs. Finch, Jerney and Panic, and Drs. Guillemin, Knight and Smith, each of whom is standing for re-election. The names of the six nominees for election as directors are listed below, together with certain personal information, including the present principal occupation and recent business experience of each nominee.

                                                              YEAR
                                                           COMMENCED
                                                           SERVING AS
                                                            DIRECTOR
                                                               OF            OTHER CORPORATE
          NAME AND PRINCIPAL OCCUPATION             AGE     VIRATEK           DIRECTORSHIPS
          -----------------------------             ----   ----------        ---------------
ROBERT H. FINCH, ESQ.(a)(b)(c)                      68      1980        Nationwide Health
Mr. Finch has been a partner in the Pasadena,                           Properties, Inc.; ICN;
California law firm of Fleming, Anderson,                               Continental Graphics
McClung and Finch since 1976. Prior thereto he was
Counsel to the President of the United States from
1971 to 1972, Secretary of the United States
Department of Health, Education and Welfare from
1969 to 1972, and Lieutenant Governor of the State
of California from 1967 to 1969.

ROGER GUILLEMIN, M.D., Ph.D.                        70      1992        Erbamont, N.V.; SPI; ICN
Dr. Guillemin has been Distinguished Scientist at
the Whittier Institute at La Jolla, California
since March 1989, and was a Resident Fellow and
Chairman of the Laboratories for
Neuroendocrinology at The Salk Institute in La
Jolla, California in San Diego. He was awarded the
Nobel Prize in Medicine in 1977, and, in the same
year, was presented the National Medal of Science
by the President of the United States. He was
affiliated with the Department of Physiology at
Baylor College of Medicine in Houston, Texas from
1952 to 1970, and served as Professor of
Physiology there from 1962 to 1970. He is a member
of the National Academy of Sciences, the American

                                    Viratek-1

                                                              YEAR
                                                           COMMENCED
                                                           SERVING AS
                                                            DIRECTOR
                                                               OF          OTHER CORPORATE
          NAME AND PRINCIPAL OCCUPATION             AGE     VIRATEK         DIRECTORSHIPS
          -----------------------------             ---    ----------      ---------------
Academy of Arts and Sciences, and a Fellow of the
American Association for the Advancement of
Science. He has also served as President of the
American Endocrine Society.

ADAM JERNEY(b)                                      52      1992        ICN: SPI; Biomedicals
Mr. Jerney served as Viratek's Chief Executive
Officer from October 1992 until March 4, 1993,
when Mr. Panic returned as CEO of Viratek, ICN,
Biomedicals and SPI. He has also served as
President and Chief Executive Officer of ICN and
SPI since July 1992 and Chief Executive Officer of
Biomedicals from December 1992. Mr. Jerney has
served as director of Viratek, ICN, Biomedicals
and SPI since July 1992. Mr. Jerney is President
of SPI. Prior to joining ICN, he spent four years
with F. Hoffmann-La Roche & Company.

VERNON KNIGHT, M.D.(a)(c)                           76      1981
Dr. Knight is Professor at Baylor College of
Medicine, Houston, Texas. Dr. Knight also served
as a consultant to the United States Army Medical
Research Institute of Infectious Diseases and
served as a member of the National Institutes of
Health's Task Force on Immunization, Research and
Development Panel.

MILAN PANIC(b)                                      64      1980        ICN; SPI; Biomedicals
Mr. Panic, founder of ICN, has been Chairman of
the Board and Chief Executive Officer of Viratek
since its inception. He was on leave of absence
from July 14, 1992 while serving as Prime Minister
of Yugoslavia until his return to Viratek on March
4, 1993. Mr. Panic also serves as Chairman of the
Board and Chief Executive Officer of ICN and as
Chairman of the Board and Chief Executive Officer
of SPI and Biomedicals and may be deemed to be a
"control person" of ICN and of Viratek.

ROBERTS A. SMITH, Ph.D.                             65      1992        ICN; PLC Systems
Dr. Smith was President of Viratek through 1992
and Vice Chairman of the board of directors of
ICN during Mr. Panic's leave of absence. He was,
through 1992, Vice President of R&D of SPI and was
a member of the Executive Committee of the Nucleic
Acid Research Institute. He was a director of that
institute from 1985 to 1989. For more than eleven
years, Dr. Smith was Professor of Chemistry and
Biochemistry at the University of California, Los
Angeles.

- ---------------
(a) Member of the Audit Committee.
(b) Member of the Executive Committee.
(c) Member of the Compensation and Stock Option Committee.

     None of the proposed nominees are related by blood or marriage to one another or to an executive officer of Viratek.

                                    Viratek-2

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF VIRATEK

     The Board of Directors of Viratek has a standing Executive Committee, Audit Committee and Compensation and Stock Option Committee, but does not have a standing nominating committee.

     The members of the Executive Committee are Messrs. Jerney, Finch, and Panic. That Committee is empowered to act upon any matter for the Board of Directors, other than matters which may not be delegated under Delaware law. The Executive Committee did not meet during 1993.

     The members of the Audit Committee are Dr. Knight and Mr. Finch. The Committee met four times in 1993. Its functions include recommending the annual appointment of the independent public accountants with whom the Committee reviews the scope of the audit and non-audit assignments and the related fees, the accounting principles being applied by Viratek in financial reporting, the scope of internal financial auditing procedures and the adequacy of internal controls.

     The members of the Compensation and Stock Option Committee are Messrs. Finch and Knight. That Committee met three times in 1993. Its functions include setting the compensation of officers and key employees of Viratek and granting stock options. See "Executive Compensation and Related Matters -- Compensation Committee Interlocks and Insider Participation."

     During the year ended December 31, 1993, the Board of Directors met seven times and no director attended fewer than 71% of the meetings of the Board and the committees of the Board on which he served except Mr. Panic, who was on leave of absence from Viratek as described below.

     In October 1984, the Boards of Directors of Viratek, ICN and SPI formed an Oversight Committee. In October 1986, Biomedicals, upon becoming a separate public company, began to participate in the Oversight Committee. The purpose of the Oversight Committee, which has advisory authority only, is to review transactions between or among the four corporations to determine whether a conflict of interest exists among them with respect to a particular transaction and the manner in which such conflict can be resolved. The Oversight Committee consists of one non-management director of each corporation and a non-voting chairman. The current members of the Oversight Committee are Thomas H. Lenagh, a director of Biomedicals; Vernon Knight, a director of Viratek; James P. Miscoll, a director of SPI; and Richard W. Starr, a director of ICN. During the year ended December 31, 1993, the Oversight Committee met four times.

                         EXECUTIVE OFFICERS OF VIRATEK

     Set forth below are the executive officers of Viratek. Certain of these individuals are also executive officers of ICN and a summary of their business experience can be found under "Executive Officers of ICN." A summary of the business experience of those individuals who are not executive officers of ICN is set forth below. There is no family relationship among the following executive officers, and there is no arrangement or understanding between any executive officers and any other person pursuant to such officer's election as an officer of Viratek.

                                YEAR
                             COMMENCED
                              SERVICE
        NAME          AGE   WITH VIRATEK                        POSITION
- --------------------  ---   ------------   --------------------------------------------------
Milan Panic           64        1980       Chairman of the Board, President and Chief
                                           Executive Officer
Nils Johannesson      49        1993       President
Adam Jerney           52        1980       President and Chief Operating Officer
John E. Giordani      52        1991       Executive Vice President and Chief Financial
                                           Officer
Thomas Seoh           37        1993       Vice President, General Counsel and Secretary

     Certain officers of Viratek are also officers of ICN, SPI and Biomedicals. Viratek has adopted a charter provision which limits the monetary liability under certain circumstances of its directors and, as a matter of policy, enters into agreements with certain of its officers and directors providing indemnification to the fullest extent permitted under Delaware law.

                                    Viratek-3

     Dr. Johannesson became President of Viratek in 1993. He is also Vice President of Research and Development and New Products of SPI. He joined SPI in 1992 after serving as Senior Vice President, Research and Development at AL Labs, Inc. since 1990. From 1986 to 1990, he served as President of the pharmaceutical division of the Danish company, Dumex, an AL Labs subsidiary and from 1984 to 1985, he headed research and development and production at Dumex. From 1979 through 1984, Dr. Johannesson was employed by Astra where he was responsible for clinical trials and project management.

     Mr. Seoh has served as Viratek's Vice President, General Counsel and Secretary since October, 1993. Mr. Seoh joined ICN in 1992 and continues to serve as Deputy General Counsel of SPI. From 1990 to 1992, Mr. Seoh was General Counsel and Secretary of Consolidated Press U.S. Inc., a member of the Sydney, Australia-based Consolidated Press media group, in Livonia, Michigan. From 1981 to 1990, Mr. Seoh was with the New York and London offices of Lord Day & Lord, Barrett Smith.

                       OWNERSHIP OF VIRATEK'S SECURITIES

PRINCIPAL STOCKHOLDER

     As of June 30, 1994, the following stockholder was known to management to be the beneficial owner of more than 5% of Viratek's Common Stock:

                                                        NUMBER OF SHARES      PERCENT OF CLASS
            NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIALLY OWNED      OUTSTANDING(1)
        ---------------------------------------------  ------------------     ----------------
        ICN Pharmaceuticals, Inc.....................      11,353,558(2)           62.68%
          3300 Hyland Avenue
          Costa Mesa, California 92626

- ---------------

(1) Total outstanding shares for purposes of this table include 18,113,149 shares outstanding on June 30, 1994.

(2) ICN has sole voting and investment power with respect to the shares shown. ICN, Viratek's parent, is a Delaware corporation which is engaged primarily in the development, manufacture and sale of pharmaceutical and chemical products and services.

OWNERSHIP BY MANAGEMENT OF VIRATEK

     The following table sets forth as of June 30, 1994, the number of shares of Viratek Common Stock owned beneficially by each director and nominee for director of Viratek, each of the executive officers, and by all directors and executive officers of Viratek as a group.

                                                         NUMBER OF SHARES AND
                                                         NATURE OF BENEFICIAL
                                                             OWNERSHIP OF
                                                              VIRATEK'S           PERCENTAGE
                  IDENTITY OF OWNER OR GROUP               COMMON STOCK(1)         OF CLASS
        -----------------------------------------------  --------------------     ----------
        Robert H. Finch, Esq...........................           7,875(2)            (3)
        Roger Guillemin, M.D., Ph.D....................           2,625(4)            (3)
        Adam Jerney....................................          39,375(5)            (3)
        Vernon Knight, M.D.............................          30,846(6)            (3)
        Milan Panic....................................         394,408(7)           2.68%
        Roberts A. Smith, Ph.D.........................          49,350(8)            (3)
        All directors and officers as a group (9
          persons).....................................         603,229(9)           3.22%

- ---------------

(1) Except as otherwise indicated in the following notes, shares shown as beneficially owned are those as to which the named persons possess sole voting and investment powers. However, under the laws of California and certain other states, personal property owned by a married person may be community property which either spouse may manage and control, and Viratek has no information as to whether any

                                    Viratek-4
    shares shown in this table are subject to community property laws. Option shares reflect shares exercisable within sixty days following May 2, 1994.

(2) Includes 7,875 shares of Viratek Common Stock which Mr. Finch has the right to acquire upon the exercise of currently exercisable stock options.

(3) Less than 1%.

(4) Includes 2,625 shares of Viratek Common Stock which Dr. Guillemin has the right to acquire upon the exercise of currently exercisable stock options.

(5) Includes 39,375 shares of Viratek Common Stock which Mr. Jerney has the right to acquire upon the exercise of currently exercisable stock options.

(6) Includes 7,875 shares of Viratek Common Stock which Dr. Knight has the right to acquire upon the exercise of currently exercisable stock options.

(7) Includes 383,908 shares of Viratek Common Stock which Mr. Panic has the right to acquire upon the exercise of currently exercisable stock options.

(8) Includes 49,350 shares of Viratek Common Stock which Dr. Smith has the right to acquire upon the exercise of currently exercisable stock options.

(9) Includes 565,883 shares of Viratek Common Stock which certain directors and officers have the right to acquire upon exercise of currently exercisable stock options.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires Viratek's officers and directors, and persons who own more than ten percent of a registered class of Viratek's equity securities, to file reports of ownership and changes in ownership with the Commission and the American Stock Exchange. Such officers, directors and shareholders are required by Commission regulation to furnish Viratek with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by Viratek, or written representations from certain reporting persons that no Forms 5 were required for those persons, Viratek believes that during fiscal year 1993 all filing requirements applicable to its officers, directors and ten percent beneficial owners were timely satisfied.

              VIRATEK'S EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer and the President of Viratek (collectively, the "named executive officers") for services rendered in all capacities for 1993, 1992 and 1991.

                           SUMMARY COMPENSATION TABLE


                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                              ------------
                                             ANNUAL COMPENSATION                 AWARDS
                                   ---------------------------------------    ------------
                                                              OTHER ANNUAL     SECURITIES     OTHER ANNUAL
  NAME AND PRINCIPAL                                          COMPENSATION     UNDERLYING     COMPENSATION
       POSITION           YEAR     SALARY($)     BONUS($)        ($)(1)         OPTIONS        ($)(2)(5)
- -----------------------  ------    --------     ----------    ------------    ------------    ------------
Milan Panic(3)(4)          1993    $535,000                                          -0-        $ 49,245
Chief Executive Officer    1992     535,000     $5,675,000        --             200,000          49,041(6)
                           1991     535,000        150,000                           -0-           1,458
Nils Johannesson           1993     193,333          6,667                        15,000
President                  1992     120,697         74,480                        15,000
                           1991          --             --                           -0-


                                    Viratek-5

- ---------------

(1) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) ICN entered into certain Change in Control Employment Agreements in 1993. See "ICN Executive Compensation and Related Matters -- Change of Control Employment Agreements" in the ICN section of the Addendum. Additionally, in the three year period 1993, 1992 and 1991, Mr. Panic realized $7,498,500, $6,030,112 and $1,461,306 on sales of ICN, Viratek, and SPI Common Stock, which gains are not disclosed in the "All Other Compensation" column.

(3) Mr. Panic returned to Viratek on March 4, 1993 as well as to ICN, SPI and Biomedicals. His compensation was paid by ICN.

(4) Mr. Adam Jerney served as Chief Executive Officer of Viratek from July 15, 1992 through March 4, 1993 when Mr. Panic returned to Viratek. Mr. Jerney's compensation was paid by SPI, an affiliate of Viratek, as follows:

                              ANNUAL COMPENSATION


                                                           LONG-TERM
                                           PAYOUTS       COMPENSATION
                                         ------------       AWARDS
                                                         -------------
    YEAR     SALARY ($)     BONUS ($)    LTIP PAYOUTS    STOCK OPTIONS    ALL OTHER COMPENSATION
    ----     ----------     ---------    ------------    -------------    ----------------------
    1993      $ 380,000     $  38,100          0             50,000              $ 18,730
    1992        321,821       370,000          0            100,000                20,268
    1991        244,799       156,000          0                  0                 6,421


     In July 1992, Mr. Panic, Chairman of the Board and Chief Executive Officer of Viratek, with the approval of ICN's Board of Directors, became Prime Minister of Yugoslavia and was granted a paid leave of absence from all duties to Viratek while retaining his title as Chairman of the Board. Mr. Panic and ICN entered into a Leave of Absence and Reemployment Agreement which contained mutual obligations, requiring, among other things, that ICN and Viratek reemploy Mr. Panic and that Mr. Panic return to his previous positions with ICN and its subsidiaries. Mr. Panic was succeeded as Prime Minister on March 4, 1993, and pursuant to the Leave of Absence and Reemployment Agreement, returned to his duties at Viratek as well as ICN and its other subsidiaries.

     On April 1, 1992, the Board of Directors of ICN granted Mr. Panic a bonus of 200,000 shares of SPI Common Stock for his extraordinary efforts in completing the ICN Galenika transaction. The value of these shares at the date of grant was $5,375,000. Mr. Panic sold the shares of SPI Common Stock during 1993 for a realized value of $4,005,223.

(5) Except where otherwise indicated, the amounts in this column represent 401(k) matching contributions, amounts accrued under the Executive Deferral Plan, medical benefits and medical and life insurance premiums.

(6) Includes $38,242 for legal services and miscellaneous fringe benefits.

COMPENSATION PURSUANT TO PLANS

  STOCK OPTION PLANS

     As of December 31, 1993, under Viratek's 1982 Non-Qualified Stock Option Plan (the "1982 Viratek Non-Qualified Plan") (which terminated in 1992) options for 310,222 shares were outstanding (at prices ranging from $2.023 to $4.52 per share) of which all are currently exercisable. During 1993, 164,698 shares were exercised at an average price of $2.16 per share.

     As of December 31, 1993 under Viratek's 1992 Incentive Stock Option Plan (the "1992 Viratek ISO Plan") options to acquire 425,250 shares of Viratek Common Stock were outstanding (at prices ranging from $7.61 to $21.19 per share) of which 250,688 are currently exercisable. During 1993 there were no exercises.

                                    Viratek-6

     As of December 31, 1993, under Viratek's 1992 Non-Qualified Stock Option Plan (the "1992 Viratek Non-Qualified Plan") options to acquire 151,750 shares of Viratek Common Stock were outstanding (at prices ranging from $6.42 to $13.21 per share) of which 21,002 are currently exercisable. During 1993, there were no exercises.

OPTION GRANTS

     The following table sets forth information with respect to options to purchase shares of Viratek Common Stock granted in 1993 to the named executive officers of Viratek.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                 NUMBER OF      % OF TOTAL
                                 SECURITIES      OPTIONS
                                 UNDERLYING     GRANTED TO                               GRANT DATE
                                  OPTIONS      EMPLOYEES IN    EXERCISE    EXPIRATION      PRESENT
                 NAME             GRANTED      FISCAL YEAR      PRICE         DATE       VALUE(1)(2)
        -----------------------  ----------    ------------    --------    ----------    -----------
        Milan Panic............         0
        Nils Johannesson.......    15,000          12.5%        $10.00       1/12/03      $ 127,350


- ---------------

(1) The options granted have ten year terms. The options vest according to the following schedule: 25% on the first anniversary of the date of grant and 25% on each of the next succeeding three anniversary dates of the grant date. The options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to (i) stock option exercises by the named executive officers of Viratek and (ii) unexercised stock options held by the named executive officers of Viratek at December 31, 1993.

                      AGGREGATED OPTION EXERCISES IN 1993
                      AND DECEMBER 31, 1993 OPTION VALUES


                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          SHARES                            AT DECEMBER 31, 1993       AT DECEMBER 31, 1993($)(2)
                        ACQUIRED ON         VALUE        ---------------------------   ---------------------------
         NAME            EXERCISE       REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------  -----------     --------------   -----------   -------------   -----------   -------------
Milan Panic...........    141,091(3)      $1,461,306       488,908        -0-          $ 2,291,033      $     0
Nils Johannesson......         --                 --            --         15,000               --      $54,375


- ---------------

(1) Difference between the fair market value of Viratek Common Stock at the date of exercise and the exercise price.

(2) Difference between the fair market value of Viratek Common Stock at December 31, 1993 and the exercise price.

(3) Options to acquire these shares of Viratek Common Stock were exercised in April 1993 and the shares of Viratek Common Stock acquired upon exercise were transferred to ICN to reimburse ICN for certain expenses paid by ICN on Mr. Panic's behalf.

                                    Viratek-7

COMPENSATION OF DIRECTORS OF VIRATEK

     Members of the Board of Directors, other than Mr. Panic and Mr. Jerney, are paid an annual fee of $20,000, payable quarterly, plus a fee of $500 for every Board meeting and $500 for every committee meeting actually attended, and are reimbursed for their out-of-pocket expenses in attending meetings. During 1993, Mr. Finch's law firm, Fleming, Anderson, McClung & Finch was paid $20,958 by ICN. Dr. Knight is a professor at Baylor. ICN has a royalty agreement with Baylor (see "Certain Transactions") and SPI paid a royalty of $422,000 in 1993. Dr. Smith was paid $21,000 in 1993 by Viratek for consulting services. In addition, nonemployee directors on the first business day following each annual meeting of shareholders are granted options to acquire 10,000 shares of Viratek Common Stock on such date pursuant to the Viratek 1992 Non-Qualified Plan.

CERTAIN EMPLOYMENT AGREEMENTS

     On March 18, 1993, the Board of Directors of ICN adopted Employment Agreements which contain "Change in Control" benefits for six key senior executive officers of ICN and its subsidiaries. The executives include Messrs. Jerney, Giordani and Watt, who are officers of Viratek. The Employment Agreements are discussed above. See "ICN Executive Compensation and Related Matters -- Certain Employment Agreements" in the ICN section of the Addendum.

COMPENSATION REPORT OF VIRATEK

     The Compensation and Stock Option Committee of Viratek (the "Viratek Compensation Committee") is composed of two independent nonemployee directors, Mr. Finch and Dr. Knight.

     The following statement made by the members of the Viratek Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under such Acts.

  COMPENSATION PHILOSOPHY

     The Board of Directors of Viratek adopts an annual budget and financial plan which incorporates the goals and objectives to be achieved by Viratek in its development and licensing of therapeutic compounds derived from nucleic acids. A major focus of Viratek is in its development efforts of Virazole(R), the broad spectrum anti-viral agent. Current plans include clinical testing and preparation of a New Drug Application to the Food and Drug Administration in the treatment of chronic active hepatitis C. Executives of Viratek have specific goals and objectives for development efforts reviewed regularly by the executive and his or her supervisor, salary increases relate to accomplishment of the performance objectives. The compensation of executives consists of salary and stock option incentives. Stock options are granted based on a program developed for Viratek by Towers Perrin, a compensation consulting company. Each individual's base number of options is derived from a formula which ties to his or her base salary. The Viratek Compensation Committee may then consider the achievement of individual as well as corporate performance goals in determining the ultimate number of options granted.

  BASE SALARY

     Salaries are paid within certain grades which are established by the Human Resources Department reviewing data of like companies in the same industry. Viratek reviewed salary surveys prepared by Coopers & Lybrand and Towers Perrin. The surveys did not state which companies participated in the surveys. The salary levels were in the median range of compensation for similar positions. Grades are updated to reflect changes in the marketplace. The salaries of executives are reviewed on an annual basis by supervisory managers and the Viratek Compensation Committee.

                                    Viratek-8

  LONG-TERM STOCK INCENTIVE PLANS

     Stock options are granted as long-term incentives to executives. Options generally vest over a ten year period. Options are granted at fair market value at the time of grant. The amount of options granted to executives is tied to salary and performance and each grant is evaluated. No grant to executives is automatic.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The Viratek Compensation Committee determines the compensation of the Chief Executive Officer based on a number of factors. The goal of the Viratek Compensation Committee is to grant compensation consistent with compensation granted to chief executive officers of other companies in the same industry. The Chief Executive Officer's compensation is comprised of a base salary and, based on Viratek's performance, special one-time bonuses will be paid, at the Viratek Compensation Committee's discretion, based on special contributions made to Viratek. Mr. Milan Panic is compensated by ICN pursuant to an employment agreement with ICN (see "Executive Compensation"). Substantial bonuses are approved by the Board of Directors. With respect to Mr. Jerney, when he became Chief Executive Officer of Viratek during Mr. Panic's paid leave of absence, Mr. Jerney's compensation was increased based on a salary survey conducted at the time by the Viratek Compensation Committee of other chief executive officers' compensation.

  INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code of 1986, which was enacted in 1993, generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year beginning after January 1, 1994 to the chief executive officer and any of the four other most highly compensated executive officers who are employed by Viratek on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. The application of Section 162(m) to compensation attributable to options granted under the Amended and Restated 1992 Viratek Non-Qualified Plan is not expected to have a material impact on the federal income tax liability of Viratek.
                                          Compensation and Stock Option
                                          Committee
                                          Robert Finch, Esq.
                                          Vernon Knight, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Finch's law firm, Fleming, Anderson, McClung & Finch was paid $20,958 in 1993 by ICN. Dr. Knight is a Professor at Baylor College of Medicine, Houston, Texas ("Baylor"). ICN has a royalty agreement with Baylor (see "Certain Transactions") and SPI paid a royalty of $422,000 in 1993.

                                    Viratek-9

                               PERFORMANCE GRAPH

     The following graph compares Viratek's cumulative total stock return on the shares with the cumulative return on the Standard & Poor's 500 Stock Index and the 3-Stock Custom Composite Index for the five years ended December 31, 1993. The graph assumes that the value of the investment of the Viratek Common Stock in each index was $100 at December 31, 1988 and that all dividends were reinvested.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1988

                                                                    CUSTOM
                                                                   COMPOSITE
      MEASUREMENT PERIOD                                           INDEX (3
    (FISCAL YEAR COVERED)        VIRATEK INC.       S&P 500         STOCKS)
DEC-88                                     100             100             100
DEC-89                                      47             132             134
DEC-90                                      18             128             206
DEC-91                                      87             166             527
DEC-92                                      54             179             515
DEC-93                                      84             197             465

- ---------------

(1) The 3-Stock Custom Composite Index includes Amgen Inc., Genentech Inc., and Scios-Nova Inc.

                                   LITIGATION

     Viratek is a defendant in certain consolidated class actions pending in the United States District Court for the Southern District of New York entitled In re PaineWebber Securities Litigation (Case No. 86 Civ. 6776 (VLB); In re ICN/Viratek Securities Litigation (Case No. 87 Civ. 4296 (VLB)), which are discussed above (see "ICN -- Litigation").

     Viratek is a party to a number of other pending or threatened lawsuits arising out of, or incident to, its ordinary course of business. In the opinion of management, neither the lawsuits discussed above nor various other pending lawsuits will have a material adverse effect on the consolidated financial position or operations of Viratek.

                             VIRATEK PROPOSAL NO. 3

     APPROVAL OF AMENDED AND RESTATED 1992 VIRATEK STOCK OPTION PLAN, WHICH AMENDMENT AND RESTATEMENT INCREASED THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 500,000 TO 1,000,000 SHARES AND PROVIDED THAT THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS

                                   Viratek-10

MAY BE GRANTED TO ANY INDIVIDUAL DURING THE TERM OF THE PLAN MAY NOT EXCEED 400,000 SHARES.

EFFECT OF THE MERGER ON THE 1992 VIRATEK NON-QUALIFIED PLAN


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 Viratek Non-Qualified Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 Viratek Non-Qualified Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of Viratek under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the Viratek Exchange Ratio (rounded upward to the nearest full cent).


1992 VIRATEK NON-QUALIFIED PLAN

     The 1992 Viratek Non-Qualified Plan was originally adopted by the Board of Directors and approved by the stockholders in 1992. The 1992 Viratek Non-Qualified Plan provides for the granting of options to key employees, officers, directors, consultants and scientific advisors of Viratek.

     At the Viratek Meeting, stockholders will be asked to consider and vote on a proposal to approve the Amended and Restated 1992 Viratek Non-Qualified Plan.

     THE BOARD OF DIRECTORS OF VIRATEK RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSED AMENDMENTS

     The Viratek Compensation Committee has unanimously approved effective as of April 26, 1994 and subject to approval of the stockholders at the Viratek Meeting, amendments to the 1992 Viratek Non-Qualified Plan (i) to increase from 500,000 to 1,000,000 the number of shares of Viratek Common Stock authorized for issuance under the 1992 Viratek Non-Qualified Plan and (ii) to provide that the maximum number of shares with respect to which options may be granted thereunder to any individual during the term of such plan may not exceed 400,000 shares.

     During 1994, options to acquire 137,625 shares of Viratek Common Stock were granted in excess of the shares authorized by the 1992 Viratek Non-Qualified Plan. Such grants are subject to, and are not exercisable prior to, stockholder approval of the Amended and Restated 1992 Viratek Non-Qualified Plan and will be canceled should approval not be obtained.

     The 1992 Viratek Non-Qualified Plan as previously approved by stockholders does not limit the maximum number of shares of Viratek Common Stock with respect to which options may be granted to any individual during the term of the plan. The proposed amendment to limit the number of shares that may be granted to any individual is intended to attempt to qualify the compensation attributable to stock option grants under the plan for an exclusion from the deduction limitation of Section 162(m) of the Code. In addition, in order to attempt to qualify for this exclusion, Viratek is disclosing the material terms of the Amended and Restated 1992 Viratek Non-Qualified Plan to stockholders and seeking their approval. See "Federal Income Tax Consequences Relating to Non-Qualified Options," below.

     The principal provisions of the Amended and Restated 1992 Viratek Non-Qualified Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated 1992 Viratek Non-Qualified Plan. All defined terms used below have the meaning set forth in the Amended and Restated 1992 Viratek Non-Qualified Plan, unless otherwise provided.

                                   Viratek-11

PURPOSE OF THE AMENDED AND RESTATED 1992 VIRATEK NON-QUALIFIED PLAN

     Viratek believes stock option plans advance the interests of Viratek and further its growth and development by encouraging and enabling key employees, officers, directors, consultants and advisors of Viratek and its subsidiaries and parent to acquire an increased personal and proprietary interest in its continued success and progress. Viratek believes that the Amended and Restated 1992 Viratek Non-Qualified Plan aids in attracting and retaining directors, officers and other key employees who are in a position to contribute materially to the successful conduct of Viratek's business and affairs.

STOCK OPTION RIGHTS

     Options granted under the Amended and Restated 1992 Viratek Non-Qualified Plan are exercisable and expire in accordance with the specific terms and conditions approved as to each option by the Viratek Compensation Committee as set forth in a written stock option agreement. Under no circumstances may an option be exercised later than ten years after the date it is granted. Participation in the Amended and Restated 1992 Viratek Non-Qualified Plan does not confer any right on a participant to continue in the employ of Viratek or affect any right or power of Viratek to terminate the services of such participant at any time.

GRANTS TO NONEMPLOYEE DIRECTORS

     The Amended and Restated 1992 Viratek Non-Qualified Plan provides for automatic, non-discretionary annual grants to outside directors (nonemployee directors); the timing, amounts, and other terms and provisions of such grants will generally not be amended more than once every six months. Currently, non-discretionary grants to purchase 10,000 shares of Viratek Common Stock are made at the close of business on the first business day following the day of each annual meeting of stockholders of Viratek.

DURATION AND MODIFICATIONS

     The Amended and Restated 1992 Viratek Non-Qualified Plan will remain in effect until all options granted thereunder have been satisfied by the issuance of shares or the payment of cash and/or shares, or terminated under the terms of the Amended and Restated 1992 Viratek Non-Qualified Plan, provided that no non-qualified stock options may be granted under the Amended and Restated 1992 Viratek Non-Qualified Plan after January 22, 2002. The Board of Directors and the Viratek Compensation Committee may, at any earlier time, amend, alter, suspend or discontinue the Amended and Restated 1992 Viratek Non-Qualified Plan as it may deem proper, except that no such action shall impair the rights of any grantee under any option previously granted under the Amended and Restated 1992 Viratek Non-Qualified Plan without the consent of the grantee. Viratek may not, however, without further approval by Viratek's shareholders, take any action for which stockholder approval is required under Rule 16b-3 under the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO NON-QUALIFIED STOCK OPTIONS

     Options granted under the Amended and Restated 1992 Viratek Non-Qualified Plan are intended to be non-qualified (i.e., non-statutory) stock options. In general, an optionee to whom a non-qualified stock option is granted will recognize no income at the time of the grant of the option. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option (special rules may apply in the case of an optionee who is subject to Section 16(b) of the Exchange
Act). Subject to the discussion below with respect to Section 162(m) of the Code, if it complies with applicable withholding requirements, Viratek will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

     Under certain circumstances, the accelerated vesting or the cashout of options in connection with a Change in Control of Viratek might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the optionee may be subject to a 20% excise tax and Viratek may be denied a tax deduction.

                                   Viratek-12

     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year beginning after January 1, 1994 to the Chief Executive Officer and any of the four other most highly compensated executive officers who are employed by Viratek on the last day of the taxable year.
Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which have been disclosed to and approved by stockholders. The application of Section 162(m) to compensation attributable to options granted under the Amended and Restated 1992 Viratek Non-Qualified Plan is not expected to have a material impact on the federal income tax liability of Viratek.

SECURITIES SUBJECT TO THE AMENDED AND RESTATED 1992 VIRATEK NON-QUALIFIED PLAN

     The maximum number of shares of Viratek Common Stock currently available for issuance under the 1992 Viratek Non-Qualified Plan is 500,000 shares of Viratek Common Stock, except as described below under the caption "Adjustment of Shares and Price." If the Amended and Restated 1992 Viratek Non-Qualified Plan is approved by stockholders, such maximum number will be increased to 1,000,000 shares and the maximum number which may be issued under the plan to any individual during the term of the plan would be limited to 400,000 shares, except as described below under the caption "Adjustment to Shares and Price." The shares of Viratek Common Stock issued under the Amended and Restated 1992 Viratek Non-Qualified Plan may be either authorized and unissued shares or shares previously issued and reacquired by Viratek. If an option expires or terminates without having been exercised in full or if shares issued pursuant to stock option agreements are repurchased by Viratek in accordance with the terms thereof, the shares of Viratek Common Stock subject thereto shall again be available for grant under the Amended and Restated 1992 Viratek Non-Qualified Plan.

ADJUSTMENT OF SHARES AND PRICE

     In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Viratek's stock, appropriate adjustment will be made of both the number of shares which may be purchased under the Amended and Restated 1992 Viratek Non-Qualified Plan and the number and price per share of stock which may be purchased under any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of Viratek's stock by stock of another corporation, Viratek will make a reasonable effort to replace any outstanding options granted under the Amended and Restated 1992 Viratek Non-Qualified Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding options and the termination of those options not exercised within the time period specified by the Board of Directors.


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 Viratek Non-Qualified Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 Viratek Non-Qualified Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of Viratek under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the Viratek Exchange Ratio (rounded upward to the nearest full cent.


ADMINISTRATION OF THE AMENDED AND RESTATED 1992 VIRATEK NON-QUALIFIED PLAN

     The Amended and Restated 1992 Viratek Non-Qualified Plan is administered by the Viratek Compensation Committee, which is comprised of not less than two directors of Viratek each of whom are "disinterested persons" as defined in subparagraph (c)(2)(i) of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The present members of the Viratek Compensation Committee are Messrs. Finch and Knight.

                                   Viratek-13

     No member of the Board receives additional compensation for his services in administering the Amended and Restated 1992 Viratek Non-Qualified Plan except insofar as such members receive $300 for each Viratek Compensation Committee meeting attended. The Board shall from time to time appoint members of the Viratek Compensation Committee who are disinterested persons and outside directors for such terms as the Board shall determine, and members of the Viratek Compensation Committee may be removed by the Board at any time with or without cause.

     Subject to the provisions of the Amended and Restated 1992 Viratek Non-Qualified Plan, the Viratek Compensation Committee has full authority to implement and carry out the Amended and Restated 1992 Viratek Non-Qualified Plan, including, but not limited to, the following: to construe and interpret the Amended and Restated 1992 Viratek Non-Qualified Plan and to make all other determinations necessary or advisable for the administration of the Amended and Restated 1992 Viratek Non-Qualified Plan.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Non-qualified options may be granted and shares may be acquired pursuant to stock option agreements under the Amended and Restated 1992 Viratek Non-Qualified Plan for such number of shares and to such employees, directors, advisors and consultants as the Viratek Compensation Committee may from time to time determine. See "Administration of the Amended and Restated 1992 Viratek Non-Qualified Plan." A grantee may be granted more than one option under the 1992 Viratek Non-Qualified Plan. If the Amended and Restated 1992 Viratek Non-Qualified Plan is approved, the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 400,000 shares. All options are subject to the terms of non-qualified option agreements executed by Viratek and the respective grantees. There are currently approximately 49 individuals eligible to participate in the Amended and Restated 1992 Viratek Non-Qualified Plan.

EXERCISE OF OPTIONS; DEATH, TERMINATION OF EMPLOYMENT

     Options are granted by the Viratek Compensation Committee at a price not less than one hundred percent of the fair market value of the Viratek Common Stock on the date of grant.

     Shares of Viratek Common Stock purchased pursuant to exercise of an option are paid for in full at the time of exercise in cash or by certified check or by surrender of previously acquired shares of Viratek Common Stock, unless otherwise determined by the Board of Directors or the Viratek Compensation Committee.

     The times at which non-qualified stock options are exercisable will be determined by the Viratek Compensation Committee at the time of grant, which shall in no event be more than ten years from the date of grant. The Viratek Compensation Committee is authorized to determine the nature and extent of any restrictions to be imposed on the shares of Viratek Common Stock which may be acquired under the Amended and Restated 1992 Viratek Non-Qualified Plan, including restrictions on the transferability of such shares.

     Non-qualified stock options are nonassignable and nontransferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code). During the life of the recipient, the non-qualified stock option shall be exercisable only by the recipient.

     If an optionee's employment is terminated for any reason, other than death or disability, the option shall be exercisable within three months after such termination, but only to the extent it was exercisable on the date of termination, provided that if such optionee should die during the three-month period without having exercised his option, his personal representative, heirs or legatees, as the case may be, shall have the right to exercise his option within twelve (12) months of the date of death, but only to the extent it was exercisable at the date of termination. If an optionee is disabled, his options shall terminate one year after the date of disability. In the event of the death of an optionee while an employee, director, scientific advisor or consultant of Viratek, his personal representative, heirs or legatees, as the case may be, shall have the right to exercise such option, to the extent it was exercisable on the date of death, up to twelve (12) months from the date of death of the optionee, but in no event after the expiration of the exercise period.

                                   Viratek-14

     The Viratek Compensation Committee shall determine all questions regarding termination of employment and cause of termination, disability or retirement.

FORM OF OPTIONS

     Each non-qualified stock option under the Amended and Restated 1992 Viratek Non-Qualified Plan is evidenced by a written stock option agreement in such form as the Viratek Compensation Committee shall have approved. The holders of options shall have no rights as stockholders with respect to any shares covered by options until the date of issuance of a stock certificate for such shares.

                               NEW PLAN BENEFITS

AMENDED AND RESTATED 1992 VIRATEK NON-QUALIFIED PLAN

     The following table sets forth certain information concerning the number of shares with respect to which options have been granted, as adjusted for stock dividends, subject to shareholder approval, under the Amended and Restated 1992 Viratek Non-Qualified Plan to the named executive officers.


                                                                       NUMBER OF SHARES
                             NAME AND POSITION                        UNDERLYING OPTIONS
        ------------------------------------------------------------  ------------------
        Milan Panic.................................................        80,375
          Chief Executive Officer
        Nils Johannesson............................................       --
          President
        Executive Group.............................................        80,375
        Non-Executive Director Group................................       --
        Non-Executive Officer.......................................        57,250
          Employee Group



     Options which have been granted under the Amended and Restated 1992 Viratek Non-Qualified Plan are for a term of ten years, subject to earlier termination under certain circumstances. The exercise price of the options is 100% of the fair market value of the underlying stock on the date of grant. The per share exercise price of each option heretofore granted is $9.75. Options are exercisable with respect to 25% of the underlying shares on each of the first four anniversaries of the date of grant, provided that, on the relevant anniversary, the optionee is and has been since the date of grant an employee, director, scientific advisor or consultant of Viratek. In the event that the optionee ceases to serve as an employee, director, scientific advisor or consultant of Viratek for any reason, other than death or disability, the option terminates three months after termination. The per share closing price of Viratek Common Stock on September 23, 1994, as reported on the AMEX was $11.625.


VOTE REQUIRED

     Adoption of the Amended and Restated 1992 Viratek Non-Qualified Plan requires the favorable vote of the holders of a majority of the shares of Viratek Common Stock represented at the Viratek Meeting. Proxies submitted by the Board of Directors will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated.

                             VIRATEK PROPOSAL NO. 4

     APPROVAL OF AMENDED AND RESTATED 1992 VIRATEK EMPLOYEE INCENTIVE STOCK OPTION PLAN, WHICH AMENDMENT AND RESTATEMENT INCREASED THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 500,000 TO 1,000,000 SHARES AND PROVIDED THAT THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY INDIVIDUAL DURING THE TERM OF THE PLAN MAY NOT EXCEED 400,000.

                                   Viratek-15

EFFECT OF THE MERGER ON THE 1992 VIRATEK ISO PLAN


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 Viratek ISO Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 Viratek ISO Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of Viratek under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the Viratek Exchange Ratio (rounded upward to the nearest full cent).


THE 1992 VIRATEK ISO PLAN

     The 1992 Viratek ISO Plan was adopted by the Board of Directors and approved by the stockholders in 1992. The 1992 Viratek ISO Plan provides for the granting of options to key employees and officers of Viratek.

     At the Viratek Meeting, stockholders will be asked to consider and vote on a proposal to approve the Amended and Restated 1992 Viratek ISO Plan.

     THE BOARD OF DIRECTORS OF VIRATEK RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSED AMENDMENTS

     The Viratek Compensation Committee has unanimously approved, effective as of April 26, 1994 and subject to approval of stockholders at the Viratek Meeting, amendments to the 1992 Viratek ISO Plan (i) to increase from 500,000 shares to 1,000,000 shares of Viratek Common Stock, the number of shares authorized for issuance under the 1992 Viratek ISO Plan and (ii) to provide that the maximum number of shares with respect to which options may be granted thereunder to any individual during the term of the plan cannot exceed 400,000 shares.

     The principal provisions of the Amended and Restated 1992 Viratek ISO Plan are summarized below. The summary, however, does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated 1992 Viratek ISO Plan. All defined terms used below have the meaning set forth in the Amended and Restated 1992 Viratek ISO Plan, unless otherwise indicated.

PURPOSE OF THE AMENDED AND RESTATED 1992 VIRATEK ISO PLAN

     Viratek believes stock option plans advance the interests of Viratek and further its growth and development by encouraging and enabling key employees and officers of Viratek and its subsidiaries and parent to acquire an increased personal and proprietary interest in its continued success and progress. Viratek believes that the 1992 Viratek ISO Plan aids in attracting and retaining officers and other key employees who are in a position to contribute materially to the successful conduct of Viratek's business and affairs.

STOCK OPTION RIGHTS

     Options granted under the Amended and Restated 1992 Viratek ISO Plan are exercisable and expire in accordance with the specific terms and conditions approved as to each option by the Viratek Compensation Committee as set forth in a written stock option agreement. Under no circumstances may an option be exercised later than ten years after the date it is granted (five years in the case of an option granted to a Ten Percent Stockholder (as defined below)). See "Federal Income Tax Consequences Relating to Incentive Stock Options." Participation in the Amended and Restated 1992 Viratek ISO Plan does not confer any right on any participant to continue in the employ of Viratek or affect any right or power of Viratek to terminate the service of such participant at any time.

                                   Viratek-16

DURATION AND MODIFICATIONS

     The Amended and Restated 1992 Viratek ISO Plan shall remain in effect until all options granted thereunder have been satisfied by the issuance of shares or the payment of cash and/or shares, or terminated under the terms of the Amended and Restated 1992 Viratek ISO Plan, provided that no incentive stock options may be granted under the Amended and Restated 1992 Viratek ISO Plan after January 21, 2002. The Board of Directors and the Viratek Compensation Committee may, at any earlier time, amend, alter, suspend or discontinue the Amended and Restated 1992 Viratek ISO Plan as it may deem proper, except that no such action shall impair the rights of any grantee under any option previously granted under the Amended and Restated 1992 Viratek ISO Plan without the consent of the grantee. The Board of Directors may not, however, without further approval by Viratek's shareholders take any action for which stockholder approval is required under
Section 422 of the Code or any successor provision or under Rule 16b-3 under the Exchange Act, including, without limitation, any action which would increase the total number of shares for which options may be issued under the Amended and Restated 1992 Viratek ISO Plan, except as described under the caption "Adjustment of Shares and Price," change the minimum exercise price, extend the duration of the Amended and Restated 1992 Viratek ISO Plan or extend the period during and over which options may be exercised under the Amended and Restated 1992 Viratek ISO Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO INCENTIVE STOCK OPTIONS

     Options granted under the Amended and Restated 1992 Viratek ISO Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 and predecessor provisions of the Code. In general, an optionee will not recognize taxable income upon the grant or exercise of an Incentive Stock Option and Viratek will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option. (However, upon the exercise of an Incentive Stock Option, the excess of the fair market value on the date of the exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income). In order for the exercise of an Incentive Stock Option to qualify for the foregoing tax treatment, the optionee generally must be an employee of Viratek from the date the Incentive Stock Option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

     If the optionee has held the shares acquired upon the exercise of an Incentive Stock Option for at least two years after the date of grant and for at least one year after the date of exercise, upon the disposition of the shares by the optionee, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending on whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the option. Viratek will generally be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     Under certain circumstances, the accelerated vesting or the cashout of options in connection with a Change in Control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent that it is so considered, the optionee may be subject to a 20% excise tax and Viratek may be denied a tax deduction.

SECURITIES SUBJECT TO THE AMENDED AND RESTATED 1992 VIRATEK ISO PLAN

     The maximum number of shares of Viratek Common Stock which may currently be issued under the 1992 Viratek ISO Plan is 500,000 shares, except as described below under the caption "Adjustment of Shares and Price." If the Amended and Restated 1992 Viratek ISO Plan is approved by stockholders such maximum

                                   Viratek-17
number will be increased to 1,000,000 shares and the maximum number which may be issued under the plan to any individual during the term of the plan would be limited to 400,000 shares, except as described below under the caption "Adjustment of Shares and Price." The shares of Viratek Common Stock issued and sold under the Amended and Restated 1992 Viratek ISO Plan may be either authorized and unissued shares or shares previously issued and reacquired by Viratek. If an option expires or terminates without having been exercised in full or if shares issued pursuant to stock option agreements are repurchased by Viratek in accordance with the terms thereof, the shares of Viratek Common Stock subject thereto shall again be available for grant under the Amended and Restated 1992 Viratek ISO Plan.

ADJUSTMENT OF SHARES AND PRICE

     In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Viratek's stock, appropriate adjustment will be made of both the number of shares which may be purchased under the Amended and Restated 1992 Viratek ISO Plan and the number and price per share of stock which may be purchased under any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of Viratek's stock by stock of another corporation, Viratek will make a reasonable effort to replace any outstanding options granted under the Amended and Restated 1992 Viratek ISO Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding options and the termination of those options not exercised within the time period specified by the Viratek Compensation Committee.


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 Viratek ISO Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 Viratek ISO Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of Viratek under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the Viratek Exchange Ratio (rounded upward to the nearest full cent).


ADMINISTRATION OF THE AMENDED AND RESTATED 1992 VIRATEK ISO PLAN

     The Amended and Restated 1992 Viratek ISO Plan is administered by the Viratek Compensation Committee, which is comprised of not less than two directors of Viratek each of whom are "disinterested persons" as defined in subparagraph (c)(2)(i) of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The present members of the Viratek Compensation Committee are Messrs. Finch and Knight.

     No member of the Board receives additional compensation for his services in administering the 1992 Viratek ISO Plan except insofar as such member receives $500 for each Viratek Compensation Committee meeting attended. The Board shall from time to time appoint members of the Viratek Compensation Committee who are disinterested persons and outside directors, for such terms as the Board shall determine, and members of the Viratek Compensation Committee may be removed by the Board at any time with or without cause.

     Subject to the provisions of the Amended and Restated 1992 Viratek ISO Plan, the Viratek Compensation Committee has full authority to implement and carry out the Amended and Restated 1992 Viratek ISO Plan, including, but not limited to, the following: to construe and interpret the Amended and Restated 1992 Viratek ISO Plan and to make all other determinations necessary or advisable for the administration of the Amended and Restated 1992 Viratek ISO Plan.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Incentive Stock Options may be granted and shares may be acquired pursuant to stock option agreements under the Amended and Restated 1992 Viratek ISO Plan for such number of shares and to such employees and directors who are also employees, as the Viratek Compensation Committee may from time to time

                                   Viratek-18
determine. See "Administration of the Amended and Restated 1992 Viratek ISO Plan." A grantee may be granted more than one option under the Amended and Restated 1992 Viratek ISO Plan. If the Amended and Restated 1992 Viratek ISO Plan is approved, the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 400,000 shares. All options are subject to the terms of incentive stock option agreements executed by Viratek and the respective grantees. There are currently approximately 5 individuals eligible to participate in the 1992 Viratek ISO Plan.

EXERCISE OF OPTIONS; DEATH, TERMINATION OF EMPLOYMENT

     Options are granted by the Viratek Compensation Committee at a price not less than one hundred percent of the fair market value of the Viratek Common Stock on the date of grant (not less than 110% in the case of options granted to an employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of ICN (a "Ten Percent Stockholder")).

     Shares of Viratek Common Stock purchased pursuant to exercise of an option are paid for in full at the time of exercise in cash or by certified check or by the surrender of previously acquired shares of Viratek Common Stock, unless otherwise determined by the Board of Directors or the Viratek Compensation Committee.

     The times at which Incentive Stock Options are exercisable will be determined by the Committee at the time of grant, which shall in no event be more than ten years from the date of grant (five years in the case of options granted to a Ten Percent Stockholder). The Viratek Compensation Committee is authorized to determine the nature and extent of any restrictions to be imposed on the shares of Common Stock which may be acquired under the Amended and Restated 1992 Viratek ISO Plan, including restrictions on the transferability of such shares.

     Options granted under the Amended and Restated 1992 Viratek ISO Plan are nonassignable and nontransferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code). During the life of the recipient, the Incentive Stock Option shall be exercisable only by the recipient.

     If an optionee's employment is terminated for any reason, other than death or disability, the option shall be exercisable within three months after such termination, but only to the extent it was exercisable on the date of termination, provided that if such employee should die during that three-month period without having exercised his option, his personal representative, heirs or legatees, as the case may be, shall have the right to exercise his option within twelve (12) months of the date of death, but only to the extent it was exercisable at the date of termination. If the optionee is disabled, his options shall terminate one year after the date of disability. In the event of the death of an optionee while an employee of Viratek, his personal representatives, heirs or legatees, as the case may be, shall have the right to exercise such option, to the extent it was exercisable on the date of death, up to twelve (12) months from the date of death of the optionee, but in no event after the expiration of the exercise period.

     The Viratek Compensation Committee shall determine all questions regarding termination of employment and cause of termination, permanent disability or retirement.

FORM OF OPTIONS

     Each Incentive Stock Option under the Amended and Restated 1992 Viratek ISO Plan is evidenced by a written stock option agreement in such form as the Viratek Compensation Committee shall have approved. The holders of options shall have no rights as stockholders with respect to any shares covered by options until the date of issuance of a stock certificate for such shares.

VOTE REQUIRED

     Adoption of the Amended and Restated 1992 Viratek ISO Plan requires the favorable vote of the holders of a majority of the shares of Viratek Common Stock represented at the Viratek Meeting. Proxies submitted by the Board of Directors will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated.

                                   Viratek-19

                                  BIOMEDICALS

                           BIOMEDICALS PROPOSAL NO. 2

                             ELECTION OF DIRECTORS

     Four directors are to be elected at the Biomedicals Meeting (who, if elected, will become directors of New ICN if the Merger is consummated), each to serve until the 1995 Annual Meeting of Stockholders of Biomedicals (if the Merger is not consummated) and until his successor is elected and qualified. Unless marked to the contrary, proxies received will be voted for the election of the following nominees: Adam Jerney, Jean-Francois Kurz, Thomas H. Lenagh and Milan Panic all of whom currently serve as directors of Biomedicals. If for any reason any nominee should not be available for election or be unable to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Biomedicals Board of Directors may designate. The Biomedicals Board of Directors has no reason to believe that any nominee will be unavailable for election or unable to serve.

     The Board of Directors of Biomedicals recommends that the stockholders vote FOR the election of the four nominees for director named in this Joint Proxy Statement/Prospectus.

     When a proxy in the form enclosed with this Joint Proxy
Statement/Prospectus is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the four nominees listed above.

                 INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The current Board of Directors consists of four members: Messrs. Jerney, Kurz, Lenagh and Panic, all of whom are standing for re-election. The four nominees were elected at the 1993 Annual Meeting of Stockholders of Biomedicals. The names of the four nominees for election as directors are listed below, together with certain personal information, including the present principal occupation and recent business experience of each nominee.

                                                           YEAR
                                                         COMMENCED          OTHER CORPORATE
         NAME AND PRINCIPAL OCCUPATION           AGE      SERVING            DIRECTORSHIPS
- -----------------------------------------------  ---     ---------     -------------------------
ADAM JERNEY                                       52      1992         ICN; SPI; Viratek
Mr. Jerney served as Biomedicals's Chief
Executive Officer from October 1992 until
March 4, 1993, when Mr. Panic returned as Chief
Executive Officer of Biomedicals, ICN, Viratek
and SPI. Mr. Jerney also served as President
and Chief Executive Officer of ICN and SPI from
July 1992 and Chief Executive Officer of
Viratek from July 1992 through March 4, 1993
when Mr. Panic returned to service. He is
President and Chief Operating Officer of SPI.
Mr. Jerney has served as director of
Biomedicals, ICN, Viratek and SPI since July
1992. He joined ICN in 1973 as Director of
Marketing Research in Europe, and assumed the
position of general manager of ICN Netherlands
in 1975. In December 1978, he was appointed
President of the European Pharmaceutical Group.
In May 1981, he was elected Vice
President -- Operations and in March 1987,
President of SPI. Prior to joining ICN, he
spent four years with F. Hoffmann-LaRoche &
Company.

                                  Biomedicals-1

                                                           YEAR
                                                         COMMENCED          OTHER CORPORATE
         NAME AND PRINCIPAL OCCUPATION           AGE      SERVING            DIRECTORSHIPS
- -----------------------------------------------  ---     ---------     -------------------------
JEAN-FRANCOIS KURZ (a)                            60      1989         Banque Pasche S.A.,
  Mr. Kurz has been a board member of                                  Geneva
  Biomedicals since October 1989. From 1990 to
  1992, he was a member of the Board of
  Directors and the Executive Committee of the
  Board of DG Bank Switzerland Ltd. From 1988
  to 1989, he served as a General Manager of
  TDB American Express Bank of Geneva. From
  1969 to 1988, Mr. Kurz was Chief Executive
  Officer of Banque Gutzwiller, Kurz, Bungener
  S.A. in Geneva.
THOMAS H. LENAGH (b)(c)                           73      1989         Adams Express Company;
  Mr. Lenagh is an independent financial                               U.S. Life Corporation;
  advisor. He was Chairman of the Board of                             SCI Systems, Inc.; Gintel
  Greiner Engineering, Inc. from 1982 until                            Funds; Irvine Sensors,
  1985. He served as Financial Vice President                          Inc.; CML, Inc.; Clemente
  to the Aspen Institute from 1978 until 1980,                         Global Funds; Franklin
  and since then as an independent financial                           Quest; Styles on Video.
  consultant to the Aspen Institute. From 1964
  to 1978 he was Treasurer of the Ford
  Foundation. He served as a director of ICN
  from 1979 to April 1989.
MILAN PANIC (a)                                   64      1983         ICN; SPI; Viratek
  Mr. Panic has been the Chairman of the Board
  and Chief Executive Officer of Biomedicals
  since its inception in 1983. Mr. Panic is the
  founder of ICN, of which Biomedicals is a
  majority-owned subsidiary, and has been
  Chairman of the Board, President and Chief
  Executive Officer of ICN since ICN's
  inception in 1960, except he did not serve as
  President from October 1979 to June 1980 and
  from July 14, 1992 through March 4, 1993
  while he was on leave of absence serving as
  Prime Minister of Yugoslavia. Mr. Panic is
  also Chairman of the Board and Chief
  Executive Officer of SPI, Viratek, and ICN
  and may be deemed to be a "control person" of
  ICN and Biomedicals.


- ---------------

(a) Member of the Executive Committee of the Board of Directors.

(b) Member of the Audit Committee of the Board of Directors.

(c) Member of the Compensation and Stock Option Committee of the Board of Directors.

     None of the proposed nominees is related by blood or marriage to one another, or to an executive officer of Biomedicals.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF BIOMEDICALS

     The Board of Directors of Biomedicals has a standing Executive Committee, Audit Committee and Compensation and Stock Option Committee, but does not have a standing nominating committee.

     The members of the Executive Committee are currently Messrs. Kurz and Panic. That Committee is empowered to act upon any matter for the Board of Directors, other than matters which may not be delegated under Delaware law. The Executive Committee did not meet in fiscal 1993.

                                  Biomedicals-2

     The sole member of the Audit Committee is Mr. Lenagh. That Committee met four times during the last fiscal year. Its functions include recommending the annual appointment of Biomedicals's independent public accountants with whom the Committee reviews the scope of the audit and non-audit assignments and the related fees, the accounting principles being applied by Biomedicals in financial reporting, the scope of internal financial auditing procedures and the adequacy of internal controls.

     The sole member of the Compensation and Stock Option Committee is Mr. Lenagh. That Committee met four times during the last fiscal year. Its functions include setting the compensation of officers and key employees of Biomedicals and granting stock options. See "Executive Compensation and Related Matters -- Compensation Committee Interlocks and Insider Participation."

     During the last fiscal year the Board of Directors met five times and took action by unanimous written consent one time and no director attended fewer than 80% percent of the meetings of the Board and the committees of the Board on which he served other than Mr. Panic who did not attend Board Meetings during his absence from Biomedicals as described under "Executive Compensation and Related Matters" below).

     In October 1984, the Boards of Directors of SPI, ICN and Viratek formed an Oversight Committee. In October 1986, Biomedicals, upon becoming a separate public company, began to participate in the Oversight Committee. The purpose of the Oversight Committee, which has advisory authority only, is to review transactions between or among the four corporations to determine whether a conflict of interest exists among them with respect to a particular transaction and the manner in which any such conflict can be resolved. The Oversight Committee consists of one non-management director of each affiliated corporation and a non-voting chairman. The current members of the Oversight Committee are Messrs. Weldon B. Jolley, Ph.D., the chairman of the Oversight Committee and a director of ICN; Thomas H. Lenagh, a director of Biomedicals; Dr. Vernon Knight, a director of Viratek; James P. Miscoll, a director of SPI; and Richard W. Starr, a director of ICN. During fiscal 1993, the Oversight Committee met four times.

                       EXECUTIVE OFFICERS OF BIOMEDICALS

     Set forth below are the executive officers of Biomedicals. Certain of these individuals are also executive officers of ICN and SPI and a summary of their business experience can be found under "Executive Officers of ICN" or "Executive Officers of SPI." There is no family relationship among the following executive officers, and there is no arrangement or understanding between any executive officers and any other person pursuant to such officer's election as an officer of Biomedicals.

                                YEAR
                              COMMENCED
                            SERVICE WITH
        NAME          AGE    BIOMEDICALS                        POSITION
- --------------------  ----  -------------   ------------------------------------------------
Milan Panic            64        1983       Chairman of the Board, President and Chief
                                            Executive Officer
Adam Jerney            52        1983       President and Chief Operating Officer
Bill A. MacDonald      46        1993       President
John E. Giordani       52        1992       Senior Vice President and Chief Financial
                                            Officer
M'Liss Jones Kane      41        1990       Vice President, General Counsel and Secretary

     Certain officers of Biomedicals are also officers of ICN, Viratek and SPI. Biomedicals has adopted a charter provision which limits the monetary liability under certain circumstances of its directors and, as a matter of policy, enters into agreements with certain of its officers and directors providing indemnification to the fullest extent permitted under Delaware law.

                                  Biomedicals-3

                      OWNERSHIP OF BIOMEDICALS' SECURITIES

PRINCIPAL STOCKHOLDER

     As of June 30, 1994, the following stockholder was known to Biomedicals to be the beneficial owner of more than 5% of Biomedicals Common Stock:

                                                       NUMBER OF SHARES      PERCENT OF CLASS
            NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED       OUTSTANDING
        --------------------------------------------  ------------------     ----------------
        ICN Pharmaceuticals, Inc....................       6,257,631(1)             69%
          3300 Hyland Avenue
          Costa Mesa, California 92626

- ---------------

(1) Total outstanding shares for purposes of this table include 9,033,873 shares of Biomedicals Common Stock outstanding on June 30, 1994.

(2) ICN has sole voting and investment power with respect to the shares of Biomedicals Common Stock shown.

OWNERSHIP BY MANAGEMENT OF BIOMEDICALS

     The following table sets forth, as of June 30, 1994, the number and percent of shares of Biomedicals Common Stock beneficially owned by each director and nominee for director of Biomedicals, each of the executive officers of Biomedicals and all directors and executive officers of Biomedicals as a group.

                                                           NUMBER OF SHARES
                                                             AND NATURE OF
                                                        BENEFICIAL OWNERSHIP OF
                                                              BIOMEDICALS           PERCENTAGE
                  IDENTITY OF OWNER OR GROUP                COMMON STOCK(1)          OF CLASS
        ----------------------------------------------  -----------------------     ----------
        Milan Panic...................................          423,867(2)
        Francis L. Dale...............................            2,500(3)               (4)
        Adam Jerney...................................           25,000(5)               (4)
        Jean-Francois Kurz............................            9,500(6)               (4)
        Thomas H. Lenagh..............................           29,500(7)               (4)
        Bill A. MacDonald.............................           16,400(8)
        Fred Andrea...................................           77,502(9)               (4)
        Richard M. Fallis.............................           38,500(10)              (4)
        All executive officers and directors
          as a group (10 persons).....................          662,644(11)             6.8%

- ---------------

 (1) Except as otherwise indicated in the following notes, shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property which either spouse may manage and control, and Biomedicals has no information as to whether any shares shown in this table are subject to community property laws. Shares shown include shares subject to options exercisable within 60 days following December 31, 1993.


 (2) Includes 400,000 shares of Biomedicals Common Stock which Mr. Panic has the right to acquire upon the exercise of currently exercisable stock options and does not include 1,349 shares indirectly held for which Mr. Panic disclaims ownership.


 (3) Includes 2,500 shares of common stock which Mr. Dale's estate holds in the form of currently exercisable stock options. Mr. Dale is deceased.

 (4) Less than 1%.

 (5) Includes 25,000 shares of Biomedicals Common Stock which Mr. Jerney has the right to acquire upon the exercise of currently exercisable stock options.

                                  Biomedicals-4

 (6) Includes 9,000 shares of Biomedicals Common Stock which Mr. Kurz has the right to acquire upon the exercise of currently exercisable stock options.

 (7) Includes 9,500 shares of Biomedicals Common Stock which Mr. Lenagh has the right to acquire upon the exercise of currently exercisable stock options.

 (8) Includes 9,900 shares of Biomedicals Common Stock which Mr. MacDonald has the right to acquire upon the exercise of currently exercisable stock options.

 (9) Includes 36,250 shares of Biomedicals Common Stock which Mr. Andrea has the right to acquire upon the exercise of exercisable stock options.

(10) Includes 35,000 shares of Biomedicals Common Stock which Mr. Fallis has the right to acquire upon the exercise of currently exercisable stock options.

(11) Includes 579,525 shares of Biomedicals Common Stock which certain directors and executive directors have a right to acquire upon the exercise of currently exercisable stock options.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires Biomedicals's officers and directors, and persons who own more than ten percent of a registered class of Biomedicals's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange. Such officers, directors and shareholders are required by Commission regulation to furnish Biomedicals with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by Biomedicals, or written representations from certain reporting persons that no Forms 5 were acquired for those persons, Biomedicals believes that during fiscal year 1993 all filing requirements applicable to its officers, directors and ten percent beneficial owners were timely satisfied.

                                  Biomedicals-5

            BIOMEDICALS' EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer of Biomedicals (collectively, the "named executive officers") by Biomedicals for services rendered in all capacities for 1993, 1992, and 1991.

                           SUMMARY COMPENSATION TABLE


                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                ------------
                                                ANNUAL COMPENSATION
                                       --------------------------------------      AWARDS
                                                                    OTHER       ------------
                                                                    ANNUAL       SECURITIES     ALL OTHER
           NAME AND                                              COMPENSATION    UNDERLYING    COMPENSATION
      PRINCIPAL POSITION        YEAR   SALARY ($)   BONUS ($)       (1)($)        OPTIONS       ($)(2)(3)
- ------------------------------  ----   ----------   ----------   ------------   ------------   ------------
Milan Panic                     1993    $ 535,000           --                      60,000       $ 49,245
  Chief Executive Officer       1992      535,000   $5,675,000                     300,000         49,041(7)
                                1991      535,000      150,000                                      1,458
Adam Jerney(4)                  1993      380,000       38,100                                     18,730
  Former Acting CEO and         1992      321,821      370,000                     100,000         20,268
  Director                      1991      244,799      156,000                                      6,421
Bill A. MacDonald(5)            1993      200,000           --                      50,000         13,498
  President                     1992      168,322       90,000                                     15,125
                                1991      157,310      190,000                                     14,960
Fred Andrea(6)                  1993      199,509           --                          --         10,387
  Retired President and         1992                                                25,000          2,524
  Former Vice Chairman          1991      190,000           --                          --          2,841
Richard M. Fallis               1993      272,242           --                      30,000          7,038
  Senior Vice President of      1992      160,000        3,000                      20,000          4,729
  Operations                    1991      155,000        3,896                          --          6,134


- ---------------

(1) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.


(2) ICN entered into certain Change in Control Employment Agreements in 1993. See "ICN Executive Compensation and Related Matters -- Change of Control Agreements" in the ICN section of the Addendum. Additionally, in the three year period of 1993, 1992 and 1991, Mr. Panic realized $7,498,500, $6,030,112 and $1,461,306, respectively, on sales of ICN, SPI and Viratek Common Stock. In the same three year period, Mr. Jerney realized $1,012,799, $0 and $1,627,440, respectively, on sales of ICN and SPI common stock. Mr. Andrea realized $54,901 and $274,514, respectively, on sales of ICN and Biomedicals Common Stock in the same three year period. Mr. Fallis realized $105,850, $94,068 and $147,412, respectively, on sales of ICN, SPI and Viratek in the same three year period. These stock option gains are not disclosed in the "All Other Compensation" column.


(3) Includes amounts paid as matching contributions to Biomedicals' 401(k) plan and medical benefits and medical and life insurance premiums.

(4) Mr. Jerney was Chief Executive Officer of Biomedicals from July 15, 1992 through March 4, 1993. His compensation was paid by SPI, an affiliate of Biomedicals.

(5) Mr. Bill MacDonald, President of Biomedicals since March 1993, was paid by ICN.

(6) Mr. Andrea's salary in 1992 was paid by ICN. Mr. Andrea retired from Biomedicals on June 7, 1993.


(7) Includes $39,262 and $38,242 for legal services and miscellaneous fringe benefits in 1993 and 1992, respectively.


     In July 1992, Milan Panic, Chairman of the Board, and Chief Executive Officer of Biomedicals, with the approval of ICN's Board of Directors, became Prime Minister of Yugoslavia and was granted a paid leave of

                                  Biomedicals-6
absence from all duties to Biomedicals while retaining his title as Chairman of the Board. Mr. Panic and ICN entered into a Leave of Absence and Reemployment Agreement which contained mutual obligations, requiring, among other things, that ICN and Biomedicals reemploy Mr. Panic and that Mr. Panic return to his previous positions with ICN and its subsidiaries. Mr. Panic was succeeded as Prime Minister on March 4, 1993, and pursuant to the Leave of Absence and Reemployment Agreement, returned to his duties at Biomedicals as well as ICN and its other subsidiaries.

     On April 1, 1992, the Board of Directors of ICN granted Mr. Panic a bonus of 200,000 shares of SPI Common Stock for his extraordinary efforts in completing the Galenika transaction. The value at the date of grant was $5,375,000. Mr. Panic sold the shares during 1993 for a realized value of $4,005,223.

COMPENSATION PURSUANT TO PLANS

  STOCK OPTION PLANS

     As of December 31, 1993, under Biomedicals' 1983 Incentive Stock Option Plan (the "1983 Biomedicals ISO Plan") (which terminated in 1993) options to acquire 433,360 shares of Biomedicals Common Stock were outstanding and exercisable (at prices ranging from $0.83 to $10.50 per share). There were no exercises in 1993.

     Pursuant to the 1983 Non-Qualified Stock Option Plan (the "1983 Biomedicals Non-Qualified Plan"), as of December 31, 1993 there were options to acquire 323,970 shares of Biomedicals Common Stock outstanding (at prices ranging from $0.83 to $7.50 per share) of which 199,165 options are currently exercisable. During 1993, options to acquire 4,800 shares of Biomedicals Common Stock were exercised at an average price of $4.125 per share.

     At December 31, 1993, under Biomedicals' 1992 Incentive Stock Option Plan (the "1992 Biomedicals Incentive Plan") options to acquire 418,750 shares of Biomedicals Common Stock were outstanding (at a price of $3.25 per share) of which 10,000 options are currently exercisable. During 1993, there were no exercises.

     At December 31, 1993, under Biomedicals' 1992 Non-Qualified Stock Option Plan (the "1992 Biomedicals Non-Qualified Plan"), options to acquire 500,000 shares of Biomedicals Common Stock were outstanding (at prices ranging from $3.25 to $7.00 per share) of which there are currently 132,500 options exercisable. During 1993 there were no exercises.

     Pursuant to the terms of an individual grant of stock options to Milan Panic, Chairman of the Board, which was approved by stockholders in 1988 and 1992, options to acquire 600,000 shares of Biomedicals Common Stock are outstanding, all of which are exercisable at a price of $6.125 to $7.00 per share.

COMPENSATION OF DIRECTORS OF BIOMEDICALS

     Members of the Board of Directors, other than Mr. Panic and Mr. Jerney, were paid an annual fee of $20,000 in 1993. In addition, all members other than Mr. Panic and Mr. Andrea received fees in the amount of $500 per Board meeting and $300 per Committee meeting actually attended, and were reimbursed for their out-of-pocket expenses. In addition, nonemployee directors on the first business day following each annual meeting of shareholders are granted options to acquire 10,000 shares of Biomedicals Common Stock pursuant to the 1992 Biomedicals Non-Qualified Plan.

                                  Biomedicals-7

OPTION GRANTS

     The following table sets forth information with respect to options to purchase shares of Biomedicals Common Stock granted in 1993 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     NUMBER OF          % OF TOTAL OPTIONS                             GRANT DATE
                               SECURITIES UNDERLYING   GRANTED TO EMPLOYEES   EXERCISE   EXPIRATION   PRESENT VALUE
            NAME                  OPTIONS GRANTED         IN FISCAL YEAR       PRICE        DATE         (1)(2)
- -----------------------------  ---------------------   --------------------   --------   ----------   -------------
Milan Panic..................          60,000                   12%            $ 3.25       2003         $60,600
Bill A. MacDonald............          50,000                   10%              3.25       2003          50,500
Richard M. Fallis............          30,000                    6%              3.25       2003          30,384

- ---------------

(1) The options granted have ten year terms. The options vest according to the following schedule: 25% on the first anniversary of the date of grant and 25% on each of the next succeeding three anniversary dates of the grant date. The options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant.

(2) Assumed rates of appreciation are not necessarily indicative of future stock performance. The potential realizable value at assumed annualized rates of stock price appreciation is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to (i) stock option exercises by the named executive officers of Biomedicals during 1993 and (ii) unexercised stock options held by the named executive officers of Biomedicals at December 31, 1993.

                      AGGREGATED OPTION EXERCISES IN 1993
                      AND DECEMBER 31, 1993 OPTION VALUES


                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT               IN-THE-MONEY OPTIONS
                                 SHARES        VALUE          DECEMBER 31, 1993          AT DECEMBER 31, 1993(2)
                               ACQUIRED ON   REALIZED    ---------------------------   ---------------------------
            NAME                EXERCISE      ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------  -----------   ---------   -----------   -------------   -----------   -------------
Milan Panic..................        --             --     400,000        260,000            -0-        $75,000
Adam Jerney..................        --             --      25,000         75,000         18,750         56,250
Fred Andrea..................        --             --      36,250         28,750            -0-            -0-
Bill A. MacDonald............        --             --       9,900         52,500            -0-         62,500
Richard M. Fallis............     4,800      17,001.60      35,000         55,000            -0-         37,500


- ---------------

(1) Difference between the fair market value of Biomedicals Common Stock on December 31, 1993 and the exercise price at the date of exercise.

(2) Difference between the fair market value of Biomedicals Common Stock on December 31, 1993 and the exercise price.

CERTAIN EMPLOYMENT AGREEMENTS

     On March 18, 1993, the Board of Directors of ICN adopted Employment Agreements which contain "Change in Control" benefits for six key senior executive officers of ICN and its subsidiaries. The executives

                                  Biomedicals-8
include Messrs. Jerney, Giordani and MacDonald, who are officers of Biomedicals. The Employment Agreements are discussed above. See "Executive Compensation and Related Matters -- Change in Control Employment Agreements" in the ICN section of the Addendum.

COMPENSATION REPORT OF BIOMEDICALS

     In 1993, the Compensation and Stock Option Committee of Biomedicals (the "Biomedicals Compensation Committee") was composed of two independent nonemployee directors, Mr. Lenagh and Mr. Dale. Mr. Dale passed away at the end of 1993.

     The following statement made by the sole member of the Biomedicals Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under such Acts.

  COMPENSATION PHILOSOPHY

     The Board of Directors of Biomedicals adopts an annual and financial plan which incorporated the goals and objectives to be achieved by Biomedicals and its specific operating units. The goals focus on growth in operating income and growth in earnings per share. Each executive is responsible for the performance of his or her unit in relation to the plan. Specific goals and objectives for each executive are reviewed by the executive and his or her supervisor. In reviewing the annual performance which will determine the executive's compensation, the supervisor assesses a performance grade based on the pre-set performance objectives. This assessment is used to determine the executive's base salary for the following fiscal year. The salaries and bonuses of Mr. Panic, Chief Executive Officer, and Mr. MacDonald, President, were paid and charged to Biomedicals by ICN and reviewed by the ICN Compensation Committee. The members of the ICN Compensation Committee are different individuals than those on the Biomedicals Compensation Committee, although the criteria used by them to determine compensation are substantially the same. With respect to ICN, eligibility for bonus awards for Mr. Panic, Mr. Giordani and Mr. MacDonald was based on the pre-set performance guidelines and growth in operating income and earnings per share. However, bonuses may be paid even when these objective standards are not met if specific contributions by an employee merit a bonus or the reason for failure to meet the objective standards are beyond the control of Biomedicals and/or the executive. Growth in earnings per share goals for Biomedicals were not met in 1992, primarily due to a restructuring of Biomedicals. No bonuses were paid to executives in 1993 as the performance goals of Biomedicals were not met. Stock options are granted based on a program developed for Biomedicals by Towers Perrin, a compensation consulting company. Each individual's base number of options is derived from a formula which ties to his or her base salary. The Biomedicals Compensation Committee may then consider the achievement of individual as well as corporate performance goals in determining the ultimate number of options granted.

     The compensation of executives consists of salary, a bonus plan to reward performance and a long-term incentive stock option program.

  BASE SALARY

     Salaries are paid within certain grades which are established by the Human Resources Department reviewing data of like companies in the same industry. Biomedicals reviewed salary surveys prepared by Coopers & Lybrand and Towers Perrin. The surveys did not state which companies participated in the surveys. The salary levels were in the median range of compensation for similar positions. Grades are updated to reflect changes in the marketplace. Normally, executives are reviewed annually; however, in 1992, only certain executives were reviewed with an eye to retaining them as in 1992 performance of Biomedicals was below expectations. In 1993, executives' base salaries were also not reviewed due to Biomedicals' performance which was also below expectations.

                                  Biomedicals-9

  BONUS PLAN

     Biomedicals adopted a bonus plan in 1993 which is directly tied to results of operations and if results are achieved a portion of the operating profit will accrue to the bonus pool. Individual performance of key employees is evaluated and employees are rewarded within stated guidelines.

  LONG-TERM STOCK INCENTIVE PLANS

     Stock options are granted as long term incentives to executives. Options generally vest over a ten year period. Options are granted at fair market value at the time of grant. The amount of options granted to executives is tied to salary and performance and each grant is evaluated. No grant to executives is automatic.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The Biomedicals Compensation Committee determines the compensation of the Chief Executive Officer based on a number of factors. The goal of the Biomedicals Compensation Committee is to grant compensation consistent with compensation granted to other chief executive officers of companies in the same industry. The Chief Executive Officer's compensation is comprised of a base salary and, based on Biomedicals' performance, special one-time bonuses will be paid, at the Biomedicals Compensation Committee's discretion, based on special contributions made to Biomedicals. Mr. Milan Panic is compensated by ICN pursuant to an employment agreement with ICN (see "Executive Compensation"). Substantial bonuses are approved by the Board of Directors. With respect to Mr. Jerney, when he became Chief Executive Officer of Biomedicals during Mr. Panic's paid leave of absence, Mr. Jerney's compensation was increased based on a salary survey conducted at the time by the Biomedicals Compensation Committee of other chief executive officers' compensation.

  INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code, which was enacted in 1993, generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year beginning after January 1, 1994 to the chief executive officer and any of the four other most highly compensated executive officers who are employed by Biomedicals on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. The application of Section 162(m) to compensation attributable to options granted under the Amended and Restated 1992 Non-Qualified Plan is not expected to have a material impact on the federal income tax liability of Biomedicals.

                                          Compensation and Stock Option
                                          Committee
                                          Thomas H. Lenagh

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

                                 Biomedicals-10

                               PERFORMANCE GRAPH

     The following graph compares Biomedicals' cumulative total stock return on the shares of Biomedicals Common Stock with the cumulative return on the Standard & Poor's 500 Stock Index and the 9-Stock Custom Composite Index for the five years ended December 31, 1993. The graph assumes that the value of the investment of the Biomedicals Common Stock in each index was $100 at December 31, 1988 and that all dividends were reinvested.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1988

                                                                    CUSTOM
                                    ICN BI-                        COMPOSITE
      MEASUREMENT PERIOD           OMEDICALS                       INDEX (9
    (FISCAL YEAR COVERED)            INC.           S&P 500         STOCKS)
DEC-88                                     100             100             100
DEC-89                                      92             132             133
DEC-90                                      65             128             170
DEC-91                                      56             166             265
DEC-92                                      33             179             237
DEC-93                                      41             197             221

     The 9-Stock Custom Composite Index includes Abbott Labs Inc., Bio Rad Labs Inc. -- Class A, Diagnostic Products Corp., Dynatect Corp., Life Technologies Inc., Sigma Aldrich Corp., Whittaker Corp., Applied Biometrics Inc., and Smithkline Beecham Plc ADR.

                                   LITIGATION

     Biomedicals is a party to a number of pending or threatened lawsuits arising out of, or incident to, the ordinary course of business. In the opinion of management, the resolutions of these matters will not have a material adverse effect upon the consolidated financial position or operations of Biomedicals.

                           BIOMEDICALS PROPOSAL NO. 3

     APPROVAL OF AMENDED AND RESTATED 1992 BIOMEDICALS NON-QUALIFIED STOCK OPTION PLAN, WHICH AMENDMENT AND RESTATEMENT INCREASED THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 500,000 TO 1,000,000 SHARES AND PROVIDED THAT THE NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY INDIVIDUAL DURING THE TERM OF THE PLAN MAY NOT EXCEED 500,000 SHARES.

                                 Biomedicals-11

EFFECT OF THE MERGER ON THE 1992 BIOMEDICALS NON-QUALIFIED PLAN


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 Biomedicals Non-Qualified Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 Biomedicals Non-Qualified Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of Biomedicals under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the Biomedicals Exchange Ratio (rounded upward to the nearest full cent).


1992 BIOMEDICALS NON-QUALIFIED PLAN

     The 1992 Biomedicals Non-Qualified Plan was originally adopted by the Board of Directors and approved by stockholders in 1992. The 1992 Biomedical Non-Qualified Plan provides for the granting of options to key employees, officers, directors, consultants and scientific advisors of Biomedicals.

     At the Biomedicals Meeting, stockholders will be asked to consider and vote on a proposal to approve the Amended and Restated 1992 Biomedicals Non-Qualified Plan.

     THE BOARD OF DIRECTORS OF BIOMEDICALS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSED AMENDMENTS

     The Biomedicals Compensation Committee has approved, effective as of May 10, 1994 and subject to approval of the stockholders at the Biomedicals Meeting, amendments to the 1992 Biomedicals Non-Qualified Plan (i) to increase from 500,000 to 1,000,000 the number of shares authorized for issuance under the 1992 Biomedicals Non-Qualified Plan and (ii) to provide that the maximum number of shares with respect to which options may be granted thereunder to any individual during the term of such plan cannot exceed 500,000 shares.

     During 1994, options to acquire 51,765 shares of Biomedicals Common Stock were granted in excess of the shares authorized by the 1992 Biomedicals Non-Qualified Plan. Such grants are subject to, and are not exercisable prior to, stockholder approval of the Amended and Restated 1992 Biomedicals Non-Qualified Plan and will be canceled should approval not be obtained.


     The principal provisions of the Amended and Restated 1992 Biomedicals Non-Qualified Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated 1992 Biomedicals Non-Qualified Plan. All defined terms used below have the meaning set forth in the Amended and Restated 1992 Biomedicals Non-Qualified Plan, unless otherwise indicated.


PURPOSE OF THE AMENDED AND RESTATED 1992 BIOMEDICALS NON-QUALIFIED PLAN

     Biomedicals believes stock option plans advance the interests of Biomedicals and further its growth and development by encouraging and enabling key employees, officers, directors, consultants and advisors of Biomedicals and its subsidiaries and parent to acquire an increased personal and proprietary interest in its continued success and progress. Biomedicals believes that the Amended and Restated 1992 Biomedicals Non-Qualified Plan aids in attracting and retaining directors, officers and other key employees who are in a position to contribute materially to the successful conduct of Biomedicals's business and affairs.

STOCK OPTION RIGHTS

     Options granted under the Amended and Restated 1992 Biomedicals Non-Qualified Plan are exercisable and expire in accordance with the specific terms and conditions approved as to each option by the Biomedicals

                                 Biomedicals-12

Compensation Committee as set forth in a written stock option agreement. Under no circumstances may an option be exercised later than ten years after the date it is granted. Participation in the Amended and Restated 1992 Biomedicals Non-Qualified Plan does not confer any right on a participant to continue in the employ of Biomedicals or affect any right or power of Biomedicals to terminate the services of such participant at any time.

GRANTS TO NONEMPLOYEE DIRECTORS

     The Amended and Restated 1992 Biomedicals Non-Qualified Plan provides for automatic non-discretionary annual grants to outside directors (nonemployee directors); the timing, amounts, and other terms and provisions of such grants will generally not be amended more than once every six months. Currently, non-discretionary grants to purchase 10,000 shares of Biomedicals Common Stock are made at the close of business on the first business day following the day of each annual meeting of stockholders of Biomedicals.

DURATION AND MODIFICATIONS

     The Amended and Restated 1992 Biomedicals Non-Qualified Plan shall remain in effect until all options granted thereunder have been satisfied by the issuance of shares and/or the payment of cash or shares, or terminated under the terms of the Amended and Restated 1992 Biomedicals Non-Qualified Plan, provided that no non-qualified stock options may be granted under the Amended and Restated 1992 Biomedicals Non-Qualified Plan after January 23, 2002. The Board of Directors and the Biomedicals Compensation Committee may, at any earlier time, amended, alter, suspend or discontinue the Amended and Restated 1992 Biomedicals Non-Qualified Plan as it may deem proper, except that no such action shall impair the rights of any grantee under any option previously granted under the Amended and Restated 1992 Biomedicals Non-Qualified Plan without the consent of the grantee. Biomedicals may not, however, without further approval by Biomedicals's shareholders, take any action for which stockholder approval is required under Rule 16b-3 of the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO NON-QUALIFIED STOCK OPTIONS

     Options granted under the Amended and Restated 1992 Biomedicals Non-Qualified Plan are intended to be non-qualified (i.e., non-statutory) stock options. In general, an optionee to whom a non-qualified stock option is granted will recognize no income at the time of the grant of the option. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option (special rules may apply in the case of an optionee who is subject to Section 16(b) of the Exchange
Act). Subject to the discussion below with respect to Section 162(m) of the Code, if it complies with applicable withholding requirements, Biomedicals will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

     Under certain circumstances, the accelerated vesting or the cashout of options in connection with a Change in Control of Biomedicals might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the optionee may be subject to a 20% excise tax and Biomedicals may be denied a tax deduction.

     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year beginning January 1, 1994 to the chief executive officer and any of the four other most highly compensated executive officers who are employed by Biomedicals on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which have been disclosed to and approved by stockholders. The application of Section 162(m) to compensation attributable to options granted under the Amended and Restated 1992 Biomedicals Non-Qualified Plan is not expected to have a material impact on the federal income tax liability of Biomedicals.

                                 Biomedicals-13

SECURITIES SUBJECT TO THE AMENDED AND RESTATED 1992 BIOMEDICALS NON-QUALIFIED
PLAN

     The maximum number of shares of Biomedicals Common Stock currently available for issuance under the Amended and Restated 1992 Biomedicals Non-Qualified Plan is 500,000 shares, except as described below under the caption "Adjustment of Shares and Price." If the 1992 Biomedicals Non-Qualified Plan is approved by stockholders, such maximum number will be increased to 1,000,000 shares and the maximum number which may be issued under the plan to any individual during the term of the plan would be limited to 500,000 shares, except as described below under the caption "Adjustment of Shares and Price." The shares of Biomedicals Common Stock issued under the Amended and Restated 1992 Biomedicals Non-Qualified Plan may be either authorized and unissued shares or shares previously issued and reacquired by Biomedicals. If an option expires or terminates without having been exercised in full or if shares issued pursuant to stock option agreements are repurchased by Biomedicals in accordance with the terms thereof, the shares of Biomedicals Common Stock subject thereto shall again be available for grant under the Amended and Restated 1992 Biomedicals Non-Qualified Plan.

ADJUSTMENT OF SHARES AND PRICE

     In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Biomedicals's stock, appropriate adjustment will be made of both the number of shares which may be purchased under the Amended and Restated 1992 Biomedicals Non-Qualifed Plan and the number and price per share of stock which may be purchased under any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of Biomedicals' stock by stock of another corporation, Biomedicals will make a reasonable effort to replace any outstanding options granted under the Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding options and the termination of those options not exercised within the time period specified by the Board of Directors.


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 Biomedicals Non-Qualified Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 Biomedicals Non-Qualified Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of Biomedicals under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the Biomedicals Exchange Ratio (rounded upward to the nearest full cent).


ADMINISTRATION OF THE AMENDED AND RESTATED 1992 BIOMEDICALS NON-QUALIFIED PLAN


     The 1992 Biomedicals Non-Qualified Plan is administered by the Biomedicals Compensation Committee. The sole member of the Biomedicals Compensation Committee is Mr. Lenagh as Mr. Dale, formerly a member of the Biomedicals Compensation Committee, died in 1993. Due to the death of Mr. Dale in late 1993, there is an opening on the Biomedicals Compensation Committee which will be filled at the next regularly scheduled meeting of the Board (if the Merger is not consummated).


     No member of the Board receives additional compensation for his services in administering the Amended and Restated 1992 Biomedicals Non-Qualified Plan except insofar as such members receive $300 for each Biomedicals Compensation Committee meeting attended. The Board shall from time to time appoint members of the Biomedicals Compensation Committee who are disinterested persons and outside directors for such terms as the Board shall determine, and members of the Biomedicals Compensation Committee may be removed by the Board at any time with or without cause.

     Subject to the provisions of the Amended and Restated 1992 Biomedicals Non-Qualified Plan, the Biomedicals Compensation Committee has full authority to implement and carry out the Amended and Restated 1992 Biomedicals Non-Qualified Plan, including, but not limited to, the following: to construe and interpret the Amended and Restated 1992 Biomedicals Non-Qualified Plan and to make all other determina-

                                 Biomedicals-14
tions necessary or advisable for the administration of the Amended and Restated 1992 Biomedicals Non-Qualified Plan.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Non-qualified options may be granted and shares of Biomedicals Common Stock may be acquired pursuant to stock option agreements under the Amended and Restated 1992 Biomedicals Non-Qualified Plan for such number of shares and to such employees, directors, advisors and consultants as the Biomedicals Compensation Committee may from time to time determine. See "Administration of the Amended and Restated 1992 Biomedicals Non-Qualified Plan." A grantee may be granted more than one option under the Amended and Restated 1992 Biomedicals Non-Qualified Plan. If the Amended and Restated 1992 Biomedicals Non-Qualified Plan is approved, the maximum number of shares with respect to which options may be granted to any individual during the term of the plan may not exceed 500,000 shares. All options are subject to the terms of non-qualified option agreements executed by Biomedicals and the respective grantees. There are currently approximately 105 individuals eligible to participate in the Amended and Restated 1992 Biomedicals Non-Qualified Plan.

EXERCISE OF OPTIONS; DEATH, TERMINATION OF EMPLOYMENT

     Options are granted by the Biomedicals Compensation Committee or the Board at a price not less than one hundred percent of the fair market value of the Biomedicals Common Stock on the date of grant.

     Shares of Biomedicals Common Stock purchased pursuant to exercise of an option are paid for in full at the time of exercise in cash or by certified check or by surrender of previously acquired shares of Biomedicals Common Stock, unless otherwise determined by the Biomedicals Compensation Committee.

     The times at which non-qualified stock options are exercisable will be determined by the Biomedicals Compensation Committee at the time of grant, which shall in no event be more than ten years from the date of grant. The Biomedicals Compensation Committee is authorized to determine the nature and extent of any restrictions to be imposed on the shares of Biomedicals Common Stock which may be acquired under the Amended and Restated 1992 Biomedicals Non-Qualified Plan, including restrictions on the transferability of such shares.

     Non-qualified stock options are nonassignable and nontransferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code). During the life of the recipient, the non-qualified stock option shall be exercisable only by the recipient.

     If an optionee's employment is terminated for any reason, other than death or disability, the option shall be exerciseable within three months after such termination, but only to the extent it was exercisable on the date of termination, provided that if such optionee should die during that three-month period without having exercised his option, his personal representative, heirs or legatees, as the case may be, shall have the right to exercise his option within twelve (12) months of the date of death, but only to the extent it was exercisable at the date of termination. If the optionee is disabled his options shall terminate one year after the date of disability. In the event of the death of an optionee while an employee, director, scientific advisor or consultant of Biomedicals, his personal representatives, heirs or legatees, as the case may be, shall have the right to exercise such option, to the extent it was exercisable on the date of death, up to twelve (12) months from the date of death of the optionee, but in no event after the expiration of the exercise period.

     The Biomedicals Compensation Committee shall determine all questions regarding termination of employment and cause of termination, disability or retirement.

FORM OF OPTIONS

     Each non-qualified stock option under the Amended and Restated 1992 Biomedicals Non-Qualified Plan is evidenced by a written stock option agreement in such form as the Biomedicals Compensation Committee shall have approved. The holders of options shall have no rights as stockholders with respect to any shares covered by options until the date of issuance of a stock certificate for such shares.

                                 Biomedicals-15

                               NEW PLAN BENEFITS

AMENDED AND RESTATED 1992 BIOMEDICALS NON-QUALIFIED PLAN

     The following table sets forth certain information concerning the number of shares with respect to which options have been granted, subject to shareholder approval, under the Amended and Restated 1992 Biomedicals Non-Qualified Plan to the named executive officers.

                                                                       NUMBER OF SHARES
                             NAME AND POSITION                        UNDERLYING OPTIONS
        ------------------------------------------------------------  ------------------
        Milan Panic.................................................            --
        Chief Executive Officer
        Adam Jerney.................................................        51,765
        Former Acting Chief Executive Officer and Director
        Bill A. MacDonald...........................................            --
        President
        Fred Andrea.................................................            --
        Retired President
        Richard M. Fallis...........................................            --
        Senior Vice President of Operations
        Executive Group.............................................        51,765
        Non-Executive Director Group................................            --
        Non-Executive Officer Employee Group........................            --


     Options which have been granted under the Amended and Restated 1992 Biomedicals Non-Qualified Plan are for a term of ten years, subject to earlier termination under certain circumstances. The exercise price of the options is 100% of the fair market value of the underlying stock on the date of grant. The per share exercise price of each option heretofore granted is $4.25. Options are exercisable with respect to 25% of the underlying shares on each of the first four anniversaries of the date of grant, provided that, on the relevant anniversary, the optionee is and has been since the date of grant an employee, director, scientific advisor or consultant of Biomedicals. In the event that the optionee ceases to serve as an employee, director, scientific advisor or consultant of Biomedicals for any reason, other than death or disability, the option terminates three months after termination. The per share closing price of Biomedicals Common Stock on September 23, 1994, as reported on the AMEX, was $4.6875.


VOTE REQUIRED

     Adoption of the Amended and Restated 1992 Biomedicals Non-Qualified Plan requires the favorable vote of the holders of a majority of the shares of Biomedicals Common Stock represented at the Biomedicals Meeting. Proxies submitted by the Board of Directors will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated.

                           BIOMEDICALS PROPOSAL NO. 4

     APPROVAL OF AMENDED AND RESTATED 1992 BIOMEDICALS INCENTIVE PLAN, WHICH AMENDMENT AND RESTATEMENT INCREASED THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 500,000 TO 1,000,000 AND PROVIDED THAT THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY INDIVIDUAL DURING THE TERM OF THE PLAN MAY NOT EXCEED 500,000 SHARES.

EFFECT OF THE MERGER ON THE 1992 BIOMEDICALS INCENTIVE PLAN

     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 Biomedicals Incentive Plan will remain outstanding and will be assumed by New ICN. Each such Option will be

                                 Biomedicals-16
exercisable upon the same terms and conditions as under the Amended and Restated 1992 Biomedicals Incentive Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of Biomedicals under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the Biomedicals Exchange Ratio (rounded upward to the nearest full cent).


1992 BIOMEDICALS INCENTIVE PLAN

     The 1992 Biomedicals Incentive Plan was originally adopted by the Board of Directors and approved by shareholders in 1992. The 1992 Biomedicals Incentive Plan provides for the granting options to key employees and officers of Biomedicals.

     At the Biomedicals Meeting, stockholders will be asked to consider and vote on a proposal to approve the Amended and Restated 1992 Biomedicals Incentive Plan.

     THE BOARD OF DIRECTORS OF BIOMEDICALS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSED AMENDMENTS

     The Biomedicals Compensation Committee has approved, effective as of May 10, 1994 and subject to approval of stockholders at the Biomedicals Meeting, amendments to the 1992 Biomedicals Incentive Plan (i) to increase from 500,000 shares of Biomedicals Common Stock to 1,000,000 shares of Biomedicals Common Stock, the number of shares authorized for issuance under the 1992 Biomedicals Incentive Plan and (ii) to provide that the maximum number of shares with respect to which options may be granted thereunder to any individual during the term of such plan cannot exceed 500,000 shares.

     The principal provisions of the Amended and Restated 1992 Biomedicals Incentive Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated 1992 Biomedicals Incentive Plan. All defined terms below have the meaning set forth in the Amended and Restated 1992 Biomedicals Incentive Plan, unless otherwise indicated.

PURPOSE OF THE AMENDED AND RESTATED 1992 BIOMEDICALS INCENTIVE PLAN

     Biomedicals believes stock option plans advance the interests of Biomedicals and further its growth and development by encouraging and enabling key employees and officers of Biomedicals and its subsidiaries and parent to acquire an increased personal and proprietary interest in its continued success and progress. Biomedicals believes that the Amended and Restated 1992 Biomedicals Incentive Plan aids in attracting and retaining officers and other key employees who are in a position to contribute materially to the successful conduct of Biomedicals business and affairs.

STOCK OPTION RIGHTS

     Options granted under the Amended and Restated 1992 Biomedicals Incentive Plan are exercisable and expire in accordance with the specific terms and conditions approved as to each option by the Biomedicals Compensation Committee as set forth in a written stock option agreement. Under no circumstances may an option be exercised later than ten years after the date it is granted (five years in the case of an option granted to a Ten Percent Stockholder (as defined below)). See "Federal Income Tax Consequences Relating to Incentive Stock Options." Participation in the Amended and Restated 1992 Biomedicals Incentive Plan does not confer any right of any participant to continue in the employ of Biomedicals or affect any right or power of Biomedicals to terminate the services of such participant at any time.

DURATION AND MODIFICATIONS

     The Amended and Restated 1992 Biomedicals Incentive Plan shall remain in effect until all options granted thereunder have been satisfied by the issuance of shares or the payment of cash or shares, or

                                 Biomedicals-17
terminated under the terms of the Amended and Restated 1992 Biomedicals Incentive Plan, provided that no incentive stock options may be granted under the Amended and Restated 1992 Biomedicals Incentive Plan after January 21, 2002. The Board of Directors and the Biomedicals Compensation Committee may, at any earlier time, amend, alter, suspend or discontinue the Amended and Restated 1992 Biomedicals Incentive Plan as it may deem proper, except that no such action shall impair the rights of any grantee under any option previously granted under the Amended and Restated 1992 Biomedicals Incentive Plan without the consent of the grantee. The Board of Directors may not, however, without further approval by Biomedicals' shareholders, take any action for which stockholder approval is required under Section 422 of the Code or any successor provision or under Rule 16b-3 under the Exchange Act, including, without limitation, any action which would increase the total number of shares for which options may be issued under the 1992 Biomedicals Incentive Plan, except as described under the caption "Adjustment of Shares and Price," change the minimum exercise price, extend the duration of the Amended and Restated 1992 Biomedicals Incentive Plan or extend the period during and over which options may be exercised under the Amended and Restated 1992 Biomedicals Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO INCENTIVE STOCK OPTIONS

     Options granted under the Amended and Restated 1992 Biomedicals Incentive Plan are intended to qualify as "Incentive Stock Options" within the meaning of
Section 422 and predecessor provisions of the Code. In general, an optionee will not recognize taxable income upon the grant or exercise of an Incentive Stock Option and Biomedicals will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option. (However, upon the exercise of an Incentive Stock Option, the excess of the fair market value on the date of the exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income). In order for the exercise of an Incentive Stock Option to qualify for the foregoing tax treatment, the optionee generally must be an employee of Biomedicals from the date the Incentive Stock Option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

     If the optionee has held the shares acquired upon the exercise of an Incentive Stock Option for at least two years after the date of grant and for at least one year after the date of exercise, upon the disposition of the shares by the optionee, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending on whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the option. Biomedicals will generally be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     Under certain circumstances, the accelerated vesting or the cashout of options in connection with a Change in Control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent that it is so considered, the optionee may be subject to a 20% excise tax and Biomedicals may be denied a tax deduction.

SECURITIES SUBJECT TO THE AMENDED AND RESTATED 1992 BIOMEDICALS INCENTIVE PLAN

     The maximum number of shares of Biomedicals Common Stock currently available for issuance under the 1992 Biomedicals Incentive Plan is 500,000 shares, except as described below under the caption "Adjustment of Shares and Price." If the Amended and Restated 1992 Biomedicals Incentive Plan is approved by stockholders, such maximum number will be increased to 1,000,000 shares and the maximum number which may be issued under the plan to any individual during the term of the plan would be limited to 500,000 shares, except as described below under the caption "Adjustment of Shares and Price." The shares of

                                 Biomedicals-18

Biomedicals Common Stock issued under the Amended and Restated 1992 Biomedicals Incentive Plan may be either authorized and unissued shares or shares previously issued and reacquired by Biomedicals. If an option expires or terminates without having been exercised in full or if shares issued pursuant to stock option agreements are repurchased by Biomedicals in accordance with the terms thereof, the shares of Biomedicals Common Stock subject thereto shall again be available for grant under the Amended and Restated 1992 Biomedicals Incentive Plan.

ADJUSTMENT OF SHARES AND PRICE

     In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Biomedicals Common Stock, appropriate adjustment will be made of both the number of shares which may be purchased under the Amended and Restated 1992 Biomedicals Incentive Plan and the number and price per share of stock which may be purchased under any outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of Biomedicals Common Stock by stock of another corporation, Biomedicals will make a reasonable effort to replace any outstanding options granted under the plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding options and the termination of those options not exercised within the time period specified by the Biomedicals Compensation Committee.


     At the Effective Time, all Options then outstanding under the Amended and Restated 1992 Biomedicals Incentive Plan will remain outstanding and will be assumed by New ICN. Each such Option will be exercisable upon the same terms and conditions as under the Amended and Restated 1992 Biomedicals Incentive Plan and the applicable option agreement issued thereunder, except that (a) each such Option will be exercisable for that whole number of New ICN Shares (to the nearest whole share) into which the number of shares of Common Stock of Biomedicals under the unexercised portion of such option, if then outstanding, would have been converted at the Effective Time, and (b) the exercise price per New ICN Share will be an amount equal to the exercise price per share subject to such Option prior to the Effective Time divided by the Biomedicals Exchange Ratio (rounded upward to the nearest full cent).


ADMINISTRATION OF THE AMENDED AND RESTATED 1992 BIOMEDICALS INCENTIVE PLAN


     The 1992 Biomedicals Incentive Plan is administered by the Biomedicals Compensation Committee. The sole member of the Biomedicals Compensation Committee is Mr. Lenagh.


     No member of the Board receives additional compensation for his services in administering the Amended and Restated 1992 Biomedicals Incentive Plan except insofar as such member receives $300 for each Biomedicals Compensation Committee meeting attended. The Board shall from time to time appoint members of the Biomedicals Compensation Committee who are disinterested persons and outside directors for such terms as the Board shall determine, and members of the Biomedicals Compensation Committee may be removed by the Board at any time with or without cause.

     Subject to the provisions of the Amended and Restated 1992 Biomedicals Incentive Plan, the Biomedicals Compensation Committee has full authority to implement and carry out the Amended and Restated 1992 Biomedicals Incentive Plan including, but not limited to, the following: to construe and interpret the Amended and Restated 1992 Biomedicals Incentive Plan and to make all other determinations necessary or advisable for the administration of the Amended and Restated 1992 Biomedicals Incentive Plan.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Incentive Stock Options may be granted and shares may be acquired pursuant to stock option agreements under the Amended and Restated 1992 Biomedicals Incentive Plan for such number of shares and to such employees and directors who are also employees, as the Biomedicals Compensation Committee may from time to time determine. See "Administration of the Amended and Restated 1992 Biomedicals Incentive Plan." A grantee may be granted more than one option under the Amended and Restated 1992 Biomedicals Incentive Plan. If the Amended and Restated 1992 Biomedicals Incentive Plan is approved, the maximum number of shares with respect to which options may be granted to any individual during the term of the plan

                                 Biomedicals-19
may not exceed 500,000 shares. All options are subject to the terms of Incentive Stock Option agreements executed by Biomedicals and the respective grantees. There are currently approximately 100 individuals eligible to participate in the Amended and Restated 1992 Biomedicals Incentive Plan.

EXERCISE OF OPTIONS; DEATH, TERMINATION OF EMPLOYMENT

     Options are granted by the Biomedicals Compensation Committee at a price not less than one hundred percent of the fair market value of the Biomedicals Common Stock on the date of grant (not less than 110% in the case of options granted to an employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of Biomedicals (a "Ten Percent Stockholder")).

     Shares of Biomedicals Common Stock purchased pursuant to exercise of an option are paid for in full at the time of exercise in cash or by certified check or by the surrender of previously acquired shares of Biomedicals Common Stock, unless otherwise determined by the Board of Directors or the Biomedicals Compensation Committee.

     The times at which Incentive Stock Options are exercisable will be determined by the Biomedicals Compensation Committee at the time of grant, which shall in no event be more than ten years from the date of grant (five years in the case of options granted to a Ten Percent Stockholder). The Biomedicals Compensation Committee is authorized to determine the nature and extent of any restrictions to be imposed on the shares of Biomedicals Common Stock which may be acquired under the Amended and Restated 1992 Biomedicals Incentive Plan, including restrictions on the transferability of such shares.

     Options granted under the Amended and Restated 1992 Biomedicals Incentive Plan are nonassignable and nontransferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code). During the life of the recipient, the Incentive Stock Option shall be exercisable only by the recipient.

     If an optionee's employment is terminated for any reason, other than death or disability, the option shall be exercisable within three months after such termination, but only to the extent it was exercisable on the date of termination, provided that if such employee should die during that three-month period without having exercised his option, his personal representative, heirs or legatees, as the case may be, shall have the right to exercise his option within twelve (12) months of the date of death, but only to the extent it was exercisable at the date of termination. If the optionee is disabled, his options shall terminate one year after the date of disability. In the event of the death of an optionee while an employee of Biomedicals, his personal representatives, heirs or legatees, as the case may be, shall have the right to exercise such option, to the extent it was exercisable on the date of death, up to twelve (12) months from the date of death of the optionee, but in no event after the expiration of the exercise period.

     The Biomedicals Compensation Committee shall determine all questions regarding termination of employment and cause of termination, permanent disability or retirement.

FORM OF OPTIONS

     Each Incentive Stock Option under the Amended and Restated 1992 Biomedicals Incentive Plan is evidenced by a written stock option agreement in such form as the Biomedicals Compensation Committee shall have approved. The holders of options shall have no rights as stockholders with respect to any shares covered by options until the date of issuance of a stock certificate for such shares.

VOTE REQUIRED

     Adoption of the Amended and Restated 1992 Biomedicals Incentive Plan requires the favorable vote of the holders of a majority of the shares of Biomedicals Common Stock represented at the Biomedicals Meeting. Proxies submitted by the Board of Directors will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated.

                                 Biomedicals-20

                                   APPENDIX A

                                                                  CONFORMED COPY
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           SPI PHARMACEUTICALS, INC.,

                           ICN PHARMACEUTICALS, INC.,

                                 VIRATEK, INC.,

                             ICN BIOMEDICALS, INC.

                                      AND

                                ICN MERGER CORP.


                     DATED AS OF AUGUST 1, 1994, AS AMENDED


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        -----
                                          ARTICLE 1
 1. The Merger..........................................................................     1
     1.1.   The Merger..................................................................     1
     1.2.   The Closing.................................................................     1
     1.3.   Effective Time..............................................................     1
                                          ARTICLE 2
 2. Restated Certificate of Incorporation, Bylaws and Directors of the Surviving
   Corporation..........................................................................     2
     2.1.   Restated Certificate of Incorporation.......................................     2
     2.2.   Bylaws......................................................................     2
     2.3.   Directors...................................................................     2
                                          ARTICLE 3
 3. Conversion of Stock of ICN, SPI, Viratek and Biomedicals............................     2
     3.1.   Conversion of Stock of ICN, SPI, Viratek and Biomedicals....................     2
     3.2.   Exchange of Certificates Representing ICN Common Stock, SPI Common Stock,
     Viratek
            Common Stock or Biomedicals Common Stock....................................     3
     3.3.   Adjustment of Exchange Ratios...............................................     5
                                          ARTICLE 4
 4. Representations and Warranties......................................................     6
     4.1.   Existence; Good Standing; Corporate Authority; Compliance with Law..........     6
     4.2.   Authorization, Validity and Effect of Agreements............................     6
     4.3.   Capitalization..............................................................     7
     4.4.   Subsidiaries................................................................     7
     4.5.   Other Interests.............................................................     7
     4.6.   No Violation................................................................     7
     4.7.   SEC Documents...............................................................     7
     4.8.   Litigation..................................................................     8
     4.9.   Absence of Certain Changes..................................................     8
     4.10.  Taxes.......................................................................     8
     4.11.  Employee Benefit Plans......................................................     8
     4.12.  Labor Matters...............................................................     9
     4.13.  No Brokers..................................................................     9
     4.14.  Opinion of Financial Advisors...............................................     9
     4.15.  Stock Ownership.............................................................     9
     4.16.  No Prior Activities.........................................................     9
                                          ARTICLE 5
 5. Covenants...........................................................................     9
     5.1.   Acquisition Proposals.......................................................     9
     5.2.   Conduct of Business.........................................................    10


     5.3.   Meetings of Stockholders....................................................    11
     5.4.   Filings; Other Action.......................................................    11
     5.5.   Inspection of Records.......................................................    11
     5.6.   Publicity...................................................................    11
     5.7.   Registration Statement......................................................    11
     5.8.   Listing Application.........................................................    12

                                      A-(i)

                                                                                        PAGE
                                                                                        -----
     5.9.   Further Action..............................................................    12
     5.10.  Agreements by Affiliated Stockholders of the Companies......................    12
     5.11.  Expenses....................................................................    12
     5.12.  Indemnification and Insurance...............................................    12
     5.13.  Reorganization..............................................................    13
     5.14.  Financing...................................................................    13
     5.15.  Alternative Structure.......................................................    13
     5.16.  Assumption of Employment Agreements.........................................    13
                                          ARTICLE 6
 6. Conditions..........................................................................    13
                                          ARTICLE 7
 7. Termination.........................................................................    14
     7.1.   Termination by Mutual Consent...............................................    14
     7.2.   Termination by Any of the Companies and New ICN.............................    14
     7.3.   Effect of Termination and Abandonment.......................................    15
     7.4.   Extension; Waiver...........................................................    15
                                          ARTICLE 8
 8. General Provisions..................................................................    15
     8.1.   Nonsurvival of Representations, Warranties and Agreements...................    15
     8.2.   Notices.....................................................................    15
     8.3.   Assignment; Binding Effect; Benefit.........................................    16
     8.4.   Entire Agreement............................................................    16
     8.5.   Amendment...................................................................    16
     8.6.   Governing Law...............................................................    16
     8.7.   Counterparts................................................................    16
     8.8.   Headings....................................................................    16
     8.9.   Interpretation..............................................................    16
     8.10.  Waivers.....................................................................    16
     8.11.  Incorporation of Exhibits...................................................    17
     8.12.  Severability................................................................    17
     8.13.  Enforcement of Agreement....................................................    17
     8.14.  Subsidiaries................................................................    17
EXHIBIT A  Form of ICN Merger Corp. Certificate of Incorporation
EXHIBIT B  Affiliate Letter

                                     A-(ii)

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 1, 1994, as amended, among SPI Pharmaceuticals, Inc., a Delaware corporation ("SPI"), ICN Pharmaceuticals, Inc., a Delaware corporation ("ICN"), Viratek, Inc., a Delaware corporation ("Viratek"), ICN Biomedicals, Inc., a Delaware corporation ("Biomedicals"; ICN, SPI, Viratek and Biomedicals are hereinafter sometimes each referred to as a "Company" and collectively, as the "Companies") and ICN Merger Corp., a Delaware corporation ("New ICN").


                                    RECITALS

     A. ICN owns 7,963,402 shares of common stock of SPI, equal to 39% of the outstanding capital stock of SPI, 11,353,558 shares of common stock of Viratek, equal to 63% of the outstanding capital stock of Viratek and 6,257,631 shares of common stock of Biomedicals, equal to 69% of the outstanding common stock of Biomedicals, and all of the outstanding preferred stock of Biomedicals.

     B. The Boards of Directors of each of the Companies have determined that a business combination among the Companies is in the best interests of their respective companies and stockholders and presents an opportunity for their respective Company to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

     C. For federal income tax purposes, it is intended that the merger provided for herein shall qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     D. Each of the Companies has received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

     E. Each of the Companies desires to make certain representations, warranties and agreements in connection with the merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

     1. THE MERGER.

          1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), ICN, SPI, Viratek and Biomedicals shall each be merged with and into New ICN in accordance with this Agreement and the separate corporate existence of each of ICN, SPI, Viratek and Biomedicals shall thereupon cease (the "Merger"). New ICN shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

          1.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of ICN, 3300 Hyland Avenue, Costa Mesa, California at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 6 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as the Companies may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

          1.3. Effective Time. If all the conditions to the Merger set forth in
Article 6 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 6, the parties hereto shall cause a Certificate or Certificates of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing

          Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                   ARTICLE 2


     2. RESTATED CERTIFICATE OF INCORPORATION, BYLAWS AND DIRECTORS OF THE SURVIVING CORPORATION.



          2.1. Restated Certificate of Incorporation. The Restated Certificate of Incorporation of New ICN in effect immediately prior to the Effective Time (which shall be substantially in the form of Exhibit A hereto) shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law except that Article First shall be amended to change the name of the Surviving Corporation to "ICN Pharmaceuticals, Inc."


          2.2. Bylaws. The Bylaws of New ICN in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

          2.3. Directors. The directors of the Surviving Corporation shall be the directors of each of the Companies immediately prior to the Effective Time.

                                   ARTICLE 3

     3. CONVERSION OF STOCK OF ICN, SPI, VIRATEK AND BIOMEDICALS.

          3.1. Conversion of Stock of ICN, SPI, Viratek and Biomedicals. (a) At the Effective Time, each share of the Common Stock, $.01 par value (the "New ICN Common Stock"), of New ICN outstanding immediately prior to the Effective Time shall be canceled.

          (b) Subject to paragraph (d) below, at the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of the Common Stock, $1.00 par value (the "ICN Common Stock"), of ICN issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.512 shares of New ICN Common Stock (the "ICN Exchange Ratio"); (ii) each share of the Common Stock, $.01 par value (the "SPI Common Stock"), of SPI issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.00 shares of New ICN Common Stock (the "SPI Exchange Ratio"), (iii) each share of the Common Stock, $.10 par value (the "Viratek Common Stock"), of Viratek issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.499 shares of New ICN Common Stock (the "Viratek Exchange Ratio"); and (iv) each share of the Common Stock, $.01 par value (the "Biomedicals Common Stock"), of Biomedicals issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.197 shares of New ICN Common Stock (the "Biomedicals Exchange Ratio" and, together with the ICN Exchange Ratio, the SPI Exchange Ratio and the Viratek Exchange Ratio, the "Exchange Ratios").

          (c) As a result of the Merger and without any action on the part of the holders thereof, subject to paragraph (d) below, all shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock shall thereafter cease to have any rights with respect to such shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock, as the case may be, except the right to receive, without interest, the New ICN Common Stock and cash for fractional shares of New ICN Common Stock in accordance with Sections 3.1(b) and 3.2(e) upon the surrender of such Certificate.

          (d) At the Effective Time, each share of (i) ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock issued and held in ICN's, SPI's, Viratek's or Biomedicals' treasury, as the case may be, (ii) SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock owned by ICN, and (iii) Series A Preferred Stock, $.01 par value (the "Biomedicals Series A Preferred

Stock"), of Biomedicals and Series B Preferred Stock, $.01 par value (the "Biomedicals Series B Preferred Stock"), of Biomedicals owned by ICN, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

          (e) At the Effective Time, all options (individually, an "Option" and collectively the "Options") then outstanding under any stock option plan of any of the Companies (the "Stock Option Plans") or under any stock option agreement between any of the Companies, and any of the present or former employees, consultants or advisors of any of them (the "Stock Option Agreements") shall remain outstanding following the Effective Time. At the Effective Time, the Options of ICN, SPI, Viratek and Biomedicals shall, by virtue of the Merger and without any further action on the part of ICN, SPI, Viratek or Biomedicals or the holder of any such Options, be assumed by New ICN in such manner that New ICN (i) is a corporation "assuming a stock option in a transaction to which
Section 424(a) applied" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424 of the Code does not apply to any such Options, would be such a corporation were Section 424 applicable to such option. Each Option assumed by New ICN shall be exercisable upon the same terms and conditions as under the applicable Stock Option Plan and the applicable option agreement issued thereunder or the applicable Stock Option Agreement, as the case may be, except that (i) each such Option shall be exercisable for that whole number of shares of New ICN Common Stock (to the nearest whole share) into which the number of shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock, as the case may be, subject to such Option immediately prior to the Effective Time would be converted under this Section
3.1 if such shares had been outstanding immediately prior to the Effective Time, and (ii) the option price per share of New ICN Common Stock shall be an amount equal to the option price per share of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock, as the case may be, subject to such Option in effect immediately prior to the Effective Time divided by the applicable Exchange Ratio (the price per share, as so determined, being rounded upward to the nearest full cent). No payment shall be made for fractional interests. From and after the date of this Agreement, no additional options shall be granted by the Companies under the Stock Option Plans, the Stock Option Agreements or otherwise.

          (f) At the Effective Time, New ICN shall assume the rights and obligations, if any, of each of the Companies under the convertible securities (the "Convertible Securities") set forth in the Disclosure Schedule (as defined in Section 4), including without limitation the rights conferred upon the holders of the Convertible Securities to convert such securities into common stock of any of the Companies, with respect to the Convertible Securities which have not been redeemed or repaid pursuant to Section 5.14 hereof. New ICN shall enter into such supplemental indentures or agreements, and shall take all corporate and other action as may be required under the terms of the Convertible Securities or otherwise to effect such assumption. New ICN shall reserve a sufficient number of New ICN Common Stock for issuance upon exercise of such conversion rights. Following such assumption, holders of the Convertible Securities shall be entitled to receive New ICN Common Stock and cash pursuant to the applicable Exchange Ratio.

          3.2. Exchange of Certificates Representing ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock. (a) As of the Effective Time, New ICN shall deposit, or shall cause to be deposited, with an exchange agent mutually selected by the Companies (the "Exchange Agent"), for the benefit of the holders of shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock, for exchange in accordance with this Article 3, certificates representing the shares of New ICN Common Stock (such shares of New ICN Common Stock being hereinafter referred to as the "Exchange Shares") to be issued pursuant to Section 3.1 and paid pursuant to this Section 3.2 in exchange for outstanding shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock.

          (b) Promptly after the Effective Time, New ICN shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates
(i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as New ICN may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of New ICN Common Stock and cash in lieu of fractional shares. Upon surrender of a

Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of New ICN Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 3, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock which is not registered in the transfer records of ICN, SPI, Viratek or Biomedicals, as the case may be, a certificate representing the proper number of shares of New ICN Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (c) Notwithstanding any other provisions of this Agreement, no dividends on New ICN Common Stock shall be paid with respect to any shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of New ICN Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of New ICN Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of New ICN Common Stock, less the amount of any withholding taxes which may be required thereon.

          (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of ICN, SPI, Viratek and Biomedicals of the shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to New ICN, they shall be cancelled and exchanged for certificates for shares of New ICN Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 3. Certificates surrendered for exchange by any person constituting an "affiliate" of ICN, SPI, Viratek or Biomedicals for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until New ICN has received a written agreement from such person as provided in Section 5.10.

          (e) No fractional shares of New ICN Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of New ICN Common Stock pursuant to Section 3.1(b), holders of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock, as the case may be, otherwise entitled to fractional shares of New ICN Common Stock shall be entitled to receive upon the surrender of their Certificate(s) for ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock, as the case may be, a cash payment from the Exchange Agent or New ICN in an amount equal to such holders' fractional interest in the net proceeds from the sale by the Exchange Agent of shares of New ICN Common Stock as set forth below, less any applicable withholding tax under the Code. As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of the aggregate whole number of shares of New ICN Common Stock to be issued or distributed to former holders of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock, as the case may be, in accordance with Section 3.2(b) without giving effect to the elimination of fractional interests as compared to the total number of Exchange Shares excluding fractional interests. As promptly as practicable following the Effective Time, the Exchange Agent, as agent for the holders of ICN Common Stock, SPI Common Stock, Viratek Common Stock and Biomedicals Common Stock, as the case may be, shall sell the excess shares of New ICN Common Stock at the then prevailing prices on the New York Stock Exchange. The sale of such New ICN Common stock by the Exchange Agent shall be executed through one or more firms of national standing which are participants in the relevant markets for such securities and shall be executed in round lots to the extent practicable. Until the net proceeds from such sale or sales have been distributed to the former stockholders of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock entitled thereto, the Exchange Agent will hold such proceeds in trust, without interest, for such former stockholders (the "Trust"). New ICN shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale(s) of New ICN Common Stock. The Exchange Agent shall determine the portion of the Trust to which each such former holder of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising that portion of the Trust held in respect of each share of the New ICN Common Stock by a fraction the numerator of which is the amount of the fractional interest in the applicable security to which such former holder of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock is entitled and the denominator of which is the sum of the fractional interests in such applicable security to which all such former holders of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock in lieu of any fractional shares of New ICN Common Stock, the Exchange Agent shall pay such amounts to such former stockholders who have properly surrendered for exchange their Certificates.

          (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of New ICN Common Stock) that remains unclaimed by the former stockholders of ICN, SPI, Viratek and Biomedicals one year after the Effective Time shall be delivered to New ICN. Any former stockholders of ICN, SPI, Viratek or Biomedicals who have not theretofore complied with this Article 3 shall thereafter look only to New ICN for payment of their shares of New ICN Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the New ICN Common Stock deliverable in respect of each share of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock held by such stockholder as determined pursuant to this Agreement, in each case, without any interest thereon.

          (g) None of the Companies, New ICN, the Exchange Agent or any other person shall be liable to any former holder of shares of ICN Common Stock, SPI Common Stock, Viratek Common Stock or Biomedicals Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by New ICN, the posting by such person of a bond in such reasonable amount as New ICN may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of New ICN Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of New ICN Common Stock as provided in Section 3.2(c), deliverable in respect thereof pursuant to this Agreement.

          3.3. Adjustment of Exchange Ratios. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, any of the Companies changes the number of shares of its respective Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the applicable Exchange Ratio shall be appropriately adjusted.

                                   ARTICLE 4

     4. REPRESENTATIONS AND WARRANTIES. Except as disclosed in the Disclosure Schedule previously delivered to the other Companies and New ICN (the "Disclosure Schedule") or as set forth in the Reports (as defined in Section 4.7), each of the Companies represents and warrants to each of the other Companies and to New ICN and New ICN represents to each of the Companies as of the date of this Agreement as follows:

          4.1. Existence; Good Standing; Corporate Authority; Compliance with Law. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. It is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of it and its Subsidiaries (as defined in Section 8.14) taken as a whole (a "Material Adverse Effect"). It has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of its Significant Subsidiaries (as defined in Section 8.14 hereof) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Neither it nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which it or any of its Subsidiaries or any of their respective properties or assets is subject, where such violation would have a Material Adverse Effect. It and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Material Adverse Effect. The copies of its Certificate of Incorporation and Bylaws previously delivered to each of the other Companies are true and correct.

          4.2. Authorization, Validity and Effect of Agreements. It has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of the requisite number of its outstanding shares of Common Stock, the consummation by it of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, its valid and legally binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          4.3. Capitalization. (a) Its capitalization is set forth in the Disclosure Schedule. Since March 31, 1994, no additional shares of its capital stock have been issued. Other than as set forth in the Disclosure Schedule, it has no bonds, debentures, notes or other obligations outstanding the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with its stockholders on any matter. All of its issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. In the case of New ICN, the issuance and delivery by it of shares of its Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on its part and the shares of New ICN Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

          (b) Other than as contemplated by this Agreement or as set forth in the Disclosure Schedule, there are at the date of this Agreement no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate it or any of its Subsidiaries to issue, transfer or sell any shares of its capital stock or of the capital stock of any of its Subsidiaries and, except as set forth in the

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Disclosure Schedule it has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of its Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby. In the case of the Companies, after the Effective Time, except as set forth in the Disclosure Schedule New ICN will have no obligation to issue, transfer or sell any shares of capital stock of ICN, SPI, Viratek or Biomedicals pursuant to any Benefit Plan (as defined in Section 4.11).

          4.4. Subsidiaries. It owns directly or indirectly each of the outstanding shares of capital stock of each of its Subsidiaries. Each of the outstanding shares of capital stock of each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by it free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each of its Subsidiaries is set forth in the Disclosure Schedule: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital.

          4.5. Other Interests. Except for interests in its Subsidiaries, neither it nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity.

          4.6. No Violation. Neither the execution and delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of its Certificate of Incorporation or Bylaws; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of its existing Stock Option Plans or Stock Option Agreements or any grant or award made under any of the foregoing, (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of its material properties or the material properties of its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which it or any of its Subsidiaries is a party, or by which it or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not have a Material Adverse Effect; or (iv) other than the filings provided for in Article 1, certain federal, state and local regulatory filings, filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Material Adverse Effect.

          4.7. SEC Documents. It has delivered to the other Companies each registration statement, report, proxy statement or information statement prepared by it since December 31, 1993, including, without limitation, (i) its Annual Report on Form 10-K for the year ended December 31, 1993, (ii) its Form 10K/A amending its 1993 Form 10-K and (iii) its Quarterly Reports on Form 10-Q for the period ended March 31, 1994, each in the form (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Reports"). As of their respective dates, the Reports
(i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of its consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents its consolidated financial position as of its date and each of its consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents its consolidated results of

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operations, retained earnings or cash flow, as the case may be, for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on its consolidated balance sheet at December 31, 1993, including all notes thereto, or as set forth in the Reports, neither it nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date.

          4.8. Litigation. There are no actions, suits or proceedings pending against it or its Subsidiaries or, to the actual knowledge of its executive officers, threatened against it or its Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a Material Adverse Effect.

          4.9. Absence of Certain Changes. Since December 31, 1993, it has conducted its business only in the ordinary course of such business and there has not been (i) any Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

          4.10. Taxes. It and each of its Subsidiaries (i) has timely filed all material federal, state and foreign tax returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired and all such returns are complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns, (iii) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns, and (iv) has no "open" years for federal income tax returns.

          4.11. Employee Benefit Plans. All employee benefit plans and other benefit arrangements covering its employees and the employees of its Subsidiaries (the "Benefit Plans") are listed in the Reports, except Benefit Plans which are not material. To the extent applicable, the Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified. No Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither a Benefit Plan nor the Company has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Benefit Plan has been maintained and administered in all material respects in compliance with its terms, ERISA and the Code to the extent applicable thereto. To the knowledge of the executive officers of the Company, there are no pending or anticipated material claims against or otherwise involving any of the Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Benefit Plan activities) has been brought against or with respect to any such Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect. All material contributions required to be made as of the date hereof to the Benefit Plans have been made or provided for. Neither the Company nor any entity under "common control" with it within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA). The Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and it has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee.

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

          4.12. Labor Matters. Neither it nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of its executive officers threatened against it or its Subsidiaries relating to their business, except for any such proceeding which would not have a Material Adverse Effect. To the knowledge of its executive officers, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving any of its employees or employees of any of its Subsidiaries.

          4.13. No Brokers. It has not entered into, and is not aware of, any contract, arrangement or understanding with any person or firm which may result in the obligation of any of the other Companies to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that it has retained a financial advisor the identity of which and the arrangements with which have been disclosed in writing to the other Companies prior to the date hereof.

          4.14. Opinion of Financial Advisors. Except in the case of New ICN, it has received the opinion of the financial advisor referred to in Section 4.13, to the effect that as of the date hereof, the Exchange Ratio applicable to it is fair from a financial point of view to the holders of its common stock.

          4.15. Stock Ownership. Except in the case of ICN, neither it nor any of its Subsidiaries owns any shares of common stock or other securities convertible into common stock of any of the other Companies. In the case of ICN, ICN owns the shares of capital stock of the other Companies as set forth in the first recital of this Agreement.

          4.16. No Prior Activities. New ICN has been recently formed and has not, except as contemplated by this Agreement, engaged, directly or through any Subsidiary, in any business or activities of any type or kind whatsoever.

                                   ARTICLE 5

     5. COVENANTS.

          5.1. Acquisition Proposals. Prior to the Effective Time, each of the Companies agrees (a) that neither it nor any of its Subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its Significant Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; and (b) that it will notify the other Companies immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 5.1 shall prohibit its Board of Directors from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire it pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) its Board of Directors determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such Company provides written notice to the other Companies to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such Company determined in good faith was required to be executed in order for its Board of

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

Directors to comply with its fiduciary duties to stockholders imposed by law), such Company keeps the other Companies informed of the status (not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with respect to an Acquisition Proposal. Nothing in this Section 5.1 shall (x) permit any Company to terminate this Agreement (except as specifically provided in Article 7 hereof), (y) permit any Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no Company shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of any party under this Agreement.

          5.2. Conduct of Business. Prior to the Effective Time, from the date hereof, except as contemplated by any other provision of this Agreement, unless the other Companies and New ICN have consented in writing thereto, each of the Companies and New ICN agrees that it:

          (a) Shall, and shall cause each of its Subsidiaries to, conduct their operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (b) Shall use its reasonable efforts, and shall cause each of its respective Subsidiaries to use its reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (c) Shall confer on a regular basis with one or more representatives of each of the other Companies to report operational matters of materiality and any proposals to engage in material transactions;

          (d) Shall not amend its Certificate of Incorporation or Bylaws;

          (e) Shall promptly notify each of the other Companies of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its business or in the operation of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (f) Shall promptly deliver to each of the other Companies true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (g) Shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (iii) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, except for normal increases consistent with past practice and the payment of cash bonuses to officers pursuant to and consistent with existing plans or programs, or (iv) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or which apply to employees of each of the Companies to the same extent such new plan or amendment would apply to such employees if adopted by the Surviving Corporation after the Effective Time;

          (h) Shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (ii) except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action; and

          (i) Shall not, and shall not permit any of its Subsidiaries to sell, lease or otherwise dispose of any of their assets (including capital stock of Subsidiaries) which are material, individually or in the aggregate, except in the ordinary course of business.

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

          5.3. Meetings of Stockholders. Each of the Companies will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of each of the Companies shall recommend such approval and each of the Companies shall take all lawful action to solicit such approval; including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 5.7); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Directors of any of the Companies in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law. The Companies shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day. It shall be a condition to the mailing of the Proxy Statement/Prospectus that each of ICN, SPI, Viratek and Biomedicals shall have received an opinion of the financial advisor referred to in Section 4.13, dated the date of the Proxy Statement/Prospectus, to the effect that, as of the date thereof, the applicable Exchange Ratio is fair to the holders of its common stock. SPI, as sole stockholder of New ICN, shall take appropriate action to approve this Agreement.

          5.4. Filings; Other Action. Subject to the terms and conditions herein provided, each of the Companies and New ICN shall: (a) promptly make their respective filings, if any are required, and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Companies and New ICN shall take all such necessary action.

          5.5. Inspection of Records. From the date hereof to the Effective Time, each of the Companies and New ICN shall allow all designated officers, attorneys, accountants and other representatives of the other Companies and New ICN access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of it and its Subsidiaries.

          5.6. Publicity. Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Companies and New ICN shall consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

          5.7. Registration Statement. The Companies and New ICN shall cooperate and promptly prepare and New ICN shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the New ICN Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of each of the Companies in connection with the Merger (the "Proxy Statement/ Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. New ICN shall use all reasonable efforts, and the Companies will cooperate with New ICN, to have the Form S-4 declared effective by the SEC as promptly as practicable. New ICN shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. New ICN agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of stockholders of each of the

Companies, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by New ICN in reliance upon and in conformity with written information concerning ICN, SPI, Viratek or Biomedicals furnished to New ICN by ICN, SPI, Viratek or Biomedicals, as the case may be, specifically for use in the Proxy Statement/Prospectus. ICN, SPI, Viratek and Biomedicals agree that the information provided by each affiliate for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of the Companies, or, in the case of information provided by ICN, SPI, Viratek or Biomedicals for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by any of the Companies without the approval of the other parties. New ICN will advise ICN, SPI, Viratek and Biomedicals, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the New ICN Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

          5.8. Listing Application. New ICN shall promptly prepare and submit to the New York Stock Exchange (the "NYSE") a listing application covering the shares of New ICN Common Stock (including the shares presently outstanding) issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such New ICN Common Stock, subject to official notice of issuance.

          5.9. Further Action. Each of the Companies and New ICN shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

          5.10. Agreements by Affiliated Stockholders of the Companies. To ensure that the issuance of New ICN Common Stock in the Merger complies with the Securities Act, prior to the Effective Time, each of the Companies shall cause to be delivered to New ICN a list identifying each person who might at the time of the respective meeting of the stockholders of ICN, SPI, Viratek or Biomedicals be deemed to be an "affiliate" of ICN, SPI, Viratek or Biomedicals for purposes of Rule 145 under the Securities Act (each, an "Affiliate"). Each of the Companies shall use its best efforts to obtain from each person who is identified as a possible Affiliate prior to the Effective Time a letter in the form of Exhibit B hereto (an "Affiliate Letter").

          5.11. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fee in connection with the HSR Act filing, (b) the filing fee in connection with the filing of the Form S-4 or Proxy Statement/ Prospectus with the SEC, (c) all filing fees in connection with any filings required under applicable blue sky laws, (d) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus, (e) the fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson incurred in its capacity as transaction counsel and not as advisor for one of the Companies, (f) the fees and expenses of Houlihan Lokey incurred in connection with the preparation of an appraisal of the assets of the Merging Companies, and (g) any other expenses not directly attributable to any one of the Merging Companies shall be shared by the Companies on a proportionate basis based on the numbers of shares of common stock of the Surviving Corporation to be issued to, or to be retained by, the stockholders of each Company.

          5.12. Indemnification and Insurance. (a) From and after the Effective Time, New ICN shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer, director, employee, trustee or agent of ICN, SPI, Viratek or Biomedicals (or any of their respective Subsidiaries), including, without limitation, each person controlling any of the foregoing persons (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time and including, without limitation, liabilities arising under the Securities Act, the Exchange Act and state corporation laws in connection with the Merger. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) New ICN shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to New ICN, in advance of the final disposition of any such action to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (ii) New ICN will cooperate in the defense of any such matter; provided, however, that New ICN shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and provided, further, that New ICN shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

          (b) The provisions of this Section shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

          5.13. Reorganization. From and after the date hereof and until the Effective Time, none of the Companies nor any of their respective Subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

          5.14. Financing. At the Effective Time, the proceeds of the Financing (as defined in Section 6.8) shall be used to repay or redeem the obligations set forth in the Disclosure Schedule (or, if under the terms of any of such obligation, such obligation may not be repaid or redeemed at the Effective Time, notice of repayment or redemption, as the case may be, of such obligation shall be given at the earliest time permitted under the terms of such obligation and sufficient funds to repay or redeem such obligation at the earliest time permitted under the terms of such obligation shall be deposited into an escrow account with a bank or trust company as escrow agent).


          5.15. Alternative Structure. Notwithstanding anything to the contrary herein, the parties to this Agreement may, by mutual consent, elect, in lieu of merging any of the Merging Companies into New ICN, as provided for above, to merge one or more of the Merging Companies into or with a wholly owned subsidiary of New ICN. Such change in structure shall utilize only if it has no effect on the rights of holders of Common Stock of any such Merging Company provided for herein or on the applicable Exchange Ratio.


          5.16. Assumption of Employment Agreements. At the Effective Time, New ICN shall assume the obligations of the applicable Merging Companies under the employment agreements set forth in the Disclosure Schedule.

                                   ARTICLE 6

     6. CONDITIONS. The obligation of each of the Companies and New ICN to effect the Merger shall be subject to the fulfillment, or waiver, at or prior to the Closing Date of the following conditions:

          6.1. This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the requisite number of holders of the issued and outstanding shares of capital stock of each of the Companies and New ICN entitled to vote thereon.

          6.2. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          6.3. None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          6.4. The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect.

          6.5. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect following the Effective Time.

          6.6. Each of the Companies and New ICN shall have performed its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date and the representations and warranties of each of the Companies and New ICN contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date; provided however, that notwithstanding anything herein to the contrary, this
Section 6.6 shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a Material Adverse Effect.

          6.7. From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of any of the Companies and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect other than any such change that affects each of the Companies in a substantially similar manner.

          6.8. New ICN shall have received gross proceeds from the sale of notes, debentures, common stock and preferred stock or a combination thereof (the "Financing") of at least $150 million and the terms of the Financing shall be mutually acceptable to each of the Companies and New ICN.

          6.9. The New ICN Common Stock shall be approved for listing on the NYSE or, if such listing cannot be obtained, the New ICN Common Stock shall be approved for listing on the American Stock Exchange or the National Market System of the National Association of Securities Dealers, Inc.

                                   ARTICLE 7

     7. TERMINATION.

          7.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Companies and New ICN, by the consent of each of the Companies and New ICN.

          7.2. Termination by Any of the Companies and New ICN. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of any of the Companies or New ICN if (a) the Merger shall not have been consummated by December 31, 1994; or (b) the approval of the stockholders of each of the Companies and New ICN required by Section 6.1 shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof; or
(c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree; or (e) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, the Board of Directors of such party determines that such termination is required by reason of an Acquisition Proposal being made; or (f) there has been a breach by any of the other parties of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect; or (g) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any of the other parties, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the party desiring to terminate this Agreement to such other party.

          7.3. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 7.3 and Section 5.11 and except for the provisions of Article 8. Moreover, in the event of termination of this Agreement pursuant to Section 7.2(f) or (g), nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

          7.4. Extension; Waiver. At any time prior to the Effective Time, any of the Companies or New ICN, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such Company or New ICN contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 8

     8. GENERAL PROVISIONS.

          8.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger, provided, however, that the agreements contained in Article 3 and in Sections 5.11 and 5.12 and this Article 8 and the agreements delivered pursuant to this Agreement shall survive the Merger.

          8.2. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

        If to SPI or to New ICN:              If to ICN:

        Milan Panic                           Milan Panic
        Chairman of the Board                 Chairman of the Board
        SPI Pharmaceuticals, Inc.             ICN Pharmaceuticals, Inc.
        3300 Hyland Avenue                    3300 Hyland Avenue
        Costa Mesa, CA 92626                  Costa Mesa, CA 92626
        Facsimile: (714) 641-7276             Facsimile:(714) 641-7276

        With a copy to:                       With a copy to:

        M'Liss Jones Kane                     David Watt
        ICN Pharmaceuticals, Inc.             ICN Pharmaceuticals, Inc.
        3300 Hyland Avenue                    3300 Hyland Avenue
        Costa Mesa, CA 92626                  Costa Mesa, CA 92626
        Facsimile: (714) 641-7274             Facsimile: (714) 641-7206

        If to Viratek:                        If to Biomedicals:

        Milan Panic                           Milan Panic
        Chairman of the Board                 Chairman of the Board
        Viratek, Inc.                         ICN Biomedicals, Inc.
        3300 Hyland Avenue                    3300 Hyland Avenue
        Costa Mesa, CA 92626                  Costa Mesa, CA 92626
        Facsimile: (714) 641-7276             Facsimile:(714) 641-7276

        With a copy to:                       With a copy to:

        M'Liss Jones Kane                     M'Liss Jones Kane
        ICN Pharmaceuticals, Inc.             ICN Pharmaceuticals, Inc.
        3300 Hyland Avenue                    3300 Hyland Avenue
        Costa Mesa, CA 92626                  Costa Mesa, CA 92626
        Facsimile: (714) 641-7274             Facsimile: (714) 641-7274

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          8.3. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 3 and Section 5.12, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          8.4. Entire Agreement. This Agreement, the Exhibits, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          8.5. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of any of the Companies, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

          8.7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          8.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          8.9. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         8.10. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          8.11. Incorporation of Exhibits. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          8.12. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          8.13. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

          8.14. Subsidiaries. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner; provided, however, that in the case of ICN, the word "Subsidiary" shall not include SPI, Viratek, Biomedicals or any of the Subsidiaries of SPI, Viratek or Biomedicals. When a reference is made in this Agreement to Significant Subsidiaries, the words "Significant Subsidiaries" shall refer to Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                                  SPI PHARMACEUTICALS, INC.
ATTEST:
By: /s/  M'Liss Jones Kane                        By: /s/  Milan Panic
    -----------------------------                     -------------------------------------
    Name: M'Liss Jones Kane                           Name: Milan Panic
    Title: Secretary                                  Title: Chief Executive Officer
                                                  ICN PHARMACEUTICALS, INC.
ATTEST:
By: /s/  David C. Watt                            By: /s/  Milan Panic
    -----------------------------                     -------------------------------------
    Name: David C. Watt                               Name: Milan Panic
    Title: Secretary                                  Title: President and Chief Executive
                                                             Officer
                                                  VIRATEK, INC.
ATTEST:
By: /s/  Thomas Seoh                              By: /s/  Milan Panic
    -----------------------------                     -------------------------------------
    Name: Thomas Seoh                                 Name: Milan Panic
    Title: Secretary                                  Title: Chief Executive Officer
                                                  ICN BIOMEDICALS, INC.
ATTEST:
By: /s/  M'Liss Jones Kane                        By: /s/  Milan Panic
    -----------------------------                     -------------------------------------
    Name: M'Liss Jones Kane                           Name: Milan Panic
    Title: Secretary                                  Title: Chief Executive Officer
                                                  ICN MERGER CORP.
ATTEST:
By: /s/  M'Liss Jones Kane                        By: /s/  Milan Panic
    -----------------------------                     -------------------------------------
    Name: M'Liss Jones Kane                           Name: Milan Panic
    Title: Secretary                                  Title: Chief Executive Officer

                                                                       EXHIBIT A

                                                                   TO APPENDIX A



                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF
                                ICN MERGER CORP.

              PURSUANT TO SEC. 102 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


     The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, does hereby certify:


          FIRST: The name of the Corporation is

          ICN Merger Corp.


          SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.



          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


          FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Hundred and Ten Million Shares (110,000,000) shares divided into two classes of which Ten Million (10,000,000) shares, par value $.01 per share, shall be designated Preferred Stock and One Hundred Million (100,000,000) shares, par value $.01 per share, shall be designated Common Stock.

A.  PREFERRED STOCK

     1. ISSUANCE. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, voting powers, preferences, and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

     2. SERIES A PREFERRED STOCK.


     SECTION 1. Designation and Amount. One million (1,000,000) shares of the Preferred Stock of the Corporation shall be designated as "Series A Participating Preferred Stock", par value $.01 per share (the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.


     SECTION 2. Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other

                                      A-A-1
distributions other than a dividend payable in shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.


     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless by payable on such subsequent Quarterly Dividend Payment Date.


     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

     SECTION 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:


          (A) Except as provided in paragraph C of this Section 3, and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of Corporation.



          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.


          (C) (i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the By-Laws of Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.


          (ii) The right of the holders of Series A Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of any class of preferred stock of the Corporation upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of such preferred stock which the Corporation may issue and which may provide for the right to vote with the Series A Preferred Stock are collectively referred to herein as "Voting Preferred Stock."


                                      A-A-2

          (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "Preferred Director." A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of such directors shall terminate. Any Preferred Director may be removed, without cause, by, and shall not be so removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for that purpose in accordance with the By-laws of the Corporation.



          (iv) So long as a default in any preference dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director or in case there is no remaining Preferred Director, the vacancy or vacancies may be filled by the vote of the holders of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected or such vacancies exist, as the case may be. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.



          (v) For purposes hereof, a "default in preference dividends" on Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.


          (D) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

     SECTION 4. Certain Restrictions.


     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on the shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not



     (i) declare or pay dividends, or make any other distributions, on any shares of Common Stock or any other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;


     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled (based upon their respective liquidation values);


     (iii) redeem or purchase or otherwise acquire for consideration (except as provided in (iv) below) shares of Common Stock or any other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution liquidation, or winding up) to the Series A Preferred Stock;


                                      A-A-3

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.


     SECTION 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any certificate of designation creating a series of Preferred Stock or as otherwise required by law.


     SECTION 6. Liquidation, Dissolution or Winding Up.


     (A) Subject to the prior and superior rights of holders of any shares of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of Common Stock or any other shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (subject to the provision for adjustment hereinafter set forth in subparagraph (C) below) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, and subject to the rights of the holders of any other series of Preferred Stock then outstanding, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.



     (B) In the event that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock of the Corporation, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.



     SECTION 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in any such case, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.


     SECTION 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                                      A-A-4

     SECTION 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any series of Preferred Stock shall provide otherwise.



     SECTION 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.



     SECTION 11. Adjustment. In the event the Corporation shall at any time
after November   , 1994 (the "Rights Record Date") (i) declare any dividend on
Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of Common Stock in a reclassification or change of the outstanding shares of Common Stock (including any such reclassification or change in connection with a merger in which the Corporation is the continuing or surviving Corporation), then in each such case (w) the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of Section 2(A) above, (x) the number of votes applicable to each share of Series A Preferred Stock immediately prior to such event under Section 3(A) above, (y) the adjustment number (for purposes of Section 6(A) above) and (z) the amount to which holders of shares of Series A Preferred were entitled immediately prior to such event under Section 7 above, shall be adjusted by multiplying such amount or number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


B.  COMMON STOCK


          1. Dividends. Subject to the preferential rights, if any, of the holders of any series of Preferred Stock then outstanding, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of Common Stock or other securities of the Corporation.



          2. Voting Rights. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding at every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his/her name on the books of the Corporation, on each matter voted upon by stockholders.



          3. Liquidation, Dissolution, or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferential and other amounts, if any, to which the holders of any series of Preferred Stock then outstanding shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.



          FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.



     A. Number of Directors. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of the Preferred Stock of the Corporation which may be outstanding, voting separately as a series or class) shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, but in no event shall be less than three nor more than twenty.



     B. Classes. Except for any directors elected separately by the holders of any one or more series of Preferred Stock, the directors shall be divided into three classes, as nearly equal in number as reasonably


                                      A-A-5
possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders, the term of office of the second class to expire at the 1996 annual meeting of stockholders and the term of office of the third class to expire at the 1997 annual meeting of stockholders and at each annual meeting of stockholders following adoption of this Restated Certificate of Incorporation directors shall be elected to succeed those directors whose terms expire for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Directors need not be stockholders. All directors shall hold office until the expiration of the term for which elected and until their successors are elected, except in the case of the death, resignation, disqualification or removal of any director.



     C. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.



     D. Removal. Except for any directors elected separately by the holders of any one or more series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.



          SIXTH: Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.



          SEVENTH: Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time only by the Board of Directors or the Chairman of the Board of the Corporation.


          EIGHTH: At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (a) by, or at the direction of, the Board of Directors or (b) by a stockholder of the Corporation who complies with the procedures set forth in this Article EIGHTH. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

          A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the

                                      A-A-6
          notice. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Article EIGHTH.


          The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Article EIGHTH, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Article EIGHTH shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

          NINTH: Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, only persons nominated in accordance with the procedures set forth in this Article NINTH shall be eligible for election as directors. Nominations of persons for election to the Board may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Article NINTH. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

          A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act") (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving notice (a) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominee(s) on the date of such stockholder's notice, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

          No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article NINTH. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article NINTH, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          TENTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. Any By-Laws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this

                                      A-A-7

          Restated Certificate of Incorporation to the contrary, the By-Laws shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


          ELEVENTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall otherwise provide.


          TWELFTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article TWELFTH shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occuring prior to the time of such repeal or modification.



          THIRTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the same reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


        FOURTEENTH:

     A. For purposes of this Article FOURTEENTH, the following terms shall be defined as follows:


          (1) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with a Related Person, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the ordinary course of business to or with a Related Person of any assets of the Corporation or a Subsidiary having an aggregate fair market value of $25,000,000 or more, (c) the issuance or transfer by the Corporation of any shares of Voting Stock or securities convertible into or exercisable for such shares (other than by way of pro rata distribution to all stockholders) to a Related Person, (d) any recapitalization, merger or consolidation that would have the effect of increasing the voting power of a Related Person, (e) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or a Subsidiary proposed, directly or indirectly, by or on behalf of a Related Person, (f) any merger or consolidation of the Corporation with another Person proposed, directly or indirectly, by or on behalf of a Related Person unless the entity surviving or resulting from such merger or consolidation has a provision in its certificate or articles of incorporation, charter or similar governing instrument which is substantially identical to this Article FOURTEENTH or
     (g) any agreement, contract or other arrangement or understanding providing, directly or indirectly, for any of the transactions described in this Paragraph A(1).


                                      A-A-8

          (2) The term "Related Person" shall mean any individual, partnership, corporation, trust or other Person which, together with its "affiliates" and "associates", as defined in Rule 12b-2 under the Exchange Act as in effect on January 1, 1993, and together with any other individual, partnership, corporation, trust or other Person with which it or they have any agreement, contract or other arrangement or understanding with respect to acquiring, holding, voting or disposing of Voting Stock, "beneficially owns" (within the meaning of Rule 13d-3 under the Exchange Act on said date) an aggregate of 10% or more of the outstanding Voting Stock. A Related Person, its affiliates and associates and all such other individuals, partnerships, corporations and other Persons with whom it or they have any such agreement, contract or other arrangement or understanding, shall be deemed a single Related Person for purposes of this Article FOURTEENTH; provided, however, that the members of the Board of Directors of the Corporation shall not be deemed to be associates or otherwise to constitute a Related Person solely by reason of their board membership. A person who is a Related Person as of (i) the time any definitive agreement relating to a Business Combination is entered into,
     (ii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination or (iii) immediately prior to the consummation of a Business Combination, shall be deemed a Related Person for purposes of this Article FOURTEENTH.

          (3) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not an "affiliate" or "associate" of the Related Person referred to in Paragraph A(2) of this Article FOURTEENTH and was a member of the Board of Directors prior to the time that such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with such Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.

          (4) The term "Person" shall mean any individual, firm, corporation or other entity.

          (5) The term "Subsidiary" shall mean any corporation or other entity of which the Person in question owns, directly or indirectly, not less than 50% of any class of equity securities or not less than 50% of the voting power of all securities of the Corporation entitled to vote generally in the election of directors.

          (6) The term "Voting Stock" shall mean any shares of the Corporation entitled to vote generally in the election of directors.


          (7) The term "Entire Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies or unfilled newly created directorships.


          (8) The term "Market Value" shall mean the average of the high-and low-quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a share on the Composite Tape for the New York Stock
     Exchange -- Listed Stocks, or, if the shares are not listed or admitted to trading on such exchange, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low-asked quotations with respect to a share on such date as quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a share as at least 66 2/3% of the Continuing Directors shall determine.


     B. In addition to any other vote required by this Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware, the affirmative vote of the holders of not less than 85% of the outstanding Voting Stock held by stockholders other than a Related Person by or with whom or on whose behalf, directly or indirectly, a Business Combination is proposed, voting as a single class, shall be required for the approval or authorization of such Business Combination; provided, however, that the 85% voting requirement shall not be applicable and such Business Combination may be approved by the vote required by law, if any, or by any other provision of this Certificate of Incorporation if either:


          (1) The Business Combination is approved by the Board of Directors of the Corporation by the affirmative vote of at least 66 2/3% of the Continuing Directors, or

                                      A-A-9

          (2) All of the following conditions are satisfied:

             (a) The aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share of capital stock of the Corporation in the Business Combination by the holders of capital stock of the Corporation, other than the Related Person involved in the Business Combination, shall not be less than the highest of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, and dealer-management compensation, and with appropriate adjustments for recapitalizations, stock splits, stock dividends and like transactions and distributions) paid by such Related Person in acquiring any of its holdings of such class or series of capital stock, (ii) the highest per share Market Value of such class or series of capital stock within the twelve-month period immediately preceding the date the proposal for such Business Combination was first publicly announced or (iii) the book value per share of such class or series of capital stock, determined in accordance with generally accepted accounting principles, as of the last day of the month immediately preceding the date the proposal for such Business Combination was first publicly announced;

             (b) The consideration to be received in such Business Combination by holders of capital stock other than the Related Person involved shall, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring capital stock already owned by it, provided, however, that if the Related Person has paid for capital stock with varying forms of consideration, the form of consideration for shares of capital stock acquired in the Business Combination by the Related Person shall either be cash or the form used to acquire the largest number of shares of capital stock previously acquired by it; and

             (c) A proxy statement responsive to the requirements of the Exchange Act and regulations promulgated thereunder, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Combination and shall contain at the front thereof, in a prominent place, (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state and (ii) the opinion of a reputable investment banking firm selected by the Continuing Directors as to the fairness of the terms of such Business Combination, from a financial point of view, to the public stockholders (other than the Related Person) of the Corporation.

     C. A Related Person shall be deemed for purposes of this Article FOURTEENTH to have acquired a share of the Corporation at the time when such Related Person became the beneficial owner thereof (as such term is defined in Paragraph A(2) of this Article FOURTEENTH). With respect to shares owned by affiliates, associates and other Persons whose ownership is attributed to a Related Person, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the affiliate, associate or other Person or (ii) the Market Value of the shares in question at the time when the Related Person became the beneficial owner thereof.

     For purposes of this Article FOURTEENTH, in the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" in Paragraph B(2)(a) shall include (without limitation) common stock or other capital stock of the Corporation retained by stockholders of the Corporation (other than Related Persons who are parties to such Business Combination).

     Nothing contained in this Article shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.


     D. Notwithstanding any other provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be permitted by law), any amendment, addition, alteration, change or repeal of this Article FOURTEENTH, or any other amendment of


                                     A-A-10
this Restated Certificate of Incorporation inconsistent with or modifying or permitting circumvention of this Article FOURTEENTH, must first be proposed by the Board of Directors of the Corporation, upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose, and thereafter approved by the affirmative vote of the holders of not less than 85% of the then outstanding Voting Stock held by stockholders other than a Related Person by or with whom or on whose behalf, directly or indirectly, a Business Combination is proposed, voting as a single class; provided, however, that this Paragraph D shall not apply to, and such 85% vote shall not be required for, any such amendment, addition, alteration, change or repeal recommended to stockholders of the Corporation by the affirmative vote of not less than 66 2/3% of the Continuing Directors. For the purposes of this Paragraph D only, if at the time when any such amendment, addition, alteration, change or repeal is under consideration there is no proposed Business Combination, the term "Continuing Directors" shall be deemed to mean the Entire Board of Directors.



          FIFTEENTH: The Board of Directors, each committee of the Board of Directors and each individual director, in discharging their respective duties under applicable law and this Restated Certificate of Incorporation and in determining what they each believe to be in the best interests of the Corporation and its stockholders, may consider the effects, both short-term and long-term, of any action or proposed action taken or to be taken by the Corporation, the Board of Directors or any committee of the Board on the interests of (i) the employees, associates, associated physicians, distributors, patients or other customers, suppliers and/or creditors of the Corporation and its subsidiaries and (ii) the communities in which the Corporation and its subsidiaries own or lease property or conduct business, all to the extent that the Board of Directors or any committee of the Board of Directors or any individual director deems pertinent under the circumstances (including the possibility that the interests of the Corporation may best be served by the continued independence of the Corporation); provided, however, that the provisions of this Article FIFTEENTH shall not limit in any way the right of the Board of Directors to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term and long-term, of any action or proposed action on the Corporation or its stockholders directly; and provided further that this Article FIFTEENTH shall be deemed solely to grant discretionary authority to the Board of Directors, each committee of the Board of Directors and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.



          SIXTEENTH: Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding (or any part thereof), whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as such director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith. The Corporation shall not be required to indemnify any indemnitee in connection with a proceeding initiated by such indemnitee unless the initiation of such proceedings by the indemnitee was authorized by the Board of Directors of the Corporation.



     A. Procedure. Any indemnification under this Article SIXTEENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, as the same exists or


                                     A-A-11
hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made (a) by a majority vote of the directors who were not parties to such action, suit or proceeding (the "Disinterested Directors"), even if less than a quorum or (b) if there are no Disinterested Directors or if the Disinterested Directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.



     B. Advances for Expense. Costs, charges and expenses (including attorneys' fees) incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article SIXTEENTH. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Disinterested Directors deems appropriate. The majority of the Disinterested Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding whether or not the Corporation is a party to such action, suit or proceeding.



     C. Procedure for Indemnification. Any indemnification or advance of costs, charges and expenses under this Article SIXTEENTH, shall be made promptly, and in any event with 60 days upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article SIXTEENTH shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim under Section 145(c) of the General Corporation Law of the State of Delaware or for the advance of costs, charges and expenses under this Article SIXTEENTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholder) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


     D. Other Rights; Continuation of Rights to Indemnification. The indemnification and advancement of expenses provided by this Article SIXTEENTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may by entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article SIXTEENTH shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article SIXTEENTH is in effect. Any repeal or modification of this

                                     A-A-12

Article SIXTEENTH or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligation of the actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article SIXTEENTH, references to "the Corporation" include all constituent corporations absorbed in consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article SIXTEENTH, with respect to the resulting or surviving corporation, as he would if he/she had served the resulting or surviving corporation in the same capacity.


     E. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her or on his/her behalf in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this Article SIXTEENTH; provided, however, that such insurance is available on acceptable terms which determination shall be made by a vote of a majority of the Board of Directors.

     F. Savings Clause. If this Article SIXTEENTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article SIXTEENTH as to all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement) actually and reasonable incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article SIXTEENTH to the full extent permitted by any applicable portion of this Article SIXTEENTH that shall not have been invalidated and to the full extent permitted by applicable law.


          SEVENTEENTH: In furtherance and not in limitation of the powers conferred by law or in this Restated Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidence of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.



          EIGHTEENTH: The Corporation reserves the right to amend, add, alter, change, repeal or adopt any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any affirmative vote required by applicable law or any other provision of this Restated Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Preferred Stock, the affirmative vote of the holders of not less than 75% of the voting power of all securities of the Corporation entitled to vote generally in the election of directors shall be required to amend, add, alter, change, repeal or adopt any provisions inconsistent with Articles FIFTH, SIXTH,


                                     A-A-13

          SEVENTH, EIGHTH, NINTH, TENTH, TWELFTH, THIRTEENTH, FIFTEENTH, SIXTEENTH, SEVENTEENTH, and EIGHTEENTH of this Restated Certificate of Incorporation.



     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been
signed under the seal of the Company this   day of                , 1994.


                                          ICN MERGER CORP.
                                          By:

[Seal]
Attest:

                                     A-A-14

                                                                       EXHIBIT B

                                                                   TO APPENDIX A


                            FORM OF AFFILIATE LETTER

ICN Merger Corp.
330 Hyland Avenue
Costa Mesa, CA 92626

Ladies and Gentlemen:


     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of ICN Pharmaceuticals, Inc., a Delaware corporation ("ICN"), SPI Pharmaceuticals, Inc., a Delaware corporation ("SPI"), Viratek, Inc. a Delaware corporation ("Viratek"), and/or ICN Biomedicals, Inc., a Delaware corporation ("Biomedicals"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Subject to the terms and conditions of the Agreement and Plan of Merger dated as of August 1, 1994 (the "Agreement"), among ICN, SPI, Viratek, Biomedicals and ICN Merger Corp., a Delaware corporation ("New ICN"), ICN, SPI and Viratek will be merged with and into New ICN and Biomedicals will be merged with and into a wholly-owned subsidiary of New ICN (the "Merger").


     As a result of the Merger, I may receive shares of Common Stock, par value $.01 per share, of New ICN (the "New ICN Shares") in exchange for shares owned by me of Common Stock, par value $1.00 per share, of ICN and/or Common Stock, par value $.01 per share of SPI, and/or Common Stock, par value $.10 per share, of Viratek, and/or Common Stock, par value $.01 per share, of Biomedicals.

     I represent, warrant and covenant to New ICN that in the event I receive any new ICN Shares as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the New ICN Shares in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the New ICN Shares to the extent I felt necessary, with my counsel or counsel for ICN, SPI, Viratek or Biomedicals.

          C. I have been advised that the issuance of New ICN Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of ICN, SPI, Viratek and/or Biomedicals, I may be deemed to have been an affiliate of ICN, SPI, Viratek and/or Biomedicals and the distribution by me of the New ICN Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the New ICN Shares issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or under other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to New ICN, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that New ICN is under no obligation to register the sale, transfer or other disposition of the New ICN Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                                      A-B-1

          E. I also understand that stop transfer instructions will be given to SPI's transfer agents with respect to the New ICN Shares and that there will be placed on the certificates for the New ICN Shares issued to me, or any substitutions therefor; a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED BETWEEN THE REGISTERED HOLDER HEREOF AND ICN MERGER CORP., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ICN MERGER CORP."

          F. I also understand that unless the transfer by me of my New ICN Shares has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, New ICN reserves the right to put the following legend on the certificates issued to my transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the New ICN Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the New ICN Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) New ICN has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to New ICN, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of ICN, SPI, Viratek and/or Biomedicals as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          Name:
                                                -----------------------------
Accepted this      day of
               , 1994 by
ICN MERGER CORP.

By:
   ----------------------------------------

    Name:
          ---------------------------------

    Title:
           --------------------------------

                                      A-B-2

                                   APPENDIX B

                                                           PRUDENTIAL SECURITIES
- --------------------------------------------------------------------------------


                                                              September 28, 1994


Board of Directors
ICN Pharmaceuticals, Inc.
3300 Hyland Avenue
Costa Mesa, California 92626

Dear Sirs:


     ICN Pharmaceuticals, Inc. ("ICN"), Viratek, Inc. ("Viratek"), ICN Biomedicals, Inc. ("Biomedicals"), SPI Pharmaceuticals, Inc. ("SPI"), and ICN Merger Corp. ("New ICN"), a wholly-owned subsidiary of SPI, propose to enter into an Agreement and Plan of Merger dated as of August 1, 1994, as amended, (the "Merger Agreement") pursuant to which ICN, Viratek, Biomedicals and SPI will be merged (the "Merger") with and into New ICN. Pursuant to the Merger Agreement, upon completion of the Merger, each outstanding share of Common Stock, $1.00 par value, of ICN (the "ICN Common Stock") will be converted into the right to receive .512 shares of Common Stock, $.01 par value (the "Exchange Ratio"), of New ICN (the "New ICN Common Stock"). In addition, each share of common stock, $.01 par value, of SPI (the "SPI Common Stock") (other than SPI Common Stock held by ICN) will be converted into the right to receive 1.000 shares of New ICN Common Stock, each share of Common Stock, $.10 par value, of Viratek (the "Viratek Common Stock") (other than Viratek Common Stock held by
ICN) will be converted into the right to receive .499 shares of New ICN Common Stock, and each share of Common Stock, $.01 par value, of Biomedicals (the "Biomedicals Common Stock") (other than Biomedicals Common Stock held by ICN) will be converted into the right to receive .197 shares of New ICN Common Stock. After giving effect to the Merger, the holders of ICN Common Stock will own, in the aggregate, 38.98% of the outstanding New ICN Common Stock.


     You have asked us to render an opinion with respect to the fairness to the ICN Common Stock holders, from a financial point of view, of the Exchange Ratio.


     In conducting our analysis and arriving at the opinion stated herein, we have reviewed such information and considered such financial data and other factors as we deemed appropriate under the circumstances, including the following: (i) ICN's, Viratek's, Biomedical's and SPI's historical financial data and other publicly available information for the three years ended December 31, 1993 as well as interim financial results for the six months ended June 30, 1994; (ii) certain information, including financial projections, for ICN, Viratek, Biomedicals, and SPI prepared, in each case, by the respective managements of each company and financial projections for New ICN, prepared by ICN management relating to the revenues, earnings and cash flow for each of the ICN, Viratek, Biomedicals, SPI and New ICN businesses; (iii) the pro forma statement of income for New ICN for the year ended December 31, 1993 and for the six months ended June 30, 1994 and the pro forma balance sheet for New ICN as of June 30, 1994 prepared by ICN in conjunction with ICN's outside auditors; (iv) industry data relating to each of ICN's, Viratek's, Biomedical's, SPI's and New ICN's businesses; (v) the financial terms of the Merger and the financial terms of certain other transactions we deemed relevant; (vi) the trading history of the ICN Common Stock, the Viratek Common Stock, the Biomedicals Common Stock and the SPI Common Stock; (vii) publicly available information concerning certain other companies we deemed reasonably similar to ICN, Viratek, Biomedicals, SPI and New ICN and the common stock trading history for each such comparable company; (viii) the Merger Agreement; (ix) the Registration Statement on Form S-1 filed with the SEC by New ICN dated September 14, 1994, as amended, in connection with New ICN's proposed convertible subordinated debenture financing; and (x) such other studies, analyses and investigations as we deemed appropriate for the purposes of this opinion. We have met



 Prudential Securities Incorporated, 11111 Santa Monica Boulevard, Suite 2050,
                    Los Angeles, CA 90025  Tel 310 477-3146
with senior officers of ICN, Viratek, Biomedicals and SPI to discuss each company's financial condition and prospects and such other matters as we deemed relevant. We were not able to visit the operations of ICN Galenika, a subsidiary of SPI located in The Federal Republic of Yugoslavia. Our opinion is based on economic, financial and market conditions as they exist and can be evaluated on the date hereof.

     In connection with our review and analysis, we have relied upon the accuracy and completeness of the financial data and other information provided to us by ICN, Viratek, Biomedicals and SPI or is publicly available and have not independently verified any such information. With respect to the financial projections prepared by ICN management for New ICN, as well as the financial projections for Viratek, Biomedicals and SPI, we made certain modifications to such projections using assumptions less optimistic than those employed by ICN, Viratek, Biomedicals and SPI managements. We have neither made nor obtained any independent appraisals of the properties, facilities or other assets of ICN, Viratek, Biomedicals or SPI. In addition, we have not been authorized by the ICN Board of Directors or the ICN Special Committee to solicit, and have not solicited, third party indications of interest for the acquisition of ICN or any interest therein.


     As you know, Prudential Securities Incorporated may, in the ordinary course of business, trade the ICN Common Stock, the SPI Common Stock, the Viratek Common Stock and the Biomedicals Common Stock for our own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.


     Based upon and subject to the foregoing, we are of the opinion that the Exchange Ratio is fair to the ICN Common Stock holders from a financial point of view.

                                          Very truly yours,


                                          PRUDENTIAL SECURITIES INCORPORATED


- --------------------------------------------------------------------------------

                                                    PRUDENTIAL SECURITIES (LOGO)
- ----------------------------------

                                   APPENDIX C

WERTHEIM SCHRODER &
CO.
                                                                EQUITABLE CENTER
                                                              787 SEVENTH AVENUE
            Incorporated
                                                         NEW YORK, NY 10019-6016
                                                          TELEPHONE 212-492-6000

                                                              September 28, 1994


The Board of Directors of:
SPI Pharmaceuticals, Inc.
3300 Hyland Avenue
Costa Mesa, CA 92626

Gentlemen:


     It is our understanding that SPI Pharmaceuticals, Inc. ("SPI" or the "Company") intends to enter into a merger transaction (the "Transaction") whereby it would be combined with certain of its affiliated companies, namely ICN Pharmaceuticals, Inc. ("ICN"), Viratek, Inc. ("Viratek") and ICN Biomedicals, Inc. ("Biomedicals") (together, the "Affiliated Companies"). In connection with the Transaction, the shares of common stock held by the shareholders of the Company and each Affiliated Company would be converted into shares of a newly formed holding company ("ICN Merger Corp."). We understand further that a set of exchange ratios has been established to govern the conversion of shares of the Company and each of the Affiliated Companies into shares of ICN Merger Corp. and that, according to this plan, current holders of SPI common stock (except ICN) would receive one (1) share of ICN Merger Corp. common stock in exchange for each of their SPI shares (the "Exchange Ratio"). You have asked our opinion, as investment bankers, as to the fairness, from a financial point of view, to the shareholders of SPI other than ICN, of the proposed Exchange Ratio (the "Opinion").



     It is currently contemplated that, in conjunction with the Transaction, ICN Merger Corp. will offer to the public approximately $150 million of convertible debt securities (the "Offering") with proceeds used primarily to retire certain debt to be assumed by ICN Merger Corp. in the Transaction. It is expected that Wertheim Schroder will serve as lead managing underwriter of the Offering. Wertheim Schroder has also rendered and continues to render investment banking services to the Company and its Affiliated Companies, for which it has received, and will receive, customary fees.


     It is understood that the Opinion shall be used by you solely in connection with your consideration of the fairness of the Exchange Ratio to the shareholders of SPI other than ICN and for no other purpose, and that the Company will not furnish the Opinion or any other material prepared by Wertheim Schroder to any other person or persons or use or refer to the Opinion for any other purpose without Wertheim Schroder's prior written approval. It is understood that this Opinion will be included in its entirety in proxy materials to be sent to shareholders of the Company and its Affiliated Companies in connection with the Transaction. Any reference to or description of the Opinion in such proxy materials, however, shall be subject to Wertheim Schroder's prior approval.

     Wertheim Schroder, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In arriving at our Opinion, we have:


          (i) reviewed the Plan of Merger among SPI and its Affiliated Companies dated as of August 1, 1994, as amended;


          (ii) visited the principal operating facilities of the Company and its Affiliated Companies, including the Costa Mesa facilities; the manufacturing plants at Bryan, Ohio and Mexico City, Mexico; and, in 1992, ICN-Galenika's principal operating facility in Belgrade, Yugoslavia;


          (iii) reviewed the Annual Reports of Form 10-K and the audited financial statements of the Company and each of its Affiliated Companies for the three fiscal years ended December 31, 1993 and their quarterly Reports on Form 10-Q for the quarter ended March 30, 1994 and June 30, 1994;


          (iv) reviewed certain internal, unaudited financial analyses and reports prepared by management of each of the Company and each of the Affiliated Companies;

          (v) reviewed the management forecasts of the operating and financial results for the Company and each of the Affiliated Companies used in the joint Boards of Directors meeting on June 14, 1994;

          (vi) reviewed the internal financial statements for the Company for the quarter ended June 30, 1994;


          (vii) reviewed the pro forma (for the Transaction and Offering) balance sheet and income statement for ICN Merger Corp. for the year ended December 31, 1993 and for the six months ended June 30, 1994 prepared by the Company's auditors;


          (viii) conducted discussions with the senior management of the Company and each of the Affiliated Companies concerning their respective historical and forecasted financial and operating results;


           (ix) reviewed the trading histories and relative trading values of the Company and each of the Affiliate Companies in the public marketplace over the five year period ended September 26, 1994;


            (x) performed various valuation analyses, as deemed appropriate, of the Company and of the Affiliated Companies using generally accepted analytical methodologies, including: (i) discounted cash flow valuation analyses; (ii) the application of the multiples reflected in recent mergers and acquisitions for comparable businesses to the financial results of the Company and each of the Affiliated Companies; (iii) the application of the public trading multiples of comparable companies to the financial results of the Company and the Affiliated Companies; (iv) a relative financial and market value contribution analysis for the Company and each of the Affiliated Companies; and (v) for ICN, a net asset valuation analysis;


           (xi) reviewed the report, dated July 22, 1994, prepared by Houlihan, Lokey, Howard & Zukin, Inc. regarding the valuation of certain research and development related assets of Viratek; and


           (xii) performed such other financial studies, analyses, inquiries and investigations as we deemed appropriate.


     In preparing our Opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and each of the Affiliated Companies or obtained by us from other sources, and we have not assumed any responsibility to independently verify such information or to undertake an independent appraisal of any of the underlying assets. We have not been asked to, and have not, sought or solicited any offers for the Company or any of the Affiliated Companies. With respect to the forecasts for the Company and each of the Affiliated Companies, we have been advised by the management of each company, and have not assumed any responsiblity for independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and judgment of the management of each company. Our Opinion is necessarily based on economic, market and other conditions as they exist, and the information made available to us, as of the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion which may come or be brought to our attention after the date of this Opinion.

     This Opinion does not constitute a recommendation to any holder of common shares of SPI as to how such holder should vote, or as to any other action which such holder should take, in connection with the Transaction. This Opinion relates solely to the question of the fairness, from a financial point of view, of the Exchange Ratio as currently proposed to the shareholders of SPI other than ICN. Further, we express no opinion herein as to the structure, terms or effect of any other aspect of the Transaction or Offering, including, without limitation, any effects resulting from the application of any bankruptcy, fraudulent conveyance or other federal or state insolvency law or of any pending or threatened litigation affecting the Company or any of the Affiliated Companies.

     Based upon and subject to the foregoing, we are of the opinion, as investment bankers, that the Exchange Ratio as currently proposed is fair, from a financial point of view, to the shareholders of SPI other than ICN.

                                          Very truly yours,

                                          WERTHEIM SCHRODER & CO.
                                                Incorporated

                                   APPENDIX D

KEMPER SECURITIES, INC.
Corporate Finance Department

500 North Akard - 1515 Lincoln Plaza

Dallas, Texas 75201

(214) 740-3295


(800) 327-6861


FAX (214) 740-3297



                                                              September 28, 1994

The Board of Directors of
Viratek, Inc.
3300 Hyland Avenue
Costa Mesa, CA 92626

Dear Sirs:

     We understand that Viratek, Inc. ("Viratek" or the "Company") intends to enter into a combination transaction (the "Transaction") whereby its operations would be merged with those of certain of its affiliated companies including ICN Pharmaceuticals, Inc. ("ICN"), SPI Pharmaceuticals, Inc. ("SPI") and ICN Biomedicals, Inc. ("Biomedicals") (together, the "Affiliated Companies"). To effect the Transaction, shareholders of the Company and each Affiliated Company would exchange their shares for shares of the newly formed company ("Newco"). We understand that a set of exchange ratios has been established to govern the conversion of shares of the Company and each of the Affiliated Companies into shares of Newco such that: (i) current holders of Viratek common stock would receive 0.499 shares of Newco common stock in exchange for each of their Viratek shares (the "Viratek Exchange Ratio"), (ii) current holders of ICN common stock would receive 0.512 shares of Newco common stock in exchange for each of their ICN shares, (iii) current holders of SPI common stock would receive 1.00 shares of Newco common stock in exchange for each of their SPI shares, and (iv) current holders of Biomedicals common stock would receive 0.197 shares of Newco common stock for each of their Biomedicals shares. It is currently contemplated that, in conjunction with the Transaction, Newco will offer to the public approximately $150 million of convertible or other debt securities (the "Offering") with proceeds used primarily to retire certain debt to be assumed by Newco. It is expected that Kemper Securities will serve as a co-managing underwriter of the Offering.

     You have requested our opinion as to whether the proposed Viratek Exchange Ratio is fair to the shareholders of Viratek other than ICN (the "Viratek Minority Shareholders") from a financial point of view.

     For the purposes of the opinion set forth herein, we have, among other things:


          (i) reviewed the draft Joint Proxy Statement of the Merging Companies dated September 21, 1994;



          (ii) reviewed the Agreement and Plan of Merger among Viratek and its Affiliated Companies dated August 1, 1994, as amended;


          (iii) toured the principal operating facilities of the Company and its Affiliated Companies, including the Costa Mesa facilities and the manufacturing plants at Bryan, Ohio and Mexico City, Mexico;


          (iv) reviewed the audited financial statements of the Company and each of its Affiliated Companies for the three fiscal years ended December 31, 1993 and their unaudited statements for the quarters ended March 31, 1994 and June 30, 1994;


          (v) reviewed certain internal, unaudited financial analyses and reports prepared by management of the Company and each of the Affiliated Companies;

          (vi) reviewed management forecasts of the operating and financial results for the Company, each of the Affiliated Companies and for Newco;


          (vii) reviewed the pro forma (for the Transaction and Offering) historical balance sheet and income statement for Newco for the year ended December 31, 1993 and for the six months ended June 30, 1994 prepared by the Company's auditors;

          (viii) conducted discussions with the senior management of the Company and each of the Affiliated Companies concerning the historical and forecasted financial and operating results for each of the respective companies;



          (ix) reviewed the absolute and relative historical trading values of the Company and each of the Affiliated Companies in the public marketplace over the latest five year period;



          (x) prepared and reviewed discounted cash flow valuations for the Company, each of the Affiliated Companies and for Newco;



          (xi) reviewed the financial terms, to the extent publicly available, of certain mergers and acquisitions of publicly traded companies comparable to the Company or the Affiliated Companies;



          (xii) compared the financial performance and the price and trading activity of the common stock of the Company and each of the Affiliated Companies with those of certain other comparable publicly-traded companies and their securities;



          (xiii) reviewed the relative financial and market value contributions of the Company and each of the Affiliated Companies to Newco;



          (xiv) reviewed an appraisal prepared by Houlihan, Lokey, Howard & Zukin dated July 25, 1994 regarding the research and development efforts associated with various Viratek compounds; and



          (xv) performed such other analyses as we deemed appropriate and have considered such other information, financial studies, analyses and investigations and financial, economic and market criteria and industry and competitive trends, which we deem relevant.


     We have assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the financial and other information reviewed by us, the accuracy, completeness and fairness of oral statements made to us, and the assurances of management of Viratek and each of the Affiliated Companies that they do not know anything regarding Viratek or any of the Affiliated Companies which would make the information provided us incomplete or misleading for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of each company. We have not been asked to, and have not, sought or solicited any offers for the Company or any of the Affiliated Companies. In addition, we have not made an independent evaluation or appraisal of the assets of Viratek or any of the Affiliated Companies. Our opinion is necessarily based on economic market, and other conditions as in effect on, and the information made available to us as of, the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion which may come or be brought to our attention after the date of this opinion.

     We have acted as financial advisor to the Board of Directors of Viratek in connection with this opinion and will receive a fee for our services. It is understood that this opinion shall be used by you solely in connection with your consideration of the fairness of the Viratek Exchange Ratio to the Viratek Minority Shareholders and for no other purpose, and the Company will not furnish this opinion or any other material prepared by Kemper Securities to any other person or persons or use or refer to this opinion for any other purpose without the prior written approval of Kemper Securities. It is understood that this opinion will be included in its entirety in proxy materials to be sent to shareholders of the Company and its Affiliated Companies in connection with the Transaction. Any reference to or description of this opinion in such proxy materials, however, shall be subject to prior approval by Kemper Securities.

     This opinion does not constitute a recommendation to any shareholder of Viratek as to how such shareholder should vote, or as to any other action which such shareholder should take, in connection with the Transaction. This opinion relates solely to the question of the fairness to the Viratek Minority Shareholders, from a financial point of view, of the Viratek Exchange Ratio as currently proposed. Further, we express no opinion herein as to the structure, terms or effect of any other aspect of the Transaction or Offering, including, without limitation, any effects resulting from the application of any bankruptcy, fraudulent conveyance or other federal or state insolvency law or of any pending or threatened litigation affecting the Company or any of the Affiliated Companies.

     Based upon the subject to the foregoing, we are of the opinion that the Viratek Exchange Ratio is fair from a financial point of view to the Viratek Minority Shareholders.

                                          Very truly yours,


                                          KEMPER SECURITIES, INC.

                                   APPENDIX E

                                                       Jefferies & Company, Inc.
                                        11100 Santa Monica Boulevard, 10th Floor
                                                   Los Angeles, California 90025
                                         Telephone (310) 575-8200 (800) 933-6656
CORPORATE FINANCE                                              FAX (310)575-5165


                                                              September 28, 1994


Board of Directors
ICN BIOMEDICALS, INC.
3300 Hyland Avenue
Costa Mesa, California 92626

        Re: The proposed merger (the "Merger") of ICN Pharmaceuticals, Inc.
            ("ICN"), ICN Biomedicals, Inc. (the "Company"), Viratek, Inc. ("Viratek") and SPI Pharmaceuticals, Inc. ("SPI") with and into a newly formed Delaware corporation and wholly owned subsidiary of SPI ("New ICN" and, together with ICN, the Company, Viratek, and SPI, the "ICN Entities").

Gentlemen:


     You have asked us to advise you on the fairness, from a financial point of view, to the holders (other than ICN and its affiliates) of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Stockholders") of the Consideration (defined below) to be received by such Stockholders in the Merger pursuant to the Agreement and Plan of Merger, dated August 1, 1994, as amended, among the ICN Entities (the "Merger Agreement"). The Merger Agreement provides for the Merger, pursuant to which each issued and outstanding share of Common Stock will be converted into the right to receive 0.197 shares of Common Stock, par value $.01 per share (the "New ICN Common Stock"), of New ICN (the shares of New ICN Common Stock to be received in respect of each share of Common Stock is referred to herein as the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.


     Jefferies & Company, Inc. ("Jefferies"), as part of its investment banking activities, is regularly engaged in the evaluation of capital structures and the rendering of advice in financial restructuring and recapitalizations. In addition, Jefferies performs valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and other financial services.


     As you are aware, Jefferies has been engaged by the Company to render, and has received a fee for rendering this opinion. In addition, ICN has engaged us to, among other things, act as a managing underwriter for the public debt offering of New ICN being made in connection with the Merger (the "Offering"). We express no opinion with respect to any matter relating to the Offering.



     In connection with our opinion, we have, reviewed, among other things, the draft of the Proxy Statement and Prospectus (the "Proxy Statement and Prospectus"), dated September 21, 1994, to be filed with the Securities and Exchange Commission, the form of Merger Agreement included in the Proxy Statement and Prospectus and certain financial and other information that was publicly available or furnished to us by the Company and the other ICN Entities, including certain internal financial analyses, financial forecasts, reports and other information prepared by their respective managements. We have held discussions with various members of senior management of the Company and the other ICN Entities concerning each company's historical and current operations, financial conditions and prospects, as well as the strategic and operating benefits anticipated from the business combination. In addition, we have conducted such financial studies, analyses and investigations and reviewed such other factors as we deemed appropriate for purposes of this opinion.


     In rendering this opinion, we have relied, without independent investigation or verification, on the accuracy, completeness and fairness of all financial and other information reviewed by us and this opinion is conditioned upon such information (whether written or oral), including, without limitation, the information referred to in the preceding paragraph, being accurate, complete and fair in all respects. With respect to the financial projections examined by us, you have informed us that, although projecting future results of any company is uncertain, projecting future results of the ICN Entities in particular is inherently subject to vast uncertainties. However, you have further informed us, and we have assumed, with your permission, that such projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the Company and the other ICN Entities as to the further performance of each company. In addition, although we performed sensitivity analysis thereon, in rendering this opinion we have assumed, with your permission and that each such company will perform in accordance with such projections for all periods specified therein. Although such projections did not form the principal basis for our opinion, but rather was one among many items employed, changes thereto could affect the opinion rendered herein. We have assumed, with your permission, that the Merger will be a tax free reorganization and will be accounted for under the purchase accounting method and that the Offering will be consummated simultaneously with the Merger.



     We note that the Merger has not yet been consummated. You have informed us that the exchange rate will be 0.197 shares of New ICN Common Stock for each outstanding share of Common Stock, 0.512 shares of New ICN Common Stock for each outstanding share of common stock of ICN, 0.499 shares of New ICN Common Stock for each outstanding share of common stock of Viratek and 1.000 shares of New ICN Common Stock for each outstanding share of common stock of SPI; provided, that all shares of capital stock of the ICN Entities owned by ICN will be cancelled without the right to receive any consideration in exchange. Any change in the foregoing exchange rates or in the final forms of the Merger Agreement or the Proxy Statement and Prospectus could change the conclusions expressed herein.


     We have not been requested to, and did not: (a) participate in the structuring or negotiating of the Merger; (b) solicit third party indications of interest in acquiring all or any part of the Company; or (c) make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or any of the other ICN Entities, nor have we been furnished with any such evaluation or appraisals other than the draft appraisal, dated July 22, 1994, of certain assets of Viratek performed by Houlihan, Lokehy, Howard & Zukin, Inc. Without limiting the foregoing, we note that (i) SPI, ICN and Viratek have been named as defendants in certain class action lawsuits alleging, among other things, violations of Federal securities laws, (ii) the Company is not a party to these lawsuits, and (iii) upon consummation of the Merger, the Company's stockholders, as stockholders of New ICN, will have exposure to the potential risk that New ICN will be forced to pay damages in connection therewith. We have assumed, with your permission, that the disposition of such lawsuits, and the liabilities and expenses associated therewith, if any, will not affect the value of any of the ICN Entities and we express no opinion with respect to any matter relating to such lawsuits.

     We have assumed, with your permission, that all consents and authorizations necessary to consummate the Merger have been, or will be obtained, without material expense. Our opinion is addressed solely to the fairness, from a financial point of view, represented by the Consideration to be received in the Merger by the Stockholders (other than ICN and its affiliates) on the assumption that the Company and its Board of Directors have determined that, from the standpoint of its business and prospects, it is appropriate and desirable to consummate the Merger. Our opinion is based on economic, monetary and market conditions prevailing, and other circumstances and conditions existing, on the date of this letter, and we do not express any opinion as to the market value of the Consideration to be received by the Stockholders upon, or the price or trading range at which shares of New ICN Common Stock will trade following consummation of the Merger. Without limiting the foregoing, we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

     In the ordinary course of our business, we may actively trade securities of the Company and the other ICN Entities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the use of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent. Without limiting the foregoing, this letter does not constitute a recommendation to any shareholder of the Company (or of any of the other ICN Entities) as to how such shareholder should vote with respect to the Merger.

     Based upon and subject to the foregoing, it is our opinion that the Consideration is fair, from a financial point of view, to the Stockholders (other than ICN and its affiliates).

                                          Very truly yours,


                                          JEFFERIES & COMPANY, INC.

                                   APPENDIX F

                                   APPENDIX F

                           ICN PHARMACEUTICALS, INC.

                       1993 ANNUAL REPORT TO STOCKHOLDERS

                       FINANCIAL AND GENERAL INFORMATION

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Business..............................................................................  F-1
Selected Consolidated Financial Data..................................................  F-13
Management's Discussion and Analysis of Financial Condition and Results of Operation
  of ICN..............................................................................  F-14
Report of Independent Auditors........................................................  F-24
Financial Statements
  Consolidated Balance Sheets.........................................................  F-25
  Consolidated Statements of Operations...............................................  F-26
  Consolidated Statements of Stockholders' Equity (Deficit)...........................  F-27
  Consolidated Statements of Cash Flows...............................................  F-28
  Notes to Consolidated Financial Statements..........................................  F-29
Financial Statements of SPI Pharmaceuticals, Inc.
  Report of Independent Auditors......................................................   *
  Consolidated Balance Sheets.........................................................   *
  Consolidated Statements of Income...................................................   *
  Consolidated Statements of Stockholders' Equity.....................................   *
  Consolidated Statements of Cash Flows...............................................   *
  Notes to Consolidated Financial Statements..........................................   *
Quarterly Stock Price and Dividend Data...............................................  F-60

- ---------------

* See Appendix G for the separate financial statements of SPI Pharmaceuticals, Inc.

                                    BUSINESS
GENERAL

     ICN Pharmaceuticals, Inc., its subsidiaries and a 39% owned equity investment ("ICN" or the "Company") develop, manufacture, distribute and sell pharmaceutical and nutritional products, research chemical and cell biology products and related services, biomedical instrumentation and immunodiagnostic reagents and instrumentation. ICN's pharmaceuticals group is composed of a subsidiary and an equity investment: (i) Viratek, Inc. ("Viratek") (ICN's 63%-owned subsidiary, as of March 17, 1994), which conducts clinical research and development on compounds derived from nucleic acids, including ribavirin (Virazole(R)), a broad spectrum antiviral agent, and (ii) SPI Pharmaceuticals, Inc. ("SPI") (ICN's 39%-owned equity investment, as of March 17, 1994), which manufactures, distributes and sells over 1,000 pharmaceutical and nutritional products, including anti-infectives, dermatologicals, medicated nutritionals and vitamins, anticholinesterases and vision care products in the United States, Yugoslavia, Mexico, Canada and Western Europe. The Company's biomedicals group consists of ICN Biomedicals, Inc. ("Biomedicals") (ICN's 69%-owned subsidiary as of March 17, 1994), which manufactures and distributes research chemicals, cell biology products, chromatography materials, immunology instrumentation, environmental technology products, precision liquid delivery instrumentation and immunodiagnostic reagents and instrumentation in the United States, Canada, Mexico, Europe, Australia and Japan. Biomedicals also purchases research chemicals from other manufacturers, in bulk, for repackaging and distributes biomedical instrumentation manufactured by others.

     The shares of ICN's common stock, $1.00 par value ("Common Stock"), are traded on the New York and Pacific Stock Exchanges under the symbol ICN. The shares of common stock of Viratek, SPI and Biomedicals are traded on the American Stock Exchange under the symbols VRA, SPI and BIM, respectively.

     ICN and its then consolidated subsidiaries changed their fiscal year end from November 30 to December 31, effective for the twelve months ended December 31, 1991. All fiscal years prior to 1991 have not been restated and are shown as the twelve months ended November 30.

     ICN controls Viratek and Biomedicals through stock ownership, voting control and board representation and is affiliated with SPI. Certain officers of ICN occupy similar positions with Viratek, SPI and Biomedicals. In addition, certain officers and directors of ICN own common stock or have options to purchase substantial numbers of shares of common stock of Viratek, SPI and Biomedicals. ICN, Viratek, SPI and Biomedicals have engaged in, and will continue to engage in, certain transactions with each other. Viratek and SPI have entered into certain licensing and marketing agreements with each other. Viratek, SPI and Biomedicals sublease space from ICN, and are parties to certain financial arrangements with ICN. There are potential conflicts of interest inherent in such relations and transactions. An Oversight Committee of the Boards of Directors of ICN, Viratek, Biomedicals and SPI was formed to review transactions between or among the four corporations to determine whether a conflict of interest exists among them with respect to a particular transaction and the manner in which such conflict should be resolved. The Oversight Committee consists of one non-management director of each corporation and a non-voting chairman. The Oversight Committee has advisory authority only. See Notes 2, 3, 4, 5 and 6 of Notes to Consolidated Financial Statements.

     During 1993, 1992 and 1991, ICN sold 272,500, 348,000 and 200,000 shares, respectively, of Viratek common stock for an aggregate sales price of $3,325,000, $5,243,000 and $2,790,000, respectively, in open market and privately negotiated transactions. In addition, in February and March, 1993, Viratek successfully completed an offering in which Viratek issued 1,581,250 shares (including the exercise of overallotments). In August 1993, a total of 1,366,642 shares were issued by Viratek upon the exercise of warrants. Due to the above transaction and the exercise of employee stock options, ICN's ownership of Viratek has been reduced from 83% at January 1, 1991 to 63% at December 31, 1993.

     As a result of sales by ICN of shares of SPI common stock during 1992 and 1993, its ownership has dropped from 57% at January 1, 1992, to 48% at December 31, 1992, and to 39% at December 31, 1993. Accordingly, SPI was deconsolidated effective December 31, 1992, and the investment is accounted for by using the equity method of accounting. The Statements of Operations for 1992 and 1991 include the results of

SPI on a consolidated basis. See "Business -- Recent Events" and Note 18 of Notes to Consolidated Financial Statements.

     ICN has been named as a defendant in certain consolidated class action lawsuits relating to ribavirin and the Company's businesses. See Note 9 of Notes to Consolidated Financial Statements.

     ICN was incorporated under the laws of California in 1960 and in October 1986 reincorporated under the laws of Delaware. ICN's principal executive offices are located at 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100.

RECENT EVENTS

     During 1991, ICN sold 2,978,250 shares of SPI common stock for an aggregate sales price of $50,863,000, resulting in a net gain of $27,239,000 and used 1,468,000 shares in the acquisition of Galenika (see Note 6 of Notes to Consolidated Financial Statements). During 1992, ICN sold 690,400 shares of SPI common stock and Galenika sold 1,200,000 shares of SPI common stock, transferred in 1991, for an aggregate sales price of $44,608,000, resulting in a net gain to ICN of $32,952,000. During 1993, ICN sold 1,618,200 shares of SPI common stock for an aggregate sales price of $19,995,000. The above noted sales of SPI stock have reduced ICN's ownership of SPI from 57% at January 1, 1992, to 39% at December 31, 1993. Accordingly, SPI was deconsolidated from the Company as of December 31, 1992, the approximate time ICN's ownership fell below 50%. The continuing investment in SPI was classified in the consolidated balance sheet as a long-term investment of the Company at December 31, 1992, and income or loss was recognized using the equity method of accounting during 1993. Prior year results have not been restated.

     On October 21, 1992, SPI announced that it had concluded an agreement with the Leningrad Industrial Chemical and Pharmaceutical Association to form a pharmaceutical joint venture in Russia, ICN Oktyabr, in which SPI will have a 75% interest. The new joint venture was registered with the Russian Federation on March 9, 1993. The joint venture represents a new business, and not the acquisition of the existing business or assets of Oktyabr. Business operations of the joint venture will commence on the completion of a business plan. Oktyabr, which recently was privatized, will contribute output from its current production facilities. SPI's contribution will be management expertise, technology, equipment, intellectual property, training and technical assistance to the new joint venture. Because of the transition of the Russian economy into a free market oriented economy, SPI plans for a gradual phase-in of the joint venture in 1994 and 1995. During this phase-in period, the joint venture will develop training and marketing strategies and begin constructing a new manufacturing facility in 1995 that is scheduled to be fully operational in 1996. Because of this phase-in period, SPI does not expect any current material effects on its operating results, as well as, its capital resources and liquidity.

     In addition to the joint venture, on March 24, 1994, SPI entered into an Agreement with the City of St. Petersburg to acquire 15% of the outstanding shares of its joint venture partner, Oktyabr, in exchange for approximately 30,000 shares of SPI's common stock. As part of this Agreement, SPI may qualify to receive newly issued shares of Oktyabr pursuant to Russian privatization regulations that will raise its total investment in Oktyabr to 43%. The issuance of these additional shares is subject to approval and completion of an "investment plan." The completion of the investment plan will not require any additional financial resources of SPI. SPI has also extended an offer to the employees of Oktyabr to exchange their Oktyabr shares for SPI shares. The Oktyabr employees currently own approximately 33% of the outstanding shares, however, the number of employees that will exchange their shares is uncertain. In the event that SPI qualifies under the investment plan to raise its investment to 43%, it is possible that a sufficient number of employees might exchange their Oktyabr shares for SPI shares so that total SPI investment in Oktyabr would exceed 50%. If this event occurs, SPI would be required to consolidate the financial results of Oktyabr into the financial statements of SPI. 50% of the outstanding shares of Oktyabr, which would require consolidation of Oktyabr into the financial statements of SPI.

     Effective May 1, 1991, SPI formed a new joint company with Galenika Pharmaceuticals headquartered in Belgrade, Yugoslavia. The joint company, ICN Galenika ("Galenika") is 75%-owned by SPI and 25%-owned by Galenika Holding ("Galenika Holding"). In connection with the joint venture, SPI contrib-uted cash of $14,453,000, an obligation to pay $13,550,000 and ICN, on behalf of SPI, contributed 1,468,000 shares of common stock of SPI, which was owned by ICN, and intangible assets, including pharmaceutical compounds and related patents and licenses. The fair value of the SPI shares transferred to Galenika was $38,528,000, which was recorded as a liability due to the Company. The cost basis of the SPI shares transferred to Galenika were $11,555,000.

     During 1992 and 1991, Biomedicals initiated a restructuring program designed to reduce costs and improve operating efficiencies. (See Management's Discussion and Analysis of Financial Condition and Results of Operations and
Note 14 of Notes to Consolidated Financial Statements.)

RIBAVIRIN

     Ribavirin is a broad spectrum antiviral agent with demonstrated clinical utility against a variety of both DNA-containing and RNA-containing viruses. As of December 31, 1993, ribavirin has been approved for commercial sale in over 40 countries in various formulations for various indications. Within the United States, Canada, and most of Europe, the approved form and use is presently limited to aerosol treatment of hospitalized infants and young children with severe lower respiratory tract infections due to respiratory syncytial virus ("RSV"). In other countries, ribavirin has been approved for treatment of one or more of the following: herpes simplex virus, varicella zoster virus (which causes both chicken pox and shingles), exanthemas diseases (chicken pox, measles), influenza, hepatitis, human immuno-deficiency virus ("HIV"), and hemorrhagic fever with renal syndrome.

     The mechanism of action of ribavirin appears to involve more than one process, the importance of which varies depending on the specific virus-host interaction involved. In general, the action of ribavirin is virustatic, leading to interruption of viral replication, rather than virucidal in which the virus would be killed directly. Depending upon the virus involved, virustasis is accomplished through inhibition of proper mRNA capping, direct inhibition of certain virus-specific enzymes, or both.

     Viral mRNA capping is required by many viruses for efficient binding of viral genomic "message" to host cell polysomes and therefore for efficient mRNA translation into proteins. Test results indicate that viral protein synthesis is significantly reduced in the presence of ribavirin at therapeutic levels with no observed effect on normal host cell protein synthesis.

     Certain viruses encode enzymes in their genome which are required for the virus to replicate. Direct inhibition of such enzymes without affecting host cell enzymes prevents or inhibits viral replication. Examples of viral enzymes inhibited by ribavirin are influenza encoded RNA dependent RNA polymerase, and HIV encoded reverse transcriptase.

     To date, ICN is aware of no reports of virus mutants that are resistant to inhibition by ribavirin. The emergence of resistant strains of micro-organisms and viruses to widely used therapeutic drugs is a common problem and the Company believes that the apparent lack of this development is an important beneficial feature of ribavirin, particularly when considering possible long-term therapy for diseases such as hepatitis C.

     Management believes that the most commercial potential for ribavirin in the near term is in the treatment of hepatitis C, RSV, and influenza.

ACQUISITIONS

     Since 1982, the Company has engaged in an ongoing review of potential acquisitions of compatible businesses. The table below summarizes acquisitions completed during the past five fiscal years by the Company. For additional information regarding acquisitions, see Management's Discussion and Analysis of Financial Condition and Results of Operation and Note 6 of Notes to Consolidated Financial Statements.

                                                 ACQUISITION
        COMPANY ACQUIRED          LOCATION           DATE              BUSINESS                      PURCHASE PRICE
  ----------------------------   -----------   ----------------   -------------------    --------------------------------------
  Galenika Pharmaceuticals        Belgrade,       May 1991          Pharmaceuticals      $58,301,000, consisting of cash of
                                 Yugoslavia                                                $14,453,000, an obligation to pay
                                                                                           $13,550,000, 1,200,000 unregistered
                                                                                           shares of SPI common stock issued to
                                                                                           employees, and 1,468,000 shares of
                                                                                           SPI common stock plus estimated
                                                                                           acquisition costs of $3,000,000.
  Flow Laboratories, Inc. and     McClean,      November 1989     Biomedical products    $37,700,000, including cash and bonds
    subsidiaries; common Flow     Virginia                                                 and 100,000 shares of Biomedicals
    Laboratories B.V. and                                                                  stock plus common Flow estimated
    subsidiaries                                                                           acquisition costs of $2,358,000.

INDUSTRY SEGMENTS

     ICN operates in two industry segments: pharmaceuticals and biomedicals. For financial information about industry segments, see Note 12 of Notes to Consolidated Financial Statements.

FOREIGN OPERATIONS

     ICN operates in the United States, Yugoslavia, Mexico, Western Europe, Canada and Asia Pacific. For financial information about domestic and foreign operations and export sales, see Note 12 of Notes to Consolidated Financial Statements.

     Foreign operations are subject to certain risks, including price and exchange controls, limitations on foreign participation in local enterprises, possible nationalization or expropriation, potential default on the payment of government obligations with attendant impact on private enterprise, political instability, health-care regulation and other restrictive governmental actions. Changes in the relative value of currencies take place from time to time and in the past have affected ICN's results of operations and financial condition. The future effects of these fluctuations on the operations of ICN and its subsidiaries are not predictable. See Management's Discussion and Analysis of Financial Condition and Results of Operation -- Foreign Currency Translation.

     SPI has a 75% interest in ICN Galenika, a Yugoslav joint venture. A substantial majority of ICN Galenika's business is conducted in the Federal Republic of Yugoslavia (Serbia and Montenegro). The current political and economic circumstances in Yugoslavia create certain risks particular to that country. Yugoslavia has been operating under sanctions imposed by the United Nations since May 1992, which have severely limited the ability to import raw materials for manufacturing and have prohibited all exports. In addition, certain risks such as hyperinflation, currency devaluations, wage and price controls, potential government action and a rapidly deteriorating economy could have a material effect on the Company's results of operations.

INVESTMENT ACCOUNTED FOR USING THE EQUITY METHOD OF ACCOUNTING:

SPI

     SPI manufactures, distributes and sells over 1,000 pharmaceutical and nutritional products, primarily in the United States, Yugoslavia, Mexico, Western Europe and Canada through independent sales representatives and its own marketing and sales staff. Major product lines as described below include anti-infectives (including antibiotics), medicated nutritionals and vitamins, anticholinesterases and dermatologicals. SPI was organized by ICN in November 1981. Effective January 1983, the Company transferred to SPI, in exchange for all the outstanding shares of common stock of SPI, all the outstanding shares of the Company's wholly-owned Canadian and Mexican subsidiaries and certain assets net of certain liabilities of the Company's operating division in Covina, California. ICN currently owns 39% of SPI.

PRODUCTS

  Anti-Infectives

     General. SPI currently sells approximately 65 anti-infective pharmaceutical products primarily in North America, Latin America, Western Europe and Eastern Europe. Anti-infective products are used primarily for the therapy of, or prophylaxis against, infections resulting from viruses, bacteria and parasites. SPI manufactures most of these products, and contracts with third parties for the manufacture of the remainder. Anti-infectives constituted 31%, 37% and 36% of SPI's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively. The more important anti-infective products and their major market territories are as follows:

        Virazole(R)........................................  USA, Canada and Europe
        Virazid(R) (Virazole(R))...........................  Mexico and Spain
        Anapenil(R)........................................  Mexico
        Dicorvin(R)........................................  Spain
        Yectamicina(R).....................................  Mexico
        Hidro(R)...........................................  Mexico
        Alfacet............................................  Yugoslavia
        Pentrexyl..........................................  Yugoslavia
        Palitrex...........................................  Yugoslavia
        Jugocillin.........................................  Yugoslavia

     Virazole(R). Virazole(R) is currently approved for sale in various pharmaceutical formulations in over 40 countries for the treatment of several different human viral diseases. In North America, Virazole(R) has been approved for hospital use in aerosolized form to treat infants and young children who have severe lower respiratory infections caused by RSV. Substantially similar approvals for Virazole(R) treatment of RSV have been granted by governmental authorities in 22 other countries. The Virazole(R) trademark is used in North America and certain European countries. The product is sold in Latin America as Vilona(R) and Virazid(R), where it has been commercially available for over 14 years, and is approved for the treatment of hepatitis, herpes infections, influenza, and exhanthemous viral diseases such as measles and chicken pox, as well as RSV. In June 1990, Virazole(R) was approved in the Republic of Ireland for the management of the early stages of human immunodeficiency virus ("HIV") infection and in November 1991, the Hungarian government also approved Virazole(R) for early management of the disease in HIV positive patients.

     The commercial sale of Virazole(R) for other indications and presentations will require regulatory authorization in the United States and other countries. There can be no assurance that authorization of the commercial sale of Virazole(R) for any other indication or presentation will be obtained in the United States or any other country, or that, if such authorization is secured, the drug will be commercially successful.

     Virazole(R), Vilona(R) and Virazid(R) collectively constituted 7%, 6%, and 16% of SPI's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively.

     Other Anti-Infectives. Alfacet and Palitrex are cephalosporons manufactured by SPI under license from Eli Lilly while Pentrexl (ampicillin) is licensed from Bristol-Myers Squibb. Anapenil, Trimexazol, Hidro, Rofat, and Yectamicina(R) are standard antibiotics while Dicorvin is a new macrolide antibiotic.

MEDICATED NUTRITIONALS AND VITAMINS

     SPI manufactures, subcontracts, and markets approximately 870 nutritional and vitamin products, in North America, Latin America, Western Europe and Eastern Europe. In Mexico, SPI manufactures and markets injectable and oral multi-vitamins and supplements under the Bedoyecta-Tri(R), Dextrevit(R), M.V.I.(R), and Vi-Syneral(R) trade names. In Yugoslavia, Galenika manufactures and markets Oligovit(R), Beviplex,

Bedoxin, and Chymoral 100 Forte. In the United States, SPI markets nutritional and vitamin products under the RichLife(R), Plus(R), Nutri-dyn(R) and Dartell(R) trade names.

     Medicated nutritionals and vitamins constituted 9%, 8%, and 10% of SPI's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively.

ANTICHOLINESTERASES

     SPI markets three anticholinesterase product lines under the trade names Mestinon(R), Prostigmin(R) and Tensilon(R), in North America. These products are used in treating myasthenia gravis, a disease characterized by muscle weakness and atrophy, and in reversing the effects of certain muscle relaxants. These products, for which SPI received a distribution sublicense from ICN in 1988, are manufactured by Hoffmann-LaRoche, Inc. Mestinon(R), Prostigmin(R), and Tensilon(R) collectively constituted 3%, 2%, and 3% of SPI's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively.

DERMATOLOGICALS

     SPI currently manufactures and markets approximately 75 dermatological products, primarily in North America and Eastern Europe. SPI's dermatological line, marketed under the ICN label, consists primarily of products used for the treatment of psoriasis and bleaching agents indicated for the treatment of hyperpigmented skin. These products include Oxsoralen-ultra(R), Solaquin(R), Trisoralen(R) and Eldoquin(R). A related product introduced in fiscal 1988, 8-MOP(R), is indicated for the treatment of cutaneous T-cell lymphoma, a form of skin cancer. Multi-tar(R) is a family of medicated shampoo products. Duonalc(R) is a dermatological solution for the prevention of acne. Dermatological products constituted 7%, 7%, and 6% of SPI's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively.

VISION CARE PRODUCTS

     SPI manufactures and markets the Unicare(R) line of contact lens and lens care products primarily in Latin America and Western Europe. Vision care products constituted 2%, 2%, and 2% of SPI's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively.

OTHER PRODUCTS

     SPI also manufactures and markets approximately 200 other pharmaceutical products, including cardiovascular agents, antirheumatics, insulins, analgesics and psychotropics in Eastern Europe, lithium-based products for the treatment of manic depressive syndromes, anti-ulcer medicines, products for hormonal supplementation and various generic pharmaceuticals and surgical products. These products collectively constituted 48%, 44%, and 29% of SPI's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively.

MARKETING AND CUSTOMERS

     SPI has a marketing and sales staff of approximately 1,320 persons, including sales representatives in North America, Latin America, Western Europe and Eastern Europe, who call on physicians, pharmacists, distributors and other health-care professionals. As part of its marketing program, SPI does direct mailings, advertises in trade and medical periodicals, exhibits products at medical conventions, sponsors medical education symposiums and sells through distributors in countries where it does not have its own marketing staff.

     In the United States, SPI sells its pharmaceutical products through approximately 400 drug wholesalers who, in turn, distribute them to drug stores and hospitals. SPI's nutritional product line is sold directly and through distributors to various retail outlets and to certain health-care professionals.

     In Mexico, SPI serves an estimated 18,000 pharmacies through a network of 105 distributors. It also sells directly to approximately 870 pharmacists and 160 hospitals in Mexico.

     In Western Europe, SPI markets vision care products in the Netherlands through hospitals and pharmacies and to retail customers through optical shops. SPI's Spanish subsidiary sells pharmaceuticals and blood fractionation products via its own sales force to approximately 530 hospitals and retail outlets, 5,000 pharmacies and 200 wholesalers.

     In Canada, SPI sells Virazole(R) for RSV to approximately 1,300 hospitals directly and through wholesalers. The other pharmaceutical products are sold to approximately 5,000 drug stores and are distributed through multiple wholesalers.

     SPI's newest subsidiary, Galenika, is Yugoslavia's largest pharmaceutical manufacturer with an estimated 43% share of the total pharmaceutical market in that country. Galenika sells a broad range of approximately 250 human drugs and approximately 200 veterinary, dental and other over the counter products. Galenika sells products through approximately 30 wholesalers, 6 representative offices and 85 sales representatives countrywide. Prior to the imposition of sanctions in May 1992, over 10% of the total production was exported, mainly to Russia and other Eastern European countries, as well as to many countries in Africa, the Middle East and the Far East. (See Note 18 of Notes to Consolidated Financial Statements.)

CONSOLIDATED SUBSIDIARIES

VIRATEK

     Viratek is principally engaged in the development of therapeutic pharmaceutical compounds derived from nucleic acids, including the broad spectrum antiviral agent ribavirin that is marketed in the United States, Canada and most of Europe under the trade name Virazole(R). Viratek was formed in August 1980 for the purpose of continuing the Company's research and development efforts on such compounds. In November 1980, the Company transferred to Viratek all its rights to the compounds developed at a former division of the Company, including the broad spectrum antiviral agent ribavirin. Management believes that ribavirin is the most developed and promising of the many chemical compounds owned by Viratek. See "Ribavirin" and "SPI" for additional information concerning ribavirin.

     Viratek will incur expenses over the next several years for clinical trials in pursuit of FDA authorization of the commercial sale of ribavirin for various indications or presentations, in addition to treatment in aerosolized form of RSV in infants, as well as for foreign government authorizations. To fund these expenditures, Viratek may use cash flow from operations, if available, and may seek to raise additional capital through financing, licensing, joint venture or other arrangements. In February and March 1993, Viratek successfully completed a public offering in which it sold units consisting of one share of Common Stock and one warrant to purchase one share of Common Stock. 1,375,000 units plus the overallotment of 206,250 units were sold for net proceeds of approximately $10,265,000. In August 1993, 1,366,642 warrants were exercised resulting in net proceeds to Viratek of $13,472,000. The above transactions along with the sale of ICN owned Viratek shares, reduced ICN's ownership percentage to 63% at December 31, 1993. See Note 3 of Notes to Consolidated Financial Statements.

     The only product marketed by Viratek was ribavirin. Prior to 1991, Viratek sold ribavirin to SPI, who marketed it to third parties under various licensing and supply agreements with Viratek. During 1991, Viratek transferred its remaining ribavirin inventory to SPI for its net book value of $2,943,000. Since 1991, SPI has procured its ribavirin inventories from other manufacturers. Effective December 1, 1990, SPI and Viratek entered into a new royalty agreement. Under this agreement, SPI acts as Viratek's exclusive distributor of ribavirin and pays Viratek a royalty of 20% on sales worldwide. SPI intends to pursue its marketing efforts in most countries through existing or future license or distribution arrangements which would minimize SPI's investment in these countries and would generally provide for the sale of ribavirin in bulk or finished form to the licensees or distributors for resale in the specified country.

     Beginning in fiscal 1990, management made the decision to substantially reduce the research and development activities to support the goal of a reduction in the number of research projects and a concentration on compounds and indications showing the most promise for commercial development, such as ribavirin and certain anticancer and immune stimulator agents. This decision was due in part to a reduction in the amount of funds available for research and development. In conjunction with this decision, it was determined that the Company's only operating function would be to receive royalties on worldwide sales of ribavirin. Accordingly, the Company significantly reduced the number of its employees and the level of management involvement. In 1992, Viratek made a decision to increase research and development activities which included developing pharmaceutical products derived from nucleic acids and the development of in vitro commercial diagnostics products. Currently the Company is focusing on clinical testing of Virazole(R) in the treatment of hepatitis C and initiating research to develop new biomedical and diagnostic products.

     During 1990 and 1991, two phase II studies were being performed by the Karolinska Institute and the National Institutes of Health ("NIH") regarding the efficacy of ribavirin in the treatment of chronic hepatitis C. Once the results from the studies were completed, indicating positive results, the Company made the decision to move forward with phase III studies. In addition, the amount of funds available for research and development activities had increased and the Company made the decision to increase these activities. This includes a new research program focused on the detection and measurement of a group of human peptide hormones or regulators and in vitro commercial diagnostics.

     1993, Viratek substantially completed clinical testing of Virazole for the treatment of chronic hepatitis C and started up a new discovery program using gene specific technology to target diseases such as cancer, chronic viral infections and psoriasis.

BIOMEDICALS

     Biomedicals develops, manufactures and sells research chemical products, cell biology products, biomedical instrumentation, diagnostic reagents and radiation monitoring services. Major product lines of the research chemical products group include biochemicals, radiochemicals and cell biology products and chromatography materials. Major product lines of the biomedical instrumentation group include microplate instrumentation, environmental technology products and precision liquid delivery instrumentation. The diagnostic reagents group provides diagnostic reagents and instrumentation, including enzyme and radio-immunoassay kits and immunoassay systems. Biomedicals also purchases research chemicals from other manufacturers, in bulk, for repackaging and distributes biomedical instrumentation manufactured by others. Biomedicals' principal customers are life science researchers, including those engaged in molecular biology, genetic engineering and other areas of biotechnology, biochemical research laboratories and clinical laboratories. These customers are located in the United States, Canada, Mexico, South America, Eastern and Western Europe, Australia and Japan. Biomedicals' products are sold through Company-produced catalogs, direct mail advertising, a direct sales force and selected independent distributors and agents.

     Biomedicals was incorporated in September 1983 as a Delaware corporation by ICN and has since operated as an ICN subsidiary. Effective January 1, 1984, ICN transferred to Biomedicals, in exchange for all of the then outstanding shares of common stock of Biomedicals, certain assets and liabilities comprising the Life Sciences Group of ICN. Some of the operations of that group had been conducted by ICN since ICN's inception in 1960. Since 1984, several businesses and product lines have been acquired by ICN on behalf of Biomedicals and subsequently transferred to Biomedicals.

PRODUCTS

RESEARCH CHEMICAL PRODUCTS GROUP

     Biomedical's research products group markets more than 55,000 chemical, radiochemical, biochemical and immunochemical compounds. These compounds result from chemical synthesis, biochemical (enzymatic) synthesis, and/or are isolated from natural sources such as micro-organisms, plant, and animal tissues. In addition, the biomedical group offers laboratory plastic ware, medias for cell culture, and materials for chromatography.

     Biochemicals. Biochemicals are chemicals that occur in or result from any life process. The major biochemicals in the research laboratory market include proteins, peptides, amino acids, carbohydrates, enzymes, nucleic acids and their derivatives. Biomedicals repackages and sells, primarily through catalog, spot mailings and telephone solicitation, approximately 35,000 chemical items (including rare and fine chemicals) to customers in approximately 1,500 laboratories worldwide who are largely engaged in organic, inorganic and biochemical experimentation and synthesis. Major products include ammonium sulfate, cesium chloride, guanidine hydrochloride, L-glutamine and ultra-pure tris.

     In recent years, there has been an increasing demand for ultra-pure biochemicals, particularly for use in molecular biology and medically-oriented research work. Biomedicals has since further expanded its ultra-pure line through the addition of modifying and restriction enzymes, reagents for gel electrophoresis and other chemicals used in various phases of genetic engineering. This includes materials used in recombinant technology such as growth factors, restriction endonucleases (enzymes which "cut" DNA material at a specific point) and polynucleotide "linkers" which are used to rejoin divided segments of DNA molecules.

     Under the K&K Laboratories trade name, Biomedicals offers 23,000 rare and fine chemicals consisting principally of organic chemicals, inorganic chemicals, organometallics, rare earth metals and specialty intermediates. These products are used in the chemical, pharmaceutical, aerospace, electronic and educational fields.

     Radiochemicals. Radiochemicals are produced through the combination of radioactive raw materials with non-radioactive chemical intermediates, the resulting products, referred to as "labeled" or "tagged," possess one or more radioactive atoms. These isotopes are used by researchers in conjunction with sophisticated measuring instruments to follow or trace the chemical through a biochemical system. Such work helps to determine the mechanisms by which molecules are transformed within living systems, furthering knowledge of genetics, biological and physiological disorders, including hormonal deficiencies, physical abnormalities and a range of organ and endocrinological disorders.

     Using a variety of multi-step chemical and biochemical procedures, Biomedicals produces in excess of 800 different "radioactive" or "labeled" compounds. The Irvine, California facility uses phosphorus-32, Sulfur-35, Tritium, and Carbon-14 to produce organic molecules for use in a large number of biomedical research applications. Biomedicals produces and supplies reactor-produced radionuclides but does not, at this time, refine such products for human use radiopharmaceuticals.

CELL BIOLOGY PRODUCTS GROUP

     Biomedicals sells a wide range of components for the culturing of cells in an artificial environment under specially controlled conditions. Prior to the sale of the Scottish manufacturing facility in April 1993, Biomedicals manufactured most cell biology products in-house. Biomedicals now procures these products at a lower cost from third party suppliers. Cell culture has become an increasingly important technique for the study of cell behavior, the study of viruses and viral infections, the development and production of vaccines and the testing of new drugs, chemicals, food and toxic substances.

     Biomedicals is a supplier of materials for cell culture and offers a comprehensive range of media, growth factors and sera, as well as a variety of disposable plastic labware and ancillary equipment. Biomedicals chemically defined growth media, which nourish living cells, are used by customers in maintaining or growing cells in the laboratory. Biomedicals also markets processed animal sera (used to enrich media) and uses both raw and processed sera to formulate other products. The availability and costs of raw animal sera may vary and is largely beyond Biomedicals control.

     Other cell biology products include the Titertek-Plus(TM) family of pipettes and disposable plastic labware.

     Chromatography Products. Chromatography products include chemicals known as adsorbents as well as other consumable products, such as nylon membranes, which are used for chromatography, (a scientific method employing sophisticated instrumentation to separate chemical solutions in order to analyze their components). Biomedicals distributes adsorbent products worldwide which are produced for it in Germany.

BIOMEDICAL INSTRUMENTATION GROUP

     Biomedicals biomedical instrumentation group markets microplate instruments, a wide range of precision liquid delivery systems, and gamma counters.

     Microplate Instrumentation. These products are laboratory instruments serving the needs of all applications utilizing the microtitration plate (microplate) format. Microplates are 96-well trays, about the size of a postcard, that offer a convenient, economical space-saving alternative to test tubes and have become the vessel of choice for biomedical tests. The preeminent microplate application is immunoassays used in diagnostics, public health screening, quality control and research. Biomedicals' Titertek(TM) product lines offer instruments that address all steps in using microplates including dispensing samples and reagents, reagent displacement (known as microplate "washing"), and measurement calorimetric, fluorescent and luminescent test results. The products range from hand operated pipettes to integrated analytical systems.

     Precision Liquid Delivery Systems. Biomedicals' instrument manufacturing facility in Huntsville, Alabama, produces high precision liquid delivery systems starting with general purpose bench-top stations and extending to customized automated systems incorporating process control, test measurement and data reduction. The liquid delivery products are all complimentary to, and compatible with, the microplate instruments, (both those manufactured in Huntsville and own-label products obtained from third-parties), and this integration of the product lines enhances Biomedicals' ability to offer users a flexible system approach to meeting their evolving laboratory equipment needs.

     Gamma Counters. The Huntsville facility also produces gamma counters (instruments that quantify the amount of radioactive "labels" incorporated into a sample) used in diagnostics and research. Biomedicals offers a choice of automatic sample-feed and manually loaded batch processing machines, all with a common data analysis and reduction software package.


     All instrumentation sold by Biomedicals is supported by field and factory service capability. Service contracts are actively sold to the large customer base of long-term users of Biomedicals' instruments. Biomedicals has entered into a non-binding letter of intent with a third party to sell the instrument business subject to numerous conditions to be enumerated in a contract between Biomedicals and said third party.


DIAGNOSTIC REAGENTS GROUP

     Biomedicals provides diagnostic reagents and instrumentation to hospitals, clinics and biomedical research laboratories. Immunoassay is a diagnostic technique used to determine the quantity of biological substances present in very low concentrations in body fluids. In the United States alone, more than 5,000 laboratories use the technique in routine clinical diagnostic applications. Biomedicals manufactures both Enzyme-Immunoassay and Radio-Immunoassay kits at its Costa Mesa, California facility and markets these kits under the IMMUCHEM product line. In 1993, Biomedicals developed a line of non-isotopic enzyme-immunoassay used for screening newborns for inherited genetic diseases ("Neonatal line"). Biomedicals' strategy is to develop a complete line of reagents to address its strength in the endocrinology and newborn screening product segments. Biomedicals has developed instruments which allow their assays to be automated for moderate to high volume applications in which ease of use and labor productivity are competitive advantages. Biomedicals will continue to add more internally developed products to its Neonatal line in 1994 including a new fully-automated analyzer.

RADIATION MONITORING SERVICES GROUP

     Biomedicals provides an analytical monitoring service to determine personal occupational exposure to ionizing radiation.

     Since 1973, ICN has provided dosimetry services to dentists, veterinarians, chiropractors, podiatrists, hospitals, universities, governmental institutions, and power plants. ICN's services include both film and Thermo Luminescent ("TL") badges in several configurations to accommodate a broad scope of users. This service includes the manufacture of badges, distribution to and from clients, analysis of badges and a radiation report indicating the exposure.

MARKETING AND CUSTOMERS

     Biomedicals marketing operations are headquartered at the corporate offices in Costa Mesa, California. Sales and marketing methods vary according to product group and include direct sales through a field sales force, catalog sales, direct mail campaigns and independent agents/distributors. Biomedicals has a field sales and marketing organization of 141 persons in the United States and Canada, 73 in Europe, 9 in Australia and 6 in Japan.

     Biomedicals customer group for research products is principally composed of biomedical research institutions, such as universities, the National Institutes of Health, pharmaceutical companies, and, to a lesser extent, hospitals. Customers for diagnostic reagents and instruments are generally clinics, medical offices and hospitals. Customers for Biomedicals' other biomedical instruments include both biomedical research institutions and clinics, medical offices and hospitals. Biomedicals is not materially dependent upon any one customer or a small group of customers and does not believe the loss of any one customer would have a material adverse effect on Biomedicals. However, since a large portion of medical research in both the United States and other countries is funded by governmental agencies, Biomedicals results of operations could be adversely affected by cancellation or curtailment of governmental expenditures for medical research.

     ICN currently owns approximately 69% of Biomedicals outstanding common stock as of March 17, 1994.

COMPETITION

     Both segments of ICN operate within highly competitive industries. The competitive position of ICN's products is significantly affected by their acceptance among physicians and scientists and by the development of new products by competitors. A number of companies, both in the United States and abroad, are actively engaged in marketing similar products and developing new products similar to those currently under development or proposed for future development by ICN. Most of these companies have substantially greater capital resources, marketing capabilities and larger research and development staffs and facilities than those of ICN. The pharmaceutical industry is characterized by extensive and on-going research efforts. Others may succeed in developing products superior to those presently marketed or proposed for development by ICN. Progress by other researchers in areas similar to those being explored by ICN may result in further competitive challenges.

BACKLOG

     ICN does not consider backlog to be a material factor in its pharmaceuticals segment because, as is customary in the industry, its products are sold on an "open order" basis. Backlog is not a significant factor for the biomedicals segment as most orders received are filled and shipped promptly after receipt. No single customer accounted for more than 10% of ICN's consolidated net sales during the year ended December 31, 1993.

RAW MATERIALS

     In general, raw materials used by ICN in the manufacture of its products are obtainable from multiple sources in the quantities desired. However, the availability and costs of raw animal sera for distribution and for manufacturing certain of Biomedicals cell biology products may vary from time to time and is largely beyond Biomedicals' control. Additionally in the last decade, the number of reactor sites producing radioactive raw materials has diminished.

     During 1992, The United Nations Security Council and the United States adopted a resolution that imposed economic sanctions on the Federal Republic of Yugoslavia (Serbia and Montenegro). The sanctions specify that specific authorization in the form of a license must be granted on a transaction by transaction basis from the country of origin and the United Nations before the shipment of raw materials and finished goods can be made into Yugoslavia. Currently, few licenses have been granted for the import of raw materials. It is the policy of the United Nations Sanctions Committee to grant licenses for finished goods, but only for raw materials in exceptional cases. See Management's Discussion and Analysis of Financial Condition and Results of Operations.

LICENSES PATENTS, TRADEMARKS AND PROPRIETARY RIGHTS

     ICN owns a number of domestic and foreign patents now in force, some of which pertain to products currently being marketed by both the pharmaceuticals and biomedicals segments. ICN may be materially dependent on the protection afforded by their respective patents. No assurance can be given as to the breadth or degree of protection which these patents will afford ICN.

     In addition, ICN has filed applications for United States and foreign patents based on inventions resulting from the development of its technology. ICN expects to be issued patents in the future, although there can be no assurance as to the breadth or the degree of protection which these patents, if issued, will afford it. In addition to ICN, universities and other public and private concerns have filed patent applications and may be issued patents on inventions (or otherwise possess proprietary rights to technology) useful to ICN. The extent to which ICN may be required to license such patents or other proprietary rights, and the cost and availability of such licenses, are presently unknown. In addition, ICN intends to rely to an extent on unpatented proprietary know-how. However, there can be no assurance that others will not independently develop such know-how or otherwise obtain access to ICN's know-how.

     SPI has acquired from Viratek the rights to market Virazole(R) in Mexico, Canada, the United States and in other countries for all uses. The technology related to these uses of Virazole(R) is broadly covered by a United States patent expiring in 1999. Licensed technology from Viratek relating to Virazole(R) is also covered by United States patents expiring between 1994 and 1999 and Canadian patents expiring between 1994 and 2006. ICN may be materially dependent on the protection afforded by Viratek's patents relating to Virazole(R), and no assurance can be given as to the breadth or degree of protection which these patents will afford Viratek.

GOVERNMENT REGULATION

     Prior to marketing or manufacturing new products for use by humans, ICN must obtain United States Food and Drug Administration ("FDA") approval in the United States and approval from comparable agencies in other countries. Obtaining FDA approval for new products and manufacturing processes can take a number of years and involve the expenditure of substantial resources. ICN must satisfy numerous requirements, including preliminary testing programs on animals and subsequent clinical testing programs on humans, to establish product safety and efficacy. No assurance can be given that authorization of the commercial sale by ICN or its affiliates of any new drugs or compounds for any application will be secured in the United States or any other country, or that, if such authorization is secured, those drugs or compounds will be commercially successful. The FDA and other regulatory agencies in other countries also periodically inspect manufacturing facilities.

     ICN is subject to licensing and other regulatory control by the FDA, other federal and state agencies and comparable foreign governmental agencies. In addition, Biomedicals is subject to the regulatory control of the Nuclear Regulatory Commission.

     Provisions enacted or adopted by United States federal, state and local agencies regulating the discharge of waste into the environment do not currently have a material effect upon ICN's capital expenditures, earnings or competitive position.

     ICN has not experienced any material effect on the capital expenditures, earnings or competitive position of ICN as a result of compliance with any federal, state or local provisions regarding the protection of the environment.

EMPLOYEES

     ICN currently employs approximately 5,969 persons, which includes 5,420 SPI employees, 4,500 of whom are covered by collective bargaining agreements. ICN has not experienced any significant work stoppage, slowdown or other serious labor problems which have materially impeded its business operations. The Company's management considers its relations with its employees to be satisfactory.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain selected consolidated financial data for the years ended December 31, 1993, 1992 and 1991, the one month ended December 31, 1990, and for each of the years in the two-year period ended November 30, 1990. The financial information set forth below should be read in conjunction with, and is qualified in its entirety by, the detailed information and financial statements contained elsewhere in this Form 10-K (in thousands, except per share data).


                                                                               ONE MONTH
                                                                                 ENDED           YEAR ENDED
                                               YEAR ENDED DECEMBER 31,       DECEMBER 31,       NOVEMBER 30,
                                            ------------------------------   -------------   -------------------
                                            1993(1)      1992     1991(2)       1990(3)        1990       1989
                                            --------   --------   --------   -------------   --------   --------
STATEMENT OF OPERATIONS DATA:
Net sales.................................  $ 62,556   $551,766   $460,365      $14,944      $271,975   $185,489
Cost of sales.............................    27,631    253,596    225,234        7,596       121,628     80,520
                                            --------   --------   --------   -------------   --------   --------
Gross profit..............................    34,925    298,170    235,131        7,348       150,347    104,969
Selling, general and administrative
  expenses................................    43,690    224,235    152,947        7,592       108,178     80,584
Research and development costs............     5,571     10,718      6,588          407         5,048     14,322
Write-off of goodwill.....................        --     15,362         --           --            --     56,551
Equity earnings in SPI....................   (11,646)        --         --           --            --         --
Gains on sales of subsidiaries stock......    (8,345)   (37,744)   (29,797)          --            --         --
Translation and exchange (gains) losses,
  net.....................................    (1,292)    21,648      4,517           --        14,020         --
Interest expense, net.....................    18,962     25,563     34,321        2,507        27,075     17,524
Other expense, net(4).....................     1,079     15,187     29,479        1,006        11,518     26,922
Restructuring costs(5)....................        --     63,032      6,087           --            --         --
Unrealized (gains) losses on marketable
  securities..............................      (200)       446       (475)          --           614     (4,425)
Provision (benefit) for income taxes......      (474)     9,967      6,574         (394)        6,860      2,086
Minority interests........................      (523)    14,558     19,035         (336)        3,709     (1,898)
                                            --------   --------   --------   -------------   --------   --------
Income (loss) before extraordinary
  income..................................   (11,897)   (64,802)     5,855       (3,434)      (26,675)   (86,697)
Extraordinary income......................       627         --         --           --         4,230      4,736
                                            --------   --------   --------   -------------   --------   --------
Net income (loss).........................   (11,270)   (64,802)     5,855       (3,434)      (22,445)   (81,961)
                                            =========  =========  =========  ============    =========  =========
Per share information:
Income (loss) before extraordinary
  income..................................      (.60)     (4.67)       .40         (.29)        (2.28)     (6.36)
Extraordinary income......................       .03         --         --           --           .36        .35
Net income (loss) applicable to common
  stockholders............................      (.57)     (4.67)       .40         (.29)        (1.92)     (6.01)
                                            =========  =========  =========  ============    =========  =========
Weighted average common stock outstanding
  and dilutive common stock equivalents...    19,813     14,010     12,829       11,707        11,776     13,683
                                            =========  =========  =========  ============    =========  =========


BALANCE SHEET DATA (IN THOUSANDS):

                                                          AS OF DECEMBER 31,               AS OF NOVEMBER 30,
                                               -----------------------------------------   -------------------
                                               1993(1)      1992       1991       1990       1990       1989
                                               --------   --------   --------   --------   --------   --------
Total assets.................................  $207,856   $223,568   $575,086   $402,975   $408,214   $436,439
Working capital(6)...........................    29,627      5,597    123,301     47,034     46,844     94,155
Long-term debt, less current maturities......   139,047    160,011    188,587    217,130    217,863    240,430
Stockholders' equity (deficit)...............     4,020    (21,757)    16,456      8,094     12,082     33,226

- ------------------------

(1) As a result of the decline in ICN's percentage of ownership in SPI, the balance sheet of SPI was deconsolidated, effective December 31, 1992, and the investment is included as a long-term investment accounted for using the equity method of accounting. Results of operations of SPI are included for the entire 1992 year as ICN's ownership fell below 50% in December of 1992. See Note 17 of Notes to Consolidated Financial Statements.

(2) Includes the results of Galenika, a subsidiary of SPI, from the effective date of acquisition.

(3) The Company changed its fiscal year end from November 30 to December 31, effective December 31, 1991. For financial statement purposes, the Company's separate results of operations for the month of December 1990 are not reflected in the Statement of Operations but have been charged directly to retained earnings.

(4) See Note 11 of Notes to Consolidated Financial Statements for details.

(5) See Note 14 of Notes to Consolidated Financial Statements for details.

(6) Includes, in 1993, $17,698,000 of cash and certificates of deposit which is to be used exclusively Viratek for research and development and its general working capital requirements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ICN

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1994 COMPARED TO SIX MONTHS ENDED JUNE 30, 1993


     Introduction. ICN reported net losses of $11,400,000 and $1,900,000 for the six months ended June 30, 1994 and 1993, respectively. The net loss for the six months ended June 30, 1994 included a non-cash, foreign exchange translation loss of $3,400,000 compared to translation gains of $1,800,000 for the same period in 1993. Additionally, included in 1993, was a gain on sale of SPI common stock of $3,700,000, which did not recur in 1994.



     Net Sales. Net sales were $30,658,000 for the six months ended June 30, 1994 compared to $31,224,000 for the same period in 1993. Sales declined 2% in the first half of 1994 compared to the first half of 1993.



     Net Royalties. Net royalties from the sale of Virazole(R) by SPI were $3,570,000 for the six months ended June 30, 1994 compared to $1,984,000 for the same period in 1993. The increase was primarily due to increased sales in the United States, resulting from a combination of price increases and increased unit sales of Virazole(R).


     Cost of Sales. Product cost as a percentage of sales decreased to 44% from 46% for the six months ended June 30, 1994 and 1993. Biomedicals continues to focus on the elimination of low margin products and on improving purchasing and manufacturing processes.


     Gross Profit. Gross profit as a percentage of sales was 56% for the six months ended June 30, 1994 compared to 54% for the same period in 1993. The discontinuance of low margin products and the introduction of new products with higher margins have contributed to the improvement in gross profit margins.



     Equity Earnings in SPI. Equity earnings in SPI increased to $6,683,000 for the six months ended June 30, 1994 compared to $4,193,000 for the same period in 1993. The increase in net income at SPI resulting in increased equity earnings by ICN is primarily due to increased sales of Virazole(R) in the United States and higher income at Galenika primarily realized through decreases in selling, general and administrative expenses.



     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the Biomedicals group were $13,750,000, or 45% of net sales, for the six months ended June 30, 1994 compared to $13,277,000, or 43% of net sales, for the same period in 1993. The increase in expenses in 1994 primarily reflects the impact of catalogue amortization costs, partially offset by certain reserve reevaluations. Management is continuing its efforts to reduce selling, general administrative expenses (both in dollar value and as a percentage of sales through consolidation of operations) and cost controls. Selling, general and administrative expenses for the pharmaceutical group and corporate for the six months ended June 30, 1994 increased $1,879,000 over the same period in 1993. The increase was primarily due to an increase in legal fees associated with the defense of a class action lawsuit, proxy fight expenses and higher central services expenses.



     Research and Development Costs. Research and development costs increased $1,435,000 for the six months ended June 30, 1994 compared to the same period in 1993. The increase related to the higher costs incurred by Viratek for the chronic hepatitis C clinical trials and submission of the NDA in 1994, and the additional research and development activities which involve a new pharmaceutical discovery program aimed at developing therapeutic drugs to inhibit disease-causing genes. See Management's Discussion and Analysis of Financial Condition and Results of Operation of Viratek -- Results of
Operations -- Six Months Ended June 30, 1994 Compared to Six Months Ended June 30, 1993, in Appendix H.



     Translation and Exchange (Gains) Losses, Net. Translation and exchange (gains) losses, net, were $3,380,000 for the six months ended June 30, 1994 compared to $(1,774,000) for the same period in 1993. The translation loss recognized for the six months ended June 30, 1994 resulted primarily from the conversion of ICN's Swiss Franc and Dutch Guilder denominated debts to a weakening U.S. dollar equivalent.

     Interest Expense, Net. Interest expense, net, was $8,734,000 for the six months ended June 30, 1994 compared to $9,418,000 for the same period in 1993. The decrease resulted primarily from the reduction in outstanding long-term debt of ICN.



     Extraordinary Income. During the second quarter of 1993, Biomedicals' Italian operation negotiated settlements with certain of its suppliers and banks, resulting in extraordinary income of $627,000, or $.03 per share.


     Other, Net.  A summary of other (income) and expense is as follows:


                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                           ----------------------------
                                                              1993              1994
                                                           -----------       ----------
        Realized (gains) losses on marketable
          securities.....................................  $  (139,000)      $   24,000
        Amortization of goodwill.........................    1,024,000        1,037,000
        Gain on lease terminations.......................     (938,000)              --
        Favorable settlements on accrued liabilities.....   (1,000,000)              --
        Other, net.......................................      732,000          (51,000)
                                                           -----------       ----------
                                                           $  (321,000)      $1,010,000
                                                            ==========        =========


     Gain on Lease Terminations. During 1993, Biomedicals' Italian operation realized a gain on the favorable termination of certain leasing contracts.

     Favorable Settlements on Accrued Liabilities. During 1993, Biomedicals recognized a gain on the settlements of certain liabilities accrued during 1992 which were settled for less than the original estimate.

YEARS ENDED DECEMBER 31, 1991, 1992 AND 1993

  INTRODUCTION

     General. Effective December 31, 1992, ICN's ownership percentage of SPI fell below 50% resulting in the deconsolidation of SPI in ICN's consolidated financial statements effective as of December 31, 1992. The investment in SPI is currently accounted for using the equity method of accounting. The prior year's results of operations have not been restated. Unless otherwise indicated, all references in this discussion to 1992 and 1991 include the consolidated results of operations of SPI.


     ICN has reported net losses for 1993 and 1992 of $11,270,000 and $64,802,000, respectively, and net income for 1991 of $5,855,000. The loss in 1993 was lower than in 1992 primarily as a result of a restructuring charge taken in 1992. The net loss in 1992 compared to net income in 1991 was primarily due to restructuring charges of $63,032,000 in 1992 related to the write-off of intangibles associated with the acquisition of Flow Laboratories, Inc. and Flow Laboratories B.V. (together with their respective subsidiaries "Flow") and other acquisitions and other charges associated with the Biomedicals restructuring, including the increase in 1992 over 1991 of foreign translation losses of $17,131,000.

     Following are the 1993 results of operations and a pro forma ICN statement of operations for 1992 as if SPI had been accounted for using the equity method of accounting:



                                                             1992            1993
                                                          -----------     -----------
        Net sales.......................................  $78,328,000     $62,556,000
        Cost of sales...................................   44,851,000      27,631,000
                                                          -----------     -----------
        Gross profit....................................   33,477,000      34,925,000
        Selling, general and administrative expenses....   53,859,000      43,690,000
        Restructuring costs.............................   63,032,000              --
        Research and development costs..................    2,882,000       5,571,000
        Interest expense, net...........................   22,776,000      18,962,000
        Translation and exchange gains..................   (3,391,000)     (1,292,000)
        Equity earnings in SPI..........................  (20,773,000)    (11,646,000)
        Gains on sale of subsidiaries common stock......  (37,744,000)     (8,345,000)
        Write off of goodwill...........................   15,362,000              --
        Other expense, net..............................   13,552,000         879,000
                                                          -----------     -----------
        Loss before income taxes, minority interest and
          extraordinary income..........................  (76,078,000)    (12,894,000)
        Provision (benefit) for income taxes............      872,000        (474,000)
        Minority interest...............................  (12,148,000)       (523,000)
        Extraordinary income............................           --         627,000
                                                          -----------     -----------
        Net loss........................................  $(64,802,000)   $(11,270,000)
                                                          ===========     ===========



     The following discussion of the results of operations gives effect to the deconsolidation of SPI as if it had occurred at January 1, 1992.



     Equity Earnings in SPI. The equity earnings in SPI decreased to $11,646,000 in 1993 compared to $20,773,000 in 1992. This reduction was due to a reduction in SPI's net income in 1993 compared to 1992 of $12,993,000 coupled with a reduction in ICN's ownership interest in SPI, from 48% at December 31, 1992 to 39% at December 31, 1993. The reduction in the net income of SPI in 1993 was primarily due to lower income at Galenika. The income before provision for income taxes and minority interest of Galenika was $310,000 in 1993 compared to $38,518,000 in 1992. The United Nations sanctions on Yugoslavia and price controls imposed by the Yugoslavian government have impacted the sales at Galenika, both in terms of a decrease in unit sales and a change in product mix. Additionally, sales have been adversely impacted by inflation and by larger and more frequent devaluations in 1993 compared to the prior year. The raw materials that Galenika imports are primarily used in the production of drugs. Due to shortages of these materials, Galenika has shifted its production and sales efforts to its veterinary and OTC product lines. For the year ended December 31, 1993, sales of drugs represented 73% of Galenika total sales compared to 81% in the prior year. Additionally, cost of sales and other expenses at Galenika have increased as a percentage of sales due to the impact of price controls in Yugoslavia, higher labor costs and hyperinflation. Consolidated net sales for 1992 rose to $476,118,000, an increase of $111,760,000, or 31%, over 1991. The majority of this increase, $101,121,000, was due to a full year of operations for Galenika compared to only eight months of operations in 1991. During 1991 and the first half of 1992, Galenika was able to increase its prices in anticipation of inflation and currency devaluations, resulting in higher sales levels when compared to the levels of inflation in Yugoslavia. Thus, during this period, Galenika sales on a dollar basis were not significantly impacted. However, beginning in the second half of 1992, sales at Galenika were depressed due to the effects of sanctions and price controls in Yugoslavia. See Note 17 of Notes to Consolidated Financial Statements of ICN. During 1992, most of SPI's subsidiaries recorded improved sales over the prior year. Sales in Mexico increased $6,963,000, or 17%, compared to 1991, primarily resulting from improved sales of its injectable vitamin, Bedoyecta-Tri(R), and other key products. Sales in Spain increased $3,526,000, or 16%, compared to 1991, due primarily to the introduction of new product lines. Gross profit as a percentage of SPI net sales increased to 56% in 1992 from 52% in 1991. While SPI experienced gross profit increases in all of its major subsidiaries, the largest increase was recorded at Galenika whose gross profit increased to 53% in 1992 from 47% in 1991. The 1991 Galenika gross profit was adversely impacted by the increase in cost of sales resulting from a purchase accounting adjustment to inventory. Without this item, Galenika's gross profit percentage remained constant in 1992 and 1991 at 53%. Excluding the results of Galenika, the gross profit increased to 62% in 1992 from 60% in 1991 due primarily from improved product mix resulting from increased Virazole(R) sales.

     Net Royalties. Net royalties from the sales of Virazole(R) by SPI were $5,903,000 for the year 1993 compared to $5,448,000 for the year 1992. The increase in royalty income was due to increased sales in Mexico resulting from the introduction of ribavirin creme used for the treatment of herpes and increased worldwide sales due to additional marketing efforts by SPI in 1993, which included offering volume discounts.

     Biomedicals.

     At the time of the 1989 acquisition of Flow, Biomedicals believed that the distribution outlets acquired would substantially increase Biomedicals' ability to compete in international markets where it had no significant direct representation. Following the acquisition, Biomedicals attempted to centralize the European marketing and distribution, discontinue certain low margin product lines and shut down excess manufacturing and distribution facilities. These efforts continued in 1992, at which time Biomedicals completed a major restructuring plan. See Restructuring Costs and Special Charges, below.


     During the latter part of 1992 and throughout 1993, Biomedicals realigned its European operations including the distribution network and manufacturing, resulting in reductions in selling, general and administrative costs. Integration of Biomedicals' higher margin "core" product lines and elimination of lower gross margin products have contributed to the increase in the overall gross profit margins; however, such actions have not fully mitigated the continuing decline in European sales. As a result, the 1993 income (loss) before the provision for income taxes and extraordinary item attributable to the European operations was $(2,831,000) as compared to $(35,582,000). Biomedicals' North American sales have remained stable.


     The Company is actively working on the introduction of new products for its Biomedicals division, primarily related to its diagnostic product line and will be introducing its Dosimetry product line in Europe and Canada. Although the introduction of these product lines was originally scheduled for Europe in 1993, longer than anticipated timeframes for product development delayed such introduction to 1994. Absent improvements in the 1994 European operating results, this division will need to reassess its business strategy and prospects for its European business.


     Net Sales. Net sales were $59,076,000, $75,648,000, and $96,507,000 in
1993, 1992 and 1991, respectively. Net sales were 22% lower in 1993 than in 1992 and 22% lower in 1992 than in 1991. The continuing decline in sales can be attributed primarily to Biomedicals' European operations. This declining trend is due to a variety of factors including the transition from a marketing effort focused on an agency/distributor network to one based upon catalogue distribution, discontinuance of low gross profit margin product lines, competitive pressures, delays in getting new products to markets due to longer than anticipated timeframes for product development and a continuing weakness in government funding for capital equipment purchases.


     Cost of Sales. Product cost as a percentage of sales decreased to 47% in 1993 from 59% in 1992 and 54% in 1991. The decrease in product costs in 1993 reflects actions taken by Biomedicals to reduce costs beginning in the latter part of 1992, as discussed further in Restructuring Costs and Special Charges, below. Additionally during 1993, high cost products with lower margins were eliminated, certain production facilities were consolidated or sold, other excess manufacturing facilities were closed down and Biomedicals continued to focus on improving purchasing and manufacturing processes. The increase in product costs in 1992 as compared to 1991 is the result of a writedown of slow moving inventory due to lower than anticipated sales volume. In addition, during 1992 the Biomedicals' production facilities and warehousing costs were spread over a reduced sales volume thereby increasing cost of sales as a percentage of sales.

     Gross Profit. Gross profit as a percentage of sales was 53%, 41% and 46% in 1993, 1992 and 1991, respectively. Actions taken by Biomedicals in 1992, as described above, resulted in an increase in gross profit as a percentage of sales during 1993. The impact of declining sales increasing product costs, and a writedown of slow moving inventory, as described above, reduced gross profit in 1992 as compared to 1991.

     Restructuring Costs and Special Charges. During 1991, Biomedicals initiated a restructuring program designed to reduce costs and improve operating efficiencies. Accordingly, restructuring costs of $6,087,000 were recorded in 1991. The program included, among other items, the consolidation, relocation and closure of certain manufacturing and distribution facilities, primarily in Milan, Italy and Costa Mesa, California. Those measures, including a 15% reduction in work force, were initiated in 1991 and continued through 1992.

     Biomedicals' sales continued to decline during the first three quarters of 1992 over the same periods in 1991 despite the restructuring program initiated in 1991. The significant decreases were primarily due to operations in Italy and other European subsidiaries acquired as part of the Flow acquisition. A further decline in sales of 19.3%, or $4,009,000, occurred in the fourth quarter of 1992 compared to the fourth quarter of 1991.

     In prior years and the first three quarters of 1992, recoverability of goodwill associated with the Flow acquisition was focused, to a major extent, on the European operations, as Biomedicals had only a limited presence in Europe prior to the Flow acquisition. Biomedicals considered the expected operating income of the European operations in evaluating the recoverability of the Flow goodwill.

     During the fourth quarter of 1992, as a result of the continuing decline in sales and other factors, Biomedicals reassessed its business plan and prospects for 1993 and beyond which included, among other things, the decision to sell the last remaining major European manufacturing facility and to restructure the previously acquired distribution network and European operations in line with the revised sales estimates. Consequently, based upon the continuing decline in European revenue and profitability relating to Flow, Flow facility closures and an ineffective distribution network, Biomedicals' management concluded that there was no current or expected future benefit associated from the Flow acquisition. Accordingly, Biomedicals wrote off goodwill and other intangibles, primarily from the Flow acquisition, in the amount of $37,714,000.


     In addition, Biomedicals determined that future benefit could be realized if the distribution activities in Irvine, Scotland, Brussels, Belgium, Cleveland, Ohio, and Horsham, Pennsylvania were consolidated with other distribution centers in Europe and the United States, as these operations did not support the costs of maintaining separate facilities. Estimated costs associated with this consolidation effort were included in lease termination costs of $1,434,000, employee termination costs of $1,961,000, facility shut down costs of $357,000 and writedowns to net realizable value totalling $1,106,000 of facilities held for disposition.


     The Irvine, Scotland, facility was vacated in March 1993 and subsequently sold for a gain of $278,000. During the first quarter of 1993 the Horsham, Pennsylvania, and Cleveland, Ohio, facilities moved to Aurora, Ohio.

     Additionally, Biomedicals reviewed the ability of the Flow product lines to be effectively integrated into Biomedicals' "core" product lines and vice versa. As a result, it was concluded that Flow's distribution network, product lines and business operations were not effectively integrated into Biomedicals' global strategy. Low margin product lines such as cell biology and instruments had become technologically obsolete given the other competitive products on the market. As sales continued to decline, the amount of slow moving and potentially obsolete inventory increased. Accordingly in the fourth quarter in 1992, Biomedicals recorded a provision for abnormal writedowns of inventory to estimated realizable value of $9,924,000 and discontinued products of $3,377,000.


     In addition, Biomedicals determined that the unamortized costs of the catalogue marketing program would not be recovered within a reasonable period of time, therefore, costs totaling $6,659,000 were written off in the fourth quarter of 1992. Despite the general shortfall in catalogue related sales, the catalogue marketing approach has established Biomedicals' "core" products in the European and Asian-Pacific markets. During 1993, Biomedicals' strategy to redefine the form and use of the catalogue to specifically customer focused or "product-line" catalogues is believed to be more effective in light of current market conditions. Additionally, radiochemical and cell biology "mini" catalogues have been developed. During 1993 and 1994, the Biomedicals division of the Company used and will continue to use general catalogues and associated direct mail programs for sales activities in biochemical, enzyme immunobiological products and reagents for electrophoresis, but with more focus on product movement and customer needs. The diagnostic instrument and reagent lines will be promoted by media advertising and direct sales activities.


ICN



     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $43,690,000 (70% of net sales), $224,235,000 (41% of net sales) and $152,947,000 (33% of net sales) for 1993, 1992 and 1991, respectively. Selling, general and administrative expenses (not including SPI) decreased from $53,859,000 in 1992 to $43,690,000 in 1993. The decrease reflects Biomedicals' efforts to reduce expenses through consolidation of operations and distribution centers and cost controls. This was partially offset by the increased legal costs in defense of the consolidated class action suit and costs associated with a proxy fight initiated in 1993. The increased expenses for 1992 (including SPI) compared to 1991 were primarily a result of provisions for doubtful accounts of $48,279,000 (described below) and termination of employees and early retirement costs at Galenika of $21,065,000. Excluding these provisions, selling, general and administrative costs in 1992 were 28% of net sales. This decrease is primarily due to the lower selling costs and wages at Galenika.


     In countries experiencing hyperinflation, such as Yugoslavia, a devaluation will result in a reduction of accounts receivable and a proportionate reduction in the accounts receivable allowance. The reduction of accounts receivable is recorded as a foreign currency translation loss and the reduction of the allowance is recorded as a translation gain. After a devaluation the level of accounts receivable will rise as a result of subsequent price increases. In conjunction with the rise in receivables, additions to the allowance for receivables will be made for existing doubtful accounts. This process will repeat itself for each devaluation that occurs during the year. The effect of this process results in a high level of bad debt expense that does not necessarily reflect credit risk or difficulties in collecting receivables. In 1992, general and administrative expenses increased significantly due primarily to provisions for doubtful accounts at Galenika of $48,279,000. The reduction of the accounts receivable allowance from devaluations resulted in a translation gain of $40,191,000 resulting in a net expense from bad debts and bad debt translation gain of $8,088,000.


     Research and Development Costs. Research and development costs were $5,571,000, $10,718,000 and $6,588,000 for 1993, 1992 and 1991, respectively.
Research and development costs increased from $2,882,000 (not including SPI) in 1992 to $5,571,000 in 1993. The increase relates to the higher costs incurred for the chronic hepatitis C clinical trials during 1993 and the additional research and development activities which involve a new pharmaceutical discovery program aimed at developing therapeutic drugs to inhibit disease-causing genes. Research and development costs rose in 1992 (including SPI) compared to 1991 due to expanded research at Galenika and, in 1992, the phase III clinical trials of Viratek relating to chronic hepatitis C.



     Write-off of Goodwill. During 1992, based upon the continuing evaluation of the carrying value of goodwill, ICN made the determination to write off pre November 1970 goodwill, relating primarily to Biomedicals, of $12,062,000. In addition, as a result of the continuing decline in sales at Biomedicals, ICN made the determination to write off $3,300,000 of goodwill relating to purchased subsidiaries.


     Gain on Sales of Subsidiaries Stock. During 1993, ICN sold 1,618,200 shares of SPI common stock and 272,500 shares of Viratek common stock for an aggregate sales price of $19,995,000 and $3,325,000, respectively, in open market and privately negotiated transactions which resulted in a gain of $8,345,000. During 1992, ICN sold 1,890,000 shares of SPI common stock and 348,000 shares of Viratek common stock for an aggregate sales price of $44,608,000 and $5,243,000, respectively, in open market and privately negotiated transactions which resulted in a gain of $37,744,000. During 1991, ICN sold 2,978,250 shares of SPI common stock and 200,000 shares of Viratek common stock for an aggregate sales price of $50,863,000 and $2,790,000, respectively, in open market and privately negotiated transactions which resulted in a gain of $29,797,000.


     Translation and Exchange (Gains) Losses, Net. Translation (gains) losses, net, were $(1,292,000), $21,648,000 and $4,517,000 in 1993, 1992 and 1991,
respectively. Translation and exchange gains were $1,292,000 in 1993 compared to $3,391,000 (without SPI) in 1992. The decrease is due primarily from ICN's conversion of Swiss Franc, Dutch Guilder and ECU debt. During 1992, translation and exchange losses, net (including SPI) increased $17,131,000 over 1991 due to Galenika operating in a highly inflationary economy, coupled with reductions in the level of hard currency as a result of sanctions and political and economic unrest.


     Interest income and expense.


                                                     1991          1992          1993
                                                  -----------   -----------   -----------
        Interest income.........................  $(1,550,000)  $(6,844,000)  $  (627,000)
        Interest expense........................   35,871,000    32,407,000    19,589,000
                                                  -----------   -----------   -----------
        Interest expense, net...................  $34,321,000   $25,563,000   $18,962,000
                                                   ==========    ==========    ==========

     Interest expense decreased from $23,406,000 (not including SPI) in 1992 to $19,589,000 in 1993. The decrease resulted from a reduced level of outstanding debt. Interest expense, remained fairly constant between 1992 and 1991 (including SPI) as a result of a decrease in debt at ICN and Biomedicals offset by an increase in debt at SPI. Interest income (not including SPI) in 1992 was $630,000 which was consistent with 1993. Interest income increased in 1992 from 1991 (including SPI) due primarily to Galenika's cash on deposit outside of Yugoslavia.

     Extraordinary Income. During the second quarter of 1993, Biomedicals' Italian operation negotiated settlements with certain of its suppliers and banks resulting in extraordinary income of $627,000 or $.03 per share.

     Other, net. A summary of other (income) and expense is as follows (1991 and 1992 include SPI):

                                                     1991          1992          1993
                                                  -----------   -----------   -----------
        Realized (gains) losses from sale of
          marketable securities, net............  $   354,000   $  (228,000)  $  (139,000)
        Amortization of goodwill................    3,944,000     4,216,000     2,102,000
        Litigation settlements..................    7,143,000     1,247,000            --
        Write-down of assets and intangibles....           --     2,000,000            --
        Write-off of prepaid royalties..........    1,503,000            --            --
        Write-downs and other costs for domestic
          nutrition group.......................   10,878,000            --            --
        Facility relocation expenses in Spain...    2,198,000            --            --
        Gain on lease termination...............           --            --      (938,000)
        Favorable settlement of a foreign
          non-income tax related tax dispute and
          accrued liabilities...................           --            --    (1,680,000)
        License fees............................           --     2,187,000            --
        Lease vacancy costs.....................           --            --     1,436,000
        Other, net..............................    3,459,000     5,765,000       298,000
                                                  -----------   -----------   -----------
        Other expense, net......................  $29,479,000   $15,187,000   $ 1,079,000
                                                   ==========    ==========    ==========

     Litigation. Litigation settlement costs were $1,247,000 in 1992 and $7,143,000 in 1991. The 1992 costs relate to an arbitration award to the Baylor College of Medicine of $466,000 and additional costs of another arbitration award. The 1991 charge is attributed to an arbitration award against ICN of $7,143,000.

     Write-Down of Assets. ICN consolidated certain of its operations which resulted in ICN having several idle facilities which ICN intends to sell. The facilities have been written down to their estimated net realizable value which resulted in a charge to operations of $1,000,000 in 1992. In addition, in 1992 due to declining sales relating to Brown Pharmaceutical products, ICN wrote off $1,000,000 relating to the Brown trademark.


     Write-downs and Other Costs for Domestic Nutritional Group. During 1991, SPI continued to reassess its domestic nutritional business, which had a sales decline of 78% from 1988 to 1991. As a result, SPI wrote off $10,878,000 of assets, principally goodwill and intangibles.

     Gain on Lease Termination. During 1993, Biomedicals' Italian operation realized a gain of $938,000 on the favorable termination of certain leasing contracts.

     Favorable Settlement of a Foreign Non-Income Tax Related Tax Dispute and Accrued Liabilities. During 1993, Biomedicals recognized a gain of $430,000 representing a favorable settlement of a foreign non-income tax related tax dispute and a gain of $1,250,000 relating to certain liabilities accrued during 1992 which were settled for less than the original estimate.


     Lease Vacancy Costs. During 1993, Biomedicals vacated its High Wycombe facility in England and moved to a facility more suitable to Biomedicals' operating needs in Thames, England. Biomedicals pursued various subleasing agreements, none of which were completed as of December 31, 1993. Consequently, Biomedicals accrued approximately $1,200,000 which represents management's best estimate of the net present value of future leasing costs to be incurred for High Wycombe. During 1993, Biomedicals expensed an additional $236,000 of leasing costs related to High Wycombe.



     Other, Net. Other net, for 1992, includes non-recurring costs related to Biomedicals' foreign non-income related taxes of $1,171,000, an equity investment write-off of Biomedicals of $1,031,000 and accrued expenses for cleanup costs for certain property held for sale of $1,000,000. These costs did not recur in 1993.


WORKING CAPITAL, LIQUIDITY AND CAPITAL RESOURCES


     Cash and Marketable Securities. At June 30, 1994 and December 31, 1993, ICN had cash, cash equivalents and restricted cash of $14,526,000 and $24,170,000, respectively. Included in cash at June 30, 1994 was $11,564,000 which is to be used exclusively by Viratek for research and development and general working capital requirements. The restrictions will not apply after the consummation of the Merger. At June 30, 1994, ICN had $5,010,000 of margin borrowings collateralized by stock of ICN's subsidiaries owned by ICN. The margin borrowings have an average interest rate of 8.3% for the six month period ended June 30, 1994 and are payable on demand. Subsequent to June 30, 1994, ICN entered into an additional margin borrowing collateralized by common stock of SPI owned by ICN with a foreign bank in the principal amount of $5,067,500, which loan matures on March 12, 1995. During the six months ended June 30, 1994, ICN received cash payments from SPI totalling $16,419,000 for repayment of advances. During the six months ended June 30, 1994, ICN's primary uses of cash were the reduction of long-term debt, interest expense and Viratek's research and development costs.


     At December 31, 1993 and 1992, ICN had cash, including restricted cash and certificates of deposit, and marketable securities of $24,170,000 and $2,622,000, respectively, included in current assets. Included in cash at December 31, 1993 is $17,698,000 which is to be used exclusively by Viratek for research and development and its general working capital requirements. In addition, included in non-current assets at December 31, 1993 and 1992 are investments in non-current marketable securities of $201,000 and $198,000, respectively. At December 31, 1993, ICN had $5,823,000 of margin borrowings collateralized by stock of the ICN's subsidiaries owned by ICN.


     On September 12, 1994, ICN sold 50,000 shares of common stock of SPI held by ICN in a private placement transaction for gross proceeds of $1,231,250, of which approximately $600,000 will be used by SPI to purchase an interest in Oktyabr, the Company's recently privatized joint venture partner in Russia. During 1993, ICN sold 1,618,200 shares of SPI common stock for an aggregate sales price of $19,995,000. During 1992, ICN sold 690,400 shares of its SPI common stock and Galenika sold 1,200,000 shares of SPI common stock, received by Galenika in 1991, for an aggregate sales price of $44,608,000, resulting in a net gain to ICN of $32,952,000. During 1993 and 1992, ICN sold 272,500 and 348,000 shares of Viratek common stock for an aggregate sales price of $3,324,000 and $5,243,000, respectively, resulting in a gain of $2,647,000 and $4,792,000, respectively.



     In February 1993, Viratek successfully completed an offering in which it sold 1,375,000 units for net proceeds of $8,897,000. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at $10.075. In March 1993, the underwriters exercised their option to purchase the overallotment (206,250 units) in connection with the public offering for net proceeds of $1,368,000. Viratek has used a substantial portion of the net proceeds for research and development activities to fund phase III clinical trials and related project costs to evaluate Virazole(R) in the treatment of chronic hepatitis C and to continue development of certain other anti-cancer and immune-stimulatory compounds. The additional research and development involves a new pharmaceutical discovery program aimed at developing therapeutic drugs to inhibit disease-causing genes. This research activity, which involves 15 new scientists, is based on antisense technology and is focused on designing new pharmaceuticals to combat cancer, viral diseases and skin disorders. The warrants became separately transferable on July 29, 1993 and were exercisable until August 30, 1993 and redeemable by Viratek on August 31, 1993 at $.05 per warrant, if not previously exercised. Of the total outstanding warrants, 1,366,642 were exercised resulting in net proceeds to Viratek of $13,472,000. Of the total net proceeds of the offering of the units and the exercise of the warrants, $11,201,000 has been spent on research and development through June 30, 1994.



     During 1993 and 1992, ICN issued 3,000,000 and 4,198,000 shares of its common stock for net proceeds of $21,861,000 and $30,608,000, respectively.


     During 1993 and 1992, ICN received cash payments from SPI totalling $13,662,000 and $14,987,000, respectively, for repayment of advances.

     During 1993, ICN's primary uses of cash were for the reduction of long-term debt ($32,087,000), interest on its publicly traded debt ($15,628,000), legal and proxy fight expenses ($7,136,000), payments to Biomedicals ($6,783,000), representing Biomedicals' operating cash deficiency and Viratek's research and development costs discussed above.

     Capital Expenditures. Capital expenditures for property, plant and equipment totaled $2,548,000 in 1993, $12,554,000 (including SPI) in 1992 and $21,046,000 (including SPI) in 1991. The expenditures in 1992 primarily relate to facility improvements of $2,556,000 at Galenika and facility expansion of $4,700,000 at SPI's Mexican subsidiary. The expenditures in 1991 are primarily related to the purchase and improvement of SPI's facility in Spain. ICN does not expect significant capital expenditures through the end of 1994.

     Taxes. ICN has not been required to pay regular federal income taxes in recent years due to the availability of tax loss carryforwards. However, in 1992, ICN was required to pay alternative minimum tax ("AMT") due to limitations on the utilization of net operating loss carryforwards for AMT purposes. See
Note 8 to Consolidated Financial Statements of ICN. ICN files its federal tax return on a stand-alone basis. In prior years, ICN filed on a consolidated basis with its subsidiaries until the following dates:

                                                             1991              1992
                                                         -------------     -------------
        SPI............................................  Until 8-13-91                --
        Biomedicals....................................             --                --
        Viratek........................................    Entire Year      Until 2-1-92

     Product Liability Insurance. In December 1985, after reviewing costs, availability and related factors, management decided not to continue to maintain product liability insurance in the United States subsequent to that time. While ICN has never experienced a material adverse claim for personal injury resulting from allegedly defective products, a substantial claim, if successful, could have a material adverse effect on ICN's liquidity and financial performance.

INFLATION AND CHANGING PRICES

     Foreign operations are subject to certain risks inherent in conducting business abroad, including price and currency exchange controls, fluctuations in the relative values of currencies, political instability and other restrictive governmental actions. Changes in the relative value of currencies occur from time to time and may, in certain instances, materially affect ICN's results of operations.

FOREIGN CURRENCY TRANSLATION

     ICN's Consolidated Statements of Operations reflect translation (gains) losses of $(1,292,000), $21,648,000, and $4,517,000, in 1993, 1992 and 1991,
respectively, which are a result of ICN's foreign currency denominated borrowings and investments and relative changes in the value of the U.S. Dollar versus various European currencies. In addition to these currencies, 1992 and 1991 included the translation effects of the Yugoslavian Dinar.

QUARTERLY FINANCIAL DATA OF ICN (UNAUDITED)

     Following is a summary of quarterly financial data for the years ended December 31, 1992 and 1993 and the first six months of 1994 (in thousands, except per share amounts):

                                                     FIRST      SECOND     THIRD      FOURTH
                                                    QUARTER    QUARTER    QUARTER    QUARTER
                                                    --------   --------   --------   --------
    1992(1)
    Net sales.....................................  $142,328   $170,136   $113,003   $126,299
    Gross profit..................................    74,120     93,403     64,326     66,321
    Net income (loss)(2)..........................     6,590      3,206     (9,652)   (64,946)
                                                    ========   ========   ========   ========
    Per share information:
      Net income (loss)...........................  $    .46   $    .21   $   (.69)  $  (4.03)
                                                    ========   ========   ========   ========
    1993
    Net sales.....................................  $ 16,632   $ 15,723   $ 15,815   $ 14,386
    Gross profit..................................     9,256      8,766      9,307      7,596
    Income (loss) before extraordinary income.....     1,063     (3,593)    (2,343)    (7,024)
    Extraordinary income..........................        --        627         --         --
                                                    --------   --------   --------   --------
    Net income (loss).............................     1,063     (2,966)    (2,343)    (7,024)
                                                    ========   ========   ========   ========
    Per share information:
      Income (loss) before extraordinary income...       .06       (.18)      (.11)      (.34)
      Extraordinary income........................        --        .03         --         --
                                                    --------   --------   --------   --------
      Net income (loss)...........................  $    .06   $   (.15)  $   (.11)  $   (.34)
                                                    ========   ========   ========   ========
    1994
    Net sales.....................................  $ 17,202   $ 15,641
    Gross profit..................................    10,362      8,981
    Net loss......................................    (4,545)    (6,832)
                                                    ========   ========
    Per share information:
      Net loss....................................  $   (.22)  $   (.33)
                                                    ========   ========

- ---------------

(1) Consolidated results reflect the operations of SPI which was deconsolidated effective December 31, 1992. Subsequent to that date, ICN accounted for SPI on the equity method of accounting.

(2) Includes a pre-tax restructuring charge of $63,032,000 in the fourth quarter 1992.

                         REPORT OF INDEPENDENT AUDITORS

To ICN Pharmaceuticals, Inc.:

     We have audited the accompanying consolidated balance sheets of ICN Pharmaceuticals, Inc. (a Delaware Corporation) and subsidiaries as of December 31, 1993 and 1992, the related consolidated statements of operations, Stockholders' Equity (deficit), and cash flows and the financial statement schedules (not separately included herein) for each of the three years in the period ended December 31, 1993. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The Company has had certain transactions with its majority owned subsidiaries and affiliates as more fully described in Notes 2, 3, 4, 5 and 6 to the consolidated financial statements. Whether the terms of these transactions would have been the same had they been between wholly unrelated parties cannot be determined.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ICN Pharmaceuticals, Inc. and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

     As discussed in Note 1, effective December 31, 1992, the Company changed to the equity method of accounting for a previously consolidated subsidiary.


                                          COOPERS & LYBRAND


Los Angeles, California
March 30, 1994

                           ICN PHARMACEUTICALS, INC.

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1993 AND 1992

                                     ASSETS


                                                                             1993               1992
                                                                         -------------     ---------------
                                                                                           (NOTE 1 AND 17)
                                                                                           ---------------
Current assets:
Cash...................................................................  $  14,652,000     $     2,333,000
Restricted cash........................................................      1,518,000             262,000
Certificates of deposit................................................      8,000,000                  --
Receivables, less allowances of $2,400,000 in 1993 and $3,353,000 in
  1992.................................................................     12,122,000          18,620,000
Receivables from SPI...................................................     18,313,000          20,160,000
Other receivables......................................................             --           8,704,000
Inventories, net.......................................................     15,601,000          13,499,000
Prepaid expenses and other current assets..............................      4,479,000          15,366,000
                                                                         -------------     ---------------
     Total current assets..............................................     74,685,000          78,944,000
Property, plant and equipment, net, at cost............................     36,243,000          34,113,000
Receivables from SPI, less current portion.............................             --          10,273,000
Marketable securities..................................................        201,000             198,000
Investment in SPI......................................................     71,671,000          72,569,000
Investment in other equity securities..................................      4,230,000           4,273,000
Other assets and deferred charges......................................      7,594,000           9,607,000
Goodwill related to purchased businesses...............................      2,580,000           2,933,000
Goodwill related to publicly traded subsidiaries.......................     10,652,000          10,658,000
                                                                         -------------     ---------------
                                                                         $ 207,856,000     $   223,568,000
                                                                         =============     ===============
                              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Notes payable..........................................................  $   4,226,000     $    15,277,000
Current maturities of long-term debt...................................     12,093,000          12,499,000
Accounts payable.......................................................      7,342,000          13,055,000
Accrued liabilities....................................................     21,397,000          32,516,000
                                                                         -------------     ---------------
     Total current liabilities.........................................     45,058,000          73,347,000
Long-term debt, less current maturities:
  Convertible into ICN common stock....................................     22,023,000          39,507,000
  Publicly-traded debentures and other long-term debt..................    117,024,000         120,504,000
Other liabilities and deferred income taxes............................      7,014,000           9,348,000
Minority interests.....................................................     12,717,000           2,619,000
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $1.00 par value; 3,000,000 shares authorized, none
  outstanding..........................................................             --                  --
Common stock, $1.00 par value; 100,000,000 shares authorized,
  20,519,431 shares outstanding at December 31, 1993 and 16,452,313 at
  December 31, 1992....................................................     20,519,000          16,452,000
Additional capital.....................................................    180,897,000         145,928,000
Accumulated deficit....................................................   (193,711,000)       (182,441,000)
Foreign currency translation adjustments...............................     (3,685,000)         (1,696,000)
                                                                         -------------     ---------------
     Total stockholders' equity (deficit)..............................      4,020,000         (21,757,000)
                                                                         -------------     ---------------
                                                                         $ 207,856,000     $   223,568,000
                                                                         =============     ===============

  The accompanying notes are an integral part of these consolidated financial statements.

                           ICN PHARMACEUTICALS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                  1993             1992           1991
                                                              ------------     ------------   ------------
Net sales...................................................  $ 62,556,000     $551,766,000   $460,365,000
Cost of sales...............................................    27,631,000      253,596,000    225,234,000
                                                              ------------     ------------   ------------
Gross profit................................................    34,925,000      298,170,000    235,131,000
Selling, general and administrative expenses................    43,690,000      224,235,000    152,947,000
Research and development costs..............................     5,571,000       10,718,000      6,588,000
Interest expense............................................    19,589,000       32,407,000     35,871,000
Interest income.............................................      (627,000)      (6,844,000)    (1,550,000)
Translation and exchange (gains) losses, net................    (1,292,000)      21,648,000      4,517,000
Restructuring costs and special charges.....................            --       63,032,000      6,087,000
Other expense, net..........................................     1,079,000       15,187,000     29,479,000
Equity earnings in SPI......................................   (11,646,000)              --             --
Gains on sales of subsidiaries stock........................    (8,345,000)     (37,744,000)   (29,797,000)
Write-off of goodwill.......................................            --       15,362,000             --
Unrealized (gains) losses on marketable securities..........      (200,000)         446,000       (475,000)
                                                              ------------     ------------   ------------
Income (loss) before provision for income taxes, minority
  interest and extraordinary income.........................   (12,894,000)     (40,277,000)    31,464,000
Provision (benefit) for income taxes........................      (474,000)       9,967,000      6,574,000
Minority interests..........................................      (523,000)      14,558,000     19,035,000
                                                              ------------     ------------   ------------
Income (loss) before extraordinary income...................   (11,897,000)     (64,802,000)     5,855,000
Extraordinary income........................................       627,000               --             --
Net income (loss)...........................................  $(11,270,000)    $(64,802,000)  $  5,855,000
                                                              ============     ============   ============
Per share information:
  Income (loss) before extraordinary income.................        $(0.60)          $(4.67)          $.40
Extraordinary income........................................          0.03               --             --
                                                                    ------           ------           ----
Net income (loss)...........................................        $(0.57)          $(4.67)          $.40
                                                                    ======           ======           ====

  The accompanying notes are an integral part of these consolidated financial statements.

                           ICN PHARMACEUTICALS, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                                 FOREIGN
                                                                                 CURRENCY
                                        COMMON     ADDITIONAL    ACCUMULATED    TRANSLATION
                                        STOCK        CAPITAL       DEFICIT      ADJUSTMENTS     TOTAL
                                      ----------   -----------   ------------   ----------    -----------
BALANCE AT
  NOVEMBER 30, 1990.................. $11,707,000  $117,059,000  $(120,060,000) $ 3,376,000   $12,082,000
Net loss for month of December,
  1990...............................          --            --     (3,434,000)          --    (3,434,000)
Translation adjustments..............          --            --             --     (159,000)     (159,000)
Proceeds from exercise of stock
  options............................     353,000       706,000             --           --     1,059,000
Subsidiaries' stock transactions.....          --     1,053,000             --           --     1,053,000
Net income...........................          --            --      5,855,000           --     5,855,000
                                      -----------  ------------  -------------  -----------   -----------
BALANCE AT
  DECEMBER 31, 1991..................  12,060,000   118,818,000   (117,639,000)   3,217,000    16,456,000
Translation adjustments..............          --            --             --   (4,913,000)   (4,913,000)
Proceeds from exercise of stock
  options............................     184,000       469,000             --           --       653,000
Issuance of stock....................   4,198,000    26,410,000             --           --    30,608,000
Conversion of long-term debt.........      10,000       105,000             --           --       115,000
Subsidiaries' stock transactions.....          --       126,000             --           --       126,000
Net loss.............................          --            --    (64,802,000)          --   (64,802,000)
                                      -----------  ------------  -------------  -----------   -----------
BALANCE AT
  DECEMBER 31, 1992..................  16,452,000   145,928,000   (182,441,000)  (1,696,000)  (21,757,000)
Translation adjustments..............          --            --             --   (1,989,000)   (1,989,000)
Proceeds from exercise of stock
  options............................   1,067,000     2,235,000             --           --     3,302,000
Issuance of stock....................   3,000,000    18,861,000             --           --    21,861,000
Subsidiaries' stock transactions.....          --    13,873,000             --           --    13,873,000
Net loss.............................          --            --    (11,270,000)          --   (11,270,000)
                                      -----------  ------------  -------------  -----------   -----------
BALANCE AT
  DECEMBER 31, 1993.................. $20,519,000  $180,897,000  $(193,711,000) $(3,685,000)  $ 4,020,000
                                      ===========  ============  =============  ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           ICN PHARMACEUTICALS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

                                                                  1993          1992           1991
                                                               -----------   -----------    -----------
Cash flows from operating activities:
  Net income (loss)........................................... $(11,270,000) $(64,802,000)  $ 5,855,000
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization............................    7,362,000    17,610,000    16,166,000
     Loss on sales of fixed assets............................       14,000     1,335,000       575,000
     Gains on sale of subsidiaries' stock.....................   (8,345,000)  (37,744,000)  (29,797,000)
     Write-off of goodwill, intangibles and assets............           --    17,362,000     1,664,000
     Other realized and unrealized (gains) losses.............     (339,000)      218,000      (121,000)
     Extraordinary income.....................................     (627,000)           --            --
     Provision for losses on accounts receivable..............      168,000    50,563,000     6,760,000
     Minority interests.......................................     (523,000)   14,558,000    19,035,000
     Exchange (gains) losses..................................   (1,292,000)   11,348,000     4,517,000
     Restructuring costs and other charges....................           --    63,032,000     6,087,000
     Equity in earnings of SPI................................  (11,646,000)           --            --
     Lease vacancy costs......................................    1,200,000            --            --
     Gain on settlement of certain lease contracts............     (938,000)           --            --
     Gain on settlement of certain liabilities for less than
       original estimate......................................   (1,250,000)           --            --
     Other non-cash items.....................................     (855,000)     (125,000)      345,000
     Change in assets and liabilities net of effects from
       deconsolidation of subsidiary:
     (Increase) decrease in receivables.......................   13,271,000    14,684,000   (61,183,000)
     (Increase) decrease in inventory.........................   (2,102,000)  (24,154,000)   18,935,000
     (Increase) decrease in prepaid and other current
       assets.................................................     (739,000)   (9,461,000)  (12,592,000)
     Increase (decrease) in accounts payable and accrued
       expenses...............................................  (17,897,000)  (70,076,000)   24,277,000
                                                               ------------  ------------   -----------
     Net cash provided by (used in) operating activities......  (35,808,000)  (15,652,000)      523,000
                                                               ------------  ------------   -----------
Cash flows from investing activities:
  Capital expenditures........................................   (2,548,000)  (12,554,000)  (21,046,000)
  Proceeds from sale of assets................................    5,207,000     1,342,000       805,000
  Sale of subsidiaries' stock.................................   23,319,000    49,851,000    53,653,000
  Issuance of subsidiary stock................................   24,098,000     2,552,000     3,771,000
  Purchase of certificate of deposit..........................   (8,000,000)           --            --
  Marketable securities sold, net.............................      139,000       733,000     4,147,000
  Payment received from SPI...................................   13,662,000            --            --
  Equity investment...........................................           --   (53,254,000)           --
  Other, net..................................................     (219,000)    2,853,000      (799,000)
                                                               ------------  ------------   -----------
     Net cash provided by (used in) investing activities......   55,658,000    (8,477,000)   40,531,000
                                                               ------------  ------------   -----------
Cash flows from financing activities:
  Proceeds from borrowings....................................      954,000    26,665,000    19,843,000
  Principal payments on debt..................................  (32,087,000)  (42,235,000)  (50,257,000)
  Proceeds from stock issuances...............................   25,163,000    31,261,000     1,059,000
  Dividends paid to minority shareholders.....................     (351,000)   (8,062,000)           --
  Increase in restricted cash.................................   (1,256,000)           --            --
  Other, net..................................................           --            --     4,221,000
                                                               ------------  ------------   -----------
     Net cash provided by (used in) financing activities......   (7,577,000)    7,629,000   (25,134,000)
                                                               ------------  ------------   -----------
Effect of exchange rate on cash...............................       46,000      (272,000)      159,000
                                                               ------------  ------------   -----------
Net increase (decrease) in cash...............................   12,319,000   (16,772,000)   16,079,000
Cash at beginning of year.....................................    2,333,000    19,105,000     3,026,000
                                                               ------------  ------------   -----------
Cash at end of year........................................... $ 14,652,000  $  2,333,000   $19,105,000
                                                               ============  ============   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           ICN PHARMACEUTICALS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation.

  Principles of consolidation

     The accompanying consolidated financial statements include ICN Pharmaceuticals, Inc. ("ICN"), its 69%-owned subsidiary ICN Biomedicals, Inc. ("Biomedicals"), its 63%-owned subsidiary Viratek, Inc. ("Viratek") and its 39%-owned equity investment in SPI Pharmaceuticals, Inc. ("SPI"). The sale of approximately 9% of SPI's common stock by ICN throughout 1992 reduced ICN's ownership interest in SPI and resulted in the deconsolidation of SPI at December 31, 1992, the approximate time at which ICN's ownership fell below 50%. The continuing investment in SPI was classified as a long-term asset in the consolidated balance sheet and income or loss was, commencing January 1, 1993, recognized using the equity method of accounting. Prior year results have not been restated (see Note 17). All significant intercompany account balances and transactions have been eliminated.

  Goodwill

     The difference between the purchase price and the fair value of net assets purchased at the date of acquisition is included in the accompanying consolidated balance sheets as Goodwill. Goodwill amortization periods range from 5 to 40 years for acquired businesses and from 10 to 20 years for its publicly-traded subsidiaries and is based on an estimate of future periods to be benefitted. The Company periodically evaluates the carrying value of goodwill including the amortization periods. The Company determines whether there has been permanent impairment in goodwill, as well as, the amount of such impairment, if any, by comparing the anticipated undiscounted future operating income of the acquired entity with the carrying value of the Goodwill. During 1992, the Company wrote off a substantial portion of its goodwill, primarily related to the acquisition by Biomedicals of Flow, as more fully described in
Note 14. In addition, on certain portions of goodwill, the amortization period was reduced to primarily five years, which reflects the estimated recovery period.

     Accumulated amortization for goodwill related to purchased businesses was $2,901,000 and $2,548,000 at December 31, 1993 and 1992, respectively.
Accumulated amortization for goodwill related to publicly traded subsidiaries was $4,625,000 and $3,413,000 at December 31, 1993 and 1992, respectively.

  Cash

     For purposes of the statements of cash flows, the Company considers highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount of those assets approximates fair value due to the short-term maturity of these instruments. Included in cash and certificates of deposit at December 31, 1993, is $9,698,000 and $8,000,000, respectively, which is to be used exclusively by Viratek for research and development and its general working capital requirements.

  Marketable securities

     Marketable securities, which consist of investments in common stocks and bonds, are carried at the lower of aggregate cost or market. The Company realized net (gains) losses of $(139,000), $228,000, and $354,000 related to marketable securities sold during 1993, 1992 and 1991, respectively. Unrealized (gains) losses of $(200,000), $446,000 and $(475,000) were recorded in 1993,
1992 and 1991, respectively.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

  Inventories

     Inventories, which include material, direct labor and factory overhead, are stated at the lower of cost or market. Cost is determined based on a first-in, first-out (FIFO) basis.

  Catalog Costs

     The initial costs of design, production and distribution of the Company's product catalog are deferred and amortized over its service life, approximately one year. However, for the year ended December 31, 1992, due to the lower than expected sales results, Biomedicals wrote-off these costs in the fourth quarter of 1992. (See Note 14.)

  Property, plant and equipment

     The Company uses primarily the straight-line method for depreciating property, plant and equipment over their estimated useful lives. Buildings and related improvements are depreciated from 20-40 years, machinery and equipment over 2-10 years, furniture and fixtures over 1-10 years, and leasehold improvements, including property under capital leases, are amortized over their useful lives limited to the life of the lease.

     The Company follows the policy of capitalizing expenditures that significantly increase the life of the related assets and charging maintenance and repairs to expense. Upon sale or retirement, the costs and related accumulated depreciation or amortization are eliminated from the respective accounts, and the resulting gain or loss is included in income.

  Notes Payable

     The Company classifies bank borrowings with initial terms of one year or less as Notes Payable. These notes bear interest at rates of 6.0% to 16.2%. The carrying amount of Notes Payable approximates fair value due to the short-term maturity of these instruments.

  Foreign Currency Translation

     The assets and liabilities of the Company's foreign operations, except those in highly inflationary economies, are translated at the end of period exchange rates. Revenues and expenses are translated at the average exchange rates prevailing during the period. The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated in stockholders' equity. The monetary assets and liabilities of foreign subsidiaries in highly inflationary economies are remeasured into U.S. dollars at the year-end exchange rates and non-monetary assets and liabilities at historical rates. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation," the Company has included in operating income all foreign exchange gains and losses arising from foreign currency transactions and the effects of foreign exchange rate fluctuations on subsidiaries operating in highly inflationary economies. The (gains) losses included in operations from foreign exchange translation and transactions for 1993, 1992 and 1991 were $(1,292,000), $21,648,000 (including
SPI), and $4,517,000 (including SPI), respectively.

  Income Taxes

     In January 1993, the Company adopted Statement of Financial Accounting Standards No. 109, (SFAS 109) "Accounting for Income Taxes". SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactment of changes in the tax law or

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

rates. Previously, the Company used the SFAS 96 asset and liability approach that gave no recognition to future events other than the recovery of assets and settlement of liabilities at their carrying amounts. The adoption of SFAS 109 did not result in a cumulative effect adjustment in the statement of operations.

  Per share information

     Per share information is based on the weighted average number of common shares outstanding and dilutive common share equivalents (19,813,000 in 1993, 14,010,000 in 1992 and 12,829,000 in 1991). Common share equivalents in 1991 represent shares issuable for outstanding options and warrants, on the assumption that the proceeds would be used to repurchase shares in the open market. Shares issuable for outstanding options and warrants in 1993 and 1992 were excluded since the effect would have been antidilutive. For purposes of calculating per share information, ICN's share of the income of subsidiaries has been reduced to give effect to the dilution in earnings which would result upon the exercise of options and warrants currently outstanding to purchase subsidiaries' common shares.

2. SPI PHARMACEUTICALS, INC.

     SPI develops, manufactures, sells and distributes pharmaceutical and nutritional products and services in the United States, Yugoslavia, Canada, Mexico and Western Europe.

     During 1991, ICN sold 2,978,250 shares of SPI common stock for an aggregate sales price of $50,863,000, resulting in a net gain of $27,239,000 and used 1,468,000 shares in the acquisition of Galenika (see Note 6). During 1992, ICN sold 690,400 shares of SPI common stock and Galenika sold 1,200,000 shares of SPI common stock, transferred in 1991, for an aggregate sales price of $44,608,000, resulting in a net gain of $32,952,000. During 1993, ICN sold 1,618,200 shares of SPI common stock for an aggregate sales price of $19,995,000, resulting in a net gain of $5,698,000. The above noted 1992 and 1993 sales of SPI stock have reduced ICN's ownership of SPI from 57% at December 31, 1991 to 48% at December 31, 1992 and 39% at December 31, 1993. As a result, effective December 31, 1992, SPI is accounted for by using the equity method of accounting.

     At December 31, 1993, the investment in SPI exceeded the equity in net assets of SPI by $11,024,000, which amount, is being amortized over 40 years.

     On November 15, 1993, SPI exchanged $3,075,000 of debt owed to ICN for 200,000 shares of SPI's common stock issued to ICN at a price of $15.38 per share which represented the closing market price of SPI's stock on that date.

     SPI has granted options for the purchase of 2,508,315 shares of its common stock. At December 31, 1993, ICN's percentage ownership of SPI would have decreased from 39% to 35% if these options were exercised.

     At December 31, 1993, ICN owned 7,853,454 shares of SPI common stock which had an aggregate value of approximately $113,875,000, based upon the quoted market price per share of SPI common stock at that date. This amount, however, is not necessarily indicative of the realizable value in the open market.

3. VIRATEK, INC.

     Viratek's primary purpose is to conduct research and development on compounds derived from nucleic acids and to develop new biomedical and diagnostic products.

     During 1993, 1992 and 1991, ICN sold 272,500, 348,000 and 200,000 shares of
Viratek common stock for an aggregate sales price of $3,325,000, $5,243,000 and $2,790,000, respectively, resulting in a gain of

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

$2,647,000, $4,792,000 and $2,558,000, respectively. These sales, in addition to shares issued in connection with the exercise of employee stock options and the shares issued in the offering discussed below, have reduced ICN's ownership from 83% at January 1, 1991, to 63% at December 31, 1993.

     In February 1993, Viratek successfully completed an offering in which it sold 1,375,000 units for net proceeds of approximately $8,897,000. Each unit consists of one share of common stock and one warrant to purchase one unit of common stock at $10.075. On March 19, 1993, the underwriters exercised their option to purchase the overallotment (206,250 units) in connection with the public offering for net proceeds of $1,368,000. The warrants became separately transferable on July 29, 1993 and were exercisable until August 30, 1993 and redeemable by the Company on August 31, 1993 at $.05 per warrant if not previously exercised. A total of 1,366,642 warrants were exercised resulting in net proceeds to the Company of $13,472,000.

     Goodwill related to publicly traded subsidiaries at December 31, 1993 includes $6,677,000, net of amortization, related to purchases of Viratek common stock.


     Viratek has granted options for the purchase of 877,222 shares of its common stock. At December 31, 1993, ICN's percentage ownership of Viratek would have decreased from 63% to 60% if these options were exercised. In December 1993, Viratek declared a stock distribution of 5%.


4. ICN BIOMEDICALS, INC.

     Biomedicals manufactures and distributes research chemical products, cell biology products, chromatography materials, immunology instrumentation, environmental technology products, precision liquid delivery instrumentation and immunodiagnostic reagents and instrumentation in the United States, Canada, Mexico, South America, Eastern and Western Europe, Australia and Japan. Biomedicals also purchases research chemicals from other manufacturers, in bulk, for repackaging and distributes biomedical instrumentation manufactured by others.

     During the second quarter of 1993, Biomedicals' Italian operation negotiated settlements with certain of its suppliers and banks resulting in an extraordinary income of $627,000 or $.03 per share.

     On December 31, 1992, Biomedicals exchanged, in a non-cash transaction, $11,250,000 of debt owed to ICN in exchange for 3,214,286 shares of Biomedicals' common stock issued to ICN at a price of $3.50 per share which represented the closing market price of the stock at that date.

     On December 31, 1992, Biomedicals transferred $5,747,000 of debt owed to a major supplier to ICN. ICN became primarily liable for the debt and Biomedicals became guarantor.

     On April 1, 1992, Biomedicals transferred, in a non-cash transaction, $13,072,000 of debt with First City Bank of Texas -- Houston N.A., to ICN. Biomedicals, in exchange, issued 2,412,449 shares of Biomedicals' common stock at a price of $5.42 per share which represented the closing market price of the stock at that date less a discount of 15%.

     On March 31, 1992, Biomedicals transferred, in a non-cash transaction, $2,711,000 of debt owed to Skopbank of Finland to ICN. Biomedicals, in exchange, issued 500,334 shares of Biomedicals' common stock at a price of $5.42 per share which represented the closing market price of Biomedicals' stock on that date less a discount of 15%. ICN became primarily liable for the debt and Biomedicals became guarantor.

     On March 31, 1992 Biomedicals exchanged, in a non-cash transaction, $4,837,000 of debt owed to ICN for 892,703 shares of Biomedicals' common stock issued to ICN at a price of $5.42 per share which represented the closing market price of the stock at that date less a discount of 15%.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     On December 31, 1991, Biomedicals issued, in a non-cash transaction, 3,363,298 shares of Biomedicals' common stock to ICN at a price of $6.25 which represented the fair market value of Biomedicals' stock at that date in exchange for debt owed ICN in the amount of $18,167,523.

     On March 1, 1991, Biomedicals, pursuant to a fairness opinion, exchanged, in a non-cash transaction, $3,833,000 of advances due to ICN into 538,000 shares of Biomedicals' common stock, issued at a price of $7.125 which represented the fair market value of Biomedicals' stock at that date less a discount of 22%.

     On August 30, 1993, Biomedicals issued 300,000 shares of a new series "A" of its non-convertible, non-voting, preferred stock valued pursuant to a fairness opinion, at $30,000,000 to the Company. In exchange, the Company delivered 4,983,606 shares of Biomedicals' common stock that ICN owned and exchanged intercompany debt owed to ICN by Biomedicals in the amount of $11,000,000.

     In addition, on August 30, 1993, Biomedicals issued 390,000 shares of a new series "B" of its non-convertible, non-voting, preferred stock valued pursuant to a fairness opinion, at $32,000,000 to the Company. In exchange, ICN delivered to Biomedicals 8,384,843, shares of Biomedicals' common stock that ICN owned.

     As a result of this exchange, Biomedicals had 9,033,623 common shares issued and outstanding.

     Subject to declaration by Biomedicals' Board of Directors, the new series "A" preferred stock pays an annual dividend of $8, noncumulative, payable quarterly and the new series "B" preferred stock pays an annual dividend of $10, noncumulative, payable quarterly. Both series "A" and "B" preferred stock become cumulative in respect to dividends upon certain events deemed to be a change in control, as defined by the certificates of designation. The series "B" preferred dividends are subject to the prior rights of the holders of the series "A" preferred stock and any other preferred stock ranking prior to the series "B" preferred.

     The series "A" preferred stock is senior in ranking to the series "B" preferred stock and the series "B" preferred stock is senior to Biomedicals' common stock as to voluntary or involuntary liquidation, dissolution or winding up of the affairs of Biomedicals, after payment or provision for payment of the debts and other liabilities of Biomedicals. The holders of the series "A" preferred shares are entitled to receive an amount in cash or in property, including securities of another corporation, equal to $100 per share in involuntary liquidation or $106 per share in voluntary liquidation prior to August 31, 1994 and declining ratably per year to $100 per share after 1998, plus dividends, in the event dividends have become cumulative. the holders of the series "B" preferred shares are entitled to receive an amount in cash or in property, including securities of another corporation equal to $100 per share in voluntary or involuntary liquidation, plus dividends, in the event dividends have become cumulative.

     The series "A" and "B" preferred shares are redeemable, for cash or property, including securities of another corporation, in whole or in part, at the option of Biomedicals only, subject to approval by a vote of a majority of the independent directors of Biomedicals. The series "A" preferred shares are redeemable at $106 per share prior to August 31, 1994 and declining ratably per year to $100 in 1998, plus dividends, in the event dividends have become cumulative. The series "B" shares are redeemable at $100 per share, plus dividends, in the event dividends have become cumulative.

     No dividends were declared on the series "A" or series "B" preferred stock during 1993.

     Goodwill related to publicly traded subsidiaries at December 31, 1993 includes $3,975,000, net of amortization, related to purchases of Biomedicals' stock.

     Biomedicals has granted options for the purchase of 2,419,830 shares of its common stock. At December 31, 1992, ICN's percentage ownership of Biomedicals would have decreased from 69% to 44%

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

assuming exercise of all options and exchange of all the Bio Capital Holding Exchangeable Certificates (see Note 7).

5. RELATED PARTY TRANSACTIONS

  General

     ICN controls Biomedicals and Viratek through stock ownership, voting control and board representation and is affiliated with SPI. Certain officers of ICN occupy similar positions with SPI, Biomedicals and Viratek. ICN, SPI, Biomedicals and Viratek (collectively, the "Affiliated Corporations") have engaged in, and will continue to engage in, certain transactions with each other.

     An Oversight Committee of the Boards of Directors of the Affiliated Corporations reviews transactions between or among the Affiliated Corporations to determine whether a conflict of interest exists among the Affiliated Corporations with respect to a particular transaction and the manner in which such conflict can be resolved. The Oversight Committee has advisory authority only and makes recommendations to the Boards of Directors of each of the Affiliated Corporations. The Oversight Committee consists of one non-management director of each Affiliated Corporation and a non-voting chairman. The significant related party transactions have been reviewed and recommended for approval by the Oversight Committee, and approved by the respective Boards of Directors.

  Royalty agreements

     Effective December 1, 1990, SPI and Viratek entered into a new royalty agreement. Under this agreement, SPI continued to act as Viratek's exclusive distributor of ribavirin and pays Viratek a royalty of 20% on sales worldwide for a term of 10 years with an option by either party to extend it for an additional 10 years. Royalties to Viratek under this agreement for 1993, 1992 and 1991 were $5,903,000, $5,448,000 and $4,263,000, respectively. Included in royalties for 1993, 1992 and 1991 are royalties earned on foreign sales by SPI totalling $2,107,000, $1,472,000 and $1,189,000, respectively.

     During 1991, SPI purchased $235,000 of ribavirin from Viratek and also transferred $2,943,000 of Virazole(R) from Viratek at its cost.

     Under an agreement between ICN and the employer of a director of Viratek, SPI is required to pay a 2% royalty to the employer on all sales of Virazole(R) in aerosolized form. Such royalties for 1993, 1992 and 1991 were $422,000, $430,000, and $313,000, respectively.

     In July 1988, SPI began marketing products under license from ICN for the treatment of myasthenia gravis, a disease characterized by muscle weakness and atrophy. ICN charged SPI royalties at 9% of net sales. Effective September 1, 1990, SPI prepaid royalties to ICN in the amount of $9,590,000. There are no future royalties due to ICN for these products.

     Beginning December 1986, SPI began selling Brown Pharmaceuticals, Inc. products under license from ICN. ICN charges SPI royalties at 8 1/2% of net sales. During 1993, 1992 and 1991 SPI paid ICN $218,000, $65,000 and $93,000, respectively, in royalties under this arrangement.

  Cost allocations

     The Affiliated Corporations occupy ICN's facility in Costa Mesa, California. In each of 1993, 1992 and 1991, ICN charged facility costs of $279,000, $310,000 and $30,000 to SPI, Biomedicals and Viratek, respectively. The costs of common services such as maintenance, purchasing and personnel are paid by SPI and allocated to ICN, Biomedicals and Viratek based on services utilized. The total of such costs were

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

$2,584,000 in 1993, $2,556,000 in 1992 and $2,617,000 in 1991 of which
$1,733,000, $1,679,000 and $1,568,000 were allocated to the Affiliated Corporations, respectively. Effective January 1, 1993, ICN reimburses Biomedicals for those allocations which are in excess of the amounts determined by Biomedicals' management using competitive data, as reviewed and recommended by the Oversight Committee, that would have been incurred by the Company if it operated in a facility suited solely to its requirements. During 1993, such reimbursements totalled $772,000.

     During 1991, Viratek began renting certain office equipment to ICN for use at the Costa Mesa facility. Rent is being charged at the rate of $20,000 per month through 1993, renewable annually. During 1993, 1992 and 1991 Viratek charged ICN $240,000, $240,000 and $120,000, respectively.

     It is management's belief that the methods used and amounts allocated for facility costs and common services are reasonable based upon the usage by the respective companies.

  Investment policy

     ICN and its affiliates have a policy covering intercompany advances and interest rates, and the types of investments (marketable equity securities, high-yield bonds, etc.) to be made by ICN and its affiliates. As a result of this policy, excess cash is transferred to ICN. The affiliates are credited with interest income based on prime (6% at December 31, 1993) less 1/2% and are charged interest at the prime rate plus 1/2% on the amounts invested or advanced.

     SPI had outstanding borrowings from ICN in the amount of $18,313,000 and $30,433,000 as of December 31, 1993 and 1992. During 1993, 1992 and 1991, ICN
charged (credited) SPI interest of $800,000, $1,195,000 and ($2,486,000), respectively. During 1993 and 1992, SPI reclassified its Biomedicals intercompany receivable of $2,333,000 and $3,631,000 and its Viratek intercompany payable of $5,228,000 and $6,332,000, respectively, to SPI's ICN intercompany account resulting in a net increase in SPI's liability to ICN of $2,895,000 and $2,701,000, respectively.

     During 1993 and 1992, Viratek reclassified $272,000 and $536,000 of intercompany payables to Biomedicals to ICN and reclassified $5,228,000 and $6,332,000 of intercompany receivables from SPI to ICN, which resulted in a receivable of $15,528,000 and $9,325,000 due from ICN at December 31, 1993 and 1992, respectively. Viratek earned interest income of $714,000, $239,000 and $271,000 from ICN on the average balance outstanding during 1993, 1992 and 1991.

     During the year ended December 31, 1993 and 1992, Biomedicals reclassified its SPI intercompany payable of $2,333,000 and $3,631,000, and its Viratek intercompany receivables of $272,000 and $536,000 to ICN, resulting in intercompany payables of $5,932,000 and $8,414,000 to ICN as of December 31, 1993 and 1992, respectively. ICN charged (credited) $420,000, $314,000 and ($218,000) to Biomedicals for interest on the average balance outstanding during 1993, 1992 and 1991, respectively.

  Other

     Certain outside directors have provided legal and other consultation services to ICN, which amounted to $148,000, $811,000 and $58,000 during 1993, 1992 and 1991, respectively.

     During first quarter 1993, Biomedicals transferred its Dublin, Virginia, facility to ICN in exchange for a reduction in the intercompany amounts due to ICN of $586,000 representing the net book value at the date of the transfer.

     Effective January 1, 1992, Viratek and Biomedicals entered into an agreement whereby Biomedicals agreed to transfer rights, title and interest in certain of its research and development assets to Viratek.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

Biomedicals shall retain a right of first refusal to the marketing and distribution rights for any product developed from the transferred assets and pay a royalty to Viratek. Future royalties will be recognized as income when earned. During 1993 and 1992 there have been no sales of product subject to this royalty.

     In 1991 SPI's 75%-owned subsidiary, Galenika, purchased equipment from Viratek at its net book amount of $333,000.

     In 1991, SPI's Mexican subsidiary purchased inventory from Biomedicals for approximately $500,000, which was returned for credit in 1992.

     During 1991, ICN transferred to SPI an idle manufacturing facility in Brooksville, Mississippi at its net book amount of $3,114,000.

     Since SPI assumed production and sales of Virazole, effective March 1, 1991, Viratek transferred to SPI all inventory at its net book amount of $2,943,000.

     During 1991, Biomedicals charged $250,000 to SPI representing costs expended by Biomedicals for a product development program launched for SPI which SPI determined not to pursue.

     Effective May 1, 1991, Viratek and ICN transferred the rights to four compounds, in various stages of development, to SPI for $1,350,000 and $250,000, respectively, plus a royalty of 6.8% of future sales representing a non-cash transaction. These amounts have been credited to additional capital. Future royalties will be recognized as income when earned. During 1993 and 1992, there have been no sales of product subject to this royalty. Viratek has reclassified the intercompany receivable from SPI to a receivable due from ICN in the amount of $1,350,000.

     See Note 4 "ICN Biomedicals, Inc." concerning Biomedicals' preferred stock transaction.

     See Note 9 "Commitments and Contingencies -- Other" concerning transactions with management.

6.  ACQUISITIONS

     Effective May 1, 1991, SPI formed a new joint company with Galenika Pharmaceuticals headquartered in Belgrade, Yugoslavia. The joint company, Galenika, is 75%-owned by SPI and 25%-owned by Galenika Holding ("Galenika Holding"). Galenika, the leading pharmaceutical company in Yugoslavia, produces, markets and distributes over 450 pharmaceutical, veterinary, dental and other products in Yugoslavia, Eastern Europe and Russia.

     In connection with the agreement, the Company contributed assets totaling $58,301,000, consisting of $14,453,000 cash, an obligation to pay $13,550,000 and 1,200,000 unregistered shares of common stock of SPI issued to the employees ("owners" in Socialist Yugoslavia) of Galenika Holding with a fair value of $9,000,000. On December 31, 1991, the Company, on behalf of SPI, contributed 1,468,000 shares of common stock of SPI to Galenika with a cost basis of $11,555,000, the minority interest share of the excess of the fair value of the common stock of the Company contributed by ICN and ICN's cost basis or $6,743,000, and acquisition costs of $3,000,000. Under the terms of the Galenika agreement, SPI had an obligation to contribute, in part, $50,000,000 in cash and 1,200,000 shares of SPI stock or $12,000,000 in cash. However, the agreement was subsequently changed in December 1991 whereby the Company, on behalf of SPI, contributed shares of SPI stock in lieu of the $40,000,000 (after a cash payment of $10,000,000) and SPI issued 1,200,000 shares of SPI stock in lieu of cash to comply with the original intent of the parties.

     The Galenika transaction has been accounted for by the purchase method of accounting, and accordingly, SPI's investment has been allocated, based on SPI's ownership percentage, to the assets acquired and the liabilities assumed based on the estimated fair values at the effective date of formation, May 1, 1991.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

Assuming that the acquisition of Galenika occurred at January 1, 1991, the Company's 1991 pro forma revenues for the full year ended December 31, 1991, would have been $548,467,000 with net income of $19,825,000. The pro forma information presented does not purport to be indicative of the results that would have been obtained if the operations were combined during the year presented and is not intended to be a projection of future results or trends.

7. DEBT

     Long-term debt and obligations under capital leases consist of the following:

                                                              1993             1992
                                                          ------------     ------------
        ICN:
        12 7/8% Sinking Fund Debentures due July 15,
          1998..........................................  $ 70,697,000     $ 70,697,000
          6% Dutch Guilder Subordinated Convertible
             Bonds due 1990-1994........................     6,143,000       13,086,000
          Swiss Franc Subordinated Bonds due 1988-2001
             with effective interest rate of 7.4%.......    15,559,000       17,214,000
          12 1/2% Senior Subordinated Debentures due
             1999.......................................    17,798,000       17,353,000
          6 3/4% Subordinated Convertible Bonds due
             2001.......................................       449,000        8,273,000
          3 1/4% Subordinated Double Convertible Bonds
             due 1997...................................     5,236,000        5,290,000
          Zero Coupon ECU Subordinated Bonds due
             1987-1996 with effective interest rate of
             8.9%.......................................     3,408,000        4,745,000
          Mortgages payable, with variable interest
             rates from 9 1/2% to 11 1/2% and due
             December 1990-2003.........................    13,353,000       13,839,000
          Other long-term debt with variable interest
             rates......................................     6,551,000        8,241,000
                                                          ------------     ------------
             Total ICN..................................   139,194,000      158,738,000
                                                          ------------     ------------
        Subsidiaries of ICN:
        Zero Coupon Guaranteed Bonds with an effective
          interest rate of 13.5%, maturing in 2002......     8,441,000        9,112,000
        Other long-term debt............................     3,505,000        4,660,000
                                                          ------------     ------------
             Total subsidiaries of ICN..................    11,946,000       13,772,000
                                                          ------------     ------------
        Total long-term debt and obligations under
          capital leases................................   151,140,000      172,510,000
        Less: Current maturities........................   (12,093,000)     (12,499,000)
                                                          ------------     ------------
             Total......................................  $139,047,000     $160,011,000
                                                          ============     ============

     Other long-term debt includes notes payable, mortgages, margin borrowings and the present value of capital lease obligations due in various installments through 2002.

     On March 25, 1987, the Company completed an underwritten public offering in Switzerland of SFr. 60,000,000 principal amount (approximately $38,961,000) of
3 1/4% Subordinated Double Convertible Bonds due 1997 "Double Convertible Bonds". These bonds are convertible at the option of the holder into one of the following: (1) entirely into 1,500,000 shares of Common Stock of ICN at a conversion price of $26.14 per share (at a fixed exchange rate of SFr. 1.53 per $1.00); or (2) entirely into 15,000 shares of Common Stock of Ciba-Geigy Ltd. at a conversion price of SFr. 4,000 per share; or (3) a combination of 750,000 shares of Common Stock of ICN and 7,500 shares of Common Stock of Ciba-Geigy Ltd. at conversion prices of $26.14 and SFr. 4,000 per share, respectively, subject to adjustment for dilutive issues. In connection with this

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

offering, the Company placed in escrow 15,000 shares of CibaGeigy Ltd. common stock, of which 1,928 shares remain at December 31, 1993 which are reflected in the Consolidated Balance Sheet as investment in other equity securities. Conversions during 1992 and 1991 were not material and there were no conversions during 1993. Fair value of these bonds was approximately $6,021,000 at December 31, 1993.

     In 1987, Bio Capital Holding ("Bio Capital"), a trust established by ICN and Biomedicals, completed a public offering in Switzerland of Swiss Francs (SFr.) 70,000,000 principal amount of 5 1/2% Swiss Franc Exchangeable Certificates ("Old Certificates"). At the option of the certificate holder, the Old Certificates are exchangeable into shares of Biomedicals common stock. Net proceeds were used by Bio Capital to purchase SFr. 70,000,000 face amount of zero coupon Swiss Franc Debt Notes due 2002 of the Kingdom of Denmark (the "Danish Bonds") for SFr. 33,772,000 and 15 series of zero coupon Swiss Franc Guaranteed Bonds of the Company (the "Zero Coupon Guaranteed Bonds") for SFr. 32,440,000, which are guaranteed by ICN. Each series of the Zero Coupon Guaranteed Bonds are in an aggregate principal amount of SFr. 3,850,000 maturing in February of each year through 2002. ICN and Biomedicals have no obligation with respect to the payment of the principal amount of the Old Certificates since they will be paid upon maturity by the Danish bonds.

     During 1990, Biomedicals offered to exchange, to all certificate holders, the Old Certificates for newly issued certificates ("New Certificates"), the terms of which remain the same except that 334 shares per SFr. 5,000 principal certificate can be exchanged at $10.02 using a fixed exchange rate of SFr. 1.49 to U.S. $1.00. Substantially all of the outstanding Old Certificates were exchanged for New Certificates (together referred to as "Certificates"). This exchange was accounted for as an extinguishment of debt and the effect on net income was not material.

     During 1992, Biomedicals repurchased SFr. 5,640,000 of Bio Capital Certificates, representing long-term debt of $1,859,000. During 1991, SFr. 1,245,000 ($918,000) principal amount of Certificates were exchanged into 83,166 shares of Biomedicals' common stock. No repurchases were made in 1993.

     As of December 31, 1993, the consolidated financial statements include outstanding debt of SFr. 12,534,000 ($8,441,000) which represents the present value of the Company's obligation to pay the Zero Coupon Guaranteed Bonds. When Certificates are exchanged into common stock, Biomedicals' obligation to pay the Zero Coupon Guaranteed Bonds is reduced and the Danish Bonds are released by Bio Capital to Biomedicals, both on a pro rata basis. As of December 31, 1993, SFr. 39,615,000 ($26,677,000) principal of Certificates were outstanding which, if exchanged for common stock, would result in the issuance of 2,608,241 shares of Biomedicals' common stock, a reduction of long-term debt of SFr. 11,330,000 ($7,630,000), a reduction of SFr. 1,204,000 ($811,000) of current maturities of long-term debt, and an increase in marketable securities of SFr. 20,204,000 ($13,605,000) from the release of Bio Capital of the Danish Bonds to Biomedicals. Fair value of these bonds was approximately $7,850,000 at December 31, 1993.

     In October 1986, the Company completed an underwritten public offering of $75,000,000 principal amount of 6 3/4% Subordinated Convertible Bonds Due 2001 (the "6 3/4% Bonds") convertible into 3,626,692 shares of ICN Common Stock at a conversion price of $20.68 per share, subject to adjustment for dilutive issues. During 1993, $7,824,000 principal amount of the bonds were redeemed at the bondholder's option. Fair value of these bonds was approximately $442,000 at December 31, 1993.

     In October 1986, Pharma Capital Holdings ("Pharma Capital"), a trust established by the Company, completed an underwritten public offering in Europe of ECU 40,000,000 principal amount of 7 1/4% Exchangeable Certificates Due 1996 (the "Pharma Certificates") of which ECU 16,195,000 remain outstanding at December 31, 1993. The Pharma Certificates are exchangeable into 1,936,000 shares of Common Stock of ICN at an initial exchange price of $21.1364 per share, at a fixed exchange rate of ECU

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

.9775 per $1.00. The net proceeds of approximately ECU 19,400,000 were used by Pharma Capital to purchase nine series of Zero Coupon ECU Subordinated Bonds of ICN (consisting of one series, payable in two installments, the first on May 30, 1987 in the amount of ECU 1,756,111 and the second on May 30, 1988 in the amount of ECU 2,900,000, and eight series each in the aggregate principal amount of ECU 2,900,000 maturing on May 30 in each of the years 1989 to 1996) (the "ICN-ECU Bonds") and ECU 40,000,000 aggregate principal amount of ECU 200,000,000 Zero Coupon Guaranteed Bonds Due May 30, 1996, Series 119, of The Mortgage Bank and Financial Agency of the Kingdom of Denmark (unconditionally guaranteed by the Kingdom of Denmark). The Company has no obligation with respect to the payment of the face amount of the Pharma Certificates since these are to be paid upon maturity by the Kingdom of Denmark Zero Coupon Guaranteed Bonds (except for payment of certain additional amounts in the event of the imposition of U.S. withholding taxes on either the Pharma Certificates or ICN-ECU Bonds and funds required for redemption of the Pharma Certificates in the event the Company exercises its optional right to redeem). Fair value of these bonds was approximately $3,204,000 at December 31, 1993.

     In October 1986, Xr Capital Holding ("Xr Capital"), a trust established by the Company, completed an underwritten public offering in Switzerland of Swiss Francs 100,000,000 principal amount of 5 5/8% Swiss Franc Exchangeable Certificates (the "Xr Certificates") of which SFr 66,510,000 remain outstanding at December 31, 1993. The Xr Certificates are exchangeable through 2001 for 1,250,000 shares of Common Stock of ICN and 860,000 shares of Common Stock of SPI owned by ICN at initial exchange prices of $24.10 and $35.02 per share, respectively, at a fixed exchange rate of SFr. 1.66 per $1.00. The net proceeds of the offering were used by Xr Capital to purchase from the Company 14 series of Swiss Franc Subordinated Bonds due 1988-2001 (the "ICN-Swiss Franc Xr Bonds") for approximately $27,944,000 and SFr. 45,700,000 principal amount of cumulative coupon 5.4 percent Italian Electrical Agency Bonds due 2001 for approximately $27,202,000. The Company has no obligation with respect to the payment of the face amount of the Xr Certificates since these are to be paid upon maturity by the Italian Bonds (except for payment of certain additional amounts in the event of the imposition of U.S. withholding taxes on either the Xr Certificates or ICN-Swiss Franc XR Bonds and funds required for redemption of the Xr Certificates in the event the Company exercises its optional right to redeem). Fair value of these bonds was approximately $14,314,000 at December 31, 1993.

     In September 1986, the Company completed an underwritten public offering in the Netherlands of Dutch Guilders 75,000,000 principal amount (approximately $32,751,000 at date of issuance) of 6% Subordinated Convertible Bonds due 1990-1994 (the "Dutch Guilder Bonds"). These bonds are convertible into 1,259,657 shares of ICN Common Stock at a conversion price of $26 per share at a fixed exchange rate of Dfl. 2.29 per $1.00, subject to adjustment for dilutive issues. Fair value of these bonds was approximately $6,032,000 at December 31, 1993.

     The Company has the optional right to redeem the 6 3/4% Bonds, ICN-ECU Bonds, ICN-Swiss Franc Xr Bonds, Bio Certificates, Double Convertible Bonds, and the Dutch Guilder Bonds in the event that the market price of ICN Common Stock meets certain conditions.

     In July 1986, the Company sold $115,000,000 principal amount of 12 7/8% Sinking Fund Debentures (the "12 7/8% Debentures"), due July 15, 1998, in an underwritten public offering. The 12 7/8% Debentures are redeemable, in whole or in part, at the option of the Company, at any time on or after July 15, 1991, at specified redemption prices, plus accrued interest. Mandatory annual sinking fund payments, commencing on July 15, 1994, are calculated to retire 80% of the issue prior to maturity. The indenture imposes limitations on, among other things, (i) the issuance or assumption by the Company or its subsidiaries of additional debt which is senior to the 12 7/8% Debentures, (ii) dividends and distributions on, or repurchases and redemptions

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

of, Common Stock of the Company and (iii) the Company becoming an investment company. The fair value of these debentures was approximately $72,641,000 at December 31, 1993.

     In May 1984, the Company completed a public offering of $30,000,000 of 12 1/2 percent Senior Subordinated Debentures (the "12 1/2% Debentures") due 1999. The 12 1/2% Debentures provide for annual sinking fund payments of $3,215,000 commencing May 15, 1992. The 12 1/2% Debentures are redeemable at any time after May 15, 1989 at the Company's option and are subordinated to all senior indebtedness. The net proceeds from the 12 1/2% Debentures were $21,390,000. The original issue discount and costs associated with the offering are being amortized over the life of the 12 1/2% Debentures. This results in an effective interest rate to the Company (exclusive of sinking fund requirements) of 16.75%. The indenture agreement for the 12 1/2% Debentures is less restrictive than the indenture relating to the 12 7/8% Debentures. The fair value of these debentures was approximately $18,619,000 at December 31, 1993.

     Annual aggregate maturities of long-term debt, including obligations under capitalized leases subsequent to December 31, 1993 are as follows:

            1994...................................................  $ 12,093,000
            1995...................................................    11,027,000
            1996...................................................    36,427,000
            1997...................................................    36,109,000
            1998...................................................    30,733,000
            Thereafter.............................................    24,751,000
                                                                     ------------
                      Total........................................  $151,140,000
                                                                     ============

     At December 31, 1993 and 1992, the Company had $7,600,000 and $16,584,000,
respectively, of margin borrowings and notes payable. At December 31, 1993, 1,107,898 and 402,000 shares of ICN-owned shares of SPI and Viratek, respectively, collateralized these borrowings. The Company may use as collateral or sell additional shares of its common stock or common stock of its subsidiaries or equity investment in order to meet its short term cash requirements or other corporate goals.

     The fair value of the Company's debt is estimated based on quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying amount of all short-term and variable interest rate borrowings approximates fair value.

8.  INCOME TAXES

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). The new statement supersedes the Company's previous policy of accounting for income taxes under Statement of Financial Accounting Standards No. 96 "Accounting for Income Taxes" (SFAS 96). Both statements require the use of the liability method of accounting for income taxes, but the recognition of deferred tax assets was limited under SFAS 96. Under SFAS 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The change in the method of accounting for income taxes from SFAS 96 to SFAS 109 resulted in no cumulative effect adjustment.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     Income (loss) before provision for income taxes, minority interests and extraordinary income for 1993, 1992 and 1991, consists of the following:

                                              1993            1992            1991
                                           -----------     -----------     -----------
        Domestic.........................  $(10,964,000)   $(51,269,000)   $(19,342,000)
        Foreign..........................    (1,930,000)     10,992,000      50,806,000
                                           ------------    ------------    ------------
                                           $(12,894,000)   $(40,277,000)   $ 31,464,000
                                           ============    ============    ============

     The income tax (benefit) provision consists of the following:

                                              1993            1992            1991
                                           -----------     -----------     -----------
        Current:
          Federal........................  $  (162,000)    $ 5,928,000     $ 3,452,000
          State..........................           --         212,000         360,000
          Foreign........................     (312,000)      1,801,000       3,072,000
                                           -----------     -----------     -----------
                                           $  (474,000)    $ 7,941,000     $ 6,884,000
                                           -----------     -----------     -----------
        Deferred:
          Federal........................           --         841,000         103,000
          State..........................           --              --         (39,000)
          Foreign........................           --       1,185,000        (374,000)
                                                    --       2,026,000        (310,000)
                                           -----------     -----------     -----------
                                           $  (474,000)    $ 9,967,000     $ 6,574,000
                                           ===========     ===========     ===========

     Of the 1992 current federal tax provision of $5,928,000, $956,000 relates to the tax benefit from the exercise of stock options. Such amount was credited to additional capital.

     The primary components of temporary differences which give rise to the Company's net deferred taxes are as follows:

                                                              JANUARY 1,      DECEMBER 31,
                                                                 1993             1993
                                                              -----------     ------------
        Deferred tax assets:
          Inventory and other reserves......................  $    6,386      $    5,378
          Amortization differences..........................       1,986             246
          Compensation not currently deductible.............       1,029             873
          Unrealized losses.................................       2,151           2,214
          Other deferred items..............................       1,750           1,750
          Domestic NOL......................................      40,012          50,983
          Foreign NOL.......................................      12,635          13,311
          Valuation reserve.................................     (63,985)        (72,733)
                                                              -----------     ----------
             Total deferred tax asset.......................       1,964           2,022
                                                              -----------     ----------
        Deferred tax liabilities:
          Depreciation (tax over book)......................      (1,964)         (2,022)
                                                              -----------     ----------
             Total deferred tax liability...................      (1,964)         (2,022)
                                                              -----------     ----------
             Net deferred tax liability.....................  $        0      $        0
                                                              ==========      ==========

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     A reconciliation of the federal statutory income tax rate to the Company's effective income tax rate is as follows:

        Statutory rate.......................................  (35)%     (34)%      34%
        Operating losses -- no tax benefit realized..........   30        15        25
        Write-off and amortization of goodwill...............    5        47        10
        Provision to return adjustment.......................   (1)       --        --
        Reduction in foreign tax liabilities.................   (2)       --        --
        Utilization of domestic NOL..........................   --        (2)      (28)
        Utilization of foreign NOL...........................   --        (3)       (2)
        Foreign source income taxed at different effective
          rates, net.........................................   --        12       (45)
        Transactions involving subsidiaries stock............   --       (12)       23
        Alternative minimum tax..............................   --         1         1
        Other, net...........................................   (1)        1         4
                                                               ---       ---       ---
                                                                (4)%      25%       22%
                                                               ===       ===       ===

     The Company files its Federal income tax return on a stand-alone basis. In years prior to 1993, tax sharing agreements allocated taxes for periods when a subsidiary was included in the Company's consolidated tax return. The following table indicates inclusion of subsidiaries in the Company's consolidated tax return.

                                                          1992              1991
                                                     --------------    --------------
        SPI........................................        --          Until 8-13-91
        Biomedicals................................        --                --
        Viratek....................................   Until 2-1-92      Entire year

     The Company conducts business in a number of different tax jurisdictions. Accordingly, losses sustained in one jurisdiction generally cannot be applied to reduce taxable income in another jurisdiction. The income of certain foreign subsidiaries is not subject to U.S. income taxes, except when such income is paid to the U.S. parent company or one of its domestic subsidiaries. No U.S. taxes have been provided on the Company's foreign subsidiaries since management intends to reinvest those amounts in foreign operations. Included in consolidated retained earnings (deficit) at December 31, 1993 is approximately $1,820,000 of accumulated earnings of foreign operations that would be subject to U.S. income taxes if and when repatriated.

     The Company has domestic net operating loss carryforwards ("NOL") of approximately $190,000,000 (of which $17,800,000 will be credited to additional capital when utilized) at December 31, 1993, expiring at various dates from 1994 through the year 2008.

     Included in the $190,000,000 NOL is approximately $47,500,000 of NOL attributable to Viratek. Of the $47,500,000 NOL attributable to Viratek, $10,900,000 will be credited to capital when utilized. Viratek's NOL can only be utilized by the Company to offset Viratek taxable income generated on a separate company basis.

     Also included in the $190,000,000 NOL is approximately $39,000,000 of domestic NOL and $38,000,000 of foreign NOL attributable to Biomedicals of which $458,000 will be credited to additional capital when utilized. Biomedicals' NOL's are restricted to utilization by that company. In connection with the acquisition of Flow, Biomedicals acquired Flow's domestic net operating loss carryforwards of $9,771,000. Biomedicals has agreed to pay Flow the first $500,000 of any benefits realized. In the event this amount is not realized by November 1994, it will become due and payable to Flow including interest at 10%. Tax benefits realized in excess of $500,000 will be shared equally with Flow.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     The Company is currently under examination by the U.S. Internal Revenue Service ("IRS") for the tax years ended November 30, 1989 and 1988. While the proposed adjustments, if upheld, would not result in a significant additional tax liability, they would result in significant reductions in the NOL carryforwards available to the Company in the future.

9.  COMMITMENTS AND CONTINGENCIES

  Operating and capital leases

     At December 31, 1993, the Company and its consolidated subsidiaries were committed under noncancellable operating and capital leases for minimum aggregate lease payments as follows:


                                                               OPERATING     CAPITAL
                                                                LEASES        LEASES
                                                               ---------     --------
        1994.................................................  $ 849,000     $155,000
        1995.................................................    799,000       88,000
        1996.................................................    625,000       88,000
        1997.................................................    507,000       89,000
        1998.................................................    534,000           --
        Thereafter...........................................  4,782,000           --
                                                               ---------
                                                               $8,096,000     420,000
                                                               ---------     --------
        Less amounts representing interest...................                  62,000
        Present value of net minimum lease payments..........                 358,000
        Less current maturities..............................                 129,000
                                                                             --------
                                                                             $229,000
                                                                             ========


     Rental expense on operating leases was $870,000 in 1993, $2,934,000 (including SPI) in 1992 and $2,107,000 (including SPI) in 1991.

  Post approval studies

     By letter dated December 31, 1985, the FDA advised Viratek that the FDA had approved Viratek's NDA for the hospital use of aerosolized ribavirin for the treatment of RSV in infants. As a condition of the approval, Viratek agreed to conduct certain additional studies. The future costs of such studies are not expected to be significant.

  Litigation

     The Company is a defendant in certain consolidated class actions pending in the United States District Court for the Southern District of New York entitled In re Paine Webber Securities Litigation (Case No. 86 Civ. 6776 (VLB); In re ICN/Viratek Securities Litigation (Case No. 87 Civ. 4296 (VLB)). The plaintiffs represent alleged classes of persons who purchased ICN, Viratek or SPI common stock during the period January 7, 1986 to and including April 15, 1987. In their memorandum of law, dated February 4, 1994, the ICN Defendants argue that class certification may only be granted for purchasers of ICN common stock for the period August 12, 1986 through February 20, 1987 and for purchasers of Viratek common stock for the period December 9, 1986 through February 20, 1987. The ICN Defendants assert that no class should be certified for purchasers of the common stock of SPI for any period. The plaintiffs allege that during such period the defendants made, or aided and abetted other defendants in making, misrepresentations of material fact and omitted to state material facts concerning the business, financial condition and future prospects of ICN, Viratek and SPI in certain public announcements, Paine Webber, Inc. research reports and filings with

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

the Commission. The alleged misstatements and omissions primarily concern developments regarding Virazole(R), including the efficacy and safety of the drug and the market for the drug. The plaintiffs allege that such misrepresentations and omissions violate Section 10(b) of the Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and constitute common law fraud and misrepresentation. The plaintiffs seek an unspecified amount of monetary damages, together with interest thereon, and their costs and expenses incurred in the action, including reasonable attorneys' and experts' fees. The ICN defendants moved to dismiss the consolidated complaint in March 1988, for failure to state a claim upon which relief may be granted and for failure to plead the allegations of fraud and misrepresentation with sufficient particularity. On September 18, 1992, the Court denied the ICN defendants' motion to dismiss and for summary judgment. The ICN defendants filed their answer on February 17, 1993. On October 20, 1993, plaintiffs informed the Court that they had reached an agreement to settle with codefendant Paine Webber, Inc. and that they would submit a proposed settlement stipulation to the Court. Expert discovery, which commenced in September 1993, is expected to conclude by the end of April 1994. Plaintiffs' damages expert, utilizing assumptions and methodologies that the ICN Defendants' damages experts find to be inappropriate under the circumstances, has testified that, assuming that classes were certified for purchasers of ICN, Viratek and SPI common stock for the entire class periods alleged by plaintiffs, January 7, 1986 through April 15, 1987, and further assuming that all of the plaintiffs' allegations were proven, potential damages against ICN, Viratek and SPI would, in the aggregate, amount to $315,000,000. The ICN Defendants' four damages experts have testified that damages are zero. Management believes, having extensively reviewed the issues in the above referenced matters, that there are strong defenses and that the Company intends to defend the litigation vigorously. While the ultimate outcome of these lawsuits cannot be predicted with certainty, and an unfavorable outcome could have an adverse effect on the Company, at this time management does not expect that these matters will have a material adverse effect on the financial position, result of operations or liquidity of the Company. The attorney's fees and other costs of the litigation are allocated equally between ICN and Viratek.

     In August 1992, an action was filed in United States District Court for the Southern District of New York, entitled Rossi v. ICN Pharmaceuticals, Inc. (Case No. 92 Cir. 4819 (CL6)). The plaintiffs, citing theories of product liability, negligence and strict liability in tort, allege that birth defects in an infant were caused by the mother's exposure to ribavirin during pregnancy. The plaintiff's counsel has agreed to place the case on the courts "suspense calendar" pending completion of ICN's investigation of the underlying facts. Based on such investigation, the case was dismissed with prejudice pursuant to stipulation by the parties in December 1993. Pursuant to a license agreement, SPI has indemnified Viratek and ICN for lawsuits involving the use of Virazole(R).

     On September 27, 1993, ICN and Biomedicals filed a complaint in the California State Superior Court for Orange County, California, against GRC International Inc., alleging fraud, negligent misrepresentation in the sale of securities in California and violations of state and federal securities laws. The precise amount of damages is unknown at this time. The lawsuit arises out of the acquisition of all of the issued and outstanding shares of Flow Laboratories, Inc. ("Flow") and Flow Laboratories B.V. by Biomedicals in November 1989 from GRC International Inc., (formerly known as Flow General Inc.). Defendant GRC's motion to compel arbitration was granted as to the Biomedicals claims. The action is stayed until April 7, 1994, as to ICN's causes of action.

     On April 5, 1993, ICN and Viratek filed suit against Rafi Khan ("Khan") in the United States District Court for the Southern District of New York. The complaint alleges, inter alia, that Khan violated numerous provisions of the securities laws and breached his fiduciary duty to ICN and Viratek by attempting to effectuate a change in control of ICN while acting as an agent and fiduciary of ICN and Viratek. As relief, ICN and Viratek, among other things, sought an injunction enjoining Khan from effectuating a change in

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

control of ICN and compensatory and punitive damages in the amount of $25,000,000. Khan filed a counterclaim on April 12, 1993, naming the then ICN directors and ICN, as a nominal defendant sued only in a derivative capacity. The counterclaim contains causes of action for slander, interference with economic relations, and a shareholders' derivative action for breach of fiduciary duties. Khan seeks compensatory damages for interest in an unspecified amount, and exemplary damages of $29,000,000. On December 22, 1993, Khan filed a notice of appeal from a prior injunction granted by the court, to the Court of Appeals for the Second Circuit. On March 13, 1994, that appeal was dismissed on the grounds that Khan had defaulted for failure to comply with the Court's scheduling order. Management believes that Khan's counterclaim is without merit and the Company intends to vigorously defend this matter.

     The Company is a party to a number of other pending or threatened lawsuits arising out of, or incident to, its ordinary course of business. In the opinion of management, these various other pending lawsuits will not have a material adverse effect on the consolidated financial position or operations of the Company.

  Purchase Commitment

     Biomedicals has a purchase commitment with a major supplier for which the remaining purchase of inventory under agreement which will be due June 1994 in the amount of approximately $1,727,000 (Finnish Markka 10,000,000).

     Biomedicals is also a guarantor on a note payable to the same supplier for which ICN is primarily liable. On June 30, 1993, ICN filed a claim in arbitration alleging breach of agreement entered into with such supplier and withheld final payment due on that date of approximately $1,295,000 (Finnish Markka 7,500,000). In addition, ICN is seeking declaration and award that Biomedicals is not obligated to honor the aforementioned purchase commitment or installments on the note. Arbitration is set for October 4, 1994.

  Acquisition Commitments

     Under the terms of the Flow purchase agreement, Biomedicals issued 100,000 shares of common stock to the seller, which shares have a guaranteed value of $20 per share on November 8, 1994. If the fair value, as defined, of Biomedicals' common stock is less than $20 per share on that date, Biomedicals must pay the difference in cash. Biomedicals may redeem such shares for the $20 guaranteed value prior to November 8, 1994. At December 31, 1993, Biomedicals would have paid $1,575,000 to honor the guarantee.

  Product Liability Insurance

     During 1985, after reviewing costs, availability and related factors, management decided not to continue to maintain product liability insurance. While to date no material adverse claim for personal injury resulting from allegedly defective products, including ribavirin, has been successfully maintained against the Company, a substantial claim, if successful, could have a material adverse effect on the Company.

  Other

     Milan Panic, the Company's Chairman of the Board, President and Chief Executive Officer, is employed under a contract expiring November 30, 1994 that provides for, among other things, certain retirement benefits. Mr. Panic, at his option, may provide consulting services upon his retirement for $120,000 per year for life, subject to annual cost-of-living adjustments from the base year of 1967 currently estimated to be in excess of $520,000 per year. The consulting fee shall not at any time exceed the annual compensation as adjusted, paid to Mr. Panic. Upon Mr. Panic's retirement, the consulting fee shall not be subject to further cost of living adjustments.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     The Board of Directors of the Company adopted Employment Agreements during 1993 which contain "change in control" benefits for six key senior executive officers of the Company and its subsidiaries. Upon a "change in control" of the Company or the respective subsidiary as defined in the Contract, the employee shall receive severance benefits equal to three times salary and other benefits. The executives include Mr. Jerney, Mr. Giordani, Mr. MacDonald and Mr. Watt, officers of the Company, Mr. Phillips and Mr. Sholl, officers of SPI.

     On April 1, 1992, the Board of Directors of the Company voted to grant to Mr. Panic, a bonus of 200,000 shares of the common stock of SPI in consideration of his extraordinary efforts in negotiating and closing the Galenika transaction, which was paid in 1992.

     In July 1992, Milan Panic, Chairman of the Board, President and Chief Executive Officer of the Company, with the approval of the Company's Board of Directors, became Prime Minister of Yugoslavia and was granted a paid leave of absence from all duties to the Company while retaining his title as Chairman of the Board. Mr. Panic and the Company entered into a Leave of Absence and Reemployment Agreement which contained mutual obligations, requiring, among other things, that the Company reemploy Mr. Panic and that Mr. Panic return to his previous positions with the Company. Mr. Panic was succeeded as Prime Minister on March 4, 1993, and pursuant to the Leave of Absence and Reemployment Agreement, returned to his duties at the Company. In addition to the salaries of Mr. Panic and certain Company employees assisting him during his leave of absence, the Company has incurred certain other expenses of which the net amount outstanding totalled $103,000 at December 31, 1992 in connection with Mr. Panic's transition to and return from his leave of absence. Mr. Panic reimbursed the Company for expenses paid by the Company in 1992, subject to a review by an independent outside party and the Audit Committee of the Board. Amounts incurred by the Company during the first quarter of 1993 for approximately $362,000 remain unpaid at December 31, 1993. In addition, Mr. Panic reimbursed certain withholding taxes due as of December 31, 1992, previously advanced by the Company, in connection with the exercise of stock options, in the amount of $1,351,000. Mr. Panic paid these amounts, during 1993, in the form of cash in the amount of $678,000 and common stock of Viratek, Inc. in the amount of $776,000 valued at fair market value.

  Benefit plans

     The Company adopted a 401(k) plan in 1988 that provides all U.S. employees with the opportunity to defer a portion of their compensation for payout at a subsequent date. The Company makes a contribution equal to one half of the employee's contribution up to a maximum of approximately $4,000 per year. The employer and employee contributions are given to a trustee on a monthly basis and invested by the trustee in fixed or variable interest-bearing investments or a common stock fund. The Company has made such matching contributions for 1993, 1992, 1991 of $447,000, $397,000 and $398,000, respectively.

     Biomedical's United Kingdom subsidiary has a defined benefit retirement plan which covers all eligible U.K. employees. The plan is actuarily reviewed approximately every three years. Annual contributions are based on total pensionable salaries. It is estimated that the plan's assets exceeded the actuarial computed value of vested benefits as of December 31, 1993 and 1992. The total expense under this plan for 1993, 1992 and 1991 was approximately $248,000, $32,000 and $440,000, respectively.

     The Company also has deferred compensation agreements with certain officers and certain key employees, with benefits commencing at death or retirement. As of December 31, 1993, the present value of the deferred compensation benefits to be paid has been accrued in the amount of $2,481,000. Interest at 11.75% as of December 31, 1993, accrues until all payments are made. No new contributions are being made, however, interest continues to accrue on the present value of the benefits expected to be paid. The expense for 1993, 1992 and 1991 was $217,000, $309,000 and $453,000, respectively.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

10. COMMON STOCK

     Under the Company's 1981 Employee Stock Option Plan, 700,000 shares of common stock have been reserved for granting to key employees, officers and directors of the Company. The exercise price of these options may not be less than the fair market value of the stock at date of grant and may not have a term exceeding ten years. At December 31, 1993, options under the 1981 Employee Incentive Stock Option Plan for 35,878 shares were outstanding and exercisable (at prices ranging from $3.00 to $9.25). The number of shares exercised were:
1993 -- 30,256; 1992 -- 2,250; 1991 -- 5,000, at average prices of $4.655, $3.00 and $6.375, respectively.

     At December 31, 1993, options under the 1981 non-qualified stock option agreements with key employees and officers of the Company for 215,863 shares were outstanding (at prices ranging from $3.00 to $5.75) with 126,863 shares exercisable. The number of shares exercised were: 1993 -- 153,808; 1992 -- 181,855; 1991 -- 348,007, at average prices of $4.736, $3.55 and $3.00, respectively.

     During 1992, the stockholders of the Company approved the 1992 Non-Qualified Stock Option Plan ("1992 Option Plan") and the 1992 Employee Incentive Stock Option Plan ("1992 Incentive Plan"), reserving 500,000 shares per plan of the Company's common stock for issuance to employees and directors of the Company. The Company has granted options for shares of its common stock under both plans. Options under both plans are exercisable over a period to be determined by the Compensation Committee, which shall not exceed ten years from the date of grant and will expire at the end of the option period. At December 31, 1993, under the 1992 Option Plan, options of 85,000 were outstanding (at prices ranging from $6.375 to $22.875), 11,000 shares were exercisable and none have been exercised. At December 31, 1993, under the 1992 Incentive Plan, options of 255,000 were outstanding (at prices ranging from $6.375 to $9.50), 26,250 shares were exercisable and none have been exercised.

     In addition, the Company entered into non-qualified stock option agreements with Mr. Panic pursuant to which he could purchase 932,000 shares of common stock of the Company at $3.00 per share of which 832,000 shares were exercised in 1993. There were no shares exercised in 1992 and 100,000 shares were exercised in 1991. As of December 31, 1993, no shares were outstanding.

     During 1993 and 1992, the Company sold, under various agreements, 3,000,000 and 4,198,000 shares of its common stock to a foreign bank for $21,861,000 and $30,608,000, respectively, which is net of transaction fees and commissions.

11. DETAIL OF CERTAIN ACCOUNTS

                                                               1993            1992
                                                           ------------     -----------
        Inventories, net:
          Raw materials and supplies.....................  $  3,422,000     $ 3,898,000
          Work-in-process................................       610,000       2,439,000
          Finished goods.................................    23,048,000      22,692,000
                                                           ------------     -----------
                                                           $ 27,080,000     $29,029,000
          Allowance for inventory obsolescence...........   (11,479,000)    (15,530,000)
                                                           ------------     -----------
                                                           $ 15,601,000     $13,499,000
                                                           ============     ===========

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

                                                               1993            1992
                                                           ------------     -----------
        Property, plant and equipment, net:
          Land...........................................  $ 13,697,000     $11,852,000
          Buildings......................................    18,096,000      16,223,000
          Machinery and equipment........................    21,919,000      21,214,000
          Furniture and fixtures.........................     3,464,000       3,972,000
          Leasehold improvements.........................     2,709,000       2,440,000
          Construction in progress.......................        78,000          78,000
                                                           ------------     -----------
                                                             59,963,000      55,779,000
          Accumulated depreciation.......................   (23,720,000)    (21,666,000)
                                                           ------------     -----------
                                                           $ 36,243,000     $34,113,000
                                                           ============     ===========
        Other assets and deferred charges:
          Deferred loan costs............................  $  4,546,000     $ 6,021,000
          Patents, trademarks and clinical trials,
             net of amortization.........................     2,102,000       3,178,000
          Other..........................................       946,000         408,000
                                                           ------------     -----------
                                                           $  7,594,000     $ 9,607,000
                                                           ============     ===========
        Accrued liabilities:
          Payroll and related items......................  $  2,305,000     $ 1,939,000
          Accrued interest...............................     6,909,000       7,129,000
          Lease vacancy costs............................     1,200,000              --
          Income taxes payable...........................     1,227,000         333,000
          Professional services..........................     4,027,000       8,583,000
          Outside sales commissions......................       478,000         831,000
          Deferred income................................     2,397,000       2,294,000
          Severance, restructuring and other liabilities
             related to acquisitions.....................       478,000       4,509,000
          Other..........................................     2,376,000       6,898,000
                                                           ------------     -----------
                                                           $ 21,397,000     $32,516,000
                                                           ============     ===========
        Other liabilities and deferred income taxes:
          Deferred compensation plan.....................  $  2,191,000     $ 1,919,000
          Deferred income -- Hoffmann....................     3,791,000       4,147,000
          Deferred income taxes..........................       109,000         528,000
          Other..........................................       923,000       2,754,000
                                                           ------------     -----------
                                                           $  7,014,000     $ 9,348,000
                                                           ============     ===========

     Prepaid expenses and other current assets include assets held for sale of $1,218,000 at December 31, 1993 and $10,225,000 at December 31, 1992, which are recorded at the lower of cost or net realizable value. During the fourth quarter of 1993, Biomedicals moved its Italian operation from Cassina de Pecchi, Italy, a leased facility, back to Opera, an owned facility. Therefore, the Opera facility was reclassified from assets held for disposition to Property, Plant and Equipment.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     Other (income) expense, net:

                                                 1993            1992            1991
                                              -----------     -----------     -----------
        Realized (gains) losses from sale of
          marketable securities, net........  $  (139,000)    $  (228,000)    $   354,000
        Amortization of goodwill............    2,102,000       4,216,000       3,944,000
        Litigation settlements..............           --       1,247,000       7,143,000
        Write-down of assets and
          intangibles.......................           --       2,000,000              --
        Write-off prepaid royalties.........           --              --       1,503,000
        Write-downs and other costs for
          domestic nutrition group..........           --              --      10,878,000
        Facility relocation expense in
          Spain.............................           --              --       2,198,000
        Gain on lease termination...........     (938,000)             --              --
        Favorable settlement of a foreign
          non-income tax dispute and accrued
          liability.........................   (1,680,000)             --              --
        License fees........................           --       2,187,000              --
        Lease vacancy costs.................    1,436,000              --              --
        Other, net..........................      298,000       5,765,000       3,459,000
                                              -----------     -----------     -----------
                                              $ 1,079,000     $15,187,000     $29,479,000
                                              ===========     ===========     ===========

12. BUSINESS SEGMENTS AND GEOGRAPHICAL DATA

     The Company operates in two industry segments: pharmaceuticals (the "Pharmaceuticals group") and biomedicals (the "Biomedicals group"). The Pharmaceuticals group is composed of SPI (accounted for as an unconsolidated equity investee effective December 31, 1992), which produces and markets pharmaceutical products in the United States, Mexico, Canada and Europe; and Viratek, which conducts the Company's research and development efforts on compounds derived from nucleic acids. The Biomedicals group is composed of Biomedicals, which markets research chemical and cell biology products and related services, biomedical instrumentation and immunodiagnostic reagents and instrumentation.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     Information regarding the Company's business segments and geographic data for the years ended 1993, 1992 and 1991 is as follows:

                                                             1993             1992             1991
                                                         ------------     ------------     ------------
    Net sales:(1)
      Pharmaceuticals group............................  $  3,480,000     $476,118,000     $364,358,000
      Biomedicals group................................    59,076,000       75,648,000       96,007,000
                                                         ------------     ------------     ------------
      Net sales........................................  $ 62,556,000     $551,766,000     $460,365,000
                                                         ============     ============     ============
    Income (loss) before interest, provision for income
      taxes, minority interest and extraordinary
      income:
      Pharmaceuticals group(5).........................  $  8,591,000     $ 55,610,000     $ 60,269,000
      Biomedicals group................................     2,847,000      (97,234,000)      (6,471,000)
                                                         ------------     ------------     ------------
                                                           11,438,000      (41,624,000)      53,798,000
      Corporate(2).....................................    (5,370,000)      26,909,000       11,985,000
                                                         ------------     ------------     ------------
    Income (loss) before interest, provision for income
      taxes, minority interest and extraordinary
      income...........................................     6,068,000      (14,715,000)      65,783,000
    Net interest expense...............................    18,962,000       25,562,000       34,321,000
                                                         ------------     ------------     ------------
    Income (loss) before provision for income taxes,
      minority interest and extraordinary income.......  $(12,894,000)    $(40,277,000)    $ 31,462,000
                                                         ============     ============     ============

                                  DEPRECIATION AND AMORTIZATION                 CAPITAL EXPENDITURES
                              --------------------------------------   --------------------------------------
                                 1993         1992          1991          1993         1992          1991
                              ----------   -----------   -----------   ----------   -----------   -----------
    Pharmaceuticals group...  $1,770,000   $ 9,390,000   $ 9,536,000   $  207,000   $11,610,000   $19,051,000
    Biomedicals group.......   3,607,000     6,174,000     6,095,000    2,235,000       911,000     1,978,000
    Corporate...............   1,985,000     2,046,000       535,000      106,000        33,000        17,000
                              ----------   -----------   -----------   ----------   -----------   -----------
                              $7,362,000   $17,610,000   $16,166,000   $2,548,000   $12,554,000   $21,046,000
                              ==========   ===========   ===========   ==========   ===========   ===========

                                                                      IDENTIFIABLE ASSETS
                                                         ----------------------------------------------
                                                             1993           1992(4)            1991
                                                         ------------     ------------     ------------
    Pharmaceuticals group..............................  $116,406,000     $111,768,000     $367,561,000
    Biomedicals group..................................    55,806,000       67,548,000      170,540,000
    Corporate(3).......................................    35,644,000       44,252,000       36,985,000
                                                         ------------     ------------     ------------
                                                         $207,856,000     $223,568,000     $575,086,000
                                                         ============     ============     ============

                                                                     INCOME (LOSS) BEFORE INTEREST, PROVISION
                                                                                       FOR
                                                                         TAXES AND MINORITY INTEREST, AND
                                       NET SALES(1)                            EXTRAORDINARY INCOME
                         -----------------------------------------   ----------------------------------------
                            1993           1992           1991          1993           1992          1991
                         -----------   ------------   ------------   -----------   ------------   -----------
    United States......  $39,696,000   $ 92,769,000   $ 95,917,000   $13,022,000   $(54,864,000)  $(7,540,000)
    Western Europe.....   16,311,000     62,311,000     74,225,000    (2,465,000)   (29,315,000)      830,000
    Yugoslavia.........           --    325,903,000    224,782,000            --     37,692,000    57,190,000
    Latin America......           --     48,654,000     41,691,000            --      3,772,000     1,249,000
    Canada.............    2,381,000     16,779,000     18,148,000       157,000      1,234,000     1,813,000
    Asia/Pacific.......    4,168,000      5,350,000      5,602,000       724,000       (143,000)      256,000
                         -----------   ------------   ------------   -----------   ------------   -----------
                         $62,556,000   $551,766,000   $460,365,000    11,438,000    (41,624,000)   53,798,000
                         ===========   ============   ============   -----------   ------------   -----------
    Corporate(2).......                                               (5,370,000)    26,909,000    11,985,000
                                                                     -----------   ------------   -----------
                                                                     $ 6,068,000   $(14,715,000)  $65,783,000
                                                                     ===========   ============   ===========

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

                                                                               IDENTIFIABLE ASSETS
                                                                          -----------------------------
                                                             1993           1992(4)            1991
                                                         ------------     ------------     ------------
    United States......................................  $152,301,000     $147,930,000     $169,747,000
    Western Europe.....................................    17,928,000       29,298,000      115,329,000
    Yugoslavia.........................................            --               --      218,284,000
    Latin America......................................            --               --       22,961,000
    Canada.............................................       561,000          521,000        9,704,000
    Asia/Pacific.......................................     1,422,000        1,567,000        2,076,000
                                                         ------------     ------------     ------------
                                                          172,212,000      179,316,000      538,101,000
    Corporate(3).......................................    35,644,000       44,252,000       36,985,000
                                                         ------------     ------------     ------------
                                                         $207,856,000     $223,568,000     $575,086,000
                                                         ============     ============     ============

- ---------------

(1) Sales between industry segments and geographic areas are not material.

(2) Corporate and other includes corporate general and administrative expenses, net interest expense, other non-operating income and expense, and unrealized gains and losses.

(3) Corporate assets exclude intercompany receivables, loans, advances and investments.

(4) Excludes the amounts of SPI Pharmaceuticals, Inc. which was deconsolidated at December 31, 1992, but includes ICN's investment in SPI in the "Pharmaceuticals Group" and in the "United States".

(5) Included in Income (loss) before provision for taxes and minority interest and extraordinary income for the United States and Pharmaceuticals group for 1993 is $11,646,000 representing the equity in earnings of SPI.

     The following table sets forth the amount of net sales, income before provision for income taxes and minority interest and identifiable assets of SPI by geographical areas for 1993 (in thousands):

                                                                       1993
                                                                 ----------------
                                                                  INCOME (LOSS)
                                                                 BEFORE INTEREST,
                                                                  PROVISION FOR
                                                                   INCOME TAXES
                                                                   AND MINORITY     IDENTIFIABLE
                                                     SALES           INTEREST          ASSETS
                                                    --------     ----------------   -------------
        United States.............................  $ 62,008         $ 25,756         $  38,764
        Yugoslavia................................   239,832           11,828           180,055
        Mexico....................................    57,782            7,371            33,874
        Western Europe............................    30,601            4,079            33,284
        Canada....................................    13,734              851             6,155
        Corporate.................................        --           (7,101)            9,885
                                                    --------         --------         ---------
        Income before interest, provision for
          income tax and minority interest........        --           42,784                --
        Net interest expense......................        --           15,717                --
                                                                     --------
        Income before provision for income taxes
          and minority interest...................        --         $ 27,067                --
                                                                     ========
                  Total...........................  $403,957                          $ 302,017
                                                    ========                          =========

     During the year ended December 31, 1993, approximately 68% of Galenika's sales were to the Federal Republic of Yugoslavia or government sponsored entities. At December 31, 1993, there were no significant receivables from the Yugoslavian government, however future sales of Galenika could be dependent on the

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

ability of the Yugoslavian government to generate cash to purchase pharmaceuticals and the continuation of its current policy to buy products from Galenika. No other customer accounts for more than 10% of SPI's net sales.

     Export sales shipped from the United States for 1993, 1992 and 1991 were $3,892,000, $8,857,000 (including SPI) and $8,034,000 (including SPI), respectively.

13. SUPPLEMENTAL CASH FLOWS DISCLOSURES:

  Supplemental information

     The following table sets forth the amounts of interest and income taxes paid for the years ended 1993, 1992 and 1991.

                                                 1993            1992            1991
                                              -----------     -----------     -----------
        Interest paid.......................  $17,918,000     $26,545,000     $30,057,000
                                               ==========      ==========      ==========
        Income taxes paid...................  $   488,000     $ 2,435,000     $ 2,793,000
                                               ==========      ==========      ==========

     On August 30, 1993, Biomedicals issued 300,000 and 390,000 shares of preferred stock series "A" and "B", respectively, to ICN. In exchange, ICN retired $11,000,000 of debt owed to ICN by Biomedicals and exchanged 13,368,449 shares of Biomedicals' common stock that ICN owned. See Note 4 "ICN Biomedicals, Inc." concerning Biomedicals' preferred stock transaction.

     During 1991, SPI acquired Galenika as follows:

     Estimated fair value of net assets acquired:

            Assets................................................  $ 162,581,000
            Liabilities and minority interest.....................   (104,280,000)
                                                                    -------------
                                                                       58,301,000
            Less consideration given:
              SPI Stock contributed by ICN........................     11,555,000
              Obligation to Galenika..............................     13,550,000
              Fees and expenses...................................      3,000,000
              Issuance of SPI common stock to employees...........      9,000,000
              Other consideration.................................      6,743,000
                                                                    -------------
                 Net cash paid to Galenika........................  $  14,453,000
                                                                     ============

14. RESTRUCTURING COSTS AND SPECIAL CHARGES

     In November 1989, Biomedicals acquired for $37,700,000 all of the issued and outstanding common shares of Flow Laboratories, Inc. and Flow Laboratories B.V. from GRC International, Inc. (formerly Flow General Inc.). These companies together with their respective subsidiaries ("Flow"), constitutes the Biomedical division of Flow General. The excess of the total purchase price (including acquisition costs) over the fair value of net assets acquired was $35,245,000, which was allocated to the excess of costs over net assets of purchased subsidiaries and was being amortized over 40 years. Flow was a manufacturer and distributor of several thousand biochemical products worldwide. At the time of the acquisition, Biomedicals had concluded that Flow was a significant complement to the company, since Flow had a major presence in the European markets, which Biomedicals lacked at the time. Therefore, more than products, Biomedicals acquired an international distribution network. Since 1990, Biomedicals utilized this distribution network to introduce

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

ICN products. At the same time, it decided to phase out or to eliminate Flow low margin products, certain other product lines which did not fit Biomedicals' long-term strategies and to close down inefficient operations.

     In prior years and the first three quarters of 1992, recoverability of goodwill associated with the Flow acquisition was focused on the European operations as Biomedicals had only a limited presence in Europe prior to the Flow acquisition. Accordingly, Biomedicals used the expected future operating income of the European operations in evaluating the recoverability of the Flow goodwill. During 1991, Biomedicals initiated a restructuring program designed to reduce costs, and improve operating efficiencies. The program included, among other items, the consolidation, relocation and closure of certain manufacturing and distribution facilities within the U.S. and Europe, which were acquired in the Flow acquisition. Those measures, including a fifteen percent reduction in the work force, were largely enacted during 1991 and continued in 1992. Costs incurred relating to this restructuring plan during 1991 were $6,087,000.

     During the fourth quarter of 1992, as a result of a continued decline in sales and other factors, Biomedicals reassessed their business plan and prospects for 1993 and beyond which included, among other things, the decision to sell the last remaining major European manufacturing facility and to restructure the previously acquired distribution network and European operations in line with the revised sales estimates. Consequently, based upon the continuing decline in European revenue and profitability relating to Flow, Flow facility closures and an ineffective distribution network, management concluded that there was no current or expected future benefit associated from the Flow acquisition. Accordingly, Biomedicals wrote off goodwill and other intangibles, primarily from the Flow acquisition of $37,714,000.

     The relocation of various U.S., and European operations was re-evaluated. It was determined that many of the operations did not support the costs of maintaining separate facilities. Therefore, estimated costs associated with lease termination, employee termination, facility shut-down (of facilities held for disposition) were expensed primarily in the fourth quarter of 1992, and amounted to $4,858,000.

     During the fourth quarter of 1992, Biomedicals reassessed the valuation of inventory, given the decline in sales and lack of effective integration of Biomedicals' and Flow's product lines. Accordingly, Biomedicals recorded a provision for abnormal write-downs of inventory to estimated realizable value of $9,924,000 and discontinued products of $3,377,000.

     In addition, during the fourth quarter of 1992, Biomedicals determined that the unamortized costs of the catalog marketing program would not be recovered within a reasonable period, therefore, costs totaling $6,659,000 were written off. In the future, specifically focused customer or "product line" catalogs will be used for customer product lines and a more focused general catalog for others.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     Restructuring and special charges of $63,032,000 and $6,087,000 are shown as a separate item in the Consolidated Statement of Operations and include the following for the years 1992 and 1991, no similar charges were incurred during 1993:

                                                                1992            1991
                                                             -----------     ----------
        Goodwill and other intangibles.....................  $37,714,000     $       --
        Catalog............................................    6,659,000             --
        Inventory allowances...............................    9,924,000             --
        Discontinued products..............................    3,377,000      1,550,000
        Employee termination costs.........................    1,961,000      1,866,000
        Lease termination costs............................    1,434,000        737,000
        Facility relocation costs..........................      357,000        724,000
        Reduction to net realizable value of vacant
          facilities held for disposition..................    1,106,000        800,000
        Miscellaneous restructuring costs..................      500,000        410,000
                                                             -----------     ----------
             Total.........................................  $63,032,000     $6,087,000
                                                              ==========      =========

15. CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially expose the Company to concentrations of credit risk, as defined by SFAS No. 105, consist primarily of cash deposits and trade receivables. The Company places its cash deposits with respected financial institutions and limits the amount of credit exposure to any one financial institution. Biomedicals has $3,506,000 and $7,013,000 of trade receivables in Italy at December 31, 1993 and 1992, respectively. The ability to collect these receivables is influenced by the general economic conditions in that country.

16. LEASE VACANCY COSTS

     During 1993, Biomedicals vacated its High Wycombe facility in England and moved to a facility more suitable to Biomedicals' operating needs in Thame, England. Biomedicals pursued various subleasing agreements for which none were consummated as of December 31, 1993. Consequently, Biomedicals accrued approximately $1,200,000 which represents management's best estimate of the net present value of future leasing costs to be incurred for High Wycombe. During 1993, Biomedicals expensed an additional $236,000 of leasing costs related to this facility.

17. EQUITY INVESTMENT

     Effective December 31, 1992, the Company's ownership percentage of SPI fell below 50%, resulting in the deconsolidation of SPI in the Company's consolidated financial statements as of December 31, 1992. The investment is currently accounted for using the equity method of accounting. During 1993, ICN received

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

$2,159,000 in dividends from SPI. The condensed results of operations for the year ended December 31, 1993 and the condensed financial position of SPI as of December 31, 1993 and 1992 are summarized below.

                                                                     SPI FINANCIAL
                                                                       POSITION
                                                                  AS OF DECEMBER 31,
                                                                     1993 AND 1992
                                                                 ---------------------
                                                                   1993         1992
                                                                 --------     --------
                                                                    (IN THOUSANDS)
        Current assets.........................................  $208,762     $235,963
        Non-current assets.....................................    93,255       97,255
        Current liabilities....................................    73,362      115,021
        Non-current liabilities................................    32,347       41,530
        Minority interest......................................    41,429       41,240
        Stockholders' equity...................................   155,879      135,427

                                                              SPI RESULTS OF OPERATIONS
                                                                 FOR THE YEAR ENDED
                                                                  DECEMBER 31, 1993
                                                              -------------------------
                                                                        1993
                                                              -------------------------
                                                                   (IN THOUSANDS)
            Net sales.......................................          $ 403,957
            Gross profit....................................            192,034
            Net income......................................             21,510

     On October 21, 1992, SPI announced that it had concluded an agreement with the Leningrad Industrial Chemical and Pharmaceutical Association to form a pharmaceutical joint venture in Russia, ICN Oktyabr, in which SPI will have a 75% interest. The new joint venture was registered with the Russian Federation on March 9, 1993. The joint venture represents a new business, and not the acquisition of the existing business or assets of Oktyabr. Business operations of the joint venture will commence on the completion of a business plan. Oktyabr, which recently privatized, will contribute output from its current production facilities until construction of a new facility is completed. SPI will contribute management expertise, technology, equipment, intellectual property, training and technical assistance to the new joint venture. Because of the transition of the Russian economy into a free market oriented economy, SPI plans for a gradual phase-in of the joint venture in 1994 and 1995. During this phase-in period, the joint venture will develop training and marketing strategies and begin constructing a new manufacturing facility in 1995 that is scheduled to be fully operational in 1996. Because of this phase-in period, SPI does not expect any current material effects on it operating results, as well as, its capital resources and liquidity.

     In addition to the joint venture, on March 24, 1994, SPI entered into an Agreement with the City of St. Petersburg to acquire 15% of the outstanding shares of its joint venture partner, Oktyabr, in exchange for approximately 30,000 shares of SPI's common stock. As part of this Agreement, SPI may qualify to receive newly issued shares of Oktyabr pursuant to Russian privatization regulations that will raise its total investment in Oktyabr to 43%. The issuance of these additional shares is subject to approval and completion of an "investment plan." The completion of the investment plan will not require any additional financial resources of SPI. SPI has also extended an offer to the employees of Oktyabr to exchange their Oktyabr shares for SPI shares. The Oktyabr employees currently own approximately 33% of the outstanding shares, however, the number of employees that will exchange their shares is uncertain. In the event that SPI qualifies under the investment plan to raise its investment to 43%, it is possible that a sufficient number of employees might exchange their Oktyabr shares for SPI shares so that total SPI investment in Oktyabr would exceed 50%. If this event occurs, SPI would be required to consolidate the financial results of Oktyabr into the financial statements of SPI.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     The condensed financial position of Galenika, a consolidated 75% owned Yugoslavian subsidiary of SPI, as of December 31, 1993 and 1992, and the condensed statements of income before provision for income taxes and minority interest for the years ended December 31, 1993 and 1992 are presented below.

                          GALENIKA FINANCIAL POSITION
                        AS OF DECEMBER 31, 1993 AND 1992
                                 (IN THOUSANDS)

                                                                   1993         1992
                                                                 --------     --------
        Current assets.........................................  $157,291     $190,874
        Non-current assets.....................................    38,264       39,202
        Current liabilities....................................    18,400       41,258
        Non-current liabilities................................    40,802       53,034
        Stockholders' equity...................................   136,353      135,784

                GALENIKA CONDENSED RESULTS OF OPERATIONS BEFORE
                           PROVISION FOR INCOME TAXES
                 FOR THE YEAR ENDED DECEMBER 31, 1993 AND 1992
                                 (IN THOUSANDS)

                                                                   1993         1992
                                                                 --------     --------
        Net sales..............................................  $239,832     $325,903
        Gross profit...........................................    83,643      173,985
        Income before provision for income taxes...............       310       38,518

  Sanctions:

     A substantial majority of Galenika's business is conducted in the Federal Republic of Yugoslavia (Serbia and Montenegro). On May 30, 1992, the UNSC adopted a resolution that imposed economic sanctions on the Federal Republic of Yugoslavia and on April 17, 1993, the UNSC adopted a resolution that imposed additional economic sanctions on the Federal Republic of Yugoslavia. On April 26, 1993, the United States issued an executive order that implemented the additional sanctions pursuant to the United Nations resolution. The new sanctions continue to specifically exempt certain medical supplies for humanitarian purposes, a portion of which are distributed by Galenika.

     Galenika continues to apply for, and has received, licenses under the new sanctions. The renewed efforts to enforce sanctions will create additional administrative burdens that will slow the shipments of licensed raw materials to Yugoslavia. Shipments of imported raw materials declined in 1993 to 38% of prior year levels. Additionally, the new sanctions have contributed to an overall deteriorating business environment in which Galenika must operate.

     The new sanctions provide for the freezing of bank accounts of Yugoslavian commercial and industrial entities. The implementation of new sanctions may create a restriction on Galenika's cash holdings that are maintained in a bank outside of Yugoslavia. Management believes, however, that these funds will be available for drawdowns on lines of credit for shipments specifically licensed under the new and prior sanctions. As a result of continuing political and economic instability within Yugoslavia, including the long-term impact of the sanctions, wage and price controls and devaluations, there may be further limits on the availability of hard and local currency and consequently, an adverse impact on the future operating results of SPI.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     At December 31, 1992, Galenika had cash and cash equivalents of $44,700,000 of which $15,200,000 was restricted as to use, invested with a financial institution outside of Yugoslavia. These funds have been used for letters of guarantee on Galenika's raw material purchases and to collateralize the payment of dividends. During the first quarter 1993, $731,000 was withdrawn under the letters of guarantee. Before the implementation of additional sanctions in April 1993, approximately $9,885,000 was withdrawn under the letters of guarantee. In October 1993, Galenika acquired marketable securities with these funds in order to maximize their interest earned. The marketable securities are maintained at the same financial institution. As of December 31, 1993, at this institution, Galenika had $834,000 of hard currency and $32,587,000 of marketable securities which are used to collateralize a $10,000,000 note payable.

     In order to conserve operating cash, the wages of all Galenika employees were reduced to Yugoslavian minimum wage levels beginning in the fourth quarter 1993. To help alleviate the burden of sanctions and wage reductions, SPI intends to expend funds for humanitarian aid in the form of food assistance for Galenika employees. This aid will be subject to approval and licensing required by UNSC sanctions. In the first quarter 1994, SPI obtained licenses for approximately $280,000 of aid. The expenditure of future aid will be dependent on the conditions in Yugoslavia and will be subject to obtaining approval and licenses under UNSC sanctions.

  Hyperinflation and Price Controls:

     Under existing Yugoslavian price controls imposed in July 1992, Galenika can no longer continue the unrestricted practice of increasing selling prices in anticipation of inflation. Rather, price increases must be approved by the government prior to implementation. The imposition of price controls along with the effect of sanctions and recurring currency devaluations resulted in reduced sales levels in the last half of 1992 and for 1993. This trend of reduced sales levels is expected to continue as long as sanctions are in place. As a result of decreased sales levels, management expects that profit margins will decrease and overall operating expenses as a percentage of sales will increase.

     As a result of the hyperinflation in Yugoslavia, the Yugoslavian government devalued the dinar on several occasions during 1993 and, on October 1, 1993, changed the denomination of the currency. The effect of the devaluations, adjusted for the change in currency denomination, was to increase the exchange rate from less than one dinar per $1 U.S. at the beginning of 1993 to over one trillion dinars per $1 U.S. at the end of 1993. In anticipation of devaluations in 1993, SPI implemented a plan described below, to minimize its monetary exposure. As a result of the devaluations and subsequent exchange losses from obtaining hard currencies, Galenika experienced translation losses of $173,000. While SPI cannot predict with any certainty the actual remeasurement and exchange gains or losses that may occur in 1994, such amounts may be substantial. Annual inflation is very high with some estimates of over 1 billion percent. Future devaluations are likely in the near term. At December 31, 1993, Galenika's net monetary liability exposure was $2,093,000. As a result of the non-tradability of the dinar, SPI is unable to effectively hedge against the loss from devaluation.

     SPI is taking action to generate the dinar cash needed to acquire hard currency to reduce its monetary exposure. Galenika has access to short-term borrowings at interest rates below the level of inflation. Galenika plans to maximize its borrowings under these arrangements and use the proceeds to acquire hard currency for the purchase of inventory. This strategy will provide hard currency, accelerate the purchase of inventory to minimize the effects of inflation, and reduce future transaction losses. This strategy will also increase Galenika's monetary liabilities, and lower its risk of loss from devaluations. This strategy, however, has resulted in increased interest expense in 1993 and will result in high levels of interest expense in 1994.

     In conjunction with a currency devaluation on July 23, 1993, the Yugoslavian government announced that businesses in Yugoslavia can no longer buy and sell hard currency in privately negotiated transactions. All

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

purchases of hard currency must be made through the National Bank of Yugoslavia based on government approved allocations. This action could possibly limit the availability of hard currency in the future for Galenika. However, if the government is successful in controlling access to hard currency, SPI's operations in Yugoslavia may benefit through increased allocations of hard currency. Due to the strategic nature of pharmaceutical drugs in Yugoslavia, Galenika has, in the past, received relatively favorable allocations of hard currency from the government. For the year ended December 31, 1993, Galenika received $12,744,000 in currency allocations.

     On January 24, 1994, the Yugoslavian government enacted a "Stabilization Program" designed to strengthen its currency. Under this program the official exchange rate of the dinar is fixed at a ratio of one dinar to one Deutsche mark. The Yugoslavian government guarantees the conversion of dinars to Deutsche marks and is able to do so by exercising restraint in the amount of dinars that it prints. Since the inception of this program the exchange rate of dinars to Deutsche marks has remained stable. The impact of this change on the future operations of Galenika is uncertain.

     As required by Generally Accepted Accounting Principles ("GAAP"), SPI translates Galenika financial results at the dividend payment rate established by the National Bank of Yugoslavia. To the extent that changes in this rate lag behind the level of inflation, sales and expenses will, at times, tend to be inflated. Future sales and expenses can substantial increase if the timing of future devaluations falls significantly behind the level of inflation. While the impact of sanctions, price controls, and devaluations on the future sales and net income cannot be determined with certainty, they may, under the present political and economic environment, result in an adverse impact in the future.

     At December 31, 1993, Galenika has U.S. $33,421,000 invested with a financial institution outside of Yugoslavia. These funds came from the initial cash investment made by SPI of $14,453,000 and from the sale of SPI's stock transferred to Galenika by ICN, also in conjunction with the acquisition. Under the terms of the acquisition agreement, these funds were originally intended to finance business expansion. However, in light of the current economic conditions in Yugoslavia, these funds are used for letters of guarantee on Galenika's raw material purchases and to collateralize the payment of dividends. These funds are encumbered by a letter of guarantee for raw material purchases, of which no amount was outstanding at December 31, 1993, and $5,200,000 was outstanding at December 31, 1992, and as collateral for $10,000,000 of loans included in Notes Payable bearing interest at 4.5%, that were issued to pay the 1992 dividend of the same amount. Other uses of these funds in the future, such as capital investment, additional letters of guarantee, or future dividends are subject to review and licensing under the UNSC sanctions. At December 31, 1993, these funds have been invested in bonds and are recorded as marketable securities which were used to collateralize a $10,000,000 notes payable. At December 31, 1992, these funds are included in cash with $15,200,000 reflected as restricted cash.

     As noted above, Galenika paid a $10,000,000 dividend in 1992 of which SPI received 75% or $7,500,000. Yugoslavian law allows free distribution of earnings whether to domestic (Yugoslavian) or international investors. Galenika is allowed to pay dividends out of earnings calculated under Yugoslavian Accounting Practices ("YAP"), not earnings calculated under GAAP. As a result of the current level of inflation, the accumulated YAP earnings of ICN Galenika are insignificant when stated in dollars. Future dividends from Galenika will depend heavily on future earnings. Under GAAP, Galenika had accumulated earnings, which are not available for distributions, of approximately $61,787,000 at December 31, 1993. However, additional repatriation of cash could be declared from contributed capital as provided for in the original purchase agreement. In 1992, SPI made the decision to no longer repatriate the earnings of Galenika and instead will use these earnings for local operations and reduction of debt.

                           ICN PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     The current political and economic conditions in Yugoslavia could continue to deteriorate to the point that SPI's investment in Galenika would be threatened. Worsening political and economic conditions could also result in a situation where SPI may be unable to exercise control over Galenika's operations or be unable to receive dividends from Galenika. Under these conditions, SPI would no longer be able to continue to consolidate the financial information of Galenika. In this situation, SPI would be required to deconsolidate Galenika and account for its investment using the cost method of accounting and the investment in Galenika would be carried at the lower of cost or realizable value.

                    QUARTERLY STOCK PRICE AND DIVIDEND DATA

     The Common Stock is listed and traded on the New York Stock Exchange (Symbol: ICN) and the Pacific Stock Exchange. The following table sets forth the high and low sale prices of the Common Stock for the periods indicated, as reported by the New York Stock Exchange -- Composite Tape.

                                                                       HIGH     LOW
                                                                       ----     ----
        CALENDAR 1993
          First Quarter..............................................  $15 3/4  $5 7/8
          Second Quarter.............................................  13 3/4   8 7/8
          Third Quarter..............................................    12     7 5/8
          Fourth Quarter.............................................  11 7/8   7 3/8
        CALENDAR 1992
          First Quarter..............................................  $25 3/8  $14 1/2
          Second Quarter.............................................  15 7/8   9 3/4
          Third Quarter..............................................  12 7/8   6 5/8
          Fourth Quarter.............................................  10 1/4   5 3/4

     As of March 30, 1994, there were 5,383 record holders of the Company's Common Stock.

     The Company has never paid cash dividends on the Common Stock. The Company anticipates that for the foreseeable future its earnings, if any, will be retained for use in its business and no cash dividends will be paid on the Common Stock. The Board of Directors of the Company will continue to review its dividend policy, and the amount and timing of any future dividends will depend on profitability, the need to retain earnings for use in the development of its business and other factors.

     The Indentures pursuant to which the 12 7/8% Sinking Fund Debentures due July 15, 1998 (the "12 7/8% Debentures") and the 12 1/2% Senior Subordinated Debentures due in 1999 (the "12 1/2% Debentures") were issued, restrict the ability of ICN to declare cash dividends on, and to repurchase, shares of Common Stock and future issuances of Preferred Stock. Under the most restrictive provisions of the Indentures (related to the 12 7/8% Debentures) the Company may not pay dividends or make distributions on its stock (other than dividends or distributions payable solely in shares of its stock), or purchase, redeem or otherwise acquire or retire any of its stock or permit any of its publicly owned subsidiaries to purchase, redeem or otherwise acquire any of the Company's stock
(a) if an event of default (as defined in the Indenture) exists under the Indenture, or (b) if, after giving effect thereto, the aggregate amount of all such dividends, distributions, purchases and payments declared or made after July 24, 1986 would exceed the sum of (i) 20% of the Company's consolidated net income (as defined in the Indenture) subsequent to May 31, 1986, (ii) the net proceeds to the Company from the issuance or sale after July 24, 1986, of any shares of its Common Stock and capital stock of its subsidiaries and of any convertible securities which have been converted into its Common Stock, and
(iii) $10,000,000.

                                   APPENDIX G

                                   APPENDIX G

                           SPI PHARMACEUTICALS, INC.

                       1993 ANNUAL REPORT TO STOCKHOLDERS

                       FINANCIAL AND GENERAL INFORMATION

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                       ------
Business.............................................................................  G-1
Selected Consolidated Financial Data of SPI..........................................  G-9
Management's Discussion and Analysis of Financial Condition and Results of Operations
  of SPI.............................................................................  G-10
Report of Independent Auditors.......................................................  G-19
Financial Statements
  Consolidated Balance Sheets........................................................  G-20
  Consolidated Statements of Income..................................................  G-21
  Consolidated Statements of Stockholders' Equity....................................  G-22
  Consolidated Statements of Cash Flows..............................................  G-23
  Notes to Consolidated Financial Statements.........................................  G-24
Quarterly Stock Price and Dividend Data..............................................  G-45

                                    BUSINESS

INTRODUCTION

     SPI Pharmaceuticals, Inc. ("SPI" or the "Company"), 39% owned by ICN Pharmaceuticals, Inc. ("ICN") as of February 18, 1994, manufactures, distributes and sells pharmaceutical and nutritional products, primarily in North America, Latin America, Western Europe and Eastern Europe. The Company was incorporated by ICN in November 1981 and, effective January 1, 1983, became the successor to certain of ICN's North American pharmaceutical operations, part of which had been operated by ICN or its predecessors for more than 50 years. Major product lines include anti-infectives, medicated nutritionals and vitamins, anticholinesterases, dermatologicals and vision care products.

     ICN develops, manufactures, distributes and sells pharmaceutical products and biomedical products and services. In addition to the Company, ICN's pharmaceuticals group consists of Viratek, Inc. ("Viratek"), ICN's 63% owned subsidiary as of February 18, 1994, which conducts research and development on compounds derived from nucleic acids. ICN's biomedicals group consists of ICN Biomedicals, Inc. ("Biomedicals"), ICN's 69% owned subsidiary as of February 18, 1994, which manufactures and distributes research products and services, biomedical instrumentation and diagnostic reagents and instrumentation. ICN controls Viratek and Biomedicals through stock ownership, voting control and board representation and is affiliated with the Company. Certain officers of ICN occupy similar positions with the Company, Biomedicals, and Viratek.

     Viratek was formed in August 1980 for the purpose of continuing ICN's research and development of compounds related to nucleic acids. ICN transferred to Viratek in November 1980 all its rights to the compounds developed at a former division of ICN, including the broad spectrum antiviral agent ribavirin (Virazole(R)). Effective December 1, 1990, the Company entered into a License Agreement with Viratek, granting the Company the worldwide rights to market Virazole(R) for all indications for a period of five years. The Company pays a 20% royalty on all sales of Virazole(R) for all indications. The Company may grant licenses to, or enter into marketing arrangements with, unaffiliated third parties for other applications of Virazole(R) in the United States or other countries.

     As of February 18, 1994, ICN owned approximately 39% of the outstanding shares of the Company's common stock, $.01 par value ("common stock"). During 1993, ICN sold 1,618,200 shares of the Company's common stock for an aggregate sales price of $19,995,000 and during 1992, ICN sold 690,000 shares of the Company's common stock for an aggregate sales price of $13,786,000, in open market transactions and privately negotiated sales. In 1991, ICN, on behalf of the Company, contributed 1,468,000 shares of the Company's common stock in connection with the formation of a new joint company, ICN Galenika, discussed below.

     In August 1989, the Company paid a 20% stock dividend on the outstanding shares of common stock, accounted for as a six-for-five stock split. In March and July 1991, the Company issued 10% and 15% stock distributions, respectively, which resulted in a 26% stock split, on the outstanding shares of common stock. In January 1993, the Company issued a fourth quarter 1992 stock dividend of 2%. During 1993, the Company issued quarterly stock dividends which totaled 6%. In January 1994, the Company declared a first quarter 1994 stock dividend of 1.4%. All share and per share information in this Form 10-K has been adjusted for these stock splits and dividends. The Company's common stock is traded on the American Stock Exchange under the symbol SPI. The Company is incorporated under the laws of Delaware. The principal executive offices of the Company are located at 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100.

PRODUCTS

  Anti-Infectives

     General. The Company currently sells approximately 65 anti-infective pharmaceutical products primarily in North America, Latin America, Western Europe and Eastern Europe. The Company manufactures most of these products, and contracts with third parties for the manufacture of the remainder. Anti-infectives constituted 31%, 37% and 36% of the Company's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively. The more important anti-infective products and their major market territories are as follows:

                           PRODUCT                       MARKET
                    ---------------------        -----------------------
                    Virazole(R)                  USA, Canada and Europe
                    Virazid(R)                   Mexico and Spain
                      (Virazole(R))
                    Anapenil(R)                  Mexico and Spain
                    Dicorvin(R)                  Spain
                    Yectamicina(R)               Mexico
                    Hidro(R)                     Mexico
                    Alfacet                      Yugoslavia
                    Pentrexyl                    Yugoslavia
                    Palitrex                     Yugoslavia
                    Jugocillin                   Yugoslavia

     Virazole(R). Virazole(R) is currently approved for sale in various pharmaceutical formulations in over 40 countries for the treatment of several different human viral diseases. In North America, Virazole(R) has been approved for hospital use in aerosolized form to treat infants and young children who have severe lower respiratory infections caused by respiratory syncytial virus ("RSV"). Similar approvals for Virazole(R) treatment of RSV have been granted by governmental authorities in 22 other countries. The Virazole(R) trademark is used in North America and certain European countries. The product is sold as Vilona(R) and Virazid(R) in Latin America, where it has been commercially available for over 14 years and is approved for the treatment of hepatitis, herpes infections, influenza, and exhanthemous viral diseases such as measles and chicken pox, as well as RSV. In June 1990, Virazole(R) was approved in the Republic of Ireland for the management of the early stages of human immunodeficiency virus ("HIV") infection and, in November 1991, the Hungarian government also approved Virazole(R) for early management of the disease in HIV positive patients.

     Virazole(R), Vilona(R) and Virazid(R) collectively constituted 7%, 6% and 6% of the Company's consolidated net sales for the years ended December 31, 1993, 1992 and 1991, respectively.

  Other Anti-Infectives.

     Alfacet and Palitrex are cephalosporons manufactured by the Company under license from Eli Lilly while Pentrexl (ampicillin) is licensed from Bristol-Myers Squibb. Anapenil(R), Trimexazol, Hidro(R), Rofat, and Yectamicina(R) are standard antibiotics while Dicorvin(R) is a new macrolide antibiotic.

  Medicated Nutritionals and Vitamins

     The Company manufactures, subcontracts, and markets approximately 870 nutritional and vitamin products in North America, Latin America, Western Europe and Eastern Europe. In Mexico, the Company manufactures and markets injectable and oral multi-vitamins and supplements under the Bedoyecta-Tri(R), Dextrevit(R), M.V.I.(R), and Vi-Syneral(R) trade names. In Yugoslavia, ICN Galenika manufactures and markets Oligovit(R), Beviplex, Bedoxin, and Chymoral 100 Forte. In the United States, the Company markets nutritional and vitamin products under the RichLife(R) Plus(R), Nutri-dyn(R), and Dartell(R) trade names.

     Medicated nutritionals and vitamins constituted 9%, 8% and 10% of the Company's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively.

  Anticholinesterases

     The Company markets three anticholinesterase product lines under the trade names, Mestinon(R), Prostigmin(R) and Tensilon(R), in North America. These products are used in treating myasthenia gravis, and in reversing the effects of certain muscle relaxants. These products, for which the Company received a distribution sublicense from ICN in 1988, are manufactured by Hoffman-LaRoche, Inc. Mestinon(R), Prostigmin(R), and Tensilon(R) collectively constituted 3%, 2%, and 3% of the Company's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively.

  Dermatologicals

     The Company currently manufactures and markets approximately 75 dermatological products, primarily in North America and Eastern Europe. The Company's dermatological line, marketed under the ICN label, consists primarily of products for the treatment of psoriasis and bleaching agents indicated for the treatment of hyperpigmented skin. These products include Oxsoralen-ultra(R), Solaquin(R), Trisoralen(R) and Eldoquin(R). A related product introduced in fiscal 1988, 8-MOP(R), is indicated for the treatment of cutaneous T-cell lymphoma, a form of skin cancer. Multi-tar(R) is a family of medicated shampoo products. Duonalc(R) is a dermatological solution for the prevention of acne. Dermatological products constituted 7%, 7% and 6% of the Company's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively.

  Vision Care Products

     The Company manufactures and markets the Unicare(R) line of contact lens and lens care products primarily in Latin America and Western Europe. Vision care products constituted 2%, 2% and 2% of the Company's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively.

  Other Products

     The Company also manufactures and markets approximately 200 other pharmaceutical products, including cardiovascular agents, antirheumatics, insulin, analgesics and psychotropic products for the treatment of manic depressive syndromes, anti-ulcer medicines, products for hormonal supplementation and various generic pharmaceuticals and surgical products. These products collectively constituted 48%, 44% and 29% of the Company's consolidated net sales for the years ended December 31, 1993, 1992, and 1991, respectively.

ACQUISITIONS

     The table below summarizes acquisitions by the Company during the last five years. For additional information regarding ICN Galenika, see Management's Discussion and Analysis of Financial Condition and Results of Operations and Notes 11 and 12 of Notes to Consolidated Financial Statements.

    COMPANY ACQUIRED AND
          LOCATION                ACQUISITION DATE      TYPE OF BUSINESS
- -----------------------------     -----------------     -----------------
Galenika Pharmaceuticals
  Belgrade, Yugoslavia                     May 1991       Pharmaceuticals

     In addition to the acquisition of the above business, the Company also acquired in 1988, pursuant to a fifteen-year sublicensing agreement with ICN, the right to produce and market three anticholinesterases, Mestinon(R), Prostigmin(R) and Tensilon(R), in North America. Effective September 1, 1990, the Company prepaid royalties to ICN of $9,590,000. There are no future royalties due to ICN for these products.

FOREIGN OPERATIONS

     The Company operates in North America, Latin America, Western Europe and Eastern Europe. For financial information about domestic and foreign operations and export sales, see Note 9 of Notes to Consolidated Financial Statements.

     Foreign operations are subject to certain risks inherent in conducting business abroad, including possible nationalization or expropriation, price and exchange controls, limitations on foreign participation in local enterprises, health-care regulation and other restrictive governmental actions. Changes in the relative values of currencies take place from time to time and may materially affect the Company's results of operation. Their effects on the Company's future operations are not predictable. The current political and economic circumstances in Yugoslavia create certain risks particular to that country. Yugoslavia has been operating under sanctions imposed by the United Nations since May 1992, which have severely limited the ability to import raw materials for manufacturing and have prohibited all exports. In addition, certain risks such as hyperinflation, currency devaluations, wage and price controls, potential government action and a rapidly deteriorating economy could have a material effect on the Company's results of operations. See Management's Discussion and Analysis of Financial Condition and Results of Operations.

MARKETING AND CUSTOMERS

     The Company has a marketing and sales staff of approximately 1,320 persons, including sales representatives in North America, Latin America, Western Europe and Eastern Europe, who call on physicians, pharmacists, distributors and other health-care professionals. As part of its marketing program, the Company does direct mailings, advertises in trade and medical periodicals, exhibits products at medical conventions, sponsors medical education symposia and sells through distributors in countries where it does not have its own marketing staff.

     In the United States, the Company sells its pharmaceutical products through approximately 400 drug wholesalers who, in turn, distribute them to drug stores and hospitals. The Company's nutritional product line is sold directly and through distributors to various retail outlets and to certain health-care professionals.

     In Mexico, the Company serves an estimated 18,000 pharmacies through a network of 105 distributors. It also sells directly to approximately 870 pharmacists and 160 hospitals within Mexico.

     In Western Europe, the Company markets vision care products in the Netherlands through hospitals and pharmacies and to retail customers through optical shops. The Company's Spanish subsidiary sells pharmaceutical products via its own sales force to approximately 530 hospitals and retail outlets, 5,000 pharmacies and 200 wholesalers.

     In Canada, the Company sells Virazole(R) for RSV to approximately 1,300 hospitals directly and through wholesalers. The other pharmaceutical products are sold to approximately 5,000 drug stores and are distributed through multiple wholesalers.

     The Company's newest subsidiary, ICN Galenika ("ICN Galenika" or "Galenika"), one of Yugoslavia's largest pharmaceutical manufacturers with an estimated 43% share of the total pharmaceutical market in the country. ICN Galenika sells a broad range of approximately 250 human drugs and approximately 200 veterinary, dental and other over-the-counter products. ICN Galenika sells products through approximately 30 wholesalers, 6 representative offices and 85 sales representatives countrywide. Prior to the imposition of sanctions in May 1992, over 10% of the total production was exported, mainly to Russia and other Eastern European countries, as well as to many countries in Africa, the Middle East and the Far East.

     During the year ended December 31, 1993, approximately 68% of ICN Galenika's sales were to the Federal Republic of Yugoslavia or government sponsored entities. At December 31, 1993, there were no significant receivables from the Yugoslavian government, however future sales of ICN Galenika could be dependent on the ability of the Yugoslavian government to generate cash to purchase pharmaceuticals and the continuation of its current policy to buy products from ICN Galenika. No other customer accounts for more than 10% of the Company's net sales.

RESEARCH AND DEVELOPMENT

     The Company has exclusive marketing rights for Virazole(R) from Viratek. A royalty of 20% is paid to Viratek on all sales of Virazole.(R) During 1993, Viratek completed a public offering to raise capital principally to fund clinical trials to evaluate Virazole(R) for the treatment of hepatitis C. If Viratek succeeds and Virazole(R) is approved for treatment of hepatitis C, the Company expects increases in Virazole(R) sales in the future. The following disclosure presents the status of Viratek's efforts in establishing Virazole(R) as a treatment of hepatitis C.

     Hepatitis is a family of diseases characterized by inflammation of the liver. Although there are several causes of hepatitis, some of the most frequent and difficult to manage are of viral origin. Presently, there are five distinct viruses known to cause hepatitis. These have been designated hepatitis A, B, C, D and E. The disease caused by hepatitis types A and E is acute, while types B, C and D can be either acute or chronic. Acute hepatitis caused by types B, C, and D viruses often progresses to chronic forms of the disease. The prognosis in this case is much more severe, particularly in the case of hepatitis C, in which 15%-25% of the patients experience ongoing liver damage (chronic active hepatitis). As many as 20% of chronic hepatitis C patients develop cirrhosis of the liver and a significant but presently unknown percentage will advance to hepatocellular carcinoma ("HCC"), a form of liver cancer. The progression of hepatitis C is slow; as many as 20 years may elapse between initial infection and the development of severe life-threatening conditions, such as cirrhosis of the liver or HCC, and during most of this period the patient may be completely asymptomatic.

     The degree of liver damage in hepatitis patients is estimated through quantification of serum levels of a liver enzyme ("ALT"). When liver damage is taking place, liver cells (hepatocytes) are releasing ALT into circulation. Thus, an increased level of serum ALT is generally indicative of hepatocyte disruption and, consequently, of liver damage. Physicians may also choose to assess liver damage directly through visualization of liver biopsy samples, but such measurement requires significantly more invasive procedures.

     Chronic active hepatitis represents a progressive inflammatory disease of the liver with continued elevation of liver enzymes. Chronic active hepatitis is defined by the persistence of elevated ALT for periods exceeding six months. In chronic hepatitis C, ALT levels may exceed normal by a factor of 10 or more. Rapid diagnostic tests have been available to detect antibody to the hepatitis C virus in a patient's blood. The presence of antibody to HCV indicates that the patient has at some time been exposed to the virus but not necessarily that the patient is currently infected. Recently, direct assessment of the viral titre in serum HCV-RNA has been made possible via polymerase chain reaction technology.

     Based on published reports, the prevalence of antibody to hepatitis C among volunteer blood donors is approximately 0.75% in the United States, or a projected 1,800,000 antibody positive individuals. The incidence of new infections is estimated at 170,000 annually. The Company estimates that the total number of patients within the United States with chronic active hepatitis C is approximately 275,000. Based on published reports on the prevalence of antibody of hepatitis C among volunteer blood donors in various European countries, the Company estimates that there are an equivalent number of patients with chronic active hepatitis C in Europe.

     At present, the only products known by the Company to be approved in the United States, Japan, and Europe for treatment of hepatitis C are several forms of interferons. Different manufacturers have received authorization to commercialize their respective brands of interferon for treatment of hepatitis C in various countries, but, in the United States, the only approved form known by the Company is alpha interferon, marketed by Schering Corporation. Treatment of hepatitis C with interferon is associated with improvement in hepatocellular injury as measured by a reduction in ALT levels and visualization of biopsy specimens. However, interferon is not universally effective and is limited by side effects such as flu-like symptoms, fatigue, depression, bone marrow suppression and autoimmune thyroid disease. Further, interferon must be administered by subcutaneous injection three times weekly for six months or more. The Company believes that such limitations make the development of a treatment with greater safety and ease of administration highly desirable.

     In 1989, Viratek completed two pilot phase II clinical studies in chronic active hepatitis types B and C. These studies were designed to assess the use of orally-administered Virazole(R) in those infections, at a dose of 1,200 mg daily for four weeks. One study was conducted at Huntington Memorial Hospital in Pasadena, California, and the other at the Veteran Administration Hospital in Taipei, Taiwan. The results of those studies were sufficiently encouraging that additional phase II studies involving a longer duration of treatment were undertaken. The first of these was conducted at the Karolinska Institute in Stockholm, Sweden, and involved a 12-week course of oral Virazole(R) treatment for chronic active hepatitis C. Another study was conducted by the National Institute of Health ("NIH") and involved a 24-week course of oral Virazole(R) for treatment of chronic active hepatitis C. Both the Karolinska Institute and the NIH studies in hepatitis C have been completed and both indicate that administration of Virazole(R) was associated with a significant reduction of ALT in all patients treated. The NIH trial also demonstrated a reduction in hepatitis C virus titers in all treated patients. This measurement was not included in the study conducted at the Karolinska Institute. In both of these studies, as well as the earlier pilot studies, administration of Virazole(R) was not associated with any clinically relevant or therapy limiting side effects. The results of these studies were considered by both Viratek and the NIH to be sufficiently promising that both have undertaken phase III clinical studies in chronic hepatitis C. The NIH has undertaken one phase III trial in the United States and Viratek has undertaken two phase III trials, one in the United States and one in Europe.

     Viratek has full access to the results of the NIH study. That study, together with the Company-sponsored studies, if positive (as to which there can be no assurance), could form the basis for a New Drug Application to the Food and Drug Administration ("FDA") for the approval of the drug for commercial sale in the treatment of hepatitis C.

  Respiratory Syncytial Virus (RSV)

     RSV is a seasonal disease which occurs primarily during the months of November through April and is a common cause of respiratory infection in infants and young children. Virtually all young children are exposed to the virus and most exhibit relatively mild symptoms; however, in some cases the resulting infection becomes more severe causing lower respiratory tract disease such as bronchiolitis and pneumonia. In the United States, the resulting infection is sufficiently severe to require hospitalization of an estimated 100,000 children annually.

     Aerosolized Virazole(R) is the only pharmaceutical product known by the Company to be commercially available in the United States, Canada and most of Europe to treat hospitalized infants and young children with severe lower respiratory tract infection due to RSV. In treating RSV, the drug is administered by a small particle aerosol generator, an advanced delivery system that permits direct delivery of Virazole(R) to the site of infection in the lungs.

     The Committee of Infectious Diseases of the American Academy of Pediatrics recommends that infants hospitalized with lower respiratory tract disease caused by RSV be considered for Virazole(R) aerosol therapy in infants at risk for severe or complicated respiratory syncytial virus infections (e.g., congenital heart disease, chronic lung conditions, immunodeficiency); infants of young age (less than six weeks); or infants where prolonged illness may exacerbate underlying conditions (e.g., multiple congenital anomalies).

  Influenza and Other Indications

     Clinical studies using aerosolized Virazole(R) for treatment of influenza A and B in adults and infants led to an approved health registration in Belgium in 1992 for the marketing of aerosolized Virazole(R) to treat infants and adults hospitalized with severe influenza A or B. Aerosolized Virazole(R) for the treatment of influenza A and B is also being sold in 20 other countries including Mexico, and countries in Central and South America, and Asia and the Far East.

     Clinical studies have also been conducted with Virazole(R) in other pharmaceutical formulations for treatment of several other viral diseases. Among those diseases with respect to which clinical studies have been conducted and for which at least one governmental health regulatory agency has approved commercialization of Virazole(R) are herpes zoster; genital herpes; hemorrhagic fever with renal syndrome; Lassa fever; measles; chicken pox; and HIV. Viratek presently has no plans to initiate new clinical studies for any of these indications. Viratek plans, where appropriate, to utilize the existing clinical documentation to serve as the basis for any future submission of health registration dossiers to various additional governmental health authorities to expand the use of Virazole(R).

  Other Compounds

     Viratek is also seeking to develop several of its other proprietary compounds with promising profiles as anticancer and immunestimulatory agents. Based on in-house know-how, several thousand analogs or naturally occurring DNA and RNA building blocks have been synthesized and characterized in vitro and in animal models. In evaluating any potential therapeutic value, efficacy has to be balanced against toxicity, and any good drug candidate should be devoid of or have a low level of induction of drug resistance.

     A promising line of research has been sulfur-substituted purines. Sulfasine(TM), a nucleoside analog, has been shown to possess a favorable ratio of efficacy versus toxicity, and to be active against several multi-drug resistant tumor cell lines. Sulfasine(TM) has been shown to be active against experimental leukemias resistant to treatment with widely used conventional therapies. Sulfasine(TM) also showed significant antimetastatic activity in mice implanted with reticulum cells in the liver, lung and kidney. A preclinical study of Sulfasine(TM) has demonstrated important pharmacological properties.

     Another promising candidate is Immusine(TM) which has been shown to stimulate specific parts of the immune defense relevant for eradication of tumors. By stimulating macrophages and natural killer cells, Immusine(TM), when introduced in mice exposed to melanoma and reticulum cell carcinoma, reduced metastasis compared to control animals. Hence, Immusine(TM) could be a useful tool in the treatment of disseminated cancer of various types.

COMPETITION

     The industry in which the Company operates is highly competitive. The Company's competitors, many of whom have substantially greater capital resources and marketing capabilities and larger research and development staffs and facilities than the Company, are actively engaged in marketing products similar to those of the Company and in developing new products similar to those proposed to be developed and sold by the Company. The Company does business in an industry characterized by extensive and ongoing research efforts. Others may succeed in developing products more efficacious than those presently marketed or proposed for development by the Company. Progress by other researchers in areas similar to those being explored by the Company may result in further competitive challenges.

ORDER BACKLOG

     As is customary in the pharmaceutical industry, all the Company's products are sold on an "open order" basis. Consequently, order backlog is not considered a significant factor.

RAW MATERIALS

     During 1992, The United Nations Security Council ("UNSC") and the United States adopted a resolution that imposed economic sanctions on the Federal Republic of Yugoslavia (Serbia and Montenegro). The sanctions specify that specific authorization in the form of a license must be granted on a transaction-by-transaction basis from the country of origin and the United Nations before the shipment of raw materials and finished goods can be made into Yugoslavia. Currently, few licenses have been granted for the import of raw materials. It is the policy of the United Nations Sanctions Committee to grant licenses for finished goods, but only for raw materials in exceptional cases. See Management's Discussion and Analysis of Financial Condition and Results of Operations and Note 12 of Notes to Consolidated Financial Statements.

LICENSES, PATENTS, TRADEMARKS AND PROPRIETARY RIGHTS

     The Company has acquired from Viratek the rights to market Virazole(R) in Mexico, Canada, the United States and in other countries for all uses. The technology related to these uses of Virazole(R) is broadly covered by a United States patent expiring in 1999. Licensed technology from Viratek relating to Virazole(R) is also covered by United States patents expiring between 1994 and 1999 and Canadian patents expiring between 1994 and 2006. The Company may be materially dependent on the protection afforded by Viratek's patents relating to Virazole(R), and no assurance can be given as to the breadth or degree of protection which these patents will afford Viratek.

     As a general policy, the Company expects to seek patents, where available, on inventions concerning novel drugs, techniques, processes or other products which it may develop in the future. However, there can be no assurance that any patents applied for will be granted or that, if granted, they will have commercial value or as to the breadth or the degree of protection which these patents, if issued, will afford the Company. The Company intends to rely substantially on its unpatented proprietary know-how, but there can be no assurance that others will not develop substantially equivalent proprietary information or otherwise obtain access to the Company's know-how. Patents for pharmaceutical compounds are not available in Mexico.

     Many of the names of the Company's products are registered trademarks in the United States, Mexico, Canada, Spain and other countries. The Company anticipates that the names of future products will be registered as trademarks in the United States, Mexico, Canada and elsewhere. Other organizations may in the future apply for and be issued patents or own proprietary rights covering technology which may become useful to the Company's business. The extent to which the Company at some future date may need to obtain licenses from others is not known.

GOVERNMENT REGULATION

     Prior to marketing or manufacturing new products for use by humans, the Company must obtain FDA approval in the United States and approval from comparable agencies in other countries. Obtaining FDA approval for new products and manufacturing processes can take a number of years and involve the expenditure of substantial resources. The Company must satisfy numerous requirements, including preliminary testing programs on animals and subsequent clinical testing programs on humans, to establish product safety and efficacy. No assurance can be given that authorization of the commercial sale by the Company of any new drugs or compounds for any application will be secured in the United States or any other country, or that, if such authorization is secured, those drugs or compounds will be commercially successful. The FDA in the United States and other regulatory agencies in other countries also periodically inspect manufacturing facilities.

     The Company has not experienced any material impact on the capital expenditures, earnings or competitive position of the Company and its subsidiaries as a result of compliance with any federal, state or local provisions regarding the protection of the environment.

EMPLOYEES

     The Company and its subsidiaries currently employ approximately 5,420 persons, 4,500 of whom are covered by collective bargaining agreements. The Company has not experienced any significant work stoppage, slowdown or other serious labor problems which have materially impeded its business operations. The Company considers its relations with its employees to be satisfactory.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF SPI

     The following table sets forth certain consolidated financial data for the years ended December 31, 1993, 1992 and 1991, the one month ended December 31, 1990, and for the years ended November 30, 1990 and 1989. This information should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements included elsewhere in this proxy (amounts in thousands, except per share information).


                                                                                      ONE
                                                                                     MONTH
                                                                                     ENDED
                                                                                  DECEMBER 30,
                                                      DECEMBER 31,                  1990(6)            NOVEMBER 30,
                                           ----------------------------------     ------------     ---------------------
                                             1993         1992       1991(3)          1990           1990         1989
                                           --------     --------     --------     ------------     --------     --------
STATEMENT OF OPERATIONS DATA:
Net sales................................  $403,957     $476,118     $364,358       $  7,471       $140,716     $124,007
Cost of sales............................   211,923      208,745      173,554          3,231         56,101       52,551
                                           --------     --------     --------     ------------     --------     --------
Gross profit.............................   192,034      267,373      190,804          4,240         84,615       71,456
Selling, general and administrative
  expenses...............................   131,069      170,313       99,942          4,074         55,437       51,472
Royalties to (from) affiliates, net......     6,121        5,511        4,377             --          3,781       (1,603)
Other, net(1)............................    27,777       38,343       33,642            676          2,535        5,380
                                           --------     --------     --------     ------------     --------     --------
Income (loss) before provision for income
  taxes and minority interest............    27,067       53,206       52,843           (510)        22,862       16,207
Provision (benefit) for income taxes.....     5,368        9,095       10,852           (460)(5)      7,942        3,294
Minority interest........................       189        9,608       11,865             --             --           --
                                           --------     --------     --------     ------------     --------     --------
Net income (loss)........................  $ 21,510     $ 34,503     $ 30,126       $    (50)      $ 14,920     $ 12,913
                                           =========    =========    =========    ==============   =========    =========
Per Share Information: (2)
  Net income.............................     $1.07        $1.74        $1.55             --           $.86         $.74
                                              -----        -----        -----        -------            ---          ---
                                              -----        -----        -----        -------            ---          ---
  Cash dividends paid....................     $ .23        $ .77        $ .88             --           $.07         $.06
                                              -----        -----        -----        -------            ---          ---
                                              -----        -----        -----        -------            ---          ---
  Historical dividends declared(4).......     $1.12        $1.06        $1.00             --           $.09         $.08
                                              -----        -----        -----        -------            ---          ---
                                              -----        -----        -----        -------            ---          ---
BALANCE SHEET DATA:
Working capital..........................  $127,259     $120,942     $123,367(3)    $ 38,351       $ 40,630     $ 46,533
Total assets.............................   302,017      333,218      336,905(3)     148,041        152,326      122,475
Long-term debt...........................    16,980       21,016       16,519(3)      10,943         11,257        6,039
Stockholders' equity.....................   155,879      135,427       88,134(3)      96,010         95,935       80,467


- ---------------

(1) Other, net for 1993, 1992 and 1991 includes research and development costs; translation and exchange losses, net; interest (income) expense, net; other (income) expense, net; and write-downs and other costs for the domestic nutritional group.

(2) On June 26, 1989, the Company's Board of Directors issued a 20% stock dividend, which has been accounted for as a six-for-five stock split. In March and July 1991, the Company issued 10% and 15% stock distributions, respectively, which resulted in a 26% stock split. In January 1993, the Company issued a fourth quarter 1992 stock dividend of 2%. During 1993, the Company issued additional stock dividends which totaled 6%. In January 1994, the Company declared a first quarter 1994 stock dividend of 1.4%. All share and per share amounts have been restated to reflect these stock splits and dividends, except for historical dividends issued which are unadjusted for stock splits, dividends, and distributions.

(3) Financial data for 1991 includes the results of ICN Galenika from the effective date of acquisition, May 1, 1991. See Note 11 of Notes to Consolidated Financial Statements.

(4) Dividends for 1993 include cash dividends of $.25 on a historical basis and stock dividends equivalent to $.87. The dividends in 1992 include cash dividends of $.86 on a historical basis and a January 1993 stock dividend equivalent to $.20 per share. The stock dividends are based upon the market value of the Company's common stock at the declaration date. For 1991 and prior years the dividends were paid in cash.

(5) Includes $240,000 tax refund in Mexico.


(6) For financial statement purposes, the Company's separate results of operations for the month of December 1990 are not reflected in the Statement of Income but have been included in retained earnings.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SPI

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1994 COMPARED TO SIX MONTHS ENDED JUNE 30, 1993


     Net Sales. Net sales for the six months ended June 30, 1994 were $151,094,000 compared to $186,058,000 for the same period in 1993. This decrease in net sales of $34,964,000, or 19%, is primarily a result of lower sales at Galenika during the first quarter of 1994 compared to the same period in 1993. Net sales at Galenika were $63,826,000 for the six months ended June 30, 1994 compared to $108,964,000 for the same period in 1993. The decline in Galenika sales of $45,138,000, or 41%, is primarily due to a 27% decline in unit sales resulting from the impact of United Nations sanctions on Yugoslavia. Additionally, the sales of Galenika have been adversely affected by the size and timing of devaluations in the first quarter of 1994 compared to the first quarter of 1993, which has been partially offset by an improvement in second quarter Galenika sales compared to last year's second quarter. Net sales in SPI's Spanish subsidiary also decreased $3,447,000, or 27%, during the first six months of 1994 as compared to the first six months of 1993 primarily due to government mandated price controls and changes in government health insurance reimbursement policies. This decrease in overall net sales was partially offset by sales increases of $10,174,000 in SPI's operating units excluding Galenika and the Spanish subsidiary. This increase is primarily due to increased sales of Virazole(R) (resulting from a combination of price increases and increased unit sales) and the myasthenia gravis and dermatological product lines.



     Gross Profit. Gross profit as a percentage of sales was 49% for the six months ended June 30, 1994, compared to 48% for the same period in 1993. The increase in the gross profit margin for the six months ended June 30, 1994, reflects improved gross margins in most of SPI's subsidiaries located outside of Yugoslavia. The gross margin in SPI's United States operations increased from 80% to 84% primarily due to increased sales of Virazole(R). At Galenika, the gross profit margin was 22% for the six months ended June 30, 1994, compared to 38% for the same period in 1993. The decrease in gross profit margin at Galenika is primarily due to higher inventory costs in Yugoslavia.



     Selling, General and Administrative Expenses. Selling, general and administrative expenses as a percentage of sales were 29% for the six months ended June 30, 1994, compared to 35% for the same period in 1993. Selling, general and administrative expenses have decreased $21,708,000, or 33%, for the six months ended June 30, 1994 as compared to the same period in 1993, due primarily to expense reductions at Galenika resulting from a lower provision for bad debts, lower wages and the impact of differences in the exchange rates.


     Royalties to Affiliates, Net. For the six months ended June 30, 1994, Virazole(R) royalties to Viratek were $3,570,000 compared to royalties of $1,984,000 for the same period in 1993. The increase in royalties is due to increased sales of Virazole(R) in the United States.


     Translation and Exchange Losses, Net. Translation and exchange (gains) losses, net, for the six months ended June 30, 1994 were $2,254,000 compared to $(597,000) for the same period in 1993. The increase in losses for the six months ended June 30, 1994 is primarily due to translation and exchange losses at Galenika resulting from the devaluations of the dinar prior to the implementation of the Yugoslavian monetary stabilization program discussed under "-- Liquidity and Capital Resources -- Galenika's Operations" below.



     Interest Expense. Interest expense for the six months ended June 30, 1994 was $3,046,000, compared to $10,098,000 for the same period in 1993. The decrease in interest expense is due to lower interest rates in Yugoslavia resulting from the efforts of the Yugoslavian government to control inflation and lower levels of debt in the United States.



     Research and Development. Research and development costs for the six months ended June 30, 1994, decreased $2,786,000, or 53%, compared to the same period in 1993, due to reductions in expenses at Galenika resulting from lower wages and differences in exchange rates in 1994 compared to 1993. Research and development costs at Galenika were $1,245,000 for the six months ended June 30, 1994 compared to $3,719,000 for the same period in 1993.


YEAR ENDED DECEMBER 31, 1993 COMPARED TO YEAR ENDED DECEMBER 31, 1992

     Net Sales. Net sales for 1993 declined to $403,957,000 from $476,118,000 for 1992, primarily due to lower sales at Galenika. Sales at Galenika were $239,832,000 for 1993 compared to sales of $325,903,000 for 1992. The United
Nations sanctions imposed on Yugoslavia and price controls imposed by the Yugoslavian government have impacted the sales at Galenika, both in terms of a decrease in unit sales and a change in product mix. Additionally, sales were adversely impacted by higher inflation and by larger and more frequent devaluations in 1993 compared to the prior year. The raw materials that Galenika imports are primarily used in the production of human prescription drugs. Due to restrictions on Galenika's ability to obtain these materials, Galenika has shifted its production and sales efforts to its veterinary and non-prescription product lines. For 1993, sales of human prescription drugs represented 73% of Galenika's total sales compared to 81% in the prior year.

     Sales in SPI's operating units, excluding Galenika, increased $13,910,000, or 9%, in 1993 to $164,125,000 compared to the prior year sales of $150,215,000. SPI's United States operations reported increased sales of $8,906,000, or 17%, for the year compared to 1992, primarily due to increased sales of dermatological products. SPI's Mexican subsidiaries recorded an increase in sales of $9,129,000 or 19%, for the year compared to 1992, primarily due to increased unit sales and price increases for its injectable vitamin, Bedoyecta, along with increased sales of Virazole(R). SPI's Spanish subsidiary recorded a decrease in sales or $3,153,000, or 12%, primarily due to a 23% devaluation of the Spanish Peseta against the U.S. dollar, which was partially offset by increased unit sales.

     Gross Profit. Gross profit as a percentage of sales was 48% for 1993 compared to 56% in 1992. The decrease in the gross profit margin primarily reflects the impact of price controls in Yugoslavia and higher labor costs per unit at Galenika. The decrease in gross margins at Galenika was partially offset by the aggregate improvement in the gross profit margins of SPI's subsidiaries outside Yugoslavia. The combined gross margins of the subsidiaries outside Yugoslavia were 66% for 1993 compared to 62% for 1992.

     At Galenika, gross profit as a percentage of sales was 35% in 1993 compared to 53% for 1992. The overall rate of inflation in Yugoslavia has exceeded the rate at which Galenika could increase selling prices. This was compounded by more frequent currency devaluations, which together resulted in lower revenues and gross profits when stated in U.S. dollars. Additionally, the cost of manufacturing inventory has increased as a result of declining unit production while maintaining the same work force that existed before sanctions began. United Nations sanctions have contributed to shortages of raw materials and a deteriorating business environment, resulting in unit production in 1993 that was 49% of what was produced the prior year.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses as a percentage of sales were 32% for 1993 compared to 36% for 1992. The 1992 results include provisions at Galenika for training employees, redundancy and early retirement costs of $21,065,000. Excluding these provisions, selling, general and administrative costs for 1992 were 32% of net sales. The resulting increase in 1993 selling, general and administrative expenses as a percentage of net sales is primarily a result of lower sales at Galenika combined with overall increases in operating expenses due to inflationary pressures in Yugoslavia, partially offset by lower provisions for doubtful accounts.

     In countries experiencing hyperinflation, such as Yugoslavia, a devaluation results in a reduction of accounts receivable and a proportionate reduction in the accounts receivable allowance. The reduction of accounts receivable is recorded as a foreign currency translation loss, and the reduction of the allowance is recorded as a translation gain. Shortly after a devaluation, the level of accounts receivable will rise as a result of subsequent price increases. In conjunction with the rise in receivables, additions to the allowance for receivables will be made for existing doubtful accounts. This process will repeat itself for each devaluation that occurs during the year. The effect of this process results in a high level of bad debt expense that does not necessarily reflect credit risk or difficulties in collecting receivables. For 1993, Galenika recorded provisions for doubtful accounts of $10,968,000 compared to $48,279,000 for 1992. The timing of devaluations has a material impact on the size of the provision for doubtful accounts. The decrease in the 1993 provision is primarily a result of devaluations occurring more frequently in 1993, smaller price increases in 1993 compared to 1992 and lower levels of accounts receivable in 1993 compared to the prior year. The reduction of the accounts receivable allowance from devaluation resulted in a translation gain of $9,118,000 and $40,191,000 resulting in a net expense from bad debts and bad debt translation gain of $1,850,000 and $8,088,000 for 1993 and 1992, respectively.


     Royalties to Affiliates, Net. Royalties to affiliates, net were $6,121,000 for 1993 compared to $5,511,000 for 1992. The increase in royalties was primarily due to increased sales in Mexico resulting from the introduction of Ribavirin cream used for the treatment of herpes and increased worldwide sales due to additional marketing efforts by SPI in 1993, which included offering volume discounts.



     Research and Development Costs. Research and development costs rose from $7,836,000 in 1992 to $11,516,000 in 1993, or by 47% due to expanded research and development efforts at Galenika.


     Translation and Exchange (Gains) Losses, Net. In 1993, SPI recognized translation and exchange gains of $3,282,000 compared to translation and exchange losses of $25,039,000 in 1992. In 1993, SPI recognized foreign exchange gains of $3,143,000 at SPI's Spanish subsidiary and reduced translation losses at Galenika by $27,790,000 as a result of planned reduction in its monetary exposure.

     Interest Expense. Interest expense for 1993 was $23,750,000 compared to $13,065,000 for 1992. The increase in interest in 1993 was principally a result of Galenika's strategy to manage its monetary position by maintaining higher levels of short-term debt compared to the prior year. During 1993, Galenika was charged interest at hyperinflationary rates. The high level of interest expense in 1993 does not necessarily reflect a high level of debt burden on SPI or a high level of cash paid for interest. From the time that Galenika accrues its hyperinflationary interest expense liability to the time that it actually pays the interest, significant devaluation in the translation rate will occur. The devaluation will result in a payment of interest stated in U.S. dollars that is significantly below what was originally accrued. In 1993, Galenika had $16,774,000 of interest expense and interest payments of $7,149,000 resulting in estimated translation gains on accrued interest devaluations of $9,625,000.

     Other Expense, Net. A summary of certain other items included in other (income) expense is as follows:

                                                                 1992           1993
                                                              ----------     ----------
        Litigation settlements and damages(1)...............  $  447,000     $  988,000
        Profit sharing plan expense in Mexico...............     419,000        557,000
        Amortization of goodwill............................     677,000        248,000
        Employee severance in Spain(2)......................          --      1,000,000
        (Gain) loss on sale of fixed assets.................     151,000       (194,000)
        Unrealized loss on marketable securities............          --      1,312,000
        Other, net..........................................     388,000        (85,000)
                                                              ----------     ----------
          Other expense, net................................  $2,082,000     $3,826,000
                                                               =========      =========

- ---------------

(1) The 1993 litigation costs represent an accrual for estimated damages relating to a breach of contract suit. See "Business -- Litigation, Government Investigations and Other Matters." The 1992 litigation costs relate primarily to damages assessed against Viratek in a breach of contract suit against which SPI indemnified Viratek under its licensing agreement for Virazole(R).

(2) During 1993, SPI provided for costs associated with the planned layoff of employees at its Spanish subsidiary.

     Provision for Income Taxes. SPI's effective income tax rates were 20% and 17% for 1993 and 1992, respectively. SPI's effective tax rates in 1993 and 1992 were significantly less than the U.S. statutory rate primarily due to the utilization of foreign and alternative minimum tax credits and other deferred tax benefits for which a valuation reserve existed at January 1, 1993.

YEAR ENDED DECEMBER 31, 1992 COMPARED TO YEAR ENDED DECEMBER 31, 1991


     Net Sales. Net sales for 1992 rose to $476,118,000, an increase of $111,760,000, or 31%, over 1991. The majority of this increase, $101,121,000, was due to inclusion of a full year of Galenika results in 1992 compared to only eight months in 1991. In addition, most of SPI's subsidiaries recorded improved sales in 1992 compared to 1991. Sales in Mexico increased $6,963,000, or 17%, primarily resulting from improved sales of its injectable vitamin, Bedoyecta-Tri(R), and other significant products. Sales in Spain increased $3,526,000, or 16%, in 1992 over the prior year primarily due to the introduction of new product lines.



     Gross Profit. Gross profit as a percentage of net sales increased to 56% in 1992 from 52% in 1991. While SPI experienced gross profit increases in all of its major subsidiaries, the largest increase was recorded at Galenika whose gross profit increased to 53% in 1992 from 47% in 1991. The 1991 Galenika gross profit was adversely impacted by the increase in cost of sales resulting from a purchase accounting adjustment to inventory. Excluding this adjustment, Galenika's gross profit percentage remained constant in 1992 and 1991 at 53%. Excluding the results of Galenika, gross profit increased to 62% in 1992 from 60% in 1991 primarily due to an improved product mix resulting from increased Virazole(R) sales.


     Selling, General and Administrative Expenses. Selling, general and administrative expenses as a percentage of net sales were 36% in 1992 compared to 27% in 1991. The increased expenses for 1992 were a result of provisions for doubtful accounts of $48,279,000 (described above) and termination of employees and early retirement costs at Galenika of $21,065,000. Excluding these provisions, selling, general and administrative expenses in 1992 were 31% of net sales.


     Royalties to Affiliates, Net. Royalties to affiliates, net, were $5,511,000 for 1992 compared to $4,377,000 for 1991. The increase in royalties was primarily due to increased sales of Virazole(R) in the United States.


     Research and Development Costs. Research and development costs rose from $4,901,000 in 1991 to $7,836,000 in 1992, principally due to increased research and development expenditures at Galenika resulting from the inclusion of a full year of operations in 1992 compared to eight months of operations in 1991.

     Translation and Exchange (Gains) Losses, Net. In 1992, SPI recognized translation and exchange gains of $25,039,000 compared to translation losses of $6,697,000 in 1991. Translation and exchange (gains) losses, net, increased $18,342,000 in 1992 due to Galenika operating in a highly inflationary economy, coupled with reductions in the level of hard currency as a result of sanctions and the political and economic unrest.

     Interest Expense. The increase in interest expense to $13,065,000 in 1992 from $8,965,000 in 1991 is primarily due to the increased intercompany debt due to ICN from SPI, partially offset by lower levels of debt outstanding at Galenika.

     Other Expense, Net. A summary of certain other items included in other (income) expense is as follows:

                                                                1991            1992
                                                             -----------     ----------
        Litigation costs, settlements and damages..........  $   621,000     $  447,000
        Profit sharing plan expenses in Mexico.............      222,000        419,000
        Amortization of goodwill...........................      818,000        677,000
        Write-downs and other costs for domestic
          nutritionals group(1)............................   10,878,000             --
        (Gain) loss on sale of fixed assets................     (356,000)       151,000
        Write-off of prepaid royalties of discontinued
          products.........................................    1,503,000             --
        Facility relocation expenses in Spain..............    2,198,000             --
        Other, net.........................................      873,000        388,000
                                                             -----------     ----------
          Other expense, net...............................  $16,757,000     $2,082,000
                                                              ==========      =========

- ---------------

(1) During 1992, SPI reassessed its domestic nutritional business, which had a sales decline of 78% from 1988 to 1991. As a result, SPI wrote off $10,878,000 of assets, principally goodwill and intangibles.

     Provision for Income Taxes. SPI's effective tax rates were 17% and 21% for 1992 and 1991, respectively. SPI's effective tax rates for 1992 and 1991 were significantly less than the U.S. statutory rate due to an increase in SPI's accumulated foreign earnings which were taxed at relatively low effective foreign rates.

LIQUIDITY AND CAPITAL RESOURCES

WORKING CAPITAL


     Balance sheet changes. During the first six months of 1994, working capital decreased by $23,108,000 to $104,151,000. The decrease is primarily due to SPI reclassifying its bond investments as long-term assets compared to its short-term classification at December 31, 1993. On January 1, 1994, SPI adopted SFAS No. 115 ("Accounting for Certain Investments in Debt and Equity Securities"). Based on the guidelines in this new pronouncement and the expected working capital requirements of SPI in 1994, SPI's bond investments have been categorized as investments that are "available for sale," and, correspondingly, are classified as long-term assets. Additionally, inventory decreased primarily at Galenika resulting from the sale of older inventory with high unit costs which is being replaced with inventory with lower unit costs.


     The decrease in working capital is partially offset by increases in cash and accounts receivable at Galenika due to the positive effects of the stabilization program and the absence of large and frequent devaluations. Prepaid expenses also increased primarily at Galenika due to commitments for purchases of raw materials from suppliers.

     Working capital increased $6,317,000 in 1993 compared to 1992. The increase was primarily due to the increase in inventory balances at Galenika resulting from the higher costs of obtaining raw materials from foreign suppliers, partially offset by lower levels of accounts receivable at Galenika caused by the effects of changes in the remeasurement rate and shorter collection periods on the receivables.

     Working capital decreased $2,425,000 in 1992 compared to 1991, principally due to reductions in receivables at Galenika caused by currency devaluations, sanctions and price controls, which were partially offset by the sale of SPI stock by Galenika.

     The increase in inflation levels in Yugoslavia has impacted the manner in which Galenika conducts its business. Galenika has shortened its accounts receivable terms and, in some cases, requires cash payment upon delivery of its products. Its dinar cash balances are kept at low levels through a combination of immediate purchases of inventory, hard currency and plant expansion. The decreases in receivables and dinar cash balances from the beginning of 1993 are a result of these actions to deal with inflation. During 1993, Galenika used approximately $2,670,000 of its dinar cash balances for facility improvements. Depending on available dinar cash balances, Galenika expects to continue to invest excess cash in facility improvements and modernization.

     During 1992, Galenika sold 1,200,000 shares of SPI stock for proceeds of $30,822,000. Those shares had been contributed to Galenika on May 1, 1991 as part of the original acquisition purchase price. Net of amounts attributable to minority interest, the sale of the stock increased paid-in capital and reduced treasury stock by $28,628,000.

     Capital expenditures totaled $8,431,000 in 1993, $11,610,000 in 1992 and $19,051,000 in 1991. The expenditures in 1993 primarily relate to plant expansion in Mexico and facility improvements in Yugoslavia. The expenditures in 1992 primarily relate to facility improvements of $2,556,000 at Galenika and plant expansion of $4,700,000 at SPI's Mexican subsidiaries. The expenditures in 1991 primarily related to the purchase and improvement of SPI's Spanish subsidiary's facility.

     Investment Policy. Effective December 1, 1986, ICN adopted an investment policy covering intercompany advances and interest rates, and the types of investments (such as acquisitions, marketable equity securities and high yield bonds) to be made by ICN and its subsidiaries. As a result of this policy, excess cash held by SPI would be transferred to ICN and, in turn, cash advances have been made by ICN to SPI to fund acquisitions and other transactions. ICN charges interest at the prime rate plus 1/2% and credits interest at the prime rate less 1/2% on the amounts invested or advanced. ICN has also agreed to reimburse SPI at higher market interest rates for lines of credit drawn in Mexico and Canada, for funds advances to ICN, and for an $11,000,000 loan from SPI's Spanish subsidiary. In October 1993, SPI issued 200,000 shares of its common stock as payment of debt on SPI's liability to ICN in the amount of $3,075,000. During the six months ended June 30, 1994, SPI reduced its liability to ICN by $13,088,000, net of dividends declared, resulting in a remaining payable to ICN (which is classified as short-term) of $5,225,000 at June 30, 1994.



     Investment in Russia. On October 21, 1992, SPI announced that it has concluded an agreement with the Leningrad Industrial Chemical and Pharmaceutical Association ("Oktyabr") to form a pharmaceutical joint venture in Russia, Oktyabr, in which SPI has a 75% interest.


     Effects of Possible Increased Demand for Virazole.(R) On June 1, 1994, Viratek submitted a NDA to the FDA for the approval of Virazole(R) for the treatment of chronic hepatitis C. If approved, SPI expects a significant increase in sales of Virazole(R) which will require SPI to expend funds to produce and market Virazole(R). SPI intends to finance these efforts internally, and through joint venture agreements with third party manufacturers.

GALENIKA'S OPERATIONS

  SANCTIONS

     Virtually all of Galenika's business is conducted in Yugoslavia. On May 30, 1992, the United Nations adopted a resolution that imposed economic sanctions on Yugoslavia and on April 17, 1993, the United Nations adopted a resolution that imposed additional economic sanctions on Yugoslavia. On April 26, 1993, a United States executive order was issued which implemented the additional sanctions pursuant to the United Nations resolution. The sanctions specifically exempt certain medical supplies for humanitarian purposes, a portion of which are distributed by Galenika.

     Galenika continues to apply for, and has received, import licenses under the sanctions. Compliance with the sanctions will continue to impose administrative burdens that will slow the shipments of licensed raw materials to Yugoslavia. Shipments of imported raw materials declined in 1993 to 38% of prior year levels. The sanctions have also contributed to an overall deteriorating business environment in Yugoslavia in which Galenika must operate.

     The sanctions also provide for the freezing of bank accounts of Yugoslavian commercial and industrial entities. The implementation of sanctions restricts Galenika's use of its cash holdings that are maintained with a financial institution outside Yugoslavia. These funds have been, and management believes will continue to be, available for drawdowns on lines of credit for payment for shipments of certain products and materials which are specifically licensed under the sanctions. As a result of continuing political and economic instability within Yugoslavia, including the long-term impact of the sanctions, wage and price controls and devaluations, there may be further limits on the availability of hard and local currency and, consequently, an adverse impact on the future operating results of Galenika and SPI.

     At December 31, 1992, Galenika had cash and cash equivalents of $44,700,000, of which $15,200,000 was restricted as to use and invested with a major financial institution outside Yugoslavia. These funds have been used for letters of guarantee on Galenika's raw material purchases and to collateralize the payment of dividends. During the first quarter of 1993, $731,000 was withdrawn under the letters of guarantee. Before the implementation of additional sanctions in April 1993, approximately $9,885,000 was withdrawn under the letters of guarantee. In October 1993, Galenika acquired marketable debt securities with these funds in order to maximize the interest earned. All of these marketable securities are maintained at the same financial institution. As of December 31, 1993, Galenika had $834,000 in hard currency deposits and $32,587,000 in marketable debt securities at this institution. As of June 30, 1994, Galenika had $9,273,000 in hard currency deposits and $29,826,000 in marketable debt securities at this institution. A portion of these securities are being used to collateralize a $10,000,000 note payable to the financial institution.

  HYPERINFLATION AND PRICE CONTROLS

     Since price controls were imposed in July 1992 by the government of Yugoslavia, Galenika has been unable to increase selling prices in an unrestricted manner in anticipation of inflation. Rather, price increases must be approved by the government prior to implementation. The imposition of price controls along with the effect of sanctions and recurring currency devaluations resulted in reduced sales levels since the middle of 1992. Reduced sales levels are expected to continue as long as sanctions are in place. As a result of decreased sales levels, management expects that profit margins will decrease and overall operating expenses as a percentage of sales will increase.


     As a result of the hyperinflation in Yugoslavia, the Yugoslavian government devalued the dinar on several occasions during 1993 and, on October 1, 1993, changed the denomination of the currency. The effect of the devaluations, adjusted for the change in currency denominations, was to increase the exchange rate from significantly less than one dinar per $1 U.S. at the beginning of 1993 to over one trillion dinars per $1 U.S. at the end of 1993. In anticipation of devaluations in 1993, SPI implemented a plan, described below, to minimize its monetary exposure. In 1993, annual inflation was over one billion percent. As a result of the devaluations and subsequent exchange losses from obtaining hard currencies, Galenika experienced net translation losses of $173,000. While SPI cannot predict with any certainty the actual remeasurement and exchange gains or losses that may occur in 1994, such amounts may be substantial. At December 31, 1993, and June 30, 1994, Galenika had a net monetary liability position of $2,093,000 and a net monetary asset position of $14,000,000, respectively. The change in Galenika's net monetary position from the liability position at December 31, 1993, to a net asset position at June 30, 1994, is a result of the Yugoslavian stabilization program that was initiated in January of 1994 (which is described below) along with absence of large and frequent devaluations since the stabilization program began. The increase in the accounts receivable and cash balances from the beginning of 1994 reflect an increase in Galenika's net monetary asset position. Galenika's net monetary asset exposure would be subject to foreign exchange loss if a devaluation of the dinar were to occur.


     SPI is taking actions to generate the dinar cash needed to acquire hard currency to reduce its monetary exposure. Galenika has access to short-term borrowings at interest rates below the level of inflation. Galenika plans to maximize its borrowings under these arrangements and use the proceeds to acquire hard currency for the purchase of inventory or the payment of hard currency debt. This strategy is intended to provide hard currency, accelerate the purchase of inventory to minimize the effects of inflation and reduce future translation losses. This strategy is also intended to increase Galenika's monetary liabilities and lower its risk of loss from devaluations. However, this strategy has resulted in increased interest expense in 1993 and may result in high levels of interest expense in 1994.

     In conjunction with a currency devaluation on July 23, 1993, the Yugoslavian government announced that businesses in Yugoslavia can no longer buy and sell hard currency in privately negotiated transactions. All purchases of hard currency must be made through the National Bank of Yugoslavia based on government-approved allocations. This action could possibly limit the availability of hard currency in the future for Galenika. However, if the government is controlling access to hard currency, SPI's operations in Yugoslavia may benefit through increased allocations of hard currency in view of the strategic nature of pharmaceutical drugs in Yugoslavia. For 1993, Galenika received $12,744,000 in hard currency allocations as compared to $30,200,000 in 1992.

     On January 24, 1994, the Yugoslavian government enacted a "Stabilization Program" designed to strengthen its currency. Under this program the official exchange rate of the dinar is fixed at a ratio of one dinar to one Deutsche mark. The Yugoslavian government guarantees the conversion of dinars to Deutsche marks by exercising restraint in the amount of dinars that it prints, thereby restricting cash in circulation to correspond to hard currency reserves in Yugoslavia. Since the inception of this program, the exchange rate of dinars to Deutsche marks has remained stable. The trading of dinars at other than official rates has been virtually eliminated and inflation and interest rates have declined from over one billion percent a year to an estimated annualized rate of approximately 14 percent from January 24, 1994 through June 30, 1994, based on information available to SPI. SPI believes that the period of time that the stabilization program has been operating successfully is significant given that past attempts at monetary control by the Yugoslavian government have generally been short-lived. In the near term, the effects of the stabilization program could be reversed, and a return to prior levels of hyperinflation could occur. The success of this stabilization program is dependent upon improvement in the Yugoslavian economy, which is in part dependent upon the lifting of United Nations sanctions.

     As required by generally accepted accounting principles, SPI translates Galenika financial results at the dividend payment rate established by the National Bank of Yugoslavia. To the extent that changes in this rate lag behind the level of inflation, sales and expenses will, at times, tend to be inflated. Future sales and expenses can substantially increase if the timing of future devaluations falls significantly behind the level of inflation. Since the impact of sanctions, price controls and devaluations on future sales and net income cannot be determined with certainty, they may, in the present political and economic environment, result in an adverse impact.

     The current political and economic conditions in Yugoslavia could continue to deteriorate to the point that SPI's investment in Galenika would be threatened. Worsening political and economic conditions could also result in a situation where the Company may be unable to exercise control over Galenika's operations or be prohibited by Yugoslavian law from receiving dividends from Galenika. Under these conditions, SPI would be required to deconsolidate Galenika for financial reporting purposes and account for its investment using the cost method of accounting. The investment in Galenika would be carried at the lower of cost or realizable value and this could result in a substantial writedown of the carrying value of the assets of Galenika.

     For additional information regarding the impact of Galenika on SPI's results of operations and financial condition, see Note 12 of Notes to Consolidated Financial Statements of SPI.

INFLATION, CURRENCY FLUCTUATIONS AND CHANGING PRICES

     SPI is subject to certain risks as a result of currency fluctuations in the countries in which SPI operates. The foreign subsidiaries of SPI maintain U.S. dollar denominated intercompany balances that represent unhedged monetary assets and liabilities. At December 31, 1993, SPI's Mexican subsidiary had a net intercompany liability of $1,007,000. SPI's Spanish and Canadian subsidiaries have net intercompany receivables of $17,680,000 and $2,237,000, respectively, at December 31, 1993.

     The effects of inflation are experienced by SPI through increases in the costs of labor, service and raw materials. In general, other than in Yugoslavia, these costs have been offset and/or anticipated by periodic increases in the prices of its products sold. This policy applies to all geographical areas in which SPI is operating.

QUARTERLY FINANCIAL DATA OF SPI (UNAUDITED):

     Following is a summary of quarterly financial data for the years ended December 31, 1992 and 1993 and the first six months of 1994 (in thousands, except per share amounts):


                                                      FIRST      SECOND     THIRD     FOURTH
                                                     QUARTER    QUARTER    QUARTER   QUARTER
                                                     --------   --------   -------   --------
    1992
    Net Sales......................................  $121,106   $150,911   $94,621   $109,480
    Gross profit...................................    64,298     84,165    56,051     62,859
    Net Income.....................................     7,691      8,132     9,733      8,947
                                                     ========   ========   =======   ========
    Net Income per share(1)........................  $    .40   $    .42   $   .48   $    .44
                                                     ========   ========   =======   ========
    1993
    Net sales(2)...................................  $119,636   $ 66,422   $70,214   $147,685
    Gross Profit...................................    58,946     31,159    41,322     60,607
    Net Income.....................................     5,736      1,091     6,918      7,765
                                                     ========   ========   =======   ========
    Net income per share(1)........................  $    .29   $    .05   $   .34   $    .39
                                                     ========   ========   =======   ========
    1994
    Net sales......................................  $ 72,167   $ 78,927
    Gross Profit...................................    39,552     33,759
    Net Income.....................................     8,364      5,245
                                                     ========   ========
    Net Income per share(1)........................  $    .40   $    .25
                                                     ========   ========


- ---------------


(1) Net income per share has been restated to reflect a fourth quarter 1992 stock dividend of 2%, 1993 quarterly stock dividends which totaled 6%, a first quarter 1994 dividend of 1.4% and a second quarter 1994 dividend of 1.3%.


(2) The decrease in sales from the first quarter of 1993 to the second quarter of 1993 and the increase in sales from the third quarter 1993 to the fourth quarter 1993 are primarily due to changes in sales levels at Galenika resulting from the timing of devaluations and price increases and the level of inflation during these quarters. The changes in sales levels for these quarters do not represent significant decreases or increases in unit sales from quarter to quarter.

                         REPORT OF INDEPENDENT AUDITORS

To SPI Pharmaceuticals, Inc.:

     We have audited the consolidated balance sheets of SPI Pharmaceuticals, Inc. (a Delaware corporation) and subsidiaries, the related consolidated statements of income, stockholders' equity and cash flows and the financial statement schedules for each of the three years in the period ended December 31, 1993. These consolidated financial statements and financial statement schedules (not separately included herein) are the responsibility of the Company's Management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The Company has had certain transactions with its parent and Affiliated Corporations as more fully described in Notes 1, 3 and 4 to the consolidated financial statements. Whether the terms of these transactions would have been the same had they been between wholly unrelated parties cannot be determined.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPI Pharmaceuticals, Inc. and subsidiaries as of December 31, 1993 and 1992, the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included herein.


                                          COOPERS & LYBRAND


Los Angeles, California
February 24, 1994, except
for Note 15, as to which
the date is March 24, 1994

                           SPI PHARMACEUTICALS, INC.

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1993 AND 1992

                                     ASSETS

                                                                      1993             1992
                                                                  ------------     ------------
Current Assets:
  Cash and cash equivalents.....................................  $ 14,777,000     $ 38,054,000
  Restricted cash...............................................            --       15,200,000
  Marketable securities (used to collateralize
     $10,000,000 note payable)..................................    32,587,000               --
  Receivables, net..............................................    43,277,000       78,032,000
  Inventories, net..............................................   107,196,000       91,109,000
  Prepaid expenses and other current assets.....................    10,925,000       13,568,000
                                                                  ------------     ------------
     Total current assets.......................................   208,762,000      235,963,000
Property, plant and equipment, net..............................    78,718,000       81,494,000
Other assets....................................................    12,873,000       13,749,000
                                                                  ------------     ------------
Goodwill........................................................     1,664,000        2,012,000
                                                                  ------------     ------------
                                                                  $302,017,000     $333,218,000
                                                                   ===========      ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable.................................................  $ 14,360,000     $ 16,322,000
  Current portion of long-term debt.............................     3,866,000        4,292,000
  Trade payables................................................    13,951,000       37,526,000
  Accrued liabilities...........................................    17,700,000       23,581,000
  Current portion of payable to ICN.............................    18,313,000       20,160,000
  Income taxes payable..........................................    13,313,000       13,140,000
                                                                  ------------     ------------
     Total current liabilities..................................    81,503,000      115,021,000
  Long-term debt, less current portion..........................    16,980,000       21,016,000
  Payable to ICN, less current portion..........................            --       10,273,000
  Other liabilities and deferred income taxes...................     6,226,000       10,241,000
  Minority interest.............................................    41,429,000       41,240,000
  Commitments and Contingencies Stockholders' equity:
  Common stock, $.01 par value; 38,000,000 shares authorized;
     20,101,000 and 17,890,000 shares issued and outstanding at
     December 31, 1993 and 1992, respectively...................       202,000          179,000
  Additional capital............................................    91,449,000       62,403,000
  Retained earnings.............................................    70,973,000       74,787,000
  Foreign currency translation adjustment.......................    (6,745,000)      (1,942,000)
                                                                  ------------     ------------
     Total stockholders' equity.................................   155,879,000      135,427,000
                                                                  ------------     ------------
                                                                  $302,017,000     $333,218,000
                                                                   ===========      ===========

 The accompanying notes are an integral part of these consolidated statements.

                           SPI PHARMACEUTICALS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                       1993             1992             1991
                                                   ------------     ------------     ------------
Net sales........................................  $403,957,000     $476,118,000     $364,358,000
Cost of sales....................................   211,923,000      208,745,000      173,554,000
                                                   ------------     ------------     ------------
     Gross profit................................   192,034,000      267,373,000      190,804,000
Selling, general and administrative expenses.....   131,069,000      170,313,000       99,942,000
Royalties to affiliates, net.....................     6,121,000        5,511,000        4,377,000
Research and development costs...................    11,516,000        7,836,000        4,901,000
Translation and exchange (gains) losses, net.....    (3,282,000)      25,039,000        6,697,000
Interest income..................................    (8,033,000)      (9,679,000)      (3,678,000)
Interest expense.................................    23,750,000       13,065,000        8,965,000
Other expense, net...............................     3,826,000        2,082,000       16,757,000
                                                   ------------     ------------     ------------
  Income before provision for income taxes and
     minority interest...........................    27,067,000       53,206,000       52,843,000
Provision for income taxes.......................     5,368,000        9,095,000       10,852,000
Minority interest................................       189,000        9,608,000       11,865,000
                                                   ------------     ------------     ------------
Net income.......................................  $ 21,510,000     $ 34,503,000     $ 30,126,000
                                                   ------------     ------------     ------------
Net income per share.............................  $       1.08     $       1.76     $       1.57
                                                    ===========      ===========      ===========

 The accompanying notes are an integral part of these consolidated statements.

                           SPI PHARMACEUTICALS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                           COMMON STOCK
                                      ----------------------                                      FOREIGN CURRENCY
                                       NUMBER OF                ADDITIONAL                          TRANSLATION
                                        SHARES       AMOUNT      CAPITAL      RETAINED EARNINGS     ADJUSTMENTS         TOTAL
                                      -----------   --------   ------------   -----------------   ----------------   ------------
BALANCE AT NOVEMBER 30, 1990........   15,638,000   $156,000   $ 50,062,000     $  43,652,000       $  2,065,000     $ 95,935,000
December 1990 net loss..............           --         --             --           (50,000)                --          (50,000)
Proceeds from the exercise of stock
  options...........................      594,000      6,000      3,086,000                --                 --        3,092,000
Translation adjustments.............           --         --             --                --            (78,000)         (78,000)
Temporary treasury stock holdings in
  connection with the acquisition of
  ICN Galenika......................   (1,101,000)   (11,000)   (35,627,000)               --                 --      (35,638,000)
Common stock issued in connection of
  ICN Galenika .....................    1,200,000     12,000      8,988,000                --                 --        9,000,000
Acquisition of intangibles from an
  affiliate.........................           --         --     (1,600,000)               --                 --       (1,600,000)
Tax benefit of stock options
  exercised.........................           --         --      2,308,000                --                 --        2,308,000
Cash dividends ($.89 per share).....           --         --             --       (14,961,000)                --      (14,961,000)
Net income..........................           --         --             --        30,126,000                 --       30,126,000
                                      -----------   --------   ------------   -----------------   ----------------   ------------
BALANCE AT DECEMBER 31, 1991........   16,331,000    163,000     27,217,000        58,767,000          1,987,000       88,134,000
Proceeds from the exercise of stock
  options...........................      327,000      3,000      2,175,000                --                 --        2,178,000
Translation adjustments.............           --         --             --                --         (3,929,000)      (3,929,000)
Sale of temporary treasury stock
  holdings in connection with the
  acquisition of ICN Galenika.......      900,000      9,000     28,619,000                --                 --       28,628,000
Tax benefit of stock options
  exercised.........................           --         --        956,000                --                 --          956,000
Cash dividends ($.78 per share).....           --         --             --       (15,043,000)                --      (15,043,000)
Effect of stock dividend issued in
  January 1993......................      332,000      4,000      3,436,000        (3,440,000)                --               --
Net income..........................           --         --             --        34,503,000                 --       34,503,000
                                      -----------   --------   ------------   -----------------   ----------------   ------------
BALANCE AT DECEMBER 31, 1992........   17,890,000    179,000     62,403,000        74,787,000         (1,942,000)     135,427,000
Proceeds from the exercise of stock
  options...........................      461,000      5,000      2,410,000                --                 --        2,415,000
Translation adjustments.............           --         --             --                --         (4,803,000)      (4,803,000)
Tax benefit of stock options
  exercised.........................           --         --        727,000                --                 --          727,000
Cash dividends ($.25 per share).....           --         --             --        (4,690,000)                --       (4,690,000)
Effect of 1993 quarterly stock
  dividends.........................    1,121,000     11,000     16,106,000       (16,117,000)                --               --
Effect of stock dividend issued in
  January 1994......................      276,000      3,000      4,514,000        (4,517,000)                --               --
Common stock issued for payment of
  ICN debt..........................      200,000      2,000      3,073,000                --                 --        3,075,000
Common stock issued for
  acquisition.......................      153,000      2,000      2,216,000                --                 --        2,218,000
Net income..........................           --         --             --        21,510,000                 --       21,510,000
                                      -----------   --------   ------------   -----------------   ----------------   ------------
BALANCE AT DECEMBER 31, 1993........   20,101,000   $202,000   $ 91,449,000     $  70,973,000       $ (6,745,000)    $155,879,000
                                      ============  =========  =============   ==============     ==============     =============

 The accompanying notes are an integral part of these consolidated statements.

                           SPI PHARMACEUTICALS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                      1993             1992           1991
                                                                  ------------     ------------   ------------
Cash flows from operating activities:
  Net income....................................................  $ 21,510,000     $ 34,503,000   $ 30,126,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...............................     8,513,000        6,770,000      7,928,000
    Allowance for losses on accounts receivable.................    11,261,000       48,312,000      6,740,000
    Write-off of goodwill and intangibles.......................            --               --      9,102,000
    Write-off of fixed assets...................................            --               --      1,664,000
    Foreign exchange (gains) losses, net........................    (3,282,000)      14,739,000      6,697,000
    (Gain) loss on sale of fixed assets.........................      (194,000)         151,000       (356,000)
    Increase in inventory allowances............................     4,252,000        2,456,000      2,608,000
    Income taxes contributed by ICN.............................            --               --      2,308,000
    Other non-cash losses.......................................     1,312,000               --         95,000
    Minority interest...........................................       189,000        9,608,000     11,865,000
    Change in assets and liabilities net of effects from
       purchase of acquired companies:
    Receivables.................................................    19,968,000       19,151,000    (74,017,000)
    Inventories.................................................   (15,388,000)     (37,491,000)    10,192,000
    Prepaid expenses and other current assets...................     3,164,000       (4,640,000)   (13,591,000)
    Deferred income taxes.......................................    (1,673,000)       1,741,000     16,560,000
    Trade payables and accrued liabilities......................   (29,331,000)     (25,448,000)    37,966,000
    Income taxes payable........................................     1,795,000        5,711,000        342,000
    Other liabilities...........................................    (3,889,000)     (45,845,000)       566,000
                                                                  ------------     ------------   ------------
    Net cash provided by operating activities...................    18,207,000       29,718,000     56,795,000
                                                                  ------------     ------------   ------------
Cash flows from investing activities:
  Capital expenditures..........................................    (8,431,000)     (11,610,000)   (19,051,000)
  Proceeds from sale of fixed assets............................     1,131,000        1,252,000        801,000
  Purchase of marketable securities.............................   (33,899,000)              --             --
  Utilization of net operating loss carryforwards from
    acquired subsidiaries.......................................            --               --      1,174,000
  (Increase) decrease in restricted cash........................    15,200,000      (15,200,000)            --
  Payments for purchase of acquired companies and product
    lines.......................................................            --               --    (14,453,000)
  Other, net....................................................       205,000          222,000       (104,000)
                                                                  ------------     ------------   ------------
    Net cash used in investing activities.......................   (25,794,000)     (25,336,000)   (31,633,000)
                                                                  ------------     ------------   ------------
Cash flows from financing activities:
  Net increase (decrease) in borrowings under line of
    credit arrangements.........................................    (1,487,000)       4,270,000      5,860,000
  Proceeds from issuance of long-term debt......................     4,207,000        9,588,000      1,891,000
  Payments on long-term debt....................................    (4,644,000)      (7,285,000)      (322,000)
  Payments to ICN...............................................   (13,662,000)     (14,987,000)   (19,278,000)
  Proceeds from stock issuances.................................     2,415,000       32,994,000      3,092,000
  Dividends paid to minority stockholders.......................    (2,531,000)      (7,525,000)    (4,180,000)
                                                                  ------------     ------------   ------------
    Net cash provided by (used in) financing activities.........   (15,702,000)      17,055,000    (12,937,000)
                                                                  ------------     ------------   ------------
Effect of exchange rate changes on cash.........................        12,000          (54,000)      (322,000)
                                                                  ------------     ------------   ------------
Net increase (decrease) in cash and cash equivalents............   (23,277,000)      21,383,000     11,903,000
Cash and cash equivalents at beginning of year..................    38,054,000       16,671,000      4,768,000
                                                                  ------------     ------------   ------------
Cash and cash equivalents at end of year........................  $ 14,777,000     $ 38,054,000   $ 16,671,000
                                                                  =============    =============  =============

 The accompanying notes are an integral part of these consolidated statements.

                           SPI PHARMACEUTICALS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1993

1. RELATIONSHIP WITH ICN PHARMACEUTICALS, INC., ICN BIOMEDICALS, INC. AND VIRATEK, INC.:

     SPI Pharmaceuticals, Inc. ("SPI" or the "Company") was incorporated on November 30, 1981, as a wholly-owned subsidiary of ICN Pharmaceuticals, Inc. ("ICN") and is 39%-owned by ICN at December 31, 1993. ICN Biomedicals, Inc. ("Biomedicals") is 69%-owned by ICN and Viratek, Inc. ("Viratek") is 63%-owned by ICN at December 31, 1993.

     During 1993, ICN sold 1,618,200 shares of the Company's common stock for an aggregate sales price of $19,995,000 in open market transactions and privately negotiated sales. During 1992, ICN sold 690,000 shares of the Company's common stock for an aggregate sales price of $13,786,000 in open market transactions and privately negotiated sales and in 1991 used 1,468,000 shares in the formation of ICN Galenika, of which 1,200,000 shares were sold for cash during 1992 by ICN Galenika.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Reclassifications

     Certain prior year items have been reclassified to conform with the current year presentation.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and all subsidiaries after elimination of all significant intercompany account balances and transactions. ICN Galenika has been consolidated since the effective date of acquisition, May 1, 1991 (see Note 11 of Notes to Consolidated Financial Statements).

  Goodwill

     The difference between the purchase price and the fair value of net assets purchased at the date of acquisition is included in the accompanying Consolidated Balance Sheets as Goodwill. Goodwill amortization periods are five years for single product line businesses acquired through November 30, 1986, and 10 to 23 years for certain businesses acquired in 1987, which have other intangibles (patents, trademarks, etc.), and whose values and lives can be reasonably estimated. The Company periodically evaluates the carrying value of goodwill including the related amortization periods. The Company determines whether there has been impairment, if any, by comparing the anticipated undiscounted future operating income of the acquired entity with the carrying value of the goodwill. In 1991, goodwill was reduced by $1,174,000 due to the utilization for federal income tax purposes of net operating loss ("NOL") carryforwards from domestic subsidiaries acquired in 1987 (see Note 4 of Notes to Consolidated Financial Statements).

  Cash and Cash Equivalents

     Cash and cash equivalents at December 31, 1993 and 1992, includes $1,247,000 and $45,362,000, respectively, of commercial paper and bonds, both of which have maturities of three months or less. For purposes of the Statements of Cash Flows, the Company considers highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount of those assets approximates fair value due to the short-term maturity of these instruments. Of the above cash and cash equivalents at December 31, 1992, $15,200,000 was utilized to guarantee ICN Galenika's raw material purchases and to collateralize notes payable, and is reflected as restricted cash.

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

  Marketable Securities

     Marketable securities, which consist of bond investments, are stated at the lower of cost of market, based upon quoted market prices. Unrealized gains and losses on marketable securities are charged to income. Realized gains or losses are determined on the specific identification method and are reflected in income. Marketable securities had an aggregate cost at December 31, 1993, of $33,899,000. A valuation allowance in the amount of $1,312,000 has been recorded to reduce the carrying amount of the portfolio to fair value, which represents the net unrealized loss included in the determination of net income for 1993. These investments are used to collateralize a note payable of $10,000,000.

  Inventories

     Inventories, which include material, direct labor and factory overhead, are stated at the lower of cost or market. Cost is determined on a first-in, first-out ("FIFO") basis.

  Property, Plant and Equipment

     The Company primarily uses the straight-line method for depreciating property, plant and equipment over their estimated useful lives. Buildings and related improvements are depreciated from 7-50 years, machinery and equipment from 5-15 years, furniture and fixtures from 5-10 years, and leasehold improvements are amortized over their useful lives, limited to the life of the lease.

     The Company follows the policy of capitalizing expenditures that materially increase the lives of the related assets and charges maintenance and repairs to expense. Upon sale or retirement, the costs and related accumulated depreciation or amortization are eliminated from the respective accounts, and the resulting gain or loss is included in income.

  Notes Payable

     The Company classifies bank borrowings with initial terms of one year or less as Notes Payable. At December 31, 1993, these notes had average interest rates of 10% in Spain and 4% to 25% in Yugoslavia. The comparatively low year-end interest rates in Yugoslavia are a result of the favorable effect on variable interest rates arising from the Yugoslavian "Stabilization Program" that was started in January 1994. See Note 12 of Notes to Consolidated Financial Statements for information on the "Stabilization Program." The carrying amount of notes payable approximates fair value due to the short-term maturity of these instruments.

  Foreign Currency Translation

     The assets and liabilities of the Company's foreign operations, except those in highly inflationary economies, are translated at the end of period exchange rates. Revenues and expenses are translated at the average exchange rates prevailing during the period. The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated in Stockholders' equity. The monetary assets and liabilities of foreign subsidiaries in highly inflationary economies are remeasured into U.S. dollars at the year-end exchange rates and non-monetary assets and liabilities at historical rates. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," the Company has included in operating income all foreign exchange (gains) and losses arising from foreign currency transactions and the effects of foreign exchange rate fluctuations on subsidiaries operating in highly inflationary economies. The (gains) losses included in operations from foreign exchange translation and transactions for 1993, 1992 and 1991, were ($3,282,000), $25,039,000, and $6,697,000, respectively.

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

  Income Taxes

     In January 1993, the Company adopted SFAS 109, Accounting for Income Taxes. SFAS 109 requires an asset and liability approach be used in the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the Company's financial statements or tax returns.

  Per Share Information

     Per share information is based on the weighted average number of common shares outstanding and dilutive common share equivalents. Common equivalent shares represent shares issuable for outstanding options, on the assumption that the proceeds would be used to repurchase shares in the open market.

     In March and July 1991, the Company declared 10% and 15% stock distributions, respectively, which resulted in a 26% stock split. In January 1993, the Company issued a fourth quarter 1992 stock dividend of 2%. During 1993, the Company issued quarterly stock dividends which totaled 6%. In January 1994, the Company declared a first quarter 1994 stock dividend of 1.4%. All share and per share amounts used in computing earnings per share have been restated to reflect these stock splits and dividends. The number of shares used in the per share computations were 19,898,000 in 1993, 19,594,000 in 1992, and 19,131,000 in 1991.

3. RELATED PARTY TRANSACTIONS:

  General

     ICN controls Biomedicals and Viratek through stock ownership, voting control and board representation and is affiliated with the Company. Certain officers of ICN occupy similar positions with SPI, Biomedicals and Viratek and are affiliated with the Company. ICN, SPI, Biomedicals and Viratek (collectively, the "Affiliated Corporations") have engaged in, and will continue to engage in, certain transactions with each other.

     An Oversight Committee of the Boards of Directors of ICN, SPI, Biomedicals and Viratek reviews transactions between or among the affiliated corporations to determine whether a conflict of interest exists with respect to a particular transaction and the manner in which such a conflict can be resolved. The Oversight Committee has advisory authority only and makes recommendations to the Boards of Directors of each of the Affiliated Corporations. The Oversight Committee consists of one non-management director of each Affiliated Corporation and a non-voting chairman. The significant related party transactions have been reviewed and recommended for approval by the Oversight Committee, and approved by the respective Boards of Directors.

  Royalty Agreements

     Effective December 1, 1990, the Company entered into a royalty agreement with Viratek whereby a royalty of 20% on all sales of Virazole is paid to Viratek. Sales of Virazole for 1993, 1992 and 1991 were $29,515,000, $27,240,000 and $21,315,000, respectively, which generated royalties to Viratek for 1993, 1992 and 1991 of $5,903,000, $5,448,000 and $4,263,000, respectively.

     During 1991, the Company purchased $235,000 of Virazole from Viratek and received $2,943,000 of Virazole from Viratek at its cost.

     Under an agreement between ICN and the employer of a director of Viratek, the Company is required to pay a 2% royalty to the employer on all sales of Virazole in aerosolized form. Such royalties for 1993, 1992 and 1991 were $422,000, $430,000 and $313,000, respectively.

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     The Company markets products under license from ICN for the treatment of myasthenia gravis, a disease characterized by muscle weakness and atrophy. ICN charged the Company royalties at the rate of 9% of net sales. Effective September 1, 1990, SPI prepaid royalties to ICN in the amount of $9,590,000, which has been recorded in Other Assets and is being amortized using the straight-line method over fifteen years. There are no future royalties due to ICN for these products.

     Beginning in December 1986, the Company began selling Brown
Pharmaceuticals, Inc. products under license from ICN. ICN charges the Company royalties at the rate of 8 1/2% of net sales. During 1993, 1992 and 1991, the Company paid ICN $218,000, $65,000 and $93,000, respectively, in royalties under this agreement.

  Cost Allocations

     The Affiliated Corporations occupy ICN's facility in Costa Mesa, California. The accompanying consolidated statements of income include charges for rent and property taxes from ICN of $279,000 for each of the last three years. In addition, the costs of common services such as maintenance, purchasing and personnel are incurred by the Company and allocated to ICN, Viratek and Biomedicals based on services utilized. The total of such costs were $2,584,000 in 1993, $2,556,000 in 1992 and $2,617,000 in 1991 of which $1,733,000,
$1,679,000 and $1,568,000, were allocated to the Affiliated Corporations, respectively. It is Management's belief that the methods used and amounts allocated for facility costs and common services are reasonable based upon the usage by the respective companies.

  Investment Policy

     ICN and the Company have a policy covering intercompany advances and interest rates, and the types of investments (marketable equity securities, high yield bonds, etc.) to be made by ICN and its subsidiaries. Under this policy excess cash held by ICN's subsidiaries is transferred to ICN and, in turn, cash advances are made to ICN's subsidiaries to fund certain transactions. ICN charges or credits interest based on the amounts invested or advanced, current interest rates and the cost of capital. During 1993, 1992 and 1991, the Company was (charged) or credited interest of ($800,000), ($1,195,000), and $2,486,000 respectively. During 1993 and 1992, the Company reclassified its Biomedicals intercompany receivable of $2,333,000 and $3,631,000 and its Viratek intercompany payable of $5,228,000 and $6,332,000, respectively, to the Company's ICN intercompany account resulting in a net increase in the Company's liability to ICN of $2,041,000 and $2,701,000, respectively.

  Debt and Equity Transactions

     In accordance with its investment policy, ICN has advanced funds to the Company for acquisitions, certain investments and to provide working capital. Interest is charged on these advances at prime (6% at December 31, 1993) plus
 1/2%.

     On November 15, 1993, the Company issued 200,000 shares of common stock to ICN in exchange for reducing its debt outstanding to ICN by $3,075,000. The value of the shares issued was based on the quoted share price on the transaction date.

     On December 31, 1991, in connection with the ICN Galenika agreement, ICN, on behalf of the Company, contributed 1,468,000 shares of common stock of the Company to ICN Galenika. The transfer of the stock resulted in a liability of the Company to ICN based on the stock's fair value of $38,528,000. ICN's cost basis in the stock of $11,555,000 was used to record the Company's investment in ICN Galenika. In consolidation, the Company recorded 1,101,000 shares of stock for $8,665,000 as treasury stock which represents its 75% interest in ICN Galenika. The remaining 367,000 shares for $2,890,000 were recorded as a

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

component of minority interest and are considered issued and outstanding. Pending sale of the stock to third parties, the $26,973,000 difference between the fair value of the stock and the predecessor basis (ICN's cost) was recorded as a reduction of paid-in capital. As the stock is sold, the excess of the stock proceeds over the predecessor basis represents an additional investment by SPI, resulting in an increase in paid-in capital. During 1992, ICN Galenika sold 1,200,000 shares of SPI stock for proceeds of $30,822,000. Net of amounts attributable to minority interest, the sale of the stock increased paid-in capital and decreased treasury stock by $28,628,000.

  Other

     During 1991, the Company's Mexican subsidiary purchased inventory from Biomedicals for approximately $500,000 which was returned to Biomedicals for credit in 1992.

     During 1991, the Company acquired a manufacturing facility in Mississippi from ICN at ICN's cost of $3,114,000.

     During 1991, the Company acquired various licenses and patents from ICN and Viratek which it has contributed to ICN Galenika as part of the acquisition agreement. The Company incurred a liability to ICN and Viratek totaling $1,600,000 and a corresponding reduction of paid-in-capital.

     Following is a summary of transactions, as described above, between the Company and ICN and its subsidiaries for 1993, 1992 and 1991 (in thousands):

                                                            1993        1992         1991
                                                           -------     -------     --------
    Transactions
      Cash payments to ICN, net..........................  $13,662     $14,987     $ 19,278
      Royalties to affiliates, net.......................   (6,121)     (5,511)      (4,377)
      Purchases of Virazole from Viratek.................       --          --         (235)
      Allocation of common service costs to ICN and its
         subsidiaries....................................    1,733       1,679        1,568
      Rent and property taxes charged by ICN.............     (279)       (279)        (279)
      Interest income (expense) with affiliates..........     (800)     (1,195)       2,486
      Dividends payable to ICN...........................   (1,857)     (7,518)     (10,781)
      Transfer of Mississippi plant from ICN.............       --          --       (3,114)
      Debt to ICN arising from ICN Galenika
         transaction.....................................       --          --      (52,831)
      Transfer of intangibles and inventory from ICN and
         Viratek.........................................       --          --       (4,543)
      Return (purchase) of inventory from Biomedicals....       --         500         (500)
      Purchase of equipment from Viratek.................       --          --         (333)
      Common stock issued for payment of ICN debt........    3,075          --           --
      Federal income taxes payable to ICN................       --          --         (876)
      Payments of Viratek royalties......................       --         819           --
      Allocation of payroll costs........................       --         507          754
      December 1990 transactions, net....................       --          --         (865)
      Other, net.........................................    2,707         465        2,251
                                                           -------     -------     --------
                                                           $12,120     $ 4,454     $(52,397)
                                                           =======     =======     ========

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     The average balances due to (from) ICN were $26,439,000, $29,289,000, and $(18,326,000) for 1993, 1992 and 1991, respectively.

4.  INCOME TAXES:

     In January 1993, the Company adopted SFAS 109, Accounting for Income Taxes. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactment of changes in the tax law or rates. Previously, the Company used the SFAS 96 asset and liability approach that gave no recognition to future events other than the recovery of assets and settlement of liabilities at their carrying amounts. The adoption of SFAS 109 did not result in a cumulative effect adjustment in the consolidated statements of income.

     Pretax income from continuing operations before minority interest for the years ended December 31 consists of the following:

                                                     1993            1992            1991
                                                  -----------     -----------     -----------
    Domestic....................................  $17,322,000     $ 6,371,000     $(1,246,000)
    Foreign.....................................    9,745,000      46,835,000      54,089,000
                                                  -----------     -----------     -----------
                                                  $27,067,000     $53,206,000     $52,843,000
                                                   ==========      ==========      ==========
    The income tax provisions consist of the following:
    Current
      Foreign...................................  $ 1,929,000     $ 1,493,000     $ 2,809,000
      Federal...................................    4,197,000       5,876,000       4,331,000
      State.....................................      100,000         100,000         150,000
                                                  -----------     -----------     -----------
                                                    6,226,000       7,469,000       7,290,000
    Deferred
      Foreign...................................     (858,000)      1,185,000         472,000
      Federal...................................           --         441,000       3,090,000
      State.....................................           --              --              --
                                                     (858,000)      1,626,000       3,562,000
                                                  -----------     -----------     -----------
              Total.............................  $ 5,368,000     $ 9,095,000     $10,852,000
                                                   ==========      ==========      ==========

     The current federal tax provision has not been reduced for the tax benefit associated with the exercise of employee stock options. The tax benefit from the exercise of employee stock options was credited to paid-in capital in 1993, 1992, and 1991, in the amounts of $727,000, $956,000, and $2,308,000, respectively.

     The 1993 foreign deferred tax provision benefit relates primarily to the tax effect of litigation reserves. The 1991 federal deferred tax provision relates primarily to U.S. taxes provided on the undistributed earnings of ICN Galenika.

     During 1991, the Company provided U.S. deferred tax on the undistributed earnings of ICN Galenika due to the Company's intention to repatriate (rather than permanently reinvest) the earnings of this foreign subsidiary. However in 1992, the Company reversed the previously provided U.S. deferred tax. The U.S. deferred tax on the undistributed earnings of ICN Galenika was reversed due to the Company's intention to use these earnings to fund the Company's planned Eastern European expansion. In the future, U.S. tax will

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

only be provided on ICN Galenika's earnings when such earnings are repatriated via dividend or are deemed distributed to the Company under U.S. tax law.

     In 1987, the Company acquired certain domestic corporations with existing net operating loss ("NOL") carryforwards. On November 30, 1989, these corporations were merged into the Company and the NOL carryforwards from these subsidiaries were utilized by the Company to partially offset domestic taxable income for 1991 and 1990. The federal tax benefit of $1,174,000 related to the utilization of the NOL for 1991 was credited to goodwill.

     The primary components of the Company's net deferred tax liability at December 31, 1993, and January 1, 1993, are as follows:

                                                       DECEMBER 31, 1993      JANUARY 1, 1993
                                                       ------------------     ----------------
        Deferred tax assets:
          Inventory and other reserves...............       $  1,421              $  1,830
          Compensation not currently deductible......            330                   242
          Foreign tax credit carryover...............            700                 1,400
          Alternative minimum tax credit carryover...             --                   413
          Reserve for litigation loss................            368                    --
          Promotional expenditures...................            528                    --
          Work force reductions......................            345                    --
          Other......................................            733                 1,080
          Valuation reserve..........................         (2,307)               (4,682)
                                                          ----------          -------------
             Total deferred tax asset................          2,118                   283
        Deferred tax liabilities:
          Inventory temporary differences............          1,500                 2,401
          Unrealized currency gains..................          1,100                    --
          Other......................................            988                   616
                                                          ----------          -------------
          Total deferred tax liability...............          3,588                 3,017
                                                          ----------          -------------
          Net deferred tax liability.................       $  1,470              $  2,734
                                                       ==============         ============

     The Company's effective tax rate differs from the applicable U.S. statutory federal income tax rate due to the following:

                                                                      1993     1992     1991
                                                                      ----     ----     ----
    Statutory rate..................................................   35%      34 %    34%
    Foreign source income taxed at lower effective rates............   (5)     (23 )    (18 )
    Foreign dividend distributions..................................   --       10       --
    Utilization of foreign NOL......................................   (1)      (2 )     (1 )
    Recognition of fully reserved deferred tax debits...............   (2)      --       --
    Utilization of foreign/AMT credits..............................   (4)      (1 )     --
    Favorable audit settlement......................................   (3)      --       --
    Amortization of goodwill........................................   --       --        4
    Other, net......................................................   --       (1 )      2
                                                                      ----     ----     ----
    Effective rate..................................................   20%      17 %    21%
                                                                      ====     ====     ====

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     The Company files its federal tax return on a stand-alone basis. Prior to August 1991, the Company filed a consolidated tax return with ICN and was subject to a tax sharing agreement. In accordance with the terms of the tax sharing agreement, the Company was required to pay ICN for federal taxes otherwise payable on a stand-alone basis. The federal tax sharing agreement and consolidated federal filing terminated in August 1991 when ICN's ownership of the Company dropped below 80 percent.

     Upon leaving the consolidated group, the Company was allocated $17,000,000 of NOLs which represents the Company's share of the consolidated NOL carryforward at deconsolidation. The allocated NOL was utilized for book purposes in 1991 to reduce deferred tax liabilities resulting in a reduction of income tax expense. For tax purposes, the Company's net operating loss carryforward at December 31, 1993, is $4,279,000. The utilization of this NOL carryforward is limited to $540,000 per year until the year 2003.

     During 1993, no U.S. income or foreign withholding taxes were provided on the undistributed earnings of the Company's foreign subsidiaries with the exception of the Company's Panamanian subsidiary, Alpha Pharmaceutical, since Management intends to reinvest those amounts in the foreign operations. Included in consolidated retained earnings at December 31, 1993, is approximately $49,000,000 of accumulated earnings of foreign operations that would be subject to U.S. income or foreign withholding taxes if and when repatriated.

5. DEBT:

     Long-term debt consists of the following:

                                                               1993            1992
                                                            -----------     -----------
        Bank loans payable in Yugoslavian dinars due in
          1994
          with interest ranging from 13% to 170%..........  $    77,000     $    90,000
        Interest-free option payable in Spanish pesetas
          to Spanish government, due in 1994..............      599,000       1,483,000
        Mortgage payable in Spanish pesetas, with interest
          at
          14.25% adjusted annually, interest and
          principal payable monthly through 2000..........    2,461,000       3,340,000
        Bank credit lines and long-term loans with
          interest at
          14%-16% adjusted annually, payable in Spanish
          pesetas, principal due in installments through
          1999............................................   12,221,000      14,460,000
        Mortgage payable to bank in Dutch guilders with
          interest
          at 9.4%, due in 2001 ...........................      615,000         744,000
        Bank loan payable in Mexican pesos with a variable
          interest rate currently at 27%, interest and
          principal
          payable monthly through 1998....................    3,530,000       3,753,000
        U.S. mortgage with interest at 8.125%, interest
          and
          principal payable monthly through 2003..........    1,295,000       1,382,000
        Industrial revenue bond, with interest at 10%,
          interest and principal payable annually through
          1999............................................       48,000          56,000
                                                            -----------     -----------
                                                             20,846,000      25,308,000
        Less current portion..............................    3,866,000       4,292,000
                                                            -----------     -----------
             Total........................................  $16,980,000     $21,016,000
                                                             ==========      ==========

     Annual aggregate maturities of long-term debt, subsequent to December 31, 1993, are as follows: 1994 -- $3,866,000; 1995 -- $3,628,000;
1996 -- $4,604,000; 1997 -- $1,996,000; 1998 -- $1,084,000 and $5,668,000
thereafter.

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

     The Spanish mortgage and bank credit lines and long-term loans totaling $14,682,000, which approximates fair value, are collateralized by accounts receivable totaling $3,909,000 and land and building with a net book value totaling $11,252,000.

     The mortgage payable of $615,000 in Dutch guilders is collateralized by land and buildings with a net book value of $895,000. The fair value of this note payable at December 31, 1993, was $736,000. The Mexican bank variable interest rate loan payable of $3,530,000 is collateralized by fixed assets with a net book value of $11,432,000. The U.S. mortgage of $1,295,000 is collateralized by land and buildings with a net book value of $3,590,000. The U.S. mortgage amount of $1,295,000 represents its fair value.

     The fair value of the Company's debt is estimated based on current rates available to the Company for debt of the same remaining maturities. The carrying amount of all short-term and variable interest rate borrowings approximates fair value.

     Subsidiaries of the Company have short and long-term lines of credit aggregating $17,147,000, of which $7,220,000 was outstanding at December 31, 1993.

6. COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company is a defendant in certain consolidated class actions pending in the United States District Court for the Southern District of New York entitled In re Paine Webber Securities Litigation (Case No. 86 Civ. 6776 (VLB); In re ICN/Viratek Securities Litigation (Case No. 87 Civ. 4296 (VLB)). The plaintiffs represent alleged classes of persons who purchased ICN, Viratek or SPI common stock during the period January 7, 1986 to and including April 15, 1987. In their memorandum of law, dated February 4, 1994, the ICN defendants argue that class certification may only be granted for purchasers of ICN common stock for the period August 12, 1986 through February 20, 1987 and for purchasers of Viratek common stock for the period December 9, 1986 through February 20, 1987. The ICN defendants assert that no class should be certified for purchasers of common stock of SPI for any period. The plaintiffs allege that during such period the defendants made, or aided and abetted other defendants in making, misrepresentations of material fact and omitted to state material facts concerning the business, financial condition and future prospects of ICN, Viratek and SPI in certain public announcements, Paine Webber, Inc. research reports and filings with the Commission. The alleged misstatements and omissions primarily concern developments regarding Virazole, including the efficacy and safety of the drug and the market for the drug. The plaintiffs allege that such misrepresentations and omissions violate Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder and constitute common law fraud and misrepresentation. The plaintiffs seek an unspecified amount of monetary damages, together with interest thereon, and their costs and expenses incurred in the action, including reasonable attorneys' and experts' fees. The ICN defendants moved to dismiss the consolidated complaint in March 1988, for failure to state a claim upon which relief may be granted and for failure to plead the allegations of fraud and misrepresentation with sufficient particularity. In June 1991, the Court granted the ICN defendants' motion to dismiss the Amended Consolidated Complaint and provided the plaintiffs 30 days to replead. In July 1991, plaintiffs filed a Third Amended Complaint which contained the same substantive allegations as the Amended Consolidated Complaint. In September 1991, the ICN defendants moved to dismiss the Third Amended Complaint on the same grounds as stated above, and also moved for summary judgment. On September 18, 1992, the Court denied the ICN defendants' motion to dismiss and for summary judgment. The ICN defendant's filed their answer on February 19, 1993. On October 20, 1993, plaintiffs informed the Court that they had reached an agreement to settle with co-defendant Paine Webber, Inc. and that they would submit a proposed settlement stipulation to the Court. Expert discovery, which commenced in September 1993, is expected to conclude by

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

the end of April 1994. Plaintiffs' damages expert, utilizing assumptions and methodologies that the ICN defendants' damages experts find inappropriate under the circumstances has testified that, assuming that classes were certified for purchasers of ICN, Viratek and SPI common stock for the entire class periods alleged by plaintiffs, January 7, 1986 through April 15, 1987, and further assuming that all the plaintiff's allegations were proven, potential damages against ICN, Viratek and SPI would, in the aggregate, amount to $315,000,000. The ICN defendants' four damages experts have testified that damages are zero. Management believes, having extensively reviewed the issues in the above referenced matters, that there are strong defenses and that the Company intends to defend the litigation vigorously. While the ultimate outcome of these lawsuits cannot be predicted with certainty and an unfavorable outcome could have an adverse effect on the Company, at this time Management does not expect that these matters will have a material adverse effect on the financial position, results of operations or liquidity of the Company. All of the Company's attorney fees and other costs of this litigation are borne by ICN pursuant to an agreement between ICN and Viratek.

     In August 1992, an action was filed in United States District Court for the Southern District of New York, entitled Rossi v. ICN Pharmaceuticals, Inc. (Case No. 92 Cir. 4819 (CL6)). The plaintiffs, citing theories of product liability, negligence and strict liability in tort, alleged that birth defects in an infant were caused by the mother's exposure to Virazole during pregnancy. The case was placed on the court's "suspense calendar" pending completion of the parties' investigation of the underlying facts. Based on such investigation, the case was dismissed without prejudice pursuant to stipulation by the parties in December 1993. Per the License Agreement, SPI has indemnified Viratek and ICN for lawsuits involving the use of Virazole.

     In February 1992, an action was filed in California Superior Court for the County of Orange by Gencon Pharmaceuticals, Inc. ("Gencon") against ICN Canada Limited ("ICN Canada"), its parent, the Company, and ICN alleging breach of contract and related claims arising out of a manufacturing contract between Gencon and ICN Canada. ICN and the Company were dismissed from the action in March 1993 based on the Company's agreement to guarantee any judgment against ICN Canada. Following trial in October and November 1993, the judge signed a decision granting judgment in favor of Gencon for breach of contract in the amount of approximately $2,100,000 plus interest, costs and attorney's fees. Trial counsel has advised the Company that the decision contains serious errors of law and fact. ICN Canada intends to prosecute vigorously its post-trial motions and any necessary appeal. The Company's December 31, 1993 financial statements includes an accrual amount equivalent to what the Company believes is the maximum exposure with regard to this contingency.

     The Company is a party to a number of other pending or threatened lawsuits arising out of, or incident to, its ordinary course of business. In the opinion of Management, neither the lawsuits discussed above nor various other pending lawsuits will have a material adverse effect on the consolidated financial position or operations of the Company.

  Product Liability Insurance

     The Company could be exposed to possible claims for personal injury resulting from allegedly defective products. While to date no material adverse claim for personal injury resulting from allegedly defective products has been successfully maintained against the Company, a substantial claim, if successful, could have a material adverse effect on the Company.

7. COMMON STOCK:

     At December 31, 1993, 1,369 shares of common stock were reserved for issuance to officers, directors and key employees under the Company's 1982 Employee Incentive Stock Option Plan. The option price may not be less than fair market value at date of grant and may not have a term exceeding 10 years. At December 31,

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

1993, options for 1,369 shares were outstanding under this plan (at a price of $4.84 per share), of which 1,369 shares were exercisable. No shares were exercised during 1993. The number of shares exercised were: 1992 -- 2,322 and 1991 -- 7,000 at average prices of $5.16 and $5.27, respectively.

     In addition, at December 31, 1993, a total of 856,232 shares of common stock were reserved for issuance to officers, directors, key employees, scientific advisors and consultants under the Company's 1982 Non-Qualified Stock Option Plan. The option price may not be less than fair market value at date of grant and may not have a term exceeding 10 years. At December 31, 1993, options for 856,232 shares were outstanding under this plan (at an average price of $11.59), of which 456,887 shares were exercisable. The number of shares exercised were: 1993 -- 180,446; 1992 -- 229,153; 1991 -- 587,000, at average prices of $5.10, $7.16, and $5.16, respectively.

     At December 31, 1993, 541,292 shares of common stock were reserved for issuance to officers, directors and key employees under the Company's 1992 Employee Incentive Stock Option Plan. The option price may not be less than fair market value at date of grant and may not have a term exceeding 10 years. At December 1993, 505,838 shares were outstanding under this plan (at an average price of $16.78 per share), of which 89,899 shares were exercisable.

     In addition, at December 31, 1993, a total of 1,483,007 shares of common stock had been granted to officers, directors, key employees, scientific advisors and consultants under the Company's 1992 Non-Qualified Stock Option Plan. The option price per share may not be less than the fair value at date of grant and may not have a term exceeding 10 years. Of these shares, a total of 1,082,586 shares were reserved and outstanding under this plan and 400,421 shares were not reserved and outstanding under this plan at the time of grant, but were granted to key employees pursuant to authorization by the Board of Directors, subject to the approval of the shareholders at the next meeting of shareholders' to be held in 1994. At December 31, 1993, the average price per share of the shares granted was $21 and 551,438 options were exercisable.

     In addition to those shares reserved for the above noted plans, 342,422 shares were reserved for certain officers of the Company. At December 31, 1993, options for 62,290 were outstanding and exercisable at an average price of $4.84. The number of shares exercised were: 1993 -- 280,132 and 1992 -- 102,000, at an average price of $4.84 and $5.13, respectively.

     On January 13, 1993, the Company's Board of Directors approved a fourth quarter 1992 stock dividend of 2%. During 1993, the Company issued quarterly stock dividends which totaled 6%. In January, 1994, the Company declared a first quarter 1994 stock dividend of 1.4%. Accordingly, all numbers of common shares, except shares authorized, stock option data and per share data have been restated to reflect the dividends. Fractional shares resulting from the dividends will be settled in cash.

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

8.  DETAIL OF CERTAIN ACCOUNTS:

                                                              1993             1992
                                                          ------------     ------------
        RECEIVABLES, NET:
          Trade accounts receivable.....................  $ 47,956,000     $ 81,331,000
          Other receivables.............................     2,954,000        6,889,000
                                                          ------------     ------------
                                                            50,910,000       88,220,000
          Allowance for doubtful accounts...............    (7,633,000)     (10,188,000)
                                                          ------------     ------------
                                                          $ 43,277,000     $ 78,032,000
                                                           ===========      ===========
        INVENTORIES, NET:
          Raw materials and supplies....................  $ 57,148,000     $ 27,297,000
          Work-in-process...............................    12,541,000       11,284,000
          Finished goods................................    37,507,000       52,528,000
                                                          ------------     ------------
                                                          $107,196,000     $ 91,109,000
                                                           ===========      ===========
        PROPERTY, PLANT AND EQUIPMENT:
          Land..........................................  $  4,891,000     $  5,392,000
          Buildings.....................................    46,477,000       47,955,000
          Machinery and equipment.......................    44,385,000       41,521,000
          Furniture and fixtures........................     7,403,000        6,995,000
          Leasehold improvements........................     1,269,000        1,127,000
          Construction in progress......................     4,490,000        3,052,000
                                                          ------------     ------------
                                                           108,915,000      106,042,000
          Accumulated depreciation and amortization.....   (30,197,000)     (24,548,000)
                                                          ------------     ------------
                                                          $ 78,718,000     $ 81,494,000
                                                           ===========      ===========
        OTHER ASSETS:
          Prepaid royalties.............................  $  6,395,000     $  6,883,000
          Patents and trademarks, net of accumulated
             amortization...............................     2,346,000        2,139,000
          Other.........................................     4,132,000        4,727,000
                                                          ------------     ------------
                                                          $ 12,873,000     $ 13,749,000
                                                           ===========      ===========
        ACCRUED LIABILITIES:
          Payroll and related items.....................  $  8,278,000     $  9,045,000
          Professional fees.............................       387,000          758,000
          Royalties.....................................       810,000          828,000
          Interest......................................       111,000        1,935,000
          Taxes.........................................       139,000        1,786,000
          Other.........................................     7,975,000        9,229,000
                                                          ------------     ------------
                                                          $ 17,700,000     $ 23,581,000
                                                           ===========      ===========

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

                                                              1993             1992
                                                          ------------     ------------
        OTHER LIABILITIES AND DEFERRED INCOME TAXES:
          Deferred income taxes.........................    $1,470,000      $ 2,734,000
          Redundancy cost...............................            --        4,854,000
          Accrued litigation settlements and damages....       988,000               --
          Other.........................................     3,768,000        2,653,000
                                                           -----------     ------------
                                                            $6,226,000      $10,241,000
                                                           -----------     ------------
                                                           -----------     ------------

                                                 1993            1992            1991
                                              -----------     -----------     -----------
        INTEREST:
          Interest (income).................  $(5,983,000)    $(6,599,000)    $   (41,000)
          Interest (income) -- affiliates...   (2,050,000)     (3,080,000)     (3,637,000)
                                              -----------     -----------     -----------
                                              $(8,033,000)    $(9,679,000)    $(3,678,000)
                                               ==========      ==========      ==========
          Interest expense..................  $20,900,000     $ 8,790,000     $ 7,814,000
          Interest expense -- affiliates....    2,850,000       4,275,000       1,151,000
                                              -----------     -----------     -----------
                                              $23,750,000     $13,065,000     $ 8,965,000
                                               ==========      ==========      ==========

     It is the Company's policy to segregate significant non-operating items and report them separately as Other expense, net, as follows:

                                                 1993            1992            1991
                                              -----------     -----------     -----------
        Litigation settlements and
          damages...........................  $   988,000     $   447,000     $   621,000
        Profit sharing plan expense in
          Mexico............................      557,000         419,000         222,000
        Amortization of goodwill............      248,000         677,000         818,000
        Employee severance in Spain.........    1,000,000              --              --
        Write-down and other costs for
          domestic Nutritional Group........           --              --      10,878,000
        (Gain) loss on sale of fixed
          assets............................     (194,000)        151,000        (356,000)
        Write-off of prepaid royalties......           --              --       1,503,000
        Facility relocation expenses in
          Spain.............................           --              --       2,198,000
        Unrealized loss on marketable
          securities........................    1,312,000              --              --
        Other, net..........................      (85,000)        388,000         873,000
                                              -----------     -----------     -----------
                                              $ 3,826,000     $ 2,082,000     $16,757,000
                                               ==========      ==========      ==========

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

9. GEOGRAPHIC DATA:

     The Company operates in the pharmaceutical industry, which includes the production and marketing of proprietary pharmaceutical products, nutritional supplements and optical products.

     The following tables set forth the amounts of net sales, income before provision for income taxes and minority interest and identifiable assets of the Company by geographical areas for 1993, 1992 and 1991 (in thousands):

                                                           1993         1992         1991
                                                         --------     --------     --------
    SALES
      United States(1)...............................    $ 62,008     $ 53,102     $ 51,543
      Yugoslavia.....................................     239,832      325,903      224,782
      Mexico.........................................      57,782       48,654       41,691
      Western Europe.................................      30,601       34,290       31,353
      Canada.........................................      13,734       14,169       14,989
                                                         --------     --------     --------
              Total..................................    $403,957     $476,118     $364,358
                                                         ========     ========     ========
    INCOME (LOSS) BEFORE INTEREST, PROVISION FOR
      INCOME TAXES AND MINORITY INTEREST
      United States..................................    $ 25,756     $ 17,593     $  3,045(2)
      Yugoslavia.....................................      11,828       37,692       57,190
      Mexico.........................................       7,371        3,772        1,249(3)
      Western Europe.................................       4,079        3,871          513(4)
      Canada.........................................         851        1,869        1,427
      Corporate(5)...................................      (7,101)      (8,205)      (5,294)
                                                         --------     --------     --------
      Income before interest, provision for income
         taxes and minority interest.................      42,784       56,592       58,130
      Net interest expense...........................      15,717        3,386        5,287
                                                         --------     --------     --------
              Income before provision for income
                taxes and minority interest..........    $ 27,067     $ 53,206     $ 52,843
                                                         ========     ========     ========
    IDENTIFIABLE ASSETS:
      United States..................................    $ 38,764     $ 34,775     $ 44,203
      Yugoslavia.....................................     180,055      215,282      217,330
      Mexico.........................................      33,874       32,085       21,535
      Western Europe.................................      33,284       40,719       45,519
      Canada.........................................       6,155        6,818        8,318
      Corporate......................................       9,885        3,539           --
                                                         --------     --------     --------
              Total..................................    $302,017     $333,218     $336,905
                                                         ========     ========     ========

- ------------------------

(1) Export sales shipped from the United States for 1993, 1992 and 1991 were $6,166,000, $4,824,000, and $3,576,000, respectively.

(2) During 1991, the Company wrote off goodwill, inventory and other assets totaling $13,124,000, of which $10,878,000 relates to the domestic nutritional group.

(3) During 1991, the Mexico subsidiary wrote off $909,000 of inventory.

(4) During 1991, the Western European group wrote off $1,051,000 in inventory and receivables.

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

(5) Corporate includes corporate general and administrative expenses and other non-operating income and expense. Corporate identifiable assets are not determinable for 1991.

     During the year ended December 31, 1993, approximately 68% of ICN Galenika's sales were to the Federal Republic of Yugoslavia or government sponsored entities. At December 31, 1993, there were no significant receivables from the Yugoslavian government, however future sales of ICN Galenika could be dependent on the ability of the Yugoslavian government to generate cash to purchase pharmaceuticals and the continuation of its current policy to buy products from ICN Galenika. No other customer accounts for more than 10% of the Company's net sales.

10. SUPPLEMENTAL CASH FLOWS DISCLOSURES:

  Non-cash Transactions

     In September 1993, the Company issued 200,000 shares of common stock to ICN in exchange for reducing its debt outstanding to ICN by $3,075,000.

     During 1993 and 1992, the Company issued common stock dividends of $20,634,000 and $3,440,000, respectively.

     Cash and non-cash financing activities consisted of the following in 1991 (in thousands):

ICN GALENIKA

            Assets.................................................    $ 162,581
            Liabilities and minority interest......................     (104,280)
                                                                       ---------
                                                                          58,301
            Stock contributed by ICN...............................      (11,555)
            Obligation to ICN Galenika.............................      (13,550)
            Fees and expenses......................................       (3,000)
            Issuance of stock to employees.........................       (9,000)
            Other consideration....................................       (6,743)
                                                                       ---------
                      Cash paid....................................    $  14,453
                                                                       =========

     The following table sets forth the amounts of interest and income taxes paid during 1993, 1992 and 1991 (in thousands):

                                                       1993        1992       1991
                                                      -------     ------     ------
            Interest paid...........................  $11,203     $5,565     $6,729
                                                      =======     ======     ======
            Income taxes paid.......................  $ 3,156     $1,730     $2,324
                                                      =======     ======     ======

11. ACQUISITION:

     Effective May 1, 1991, SPI formed a new joint company with Galenika Pharmaceuticals headquartered in Belgrade, Yugoslavia. The joint company, ICN Galenika, is 75%-owned by the Company and 25%-owned by Galenika Holding ("Galenika Holding"). Galenika, the leading pharmaceutical company in Yugoslavia, produces, markets and distributes over 450 pharmaceutical, veterinary, dental and other products in Yugoslavia, Eastern Europe and Russia.

     In connection with the agreement, the Company contributed assets totaling $58,301,000, consisting of $14,453,000 cash, an obligation to pay $13,550,000 and 1,200,000 unregistered shares of common stock of the

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

Company issued to the employees ("owners" in Socialist Yugoslavia) of Galenika Holding with a fair value of $9,000,000. On December 31, 1991, ICN, on behalf of SPI, contributed: 1,468,000 shares of SPI common stock to ICN Galenika with a cost basis of $11,555,000; the minority interest share of the excess of the fair value of the common stock of the Company contributed by ICN and ICN's cost basis equaling $6,743,000; and acquisition costs of $3,000,000. Under the terms of the ICN Galenika agreement, SPI had an obligation to contribute, in part, $50,000,000 in cash and either 1,200,000 shares of SPI stock or $12,000,000 in cash. However, the agreement was subsequently changed in December 1991 whereby ICN, on behalf of SPI, contributed shares of SPI stock in lieu of the $40,000,000 (after a cash payment of $10,000,000) and SPI issued 1,200,000 shares of SPI stock in lieu of cash, to comply with the original intent of the parties.

     The ICN Galenika transaction has been accounted for by the purchase method of accounting, and accordingly, the Company's investment has been allocated, based on the Company's ownership percentage, to the assets acquired and the liabilities assumed based on the estimated fair values at the effective date of formation, May 1, 1991. Assuming that the acquisition of ICN Galenika occurred at the beginning of the year, the Company's 1991 pro forma revenues for the full year ended December 31, 1991, would have been $452,460,000 with net income of $44,096,000. The pro forma information presented does not purport to be indicative of the results that would have been obtained if the operations were combined during the year presented and is not intended to be a projection of future results or trends.

     In connection with the ICN Galenika transaction, the Company changed its fiscal year end from November 30 to December 31, which conforms to ICN Galenika's year end. The Company's separate results of operation for the month of December 1990, therefore, are not reflected in the statement of income but have been charged directly to retained earnings.

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

12. ICN GALENIKA:

     The summary balance sheets of ICN Galenika as of December 31, 1993 and 1992, and the summary income statements for the years ended December 31, 1993, 1992 and the eight months ended December 31, 1991, are presented below.

                      ICN GALENIKA SUMMARY BALANCE SHEETS

                        AS OF DECEMBER 31, 1993 AND 1992
                                 (IN THOUSANDS)

                                                                   1993         1992
                                                                 --------     --------
        Cash...................................................  $  7,542     $ 34,787
        Restricted cash........................................        --       15,200
        Marketable securities (used to collateralize
          $10,000,000 note payable)............................    32,587           --
        Receivables, net.......................................     7,650       41,549
        Inventories, net.......................................    88,392       74,033
        Other current assets...................................    21,120       25,305
        Long-term assets.......................................    38,264       39,202
                                                                 --------     --------
                                                                 $195,555     $230,076
                                                                 ========     ========
        Current liabilities....................................  $ 18,400     $ 41,258
        Non-current liabilities................................    40,802       53,034
        Stockholders' Equity...................................   136,353      135,784
                                                                 --------     --------
                                                                 $195,555     $230,076
                                                                 ========     ========

                   ICN GALENIKA SUMMARY STATEMENTS OF INCOME
                       BEFORE PROVISION FOR INCOME TAXES
                             AND MINORITY INTEREST

                FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND
                      EIGHT MONTHS ENDED DECEMBER 31, 1991
                                 (IN THOUSANDS)

                                                       1993         1992         1991
                                                     --------     --------     --------
        Sales......................................  $239,832     $325,903     $224,782
        Cost of sales..............................   156,189      151,918      118,456
                                                     --------     --------     --------
        Gross profit...............................    83,643      173,985      106,326
        Operating expenses.........................    83,160      107,504       49,134
        Translation and exchange losses, net.......       173       27,963        6,434
                                                     --------     --------     --------
        Income before provision for income taxes
          and minority interest....................  $    310     $ 38,518     $ 50,758
                                                     ========     ========     ========

  Sanctions

     A substantial majority of ICN Galenika's business is conducted in the Federal Republic of Yugoslavia (Serbia and Montenegro). On May 30, 1992, the UNSC adopted a resolution that imposed economic

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

sanctions on the Federal Republic of Yugoslavia and on April 17, 1993, the UNSC adopted a resolution that imposed additional economic sanctions on the Federal Republic of Yugoslavia. On April 26, 1993, the United States issued an executive order that implemented the additional sanctions pursuant to the United Nations resolution. The new sanctions continue to specifically exempt certain medical supplies for humanitarian purposes, a portion of which are distributed by ICN Galenika.

     ICN Galenika continues to apply for, and has received, licenses under the new sanctions. The renewed efforts to enforce sanctions will create additional administrative burdens that will slow the shipments of licensed raw materials to Yugoslavia. Shipments of imported raw materials declined in 1993 to 38% of prior year levels. Additionally, the new sanctions have contributed to an overall deteriorating business environment in which ICN Galenika must operate.

     The new sanctions provide for the freezing of bank accounts of Yugoslavian commercial and industrial entities. The implementation of new sanctions may create a restriction on ICN Galenika's cash holdings that are maintained in a bank outside of Yugoslavia. Management believes, however, that these funds will be available for drawdowns on lines of credit for shipments specifically licensed under the new and prior sanctions. As a result of continuing political and economic instability within Yugoslavia, including the long-term impact of the sanctions, wage and price controls, and devaluations, there may be further limits on the availability of hard and local currency and consequently, an adverse impact on the future operating results of the Company.

     At December 31, 1992, ICN Galenika had cash and cash equivalents of $44,700,000, of which $15,200,000 was restricted as to use, invested with a financial institution outside of Yugoslavia. These funds have been used for letters of guarantee on ICN Galenika's raw material purchases and to collateralize the payment of dividends. During the first quarter 1993, $731,000 was withdrawn under the letters of guarantee. Before the implementation of additional sanctions in April 1993, approximately $9,885,000 was withdrawn under the letters of guarantee. In October 1993, ICN Galenika acquired marketable securities with these funds in order to maximize their interest earned. The marketable securities are maintained at the same financial institution. As of December 31, 1993, at this institution, ICN Galenika had $834,000 of hard currency and $32,587,000 of marketable securities which are used to collateralize a $10,000,000 note payable.

     In order to conserve operating cash, the wages of all ICN Galenika employees were reduced to Yugoslavian minimum wage levels beginning in the fourth quarter 1993. To help alleviate the burden of sanctions and wage reductions, the Company intends to expend funds for humanitarian aid in the form of food assistance for ICN Galenika employees. This aid will be subject to approval and licensing required by UNSC sanctions. In the first quarter 1994, the Company obtained licenses for approximately $280,000 of aid. The expenditure of future aid will be dependent on the conditions in Yugoslavia and will be subject to obtaining approval and licenses under UNSC sanctions.

  Hyperinflation and Price Controls

     Under existing Yugoslavian price controls imposed in July 1992, ICN Galenika can no longer continue the unrestricted practice of increasing selling prices in anticipation of inflation. Rather, price increases must be approved by the government prior to implementation. The imposition of price controls along with the effect of sanctions and recurring currency devaluations resulted in reduced sales levels in the last half of 1992 and for 1993. This trend of reduced sales levels is expected to continue as long as sanctions are in place. As a result of decreased sales levels, Management expects that profit margins will decrease and overall operating expenses as a percentage of sales will increase.

     As a result of the hyperinflation in Yugoslavia, the Yugoslavian government devalued the dinar on several occasions during 1993 and, on October 1, 1993, changed the denomination of the currency. The effect of the

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

devaluations, adjusted for the change in currency denomination, was to increase the exchange rate from less than one dinar per $1 U.S. at the beginning of 1993 to over one trillion dinars per $1 U.S. at the end of 1993. In anticipation of devaluations in 1993, the Company implemented a plan described below, to minimize its monetary exposure. As a result of the devaluations and subsequent exchange losses from obtaining hard currencies, ICN Galenika experienced translation losses of $173,000. While the Company cannot predict with any certainty the actual remeasurement and exchange gains or losses that may occur in 1994, such amounts may be substantial. Annual inflation is very high with some estimates of over 1 billion percent. Future devaluations are likely in the near term. At December 31, 1993, ICN Galenika's net monetary liability exposure was $2,093,000. As a result of the non-tradability of the dinar, the Company is unable to effectively hedge against the loss from devaluation.

     The Company is taking action to generate the dinar cash needed to acquire hard currency to reduce its monetary exposure. ICN Galenika has access to short-term borrowings at interest rates below the level of inflation. ICN Galenika plans to maximize its borrowings under these arrangements and use the proceeds to acquire hard currency for the purchase of inventory. This strategy will provide hard currency, accelerate the purchase of inventory to minimize the effects of inflation, and reduce future transaction losses. This strategy will also increase ICN Galenika's monetary liabilities, and lower its risk of loss from devaluations. This strategy, however, has resulted in increased interest expense in 1993 and may result in high levels of interest expense in 1994.

     In conjunction with a currency devaluation on July 23, 1993, the Yugoslavian government announced that businesses in Yugoslavia can no longer buy and sell hard currency in privately negotiated transactions. All purchases of hard currency must be made through the National Bank of Yugoslavia based on government approved allocations. This action could possibly limit the availability of hard currency in the future for ICN Galenika. However, if the government is successful in controlling access to hard currency, the Company's operations in Yugoslavia may benefit through increased allocations of hard currency. Due to the strategic nature of pharmaceutical drugs in Yugoslavia, ICN Galenika has, in the past, received relatively favorable allocations of hard currency from the government. For the year ended December 31, 1993, ICN Galenika received $12,744,000 in currency allocations.

     On January 24, 1994, the Yugoslavian government enacted a "Stabilization Program" designed to strengthen its currency. Under this program the official exchange rate of the dinar is fixed at a ratio of one dinar to one Duetsche mark. The Yugoslavian government guarantees the conversion of dinars to Duetsche marks and is able to do so by exercising restraint in the amount of dinars that it prints. Since the inception of this program the exchange rate of dinars to Duetsche marks has remained stable. The impact of this change on the future operations of ICN Galenika is uncertain.

     As required by GAAP, the Company translates ICN Galenika financial results at the dividend payment rate established by the National Bank of Yugoslavia. To the extent that changes in this rate lag behind the level of inflation, sales and expenses will, at times, tend to be inflated. Future sales and expenses can substantially increase if the timing of future devaluations falls significantly behind the level of inflation. While the impact of sanctions, price controls, and devaluations on future sales and net income cannot be determined with certainty, they may, under the present political and economic environment, result in an adverse impact in the future.

     At December 31, 1993, ICN Galenika has U.S. $33,421,000 invested with a financial institution outside of Yugoslavia. These funds came from the initial cash investment made by the Company of $14,453,000 and from the sale of the Company's stock transferred to ICN Galenika by ICN, also in conjunction with the acquisition. Under the terms of the acquisition agreement, these funds were originally intended to finance business expansion. However, in light of the current economic conditions in Yugoslavia, these funds are used

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

for letters of guarantee on ICN Galenika's raw material purchases and to collateralize the payment of dividends. These funds are encumbered by a letter of guarantee for raw material purchases, of which no amount was outstanding at December 31, 1993, and $5,200,000 was outstanding at December 31, 1992, and as collateral for $10,000,000 of loans, included in Notes Payable bearing interest at 4.5% that were issued to pay the 1992 dividend of the same amount. Other uses of these funds in the future, such as capital investment, additional letters of guarantee, or future dividends are subject to review and licensing under the UNSC sanctions. At December 31, 1993, these funds have been invested in bonds and are recorded as marketable securities which are used to collateralize a $10,000,000 notes payable. At December 31, 1992, these funds were included in cash with $15,200,000 reflected as restricted cash.

     As noted above, ICN Galenika paid a $10,000,000 dividend in 1992 of which the Company received 75% or $7,500,000. Yugoslavian law allows free distribution of earnings whether to domestic (Yugoslavian) or international investors. ICN Galenika is allowed to pay dividends out of earnings calculated under Yugoslavian Accounting Practices ("YAP"), not earnings calculated under GAAP. As a result of the current level of inflation, the accumulated YAP earnings of ICN Galenika are insignificant when stated in dollars. Future dividends from ICN Galenika will depend heavily on future earnings. Under GAAP, ICN Galenika had accumulated earnings, which are not available for distributions, of approximately $61,787,000 at December 31, 1993. However, additional repatriation of cash could be declared from contributed capital as provided for in the original purchase agreement. In 1992, the Company made the decision to no longer repatriate the earnings of ICN Galenika and instead will use these earnings for local operations and reduction of debt.

     The current political and economic conditions in Yugoslavia could continue to deteriorate to the point that the Company's investment in ICN Galenika would be threatened. Worsening political and economic conditions could also result in a situation where the Company may be unable to exercise control over ICN Galenika's operations or be unable to receive dividends from ICN Galenika. Under these conditions, the Company would no longer be able to continue to consolidate the financial information of ICN Galenika. In this situation the Company would be required to deconsolidate ICN Galenika and account for its investment using the cost method of accounting and the investment in ICN Galenika would be carried at the lower of cost or realizable value.

13. CONCENTRATIONS OF CREDIT RISK:

     Financial instruments that potentially expose the Company to concentrations of credit risk, as defined by SFAS No. 105, consist primarily of cash deposits. The Company places its cash deposits with respected financial institutions and limits the amount of credit exposure to any one financial institution, however, in connection with the acquisition of ICN Galenika, the cash contributed to ICN Galenika was required, under the terms of the agreement, to be placed on deposit in a single high credit quality financial institution outside of Yugoslavia. At December 31, 1993, ICN Galenika had hard currency of $834,000 and marketable securities of $32,587,000 on deposit with this financial institution.

14. INVESTMENT IN RUSSIA

     On October 21, 1992, the Company announced that it had concluded an agreement with the Leningrad Industrial Chemical and Pharmaceutical Association ("Oktyabr") to form a pharmaceutical joint venture in Russia, ICN Oktyabr, in which the Company will have a 75% interest. The new joint venture was registered with the Russian Federation on March 9, 1993. The joint venture represents a new business, and not the acquisition of the existing business or assets of Oktyabr. Business operations of the joint venture will commence on the completion of a business plan. Oktyabr, which recently was privatized, will contribute output from its current production facilities. The Company's contribution will be management expertise, technology, equipment, intellectual property, training and technical assistance to the new joint venture.

                           SPI PHARMACEUTICALS, INC.

                               DECEMBER 31, 1993

Because of the transition of the Russian economy into a free market oriented economy, the Company plans for a gradual phase-in of the joint venture in 1994 and 1995. During this phase-in period, the joint venture will develop training and marketing strategies and begin constructing a new manufacturing facility in 1995 that is scheduled to be fully operational in 1996. Because of this phase-in period, the Company does not expect any current material effects on it operating results, as well as, its capital resources and liquidity.

15. SUBSEQUENT EVENT

     In addition to the joint venture in Russia, on March 24, 1994, SPI entered into an Agreement with the City of St. Petersburg to acquire 15% of the outstanding shares of its joint venture partner, Oktyabr, in exchange for approximately 30,000 shares of the Company's stock. As part of this Agreement, SPI may qualify to receive newly issued shares of Oktyabr pursuant to Russian privatization regulations that will raise its total investment in Oktyabr to 43%. The issuance of these additional shares is subject to approval and completion of an "investment plan." The completion of the investment plan will not require any additional financial resources of the Company. The Company has also extended an offer to the employees of Oktyabr to exchange their Oktyabr shares for SPI shares. The Oktyabr employees currently own approximately 33% of the outstanding shares, however, the number of employees that will exchange their shares is uncertain. In the event that SPI qualifies under the investment plan to raise its investment to 43%, it is possible that a sufficient number of employees might exchange their Oktyabr shares for SPI shares so that the total SPI investment in Oktyabr would exceed 50%. If this event occurs, the Company would be required to consolidate the financial results of Oktyabr into the financial statements of the Company.

                    QUARTERLY STOCK PRICE AND DIVIDEND DATA

     The common stock is traded on the American Stock Exchange (Symbol: SPI). The common stock was first listed on NASDAQ (National Association of Securities Dealers Automated Quotation System) on October 7, 1983, and was first listed on the American Stock Exchange on July 22, 1988.


     The following table sets forth, for the periods shown, the high and low closing sales prices on the American Stock Exchange. In January 1993, the Company issued a fourth quarter 1992 stock dividend of 2%. During 1993, the Company issued quarterly stock dividends which totaled 6%. In January and May 1994, the Company declared a first quarter and second quarter 1994 stock dividend of 1.4% and 1.3%, respectively. The market prices set forth below have been retroactively adjusted for these stock dividends.



                                                                        HIGH     LOW
                                                                        ----     ---
        1992
        First Quarter.................................................    333/4   24 /16
        Second Quarter................................................    26      17 /16
        Third Quarter.................................................    203/4   15 /16
        Fourth Quarter................................................    1711/16   91/2
        1993
        First Quarter.................................................    209/16   9 /16
        Second Quarter................................................    1511/16  11  /16
        Third Quarter.................................................    173/16  111/8
        Fourth Quarter................................................    1411/16  12 /16


     As of February 18, 1994, there were 5,150 holders of record of the Company's common stock.

     The Board of Directors will continue to review the Company's dividend policy. The amount and timing of any future dividends will depend upon the profitability of the Company, the need to retain earnings for use in the development of the Company's business and other factors.

                                   APPENDIX H

                                   APPENDIX H

                                  VIRATEK INC.

                       1993 ANNUAL REPORT TO STOCKHOLDERS

                       FINANCIAL AND GENERAL INFORMATION

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                     NUMBER
                                                                                     ------
Business...........................................................................   H-1
Selected Financial Data of Viratek.................................................   H-8
Management's Discussion and Analysis of Financial Condition and Results of
  Operation........................................................................   H-9
Report of Independent Auditors.....................................................   H-12
Financial Statements
  Balance Sheets...................................................................   H-13
  Statements of Operations.........................................................   H-14
  Statements of Stockholders' Equity (Deficit).....................................   H-15
  Statements of Cash Flows.........................................................   H-16
  Notes to Financial Statements....................................................   H-17
  Quarterly Stock Price and Dividend Data..........................................   H-25

                                    BUSINESS

INTRODUCTION

     Viratek, Inc. ("Viratek" or "the Company") is principally engaged in the development of therapeutic pharmaceutical compounds derived from nucleic acids, including the broad spectrum antiviral agent ribavirin that is marketed in the United States, Canada and most of Europe under the trade name Virazole.(R)

     Beginning in fiscal 1990, management made the decision to substantially reduce the research and development activities to support the goal of a reduction in the number of research projects and a concentration on compounds and indications showing the most promise for commercial development, such as ribavirin and certain anticancer and immune stimulator agents. This decision was due in part to a reduction in the amount of funds available for research and development. In conjunction with this decision, it was determined that Viratek's only operating function would be to receive royalties on worldwide sales of ribavirin. Accordingly, Viratek significantly reduced the number of its employees and the level of management involvement. In 1992, Viratek accelerated its research and development activities and focused on clinical testing of Virazole(R) in the treatment of hepatitis C and initiating research to develop new biomedical and diagnostic products.

     During 1991 and 1990, two additional phase II studies were being performed by the Karolinska Institute and the National Institutes of Health ("NIH") regarding the efficacy of ribavirin in the treatment of chronic hepatitis C. Once the results from the studies were completed, indicating positive results, Viratek made the decision to move forward with phase III studies. In addition, as a result of Viratek's public offering in 1993, the amount of funds available for research and development activities had increased and Viratek made the decision to increase these activities. This includes a new research program focused on the detection and measurement of a group of human peptide hormones or regulators and in vitro commercial diagnostics.

     During 1993, Viratek substantially completed clinical testing of Virazole for the treatment of chronic hepatitis C and started up a new discovery program using gene specific technology to target diseases such as cancer, chronic viral infections and psoriasis.

VIRAZOLE(R) (RIBAVIRIN)

     Virazole(R) (ribavirin) is a broad spectrum antiviral agent with demonstrated clinical utility against a variety of both DNA-containing and RNA-containing viruses. As of December 31, 1993, Virazole(R) has been approved for commercial sale in over 40 countries in various formulations for various indications. Within the United States, Canada, and most of Europe, the approved form and use is presently limited to aerosol treatment of hospitalized infants and young children with severe lower respiratory tract infections due to respiratory syncytial virus ("RSV"). In other countries, Virazole(R) has been approved for treatment of one or more of the following: herpes simplex virus, varicella zoster virus (which causes both chicken pox and shingles), exanthemas diseases (chicken pox, measles), influenza, hepatitis, human immuno-deficiency virus ("HIV"), and hemorrhagic fever with renal syndrome.

     The mechanism of action of Virazole(R) appears to involve more than one process, the importance of which varies depending on the specific virus-host interaction involved. In general, the action of Virazole(R) is virustatic, leading to interruption of viral replication, rather than virucidal in which the virus would be killed directly. Depending upon the virus involved, virustasis is accomplished through inhibition of proper mRNA capping, direct inhibition of certain virus-specific enzymes, or both.

     Viral mRNA capping is required by many viruses for efficient binding of viral genomic "message" to host cell polysomes and therefore for efficient mRNA translation into proteins. Test results indicate that viral protein synthesis is significantly reduced in the presence of Virazole(R) at therapeutic levels with no observed effect on normal host cell protein synthesis.

     Certain viruses encode enzymes in their genome which are required for the virus to replicate. Direct inhibition of such enzymes without affecting host cell enzymes prevents or inhibits viral replication. Examples of viral enzymes inhibited by Virazole(R) are influenza encoded RNA dependent RNA polymerase, and HIV encoded reverse transcriptase.

     To date, Viratek is aware of no reports of virus mutants that are resistant to inhibition by Virazole(R). The emergence of resistant strains of micro-organisms and viruses to widely used therapeutic drugs is a common problem and Viratek believes that the apparent lack of this development is an important beneficial feature of Virazole(R), particularly when considering possible long-term therapy for diseases such as hepatitis C.

     Management believes that the most commercial potential for Virazole(R) in the near term is in the treatment of hepatitis C, RSV, and influenza.

HEPATITIS C

     Viratek is currently finalizing phase III clinical trials to evaluate Virazole(R) in the treatment of hepatitis C, a potentially life threatening disease in the chronic, active state.

     Hepatitis is a family of diseases characterized by inflammation of the liver. Although there are several causes of hepatitis, some of the most frequent and difficult to manage are of viral origin. Presently, there are five distinct viruses known to cause hepatitis. These have been designated hepatitis A, B, C, D and E. The disease caused by hepatitis types A and E is acute. The disease caused by types B, C and D can be either acute or chronic. Although the symptoms of acute hepatitis A and E can be quite severe, the overall prognosis is good and patients generally recover fully without significant medical intervention. Acute hepatitis caused by types B, C, and D viruses is generally less severe than that of types A and E but often progresses to chronic forms of the disease. Chronic hepatitis may initially present milder symptoms such as flu-like illness, malaise, fatigue, chills and drowsiness, but can, over time, progress insidiously. The prognosis in this case is much more severe, particularly in the case of hepatitis C, in which about half of those initially infected advance to chronic hepatitis and of those with the chronic disease 15%-25% experience ongoing liver damage (chronic active hepatitis). As many as 20% of chronic hepatitis C patients have cirrhosis and a significant but presently unknown percentage will advance to hepatocellular carcinoma ("HCC"), a form of liver cancer. The progression of hepatitis C is slow; as many as 20 years may elapse between initial infection and the development of severe life-threatening disease, such as cirrhosis or HCC, and during most of this period the patient may be completely asymptomatic.

     The degree of liver damage in hepatitis patients is estimated through quantification of liver enzymes ("ALT") circulating in the blood. When liver damage is taking place, liver cells (hepatocytes) are releasing ALT into circulation. Thus, an increased level of serum ALT is generally indicative of hepatocyte disruption and, consequently, of liver damage. Measurement of ALT levels can be performed with minimal discomfort to the patient, requiring only a blood sample. Physicians may also choose to assess liver damage directly through visualization of liver biopsy samples, but such measurement requires a significant invasive procedure.

     Chronic active hepatitis represents a progressive inflammatory disease of the liver with continued elevation of liver enzymes. Chronic active hepatitis is defined by the persistence of elevated ALT for periods exceeding six months. In chronic hepatitis C, ALT levels may exceed normal by a factor of 10 or more. Recently, rapid diagnostic tests have become available to detect antibody to the hepatitis C virus in patient's blood. The presence of antibody to HCV indicates that the patient has at some time been exposed to the virus but not necessarily that the patient is currently infected. In a patient with both a positive antibody test and elevated ALT, the probability of infection with hepatitis C is very high and virtually certain if other potential causes of hepatitis have been ruled out.

     Based on published reports, the prevalence of antibody to hepatitis C among volunteer blood donors is approximately one percent in the United States, or a projected 1,800,000 antibody positive individuals. The incidence of new infections is estimated at 170,000 annually. Viratek estimates that the total number of patients within the United States with chronic active hepatitis C is approximately 275,000. Based on published reports on the prevalence of antibody to hepatitis C among volunteer blood donors in various European countries, Viratek estimates that there are an equivalent number of patients with chronic active hepatitis C in Europe.

     At present, the only product known to Viratek approved in the United States, Japan, and Europe for treatment of hepatitis C is interferon. Several different manufacturers have received authorization to commercialize their respective brands of interferon for treatment of hepatitis C in different countries, but in the United States only a form of alpha interferon marketed by Schering Corporation is known by Viratek to have received such authorization. Treatment of hepatitis C with interferon is associated with improvement in hepatocellular injury as measured by a reduction in ALT levels and visualization of biopsy specimens. However, interferon is not universally effective and is limited by side effects such as flu-like symptoms, fatigue, depression, bone marrow suppression and autoimmune thyroid disease. Further, interferon must be administered by subcutaneous injection three times weekly for six months or more. Management believes that such limitations make the development of a treatment with more universal effectiveness, greater safety and ease of administration highly desirable.

     In 1989, Viratek completed two pilot phase II clinical studies in chronic active hepatitis types B and C. These studies were designed to assess the use of orally-administered Virazole(R) in those infections, at a dose of 1,200 mg daily for four weeks. One study was conducted at Huntington Memorial Hospital in Pasadena, California and the other at the Veteran Administration Hospital in Taipei, Taiwan. The results of these studies were sufficiently encouraging that additional phase II studies involving a longer duration of treatment were undertaken. The first of these was conducted at the Karolinska Institute in Stockholm, Sweden, and involved a 12-week course of oral Virazole(R) treatment for chronic active hepatitis C. The second was conducted by the NIH and involved a 24-week course of oral Virazole(R) for treatment of chronic active hepatitis B and C. Both the Karolinska Institute and NIH studies in hepatitis C have been completed and both indicate that administration of Virazole(R) was associated with a significant reduction of ALT in all patients treated. The NIH trial also demonstrated a reduction in hepatitis C virus titers in all treated patients. This measurement was not included in the study conducted at the Karolinska Institute. In both of these studies, as well as the earlier pilot studies, administration of Virazole(R) was not associated with any clinically relevant or therapy limiting side effects. The results of these studies were considered by both Viratek and the NIH to be sufficiently promising that both Viratek and NIH have undertaken phase III clinical studies in chronic hepatitis C. NIH has undertaken one phase III trial in the United States and Viratek has undertaken three phase III trials, one in the United States and two in Europe.

     Viratek has full access to the results of the NIH study. That study, together with Viratek-sponsored studies, if positive (as to which there can be no assurance), could form the basis for a New Drug Application ("NDA") to the Food and Drug Administration ("FDA") to approve the drug for commercial sale in the treatment of hepatitis C. Viratek has allocated approximately $4,700,000 of the proceeds of a recent public stock offering to fund Viratek's phase III clinical trials evaluating Virazole(R) in the treatment of hepatitis C and related project costs.

RESPIRATORY SYNCYTIAL VIRUS (RSV)

     RSV is a seasonal disease which occurs primarily during the months of November through April and is a common cause of respiratory infection in infants and young children. Virtually all young children are exposed to the virus and most exhibit relatively mild symptoms; however, in some cases the resulting infection becomes more severe causing lower respiratory tract disease such as bronchiolitis and pneumonia. In the United States, the resulting infection is sufficiently severe to require hospitalization of an estimated 100,000 children annually.

     Aerosolized Virazole(R) is the only pharmaceutical compound known to Viratek to be commercially available for the treatment of this infection, and has been approved by the FDA and comparable foreign agencies for sale in the United States, Canada and most of Europe to treat hospitalized infants and young children with severe lower respiratory tract infection due to RSV. In treating RSV, the drug is administered by a small particle aerosol generator, an advanced delivery system that permits direct delivery of Virazole(R) to the site of the infection.

     The Committee on Infectious Diseases of the American Academy of Pediatrics recommends that the following infants hospitalized with lower respiratory tract disease caused by RSV, be considered for ribavirin aerosol therapy: infants at risk for severe or complicated respiratory syncytial virus infections (e.g., congenital heart disease, chronic lung conditions, immunodeficiency); infants who are severely ill; infants with lower respiratory tract disease, that is not initially severe, but may be at some increased risk of progressing to a more complicated course as a result of their young age (less than six weeks); or infants where prolonged illness may exacerbate underlying conditions (e.g., multiple congenital anomalies).

INFLUENZA AND OTHER INDICATIONS

     Clinical studies using Virazole(R) aerosol for treatment of influenza A and B in adults and infants led to an approved health registration in Belgium in 1992 for marketing of Virazole(R) aerosol to treat infants and adults hospitalized with severe influenza A or B. Aerosolized Virazole(R) for the treatment of influenza A and B is also being sold in 20 other countries including Mexico, and countries in Central and South America, and Asia and the Far East.

     Clinical studies have also been conducted with Virazole(R) in other formulations for treatment of several other viral diseases. Among those diseases with respect to which clinical studies have been conducted and for which at least one governmental health regulatory agency has approved commercialization of Virazole(R) are herpes zoster; genital herpes; hemorrhagic fever with renal syndrome; Lassa Fever; measles; chicken pox; and HIV. While Viratek presently has no plans to initiate new clinical studies for any of these indications, Viratek plans, where appropriate, to utilize the existing clinical documentation to serve as the basis for any future submission of health registration dossiers to various additional governmental health authorities to expand the use of Virazole.(R)

OTHER NUCLEOSIDE COMPOUNDS

     Viratek is also seeking to develop several of its other proprietary compounds with promising profiles as anticancer and immunestimulatory agents. Based on in-house know-how, several thousand analogues of naturally occurring DNA and RNA building blocks have been synthesized and characterized in vitro and in animal models. In evaluating any potential therapeutic, efficacy has to be balanced against toxicity, and any good drug candidate should be devoid of or have a low level of induction of drug resistance.

     A promising line of research has been Viratek's study of sulphur-substituted purines, and Sulfasine(TM), a nucleoside analog which has been shown to possess a favorable ratio of efficacy versus toxicity, and to be active against several multi-drug resistant tumor cell lines. Sulfasine(TM) has been shown to be active against experimental leukemias resistant to treatment with widely used conventional therapies. Sulfasine(TM) also showed significant antimetastatic activity in mice implanted with reticulum cell sarcoma cells in the liver, lung and kidney. A preclinical study of Sulfasine(TM) has demonstrated important pharmacological properties.

     Another promising candidate is Immusine(TM) which has been shown to stimulate specific parts of the immune defense relevant for eradication of tumors. By stimulating macrophages and natural killer cells, Immusine(TM), when introduced in mice exposed to melanoma and reticulum cell carcinoma, reduced metastasis compared to control animals. Hence, Immusine(TM) could be a useful tool in the treatment of disseminated cancer of various types.

     Viratek intends to continue development of Sulfasine(TM) and Immusine(TM).

     Viratek announced during 1993 that a discovery program targeting genetic material implicated in cancer, chronic viral infections, and psoriasis was initiated. Leading scientists in the field of oligonucleotides are under recruitment to the research facility in Costa Mesa. This "antisense" technology is broadly enabling as therapeutics, as well as diagnostics.

DIAGNOSTIC PRODUCTS

     Recently, Viratek and ICN Biomedicals, Inc. ("Biomedicals"), an affiliate of Viratek, made certain strategic decisions concerning a new program of research and development to be pursued by Viratek. Current development activities under the new program are focused on the detection and measurement of a group of human peptide hormones or regulators. The blood levels of such hormones are of vital interest to the management of ovarian function and fertility, contraception, lactation, growth and development, and steroid regulation. Other areas of emphasis include neonatal testing, childhood disease states, and male and female hormone levels. For information concerning the marketing and distribution rights, and research and development expenses incurred in connection with products from the new program, see Note 3 of Notes to Financial Statements for December 31, 1993.

MARKETING AND PRODUCTION

     Currently, Virazole(R) is the only product generating royalty revenues to Viratek. Viratek has granted an exclusive license to SPI Pharmaceuticals, Inc. ("SPI"), an affiliate of Viratek, to manufacture, distribute, and market Virazole(R). Under an agreement with SPI dated as of December 1, 1990 (the "License Agreement"), Viratek has granted SPI an exclusive worldwide license to make, use and sell ribavirin for all indications and presentations. The License Agreement includes the right to sublicense and is for a term of 10 years with an option by either party to extend it for an additional 10 years. The License Agreement also assigns to SPI Viratek's exclusive license from Baylor College of Medicine covering the aerosol device used to deliver ribavirin to the lungs and further licenses SPI to use all of Viratek's trademarks under which ribavirin is sold worldwide. Under the License Agreement, SPI has agreed to pay Viratek a royalty equal to 20% of worldwide sales of ribavirin, to assume Viratek's obligations under the Baylor license of the aerosol device and to assume, and to indemnify Viratek from, product liability claims arising from the manufacture and sale of ribavirin. SPI has further agreed to use its best efforts to commercialize ribavirin and the License Agreement provides that if royalties paid to Viratek do not exceed $3,500,000 per year in each of the five years from the effective date of the License Agreement, or if royalties paid to Viratek do not exceed $20,000,000 per year beginning December 1, 1996, Viratek shall have the option to convert the SPI license into a nonexclusive license. This agreement includes the right to sublicense, which SPI has undertaken in geographic areas where it does not, or does not immediately intend, to have a presence.

     Viratek is informed that SPI has subcontracted some of the manufacture of both bulk and finished Virazole(R) to third party suppliers. While the capacities of these manufacturers are sufficient to meet current demand for Virazole(R), it is anticipated that sales of the product for hepatitis C, if approved, would exceed currently available bulk Virazole(R) production capacity. In such event, Viratek anticipates that substantial funds to expand bulk Virazole(R) production capacity will be required to meet future demand.

COMPETITION

     Viratek faces intense competition in each of the areas in which it focuses its research. Because the development of antiviral agents, such as Virazole(R), is still in a relatively early stage worldwide, competition is focused on research and development, and obtaining governmental approval of new compounds and therapies. There are many pharmaceutical companies and institutions engaged in activities relating to research and development concerning antiviral agents, and competition is expected to increase. Many of these companies and institutions have substantially greater resources, research and development staffs and facilities than Viratek, as well as greater experience in obtaining regulatory approval of the commercial sale of pharmaceutical products. There can be no assurance that Viratek's competitors will not succeed in developing technologies and products that are more effective than those being developed by Viratek or that would render Viratek's current and future products obsolete or noncompetitive.

     At present, Viratek generates all of its operating revenue from royalties on the sale of Virazole(R) by SPI. In this limited area Viratek believes there is presently no competition. However, Viratek is aware of several ongoing research programs which are attempting to develop new prophylactic and therapeutic products directed to RSV. Although Viratek follows publicly disclosed developments in this field, on the basis of currently available data it is unable to evaluate whether the technology being developed in these programs poses a threat to its current market position in the treatment of RSV or its revenue streams.

     Viratek believes that the largest potential market for its technology will be in the treatment of hepatitis C. In this market segment, Viratek will experience intense competition from several pharmaceutical manufacturers who have previously received approval for products containing interferon. Such manufacturers include

Schering-Plough Corporation, F. Hoffmann-La Roche & Company, Burroughs Wellcome, Takeda Chemical Industries Ltd., and others, all of which have substantially greater resources at their disposal than does Viratek and all of which have already begun to market their respective brands of interferon products for treatment of hepatitis C. In addition, Viratek believes that research programs are ongoing at a number of laboratories, including government, industry, and private, to develop new prophylactic and therapeutic products for hepatitis C. See "BUSINESS -- Licenses, Patents and Trademarks."

GOVERNMENT REGULATION

     Prior to marketing or manufacturing new products for use by humans, Viratek must obtain FDA approval in the United States and approval from comparable agencies in other countries. Obtaining FDA approval for new products and manufacturing processes can take a number of years and involve the expenditure of substantial resources. To obtain FDA approval for the commercial sale of a therapeutic agent, the potential product must undergo testing programs on animals, the data from which is used to file an Investigational New Drug application ("IND") with the FDA. In addition, there are three phases of human testing. Phase I: safety tests for human clinical experiments generally in normal, healthy people; phase II: expanded safety tests conducted in people who are sick with the particular disease condition that the drug is designed to treat; phase III: greatly expanded clinical trials to determine the effectiveness of the drug at a particular dosage level in the affected patient population. The data from these tests is combined with data regarding chemistry, manufacturing and animal toxicology and is then submitted in the form of an NDA to the FDA. The preparation of an NDA requires the expenditure of substantial funds and the commitment of substantial resources. The review by the FDA requires several months to several years. If the FDA determines that the drug is safe and effective the NDA is approved. No assurance can be given that authorization of the commercial sale by Viratek of any new drugs or compounds for any application will be secured in the United States or any other country, or that, if such authorization is secured, those drugs or compounds will be commercially successful. The FDA in the United States and other regulatory agencies in other countries periodically inspect manufacturing facilities.

     Viratek and the NIH are currently performing phase III clinical trials on the use of Virazole(R) in the treatment of chronic active hepatitis C which, if successful, could be used to prepare a NDA and other registration documents in order to receive approval from FDA and other regulatory agencies. For a summary of the history and status of Viratek's testing with respect to the effect of Virazole(R) in the treatment of chronic active hepatitis C, see
"BUSINESS -- Virazole(R) (ribavirin)."

     Virazole(R) has been approved for commercial sale in over 40 countries in various formulations for various indications. In December 1985, the FDA approved Viratek's application for the hospital use of aerosolized ribavirin for the treatment of RSV in infants. In 1986, the Canadian Health Protection Branch ("HPB") delivered a Notice of Compliance permitting the hospital use of aerosolized ribavirin for the treatment of RSV. Viratek has received approval of the FDA, the HPB, the Department of Health and Social Services in the United Kingdom, the Department of Community Services and Health in Australia and the Ministry of Health in Spain for the hospital use of aerosolized ribavirin for the treatment of RSV (approved only for infants and young children by the FDA and similarly restricted by such other agencies). For information concerning the history and status of Viratek's testing with respect to the effect of Virazole(R) in the treatment of influenza, see "BUSINESS -- Virazole(R) (ribavirin)". There can be no assurance that authorization for the commercial sale of ribavirin for any other indication or presentation will be obtained in the United States or any other country where such authorization is required.

     United States federal, state and local provisions which have been enacted or adopted regulating the discharge of waste into the environment do not currently have a material effect upon Viratek's capital expenditures, earnings or competitive position.

LICENSES, PATENTS AND TRADEMARKS

     Pursuant to a licensing agreement with Viratek, SPI sells ribavirin under the trade name Virazole(R) in the United States, Canada, United Kingdom, Australia, Spain and other countries. Ribavirin is broadly covered by a United States patent expiring in 1999 relating to its use in humans to treat specified antiviral diseases. In December 1985, the FDA approved Viratek's application for the hospital use of aerosolized ribavirin for the treatment of RSV in infants. In 1986, the Canadian HPB delivered a Notice of Compliance permitting the hospital use of aerosolized ribavirin for the treatment of RSV. The technology related to this use of ribavirin is covered by a United States patent, expiring in 1999. Viratek believes that its patent position is soundly based but there can be no assurance that Viratek's patent rights will afford adequate commercial protection. Moreover, while Viratek has foreign patents in certain countries covering ribavirin, Viratek has no limited patent rights with respect to ribavirin in a number of countries where ribavirin is currently, or in the future may be, approved for commercial sale, including France, Germany and Great Britain.

     As a general policy, Viratek expects to seek patents, where available, on inventions concerning novel drugs, techniques, processes or other products which it may develop in the future. Viratek intends to rely substantially on its unpatented proprietary know-how, but there can be no assurance that others will not develop substantially equivalent proprietary information or otherwise obtain access to Viratek's know-how.

     Many of the names of Viratek's products are registered trademarks in the United States, Mexico, Canada, Spain and other countries. Viratek anticipates that the names of future products will be registered as trademarks in the United States, Mexico, Canada and elsewhere. Other organizations may in the future apply for and be issued patents or own proprietary rights covering technology which may become useful to Viratek's business. The extent to which Viratek may need at some future date to obtain licenses from others is not known.

PRODUCT LIABILITY

     Viratek could be exposed to possible claims for personal injury resulting from allegedly defective products. New drugs require extensive testing and lengthy government approvals for safety and efficacy prior to commercial sale. Nevertheless, even if a drug were approved for commercial use by an appropriate governmental agency, there can be no assurance that users will not claim that effects other than those intended may result from Viratek's products. In the United States, Viratek self-insures against potential product liability exposure with respect to their marketed products, including Virazole(R). Management reviews Viratek's product liability insurance requirements on a continuing basis. Viratek has not set aside more than nominal cash reserves against product liability claims. While to date no material adverse claim for personal injury resulting from allegedly defective products, including ribavirin, has been successfully maintained against Viratek, a substantial claim, if successful, could have a material adverse effect on Viratek. See Note 7 to Notes of Financial Statements for information concerning a product liability lawsuit involving ribavirin.

                       SELECTED FINANCIAL DATA OF VIRATEK

     The following table sets forth certain financial data for the years ended December 31, 1993, 1992 and 1991, the one month ended December 31, 1990, and for each of the years in the two-year period ended November 30, 1990. This information should be read in conjunction with the financial statements included elsewhere in this Joint Proxy Statement/Prospectus (in thousands, except per share amounts).

                                             YEARS ENDED             ONE MONTH        YEARS ENDED
                                             DECEMBER 31,              ENDED          NOVEMBER 30,
                                     ----------------------------     DEC. 31,     ------------------
                                      1993       1992       1991      1990(1)       1990       1989
                                     -------    -------    ------    ----------    ------    --------
STATEMENT OF OPERATIONS DATA:
Total revenues(4)..................  $ 5,903    $ 5,448    $4,498      $  250      $4,926    $  2,609
Research and development costs.....    5,193      2,299        --          --       1,198       8,192
Net income (loss)..................     (822)     1,817     3,587         165       1,339     (17,102)
Per share information:(5)
  Net income (loss) applicable to
     common shareholders...........     (.05)       .12       .24          --         .10       (1.76)
  Cash dividends paid to common
     shareholders..................       --         --        --          --          --          --

                                                    DECEMBER 31,                      NOVEMBER 30,
                                     ------------------------------------------    ------------------
                                      1993       1992       1991      1990(1)       1990       1989
                                     -------    -------    ------    ----------    ------    --------
BALANCE SHEET DATA:
Working capital(3).................  $16,805    $ 8,828    $6,187      $  370      $  146    $  5,630
Total assets.......................   35,248     11,640     9,347       7,009       6,953      12,878
Advances from ICN and other long-
  term liabilities.................      260        270       299         673         658      19,860
Stockholders' equity
  (deficit)(2).....................   34,075     10,803     8,871       3,601       3,434      (9,905)

- ---------------

(1) Viratek changed year end from November 30 to December 31. Results of operations for the month of December 1990 are included in Stockholders' Equity.

(2) In February 1990, ICN exchanged $12,000,000 of advances due from Viratek for 4,705,882 shares of its common stock.

(3) Working capital includes net amounts due (to) from affiliate of $9,325, $6,343 and ($1,538) as of December 31, 1992, 1991 and November 30, 1990,
    respectively.

(4) See Note 3 of Notes to Financial Statements for December 31, 1993 regarding royalty arrangements with SPI.


(5) In December 1993, Viratek declared a fourth quarter 1993 stock distribution of 5%. All share and per share amounts have been restated to reflect this stock dividend.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

RESULTS OF OPERATION

SIX MONTHS ENDED JUNE 30, 1994 COMPARED TO SIX MONTHS ENDED JUNE 30, 1993

     Royalties. Effective December 1, 1990, SPI and Viratek entered into a royalty agreement. Under this agreement, SPI acts as Viratek's exclusive distributor of ribavirin, and pays Viratek a royalty of 20% on sales worldwide. During the six months ended June 30, 1994, the royalties earned from SPI were $3,570,000 compared to $1,984,000 for the same period in 1993. The increase in royalties was primarily due to increased Virazole(R) sales in the United States, resulting from a combination of price increases and increased unit sales of Virazole(R).

     General and Administrative Expenses. General and administrative expenses increased for the six months ended June 30, 1994 over the same period in 1993 by $972,000. The increases relate primarily to increased legal costs in defense of the class action lawsuit and the higher central services and rent allocation from affiliates in 1994, due to expanded research and development activities.


     Research and Development Costs. Research and development costs increased for the six months ended June 30, 1994 over the same period in 1993 by $1,419,000. During the second quarter 1994, Viratek completed a review of data from phase III multicenter trials and on June 1, 1994, Viratek submitted a New Drug Application ("NDA") to the U.S. Food and Drug Administration for Virazole(R) capsules for the treatment of chronic hepatitis C. The NDA includes five clinical studies of Virazole(R) capsules, three phase III and two phase II trials; two human pharmacokinetic studies and eleven new animal toxicity studies, in addition to other required data. The increases relate to the higher costs incurred for the chronic hepatitis C clinical trials and submission of the NDA during 1994 and the additional research and development activities which involve a new pharmaceutical discovery program aimed at developing therapeutic drugs to inhibit disease-causing genes.


     Interest Income, Net. Interest income, net, increased for the six months ended June 30, 1994 over the same period in 1993 by $453,000 as a result of the higher average outstanding receivable from ICN and the interest earned on the cash received from Viratek's public offering and warrants exercised.

YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


     Royalties. Royalties under this agreement from SPI were $5,903,000, $5,448,000 and $4,263,000, for 1993, 1992 and 1991. Included in royalties for
1993, 1992 and 1991, are royalties earned on foreign sales by SPI totalling $2,017,000, $1,472,000 and $1,189,000, respectively.



     The increase in royalty income in 1993 compared to 1992 is due to increased sales in Mexico resulting from the introduction of ribavirin cream used for the treatment of herpes and additional marketing efforts by SPI in 1993, which included offering volume discounts. The increase in royalty income in 1992 compared to 1991, is due to increased sales of Virazole(R) in the United States.



     General and Administrative Expenses. General and administrative expenses increased in 1993 compared to 1992 by $1,200,000. The increase relates primarily to increased legal costs in defense of the consolidated class action suit.


     General and administrative expenses increased in 1992 compared to 1991 by $571,000. The increase results from an increased level of operations in 1992, increased legal fees associated with the consolidated class action suit, and additional costs of stockholders' communications.


     Research and Development Costs. The research and development activities of Viratek were substantially reduced in 1990. As a result, there were no research and development expenses incurred in 1991. In 1992, Viratek made a decision to increase research and development activities which included developing pharmaceutical products derived from nucleic acids and the development of in vitro commercial diagnostic products. The 1993 research and development expenses include $4,201,000 for phase III clinical trials relating to Hepatitis C, $793,000 for other biomedical product development and $192,000 for new pharmaceutical discovery programs aimed at developing therapeutic drugs to inhibit disease-causing genes. The 1992 research and development expenses included $1,785,000 for phase III clinical trials relating to hepatitis C and $514,000 for other product development resulting from the transfer of Biomedicals' research and development to Viratek.



     Interest Income, Net. Interest income increased in 1993 compared to 1992 by $663,000. The increase was the result of the higher average outstanding receivable from ICN and the interest earned on the cash received from Viratek's public offering and warrants exercised. Interest income, net in 1992 and 1991 represents interest on amounts due from ICN.



     Other Income, Net. In 1991, other (income) expense included a $325,000 contribution to the University of California, San Diego, for the unrestricted support of Dr. Roland Robins' research at the U.C.S.D. School of Medicine and a $200,000 reversal of an accrual for certain patent and trademarks legal fees and governmental investigations. Dr. Robins was a director of the Company.



     A summary of other (income) expense is as follows:



                                                    1993          1992          1991
                                                  ---------     ---------     ---------
        Contribution to the UC San Diego........  $      --     $      --     $ 325,000
        Equipment rental income.................   (240,000)     (240,000)     (120,000)
        Legal expense reversal..................         --            --      (200,000)
        Other...................................      8,000       (45,000)      (57,000)
                                                  ---------     ---------     ---------
                                                  $(232,000)    $(285,000)    $ (52,000)
                                                  =========     =========     =========


WORKING CAPITAL, LIQUIDITY AND CAPITAL RESOURCES

     The amount of funds available for research and development was dependent, to a large extent, on the amount of funds received from SPI in connection with the royalty agreements as well as funding from ICN. In addition to such funding, the level of research and development activities has been and will be dependent upon Viratek's ability to seek additional financing through the sale of its securities, licensing and joint venture agreements and other arrangements in order to complete the pursuit of governmental approval or to sustain business operations pending approval of Viratek's products for sale. Viratek intends to review the advantages of cooperative research and development arrangements with other parties and may elect to obtain partners for its products and product areas when it appears that product development, marketing or other operating advantages may result.


     In February 1993, Viratek successfully completed an offering in which it sold 1,375,000 units for net proceeds of $8,897,000. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at $10.075. In March 1993, the underwriters exercised their option to purchase the overallotment (206,250 units) in connection with the public offering for net proceeds of $1,368,000. Viratek has used a substantial portion of the net proceeds for research and development activities to fund phase III clinical trials and related project costs to evaluate Virazole(R) in the treatment of chronic hepatitis C and to continue development of certain other anti-cancer and immune-stimulatory compounds. The additional research and development involves a new pharmaceutical discovery program aimed at developing therapeutic drugs to inhibit disease-causing genes. This research activity, which involves 15 new scientists, is based on antisense technology and is focused on designing new pharmaceuticals to combat cancer, viral diseases and skin disorders. The warrants became separately transferable on July 29, 1993 and were exercisable until August 30, 1993 and redeemable by Viratek on August 31, 1993 at $.05 per warrant, if not previously exercised. Of the total outstanding warrants, 1,366,642 were exercised resulting in net proceeds to Viratek of $13,472,000. Of the total net proceeds of the offering of the units and the exercise of the warrants, $11,201,000 has been spent on research and development through June 30, 1994.



     Management believes that the proceeds from the offering, noted above, and revenues from operations will be sufficient to fund currently planned clinical trials and development projects relating to the evaluation of Virazole(R) in the treatment of chronic hepatitis C and normal working capital requirements through 1994.

     During 1991, 1992 and 1993, ICN advanced to Viratek $1,006,000, $580,000 and $254,000, respectively. As of December 31, 1993 and June 30, 1994, Viratek had a demand receivable from ICN of $15,528,000 and $19,911,000, respectively. Interest is credited on outstanding balances at prime (7 1/4% at June 30, 1994) plus 1/2%.


     Viratek's effective tax rate was 0%, 3% and (2)% for 1991, 1992, and 1993, respectively. The income tax benefit in 1993 of $14,000 is primarily attributable to the difference between the 1992 provision for income taxes accrued in the financial statements and the liability as finally determined upon filing of Viratek's 1992 tax return. Viratek's effective rate for 1992 and 1991 was significantly less than the U.S. statutory rate due to the utilization of net operating loss ("NOL") carryforwards. Viratek has net operating loss carryforwards of $47,500,000 which expire in varying amounts from 1995 through 2005. The NOL carryforwards include $10,900,000 of stock option deductions. For financial statement purposes, the tax benefit from the utilization of stock option deductions are credited to paid-in capital. Viratek has research and development tax credit carryovers of $800,000 which expire in varying amounts from 1996 to 2002.


     Capital expenditures totaled $889,000 and $207,000 for the six months ended June 30, 1994 and year ended December 31, 1993, respectively. There were no capital expenditures for property, plant and equipment in 1992 and 1991.


     During 1985, after reviewing costs, availability and related factors, management decided not to continue to maintain product liability insurance. While to date no material adverse claim for personal injury resulting from allegedly defective products, including Virazole(R), has been successfully maintained against Viratek, a substantial claim, if successful, could have a material adverse effect on Viratek. SPI has agreed to indemnify Viratek from product liability claims, including attorney's fees, arising from the manufacture and sale of ribavirin, pursuant to the license and royalty agreement dated December 1, 1990.


QUARTERLY FINANCIAL DATA OF VIRATEK (UNAUDITED):

     Following is a summary of quarterly financial data for the years ended December 31, 1992 and 1993 and for the first six months of 1994 (in thousands, except per share amounts):

                 1992                   FIRST QUARTER     SECOND QUARTER     THIRD QUARTER     FOURTH QUARTER
- --------------------------------------  -------------     --------------     -------------     --------------
Revenues..............................     $ 1,993           $    265           $ 1,948            $1,242
Research and development expenses and
  other, net..........................         605                113             1,269             1,644
                                        -------------     --------------     -------------        -------
Net income (loss).....................     $ 1,388           $    152           $   679            $ (402)
                                         =========        ===========        ==========        ===========
Net income (loss) per share(1)........     $   .09           $    .01           $   .04            $ (.03)
                                         =========        ===========        ==========        ===========
1993
- --------------------------------------
Revenues..............................     $ 1,444           $    540           $ 2,048            $1,871
Research and development expenses and
  other, net..........................       1,157              1,649             1,799             2,119
                                        -------------     --------------     -------------        -------
Net income (loss).....................     $   287           $ (1,109)          $   249            $ (249)
                                         =========        ===========        ==========        ===========
Net income (loss) per share(1)........     $   .02           $   (.07)          $   .01            $ (.01)
                                         =========        ===========        ==========        ===========
1994
- --------------------------------------
Revenues..............................     $ 2,812           $    758
Research and development expenses and
  other, net..........................       1,660              2,079
                                        -------------     --------------
Net income (loss).....................     $   471           $ (1,802)
                                         =========        ===========
Net income (loss) per share...........     $   .03           $   (.10)
                                         =========        ===========

- ---------------

(1) Net income (loss) per share has been restated to reflect a fourth quarter 1993 stock dividend of 5%.

                           REPORT OF INDEPENDENT AUDITORS

    To Viratek, Inc.:

     We have audited the accompanying balance sheets of Viratek, Inc. (a Delaware corporation) as of December 31, 1993 and 1992, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The Company has had certain transactions with its parent and affiliated companies as more fully described in Notes 1 and 3 to the financial statements. Whether the terms of these transactions would have been the same had they been between wholly unrelated parties cannot be determined.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viratek, Inc. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


                                          COOPERS & LYBRAND


Los Angeles, California
March 4, 1994

                                 VIRATEK, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1993 AND 1992

                                     ASSETS

                                                                       1993            1992
                                                                    -----------     -----------
Current assets:
  Cash and cash equivalents.......................................  $ 9,698,000     $     5,000
  Certificates of deposit.........................................    8,000,000              --
  Receivables from affiliate......................................           --       9,325,000
  Prepaid expenses and other current assets.......................       20,000          65,000
                                                                    -----------     -----------
     Total current assets.........................................   17,718,000       9,395,000
Receivables from affiliate........................................   15,503,000              --
Property, plant and equipment, net................................      204,000         118,000
Patents, clinical trials and trademarks, net......................    1,823,000       2,127,000
                                                                    -----------     -----------
                                                                    $35,248,000     $11,640,000
                                                                     ==========      ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................  $   405,000     $    23,000
  Accrued liabilities.............................................      508,000         544,000
                                                                    -----------     -----------
     Total current liabilities....................................      913,000         567,000
                                                                    -----------     -----------
Deferred compensation.............................................      260,000         270,000
                                                                    -----------     -----------
Commitments and contingencies Stockholders' equity:
  Preferred stock: $.10 par value; 1,000,000 shares authorized;
     none outstanding.............................................           --              --
  Common stock: $.10 par value; 30,000,000 shares authorized;
     18,113,149 shares outstanding at December 31, 1993 and
     14,145,870 shares outstanding at December 31, 1992...........    1,811,000       1,415,000
  Additional capital..............................................   73,465,000      41,789,000
  Accumulated deficit.............................................  (41,201,000)    (32,401,000)
                                                                    -----------     -----------
     Total stockholders' equity...................................   34,075,000      10,803,000
                                                                    -----------     -----------
                                                                    $35,248,000     $11,640,000
                                                                     ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                                 VIRATEK, INC.

                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                           1993          1992          1991
                                                         ---------     ---------     ---------
Revenues:
  Royalties from SPI (an affiliate)....................  $5,903,000    $5,448,000    $4,263,000
  Net sales to SPI.....................................         --            --       235,000
                                                         ---------     ---------     ---------
     Total revenues....................................  5,903,000     5,448,000     4,498,000
Costs and expenses:
  Cost of sales........................................         --            --       235,000
  General and administrative expense...................  2,226,000     1,026,000       455,000
  Research and development costs.......................  5,193,000     2,299,000            --
  Interest income, net.................................   (873,000)     (210,000)     (239,000)
  Depreciation and amortization........................    425,000       738,000       515,000
  Other income, net....................................   (232,000)     (285,000)      (52,000)
                                                         ---------     ---------     ---------
  Income (loss) before provision (benefit) for income
     taxes.............................................   (836,000)    1,880,000     3,584,000
Provision (benefit) for income taxes...................    (14,000)       63,000        (3,000)
                                                         ---------     ---------     ---------
  Net income (loss)....................................  $(822,000)    $1,817,000    $3,587,000
                                                         =========     =========     =========
Per share information:
  Net income (loss)....................................  $    (.05)    $     .12     >$    .24
                                                         =========     =========     =========

   The accompanying notes are an integral part of these financial statements.

                                 VIRATEK, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                               COMMON STOCK
                          -----------------------
                          NUMBER OF                   ADDITIONAL     ACCUMULATED
                           SHARES        AMOUNT        CAPITAL         DEFICIT          TOTAL
                          ---------     ---------     ----------     -----------     -----------
Balance at November 30,
  1990..................  13,946,002    $1,394,000    $40,010,000    $(37,970,000)   $ 3,434,000
December 1990 net
  income................        --             --             --        165,000          165,000
Proceeds from exercise
  of stock options......   157,022         16,000        319,000             --          335,000
Transfer of intangible
  assets................        --             --      1,350,000             --        1,350,000
Net income..............        --             --             --      3,587,000        3,587,000
                          ---------     ---------     ----------     -----------     -----------
Balance at December 31,
  1991..................  14,103,024    1,410,000     41,679,000     (34,218,000)      8,871,000
Proceeds from exercise
  of stock options......    42,846          5,000        110,000             --          115,000
Net income..............        --             --             --      1,817,000        1,817,000
                          ---------     ---------     ----------     -----------     -----------
Balance at December 31,
  1992..................  14,145,870    1,415,000     41,789,000     (32,401,000)     10,803,000
Stock offering and
  warrants exercised....  2,947,892       294,000     23,443,000             --       23,737,000
Proceeds from exercise
  of stock options......   156,856         16,000        341,000             --          357,000
Effect of stock
  distribution issued in
  January 1994..........   862,531         86,000      7,892,000     (7,978,000 )             --
Net loss................        --             --             --       (822,000 )       (822,000)
                          ---------     ---------     ----------     -----------     -----------
Balance at December 31,
  1993..................  18,113,149    $1,811,000    $73,465,000    $(41,201,000)   $34,075,000
                          ==========    =========     ==========     ============     ==========


   The accompanying notes are an integral part of these financial statements.

                                 VIRATEK, INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                         1993           1992           1991
                                                       ---------     ----------     ----------
Cash flows used in operating activities:
  Net income (loss)..................................  $(822,000)    $1,817,000     $3,587,000
  Adjustments to reconcile net income (loss) to net
     cash used in operating activities:
     Depreciation and amortization...................    425,000        738,000        515,000
     Deferred taxes..................................         --          8,000         (3,000)
     Other non cash items............................         --             --         (6,000)
  Change in assets and liabilities:
     Other receivables...............................         --             --          6,000
     Inventories.....................................         --             --        174,000
     Prepaid expenses and other current assets.......     45,000        (48,000)        (2,000)
     Accounts payable................................    382,000         (5,000)      (560,000)
     Accrued liabilities.............................    (36,000)       367,000       (351,000)
     Deferred compensation...........................    (10,000)        (9,000)        56,000
     Intercompany receivables........................  (6,432,000)   (3,562,000)    (4,727,000)
                                                       ---------     ----------     ----------
     Net cash used in operating activities...........  (6,448,000)     (694,000)    (1,311,000)
                                                       ---------     ----------     ----------
Cash flows provided by (used in) investing
  activities:
  Disposals (additions) of property, plant and
     equipment.......................................   (207,000)            --          7,000
  Purchase of certificates of deposit................  (8,000,000)           --             --
                                                       ---------     ----------     ----------
  Net cash provided by (used in) investing
     activities......................................  (8,207,000)           --          7,000
                                                       ---------     ----------     ----------
Cash flows provided by financing activities:
  Proceeds from ICN advances.........................    254,000        580,000      1,006,000
  Net proceeds from stock offering and warrants......  23,737,000            --             --
  Proceeds from stock options........................    357,000        115,000        335,000
                                                       ---------     ----------     ----------
  Net cash provided by financing activities..........  24,348,000       695,000      1,341,000
                                                       ---------     ----------     ----------
Net increase in cash and cash equivalents............  9,693,000          1,000         37,000
Cash and cash equivalents at beginning of year.......      5,000          4,000        (33,000)
                                                       ---------     ----------     ----------
Cash and cash equivalents at end of year.............  $9,698,000    $    5,000     $    4,000
                                                       =========     ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                                 VIRATEK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1993

 1. RELATIONSHIP WITH ICN PHARMACEUTICALS, INC., SPI PHARMACEUTICALS, INC. AND ICN BIOMEDICALS, INC.

     Viratek, Inc. was incorporated on August 1, 1980 as a wholly-owned subsidiary of ICN Pharmaceuticals, Inc. ("ICN") and at December 31, 1993 is 63%-owned by ICN. At December 31, 1993, SPI Pharmaceuticals, Inc. ("SPI") is 39%-owned by ICN and ICN Biomedicals, Inc. ("Biomedicals") is 69%-owned by ICN. The Company was organized primarily to develop compounds derived from or related to the components of nucleic acids which are to be used in the treatment of viral diseases.

     Viratek operates in one business segment and geographic region whose revenues are dependent upon sales of ribavirin by SPI.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Reclassifications

     Certain prior year items have reclassified to conform with the current year presentation.

  Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Company considers highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amounts of these assets approximates fair value due to the short-term maturity of these instruments.

  Property, Plant and Equipment

     The Company uses the straight-line method for depreciating property, plant and equipment over their estimated useful lives. Machinery and equipment are depreciated over 10 years and furniture and fixtures over 5-10 years.

     Repairs and maintenance which are not considered betterments and do not extend the useful life of the property are charged to expense as incurred. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is recorded in income.

  Patents, Clinical Trials and Trademarks

     The Company expenses research and development costs as incurred. Costs associated with clinical trials conducted prior to FDA approval are expensed as research and development, unless approval is considered routine and is expected to occur in a short period of time.

     At December 31, 1993 and 1992, costs associated with previous clinical trials of RSV and post approval follow-up studies of RSV have been capitalized. Patents, clinical trials and trademarks are amortized over their estimated useful lives of 17 years which, based upon a reevaluation beginning in 1991, have a remaining useful life at December 31, 1993 of 6 years.

  Income Taxes

     In January 1993, the Company adopted SFAS 109, Accounting for Income Taxes. SFAS 109 requires an asset and liability approach be used in the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the Company's financial statements or tax returns.

                                 VIRATEK, INC.

                               DECEMBER 31, 1993

  Earnings per share


     Per share information is based on the weighted average number of common shares outstanding and dilutive common share equivalents. Common equivalent shares represent shares issuable for outstanding options, on the assumption that the proceeds would be used to repurchase shares in the open market. In December 1993, the Company declared a fourth quarter 1993 stock distribution of 5%. All share and per share amounts used in computing earnings per share have been restated to reflect this stock distribution. The number of shares used in the per share computation was 16,937,000 in 1993, 15,249,000 in 1992, and 15,102,000
in 1991.


 3. RELATED PARTY TRANSACTIONS

  General

     ICN controls Biomedicals and Viratek through stock ownership, voting control and board representation and is affiliated with SPI. Certain officers of ICN occupy similar positions with SPI, Biomedicals and Viratek. ICN, SPI, Biomedicals and Viratek (collectively, the "Affiliated Corporations") have engaged in, and will continue to engage in, certain transactions with each other.

     An Oversight Committee and the Boards of Directors of the Affiliated Corporations reviews transactions between or among the Affiliated Corporations to determine whether a conflict of interest exists with respect to a particular transaction and the manner in which such conflict can be resolved. The Oversight Committee has advisory authority only and makes recommendations to the Board of Directors of each of the Affiliated Corporations. The Oversight Committee consists of one non-management director of each Affiliated Corporation and a non-voting chairman. The significant related party transactions have been reviewed and recommended for approval by the Oversight Committee, and approved by the respective Boards of Directors.

  Ribavirin agreements

     Effective December 1, 1990, SPI and Viratek entered into a royalty agreement. Under this agreement, SPI acts as Viratek's exclusive distributor of ribavirin, and pays Viratek a royalty of 20% on sales worldwide for a term of 10 years with an option by either party to extend it for an additional 10 years.

     Royalties under this agreement with SPI were $5,903,000, $5,448,000, and $4,263,000 for 1993, 1992 and 1991, respectively. Included in royalties for 1993, 1992 and 1991 are royalties earned on foreign sales by SPI totalling $2,107,000, $1,472,000 and $1,189,000, respectively.

     During 1991, SPI purchased $235,000 of ribavirin from the Company.

  Cost allocations

     The Affiliated Corporations occupy ICN's facility in Costa Mesa, California. During 1993, 1992 and 1991, ICN charged facility costs of $30,000 per year to the Company. The facility cost is determined using a formula based upon the proportionate usage of the facilities by the Affiliated Corporations. The costs of common services such as maintenance, purchasing and personnel are incurred by SPI and allocated to the Affiliated Corporations based on the services utilized. These common service costs were $2,584,000, $2,556,000, and $2,617,000 for 1993, 1992 and 1991, respectively, of which SPI allocated $47,000, $26,000 and $30,000 to the Company, respectively. It is management's belief that the methods used and amounts allocated for facility costs and common services are reasonable based upon the usage by the Company.

     During 1991, the Company began renting certain office equipment to ICN for use at the Costa Mesa Facility. Rent is being charged at $20,000 per month through 1993, renewable annually.

                                 VIRATEK, INC.

                               DECEMBER 31, 1993

  Investment policy and intercompany transactions

     ICN and the Company have adopted a policy covering intercompany advances and interest rates and the types of investments (marketable equity securities, high-yield bonds, etc.) to be made by ICN and its subsidiaries whereby excess cash held by ICN's subsidiaries is transferred to ICN and cash advances are made to ICN's subsidiaries to fund short-term cash requirements. ICN charges or credits interest expense or income based on the amount invested, current interest rates and the cost of capital.

     During 1993, Viratek reclassified $272,000 of intercompany payables to Biomedicals to ICN and reclassified $5,228,000 of intercompany receivable from SPI to ICN, which resulted in a receivable of $15,528,000 due from ICN at December 31, 1993. Interest is credited on outstanding ICN balances at prime (6% at December 31, 1993) plus 1/2%. Viratek earned interest income of $714,000 from ICN on the average balance outstanding during 1993.

     During 1992, Viratek reclassified $536,000 of intercompany payables to Biomedicals to ICN and reclassified $6,332,000 of intercompany receivable from SPI to ICN, which resulted in a receivable of $9,325,000 due from ICN at December 31, 1992. Interest is credited on outstanding ICN balances at prime (6% at December 31, 1992) plus 1/2%. Viratek earned interest income of $239,000 from ICN on the average balance outstanding during 1992.

     During 1991, advances from ICN totalled $1,006,000. During the year, Viratek reclassified $5,515,000 of intercompany receivables from SPI to ICN, which resulted in a receivable of $3,767,000 due from ICN at December 31, 1991. Interest is credited on outstanding balances at prime (6.5% at December 31, 1991) plus 1/2%. Viratek earned interest income of $271,000 from ICN on the average balance outstanding during 1991. In addition, Viratek had a receivable from SPI of $2,576,000 at December 31, 1991, upon which interest was not earned.

  Other

     Effective January 1, 1992, Viratek and Biomedicals entered into an agreement whereby Biomedicals agreed to transfer rights, title and interest in certain of its research and development assets to Viratek. Biomedicals shall retain a right of first refusal to the marketing and distribution rights for any product developed from the transferred assets and pay a royalty to the Company. Accordingly, Viratek incurred $793,000 and $514,000 of expenses relating to biomedical research and development for the years ended December 31, 1993 and 1992.

     Effective March 1, 1991, Viratek transferred all inventory, consisting of ribavirin in bulk, work-in-process and finish goods form, to SPI at its recorded book value of $2,943,000. Viratek no longer supplies ribavirin to SPI. Viratek then reclassified the intercompany receivable from SPI to a receivable due from ICN in the amount of $2,943,000.

     Effective May 1, 1991, Viratek transferred the rights to three compounds, in various stages of development, to SPI for $1,350,000 plus a royalty of 6.8% of future sales. The amount has been credited to additional capital. Future royalties will be recognized as income when earned. However, during 1993, 1992 and 1991, there have been no sales of product subject to the 6.8% royalty. The Company reclassified the intercompany receivable from SPI to a receivable due from ICN in the amount of $1,350,000.

     During 1991, the Company transferred equipment to ICN Galenika, a 75% owned subsidiary of SPI, at its net book value of $333,000.

                                 VIRATEK, INC.

                               DECEMBER 31, 1993

     Following is a summary of transactions, as described above, between the Company and ICN and its subsidiaries for each of the three years ended December 31, 1993, 1992 and 1991:

                                                        1993           1992           1991
                                                     ----------     ----------     ----------
    Transactions:
    Royalties from SPI.............................  $5,903,000     $5,448,000     $4,263,000
    Sales of ribavirin to SPI......................          --             --        235,000
    Facility costs charged by ICN..................     (30,000)       (30,000)       (30,000)
    Allocation of common services from SPI.........     (47,000)       (26,000)       (30,000)
    Interest charged to (by) ICN, net..............     714,000        239,000       (271,000)
    Equipment rents charged to ICN.................     240,000        240,000        120,000
    Transfer of inventory to SPI...................          --             --      2,943,000
    Transfer of compounds to SPI...................          --             --      1,350,000
    Transfer of equipment to SPI...................          --             --        333,000

     In addition to the above transactions, the Affiliated Corporations paid certain of the Company's liabilities in lieu of making cash payments to the Company, totalling $602,000 and $1,791,000, for the year ended December 31, 1993 and 1992.

 4. COMMON STOCK

     On April 22, 1992, the stockholders of the Company approved the 1992 Non-Qualified Stock Option Plan ("1992 Option Plan") and the 1992 Employee Incentive Stock Option Plan ("1992 Incentive Plan"), reserving 525,000 shares per plan of the Company's Common Stock for issuance to employees and directors of the Company and its affiliates (including ICN). In addition, the Company had reserved and issued 1,292,000 shares of the Company's common stock under the 1980 Employee Stock Option Plan ("1980 Option Plan").

     The Company has granted options for shares of its common stock under the Company's 1992 Option Plan and 1980 Option Plan. Options under the 1992 Option Plan are exercisable over a period to be determined by the Compensation Committee, which shall not exceed ten years from the date of grant and will expire at the end of the option period. Options under the 1980 Option Plan are exercisable during a four year period beginning one year after the date of grant and expire five years after the date of grant. At December 31, 1993, options of 141,750 and 31,314 were outstanding (with exercise prices ranging from $2.024 to $13.214) of which 5,250 and 20,816 shares were exercisable under the 1992 Option Plan and the 1980 Option Plan, respectively. During 1993, 22,483 shares were exercised under the 1980 Option Plan at an average price of $3.03 and no shares were exercised under the 1992 Option Plan.

     As of December 31, 1993, 425,250 options were outstanding at prices ranging from $7.619 to $21.190 and none were exercisable under the 1992 Incentive Plan.

     During fiscal 1981, 1984 and 1986, the Board of Directors of the Company reserved for its President and certain directors non-qualified stock options to purchase 735,000 shares of common stock at a price of $2.024 per share. At December 31, 1993 options to purchase 278,908 shares were outstanding and exercisable. Options to purchase 420,000 shares were outstanding and exercisable during 1992 and 1991. 134,373 shares were exercised during 1993 and no options were exercised during 1992 and 1991.

     In February 1993, Viratek successfully completed an offering in which it sold 1,375,000 units for net proceeds of $8,897,000. Each unit consisted of one share of common stock and one warrant to purchase one unit of common stock at $10.075. On March 19, 1993, the underwriters exercised their option to purchase the

                                 VIRATEK, INC.

                               DECEMBER 31, 1993

overallotment (206,250 units) in connection with the public offering for net proceeds of $1,368,000. The warrants became separately transferable on July 29, 1993 and were exercisable until August 30, 1993 and redeemable by the Company on August 31, 1993 at $.05 per warrant if not previously exercised. A total of 1,366,642 warrants were exercised resulting in net proceeds to the Company of $13,472,000.


     In December 1993, the Company declared a fourth quarter 1993 stock distribution of 5%. Accordingly, all numbers of common shares, except shares authorized, stock option data and per share data have been restated to reflect the distribution. Fractional shares resulting from the dividend were settled in cash.


 5. INCOME TAXES

     In January 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the Company's financial statements or tax returns. The adoption of SFAS 109 did not result in a cumulative effect adjustment.

     The Company's income tax benefit for 1993 of $14,000 is primarily attributable to the difference between the 1992 provision for income taxes accrued in the financial statements and the liability as finally determined upon the filing of the Company's 1992 tax return. The Company's 1992 tax provision of $63,000 was based primarily on the Company's estimated alternative minimum tax liability.

     The Company's effective tax rate differs from the applicable U.S. statutory federal income tax rate due to the following:

                                                                       1993    1992    1991
                                                                       ---     ---     ---
    Statutory rate...................................................  (34)%    34%     34%
    NOL utilization/limitation.......................................   34     (34)    (34)
    Alternative minimum tax..........................................   --       2      --
    Other............................................................   --       1      --
    Provision to return adjustment...................................   (2)
                                                                       ---     ---     ---
                                                                        (2)      3       0
                                                                       ===     ===     ===

     The Company files its federal tax return on a stand-alone basis. Prior to January 1992, the Company filed a consolidated tax return with ICN and was subject to a tax sharing agreement. In accordance with the terms of the tax sharing agreement, the Company was required to pay ICN for federal taxes otherwise payable on a stand-alone basis. The federal tax sharing agreement and consolidated federal filing terminated in January 1992 when ICN's ownership of the Company dropped below 80 percent.

     The Company has net operating loss carryforwards of $47,500,000 which expire in varying amounts from 1995 through 2005. The NOL carryforwards include $10,900,000 of stock option deductions. For financial statement purposes, the tax benefit from the utilization of stock option deductions are credit to paid-in-capital. The Company has research and development tax credit carryovers of $800,000 which expire in varying amounts from 1996 to 2002.

     The Company's net operating loss carryforward differs from the Company's accumulated deficit primarily due to the portion of the NOL carryforward attributable to stock option deductions.

     The primary component which gives rise to the Company's net deferred tax position is the tax benefit associated with the Company's NOL carryforward position. At December 31, 1993, and January 1, 1993, the future tax benefit associated with the Company's NOL carryforward was approximately $12,800,000 and

                                 VIRATEK, INC.

                               DECEMBER 31, 1993

$12,100,000, respectively. A full valuation reserve has been established against this deferred tax asset in accordance with SFAS 109.

 6. RSV CLINICAL TRIALS

     As of December 31, 1993, the Company had net amounts capitalized of $1,823,000, related to patents, trademarks and outside studies requested by the FDA to obtain and maintain approval for the use of ribavirin in treating RSV. As of December 31, 1993, accumulated amortization applicable to all patents, clinical trials and trademarks costs was $2,270,000.

 7. COMMITMENTS AND CONTINGENCIES

  Post approval studies

     By letter dated December 31, 1985, the FDA advised the Company that the FDA had approved the Company's NDA for the hospital use of aerosolized ribavirin for the treatment of RSV in infants. As a condition of the approval, the Company agreed to conduct certain additional studies. The future costs of such studies are not expected to be significant.

  Deferred compensation

     During fiscal 1985, the Company adopted deferred compensation agreements with its officers and certain key employees, with benefits commencing at death or retirement. As of December 31, 1993, the present value of the deferred compensation benefits to be paid to a former officer of the Company, has been accrued in the amount of $269,000. Payments are made monthly over a 15 year period with interest at a rate of 12.4%. The interest expense for the year ended December 31, 1993, was $38,000. The Deferred Compensation Plan was terminated in May 1990 and no other amounts are due thereunder.

  Litigation

     The Company is a defendant in certain consolidated class actions pending in the United States District Court for the Southern District of New York entitled In re Paine Webber Securities Litigation (Case No. 86 Civ. 6776 (VLB); In re ICN/Viratek Securities Litigation (Case No. 87 Civ. 4296 (VLB)). The plaintiffs represent alleged classes of persons who purchased ICN, Viratek or SPI common stock during the period January 7, 1986 to and including April 15, 1987. In their memorandum of law, dated February 4, 1994, the ICN Defendants argue that class certification may only be granted for purchasers of ICN common stock for the period August 12, 1986 through February 20, 1987 and for purchasers of Viratek common stock for the period December 9, 1986 through February 20, 1987. The ICN Defendants assert that no class should be certified for purchasers of the common stock of SPI for any period. The plaintiffs allege that during such period the defendants made, or aided and abetted other defendants in making, misrepresentations of material fact and omitted to state material facts concerning the business, financial condition and future prospects of ICN, Viratek and SPI in certain public announcements, Paine Webber, Inc. research reports and filings with the Commission. The alleged misstatements and omissions primarily concern developments regarding Virazole(R), including the efficacy and safety of the drug and the market for the drug. The plaintiffs allege that such misrepresentations and omissions violate Section 10(b) of the Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and constitute common law fraud and misrepresentation. The plaintiffs seek an unspecified amount of monetary damages, together with interest thereon, and their costs and expenses incurred in the action, including reasonable attorneys' and experts' fees. The ICN defendants moved to dismiss the consolidated complaint in March 1988, for failure to state a claim upon which relief may be granted and for failure to plead the allegations of fraud and misrepresentation with sufficient particularity. On

                                 VIRATEK, INC.

                               DECEMBER 31, 1993

September 18, 1992, the Court denied the ICN defendants' motion to dismiss and for summary judgment. The ICN defendants filed their answer on February 17, 1993. On October 20, 1993, plaintiffs informed the Court that they had reached an agreement to settle with co-defendant Paine Webber, Inc. and that they would submit a proposed settlement stipulation to the Court. Expert discovery, which commenced in September 1993, is expected to conclude by the end of April 1994. Plaintiffs' damages expert, utilizing assumptions and methodologies that the ICN Defendants' damages experts find to be inappropriate under the circumstances, has testified that, assuming that classes were certified for purchasers of ICN, Viratek and SPI common stock for the entire class periods alleged by plaintiffs, January 7, 1986 through April 15, 1987, and further assuming that all of the plaintiffs' allegations were proven, potential damages against ICN, Viratek and SPI would, in the aggregate, amount to $315,000,000. The ICN Defendants' four damages' experts have testified that damages are zero. Management believes that, having extensively reviewed the issues in the above referenced matters, there are strong defenses and that the Company intends to defend the litigation vigorously. While the ultimate outcome of these lawsuits cannot be predicted with certainty, and an unfavorable outcome could have an adverse effect on the Company, at this time management does not expect that these matters will have a material adverse effect on the financial position, result of operations or liquidity of the Company. The attorney's fees and other costs of the litigation are allocated equally between ICN and Viratek.

     In August 1992, an action was filed in United States District Court for the Southern District of New York, entitled Rossi v. ICN Pharmaceuticals, Inc. (Case No. 92 Cir. 4819 (CL6)). The plaintiffs, citing theories of product liability, negligence and strict liability in tort, allege that birth defects in an infant were caused by the mother's exposure to ribavirin during pregnancy. The plaintiff's counsel agreed to place the case on the courts "suspense calendar" pending completion of ICN's investigation of the underlying facts. Based on such investigations, this case was dismissed without prejudice pursuant to stipulation by the parties in December 1993. Per the License Agreement, SPI indemnified Viratek and ICN for lawsuits involving the use of Virazole(R).

     The Company, from time to time, is a party to a number of other pending or threatened lawsuits arising out of, or incident to, its ordinary course of business. In the opinion of management, neither the lawsuits discussed above nor various other pending lawsuits will have a material adverse effect on the consolidated financial position or operations of the Company.

  Product Liability Insurance

     During 1985, after reviewing costs, availability and related factors, management decided not to continue to maintain product liability insurance. While to date no material adverse claim for personal injury resulting from allegedly defective products, including ribavirin, has been successfully maintained against the Company, a substantial claim, if successful, could have a material adverse effect on the Company.

 8. SUPPLEMENTAL CASH FLOW DISCLOSURES

     The Company made cash payments for interest of $38,000, $29,000 and $0 during 1993, 1992, and 1991, respectively. Income taxes paid during 1993, net of refunds, were $17,000. No income taxes were paid during 1992 and 1991.

     In December 1993, the Company declared a 5% common stock dividend amounting to 862,531 shares of common stock for $7,978,000.

     In 1991, Viratek transferred all inventory, three compounds and certain equipment, to SPI and its subsidiaries in the amount of $4,626,000.

                                 VIRATEK, INC.

                               DECEMBER 31, 1993

 9. DETAIL OF CERTAIN ACCOUNTS

                                                                 1993           1992
                                                              ----------     ----------
        Property, plant and equipment, net:
          Machinery and equipment...........................  $1,424,000     $1,263,000
          Autos and trucks..................................      84,000         59,000
          Furniture and fixtures............................      54,000         33,000
                                                              ----------     ----------
                                                               1,562,000      1,355,000
                                                              ----------     ----------
        Less: Accumulated depreciation......................   1,358,000      1,237,000
                                                              ----------     ----------
                                                              $  204,000     $  118,000
                                                               =========      =========

                                                                 1993           1992
                                                              ----------     ----------
        Accrued liabilities:
          Professional Fees.................................  $  291,000     $  231,000
          Accrued communications expenses...................      88,000        197,000
          Other.............................................     129,000        116,000
                                                              ----------     ----------
                                                              $  508,000     $  544,000
                                                               =========      =========

                                                   1993           1992           1992
                                                 ---------     ----------     ----------
        Other (income) expense, net:
          Contribution to the UC San Diego.....  $      --     $       --     $  325,000
          Equipment rental income..............   (240,000)      (240,000)      (120,000)
          Legal expense reversal...............         --             --       (200,000)
          Other................................      8,000        (45,000)       (57,000)
                                                 ---------     ----------     ----------
                                                 $(232,000)    $ (285,000)    $  (52,000)
                                                 =========      =========      =========

10. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Following is a summary of quarterly financial data for each of the quarters ended March 31, June 30, September 30 and December 31 for the years ended December 31, 1993 and 1992.

                 1993               FIRST QUARTER     SECOND QUARTER     THIRD QUARTER     FOURTH QUARTER
    ------------------------------  -------------     --------------     -------------     --------------
    Revenues......................   $ 1,444,000       $    540,000       $ 2,048,000        $1,871,000
    Research and development
      expenses and other, net.....     1,157,000          1,649,000         1,799,000         2,119,000
    Net income (loss).............       287,000         (1,109,000)          249,000          (249,000)
    Net income (loss) per
      share(1)....................   $       .02       $       (.07)      $       .01        $     (.01)

                 1992               FIRST QUARTER     SECOND QUARTER     THIRD QUARTER     FOURTH QUARTER
    ------------------------------  -------------     --------------     -------------     --------------
    Revenues......................   $ 1,993,000       $    265,000       $ 1,948,000        $1,242,000
    Research and development
      expenses and other, net.....       605,000            113,000         1,269,000         1,644,000
    Net income (loss).............     1,388,000            152,000           679,000          (402,000)
    Net income (loss) per
      share(1)....................   $       .09       $        .01       $       .04        $     (.03)

- ---------------


(1) Net income (loss) per share has been restated to reflect a fourth quarter 1993 stock distribution of 5%.

                    QUARTERLY STOCK PRICE AND DIVIDEND DATA

     The common stock is traded on the American Stock Exchange (Symbol: VRA).

     The following table sets forth, for the periods shown, the high and low closing sales prices on the American Stock Exchange.

                                                                      HIGH      LOW
                                                                     ------    ------
                  1993
          First Quarter............................................  $13 21/64 $ 5 61/64
          Second Quarter...........................................   13 29/6    8 37/
          Third Quarter............................................   14 11/6  10
          Fourth Quarter...........................................   13 11/1  7 1/32
                  1992
          First Quarter............................................  $24 17/32 $10 23/32
          Second Quarter...........................................   13 37/6  7 5/8
          Third Quarter............................................  10          5 15/
          Fourth Quarter...........................................    9 49/     5 15/

     As of March 30, 1994, there were approximately 713 holders of record of the Company's common stock.


     During the fourth quarter of 1993, Viratek declared a 5% common stock distribution. All of the above per share amounts have been retroactively adjusted to reflect this distribution. No other cash or stock distributions were declared during 1992 or 1993.

                                   APPENDIX I

                                   APPENDIX I

                             ICN BIOMEDICALS, INC.

                       1993 ANNUAL REPORT TO STOCKHOLDERS

                       FINANCIAL AND GENERAL INFORMATION

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                        ------
Business..............................................................................  I-1
Selected Financial Data of Biomedicals................................................  I-7
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................  I-8
Report of Independent Auditors........................................................  I-16
Financial Statements
  Consolidated Balance Sheets.........................................................  I-17
  Consolidated Statements of Operations...............................................  I-18
  Consolidated Statements of Stockholders' Equity.....................................  I-19
  Consolidated Statements of Cash Flows...............................................  I-20
  Notes to Consolidated Financial Statements..........................................  I-21
Quarterly Stock Price and Dividend Data...............................................  I-37

                                    BUSINESS

     ICN Biomedicals, Inc. and its subsidiaries ("Biomedicals" or the "Company") develop, manufacture and sell research chemical products, biomedical instrumentation, diagnostic reagents, and radiation monitoring services. Major product lines of the research chemical products group include biochemicals, radiochemicals and cell biology products, and chromatography materials. Major product lines of the biomedical instrumentation group include microplate instrumentation, environmental technology products and precision liquid delivery instrumentation. The diagnostic reagents group provides reagents and instrumentation, including enzyme-and radioimmunoassay kits and immunoassay systems. Biomedicals also purchases research chemicals from other manufacturers, in bulk, for repackaging and distributes biomedical instrumentation manufactured by others. Biomedicals' principal customers are life science researchers, including those engaged in molecular biology, genetic engineering and other areas of biotechnology, biochemical research laboratories, and clinical laboratories. Major markets are located in the United States, Canada, Mexico, South America, Eastern and Western Europe, Australia and Japan. The Company's products are sold through Biomedicals-produced catalogs, direct mail advertising, direct sales force, and selected independent distributors and agents.

     Biomedicals was incorporated in September 1983 as a Delaware corporation by its parent, ICN Pharmaceuticals, Inc. ("ICN"), and has since operated as an ICN subsidiary. Effective January 1, 1984, ICN transferred to Biomedicals, in exchange for all of the then outstanding shares of common stock of Biomedicals, certain assets and liabilities comprising the Life Sciences Group of ICN. Some of the operations of that group had been conducted by ICN since ICN's inception in 1960. Since 1984, several businesses and product lines have been acquired by ICN on behalf of the Company and subsequently transferred to Biomedicals.

     Biomedicals changed its fiscal year end from November 30 to December 31, effective for the twelve months ended December 31, 1991.

     In November 1989, Biomedicals acquired, for $37,700,000, all of the issued and outstanding common shares of Flow Laboratories, Inc., and Flow Laboratories B.V., from GRC International, Inc. (formerly Flow General, Inc.). These companies, together with their respective subsidiaries ("Flow") constituted the Biomedical Division of Flow General. Funds for the purchase consisted of cash and bonds with a value of $35,700,000 (of which $27,000,000 was financed by bank borrowings, and 100,000 shares of the common stock of Biomedicals, with a guaranteed value of $20 per share on November 8, 1994. Flow was a manufacturer and distributor of several thousand biomedical products worldwide, including cell biology products, laboratory plastics, enzyme linking immunosorbent assay (ELISA), diagnostic instrumentation and environmental technology products.

     At the time of the acquisition of Flow, Biomedicals believed that the distribution outlets acquired would substantially increase Biomedicals' ability to compete in international markets where it had no significant direct representation. Following the acquisition, the Company attempted to centralize the European marketing and distribution, discontinue certain low margin product lines and shut down excess manufacturing and distribution facilities. These efforts continued into 1992, at which time Biomedicals completed a major restructuring plan. (See Management's Discussion and Analysis of Financial Condition and Results of Operations, Restructuring Costs and Special charges).

     On August 30, 1993, Biomedicals issued 300,000 shares of a new series "A" of Biomedicals' non-convertible, non-voting, preferred stock valued pursuant to a fairness opinion, at $30,000,000 to ICN. In exchange, ICN delivered 4,983,606 shares of Biomedicals' common stock that ICN owned and exchanged intercompany debt owed to ICN by Biomedicals in the amount of $11,000,000.

     In addition, on August 30, 1993, Biomedicals issued 390,000 shares of a new series "B" of Biomedicals' non-convertible, non-voting, preferred stock valued pursuant to a fairness opinion, at $32,000,000 to ICN. In exchange, ICN delivered to Biomedicals 8,384,843 shares of Biomedicals' common stock that ICN owned.

     As a result of the series "A" and "B" exchanges, ICN's ownership was reduced from 88% to 69% of the outstanding common stock of Biomedicals.

     In addition to the business of Biomedicals, ICN develops, manufactures, distributes and sells pharmaceutical and related products and services. ICN's pharmaceuticals group is composed of Viratek, Inc. ("Viratek", a 63%-owned subsidiary at March 26, 1994) and SPI Pharmaceuticals, Inc. ("SPI", a 39%-owned investment at March 26, 1994, which, effective from January 1, 1993, is accounted for on the equity method of accounting by ICN.)

     Viratek conducts research and develops compounds derived from nucleic acids, the basic genetic material. Viratek's principal product is the compound Virazole (registered trademark) (ribavirin), a broad spectrum anti-viral agent. The Company has no financial interest in Virazole. In addition, Viratek has initiated a new research program focused on the detection and measurement of a group of human peptide hormones or regulators and in vitro commercial diagnostics. Viratek also conducts certain biomedical research and development for the Company (see Research and Development).

     SPI and its subsidiaries manufacture, distribute and sell pharmaceutical and nutritional products, primarily in the United States, Yugoslavia, Mexico, Western and Eastern Europe and Canada.

     Biomedicals' principal executive offices are located at 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0113.

PRODUCTS

  Research Chemical Products Group

     Biomedicals' research products group markets more than 55,000 chemical, radiochemical, biochemical and immunochemical compounds. These compounds result from chemical synthesis, biochemical (enzymatic) synthesis, and/or are isolated from natural sources such as micro-organisms, plant, and animal tissues. In addition, the biomedical group offers laboratory plasticware, media for cell culture, and materials for chromatography.

     Biochemicals. Biochemicals are chemicals that occur in or result from any life process. The major biochemicals in the research laboratory market include proteins, peptides, amino acids, carbohydrates, enzymes, nucleic acids and their derivatives. Biomedicals repackages and sells, primarily through a catalog, spot mailings and telephone solicitation, approximately 35,000 chemical items (including rare and fine chemicals) to customers in approximately 1,500 laboratories worldwide who are largely engaged in organic, inorganic and biochemical experimentation and synthesis. Major products include ammonium sulfate, cesium chloride, guanidine hydrochloride, L-glutamine and ultra-pure tris.

     In recent years, there has been an increasing demand for ultra-pure biochemicals, particularly for use in molecular biology and medically-oriented research work. Biomedicals has expanded its molecular biology line through the addition of modifying and restriction enzymes, reagents for gel electrophoresis and other chemicals used in various phases of genetic engineering. This includes materials used in recombinant technology such as growth factors, restriction endonucleases (enzymes which "cut" DNA material at a specific point) and polynucleotide "linkers" which are used to rejoin divided segments of DNA molecules.

     Under the K&K Laboratories trade name Biomedicals offers 23,000 rare and fine chemicals consisting principally of organic chemicals, inorganic chemicals, organometallics, rare earth metals and specialty intermediates. These products are used in the chemical, pharmaceutical, aerospace, electronic, and educational fields.

     Radiochemicals. Radiochemicals are produced through the combination of radioactive raw materials with non-radioactive chemical intermediates, the resulting products, referred to as "labeled" or "tagged", possess one or more radioactive atoms. These isotopes are used by researchers in conjunction with sophisticated measuring instruments to follow or trace the chemical through a biochemical system. Such work helps to determine the mechanisms by which molecules are transformed within living systems, furthering knowledge of genetic, biological and physiological disorders, including hormonal deficiencies, physical abnormalities and a range of organ and endocrinological disorders.

     Using a variety of multi-step chemical and biochemical procedures, Biomedicals produces in excess of 800 different "radioactive" or "labeled" compounds. The Irvine, California facility uses Phosphorus-32, Sulfur-35, Tritium and Carbon-14 to produce organic molecules for use in a large number of biomedical research applications. The Company offers reactor-produced radionuclides but does not, at this time, refine such products for human use as radiopharmaceuticals.

     Cell Biology. Biomedicals sells a wide range of components for the culturing of cells in an artificial environment under specially controlled conditions. Prior to the sale of the Irvine, Scotland manufacturing facility in April 1993, Biomedicals manufactured most cell biology products in-house. Biomedicals now procures these products at a lower cost from third party suppliers. Cell culture has become an increasingly important technique for the study of cell behavior, the study of viruses and viral infections, the development and production of vaccines and the testing of new drugs, chemicals, food and toxic substances.

     Biomedicals is a supplier of materials for cell culture and offers a comprehensive range of media, growth factors and sera as well as a variety of disposable plastic labware and ancillary equipment. Biomedicals' chemically defined growth media, which nourish living cells, are used by customers in maintaining or growing cells in the laboratory. Biomedicals also markets processed animal sera (used to enrich media) and uses both raw and processed sera to formulate other products. The availability and costs of raw animal sera varies and is largely beyond Biomedicals' control.

     Other cell biology products include the Titertek-Plus (registered trademark) family of pipettes and disposable plastic labware.

     Chromatography Products. Chromatography products include chemicals known as adsorbents as well as other consumable products, such as nylon membranes, which are used for chromatography (a scientific method employing sophisticated instrumentation to separate chemical mixtures in order to analyze their components). Biomedicals distributes adsorbents worldwide which are produced by its German subsidiary.

  Biomedical Instrumentation Group

     Biomedicals' biomedical instrumentation group markets microplate instruments, a wide range of precision liquid delivery systems and gamma counters.

     Microplate Instrumentation. These products are laboratory instruments serving the needs of all applications utilizing the microtitration plate (microplate) format. Microplates are 96-well trays, about the size of a postcard, that offer a convenient, economical space-saving alternative to test tubes and have become the vessel of choice for biomedical tests. The preeminent microplate application is immunoassays used in diagnostics, public health screening, quality control and research. Biomedicals' Titertek (registered trademark) product lines offer instruments that address all steps in using microplates including dispensing samples and reagents, reagent displacement (known as microplate "washing"), and measurement of calorimetric, fluorescent and luminescent test results. The products range from hand operated pipettes to integrated analytical systems.

     Precision Liquid Delivery Systems. Biomedicals' instrument manufacturing facility in Huntsville, Alabama, produces high precision liquid delivery systems starting with general purpose bench-top stations and extending to customized automated systems incorporating process control, test measurement and data reduction. The liquid delivery products are all complimentary to, and compatible with, the microplate instruments, (both those manufactured in Huntsville and own-label products obtained from third-parties). This integration of the product lines enhances Biomedicals' ability to offer users a flexible system approach to meeting their evolving laboratory equipment needs.

     Gamma Counters. The Huntsville facility also produces gamma counters (instruments that quantify the amount of radioactive "labels" incorporated into a sample). Gamma counters are mainly used in diagnostics and research. Biomedicals offers a choice of automatic sample-feed and manually loaded batch processing machines, all with a common data analysis and reduction software package.


     All instrumentation sold by Biomedicals is supported by field and factory service capability. Service contracts are actively sold to a large customer base of long-term users of Biomedicals' instruments. Biomedicals has entered into a non-binding letter of intent with a third party to sell the instrument business subject to numerous conditions to be enumerated in a contract between Biomedicals and said third party.

  Diagnostic Reagents Group

     Biomedicals provides diagnostic reagents and instrumentation to hospitals, clinics and biomedical research laboratories. Immunoassay is a diagnostic technique used to determine the quantity of biological substances present in very low concentrations in body fluids. In the United States alone, more than 5,000 laboratories use the technique in routine clinical diagnostic applications. Biomedicals manufactures both Enzyme-Immunoassay and Radio-Immunoassay kits at its Costa Mesa, California facility and markets these kits under the IMMUCHEM product line. In 1993, Biomedicals developed a line of non-isotopic enzyme-immunoassay used for screening newborns for inherited genetic diseases ("Neonatal line"). Biomedicals' strategy is to develop a complete line of reagents to address its strength in the endocrinology and newborn screening product segments. Biomedicals has developed instruments which allow assays to be automated for moderate to high volume applications in which ease of use and labor productivity are competitive advantages. Biomedicals will continue to add more internally developed products to its Neonatal line in 1994 including a new fully-automated analyzer.

  Radiation Monitoring Services Group

     Biomedicals provides an analytical monitoring service to determine personal occupational exposure to ionizing radiation.

     Since 1973, ICN has provided dosimetry services to dentists, veterinarians, chiropractors, podiatrists, hospitals, universities, governmental institutions and power plants. ICN's service include both film and Thermo Luminescent ("TL") badges in several configurations to accommodate a broad scope of users. This service includes the manufacture of badges, distribution to and from clients, analysis of badges and a radiation report indicating the exposure. The marketing strategy in 1993 was geared towards the small office practitioner both domestically and in an initial entry into the international market. Fiscal 1994 will be a year of intense effort to upgrade and streamline internal operations and computer software related to Dosimetry services. Two new badge configurations are planned to enhance Dosimetry's product offering: A CR39 neutron monitor and a Thermo Luminescent Dosimeter ("TLD") wallet card monitor. These new products, coupled with the software enhancements will allow Biomedicals to continue its aggressive marketing campaign both in the domestic and international areas.

MARKETING

     Biomedicals' marketing operations are headquartered at the corporate offices in Costa Mesa, California. Sales and marketing methods vary according to product group and include direct sales through a field sales force, catalog sales, direct mail campaigns and independent agents/ distributors. Biomedicals has a field sales and marketing organization of 141 persons in the United States and Canada, 73 in Europe, 9 in Australia and 6 in Japan.

CUSTOMERS

     Biomedicals' customer group for research products is principally composed of biomedical research institutions such as universities, the National Institutes of Health, pharmaceutical companies, and, to a lesser extent, hospitals. Customers for diagnostic reagents and instruments are generally clinics, medical offices and hospitals. Customers for Biomedicals' other biomedical instruments include both biomedical research institutions and clinics, medical offices and hospitals. Biomedicals is not materially dependent upon any one customer or a small group of customers and does not believe the loss of any one customer would have a material adverse effect on Biomedicals. However, since a large portion of medical research in both the United States and other countries is funded by governmental agencies, Biomedicals' results of operations could be adversely affected by cancellation or curtailment of governmental expenditures for medical research.

FOREIGN OPERATIONS

     Biomedicals operates in the United States, Canada, Europe and Asia/Pacific. For financial information about domestic and foreign operations and export sales, see Note 10 of Notes to Consolidated Financial Statements.

     Foreign operations are subject to certain risks inherent to conducting business abroad, including price and currency exchange control, fluctuations in the relative value of currencies, political instability and restrictive governmental actions. Changes in the relative value of currencies occur from time to time and may, in certain instances, materially affect Biomedicals' results of operations. Biomedicals does not hedge foreign currency risks. The effects of these risks are difficult to predict.

LICENSES, PATENTS, TRADEMARKS AND PROPRIETARY RIGHTS

     Biomedicals has 7 United States patents and 5 foreign patents expiring from 1994 to 2008. Although no assurance can be given as to the breadth or degree of protection which these patents will afford Biomedicals, the Biomedicals' business is not materially dependent on the protection afforded by its patents.

     Many of the Company's product names are registered trademarks in the United States, Canada and other countries. Other organizations may in the future apply for and be issued patents or may obtain proprietary rights covering technology which may become useful to the Company's business. The extent to which Biomedicals may need, at some future date, to obtain licenses from others is not known. In addition, Biomedicals intends to rely on unpatented proprietary know-how. However, there can be no assurance that others will not independently develop such know-how or otherwise obtain access to the Biomedicals' know-how. Each employee of Biomedicals is required to enter into an agreement holding proprietary information confidential and agreeing that such obligation will survive the termination of his or her employment with Biomedicals.

BACKLOG

     Backlog is not a significant factor since most orders received are filled and shipped promptly after receipt. No single customer accounted for more than 10% of Biomedicals' net sales during the year ended December 31, 1993.

RAW MATERIALS AND MANUFACTURING

     In general, raw materials used by Biomedicals in the manufacture of its products are obtainable from multiple sources in the quantities desired. However, the availability and costs of raw animal sera for distribution as part of the Biomedicals' cell biology products may vary from time to time and is largely beyond Biomedicals' control. Additionally, in the last decade, the number of reactor sites producing radioactive raw materials has diminished.

     Product manufacturing is chiefly carried out by Biomedicals in three domestic facilities and one foreign facility: Costa Mesa, California (radioimmunoassay kits and immunobiologic products); Huntsville, Alabama (diagnostic and microplate instrumentation); Irvine, California (radiochemicals) and Eschwege, Germany (chromatography products). Some manufacturing and repackaging is also carried out at the Biomedicals' facility in Aurora, Ohio.

RESEARCH AND DEVELOPMENT

     The research and development group conducts its new product development activities in its production departments, an approach that has proven most effective in this specialized high technology segment of molecular biology. Biomedicals conducts research and development activities for diagnostic reagents in Costa Mesa, California, and for the instrument product line in Huntsville, Alabama.

     Effective January 1, 1992, Biomedicals entered into an agreement with Viratek, whereby Biomedicals transferred right, title and interest in research and development projects related to the development of new assay methods utilizing various non-isotopic and other immunoassay techniques as well as universal immunohistology kits for specific immunogen localization in cellular structures to Viratek. Biomedicals retains the right of first refusal to the marketing and distribution rights of any products developed under this agreement.

GOVERNMENT REGULATION

     Biomedicals is subject to licensing and other regulatory control by the United States Food and Drug Administration, the Nuclear Regulatory Commission, other Federal and state agencies and comparable foreign governmental agencies. Biomedicals has not in the past experienced any significant difficulty in complying with the regulations of those agencies.

     Provisions enacted or adopted by United States federal, state and local agencies regulating the discharge of waste into the environment do not currently have a material effect upon Biomedicals' capital expenditures, earnings or competitive position.

COMPETITION

     The industry in which Biomedicals operates is highly competitive. Biomedicals' competitors, many of which have substantially greater capital resources, marketing capabilities and larger staffs and facilities than Biomedicals, are actively engaged in marketing products similar to those of Biomedicals and developing new products similar to those being developed and sold by Biomedicals. Competitive factors vary by product line and customer and include service, product availability and performance, price and technical capabilities. Competitors of Biomedicals' diagnostic reagent and instrumentation group include LKB Instruments, Abbott Laboratories, Diagnostic Products Corp. and Smith Kline/Beckman. Sigma Aldrich, Amersham and New England Nuclear, a subsidiary of Dupont, are the market leaders in their segments of the research products business. Competitors of Biomedicals' cell biology products group include Life Technologies (Gibco/BRL) and Whittaker/MBA. Biomedicals' competitors in the biological instrumentation group for its microplate instrumentation business include Labsystems, Dynatech and Bio-tek Instruments. The possibility of product obsolescence and product substitution is highest in the Company's immunodiagnostic business where radioimmunoassay methods are being replaced by assay techniques utilizing nonradioactive components such as enzymes or fluorescent chemicals. Although the Company believes that the radioimmunoassay technique is not under immediate threat, due to its superior sensitivity and low cost, the Company has a research program in non-isotopic based systems which could replace some of its radioimmunoassay kits at some time in the future.

EMPLOYEES

     Biomedicals employs approximately 505 persons, of whom 77 are engaged in general and administrative matters, 229 in marketing and sales, 195 in production and 4 in research and development. There are no collective bargaining agreements between the Company and any of its employees, except for approximately 39 employees of the Company's German subsidiary. Biomedicals considers its relations with its employees to be satisfactory.

                     SELECTED FINANCIAL DATA OF BIOMEDICALS

     The following table sets forth certain selected consolidated financial data for the years ended December 31, 1993, 1992 and 1991, the one-month ended December 31, 1990, and for each of the years in the two-year period ended November 30, 1990. This information should be read in conjunction with the consolidated financial statements included elsewhere in this Form 10-K (in thousands, except per share information).


                                                                  DECEMBER 31,                ONE MONTH          NOVEMBER 30,
                                                          -----------------------------         ENDED         -------------------
                                                           1993       1992       1991     DECEMBER 31, 1990     1990       1989
                                                          -------   --------   --------   -----------------   --------   --------
STATEMENT OF OPERATIONS DATA:
Net sales...............................................  $59,076   $ 75,648   $ 96,507       $   7,473       $131,259   $ 61,442
Cost of sales...........................................   27,631     44,851     51,917           4,365         66,394     28,687
                                                          -------   --------   --------        --------       --------   --------
Gross profit............................................   31,445     30,797     44,590           3,108         64,865     32,755
Selling, general and administrative expenses............   28,455     43,509     39,922           3,130         43,358     21,347
Research and development costs..........................      378        583      1,687             193          2,052      1,469
Amortization of goodwill and other intangibles..........      502      1,486      1,829             144          1,609      1,130
Interest expense, net...................................    2,250      4,567      7,073             848          3,773         84
Lease vacancy costs.....................................    1,436         --         --              --             --         --
Restructuring costs and special charges(1)..............       --     63,032      6,087              --             --         --
Other (income) expense, net.............................   (2,399)     4,731      1,268             235            160        322
                                                          -------   --------   --------        --------       --------   --------
Income (loss) before provision for income taxes and
  extraordinary income..................................      823    (87,111)   (13,276)         (1,442)        13,913      8,403
Provision (benefit) for income taxes....................     (312)       309       (384)             66          5,111      2,762
                                                          -------   --------   --------        --------       --------   --------
Income (loss) before extraordinary income...............    1,135    (87,420)   (12,892)         (1,508)         8,802      5,641
Extraordinary income....................................      627         --         --              --             --        506
                                                          -------   --------   --------        --------       --------   --------
Net income (loss).......................................  $ 1,762   $(87,420)  $(12,892)      $  (1,508)      $  8,802   $  6,147
                                                          =======   ========   ========   =================   ========   ========
Per Share Information(2):
Income (loss) before extraordinary income...............  $   .07   $  (4.80)  $  (1.09)      $    (.13)      $    .80   $    .52
Extraordinary income(3).................................      .03         --         --              --             --        .05
                                                          -------   --------   --------        --------       --------   --------
Net income (loss).......................................  $   .10   $  (4.80)  $  (1.09)      $    (.13)      $    .80   $    .57
                                                          =======   ========   ========   =================   ========   ========
Average shares outstanding..............................   17,464     18,224     11,790          11,400         10,963     10,697
                                                          =======   ========   ========   =================   ========   ========
Shares outstanding at end of period(5)..................    9,034     19,183     15,305          11,251         11,250     10,538
                                                          =======   ========   ========   =================   ========   ========
Dividends per common share(4)...........................  $   .17   $    .17   $    .15       $      --       $    .18   $    .13
                                                          =======   ========   ========   =================   ========   ========
BALANCE SHEET DATA:
Total assets............................................  $51,831   $ 63,342   $152,658       $ 178,233       $179,857   $177,913
Working capital.........................................   10,756      8,676     19,294          21,881         26,235     40,359
Long-term debt and capital lease obligations, less
  current maturities....................................   10,567     11,709     18,315          33,635         40,076     51,322
Total stockholders' equity(5)...........................   12,641      3,816     66,863          57,344         60,800     45,358


- ------------------------

(1) See Note 12 of Notes to Consolidated Financial Statements, for a discussion of the 1991 and 1992 restructuring plans.

(2) All per share information has been restated to reflect the 20% stock dividend, accounted for as a six-for-five stock split, paid on July 31, 1989.

(3) Extraordinary income in 1993 of $627,000 or $.03 per share results from negotiated settlements with certain suppliers and banks. Extraordinary income in 1989 pertains to gains resulting from the purchase of a portion of the 5 1/2% Swiss Franc Exchangeable Certificates.

(4) Reflects annual cash dividends for each of the years presented. During the one-month ended December 31, 1990, the Company declared a one-time special dividend of $.035, in addition to the regular quarterly dividend. This dividend was actually paid in January 1991 and is included in the annual total of $.15 at December 31, 1991.

(5) On August 30, 1993, the Company issued 300,000 shares of a new series "A" of the Company's non-convertible, non-voting, preferred stock valued pursuant to a fairness opinion, at $30,000,000 to ICN. In exchange, ICN delivered 4,983,606 shares of the Company's common stock that ICN owned and exchanged intercompany debt owed to ICN by the Company in the amount of $11,000,000.

    In addition, on August 30, 1993, the Company issued 390,000 shares of a new series "B" of the Company's non-convertible, non-voting, preferred stock valued pursuant to a fairness opinion, at $32,000,000 to ICN. In exchange, ICN delivered to the Company 8,384,843, shares of the Company's common stock that ICN owned.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1994 COMPARED TO SIX MONTHS ENDED JUNE 30, 1993

     Net Sales. Net sales were $30,658,000 for the six months ended June 30, 1994, compared to $31,224,000 for the same period in 1993. As compared to 1993, sales have declined 2% for the six months ended June 30, 1994.


     Cost of Sales. Product cost as a percentage of sales decreased to 44% from 46% for the six months ended June 30, 1994 and 1993, respectively. Biomedicals continues to focus on the elimination of high cost products and on improving purchasing and manufacturing processes.



     Gross Profit. Gross profit as a percentage of sales was 56% for the six months ended June 30, 1994 compared to 54% for the same period in 1993. The discontinuance of low gross profit margin products and the introduction of new products with higher margins contributed to the improvement in gross profit margins.



     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $13,750,000, or 45%, of net sales for the six months ended June 30, 1994, compared to $13,277,000, or 43%, of net sales for the same period in 1993. The increase in expenses in 1994 reflects primarily the impact of catalogue amortization costs, partially offset by certain reserve reevaluations.


     Interest Expense, Net. Interest expense, net, was $1,066,000 for the six months ended June 30, 1994, compared to $1,266,000 for the same period in 1993. The net decrease for the six months ended June 30, 1994 compared to the same period in 1993 resulted primarily from the reduction in short and long term debt of Biomedicals.

     Foreign Currency Translation Losses (Gains). Translation losses (gains) were $802,000 for the six months ended June 30, 1994 and $(328,000) for the six months ended June 30, 1993. Biomedicals has a SFr. liability of SFr. 11,488,000 ($8,615,000), which is not hedged and subject to foreign exchange translation gains or losses during the year.

     Other (Income) Expense, Net. Other (income) expense, net, was $592,000 for the six months ended June 30, 1994, compared to $(1,259,000) for the same period in 1993.

     Other (income) expense, net, for the six months ended June 30, 1994 includes a $(210,000) gain on settlement of an escrow account related to the sale of Biomedicals' Irvine, Scotland facility in 1993, costs incurred in connection with the closure of a foreign facility of $204,000, amortization of goodwill of $251,000, severance and termination costs of $250,000, and reevaluation of certain foreign allowances, primarily related to accounts receivable of $(300,000).

     Other (income) expense for the six months ended June 30, 1993, includes a gain of $(938,000) realized by Biomedicals' Italian operation on the favorable termination of certain leasing contracts, a gain of $(1,000,000) representing certain liabilities accrued during 1992 which were settled for less than the original estimate and a gain of $(278,000) on the sale of Biomedicals' Irvine, Scotland facility.


     Extraordinary Income. During the second quarter of 1993, Biomedicals' Italian operation negotiated settlements with certain of its suppliers and banks, resulting in extraordinary income for the six months ended June 30, 1993 of $627,000, or $.03 per share.

YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


     Introduction. At the time of the 1989 acquisition of Flow Laboratories, Inc. and Flow Laboratories B.V., (together with their respective subsidiaries "Flow"), Biomedicals believed that the distribution outlets acquired would substantially increase Biomedicals' ability to compete in international markets where it had no significant direct representation. Following the acquisition, Biomedicals attempted to centralize the European marketing and distribution, discontinue certain low margin product lines and shut down excess manufacturing and distribution facilities. These efforts continued into 1992, at which time Biomedicals completed a major restructuring plan. (See Restructuring Costs and Special Charges, below).


     During the latter part of 1992 and throughout 1993, Biomedicals realigned its European operations including the distribution network and manufacturing, resulting in reductions in selling, general and administrative costs. Integration of Biomedicals' higher margin "core" product lines and elimination of lower gross margin products have contributed to the increase in the overall gross profit margins; however, such actions have not fully mitigated the continuing decline in European sales. As a result, the 1993 income (loss) before provision for income taxes and extraordinary item attributable to the European operations was $(2,831,000) as compared to $(35,582,000) in 1992. Biomedicals' North American sales have remained stable.


     Biomedicals is actively working on the introduction of new products, primarily related to its diagnostic and instrumentation product lines and will be introducing its Dosimetry product line in Europe and Canada. Although the introduction of these product lines was originally scheduled for Europe in 1993, longer than anticipated timeframes for product development delayed such introduction to 1994. Absent improvements in the 1994 European operating results, Biomedicals will need to reassess its business strategy and prospects for its European business.



     Net Sales. Net sales were $59,076,000, $75,648,000 and $96,507,000 in 1993,
1992 and 1991, respectively. Net sales were 22% lower in 1993 than in 1992 and 22% lower in 1992 than in 1991. The continuing decline in sales can be attributed primarily to Biomedicals' European operations. This declining trend is due to a variety of factors including the transition from a marketing effort focused on an agency/distributor network to one based upon catalog distribution, discontinuance of low gross profit margin product lines, competitive pressures, delays in getting new products to markets due to longer than anticipated timeframes for product development and a continuing weakness in government funding for capital equipment purchases.



     Cost of Sales. Product cost as a percentage of sales decreased to 47% in 1993 from 59% in 1992 and 54% in 1991. The decrease in product costs in 1993 reflects actions taken by Biomedicals to reduce costs beginning in the latter part of 1992, as discussed further in Restructuring Costs and Special Charges, below. Additionally, during 1993, high cost products with lower margins were eliminated, certain production facilities were consolidated or sold, other excess manufacturing facilities were closed down and Biomedicals continued to focus on improving purchasing and manufacturing processes. The increase in product costs in 1992 as compared to 1991 is the result of a writedown of slow moving inventory due to lower than anticipated sales volume. In addition, during 1992, Biomedicals' production facilities and warehousing costs were spread over a reduced sales volume thereby increasing cost of sales as a percentage of sales.



     Gross Profit. Gross profit as a percentage of sales was 53%, 41% and 46% in 1993, 1992 and 1991, respectively. Actions taken by Biomedicals in 1992, as described above, resulted in an increase in gross profit as a percentage of sales during 1993. The impact of declining sales, increasing product costs and a writedown of slow moving inventory, as described above, reduced gross profit in 1992 as compared to 1991.



     Selling, General and Administrative Expenses. Selling, general and administrative expenses as a percentage of sales were 48%, 58% and 41% in 1993, 1992 and 1991, respectively. The decrease in 1993 reflects management's continuing efforts to reduce expenses through consolidation of operations and distribution centers and other cost controls. Additionally, during 1993, Biomedicals renegotiated certain common services allocations from ICN, which reduced selling, general and administrative expense by $969,000 compared to 1992. The increase in expenses in 1992 over 1991 was due, in part, to increased allowances for estimated uncollectible accounts plus other costs related to increased level of catalog amortization and accruals for legal expenses. The increase in these costs as a percentage of sales was due primarily to a significantly greater decline in sales in the markets related to the Flow acquisition than in the markets in which Biomedicals has traditionally done business. Although costs in 1994 will reflect increased catalog expenses of at least $2,295,000, Biomedicals expects selling, general and administrative expenses to remain stable.


     Research and Development Costs. Research and development expenses were $378,000, $583,000, and $1,687,000 during 1993, 1992 and 1991, respectively.
Effective January 1, 1992, Biomedicals entered into an agreement with Viratek whereby Biomedicals transferred to Viratek right, title and interest in certain of its research and development projects. Biomedicals retains a right of first refusal to the marketing and distribution rights for any product developed in accordance with the agreement. Viratek conducts biomedical research related to the development of non-isotopic diagnostic test kits and associated hardware. Biomedicals continues to perform research and development activities for diagnostic reagents and the instrument product line manufactured in Huntsville, Alabama.


     Amortization of Goodwill and Other Intangibles. Amortization expense was $502,000, $1,486,000, and $1,829,000, in 1993, 1992, and 1991, respectively. The reduction in goodwill amortization in 1993, reflects the write-off of a major portion of Biomedicals' goodwill during the fourth quarter of 1992, as described below under Restructuring Costs and Special Charges. Biomedicals continually evaluates the continued carrying value and amortization periods for goodwill and other intangibles.

     Interest (income) expense, net. Interest (income) expense, net is comprised of the following:


                                                        1993           1992           1991
                                                     ----------     ----------     ----------
    Interest expense...............................  $2,256,000     $4,779,000     $7,585,000
    Interest income................................      (6,000)      (212,000)      (512,000)
                                                     ----------     ----------     ----------
    Interest expense, net..........................  $2,250,000     $4,567,000     $7,073,000
                                                      =========      =========      =========


     The net interest expense decline in 1993 compared to 1992 and 1992 compared to 1991 results from a reduced level of outstanding debt both to third parties and ICN.


     Lease Vacancy Costs. During 1993, Biomedicals vacated its High Wycombe facility in England and moved to a facility more suitable to Biomedicals' operating needs in Thame, England. Biomedicals pursued various subleasing agreements, none of which were completed as of December 31, 1993. Consequently, Biomedicals accrued approximately $1,200,000 which represents management's best estimate of the net present value of future leasing costs to be incurred for High Wycombe. During 1993, Biomedicals expensed an additional $236,000 of leasing costs related to High Wycombe.



     Other (Income) Expense, Net. Other (income) expense, net, was $(2,399,000), $4,731,000 and $1,268,000 in 1993, 1992 and 1991, respectively. In 1993, Other
(income) expense, net, includes a gain of $430,000 representing a favorable settlement of a foreign non-income tax related tax dispute, a gain of $278,000 on the sale of Biomedicals' Irvine, Scotland facility, a gain of $938,000 realized by the Company's Italian operation on the favorable termination of certain leasing contracts, and a gain of $1,250,000 relating to certain liabilities accrued during 1992 which were settled for less than the original estimates. In 1992, Biomedicals expensed $2,187,000 for a non-exclusive license fee for the purpose of marketing certain laboratory equipment in the U.S., Canada and South America. Other charges in 1992 include certain foreign non-income related taxes and an equity investment write-off totaling $2,202,000. Other (income) expense, net in 1991 included $1,286,000 of costs relating to the introduction of Biomedicals' catalog.



     Provision for Income Taxes. Biomedicals' effective income tax rate was
(38)%, 1% and (3)% for 1993, 1992 and 1991, respectively. Biomedicals' effective rate of (38)% in 1993 was due primarily to a reduction in the estimate of required U.S. and foreign tax contingency allowances. Such contingency allowances were established in prior years to cover certain tax exposures in the U.S. and certain foreign jurisdictions. Biomedicals' effective tax rate for 1992 and 1991 was significantly less than the U.S. statutory rate due to the utilization of net operating losses.

     Restructuring Costs and Special Charges. During 1991, Biomedicals initiated a restructuring program designed to reduce costs and improve operating efficiencies. Accordingly, restructuring program costs of $6,087,000 were recorded in 1991. The program included, among other items, the consolidation, relocation and closure of certain manufacturing and distribution facilities, primarily in Milan, Italy and Costa Mesa, California. Those measures, including a 15% reduction in work force, were initiated in 1991 and continued through 1992.

     Sales continued to decline during the first three quarters of 1992 over the same periods in 1991 despite the restructuring program initiated in 1991. The significant decreases were primarily due to operations in Italy and other European subsidiaries acquired as part of the Flow acquisition. A further decline in sales of 19.3% or $4,009,000, occurred in the fourth quarter of 1992 compared to the fourth quarter of 1991.

     In prior years and the first three quarters of 1992, recoverability of goodwill associated with the Flow acquisition was focused on the European operations, as Biomedicals had only a limited presence in Europe prior to the Flow acquisition. Accordingly, Biomedicals used the expected operating income of the European operations in evaluating the recoverability of the Flow goodwill.

     During the fourth quarter of 1992, as a result of the continued decline in sales and other factors, Biomedicals reassessed their business plan and prospects for 1993 and beyond which included, among other things, the decision to sell the last remaining major European manufacturing facility and to restructure the previously acquired distribution network and European operations in line with the revised sales estimates. Consequently, based upon the continuing decline in European revenue and profitability relating to Flow, Flow facility closures and an ineffective distribution network, management concluded that there was no current or expected future benefit associated from the Flow acquisition. Accordingly, Biomedicals wrote off goodwill and other intangibles, primarily from the Flow acquisition of $37,714,000.

     In addition, the Company determined that future benefit could be realized if the distribution activities in Irvine, Scotland, Brussels, Belgium, Cleveland, Ohio, and Horsham, Pennsylvania, were consolidated with other distribution centers in Europe and the U.S., as these operations did not support the costs of maintaining separate facilities. Estimated costs included in the 1992 results associated with this consolidation effort were included in lease termination costs of $1,434,000, employee termination costs of $1,961,000, facility shut down costs of $357,000 and writedowns to net realizable value totaling $1,106,000 of facilities held for disposition.

     The Irvine, Scotland facility was vacated in March 1993 and subsequently sold for a gain of $278,000. During the first quarter of 1993, the Horsham, Pennsylvania, and Cleveland, Ohio facilities moved to Aurora, Ohio.

     Additionally, Biomedicals reviewed the ability of the Flow product lines to be effectively integrated into Biomedicals' "core" product lines and vice versa. As a result, it was concluded that Flow's distribution network, product lines and business operations were not effectively integrated into Biomedicals' global strategy. Low margin product lines such as cell biology and instruments had become technologically obsolete given the other competitive products on the market. As sales continued to decline, the amount of slow moving and potentially obsolete inventory increased. Accordingly, during the fourth quarter of 1992, Biomedicals recorded a provision for abnormal writedowns of inventory to estimated realizable value of $9,924,000 and discontinued products of $3,377,000.

     In addition, Biomedicals determined that the unamortized costs of the catalog marketing program would not be recovered within a reasonable period of time, therefore, catalog costs totaling $6,659,000 were written off in the fourth quarter of 1992. Despite the general shortfall in catalog related sales, the catalog marketing approach has firmly established Biomedicals' "core" products in the European and Asian-Pacific markets. During 1993, Biomedicals' strategy to redefine the form and use of the catalog to specifically customer focused or "product-line" catalogs is believed to be more effective in light of current market conditions. Additionally, radiochemical and cell biology "mini" catalogs have been developed. During 1993 and into 1994, Biomedicals will continue to use general catalogs and associated direct mail programs for sales activities in biochemical, enzyme immunobiological products and reagents for electrophoresis, but with more focus on product movement and customer needs. The diagnostic instrument and reagent lines are promoted by media advertising and direct sales activities.

     Diagnostic product development activities are organized to provide an enhanced range of non-isotopic tests, complementing the existing radioimmunoassays and microplate instrumentation. Biomedicals intends to remain a leader in neonatal screening, and as a significant supplier of endocrinology assay kits, test reagents and infectious disease diagnostics.

     Extraordinary Income. During the second quarter of 1993, Biomedicals' Italian operation negotiated settlements with certain of its suppliers and banks resulting in extraordinary income of $627,000 or $.03 per share.

LIQUIDITY AND CAPITAL RESOURCES

     Working Capital. Working capital was $13,659,000 at June 30, 1994, an increase of $2,903,000 from December 31, 1993. The increase is primarily due to an increase in accounts receivable and a reduction in accounts payable and accrued liabilities, partially offset by reductions in other current assets.


     Debt. Total debt (current maturities, notes payable and long-term debt) during the six month period ending June 30, 1994 decreased to $13,867,000 from $13,872,000 on December 31, 1993, as a result of principal payments which were offset by an increase of $844,000 due to foreign exchange, on Biomedicals' Swiss Franc debt.


     Product Liability Insurance. Biomedicals and certain of its subsidiaries do not maintain product liability insurance. While Biomedicals has never experienced a material adverse claim for personal injury resulting from allegedly defective products, a successful claim could have a material adverse effect on the Biomedicals' liquidity and financial performance.


     Cash and cash equivalents decreased from $2,204,000 at December 31, 1992 to $509,000 at December 31, 1993. Cash and cash equivalents were $850,000 at June 30, 1994.



     Net cash used in operations increased from $6,207,000 in 1992 to $6,676,000 in 1993. The slight increase in net cash used in operations can be attributed primarily to Biomedicals' payments of trade payables and accrued liabilities in the normal course of business and an increase in inventory available for sale resulting from a contractual purchase of inventory, partially offset by a decrease in trade receivables.


     Net cash (used in) provided by investing activities was $(821,000) in 1992 compared to $2,308,000 in 1993. The increase in cash provided by investing activities is a result of the sale of Biomedicals' Irvine, Scotland facility, which occurred in April 1993.

     Net cash provided by financing activities was $7,445,000 in 1992 compared to $2,627,000 in 1993. The decrease is primarily attributed to less cash received from ICN and less cash proceeds from issuance of long-term debt and notes payable.

     Cash and cash equivalents increased from $2,005,000 at December 31, 1991 to $2,204,000 at December 31, 1992.

     Net cash (used in) provided by operations was $8,357,000 in 1991 as compared to $(6,207,000) in 1992. The increase in cash used in operations in 1992 compared to 1991 can be attributed to a decrease in sales and higher operating expenses. Additionally, lower collection on trade receivables in 1992 as compared to 1991 were partially offset by decreases in inventory over the same periods.

     Net cash (used in) provided by investing activities was $1,275,000 in 1991 compared to $(821,000) in 1992. During 1991, Biomedicals sold ICN debentures for approximately $3,503,000 which were acquired for investment purposes.


     Net cash (used in) provided by financing activities was $(8,004,000) in 1991 compared to $7,445,000 in 1992. During 1992, Biomedicals made principal payments on long-term debt and notes payable of $11,736,000 which were offset by borrowings from ICN and issuance of other long-term debt and notes payable. During

1991, Biomedicals made principal payments on long-term debt and notes payable of $38,765,000 which were partially offset by borrowings from ICN and issuance of other long-term debt and notes payable, however, such borrowings did not fully fund total principal payments on long-term debt and notes payable.

     Management believes that cash generated from operations, reductions in working capital, and, if needed, additional borrowings from ICN will provide sufficient cash to meet its normal operating requirements.

     Biomedicals has obtained a written agreement from ICN that ICN is prepared, if needed, to provide financial support to Biomedicals in order to meet its financial obligations through April 15, 1995.

  Other

     Included in total debt is $8,441,000 of debt related to the issuance of 5 1/2% Swiss Franc Exchangeable Certificates (the "Certificates"). Each Certificate is exchangeable into 334 shares of Biomedicals' Common Stock at an exchange price of $10.02 per share, based on a fixed exchange rate of SFr. 1.49 per $1.00. (These terms are as adjusted in April 1990. See Note 6 of Notes to Consolidated Financial Statements of Biomedicals.) The Certificates, if converted, would result in the issuance of 2,608,241 shares of Biomedicals' common stock, and an increase in marketable securities of approximately $13,605,000, resulting in an increase in stockholders' equity of approximately $21,582,000.

     Effective December 1, 1986, ICN and its affiliates adopted an investment policy covering intercompany advances and interest rates, and the type of investments (acquisitions, marketable equity securities, high yield bonds, etc.) to be made by ICN and its affiliates. As a result of this policy, excess cash held by Biomedicals is transferred to ICN and, in turn, cash advances have been made by ICN to Biomedicals to fund acquisitions and other transactions. ICN charges interest at the prime rate plus 1/2% and credits interest at the prime rate less 1/2% on the amounts invested or advanced. ICN provided $6,783,000 of cash to Biomedicals during 1993. Total loans and advances from ICN were $5,932,000 as of December 31, 1993. Such advances have been classified as a long-term payable.


     On August 30, 1993, Biomedicals issued to ICN 300,000 shares of a new series "A" of Biomedicals' non-convertible, non-voting, preferred stock valued, pursuant to a fairness opinion, at $30,000,000. In exchange, ICN delivered 4,983,606 shares of Biomedicals' common stock that ICN owned and exchanged intercompany debt owed to ICN by Biomedicals in the amount of $11,000,000.


     In addition, on August 30, 1993, Biomedicals issued to ICN 390,000 shares of a new series "B" of Biomedicals' non-convertible, non-voting, preferred stock valued, pursuant to a fairness opinion, at $32,000,000. In exchange, ICN delivered to Biomedicals 8,384,843 shares of Biomedicals' common stock that ICN owned. Subsequent to the exchange, Biomedicals had 9,033,623 common shares issued and outstanding.


     Subject to declaration by Biomedicals' Board of Directors, the new series "A" preferred stock pays an annual dividend of $8 per share, noncumulative, payable quarterly and the new series "B" preferred stock pays an annual dividend of $10, noncumulative, payable quarterly. Both series "A" and "B" preferred stock become cumulative in respect to dividends upon certain events deemed to be a change in control, as defined by the certificates of designation. The series "B" preferred dividends are subject to the prior rights of the holders of the series "A" preferred stock and any other preferred stock ranking prior to the series "B" preferred.



     The series "A" preferred stock is senior in ranking to the series "B" preferred stock and the series "B" preferred stock is senior to Biomedicals' common stock as to voluntary or involuntary liquidation, dissolution or winding up of the affairs of Biomedicals, after payment or provision for payment of the debts and other liabilities of Biomedicals. The holders of the series "A" preferred shares are entitled to receive an amount in cash or in property, including securities of another corporation, equal to $100 per share in involuntary liquidation or $104.50 per share in voluntary liquidation prior to August 31, 1995, which amount declines ratably each year to $100 per share after August 31, 1998, plus dividends, in the event dividends have become cumulative. The holders of the series "B" preferred shares are entitled to receive an amount in cash or in property, including securities of another corporation equal to $100 per share in voluntary or involuntary liquidation, plus dividends, in the event dividends have become cumulative.

     The series "A" and "B" preferred shares are redeemable, for cash or property, including securities of another corporation, in whole or in part, at the option of Biomedicals only, subject to approval by a vote of a majority of the independent directors of Biomedicals. The series "A" preferred shares are redeemable at $104.50 per share prior to August 31, 1995, which amount declines ratably each year to $100 after August 31, 1998, plus dividends, in the event dividends have become cumulative. The series "B" shares are redeemable at $100 per share, plus dividends, in the event dividends have become cumulative.


     There were no dividends declared on the Series "A" or Series "B" preferred stock during 1993.


     Under the terms of the Flow purchase agreement, Biomedicals issued 100,000 shares of its common stock to the seller, which shares have a guaranteed value of $20 per share on November 8, 1994. If the fair value, as defined, of Biomedicals' common stock is less than $20 per share on that date, Biomedicals must pay the difference in cash. Biomedicals may redeem such shares for the $20 guaranteed value prior to November 8, 1994. At August 31, 1994, Biomedicals would have paid $1,562,500 to honor the guarantee.


     Biomedicals has a purchase commitment with a major supplier for which the remaining purchase of inventory under agreement was due in June 1994 in the amount of approximately $1,727,000 (Finnish Markka 10,000,000).

     Biomedicals is also a guarantor on a note payable to the same supplier for which ICN is primarily liable. On June 30, 1993, ICN filed a claim in arbitration alleging breach of agreement entered with such supplier and withheld final payment due on that date of approximately $1,295,000 (Finnish Markka 7,500,000). In addition, ICN is seeking declaration and award that Biomedicals is not obligated to honor the aforementioned purchase commitment or installments on the note. Arbitration is set for October 4, 1994.


     Net property, plant and equipment increased from $13,155,000 at December 31, 1992 to $15,728,000 at December 31, 1993. The transfer of the Opera, Italy facility from assets held for disposition to property, plant and equipment for $3,816,000 accounted for the increase which was partially offset by depreciation of approximately $2,790,000. Capital expenditures for property, plant and equipment totaled $1,978,000 in 1991, $911,000 in 1992 and $2,235,000 in 1993.
Biomedicals does not anticipate any significant capital expenditures through the end of 1994.


INFLATION AND CHANGING PRICES

     Foreign operations are subject to certain risks inherent to conducting business abroad, including price and currency exchange control, fluctuations in the relative value of currencies, political instability and restrictive governmental actions. Changes in the relative value of currencies occur from time to time and may, in certain instances, materially affect Biomedicals' results of operations. Biomedicals does not hedge foreign currency risks. The effects of these risks are difficult to predict.

     The effects of inflation are experienced by Biomedicals through increases in the cost of labor, services and raw materials. In general, these costs have been offset and/or anticipated, by periodic increases in the prices of its products sold.

SELECTED QUARTERLY FINANCIAL DATA OF BIOMEDICALS (UNAUDITED)

     Following is a summary of quarterly financial data for the years ended December 31, 1993 and 1992 and the first six months of 1994 (in thousands, except per share amounts):

    1992                            FIRST QUARTER     SECOND QUARTER     THIRD QUARTER     FOURTH QUARTER
    ----                            -------------     --------------     -------------     --------------
    Net sales.....................     $21,222            $19,225           $18,382           $ 16,819
    Gross profit..................       9,822              9,238             8,275              3,462
                                       ------            --------           -------           --------
    Net (loss)....................     $  (781)           $  (669)          $(7,550)          $(78,420)
                                       =======           ========           =======           ========
    Per share information:
      Net (loss) per share........     $  (.05)           $  (.03)          $  (.39)          $  (4.09)
                                       =======           ========           =======           ========

    1993
    ----
    Net sales.....................     $15,809           $ 15,415           $14,607           $ 13,245
    Gross profit..................       8,433              8,458             8,099              6,455
    Net income (loss) before
      extraordinary income........       1,016              2,757               866             (3,504)
    Extraordinary income..........          --                627                --                 --
                                       -------           --------           -------           ---------
    Net income (loss).............     $ 1,016           $  3,384           $   866           $ (3,504)
                                       =======           ========           =======           ========
    Per share information:
      Income (loss) before
         extraordinary income.....     $   .05           $    .12           $   .05           $   (.38)
      Extraordinary income........          --                .03                --                 --
                                       -------           --------           -------           --------
      Net income (loss)...........     $   .05           $    .15           $   .05           $   (.38)
                                       =======           ========           =======           ========

    1994
    ----
    Net sales.....................     $15,487            $15,171
    Gross profit..................       8,647              8,511
                                       -------           --------
    Net income....................     $   514            $   536
                                       =======           ========
    Per share information:
      Net income..................     $   .06            $   .06
                                       =======           ========

                         REPORT OF INDEPENDENT AUDITORS

TO ICN BIOMEDICALS, INC.:

     We have audited the accompanying consolidated balance sheets, financial statements and financial statement schedules of ICN Biomedicals, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity and cash flows and financial statement schedules (not separately included herein) for each of the three years in the period ended December 31, 1993. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The Company has had certain transactions with its parent and affiliated companies as more fully described in Notes 3, 4, 6, 7 and 11 to the consolidated financial statements. Whether the terms of these transactions would have been the same had they been between wholly unrelated parties cannot be determined.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ICN Biomedicals, Inc. and subsidiaries as of December 31, 1993 and 1992 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statements schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.


                                          COOPERS & LYBRAND


                                          Los Angeles, California
                                          March 30, 1994

                                                  ICN BIOMEDICALS, INC.

                                               CONSOLIDATED BALANCE SHEETS

                                                DECEMBER 31, 1993 AND 1992
                                            (DOLLARS IN THOUSANDS, EXCEPT PER
                                                       SHARE DATA)

                                                          ASSETS

                                                                           1993         1992
                                                                         --------     --------
Current assets:
Cash and equivalents...................................................  $    509     $  2,204
Restricted cash........................................................       256           --
Receivables, net.......................................................    11,574       16,270
Inventories, net.......................................................    15,601       13,499
Prepaid expenses and other current assets..............................     3,241        3,587
Assets held for disposition............................................        --        8,959
                                                                         --------     --------
          Total current assets.........................................    31,181       44,519
Property, plant and equipment, net.....................................    15,728       13,155
Other assets and deferred charges, net.................................     2,342        2,735
Excess of cost over net assets of purchased subsidiaries, net..........     2,580        2,933
                                                                         --------     --------
                                                                         $ 51,831     $ 63,342
                                                                         ========     ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable..........................................................  $  1,926     $  4,223
Current maturities of long-term debt and capital lease obligations.....     1,379        2,064
Accounts payable.......................................................     6,404       12,808
Accrued liabilities....................................................    10,716       16,748
                                                                         --------     --------
          Total current liabilities....................................    20,425       35,843
Long-term debt and capital lease obligations, less current
  maturities...........................................................    10,567       11,709
Deferred income taxes and other liabilities............................     2,266        3,560
Payable to ICN.........................................................     5,932        8,414
Commitments and contingencies (Note 7) Stockholders' equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; Series A,
  300,000 shares ($30,000,000 involuntary liquidation preference)......         3           --
Series B, 390,000 shares ($39,000,000 involuntary liquidation
  preference)..........................................................         4           --
Common stock, $.01 par value: 30,000,000 shares authorized; 9,033,623 and 22,397,272 shares issued and outstanding at December 31, 1993 and
  1992, respectively...................................................        90          224
Additional capital: Preferred..........................................    61,928           --
Additional capital: Common.............................................    43,072       93,934
Deficit................................................................   (89,540)     (89,014)
Foreign currency translation adjustments...............................    (2,916)      (1,328)
                                                                         --------     --------
          Total stockholders' equity...................................    12,641        3,816
                                                                         --------     --------
                                                                         $ 51,831     $ 63,342
                                                                         ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             ICN BIOMEDICALS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               1993         1992         1991
                                                             --------     --------     --------
Net sales................................................    $ 59,076     $ 75,648     $ 96,507
Cost of sales............................................      27,631       44,851       51,917
                                                             --------     --------     --------
Gross profit.............................................      31,445       30,797       44,590
Selling, general and administrative expenses.............      28,455       43,509       39,922
Research and development costs...........................         378          583        1,687
Amortization of goodwill and other intangibles...........         502        1,486        1,829
Interest income (including $218 from ICN in 1991)........          (6)        (212)        (512)
Interest expense (including $420 and $314 to ICN in 1993
  and 1992), respectively................................       2,256        4,779        7,585
Lease vacancy costs......................................       1,436           --           --
Restructuring costs and special charges..................          --       63,032        6,087
Other (income) expense, net..............................      (2,399)       4,731        1,268
                                                             --------     --------     --------
Income (loss) before provision (benefit) for income taxes
  and extraordinary income...............................         823      (87,111)     (13,276)
Provision (benefit) for income taxes.....................        (312)         309         (384)
                                                             --------     --------     --------
Income (loss) before extraordinary income................       1,135      (87,420)     (12,892)
Extraordinary income.....................................         627           --           --
                                                             --------     --------     --------
Net income (loss)........................................    $  1,762     $(87,420)    $(12,892)
                                                             ========     ========     ========
Per share information:
Net income (loss) before extraordinary income............    $    .07     $  (4.80)    $  (1.09)
Extraordinary income.....................................         .03           --           --
                                                             --------     --------     --------
Net income (loss)........................................    $    .10     $  (4.80)    $  (1.09)
                                                             ========     ========     ========
Dividends per common share...............................    $    .17     $    .17     $    .15
                                                             ========     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             ICN BIOMEDICALS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

  FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991 (DOLLARS IN THOUSANDS,
                             EXCEPT PER SHARE DATA)

                                                                 PREFERRED STOCK
                                                                SERIES "A" AND "B"            COMMON STOCK            ADDITIONAL
                                                              ----------------------     -----------------------        CAPITAL
                                                              NUMBER OF                   NUMBER OF                  PREFERRED AND
                                                                SHARES       AMOUNT        SHARES        AMOUNT         COMMON
                                                              ----------     -------     -----------     ------      -------------
Balance at November 30, 1990..............................            --      -$-         11,249,913       $113         $ 38,882
December 1990 net loss....................................            --       --                 --         --               --
Dividends declared ($.15 per share).......................            --       --                 --         --               --
Translation adjustments...................................            --       --                 --         --               --
Exercise of stock options.................................            --       --             89,083          1              343
Conversion of debt into common stock......................            --       --          3,984,464         39           25,816
Net loss..................................................            --       --                 --         --               --
                                                              ----------     ----        -----------     ------      -----------
Balance at December 31, 1991..............................            --       --         15,323,460        153           65,041
Dividends declared ($.17 per share).......................            --       --                 --         --               --
Translation adjustments...................................            --       --                 --         --               --
Exercise of stock options.................................            --       --             54,040          1              245
Conversion of debt into common stock......................            --       --          7,019,772         70           28,648
Net loss..................................................            --       --                 --         --          (87,420)
                                                              ----------     ----        -----------     ------      -----------
Balance of December 31, 1992..............................            --       --         22,397,272        224           93,934
Dividends declared ($.17 per share).......................            --       --                 --         --               --
Translation adjustments...................................            --       --                 --         --               --
Exercise of stock options.................................            --       --              4,800         --                4
Conversion of common stock and debt into Preferred stock
  series "A" and "B"......................................       690,000        7        (13,368,449)      (134)          11,062
Net income................................................            --       --                 --         --               --
                                                              ----------     ----        -----------     ------      -----------
Balance at December 31, 1993..............................       690,000       $7          9,033,623       $ 90         $105,000
                                                              ==========     ====        ===========     ======      ===========

                                                                                            RECEIVABLE
                                                                            FOREIGN            FROM
                                                            RETAINED        CURRENCY        PARENT FOR
                                                            EARNINGS      TRANSLATION      ISSUANCE OF
                                                            (DEFICIT)     ADJUSTMENTS         STOCK          TOTAL
                                                            ---------     ------------     ------------      -----
Balance at November 30, 1990..............................  $ 18,507         $ 3,298         $     --       $60,800
December 1990 net loss....................................    (1,508)             --               --        (1,508)
Dividends declared ($.15 per share).......................    (1,738)             --               --        (1,738)
Translation adjustments...................................        --          (1,145)              --        (1,145)
Exercise of stock options.................................        --              --               --           344
Conversion of debt into common stock......................        --              --           (2,853)       23,002
Net loss..................................................   (12,892)             --               --       (12,892)
                                                            --------      ----------         --------       -------
Balance at December 31, 1991..............................     2,369           2,153           (2,853)       66,863
Dividends declared ($.17 per share).......................    (3,963)             --               --        (3,963)
Translation adjustments...................................        --          (3,481)              --        (3,481)
Exercise of stock options.................................        --              --               --           246
Conversion of debt into common stock......................        --              --            2,853        31,571
Net loss..................................................        --              --          (87,420)
                                                             -------      ----------         --------       -------
Balance of December 31, 1992..............................   (89,014)         (1,328)              --         3,816
Dividends declared ($.17 per share).......................    (2,288)             --               --        (2,288)
Translation adjustments...................................        --          (1,588)              --        (1,588)
Exercise of stock options.................................        --              --               --             4
Conversion of common stock and debt into Preferred stock
  series "A" and "B"......................................        --              --               --        10,935
Net income................................................     1,762              --               --         1,762
                                                             -------      ----------         --------       -------
Balance at December 31, 1993..............................   $(89,54)        $(2,916)        $     --       $12,641
                                                             =======      ===========        ========       =======

  The accompanying notes are an integral part of these consolidated financial statements.

                             ICN BIOMEDICALS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

  FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991 (DOLLARS IN THOUSANDS)

                                                               1993         1992         1991
                                                              -------     --------     --------
Cash flows from operating activities:
  Net income (loss) before extraordinary income...........    $ 1,762     $(87,420)    $(12,892)
     Adjustments to reconcile net income (loss) to net
       cash provided by operating activities:
     Lease vacancy costs..................................      1,200           --           --
     Gain on settlements of certain lease contracts.......       (938)          --           --
     Gain on settlement of foreign non-income tax related
       dispute............................................       (430)          --           --
     Gain on settlement of certain liabilities for less
       than original estimate.............................     (1,250)          --           --
     Extraordinary income.................................       (627)          --           --
     Depreciation and amortization........................      3,381        6,076        6,045
     Allowance for losses on receivables..................        168        2,251           20
     Loss (gain) on disposition of assets.................       (271)       1,184          931
     Foreign exchange gains, net..........................       (178)        (730)        (744)
     Restructuring costs and special charges..............         --       63,032        6,087
     Other non-cash gains.................................       (147)        (125)         (98)
Change in assets and liabilities, net:
  Decrease in receivables.................................      4,528        5,540       12,141
  Decrease (increase) in inventories, net.................     (2,102)      10,881        8,569
  Decrease (increase) in prepaid expenses and other.......        726       (3,615)      (2,032)
  Decrease in accounts payable and accrued liabilities....    (12,498)      (3,281)      (9,670)
                                                              -------     --------     --------
     Net cash (used in) provided by operating
       activities.........................................     (6,676)      (6,207)       8,357
                                                              -------     --------     --------
Cash flows from investing activities:
  Capital expenditures....................................     (2,235)        (911)      (1,978)
  Proceeds from the sale of asset held for disposition....      4,543           --           --
  Other, net..............................................         --           90        3,253
                                                              -------     --------     --------
     Net cash (used in) provided by investing
       activities.........................................      2,308         (821)       1,275
                                                              -------     --------     --------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt and notes
     payable..............................................    $   661     $  2,733     $ 17,952
  Principal payments on long-term debt and notes
     payable..............................................     (4,214)     (11,736)     (38,765)
  Proceeds from exercise of stock options.................          4          246          344
  Increase in restricted cash.............................       (256)          --           --
  Cash dividends paid.....................................       (351)        (537)        (411)
  Cash received from ICN, net.............................      6,783       16,739       13,444
  Other, net..............................................         --           --         (568)
                                                              -------     --------     --------
     Net cash provided by (used in) financing
       activities.........................................      2,627        7,445       (8,004)
                                                              -------     --------     --------
Effect of exchange rate changes on cash...................         46         (218)         481
                                                              -------     --------     --------
Net increase (decrease) in cash and equivalents...........     (1,695)         199        2,109
Cash and equivalents at beginning of year.................      2,204        2,005         (104)
                                                              -------     --------     --------
Cash and equivalents at end of year.......................    $   509     $  2,204     $  2,005
                                                              =======     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             ICN BIOMEDICALS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1993

 1.  FORMATION AND HISTORY

     ICN Biomedicals, Inc. (the "Company") was incorporated in September 1983 as a Delaware corporation by ICN Pharmaceuticals, Inc. ("ICN") and operated as a wholly-owned subsidiary of ICN until the Company completed its initial public offering during 1986. The Company is a 69%-owned subsidiary of ICN at December 31, 1993. The Company conducts its business in research chemical products, diagnostics products, biomedical instrumentation, and radiation monitoring services.

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Reclassifications

     Certain prior year items have been reclassified to conform with the current year presentation.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany account balances and transactions have been eliminated.

  Cash Equivalents

     The Company considers all highly liquid instruments purchased with a maturity of less than three months to be cash equivalents.

  Excess of Cost Over Net Assets of Purchased Subsidiaries

     The difference between the purchase price and the fair value of net assets at the date of acquisition is included in the consolidated balance sheets as "Excess of cost over net assets of purchased subsidiaries, net" ("Goodwill"). Goodwill has been amortized primarily over forty years through 1992. The Company evaluates the carrying value of goodwill including the amortization periods on a quarterly basis to determine whether events and circumstances warrant revised estimates of useful lives. The recoverability of goodwill is assessed based on the expected undiscounted future operating income of the acquired entity. During the fourth quarter of 1992, the Company wrote-off a substantial portion of its goodwill, primarily related to its Flow acquisition, as more fully described in
Note 12. Additionally, of the remaining goodwill, the Company revised the remaining amortization period to primarily five years, which reflects the estimated recovery period of the remaining goodwill. Accumulated amortization totaled $2,901,000 and $2,548,000 at December 31, 1993 and 1992, respectively.

  Foreign Currency Translation

     The assets and liabilities of the Company's foreign operations are translated at the end of period exchange rates. Revenues and expenses are translated at the average exchange rates prevailing during the period. The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated in stockholders' equity. The Company has included in operating income all foreign exchange gains and losses arising from foreign currency transactions. Gains included in other expenses, net from foreign exchange transactions for 1993, 1992 and 1991 were $178,000, $730,000 and $744,000, respectively.

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

  Inventories

     Inventories, which include material, direct labor and overhead, are stated at the lower of cost or market. Cost is determined on a first-in, first-out
(FIFO) basis.

  Catalog Costs

     The initial costs of design, production and distribution of the Company's product catalog are deferred and amortized over its estimated service life, approximately one year. However, for the year ended December 31, 1992, due to lower than expected sales results, the Company wrote-off these costs in the fourth quarter of 1992 (See Note 12).

  Property, Plant and Equipment

     The Company primarily uses the straight-line method for depreciating property, plant and equipment over their estimated useful lives. Buildings and related improvements are depreciated over 20-40 years, machinery and equipment over 2-10 years, furniture and fixtures over 3-10 years, and leasehold improvements are amortized over their useful lives, limited to the life of the lease.

     The Company follows the policy of capitalizing expenditures that materially extend the life or increase the value of the related assets. Repair and maintenance costs are charged to expense. Upon sale or retirement, the costs and related accumulated depreciation or amortization are eliminated from the respective accounts, and the resulting gain or loss is included in income.

  Patents and Other Intangible Assets

     The costs of patents, license rights and other intangible assets acquired primarily through acquisitions are included in other assets and deferred charges, net and are being amortized over approximately 5 to 10 years. Such costs totaled $871,000 and $1,024,000, net of accumulated amortization of $803,000 and $654,000 as of December 31, 1993 and 1992, respectively. In addition, certain patents and intangible assets which were acquired in connection with the Flow and other acquisitions were re-evaluated during the fourth quarter 1992. The Company wrote-off a portion of its patents and intangible assets, as more fully described in Note 12. Additionally, of the remaining patents and other intangible assets, the Company revised the remaining amortization period to primarily five years which reflects the estimated recovery period of the remaining patents and other intangible assets.

  Income Taxes

     In January 1993, the Company adopted Statement of Financial Accounting Standards No. 109, (SFAS 109) "Accounting for Income Taxes". SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactment of changes in the tax law or rates. Previously, the Company used the SFAS 96 asset and liability approach that gave no recognition to future events other than the recovery of assets and settlement of liabilities at their carrying amounts. The adoption of SFAS 109 did not result in a cumulative effect adjustment in the statement of operations.

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

  Notes Payable

     The Company classifies bank borrowings with initial terms of one year or less as Notes Payable. These notes, originating in the Italian subsidiary, bear interest at average rates of 16%. The carrying amount of Notes Payable approximates fair value due to the short-term maturity of these instruments.

  Per Share Information

     Per share information is based on the weighted average number of shares outstanding and dilutive common share equivalents. Common share equivalents represent shares issuable for outstanding options and warrants on the assumption that the proceeds would be used to repurchase shares on the open market. The Swiss Franc Exchangeable Certificates debt issue (see Note 6) is not a common share equivalent. Fully dilutive earnings per share is not shown because the computation was antidilutive or the difference from primary earnings per share was not material. The number of shares used in the per share computation was 17,964,000, 18,224,000 and 11,790,000 in 1993, 1992 and 1991, respectively.

  Concentrations of Credit Risk

     The Company has approximately $3,506,000 of accounts receivables related to its Italian subsidiary for which a significant portion of the balance relates to local government entities. The ability and timing to collect these receivables is influenced by the general economics in that country.

 3. ASSETS HELD FOR DISPOSITION

     During January 1993, the Company transferred its Dublin, Virginia, facility to ICN in exchange for a reduction in the intercompany amounts due ICN of $586,000 representing the net book value at the date of transfer.

     During April 1993, the Company sold certain assets of its manufacturing business, producing liquid and powder media, located in Irvine, Scotland. The resulting gain of approximately $278,000 is included in other (income) expense, net. Additionally, the Company has deferred approximately $256,000 of the sales proceeds for certain environmental contingencies related to the Irvine, Scotland property. This obligation is funded and included in restricted cash and held in an escrow trust account. In the event such contingencies do not utilize the escrow balance, remaining funds, if any, will be remitted to the Company.

     During the fourth quarter of 1993, the Company moved its Italian operation from Cassina de Pecchi, a leased facility, back to Opera, an owned facility. The Opera facility was transferred from assets held for disposition to property, plant and equipment during December 1993.

 4.  RELATED PARTY TRANSACTIONS

  General


     As of December 31, 1993, ICN owned 69% of the outstanding common stock of the Company. ICN controls the Company through stock ownership, voting control and board representation. The Company, ICN, SPI Pharmaceuticals, Inc. (a 39%-owned equity investment of ICN at December 31, 1993 -- "SPI") and Viratek, Inc. (a 69%-owned subsidiary of ICN at December 31, 1993 -- "Viratek") have engaged in, and will continue to engage in, certain transactions with each other.


     The Company has obtained a written agreement from ICN that ICN is prepared, if needed, to provide financial support to the Company in order to meet its financial obligations through April 15, 1995.

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

     An Oversight Committee of the Boards of Directors of ICN, SPI, Viratek and the Company reviews transactions between or among the Company, ICN, SPI and Viratek (collectively, the "Affiliated Corporations") to determine whether a conflict of interest exists with respect to a particular transaction and the manner in which such conflict can be resolved. The Oversight Committee has advisory authority only and makes recommendations to the Board of Directors of each of the Affiliated Corporations. The Oversight Committee consists of one non-management director of each Affiliated Corporation and a non-voting chairman. The significant related party transactions have been reviewed and recommended for approval by the Oversight Committee, and approved by the respective Boards of Directors.

  Cost Allocations

     The Company subleases space on a year-to-year basis in Costa Mesa, California from ICN. The costs of common services used by the Company, SPI, Viratek and ICN are allocated by SPI based upon various formulas. Effective January 1, 1993, ICN reimburses the Company for those allocations which are in excess of the amounts determined by management using competitive data, as reviewed and recommended by the Oversight Committee, that would have been incurred by the Company if it operated in a facility suited solely to its requirements. It is management's belief that the methods used and amounts allocated for facility costs and common services are reasonable based upon the usage by the respective Companies.

     Rent and common services charged to the Company were as follows:

                                                        1993          1992           1991
                                                      --------     ----------     ----------
    Rent............................................  $310,000     $  310,000     $  310,000
    Common services.................................   528,000      1,497,000      1,475,000
                                                      --------     ----------     ----------
                                                      $838,000     $1,807,000     $1,785,000
                                                      ========      =========      =========

  Investment Policy

     Effective December 1, 1986, ICN and its affiliates have adopted an investment policy covering intercompany advances and interest rates, and the types of investment acquisitions (marketable equity securities, high-yield bonds, etc.) to be made by ICN and its affiliates. As a result of this policy, excess cash held by the Company is transferred to ICN and in turn, invested by ICN and cash advances have been made by ICN to the Company to fund acquisitions and certain other transactions. ICN charges interest at the prime rate plus
 1/2% and credits interest at the prime rate less 1/2% on the amounts invested or advanced. Interest (income) expense, related to this balance was $420,000, $314,000, and ($218,000) for 1993, 1992 and 1991, respectively, at average interest rates of approximately 6.5%, 6.75%, and 7.9%, respectively.

     During the year ended December 31, 1993 and 1992, the Company reclassified its SPI intercompany payable of $2,333,000 and $3,631,000, and its Viratek intercompany receivable of $272,000 and $536,000 to the Company's ICN intercompany account resulting in a net increase in the Company's liability to ICN of $2,061,000 and $3,095,000, respectively. Total loans and advances from ICN were $5,932,000 and $8,414,000 as of December 31, 1993 and 1992,
respectively. Such advances have been classified as a long-term payable.

     In accordance with this investment policy, the Company advanced the net proceeds of the Company's Bio Capital Holding Swiss Franc public offering, completed in February 1987, to ICN. These advances were payable to the Company by ICN in Swiss Francs. At March 1, 1991 the Company converted an advance due from ICN of SFr. 14,386,000 into $10,849,000. As a result of this change, the Company removed the hedge from its Swiss franc liability and recorded exchange gains of $159,000, $758,000 and $170,000 in 1993, 1992 and 1991, respectively.

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

  Debt and Equity Transactions

     On August 30, 1993, the Company issued 300,000 shares of a new series "A" of the Company's non-convertible, non-voting, preferred stock valued pursuant to a fairness opinion, at $30,000,000 to ICN. In exchange, ICN delivered 4,983,606 shares of the Company's common stock that ICN owned and exchanged intercompany debt owed to ICN by the Company in the amount of $11,000,000.

     In addition, on August 30, 1993, the Company issued 390,000 shares of a new series "B" of the Company's non-convertible, non-voting, preferred stock valued pursuant to a fairness opinion, at $32,000,000 to ICN. In exchange, ICN delivered to the Company 8,384,843 shares of the Company's common stock that ICN owned.

     As a result of the exchange, the Company had 9,033,623 common shares issued and outstanding.

     Subject to declaration by the Company's Board of Directors, the new series "A" preferred stock pays an annual dividend of $8, noncumulative, payable quarterly and the new series "B" preferred stock pays an annual dividend of $10, noncumulative, payable quarterly. Both series "A" and "B" preferred stock become cumulative in respect to dividends upon certain events deemed to be a change in control, as defined by the certificates of designation. The series "B" preferred dividends are subject to the prior rights of the holders of the series "A" preferred stock and any other preferred stock ranking prior to the series "B" preferred.

     The series "A" preferred stock is senior in ranking to the series "B" preferred stock and the series "B" preferred stock is senior to the Company's common stock as to voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company. The holders of the series "A" preferred shares are entitled to receive an amount in cash or in property, including securities of another corporation, equal to $100 per share in involuntary liquidation or $106 per share in voluntary liquidation prior to August 31, 1994 and declining ratably per year to $100 per share after 1998, plus dividends, in the event dividends have become cumulative. The holders of the series "B" preferred shares are entitled to receive an amount in cash or in property, including securities of another corporation equal to $100 per share in voluntary or involuntary liquidation, plus dividends, in the event dividends have become cumulative.

     The series "A" and "B" preferred shares are redeemable, for cash or property, including securities of another corporation, in whole or in part, at the option of the Company only, subject to approval by a vote of a majority of the independent directors of the Company. The series "A" preferred shares are redeemable at $106 per share prior to August 31, 1994 and declining ratably per year to $100 in 1998, plus dividends, in the event dividends have become cumulative. The series "B" shares are redeemable at $100 per share, plus dividends, in the event dividends have become cumulative.

     No dividends were declared on the Series "A" or Series "B" preferred stock during 1993.

     On December 31, 1992, the Company exchanged $11,250,000 of debt owed to ICN for 3,214,286 shares of the Company's common stock issued to ICN at a price of $3.50 per share which represents the closing market price of the stock on that date.

     On April 1, 1992, the Company transferred $13,072,000 of debt with First City Bank of Texas-Houston N.A., to ICN. The Company, in exchange, issued 2,412,449 shares of the Company's common stock at a price of $5.42 per share which represents the closing market price of the stock at that date less a discount of 15%. ICN became primarily liable for the debt. The Company's domestic inventories and receivables remained as collateral. The outstanding debt was repaid in full by ICN on December 3, 1992 and all pledges were extinguished.

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

     On March 31, 1992, the Company transferred $2,711,000 of debt owed to Skopbank of Finland to ICN. The Company, in exchange, issued 500,334 shares of the Company's common stock at a price of $5.42 per share which represents the closing market price of the Company's stock on that date less a discount of 15%. ICN became primarily liable for the debt and the Company became guarantor.

     On March 31, 1992, the Company exchanged $4,837,000 of debt owed to ICN for 892,703 shares of the Company's common stock issued to ICN at a price of $5.42 per share which represents the closing market price of the stock on that date less a discount of 15%.

     On December 31, 1991, the Company issued 3,363,298 shares of the Company's common stock to ICN at a price of $6.25 which represents the fair market value of the Company's stock on that date in exchange for debt owed ICN in the amount of $18,167,523.

     On March 1, 1991, the Company exchanged $3,833,000 of advances due to ICN into 538,000 shares of the Company's common stock, issued at a price of $7.125 which represented the fair market value of the Company's stock on that date less a discount of 22%.

     In March 1987 and October 1988, the Company purchased ICN 12 7/8% debentures due 1998 and ICN 12 1/2% debentures due 1999 on the open market. The debentures had a book value of $3,567,250. On December 30, 1991 the Company sold all the debentures to ICN for a loss of $64,250.

  Research and Development

     Effective January 1, 1992, the Company entered into an agreement with Viratek, whereby the Company transferred right, title, and interest in certain of its research and development projects to Viratek. The Company retains a right of first refusal to the marketing and distribution rights for any products developed. Viratek conducts biomedical research related to the development of non-isotopic diagnostic test kits and associated hardware. The Company continues to perform research and development in reagents and instrumentation.

  Other

     During January 1993, the Company transferred its Dublin, Virginia, facility to ICN in exchange for a reduction in the intercompany amounts due ICN of $586,000 representing the net book value at the date of the transfer.

     On December 31, 1992, the Company transferred $5,747,000 of debt owed to a major supplier, to ICN. ICN became primarily liable for the debt and the Company became guarantor. On June 30, 1993, ICN filed a claim in arbitration alleging breach of agreement entered with such supplier and withheld final payment due on that date of approximately, $1,295,000 (Finnish Markka 7,500,000). Arbitration is set for October 11, 1994.

 5. INCOME TAXES

     In January 1993, the Company adopted Statement of Financial Accounting Standards No. 109, (SFAS 109) "Accounting for Income Taxes". SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactment of changes in the tax law or rates. Previously, the Company used the SFAS 96 asset and liability approach that gave no recognition to future events other than the recovery of assets and settlement of liabilities at their carrying amounts. The

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

adoption of SFAS 109 did not result in a cumulative effect adjustment in the statement of operations. Prior years' amounts are presented as previously reported.

     Income (loss) before provision for income taxes and extraordinary income
(1993) for the years ended December 31 consists of the following:

                                                   1993             1992             1991
                                                -----------     ------------     ------------
    Domestic..................................  $ 2,753,000     $(51,267,000)    $ (9,993,000)
    Foreign...................................   (1,930,000)     (35,844,000)      (3,283,000)
                                                -----------     ------------     ------------
                                                $   823,000     $(87,111,000)    $(13,276,000)
                                                 ==========      ===========      ===========

     The income tax provision (benefit) consists of the following:

                                         1993                  1992                   1991
                                 --------------------   -------------------   --------------------
                                  CURRENT    DEFERRED   CURRENT    DEFERRED   CURRENT    DEFERRED
                                 ---------   --------   --------   --------   --------   ---------
    Federal....................  $      --   $     --   $     --   $     --   $     --   $ 139,000
    State......................         --         --         --         --     60,000          --
    Foreign....................   (312,000)        --    309,000         --    263,000    (846,000)
                                 ---------   --------   --------   --------   --------   ---------
                                 $(312,000)  $     --   $309,000   $     --   $323,000   $(707,000)
                                 =========    =======   ========    =======   ========   =========

     The components of the deferred income tax provision relate primarily to the net tax effects of the differences arising as the result of utilizing different depreciation and amortization methods for income tax purposes than for financial reporting purposes and establishing inventory allowances for financial reporting purposes which are not currently deductible for income tax purposes.

     A reconciliation of the Federal statutory income tax rates to the effective income tax rates is as follows:

                                                                  1993     1992     1991
                                                                  ----     ----     ----
        Statutory rate..........................................   35 %    (34)%   (34)%
        Goodwill amortization...................................   15       15        2
        Operating loss -- no tax benefit........................   --       20       36
        Net operating loss -- tax benefit.......................  (50)      --       --
        Reduction -- foreign income tax liabilities.............  (38)      --       (7)
                                                                  ----     ----     ----
        Effective rate..........................................  (38)%      1 %     (3)%
                                                                  ====     ====     ====

     The Company conducts business in a number of different tax jurisdictions. Accordingly, losses sustained in one jurisdiction generally cannot be applied to reduce taxable income in another jurisdiction. The income of certain foreign subsidiaries is not subject to U.S. income taxes, except when such income is paid to the U.S. parent company or one of its domestic subsidiaries. No U.S. taxes have been provided on the Company's foreign subsidiaries since management intends to reinvest those amounts in foreign operations. Included in consolidated retained earnings (deficit) at December 31, 1993 is approximately $1,820,000 of accumulated earnings of foreign operations that would be subject to U.S. income taxes if and when repatriated.

     The Company has domestic and foreign operating loss carryforwards (NOL) of approximately $39,000,000 and $38,000,000, respectively, at December 31, 1993. Such NOLs expire in varying amounts from 1994 until 2008. Of the $77,000,000 NOL, $458,000 will be credited to additional paid in capital when utilized. In connection with the acquisition of Flow, the Company acquired Flow's net operating loss carryforwards of $9,771,000. The Company has agreed to pay Flow the first $500,000 of any benefits realized. In the event this amount is not realized by November 1994, it will become due and payable to Flow including

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

interest at 10%. Tax benefits related to the NOL existing at the date of acquisition realized in excess of $500,000 will be shared equally with Flow.

     The primary temporary differences which give rise to the Company's net deferred tax liability, at December 31, 1993 and January 1, 1993, are as follows: (in thousands)

                                                            DECEMBER 31,        JANUARY 1,
                                                                1993               1993
                                                            -------------       -----------
        Deferred tax assets:
          Inventory and other allowances..................    $   3,734          $   4,789
          Amortization differences........................          417              2,157
          Compensation not currently deductible...........          363                533
          Other...........................................        1,750              1,750
          Domestic NOL....................................       11,958             10,024
          Foreign NOL.....................................       13,311             12,635
          Valuation reserve...............................      (29,511)           (29,924)
                                                            -------------       -----------
             Total deferred tax asset.....................        2,022              1,964
                                                            -------------       -----------
        Deferred tax liabilities:
          Depreciation....................................       (2,022)            (1,964)
                                                            -------------       -----------
             Total deferred tax liability.................       (2,022)            (1,964)
                                                            -------------       -----------
             Net deferred tax liability...................    $      --          $      --
                                                             ==========           ========

 6.  DEBT

     Long-term debt and obligations under capital leases due non-affiliates consists of the following:

                                                                 1993          1992
                                                              -----------   -----------
        Zero Coupon Guaranteed Bonds with an effective
          interest rate of 13.5%, maturing in 2002..........  $ 8,441,000   $ 9,112,000
        Notes payable to banks, collateralized by land and
          buildings, due in various installments through the
          year 2000 with interest at 5.75% to 10%...........    2,712,000     3,093,000
        Bank loans from Italian Government agency with
          interest rate of 2% maturing in 2002..............      435,000       504,000
        Loans from the Scottish Development Agency,
          collateralized by real property, at an average
          interest rate of 11.9% (paid upon sale of
          underlying real property in 1993).................           --       382,000
        Obligations under capital leases....................      358,000       682,000
                                                              -----------   -----------
        Total long-term debt and capital leases.............   11,946,000    13,773,000
        Less -- current maturities..........................    1,379,000     2,064,000
                                                              -----------   -----------
             Total..........................................  $10,567,000   $11,709,000
                                                               ==========    ==========

     All of the long-term debt noted above (other than $1,555,000 and $1,670,000 of notes payable to banks, collateralized by land and buildings in 1993 and 1992, respectively), is denominated in currencies other than the U.S. Dollar.

     In 1987, Bio Capital Holding ("Bio Capital"), a trust established by ICN and the Company, completed a public offering in Switzerland of Swiss Francs (SFr.) 70,000,000 principal amount of 5 1/2% Swiss Franc Exchangeable Certificates ("Old Certificates"). At the option of the certificate holders, the Old Certificates

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

are exchangeable into shares of common stock of the Company. Net proceeds were used by Bio Capital to purchase SFr. 70,000,000 face amount of zero coupon Swiss Franc Debt Notes due 2002 of the Kingdom of Denmark (the "Danish Bonds") for SFr. 33,772,000 and 15 series of zero coupon Swiss Franc Guaranteed Bonds of the Company (the "Zero Coupon Guaranteed Bonds") for SFr. 32,440,000, which are guaranteed by ICN. Each series of the Zero Coupon Guaranteed Bonds are in an aggregate principal amount of SFr. 3,850,000 maturing in February of each year through 2002. The Company has no obligation with respect to the payment of the principal amount of the Old Certificates since they will be paid upon maturity by the Danish bonds.

     During 1990, the Company offered, to all certificate holders, to exchange the Old Certificates for newly issued certificates ("New Certificates"), the terms of which remain the same except that 334 shares per SFr. 5,000 principal certificate can be exchanged at $10.02 using a fixed exchange rate of SFr. 1.49 to U.S. $1.00. Substantially all of the outstanding Old Certificates were exchanged for New Certificates (together referred to as "Certificates"). The deferred loan costs associated with the exchange are included in other assets and deferred charges, net in the accompanying consolidated balance sheets. This exchange was accounted for as an extinguishment of debt and the effect on net income was not material.

     During 1992, the Company repurchased SFr. 5,640,000 of Certificates, representing long-term debt of $1,859,000.

     During 1991, SFr. 1,245,000 ($918,000) principal amount of New Certificates were exchanged into 83,166 shares of common stock. These transactions resulted in a reduction of debt of SFr. 434,000 ($312,000) during 1991. There were no Certificates exchanged during 1992 or 1993.

     As of December 31, 1993, the accompanying consolidated financial statements include total outstanding debt of SFr. 12,534,000 ($8,441,000) which represents the present value of the Company's obligation to pay the Zero Coupon Guaranteed Bonds. When Certificates are exchanged into common stock, the Company's obligation to pay the Zero Coupon Guaranteed Bonds is reduced and the Danish Bonds are released by Bio Capital to the Company, both on a pro rata basis. As of December 31, 1993, SFr. 39,615,000 ($26,677,000) principal of Certificates were outstanding which, if exchanged for common stock, would result in the issuance of 2,608,241 shares of common stock, a reduction of long-term debt of SFr. 11,330,000 ($7,630,000), a reduction of SFr. 1,204,000 ($811,000) of current maturities of long-term debt, and an increase in marketable securities of SFr. 20,204,000 ($13,605,000) from the release by Bio Capital of the Danish Bonds to the Company.

     Annual aggregate maturities of long-term debt including obligations under capital leases are as follows:

                1994............................................  $ 1,379,000
                1995............................................    1,344,000
                1996............................................    1,419,000
                1997............................................    1,510,000
                1998............................................    1,513,000
                Thereafter......................................    4,781,000
                                                                  -----------
                          Total.................................  $11,946,000
                                                                   ==========

     The average month-end balances of aggregate short-term borrowings due to non-affiliates were $2,933,000, and $6,059,000, at weighted average interest rates of 16.2% and 20.9%, for 1993 and 1992, respectively. Maximum total month-end borrowings during 1993 and 1992 were $4,204,000, and $7,712,000, respectively. The weighted average interest rates of total short-term debt due to non-affiliates at the end of 1993 and 1992, approximated the weighted average rate on average month-end balances.

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

 7.  COMMITMENTS AND CONTINGENCIES

  Commitments

     At December 31, 1993, the Company was committed under noncancellable leases with non-affiliates for minimum aggregate lease payments as follows:

                                                             OPERATING        CAPITAL
                                                               LEASES          LEASES
                                                             ----------       --------
        1994...............................................  $  849,000       $155,000
        1995...............................................     799,000         88,000
        1996...............................................     625,000         88,000
        1997...............................................     507,000         89,000
        1998...............................................     534,000             --
        Thereafter.........................................   4,782,000             --
                                                             ----------       --------
                                                             $8,096,000        420,000
                                                              =========
        Less -- amount representing interest...............                     62,000
                                                                              --------
        Present value of net minimum lease payments........                    358,000
        Less -- current maturities.........................                    129,000
                                                                              --------
                                                                              $229,000
                                                                              ========

     Rental expense on operating leases was $870,000, $1,066,000 and $1,426,000 in 1993, 1992 and 1991, respectively.

  Purchase Commitment

     The Company has a purchase commitment with a major supplier for which the remaining purchase of inventory under agreement will be due June 1994 in the amount of approximately $1,727,000 (Finnish Markka 10,000,000).

     The Company is also a guarantor on a note payable to the same supplier for which ICN is primarily liable. On June 30, 1993, ICN filed a claim in arbitration alleging breach of agreement entered with such supplier and withheld final payment due on that date of approximately $1,295,000 (Finnish Markka 7,500,000). In addition, ICN is seeking declaration and award that the Company is not obligated to honor the aforementioned purchase commitment or installments on the note. Arbitration is set for October 4, 1994.

  Acquisition Commitments

     Under the terms of the Flow purchase agreement, the Company issued 100,000 shares of common stock to the seller, which shares have a guaranteed value of $20 per share on November 8, 1994. If the fair value, as defined, of the Company's common stock is less than $20 per share on that date, the Company must pay the difference in cash. The Company may redeem such shares for the $20 guaranteed value prior to November 8, 1994. At December 31, 1993, the Company would have paid $1,575,000 to honor the guarantee.

  Litigation

     The Company is party to a number of pending or threatened lawsuits arising out of, or incidental to, its ordinary course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect upon the consolidated financial position of the Company.

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

  Product Liability Insurance

     The Company is self-insured for potential product liability with respect to currently marketed products. The Company could be exposed to possible claims for personal injury resulting from allegedly defective products. While to date no material adverse claim for personal injury resulting from allegedly defective products has been successfully maintained against the Company, a substantial claim, if successful, could have a material adverse effect upon the consolidated financial position of the Company.

  Benefit Plans

     The Company has several benefit plans covering substantially all of their employees.

     All eligible U.S. employees may elect to participate in an ICN sponsored 401(k) plan. The Company partially matches employee contributions.

     The Company's United Kingdom subsidiary has a defined benefit retirement plan which covers all eligible U.K. employees. The plan is actuarially reviewed approximately every three years. Annual contributions are based on total pensionable salaries. It is estimated that the plan's assets exceeded the actuarial computed value of vested benefits as of December 31, 1993 and 1992, respectively.

     The total expense under the U.S. and U.K. plans was approximately $452,000 in 1993, $260,000 in 1992, and $440,000 in 1991.

     The Company also had deferred compensation agreements for certain of its officers and certain key employees, with benefits commencing at death or retirement. The present value of the benefits expected to be paid was accrued from 1985 through 1989 at which time the agreements were terminated. Interest continues to accrue on the amounts due until all payments are made.

 8.  COMMON STOCK

     The Company has reserved a total of 2,140,000 shares for issuance under its 1983 Employee Incentive Stock Option Plan and its 1983 Non-Qualified Stock Option Plan and 1,000,000 shares for issuance under its 1992 Employee Incentive Stock Option Plan and 1992 Non-Qualified Stock Option Plan (the "Plans"). Under the terms of the plans, participants may receive options to purchase common stock in such amounts as may be established by the Compensation Committee of the Board of Directors. Options are granted at a price not less than 100 percent of the fair market value on the date of grant and may be granted for a term of up to ten years. Options have been granted at prices ranging from $.83 to $10.50 per share. Options for 1,819,830, 1,192,130 and 1,137,258 shares were outstanding at December 31, 1993, 1992 and 1991, respectively. Shares available for grant under the Plans were 169,750, 789,120 and 343,860 at December 31, 1993, 1992 and 1991, respectively. Shares remaining under grant were 1,819,830 and 1,192,130 at December 31, 1993 and 1992, respectively. Shares of 843,135 and 592,310, were exercisable as of December 31, 1993 and 1992, respectively. Options totaling 4,800, 54,040, and 89,083 shares were exercised during 1993, 1992 and 1991, at average prices of $.83, $4.55 and $3.86, respectively. The Company's 1983 Plans expired on September 1, 1993 and the Company's 1992 Plans expire in 2002.

     At December 31, 1993, options for 600,000 shares at prices ranging from $6.125 to $7.00 per share of the Company's common stock were outstanding, which had been granted during 1988 and 1992 to Milan Panic, Chairman of the Board of Directors and Chief Executive Officer of the Company.

     The Company issued 83,166 shares of common stock upon the exchange of Certificates in 1991. There were no certificates exchanged during 1992 or 1993.

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

 9. DETAIL OF CERTAIN ACCOUNTS

                                                              1993             1992
                                                          ------------     ------------
        Receivables:
          Trade.........................................  $ 13,527,000     $ 19,181,000
          Other.........................................       447,000          442,000
                                                          ------------     ------------
                                                            13,974,000       19,623,000
             Allowance for doubtful accounts............    (2,400,000)      (3,353,000)
                                                          ------------     ------------
                                                          $ 11,574,000     $ 16,270,000
                                                           ===========      ===========
        Inventories:
          Raw materials and supplies....................  $  3,422,000     $  3,898,000
          Work-in-process...............................       610,000        2,439,000
          Finished goods................................    23,048,000       22,692,000
                                                          ------------     ------------
                                                            27,080,000       29,029,000
             Allowance for slow moving and obsolete
               inventory................................   (11,479,000)     (15,530,000)
                                                          ------------     ------------
                                                          $ 15,601,000     $ 13,499,000
                                                           ===========      ===========
        Prepaid expenses and other current assets:
          Prepaid inventory.............................  $         --     $  2,874,000
          Catalog costs.................................     2,295,000               --
          Other.........................................       946,000          713,000
                                                          ------------     ------------
                                                          $  3,241,000     $  3,587,000
                                                           ===========      ===========
        Property, plant and equipment, at cost:
          Land..........................................  $  2,839,000     $    995,000
          Buildings.....................................     6,655,000        4,782,000
          Machinery and equipment.......................    19,612,000       19,149,000
          Furniture and fixtures........................     2,163,000        2,704,000
          Leasehold improvements........................     1,659,000        1,390,000
                                                          ------------     ------------
                                                            32,928,000       29,020,000
          Accumulated depreciation......................   (17,200,000)     (15,865,000)
                                                          ------------     ------------
                                                          $ 15,728,000     $ 13,155,000
                                                           ===========      ===========
        Other assets and deferred charges, net:
          Deferred loan costs...........................  $  1,118,000     $  1,304,000
          Patents, trademarks and other intangibles.....       871,000        1,024,000
          Other.........................................       353,000          407,000
                                                          ------------     ------------
                                                          $  2,342,000     $  2,735,000
                                                           ===========      ===========

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

                                                              1993             1992
                                                          ------------     ------------
        Accrued liabilities:
          Payroll and related items.....................  $  1,027,000     $  1,717,000
          Deferred income...............................     2,397,000        2,294,000
          Restructuring accruals........................       478,000        4,509,000
          Lease vacancy accrual.........................     1,200,000               --
          Professional services.........................     1,133,000        1,620,000
          Taxes other than income taxes.................       557,000        1,304,000
          Interest......................................     1,147,000        1,004,000
          Commissions...................................       477,000          831,000
          Other.........................................     2,300,000        3,469,000
                                                          ------------     ------------
                                                          $ 10,716,000     $ 16,748,000
                                                           ===========      ===========

10.  GEOGRAPHICAL DATA

     The following tables set forth the amounts of net sales, income (loss) before provision for income taxes and extraordinary income and identifiable assets by geographical area for 1993, 1992 and 1991.

                                                   1993             1992             1991
                                                -----------     ------------     ------------
    Net sales:
      United States...........................  $36,216,000     $ 39,668,000     $ 44,874,000
      Canada..................................    2,381,000        2,610,000        3,159,000
      Europe..................................   16,311,000       28,020,000       42,872,000
      Asia/Pacific............................    4,168,000        5,350,000        5,602,000
                                                -----------     ------------     ------------
         Total................................  $59,076,000     $ 75,648,000     $ 96,507,000
                                                 ==========      ===========      ===========
    Income (loss) before provision for income
      taxes and extraordinary income:
      United States(1)(2).....................  $ 2,753,000     $(51,267,000)    $ (9,993,000)
      Canada..................................      157,000          (99,000)         386,000
      Europe(2)...............................   (2,831,000)     (35,582,000)      (3,859,000)
      Asia/Pacific(2).........................      744,000         (163,000)         190,000
                                                -----------     ------------     ------------
         Total................................  $   823,000     $(87,111,000)    $(13,276,000)
                                                 ==========      ===========      ===========
    Identifiable assets:
      United States...........................  $31,920,000     $ 31,957,000     $ 80,875,000
      Canada..................................      561,000          520,000          850,000
      Europe..................................   17,928,000       29,298,000       68,857,000
      Asia/Pacific............................    1,422,000        1,567,000        2,076,000
                                                -----------     ------------     ------------
         Total................................  $51,831,000     $ 63,342,000     $152,658,000
                                                 ==========      ===========      ===========

- ---------------

(1) Includes net interest (income) expense related to the Company's consolidated operations of $2,250,000, $4,567,000 and $7,073,000 for 1993, 1992 and 1991,
    respectively.

(2) Amounts include restructuring charges of $63,032,000 and $6,087,000 for 1992 and 1991, respectively. These amounts consist of $38,064,000 and $2,296,000 for the U.S. for 1992 and 1991, respectively, and $24,608,000 and $3,791,000 for Europe for 1992 and 1991, respectively and $360,000 for Asia/Pacific for 1992.

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

     Export sales made by United States operations amounted to $3,893,000 $4,033,000 and $4,458,000 for 1993, 1992 and 1991, respectively. These sales were made primarily to Europe and Asia/Pacific.

11.  SUPPLEMENTAL CASH FLOW DISCLOSURES

     The Company paid interest charges of $1,478,000, $3,168,000 and $5,483,000 in 1993, 1992 and 1991, respectively. The Company also paid income taxes of $164,000, $706,000 and $469,000 in 1993, 1992 and 1991, respectively.

     On August 30, 1993, the Company issued 300,000 and 390,000 shares of preferred stock series "A" and "B", respectively, to ICN. In exchange, ICN retired $11,000,000 of debt owed to ICN by the Company and delivered 13,368,449 shares of the Company's common stock that ICN owned (see Note 3 -- "Preferred Stock").

     During January 1993, the Company transferred its Dublin, Virginia, facility to ICN in exchange for a reduction in the intercompany amounts due ICN of $586,000 representing the net book value at the date of transfer.

     See Note 4 regarding debt converted into the Company's common stock during 1992 and 1991.

12.  RESTRUCTURING COSTS AND SPECIAL CHARGES

     The following is a summary regarding the Company's 1992 and 1991 Restructuring Costs and Special Charges.

     In November 1989, the Company acquired for $37,700,000 all of the issued and outstanding common shares of Flow Laboratories, Inc. and Flow Laboratories B.V. from GRC International, Inc. (formerly Flow General Inc.). These companies together with their respective subsidiaries ("Flow"), constituted the Biomedical division of Flow General. The excess of the total purchase price (including acquisition costs) over the fair value of net assets acquired was $35,245,000, which was allocated to the excess of cost over net assets of purchased subsidiaries and was being amortized over 40 years. Flow was a manufacturer and distributor of several thousand biochemical products worldwide. At the time of the acquisition, the Company had concluded that Flow was a significant complement to the Company, since Flow had a major presence in the European markets, which the Company lacked at the time. Therefore, more than products, the Company acquired an international distribution network. Since 1990, the Company utilized this distribution network to introduce ICN products. At the same time, it decided to phase out or to eliminate Flow low margin products, certain other product lines which did not fit the Company's long-term strategies and to close down inefficient operations.

     In prior years and the first three quarters of 1992, recoverability of goodwill associated with the Flow acquisition was focused on the European operations as Biomedicals had only a limited presence in Europe prior to the Flow acquisition. Accordingly, Biomedicals used the expected future operating income of the European operations in evaluating the recoverability of the Flow goodwill.

     During 1991, the Company initiated a restructuring program designed to reduce costs, and improve operating efficiencies. The program included, among other items, the consolidation, relocation and closure of certain manufacturing and distribution facilities within the U.S. and Europe, which were acquired in the Flow acquisition. Those measures, including a 15% reduction in the work force, were largely enacted during 1991 and continued in 1992. Costs incurred relating to this restructuring plan during 1991 were $6,087,000.

     During the fourth quarter 1992, as a result of a continued decline in sales and other factors, the Company reassessed their business plan and prospects for 1993 and beyond which included, among other things, the

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

decision to sell the last remaining major European manufacturing facility and to restructure the previously acquired distribution network and European operations in line with the revised sales estimates. Consequently, based upon the continuing decline in European revenue and profitability relating to Flow, Flow facility closures and an ineffective distribution network, management concluded that there was no current or expected future benefit associated from the Flow acquisition. Accordingly, the Company wrote off goodwill and other intangibles, primarily from the Flow acquisition of $37,714,000.

     The relocation of various U.S. and European operations was also re-evaluated. It was determined that many of the operations did not support the costs of maintaining separate facilities. Therefore, estimated costs associated with lease termination, employee termination, facility shut-down (of facilities held for disposition) were expensed primarily in the fourth quarter of 1992 and amounted to $4,858,000.

     During the fourth quarter of 1992, the Company reassessed the valuation of inventory, given the decline in sales and lack of effective integration of the Company's and Flow's product lines. Accordingly, the Company recorded a provision for abnormal writedowns of inventory to estimated realizable value of $9,924,000 and discontinued products of $3,377,000.

     In addition, during the fourth quarter of 1992, the Company determined that the unamortized costs of the catalog marketing program would not be recovered within a reasonable period; therefore, costs totaling $6,659,000 were written off. In the future, specifically focused customer or "product line" catalogs will be used for customer product lines and a more focused general catalog for others.

     Restructuring costs and special charges of $63,032,000 and $6,087,000 for the years ended December 31, 1992 and 1991, respectively, are shown as a separate item in the Consolidated Statements of Operations and include the following:

                                                                1992            1991
                                                             -----------     ----------
        Goodwill and other intangibles.....................  $37,714,000     $       --
        Catalog............................................    6,659,000             --
        Inventory allowances...............................    9,924,000             --
        Discontinued products..............................    3,377,000      1,550,000
        Employee termination costs.........................    1,961,000      1,866,000
        Lease termination costs............................    1,434,000        737,000
        Facility relocation costs..........................      357,000        724,000
        Reduction to net realizable value of vacant
          facilities held for disposition..................    1,106,000        800,000
        Miscellaneous restructuring cost...................      500,000        410,000
                                                             -----------     ----------
             Total.........................................  $63,032,000     $6,087,000
                                                              ==========      =========

13.  LEASE VACANCY COSTS

     During 1993, the Company vacated its High Wycombe facility in England and moved to a facility more suitable to the Company's operating needs in Thames England. The Company pursued various subleasing agreements for which none were consummated as of December 31, 1993. Consequently, the Company accrued approximately $1,200,000 which represents management's best estimate of the net present value of future leasing costs to be incurred for High Wycombe. During 1993, the Company expensed an additional $236,000 of leasing costs related to High Wycombe.

                             ICN BIOMEDICALS, INC.

                               DECEMBER 31, 1993

14.  OTHER (INCOME) EXPENSE, NET

     Other (income) expense, net was $(2,399,000), $4,731,000 and $1,268,000 in
1993, 1992 and 1991, respectively. In 1993, Other (income) expense, net, includes a gain of $430,000 representing a favorable settlement of a foreign non-income related tax dispute, a gain of $278,000 on the sale of the Company's Irvine, Scotland facility, a gain of $938,000 realized by the Company's Italian operation on the favorable termination of certain leasing contracts, and a gain of $1,250,000 relating to certain liabilities accrued during 1992 which were settled for less than the original estimates. In 1992, the Company expensed $2,187,000 for a non-exclusive license fee for the purpose of marketing certain laboratory equipment in the U.S., Canada and South America. Other charges in 1992 include certain non-income related taxes and an equity investment write-off totaling $2,202,000. Other (income) expense, net in 1991 included $1,286,000 of one-time costs relating to the introduction of the Company's catalog.

15.  EXTRAORDINARY INCOME

     During the second quarter of 1993, the Company's Italian operation negotiated settlements with certain of its suppliers and banks resulting in an extraordinary income of $627,000 or $.03 per share.

                    QUARTERLY STOCK PRICE AND DIVIDEND DATA

     The common stock is traded on the American Stock Exchange (Symbol: BIM).

     The following table sets forth, for the periods shown, the high and low closing sales prices on the American Stock Exchange.

                                                                        HIGH     LOW
                                                                        ----     ---
        Fiscal 1993
          First Quarter...............................................  $  5 1/4   $3 1/4
          Second Quarter..............................................     4 3/8    3 1/8
          Third Quarter...............................................     4 3/8    3
          Fourth Quarter..............................................     5 1/2    3 5/8
        Fiscal 1992
          First Quarter...............................................  $ 11     $  6
          Second Quarter..............................................     6 3/8    4 1/2
          Third Quarter...............................................     5 1/4    3 3/4
          Fourth Quarter..............................................     4 1/4    3 3/8

     As of March 29, 1994, there were approximately 386 holders of record of the Company's common stock.

     For the years ended December 31, 1993, 1992, and 1991, the Company declared per share dividends of $.17, $.17 and $.15, respectively. Dividends are generally declared and paid each quarter. The Company's Board of Directors will continue to review the Company's dividend policy, and the amount and timing of any future dividends will depend upon the profitability of the Company, the need to retain earnings for use in the development of the Company's business and other factors.

                                   APPENDIX J

                     REVIEW REPORT OF INDEPENDENT AUDITORS

The Board of Directors of
ICN Pharmaceuticals, Inc.

     We have reviewed the accompanying consolidated condensed balance sheet of ICN Pharmaceuticals, Inc. and subsidiaries (the Company) as of June 30, 1994, and the related consolidated condensed statements of operations for the three and six month periods ended June 30, 1994 and 1993, and the consolidated condensed statements of cash flows for the six-month periods then ended. These consolidated condensed financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the consolidated condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles.

     We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended (included in Appendix F, in this document); and in our report dated March 31, 1994, which included an emphasis of a matter paragraph relating to certain transactions between the Company and its majority owned subsidiaries as more fully described in the notes to the consolidated financial statements, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the consolidated balance sheet as of December 31, 1993, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                          COOPERS & LYBRAND L.L.P.


Los Angeles, California
August 4, 1994

                           ICN PHARMACEUTICALS, INC.

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                      DECEMBER 31, 1993 AND JUNE 30, 1994
                                (000'S OMITTED)

                                     ASSETS

                                                                                       (UNAUDITED)
                                                                        DECEMBER 31,    JUNE 30,
                                                                            1993          1994
                                                                        ------------   -----------
Current assets:
  Cash and cash equivalents.........................................      $ 14,652      $  13,264
  Restricted cash...................................................         1,518          1,262
  Certificates of deposit...........................................         8,000             --
  Receivables, net..................................................        12,122         14,134
  Receivables from SPI..............................................        18,313          5,225
  Inventories, net..................................................        15,601         15,473
  Prepaid expenses and other current assets.........................         4,479          3,846
                                                                        ------------   -----------
          Total current assets......................................        74,685         53,204
Property, plant and equipment, net, at cost.........................        36,243         36,439
Investment in SPI...................................................        71,671         75,407
Other assets and deferred charges, net..............................        12,025         11,140
Goodwill related to purchased businesses, net.......................         2,580          2,404
Goodwill related to publicly traded subsidiaries, net...............        10,652         10,046
                                                                        ------------   -----------
                                                                          $207,856      $ 188,640
                                                                        ==========      =========
                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable.....................................................      $  4,226      $   3,456
  Current maturities of long-term debt..............................        12,093         17,942
  Accounts payable..................................................         7,342          5,770
  Accrued liabilities...............................................        21,397         17,910
                                                                        ------------   -----------
          Total current liabilities.................................        45,058         45,078
Long-term debt, less current maturities:
  Convertible into ICN Common Stock.................................        22,023         20,238
  Publicly-traded debentures and other debt.........................       117,024        111,762
Other liabilities and deferred income taxes.........................         7,014          6,867
Minority interests..................................................        12,717         12,720
Commitments and contingencies
Stockholders' equity (deficit):
  Common stock, $1.00 par value; 100,000,000 shares authorized;
     20,519,431 and 20,529,181 shares issued and outstanding at
     December 31, 1993 and June 30, 1994, respectively..............        20,519         20,529
  Additional capital................................................       180,897        180,911
  Accumulated deficit...............................................      (193,711)      (205,088)
  Foreign currency translation adjustments..........................        (3,685)        (4,377)
                                                                        ------------   -----------
          Total stockholders' equity (deficit)......................         4,020         (8,025)
                                                                        ------------   -----------
                                                                          $207,856      $ 188,640
                                                                        ==========      =========

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                           ICN PHARMACEUTICALS, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1993 AND 1994 (UNAUDITED -- 000'S OMITTED EXCEPT FOR PER SHARE AMOUNTS)

                                                   THREE MONTHS ENDED          SIX MONTHS ENDED
                                                        JUNE 30,                   JUNE 30,
                                                   -------------------       --------------------
                                                    1993        1994           1993        1994
                                                   -------     -------       --------     -------
Net sales........................................  $15,723     $15,641       $ 32,355     $32,843
Cost of sales....................................    6,957       6,660         14,333      13,500
                                                   -------     -------       --------     -------
Gross profit.....................................    8,766       8,981         18,022      19,343
Selling, general and administrative expenses.....    9,554      10,297         18,202      20,554
Research and development costs...................    1,459       2,166          2,495       3,930
Interest expense, net............................    4,421       4,365          9,418       8,734
Foreign Currency translation and exchange (gains)
  losses.........................................   (1,138)      1,486         (1,774)      3,380
Equity in earnings of SPI........................   (1,010)     (2,278)        (4,193)     (6,683)
Gain on sales of subsidiaries common stock owned
  by ICN.........................................       --          --         (3,732)         --
Other (income) expense, net......................   (1,137)        395           (321)      1,010
                                                   -------     -------       --------     -------
  Loss before income taxes, minority interests
     and extraordinary income....................   (3,383)     (7,450)        (2,073)    (11,582)
Income taxes.....................................      127           6            162         (32)
Minority interests...............................       83        (624)           295        (173)
                                                   -------     -------       --------     -------
  Net loss before extraordinary income...........   (3,593)     (6,832)        (2,530)    (11,377)
Extraordinary income.............................      627          --            627          --
                                                   -------     -------       --------     -------
     Net loss....................................  $(2,966)    $(6,832)      $ (1,903)    $(11,377)
                                                   =======     =======       ========     =======
Per share information:
     Loss before extraordinary income............  $  (.18)    $  (.33)      $   (.13)    $  (.55)
     Extraordinary income........................      .03          --            .03          --
                                                   -------     -------       --------     -------
     Net loss per share..........................  $  (.15)    $  (.33)      $   (.10)    $  (.55)
                                                   =======     =======       ========     =======
     Shares used in per share computation........   20,416      20,529         19,135      20,526
                                                   =======     =======       ========     =======

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                           ICN PHARMACEUTICALS, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1993 AND 1994
                          (UNAUDITED -- 000'S OMITTED)

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1993         1994
                                                                         --------     --------
Cash flows from operating activities:
  Net loss.............................................................  $ (1,903)    $(11,377)
     Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization.....................................     3,539        3,457
     Equity earnings of SPI............................................    (4,193)      (6,683)
     Gain on sales of ICN owned subsidiaries Common Stock..............    (3,732)          --
     Gain on settlements of leasing contracts..........................      (938)          --
     Foreign currency translation and exchange losses (gains)..........    (1,774)       3,380
     Minority interests................................................       295         (173)
     Extraordinary income..............................................      (627)          --
     Other, net........................................................      (283)        (129)
     Change in assets and liabilities..................................    (5,424)      (8,492)
                                                                         --------     --------
       Net cash used in operating activities...........................   (15,040)     (20,017)
                                                                         --------     --------
Cash flows from investing activities:
  Capital expenditures.................................................      (792)      (1,190)
  Proceeds from sales of assets held for disposal......................     4,534           --
  Sales of marketable securities.......................................       139          203
  Payment received from SPI............................................     2,900       16,419
  Maturity of certificate of deposit...................................        --        8,000
  Sales of ICN owned subsidiaries common stock.........................    11,726           --
                                                                         --------     --------
       Net cash provided by investing activities.......................    18,507       23,432
                                                                         --------     --------
Cash flows from financing activities:
  Proceeds from issuance of stock......................................    24,642           24
  Payment of debt, net.................................................   (14,696)      (4,965)
  Proceeds from issuance of common stock by subsidiaries...............    10,570           --
  Decrease in restricted cash..........................................        --          256
  Dividend paid by subsidiaries........................................      (117)        (118)
                                                                         --------     --------
       Net cash provided by (used in) financing activities.............    20,399       (4,803)
                                                                         --------     --------
Net increase (decrease) in cash and cash equivalents...................    23,866       (1,388)
Cash and cash equivalents at beginning of period.......................     2,595       14,652
                                                                         --------     --------
Cash and cash equivalents at end of period.............................  $ 26,461     $ 13,264
                                                                         ========     ========

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                           ICN PHARMACEUTICALS, INC.

        MANAGEMENT'S STATEMENT REGARDING UNAUDITED FINANCIAL STATEMENTS

     The consolidated condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The results of operations presented herein are not necessarily indicative of the results to be expected for a full year. Although the Company believes that all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim periods presented are included and that the disclosures are adequate to make the information presented not misleading, these consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K and 10K/A Amendment No. 1 for the year ended December 31, 1993.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                 JUNE 30, 1994
                                  (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The accompanying consolidated condensed financial statements, as of June 30, 1994, include the accounts of ICN Pharmaceuticals, Inc. ("ICN" or the "Company"), its 69 percent owned subsidiary, ICN Biomedicals,Inc. ("Biomedicals") and its 63 percent owned subsidiary, Viratek, Inc. ("Viratek"). ICN currently owns 38 percent of SPI Pharmaceuticals, Inc. (SPI), and accounts for the investment using the equity method of accounting. Under such method, the Company's share of net income (or losses) is included as a separate item in the consolidated condensed statement of operations. All significant intercompany account balances and transactions have been eliminated.

  Per share information

     For the three and six months ended June 30, 1993 and 1994, per share information is based on the weighted average number of common shares outstanding.

     ICN's share of the income of Biomedicals has been reduced to give effect to the dilution in ownership which would result upon the exercise of dilutive options and warrants outstanding to purchase Biomedical common shares.

  Reclassification

     Certain prior year amounts have been reclassified to conform to the current period presentation.

 2.  RELATED PARTY TRANSACTIONS

  Royalty agreements

     During the three and six months ended June 30, 1994, SPI sold $3,790,000 and $17,850,000 of ribavirin resulting in royalties to Viratek of $758,000 and $3,570,000, respectively. For the same periods in 1993, SPI sold $2,700,000 and $9,920,000 of ribavirin resulting in royalties to Viratek of $540,000 and $1,984,000, respectively. These royalties are based on a license agreement whereby 20% of the sales of ribavirin by SPI are payable to Viratek. Included in royalties for the three and six months ended June 30, 1994 are royalties earned on foreign sales by SPI totaling $499,000 and $1,110,000, respectively. For the same periods in 1993, royalties earned on foreign sales by SPI were $449,000 and $1,122,000, respectively.

                           ICN PHARMACEUTICALS, INC.
        NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 1994
                                  (UNAUDITED)

  Cost allocations

     ICN, SPI, Viratek and Biomedicals occupy ICN's facility in Costa Mesa, California. During the three and six months ended June 30, 1994, ICN charged facility costs of $70,000 and $140,000 to SPI, $60,000 and $120,000 to Viratek, and $78,000 and $155,000 to Biomedicals, respectively. For the same periods in 1993, ICN charged facility costs of $70,000 and $140,000 to SPI, $8,000 and $15,000 to Viratek, and $78,000 and $155,000 to Biomedicals, respectively.

     The costs of common services such as maintenance, purchasing and personnel are incurred by SPI and allocated to ICN, Viratek and Biomedicals based on various formulas. During the three and six months ended June 30, 1994 the total of such costs were $643,000 and $1,377,000 of which $460,000 and $955,000 were allocated to ICN, Viratek and Biomedicals, respectively. For the same periods in 1993, the total of such costs were $594,000 and $1,299,000 of which $386,000 and $832,000 were allocated to ICN, Viratek, and Biomedicals, respectively.

 3.  OTHER ASSETS AND DEFERRED CHARGES, NET

     At June 30, 1994, "Other assets and deferred charges, net" includes $4,110,000 of deferred loan costs related to successfully completed financings and $1,911,000 of patents, trademarks and clinical trials, net of amortization.

 4.  PREPAID EXPENSES AND OTHER CURRENT ASSETS

     As of June 30, 1994, "Prepaid expenses and other current assets" includes $1,218,000 of assets held for disposition which are recorded at the lower of cost or net realizable value.

 5. INVENTORIES, NET

     Inventories, net consist of the following components (000's omitted):

                                                                DECEMBER 31,     JUNE 30,
                                                                    1993           1994
                                                                ------------     --------
        Raw materials and supplies............................    $  3,422       $  3,461
        Work-in-progress......................................         610            488
        Finished goods, net...................................      11,569         11,777
                                                                ------------     --------
                                                                  $ 15,601       $ 15,726
                                                                ==========        =======

 6. SUPPLEMENTAL CASH FLOWS DISCLOSURES

     The following table sets forth the amount of cash paid for interest and income taxes. (000's omitted):

                                                                     SIX MONTHS ENDED
                                                                         JUNE 30,
                                                                     -----------------
                                                                      1993       1994
                                                                     ------     ------
        Interest...................................................  $9,737     $8,797
        Income taxes...............................................  $  316     $  329

                           ICN PHARMACEUTICALS, INC.
        NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 1994
                                  (UNAUDITED)

 7. OTHER EXPENSE, NET

     The following table summarizes other (income) expense, net. (000's omitted):

                                                          THREE MONTHS
                                                              ENDED            SIX MONTHS ENDED
                                                            JUNE 30,               JUNE 30,
                                                        -----------------     ------------------
                                                         1993       1994       1993        1994
                                                        -------     -----     -------     ------
Realized (gains) losses on marketable securities......  $    --     $  --     $  (139)    $   24
Amortization of goodwill..............................      509       518       1,024      1,037
Gain on lease terminations............................     (938)       --        (938)        --
Reversal of legal settlement accrual..................   (1,000)       --      (1,000)        --
Other, net............................................      292      (123)        732        (51)
                                                        -------     -----     -------     ------
  Other (income) expense, net.........................  $(1,137)    $ 395     $  (321)    $1,010
                                                        =======     =====     =======     ======

 8. SALES OF SUBSIDIARIES COMMON STOCK OWNED BY ICN

     For the six months ended June 30, 1993, ICN sold 918,200 shares of SPI Common Stock for $11,726,000 in cash, net of commission expenses. The company did not sell subsidiaries common stock owned by ICN during 1994.

 9. COMMITMENTS AND CONTINGENCIES

     Class Actions -- In Re Viratek, In Re Paine Webber. The Company is a defendant in certain consolidated class actions pending in the United States District Court for the Southern District of New York entitled In re Paine Webber Securities Litigation (Case No. 86 Civ. 6776 (VLB); In re ICN/Viratek Securities Litigation (Case No. 87 Civ. 4296 (VLB)). In the Third Amended Consolidated Class Action Complaint plaintiffs allege that the ICN Defendants made, or aided and abetted Paine Webber in making, misrepresentations of material fact and omitted to state material facts concerning the business, financial condition and future prospects of ICN, Viratek and SPI in certain public announcements, Paine Webber, Inc. research reports and filings with the Commission. The alleged misstatements and omissions primarily concern developments regarding Virazole(R) including the efficacy and safety of the drug and the market for the drug. The plaintiffs allege that such misrepresentations and omissions violate Section 10(b) of the Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and constitute common law fraud and misrepresentation. The ICN Defendants filed their Answer, containing affirmative defenses, on February 15, 1993. Plaintiffs seek the certification of classes of persons who purchased ICN, Viratek, or SPI common stock during the period January 7, 1986 through April 15, 1987. In their memorandum of law, dated February 4, 1994, the ICN Defendants argue that class certification may only be granted for purchasers of ICN common stock for the period August 12, 1986 through February 20, 1987 and for purchasers of Viratek common stock for the period December 9, 1986 through February 20, 1987. The ICN Defendants assert that no class should be certified for purchasers of the common stock of SPI for any period. Oral argument on plaintiffs' motion for class certification was held on June 2, 1994. To date, no decision has been rendered. On October 20, 1993, plaintiffs informed the Court that they had reached an agreement to settle with co-defendant Paine Webber. On May 6, 1994 plaintiffs submitted their Stipulation of Settlement to the Court. The Court hearing on the Stipulation of Settlement was held on July 27, 1994. The Court approved the proposed settlement (in the amount of $6.5 million) and requested additional information in connection with plaintiffs' counsel's application for attorney fees and costs. Fact discovery is complete and expert discovery is virtually complete. Plaintiff's damages expert, utilizing assumptions and methodologies that the ICN Defendants' damages experts find to be inappropriate under the circumstances, has testified that assuming that classes were certified for purchasers of

                           ICN PHARMACEUTICALS, INC.
        NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 1994
                                  (UNAUDITED)

ICN, Viratek, and SPI common stock for the entire class periods alleged by plaintiffs, January 7, 1986 through April 15, 1987 and further assuming that all of the plaintiffs' allegations were proven, potential damages against ICN, Viratek, and SPI would, in the aggregate, amount to $315,000,000. The ICN Defendants' four damages' experts have testified that damages are zero. On May 4, 1994, plaintiffs' counsel agreed to stipulate to the dismissal of the aiding and abetting claim asserted against the ICN Defendants and a formal stipulation will be submitted to the Court in the near future. Management believes that, having extensively reviewed the issues in the above referenced matters, there are strong defenses and the Company intends to defend the litigation vigorously. While the ultimate outcome of these lawsuits cannot be predicted with certainty, and an unfavorable outcome could have an adverse effect on the Company, at this time management does not expect that these matters will have a material adverse effect on the financial position, result of operations or liquidity of the Company. The attorney's fees and other costs of the litigation are allocated equally between ICN and Viratek.

     Rafi M. Khan v. ICN Pharmaceuticals, Inc. On April 5, 1993, ICN and Viratek filed suit against Rafi Khan ("Khan") in the United States District Court for the Southern District of New York. The complaint alleges, inter alia, that Khan violated numerous provisions of the securities laws and breached his fiduciary duty to ICN and Viratek by attempting to effectuate a change in control of ICN while acting as an agent and fiduciary of ICN and Viratek. As relief, ICN and Viratek, among other things, sought an injunction enjoining Khan from effectuating a change in control of ICN and compensatory and punitive damages in the amount of $25,000,000. Khan filed a counterclaim on April 12, 1993, naming the then ICN directors and ICN, as a nominal defendant sued only in a derivative capacity. The counterclaim contains causes of action for slander, interference with economic relations, and a shareholders' derivative action for breach of fiduciary duties. Khan seeks compensatory damages for interest in an unspecified amount, and exemplary damages of $29,000,000. On December 22, 1993, Khan filed a notice of appeal from a prior injunction granted by the court, to the Court of Appeals for the Second Circuit. On March 13, 1994, that appeal was dismissed on the grounds that Khan had defaulted for failure to comply with the Court's scheduling order. The Company has been advised by Mr. Khan that he intends to represent himself pro se in this matter. With the consent of the parties, the Court ordered all discovery stayed until September 6, 1994. Management believes that Khan's counterclaim is without merit and the company intends to vigorously defend these counterclaims.

10. EQUITY INVESTMENT

     The following tables set forth the condensed financial position of SPI as of December 31, 1993 and June 30, 1994 and the condensed results of its operations for the quarter ended June 30, 1993 and 1994.

                             SPI FINANCIAL POSITION
                                   (IN 000'S)

                                                               DECEMBER 31,     JUNE 30,
                                                                   1993           1994
                                                               ------------     --------
        Current assets.......................................    $208,762       $178,865
        Non-current assets...................................      93,255        126,266
        Current liabilities..................................      81,503         74,714
        Non-current liabilities..............................      23,206         23,155
        Minority interest....................................      41,429         41,862
        Stockholders' equity.................................     155,879        165,400

                           ICN PHARMACEUTICALS, INC.
        NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 1994
                                  (UNAUDITED)

                           SPI RESULTS OF OPERATIONS

                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1994
                                   (IN 000'S)

                                                    THREE MONTHS ENDED        SIX MONTHS ENDED
                                                         JUNE 30,                 JUNE 30,
                                                    -------------------     ---------------------
                                                     1993        1994         1993         1994
                                                    -------     -------     --------     --------
Net sales.........................................  $66,422     $78,927     $186,058     $151,094
Gross profit......................................   31,159      33,759       90,105       73,311
Net income........................................    1,091       5,245        6,827       13,609
Equity in earnings of SPI.........................  $ 1,010     $ 1,993     $  4,193     $  6,398

     The condensed results of operations of ICN Galenika, a consolidated 75% owned Yugoslavian subsidiary of SPI, for the three and six months ended June 30, 1993 and 1994 are presented below: (000's omitted)

                                  ICN GALENIKA

                                                    THREE MONTHS ENDED        SIX MONTHS ENDED
                                                         JUNE 30,                 JUNE 30,
                                                    -------------------     ---------------------
                                                     1993        1994         1993         1994
                                                    -------     -------     --------     --------
Sales.............................................  $28,656     $37,671     $108,964     $ 63,826
Gross profit......................................    7,237       7,222       41,170       14,360
Net income (loss).................................  $(2,788)    $   777     $   (467)    $  1,298

     ICN Galenika operates in a highly inflationary economy and uses the dollar as the functional currency rather than the Yugoslavian dinar. At December 31, 1993, the rate used to remeasure ICN Galenika's results was over one trillion dinars per $1 U.S. On January 1, 1994, the Yugoslavian government changed the denomination of its currency by dropping nine zeros. The effect of this redenomination on the Yugoslavian dinar resulted in an exchange rate of 1,053 dinars to $1 U.S. Subsequent to the redenomination and prior to the enactment of the stabilization program described below, the dinar had devalued to 12,563,000 dinars per $1 U.S.

     On January 24, 1994, the Yugoslavian government enacted a "Stabilization Program" designed to strengthen its currency. Under this program the official exchange rate of the dinar is fixed at a ratio of one dinar to one Deutsche mark. The Yugoslavia government guarantees the conversion of dinars to Deutsche marks by exercising restraint in the amount of dinars that it prints, thereby restricting cash in circulation to correspond to hard currency reserves in Yugoslavia. Since the inception of this program the exchange rate of dinars to Deutsche marks has remained stable. The trading of dinars at other than official rates has been virtually eliminated and inflation and interest rates have declined from over 1 billion percent a year to a current rate of approximately 14% since January 24, 1994, based on information currently available to the Company. The Company believes that the period of time that the stabilization program has been operating successfully is significant given that past attempts at monetary control by the Yugoslavian government have generally been temporary. In the near term, the positive effects of the stabilization program could reverse and a return to prior levels of hyperinflation could occur. The success of this stabilization program is dependent upon improvement in the Yugoslavian economy, which is in part dependent upon the lifting of United Nations sanctions.

                           ICN PHARMACEUTICALS, INC.
        NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 1994
                                  (UNAUDITED)

     SPI has recently entered into an agreement with the City of St. Petersburg to acquire 15% of the outstanding shares of SPI's recently privatized joint venture partner, Oktyabr, for approximately $600,000. Under the terms of the agreement, SPI has the option to pay for the shares by using privatization vouchers or cash. As a result of this investment, and as part of the privatization of Oktyabr, SPI submitted an "investment plan" which, if approved, will allow SPI to purchase additional outstanding shares of Oktyabr. These shares along with the shares purchased from the City of St. Petersburg would increase SPI's ownership to 43%. The "investment plan" does not contemplate any significant additional cash investment by SPI but gives effect to SPI's past assistance provided to Oktyabr. SPI has also recently completed a transaction whereby SPI purchased 26% of the outstanding shares from the employees of Oktyabr in exchange for rights to acquire SPI common stock. Should SPI complete the transaction to acquire 43% of the outstanding shares of Oktyabr together with the 26% acquired from the employees, SPI would own 61% of the outstanding shares of Oktyabr, in which case SPI may be required to consolidate the financial statements of Oktyabr with those of SPI.

11. SUBSEQUENT EVENTS

     On August 1, 1994, the Company and its three affiliated corporations (SPI Pharmaceuticals, Inc., Viratek, Inc. and ICN Biomedicals, Inc.) entered into a merger agreement to combine the four companies into a newly formed corporation (which will be renamed ICN Pharmaceuticals, Inc.) (the "Merger"). Under the terms of the merger agreement, all outstanding shares of common stock of the four companies (other than shares held by ICN) will be exchanged for shares of common stock of the new Company pursuant to the following exchange ratios: ICN:
1 to .512; SPI: 1 to 1; Viratek: 1 to .499; and Biomedicals: 1 to .197. The proposed Merger is subject to various conditions, including approval by the stockholders of each of the four companies, issuance of $150 million of convertible debentures to refinance a substantial portion of the long-term indebtedness of the four companies (a waivable condition), appropriate regulatory approvals and certain other conditions. Assuming these conditions are satisfied, the transaction is expected to close during the fall of 1994.

     Three lawsuits have been filed by stockholders of SPI and, in one of these lawsuits, Viratek, with respect to the Merger in the Court of Chancery of the State of Delaware against ICN, SPI, Viratek (with respect to one of such lawsuits) and certain directors and officers of ICN, SPI and/or Viratek (including Milan Panic). The lawsuits, entitled Helmut Kling v. Milan Panic, et al., Jallath v. Milan Panic, et al., and Amy Hoffman v. Milan Panic, et al. purport to be class actions on behalf of all persons who hold shares of SPI Common Stock and, in one lawsuit, Viratek Common Stock. These suits allege that the consideration to be provided to the public stockholders of SPI and Viratek (with respect to one of such lawsuits) in the Merger is unfair and inadequate, and that the defendants have breached their fiduciary duties in approving the proposed Merger and otherwise. The Company believes that these suits are without merit.

                                   APPENDIX K

                           SPI PHARMACEUTICALS, INC.

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                      DECEMBER 31, 1993 AND JUNE 30, 1994
                                (000'S OMITTED)

                                     ASSETS

                                                                                        UNAUDITED
                                                                       DECEMBER 31,     JUNE 30,
                                                                           1993           1994
                                                                       ------------     --------
Current assets:
  Cash and cash equivalents..........................................    $ 14,777       $ 19,238
  Marketable securities (used to collateralize $10,000 note
     payable)........................................................      32,587             --
  Receivables, net...................................................      43,277         50,279
  Inventories, net...................................................     107,196         91,883
  Prepaid expenses and other current assets..........................      10,925         17,465
                                                                       ------------     --------
          Total current assets.......................................     208,762        178,865
  Marketable securities (used to collateralize $10,000 note
     payable)........................................................          --         29,826
  Property, plant and equipment, net.................................      78,718         80,183
  Goodwill, net......................................................       1,664          1,571
  Other assets.......................................................      12,873         14,686
                                                                       ------------     --------
                                                                         $302,017       $305,131
                                                                       ==========       ========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade payables.....................................................    $ 13,951       $ 15,277
  Payable to ICN.....................................................      18,313          5,225
  Accrued liabilities................................................      17,700         20,827
  Notes payable......................................................      14,360         15,006
  Current portion of long-term debt..................................       3,866          4,207
  Income taxes payable...............................................      13,313         14,172
                                                                       ------------     --------
          Total current liabilities..................................      81,503         74,714
  Long-term debt, less current portion...............................      16,980         16,154
  Other liabilities and deferred income taxes........................       6,226          7,001
  Minority interest..................................................      41,429         41,862
Stockholders' equity:
  Common stock, $.01 par value; 38,000 shares authorized; 20,101 and
     20,494 shares outstanding at December 31, 1993 and June 30,
     1994, respectively..............................................         202            204
  Additional capital.................................................      91,449         97,496
  Retained earnings..................................................      70,973         77,389
  Unrealized loss on marketable securities, net......................          --         (2,761)
  Foreign currency translation adjustments...........................      (6,745)        (6,928)
                                                                       ------------     --------
          Total stockholders' equity.................................     155,879        165,400
                                                                       ------------     --------
                                                                         $302,017       $305,131
                                                                       ==========       ========

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                           SPI PHARMACEUTICALS, INC.

                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME

           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1993 AND 1994 (UNAUDITED -- 000'S OMITTED EXCEPT FOR PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED        SIX MONTHS ENDED
                                                         JUNE 30,                 JUNE 30,
                                                    -------------------     ---------------------
                                                     1993        1994         1993         1994
                                                    -------     -------     --------     --------
Net sales.........................................  $66,422     $78,927     $186,058     $151,094
Cost of sales.....................................   35,263      45,168       95,953       77,783
                                                    -------     -------     --------     --------
          Gross profit............................   31,159      33,759       90,105       73,311
Selling, general and administrative expenses......   27,492      22,916       65,705       43,997
Royalties to affiliates, net......................      720         842        2,164        3,749
Research and development costs....................    1,743       1,630        5,262        2,476
Translation and exchange (gains) losses, net......   (1,598)       (245)        (597)       2,254
Interest income...................................   (1,586)     (1,241)      (2,424)      (2,206)
Interest expense..................................    3,549       1,623       10,098        3,046
Other expense, net................................      730         335        1,648        1,099
                                                    -------     -------     --------     --------
          Income before provision for income taxes
            and minority interest.................      109       7,899        8,249       18,896
Provision for income taxes........................       14       2,395        1,578        4,854
Minority interest.................................     (996)        259         (156)         433
                                                    -------     -------     --------     --------
          Net income..............................  $ 1,091     $ 5,245     $  6,827     $ 13,609
                                                    -------     -------     --------     --------
PER SHARE INFORMATION:
  Net income per share............................  $   .05     $   .25     $    .34     $    .65
                                                    =======     =======     ========     ========
  Shares used in per share computation............   20,114      20,978       19,998       20,815
                                                    =======     =======     ========     ========

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                           SPI PHARMACEUTICALS, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1993 AND 1994
                          (UNAUDITED -- 000'S OMITTED)

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                          --------------------
                                                                           1993         1994
                                                                          -------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................................  $ 6,827     $ 13,609
  Adjustments to reconcile net income to net cash provided by operating activities:
     Allowances for losses on accounts receivable.......................    7,212        2,996
     Depreciation and amortization......................................    3,853        3,770
     Translation and exchange (gains) losses, net.......................     (597)       2,254
  Change in assets and liabilities......................................   (9,332)       4,243
                                                                          -------     --------
     Net cash provided by operating activities..........................    7,963       26,872
                                                                          -------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................................................   (8,750)      (3,846)
  Decrease in restricted cash...........................................    5,200           --
                                                                          -------     --------
     Net cash used in investing activities..............................   (3,550)      (3,846)
                                                                          -------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net issues (payments) under line of credit arrangements...............   (4,501)         570
  Net payments of long-term debt........................................      (36)      (1,690)
  Net payments to ICN...................................................   (2,900)     (16,419)
  Proceeds from exercise of stock options...............................      849          374
  Dividends paid to minority shareholders...............................   (1,259)      (1,435)
                                                                          -------     --------
     Net cash used in financing activities..............................   (7,847)     (18,600)
                                                                          -------     --------
Effect of exchange rate changes on cash.................................      (44)          35
                                                                          -------     --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....................   (3,478)       4,461
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD........................   38,054       14,777
                                                                          -------     --------
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD..........................  $34,576     $ 19,238
                                                                          =======     ========

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                           SPI PHARMACEUTICALS, INC.
        MANAGEMENT'S STATEMENT REGARDING UNAUDITED FINANCIAL STATEMENTS

     The consolidated condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been condensed or omitted pursuant to such rules and regulations. The results of operation presented herein are not necessarily indicative of the results to be expected for a full year. Although the Company believes that all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of the interim period presented are included and that the disclosures are adequate to make the information presented not misleading, these consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K and Form 10-K/A Amendment No. 1 for the year ended December 31, 1993.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                 JUNE 30, 1994
                                  (UNAUDITED)

1. RELATIONSHIP WITH ICN PHARMACEUTICALS, INC., ICN BIOMEDICALS, INC. AND VIRATEK, INC.

     SPI Pharmaceuticals, Inc. ("SPI" or the "Company") was incorporated on November 30, 1981, as a wholly-owned subsidiary of ICN Pharmaceuticals, Inc. ("ICN") and was 38%-owned by ICN at June 30, 1994. ICN Biomedicals, Inc. ("Biomedicals") was 69%-owned by ICN, and Viratek, Inc. ("Viratek") was 63%-owned by ICN at June 30, 1994.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The accompanying consolidated condensed financial statements include the accounts of the Company and all of its subsidiaries. All significant intercompany account balances and transactions have been eliminated.

  Per Share Information

     Per share information is based on the weighted average number of common shares outstanding and dilutive common share equivalents. Common equivalent shares represent shares issuable for outstanding options computed using the treasury stock method. This method assumes that the proceeds from stock options are used to repurchase shares on the open market.

     On January 13, 1994, the Company's Board of Directors declared a first quarter cash dividend of $.065 per share and a stock dividend of 1.4%, payable on February 28, 1994, to shareholders of record on February 1, 1994. On May 20, 1994, the Company's Board of Directors declared a second quarter cash dividend of $.065 per share and a stock dividend of 1.3%, payable on June 15, 1994, to shareholders of record on June 1, 1994. All relevant share and per share data have been restated to reflect these stock dividends.

  Reclassifications

     Certain prior year items have been reclassified to conform with the current year presentation.

                           SPI PHARMACEUTICALS, INC.
        NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1994
                                  (UNAUDITED)

  Inventories

     Inventories, net, consists of the following components: (000's omitted)

                                                                DECEMBER 31,     JUNE 30,
                                                                    1993           1994
                                                                ------------     --------
        Raw materials and supplies............................    $ 57,148       $ 34,331
        Work-in-process.......................................      12,541         13,379
        Finished goods, net...................................      37,507         44,173
                                                                ------------     --------
                                                                  $107,196       $ 91,883
                                                                ==========        =======

3.  RELATED PARTY TRANSACTIONS

  Royalty Agreements

     During the three and six months ended June 30, 1994, the Company sold $3,790,000 and $17,850,000 of Virazole(R), respectively, generating royalties to Viratek of $758,000 and $3,570,000, respectively. For the same periods in 1993, the Company sold $2,700,000 and $9,920,000 of Virazole(R), respectively, generating royalties to Viratek of $540,000 and $1,984,000, respectively. These royalties are based on a royalty agreement whereby 20% of net sales of Virazole(R) are payable to Viratek.

  Cost Allocations

     ICN, SPI, Viratek and Biomedicals occupy ICN's facility in Costa Mesa, California. ICN charged facility costs to the Company of $69,000 per quarter in 1994 and 1993. The costs of common services such as maintenance, purchasing and personnel are incurred by the Company, a portion of which are allocated to ICN, Viratek and Biomedicals based on services utilized. These common services costs were $1,377,000 for the six months ended June 30, 1994, of which $955,000 was allocated to ICN, Viratek and Biomedical. During the same period in 1993, common services costs were $1,299,000, of which $832,000 was allocated to the same group.

4.  SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid for income taxes was $3,915,000 for the six months ended June 30, 1994, and $1,949,000 for the same period in 1993.

     Cash paid for interest was $1,803,000 for the six months ended June 30, 1994, and $7,044,000 for the same period in 1993.

 5. RESULTS EXCLUDING ICN GALENIKA

     The results of ICN Galenika and the results of SPI Pharmaceuticals, Inc., excluding ICN Galenika, for the six months ended June 30, 1993 and 1994 are presented below: (000's omitted)

                                                 SPI WITHOUT
                                                ICN GALENIKA             ICN GALENIKA
                                             -------------------     --------------------
                                              1993        1994         1993        1994
                                             -------     -------     --------     -------
        Sales..............................  $77,094     $87,268     $108,964     $63,826
        Gross Profit.......................   48,935      58,951       41,170      14,360
        Net income (loss)..................  $ 7,294     $12,311     $   (467)    $ 1,298

                           SPI PHARMACEUTICALS, INC.
        NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1994
                                  (UNAUDITED)

     The results of ICN Galenika and the results of SPI Pharmaceuticals, Inc., excluding ICN Galenika, for the three months ended June 30, 1993 and 1994 are presented below: (000's omitted)

                                                  SPI WITHOUT
                                                 ICN GALENIKA            ICN GALENIKA
                                              -------------------     -------------------
                                               1993        1994        1993        1994
                                              -------     -------     -------     -------
        Sales.............................    $37,766     $41,256     $28,656     $37,671
        Gross Profit......................     23,922      26,537       7,237       7,222
        Net income (loss).................    $ 3,879     $ 4,468     $(2,788)    $   777

 6. ICN GALENIKA

     ICN Galenika operates in a highly inflationary economy and uses the dollar as the functional currency rather than the Yugoslavian dinar. At December 31, 1993, the rate used to remeasure ICN Galenika's results was over one trillion dinars per $1 U.S. On January 1, 1994, the Yugoslavian government changed the denomination of its currency by dropping nine zeros. The effect of this redenomination on the Yugoslavian dinar resulted in an exchange rate of 1,053 dinars to $1 U.S. Subsequent to the redenomination and prior to the enactment of the stabilization program described below, the dinar had devalued to 12,563,000 dinars per $1 U.S.

     On January 24, 1994, the Yugoslavian government enacted a "Stabilization Program" designed to strengthen its currency. Under this program the official exchange rate of the dinar is fixed at a ratio of one dinar to one Deutsche mark. The Yugoslavian government guarantees the conversion of dinars to Deutsche marks by exercising restraint in the amount of dinars that it prints, thereby restricting cash in circulation to correspond to hard currency reserves in Yugoslavia. Since the inception of this program the exchange rate of dinars to Deutsche marks has remained stable. The trading of dinars at other than official rates has been virtually eliminated and inflation and interest rates have declined from over 1 billion percent a year to a current annual rate of approximately 14% since January 24, 1994, based on information currently available to the Company. The Company believes that the period of time that the stabilization program has been operating successfully is significant given that past attempts at monetary control by the Yugoslavian government have generally been temporary. In the near term, the positive effects of the stabilization program could reverse and a return to prior levels of hyperinflation could occur. The success of this stabilization program is dependent upon improvement in the Yugoslavian economy, which is in part dependent upon the lifting of United Nations sanctions.

 7. JOINT VENTURE IN RUSSIA

     The Company has recently entered into an agreement with the City of St. Petersburg to acquire 15% of the outstanding shares of the Company's recently privatized joint venture partner, Oktyabr, for approximately $600,000. Under the terms of the agreement, the Company has the option to pay for the shares by using privatization vouchers or cash. As a result of this investment, and as part of the privatization of Oktyabr, the Company submitted an "investment plan" which, if approved, will allow the Company to purchase additional outstanding shares of Oktyabr. These shares along with the shares purchased from the City of St. Petersburg would increase the Company's ownership to 43%. The "investment plan" does not contemplate any significant additional cash investment by the Company but gives effect to the Company's past assistance provided to Oktyabr. The Company has also recently completed a transaction whereby the Company purchased 26% of the outstanding shares from the employees of Oktyabr in exchange for rights to acquire SPI common stock. Should the Company complete the transaction to acquire 43% of the outstanding shares of Oktyabr together

                           SPI PHARMACEUTICALS, INC.
        NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                                 JUNE 30, 1994
                                  (UNAUDITED)

with the 26% acquired from the employees, the Company would own 61% of the outstanding shares of Oktyabr, in which case the Company may be required to consolidate the financial statements of Oktyabr with those of the Company.

 8. MARKETABLE SECURITIES

     In January 1994, the Company adopted SFAS No. 115 ("Accounting for Certain Investments in Debt and Equity Securities"). This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are to be classified as either held-to-maturity, trading securities, or available-for-sale. The Company has classified its investment in corporate bond securities, with maturities ranging from 1999 to 2003, as available-for-sale. Unrealized holding gains and losses are calculated on the specific identification method. Changes in market values of equity securities are reflected as unrealized gains or losses directly in Shareholders' Equity, as required, and accordingly have no effect on net income. The adoption of SFAS No. 115 did not result in a cumulative effect adjustment in the consolidated statements of income.

 9. SUBSEQUENT EVENTS

     On August 1, 1994, the Company and its three affiliated corporations (ICN Pharmaceuticals Inc., Viratek, Inc. and ICN Biomedicals, Inc.) entered into a merger agreement to combine the four companies into a newly formed corporation (which will be renamed ICN Pharmaceuticals, Inc. the "Merger"). Under the terms of the merger agreement, all outstanding shares of common stock of the four companies (other than shares held by ICN) will be exchanged for shares of common stock of the new Company pursuant to the following exchange ratios: ICN: 1 to .512; SPI: l to l; Viratek: l to .499; and Biomedicals: 1 to .197. The proposed Merger is subject to various conditions, including approval by the stockholders of each of the four companies, issuance of $150 million of convertible debentures to refinance a substantial portion of the long-term indebtedness of the four companies (a waivable condition), appropriate regulatory approvals and certain other conditions. Assuming these conditions are satisfied, the transaction is expected to close during the fall of 1994.

     Three lawsuits have been filed by stockholders of SPI and, in one lawsuit, Viratek, with respect to the Merger in the Court of Chancery of the State of Delaware against ICN, SPI, Viratek (with respect to one of such lawsuits) and certain directors and officers of ICN, SPI and/or Viratek (including Milan Panic). The lawsuits, entitled Helmut Kling v. Milan Panic, et al., Jallath v. Milan Panic, et al., and Amy Hoffman v. Milan Panic, et al. purport to be class actions on behalf of all persons who hold shares of SPI common stock and, in one lawsuit, Viratek common stock. These suits allege that the consideration to be provided to the public stockholders of SPI and Viratek (with respect to one of such lawsuits) in the Merger is unfair and inadequate, and the defendants have breached their fiduciary duties in approving the proposed Merger and otherwise. The Company believes that these suits are without merit.

                                                                       EXHIBIT 4

                            FORM OF RIGHTS AGREEMENT

                    ----------------------------------------

                                ICN MERGER CORP.
                                      AND
                             [                  ],
                                  RIGHTS AGENT
                                RIGHTS AGREEMENT
                       DATED AS OF                 , 1994

                    ----------------------------------------

                                   APPENDIX L

                                 VIRATEK, INC.

                            CONDENSED BALANCE SHEETS

                      JUNE 30, 1994 AND DECEMBER 31, 1993
                                (000'S OMITTED)

                                  A S S E T S

                                                                    UNAUDITED
                                                                    JUNE 30,     DECEMBER 31,
                                                                      1994           1993
                                                                    --------     ------------
Current assets:
  Cash and cash equivalents.......................................  $ 11,564       $  9,698
  Certificates of deposit.........................................        --          8,000
  Prepaid expenses and other current assets.......................        26             20
                                                                    --------     ------------
          Total current assets....................................    11,590         17,718
Receivables from affiliates, net..................................    19,911         15,503
Property, plant and equipment, net................................       993            204
Patents, clinical trials and trademarks, net......................     1,671          1,823
                                                                    --------     ------------
          TOTAL ASSETS............................................  $ 34,165       $ 35,248
                                                                    ========     ============
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................  $    168       $    405
  Accrued liabilities.............................................     1,007            508
                                                                    --------     ------------
          Total current liabilities...............................     1,175            913
Deferred compensation.............................................       255            260
Commitments and contingencies
Stockholders' equity:
  Common stock, $.10 par value; 30,000,000 shares authorized;
     18,113,149 shares outstanding as of June 30, 1994 and
     December 31, 1993............................................     1,811          1,811
  Additional capital..............................................    73,456         73,465
  Accumulated deficit.............................................   (42,532)       (41,201)
                                                                    --------     ------------
          Total stockholders' equity..............................    32,735         34,075
                                                                    --------     ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............  $ 34,165       $ 35,248
                                                                    ========     ============

   The accompanying notes are an integral part of these financial statements.

                                 VIRATEK, INC.

                       CONDENSED STATEMENTS OF OPERATIONS

           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1994 AND 1993
             (UNAUDITED -- 000'S OMITTED, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                         JUNE 30,                  JUNE 30,
                                                    -------------------       -------------------
                                                     1994        1993          1994        1993
                                                    -------     -------       -------     -------
Revenues:
  Royalties from SPI..............................  $   758     $   540       $ 3,570     $ 1,984
Costs and expenses:
  General and administrative expenses.............      792         449         1,753         781
  Research and development........................    2,079       1,359         3,717       2,298
  Depreciation and amortization...................      137         109           252         212
  Interest income, net............................     (453)       (210)         (826)       (373)
  Other income, net...............................       --         (58)           --        (112)
                                                    -------     -------       -------     -------
  Loss before income tax expense..................   (1,797)     (1,109)       (1,326)       (822)
  Income tax expense..............................        5          --             5          --
                                                    -------     -------       -------     -------
  Net loss........................................  $(1,802)    $(1,109)      $(1,331)    $  (822)
                                                    =======     =======       =======     =======
Per share information:
  Net loss........................................  $  (.10)    $  (.07)      $  (.07)    $  (.05)
                                                    =======     =======       =======     =======
Shares used in per share computation..............   18,113      16,655        18,113      16,228
                                                    =======     =======       =======     =======

   The accompanying notes are an integral part of these financial statements.

                                 VIRATEK, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1993
                          (UNAUDITED -- 000'S OMITTED)

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                           -------------------
                                                                            1994        1993
                                                                           -------     -------
Cash flows from operating activities:
  Net loss...............................................................  $(1,331)    $  (822)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization.......................................      252         212
     Change in asset and liabilities:
       Increase in receivables from affiliates, net......................   (4,408)     (2,227)
       Decrease in prepaid expenses and other current assets.............       (6)         54
       Increase (decrease) in accounts payable and accrued liabilities...      262        (177)
       Deferred compensation.............................................       (5)         (5)
                                                                           -------     -------
     Net cash used in operating activities...............................   (5,236)     (2,965)
                                                                           -------     -------
Cash flows from investing activities:
  Capital expenditures...................................................     (889)       (138)
  Maturity of certificate of deposit.....................................    8,000          --
                                                                           -------     -------
     Net cash used in investing activities...............................    7,111        (138)
                                                                           -------     -------
Cash flows from financing activities:
  Proceeds from ICN advances.............................................       --         254
  Redemption of warrants.................................................       (9)         --
  Proceeds from stock options............................................       --         297
  Net proceeds from stock offering.......................................       --      10,269
                                                                           -------     -------
     Net cash provided by (used in) financing activities.................       (9)     10,820
                                                                           -------     -------
Net increase in cash.....................................................    1,866       7,717
Cash and cash equivalents at beginning of period.........................    9,698           5
                                                                           -------     -------
Cash and cash equivalents at end of period...............................  $11,564     $ 7,722
                                                                           =======     =======

   The accompanying notes are an integral part of these financial statements.

                                 VIRATEK, INC.

        MANAGEMENT'S STATEMENT REGARDING UNAUDITED FINANCIAL STATEMENTS

     The condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The results of operations for the periods presented herein are not necessarily indicative of the results to be expected for a full year. Although the Company believes that all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim periods presented are included and that the disclosures are adequate to make the information presented not misleading, these condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K and Form 10K/A Amendment No. 1 for the year ended December 31, 1993.

                                 VIRATEK, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                                 JUNE 30, 1994
                                  (UNAUDITED)

 1. RELATIONSHIP WITH ICN PHARMACEUTICALS, INC., SPI PHARMACEUTICALS, INC. AND ICN BIOMEDICALS, INC. --


     Viratek, Inc. ("Viratek" or the "Company") was incorporated on August 1, 1980, as a wholly-owned subsidiary of ICN Pharmaceuticals, Inc. ("ICN"). As of June 30, 1994, Viratek was 63 percent owned by ICN. SPI Pharmaceuticals, Inc. ("SPI") was 38 percent owned by ICN and ICN Biomedicals, Inc. ("Biomedicals") was 69 percent owned by ICN.


 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --

  Per share information


     For the three and six months ended June 30, 1994 and 1993 per share information is based on the weighted average number of common shares outstanding. In December 1993, the Company declared a fourth quarter 1993 stock distribution of 5%. All relevant share and per share amounts used in computing earnings per share have been restated to reflect this stock distribution.


  Reclassification

     Certain prior period amounts have been reclassified to conform to the current period presentation.

 3. RELATED PARTY TRANSACTIONS --

  Royalty agreements

     During the three and six months ended June 30, 1994, SPI sold $3,790,000 and $17,850,000 of ribavirin resulting in royalties to Viratek of $758,000 and $3,570,000, respectively. For the same periods in 1993, SPI sold $2,700,000 and $9,920,000 of ribavirin resulting in royalties to Viratek of $540,000 and $1,984,000, respectively. These royalties are based on a license agreement whereby 20% of the sales of ribavirin by SPI are payable to Viratek. Included in royalties for the three and six months ended June 30, 1994, are royalties earned on foreign sales by SPI totaling $499,000 and $1,110,000, respectively. For the same periods in 1993, royalties earned on foreign sales by SPI were $449,000 and $1,122,000, respectively.

  Cost Allocation

     ICN, SPI, Viratek and Biomedicals occupy ICN's facility in Costa Mesa, California. During the three and six months ended June 30, 1994 ICN charged facility costs of $60,000 and $120,000, respectively, to the Company. For the same periods in 1993, ICN charged facility costs of $8,000 and $15,000, respectively. The costs of common services such as maintenance, purchasing and personnel are incurred by SPI and allocated to ICN, Viratek and Biomedicals based on the services utilized. The common services costs for the three and six months ended June 30, 1994 were $156,000 and $199,000, respectively. For the same periods in 1993, these common services costs were $10,000 and $23,000, respectively.

  Debt and equity transactions

     At June 30, 1994, Viratek had $19,911,000 of receivables due from ICN. During the three and six months ended June 30, 1994, Viratek charged $345,000 and $616,000 respectively, to ICN for interest on the average balances owed to Viratek. For the same periods in 1993, Viratek charged $171,000 and $318,000, respectively, to ICN for interest on the average balances owed to Viratek.

                                 VIRATEK, INC.

                                 JUNE 30, 1994
                                  (UNAUDITED)

  Charges for the usage of equipment

     For the three and six months ended June 30, 1993 Viratek charged $60,000 and $120,000 to ICN for the usage of equipment owned by Viratek. None were incurred in 1994.

 4. CLINICAL TRIALS --

     As of June 30, 1994, the Company had net amounts capitalized of $1,498,000 related to outside studies requested by the FDA in order to obtain approval of the use of ribavirin in treating RSV. These costs are being amortized on a straight-line basis over their useful lives.

 5. COMMON STOCK --

     In December 1993, the Company declared a fourth quarter 1993 stock dividend of 5%. Accordingly, all numbers of common shares, except shares authorized, stock option data and per share data have been restated to reflect the dividend. Fractional shares resulting from the dividend were settled in cash.

 6. SUPPLEMENTAL CASH FLOW DISCLOSURES --

     The following table sets forth the amount of cash paid for interest and income taxes.

                                                                    SIX MONTHS ENDED
                                                                        JUNE 30,
                                                                   -------------------
                                                                    1994        1993
                                                                   -------     -------
        Interest.................................................  $18,000     $16,000
        Income taxes.............................................   13,000      50,000

 7. COMMITMENTS AND CONTINGENCIES --

     The Company is a defendant in certain consolidated class actions pending in the United States District Court for the Southern District of New York entitled In re Paine Webber Securities Litigation (Case No. 86 Civ. 6776 (VLB); In re ICN/Viratek Securities Litigation (Case No. 87 Civ. 4296 (VLB)). In the Third Amended Consolidated Class Action Complaint plaintiffs allege that the ICN Defendants made, or aided and abetted Paine Webber in making, misrepresentations of material fact and omitted to state material facts concerning the business, financial condition and future prospects of ICN, Viratek and SPI in certain public announcements, Paine Webber, Inc. research reports and filings with the Commission. The alleged misstatements and omissions primarily concern developments regarding Virazole(R) including the efficacy, safety, and market for the drug. The plaintiffs allege that such misrepresentations and omissions violate Section 10(b) of the Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and constitute common law fraud and misrepresentation. The ICN Defendants filed their Answer, containing affirmative defenses, on February 15, 1993. Plaintiffs seek the certification of classes of persons who purchased ICN, Viratek, or SPI common stock during the period January 7, 1986 through April 15, 1987. In their memorandum of law, dated February 4, 1994, the ICN Defendants argue that class certification may only be granted for purchasers of ICN common stock for the period August 12, 1986 through February 20, 1987 and for purchasers of Viratek common stock for the period December 9, 1986 through February 20, 1987. The ICN Defendants assert that no class should be certified for purchasers of the common stock of SPI for any period. Oral argument on plaintiffs' motion for class certification was held on June 2, 1994. To date, no decision has been rendered.

                                 VIRATEK, INC.

                                 JUNE 30, 1994
                                  (UNAUDITED)

     On October 20, 1993, plaintiffs informed the Court that they had reached an agreement to settle with co-defendant Paine Webber. On May 6, 1994 plaintiffs submitted their Stipulation of Settlement to the Court. The hearing on the Stipulation of Settlement was held on July 27, 1994. The Court approved the proposed settlement (in the amount of $6.5 million) and requested additional information in connection with Plaintiffs' counsel's application for attorney fees and costs. Fact discovery is complete and expert discovery is virtually complete. Plaintiffs' damages expert, utilizing assumptions and methodologies that the ICN Defendants' damages experts find to be inappropriate under the circumstances, has testified that assuming that classes were certified for purchasers of ICN, Viratek, and SPI common stock for the entire class periods alleged by plaintiffs, January 7, 1986 through April 15, 1987, and further assuming that all of the plaintiffs' allegations were proven, potential damages against ICN, Viratek, and SPI would, in the aggregate, amount to $315,000,000. The ICN Defendants' four damages' experts have testified that damages are zero. On May 4, 1994, plaintiffs' counsel agreed to stipulate to the dismissal of the aiding and abetting claim asserted against the ICN Defendants and a formal stipulation will be submitted to the Court in the near future. Management believes that, having extensively reviewed the issues in the above referenced matters, there are strong defenses and the Company intends to defend the litigation vigorously. While the ultimate outcome of these lawsuits cannot be predicted with certainty, and an unfavorable outcome could have an adverse effect on the Company, at this time management does not expect that these matters will have a material adverse effect on the financial position, result of operations or liquidity of the Company. The attorney's fees and other costs of the litigation are allocated equally between ICN and Viratek.

     Rafi M. Khan v. ICN Pharmaceuticals, Inc. On April 5, 1993, ICN and Viratek filed suit against Rafi Khan ("Khan") in the United States District Court for the Southern District of New York. The complaint alleges, inter alia, that Khan violated numerous provisions of the securities laws and breached his fiduciary duty to ICN and Viratek by attempting to effectuate a change in control of ICN while acting as an agent and fiduciary of ICN and Viratek. As relief, ICN and Viratek, among other things, sought an injunction enjoining Khan from effectuating a change in control of ICN and compensatory and punitive damages in the amount of $25,000,000. Khan filed a counterclaim on April 12, 1993, naming the then ICN directors and ICN, as a nominal defendant sued only in a derivative capacity. The counterclaim contains causes of action for slander, interference with economic relations, and a shareholders' derivative action for breach of fiduciary duties. Khan seeks compensatory damages for interest in an unspecified amount, and exemplary damages of $29,000,000. On December 22, 1993, Khan filed a notice of appeal from a prior injunction granted by the court, to the Court of Appeals for the Second Circuit. On March 13, 1994, that appeal was dismissed on the grounds that Khan had defaulted for failure to comply with the Court's scheduling order. The Company has been advised by Mr. Khan that he intends to represent himself pro se in this matter. With the consent of the parties, the Court ordered all discovery stayed until September 6, 1994. Management believes that Khan's counterclaim is without merit and the Company intends to vigorously defend these counterclaims.

 8. SUBSEQUENT EVENTS --

     On August 1, 1994, the Company and its three affiliated corporations (ICN Pharmaceuticals, Inc., SPI Pharmaceuticals, Inc., Viratek, Inc. and ICN Biomedicals, Inc.) entered into a merger agreement to combine the four companies into a newly formed corporation (which will be renamed ICN Pharmaceuticals, Inc.) (the "Merger"). Under the terms of the merger agreement, all outstanding shares of common stock of the four companies (other than shares held by ICN) will be exchanged for shares of common stock of the new Company pursuant to the following exchange ratios: ICN: 1 to .512, SPI: 1 to 1; Viratek: 1 to .499; and
Biomedicals: 1 to .197. The proposed Merger is subject to various conditions, including approval by the stockholders of each of the four companies, issuance of $150 million of convertible debentures to refinance a

                                 VIRATEK, INC.

                                 JUNE 30, 1994
                                  (UNAUDITED)

substantial portion of the long-term indebtedness of the four companies (a waivable condition), appropriate regulatory approvals and certain other conditions. Assuming these conditions are satisfied, the transaction is expected to close during the fall of 1994.


     Three lawsuits have been filed by stockholders of SPI and, in one of these lawsuits, Viratek, with respect to the Merger in the Court of Chancery of the State of Delaware against ICN, SPI, Viratek (with respect to one of such lawsuits) and certain directors and officers of ICN, SPI and/or Viratek (including Milan Panic). The lawsuits, entitled Helmut Kling v. Milan Panic, et al., Jallath v. Milan Panic, et al., and Amy Hoffman v. Milan Panic, et al. purport to be class actions on behalf of all persons who hold shares of SPI Common Stock and, in one lawsuit, Viratek Common Stock. These suits allege that the consideration to be provided to the public stockbrokers of SPI and Viratek (with respect to one of such lawsuits) in the Merger is unfair and inadequate, and that the defendants have breached their fiduciary duties in approving the proposed Merger and otherwise. The Company believes that these suits are without merit.

                                   APPENDIX M

                             ICN BIOMEDICALS, INC.

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                      JUNE 30, 1994 AND DECEMBER 31, 1993
                  (000'S OMITTED EXCEPT FOR PER SHARE AMOUNTS)

                                     ASSETS

                                                                       UNAUDITED
                                                                       JUNE 30,     DECEMBER 31,
                                                                         1994           1993
                                                                       --------     ------------
Current assets:
  Cash and cash equivalents..........................................  $    850       $    509
  Restricted cash....................................................        --            256
  Receivables, net...................................................    13,173         11,574
  Inventories, net...................................................    15,473         15,601
  Prepaid expenses and other current assets..........................     2,602          3,241
                                                                       --------     ------------
          Total current assets.......................................    32,098         31,181
Property, plant and equipment, net...................................    15,388         15,728
Other assets and deferred charges....................................     2,305          2,342
Excess of cost over net assets of purchased businesses, net..........     2,404          2,580
                                                                       --------     ------------
          Total assets...............................................  $ 52,195       $ 51,831
                                                                       ========     ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable......................................................  $  1,845       $  1,926
  Current maturities of capital lease obligations and long-term
     debt............................................................     1,254          1,379
  Accounts payable and accrued liabilities...........................    15,340         17,120
                                                                       --------     ------------
          Total current liabilities..................................    18,439         20,425
Long-term debt and capital lease obligations.........................    10,768         10,567
Deferred income taxes and other liabilities..........................     2,339          2,266
Payable to ICN.......................................................     7,738          5,932
Stockholders' equity:
  Preferred stock, $.01 par value:
     1,000,000 shares authorized; issued:
       Series A, 300,000 shares ($30,000,000 involuntary liquidation
        preference)..................................................         3              3
       Series B, 390,000 shares ($39,000,000 involuntary
          liquidation preference)....................................         4              4
  Common Stock, $.01 par value:
     30,000,000 shares authorized; 9,033,873 shares issued and
      outstanding
       at June 30, 1994 and December 31, 1993, respectively..........        90             90
Additional capital: Preferred........................................    61,928         61,928
Additional capital: Common...........................................    43,072         43,072
Deficit..............................................................   (88,875)       (89,540)
Foreign currency translation adjustments.............................    (3,311)        (2,916)
                                                                       --------     ------------
          Total stockholders' equity.................................    12,911         12,641
                                                                       --------     ------------
                                                                       $ 52,195       $ 51,831
                                                                       ========     ==========

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                             ICN BIOMEDICALS, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1994 AND 1993 (UNAUDITED -- 000'S OMITTED EXCEPT FOR PER SHARE AMOUNTS)

                                                      THREE MONTHS ENDED      SIX MONTHS ENDED
                                                           JUNE 30,                JUNE 30,
                                                      -------------------     -------------------
                                                       1994        1993        1994        1993
                                                      -------     -------     -------     -------
Net sales...........................................  $15,171     $15,415     $30,658     $31,224
Cost of sales.......................................    6,660       6,957      13,500      14,333
                                                      -------     -------     -------     -------
     Gross profit...................................    8,511       8,458      17,158      16,891
Selling, general and administrative expenses........    6,848       6,745      13,750      13,277
Interest expense, net...............................      580         532       1,066       1,266
Foreign currency transaction losses (gains).........      389        (106)        802        (328)
Other (income) expense, net.........................      247      (1,597)        592      (1,259)
                                                      -------     -------     -------     -------
     Income before provision for income taxes and
       extraordinary income.........................      447       2,884         948       3,935
Provision (benefit) for income taxes................      (89)        127        (102)        162
                                                      -------     -------     -------     -------
     Income before extraordinary income.............      536       2,757       1,050       3,773
Extraordinary income................................       --         627          --         627
                                                      -------     -------     -------     -------
     Net income.....................................  $   536       3,384       1,050       4,400
                                                      =======     =======     =======     =======
Per share information:
  Income before extraordinary income................  $   .06     $   .12     $   .12     $   .17
  Extraordinary income..............................       --         .03          --         .03
                                                      -------     -------     -------     -------
  Net income........................................  $   .06     $   .15     $   .12     $   .20
                                                      =======     =======     =======     =======
Shares used in computing per share information......    9,061      22,461       9,128      22,440
                                                      =======     =======     =======     =======
Dividends per common share..........................  $    --     $ .0425     $    --     $  .085
                                                      =======     =======     =======     =======

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                             ICN BIOMEDICALS, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1994 AND 1993
                          (UNAUDITED -- 000'S OMITTED)

                                                                           JUNE 30,      JUNE 30,
                                                                             1994          1993
                                                                           ---------     ---------
Cash flows from operating activities:
  Net income.............................................................   $  1,050      $  4,400
Adjustments to net income:
  Depreciation and amortization..........................................      1,629         1,518
  Foreign currency transaction losses (gains)............................        802          (328)
  Gain on sale of assets held for disposition............................         --          (278)
  Gain on settlement of certain leasing contracts........................         --          (938)
  Extraordinary income...................................................         --          (627)
  Change in assets and liabilities, net..................................     (4,059)       (9,249)
                                                                           ---------     ---------
     Net cash used in operations.........................................       (578)       (5,502)
                                                                           ---------     ---------
Cash flows from investing activities:
  Capital expenditures...................................................       (300)         (610)
  Proceeds from sale of asset held for disposition.......................         --         4,543
  Other, net.............................................................         --            65
                                                                           ---------     ---------
     Net cash (used in) provided by investing activities.................       (300)        3,998
                                                                           ---------     ---------
Cash flows from financing activities:
  Repayments of long-term debt, net......................................       (726)         (785)
  Repayments of short-term debt, net.....................................        (81)       (1,260)
  Decrease in restricted cash............................................        256            --
  Cash dividends paid....................................................       (118)         (117)
  Cash received from ICN, net............................................      1,806         3,600
                                                                           ---------     ---------
     Net cash provided by financing activities...........................      1,137         1,438
                                                                           ---------     ---------
Effect of exchange rate changes on cash..................................         82           (87)
                                                                           ---------     ---------
Increase (decrease) in cash and equivalents..............................        341          (153)
Cash and equivalents at beginning of period..............................        509         2,204
                                                                           ---------     ---------
Cash and equivalents at end of period....................................   $    850      $  2,051
                                                                             =======       =======

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                             ICN BIOMEDICALS, INC.

                        MANAGEMENT'S STATEMENT REGARDING
             UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

     The consolidated condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The results of operations presented herein are not necessarily indicative of the results to be expected for a full year. Although the Company believes that all adjustments necessary (consisting only of normal recurring adjustments) for a fair presentation of the interim periods presented are included and that the disclosures are adequate to make the information presented not misleading, it is suggested that these consolidated condensed financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K and Form 10-K/A Amendment Number 1 for the year ended December 31, 1993.

                             ICN BIOMEDICALS, INC.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

 1. RELATIONSHIP WITH ICN PHARMACEUTICALS, INC., SPI PHARMACEUTICALS, INC. AND VIRATEK, INC.

     ICN Biomedicals, Inc. (the "Company") was incorporated in September, 1983 as a wholly-owned subsidiary of ICN Pharmaceuticals, Inc. ("ICN"). As of June 30, 1994, the Company was a 69%-owned subsidiary of ICN. SPI Pharmaceuticals, Inc. ("SPI") and Viratek, Inc. ("Viratek") were 38% and 63%-owned by ICN, respectively.

 2.  INVENTORIES

     Inventories are carried at the lower of cost or market using the first-in first-out (FIFO) method and are comprised of the following: (000's omitted)

                                                             JUNE 30,     DECEMBER 31,
                                                               1994           1993
                                                             --------     ------------
        Raw materials and supplies.........................  $ 3,461        $  3,422
        Work-in-process....................................      488             610
        Finished goods, net................................   11,524          11,569
                                                             --------     ------------
        Inventories, net...................................  $15,473        $ 15,601
                                                             =======      ============

 3. RELATED PARTY TRANSACTIONS

  General

     The Company has obtained a written agreement from ICN that ICN is prepared, if needed, to provide financial support to the Company in order to meet its financial obligations through April 15, 1995.

  Cost Allocations

     The Company subleases space on a year-to-year basis in Costa Mesa, California, from ICN. The cost of common services used by the Company, SPI, Viratek and ICN are allocated by SPI based upon various formulas. Effective January 1, 1993, ICN reimburses the Company for those allocations which are in excess of the amounts determined by management using competitive data, as approved by the Oversight Committee, that would have been incurred by the Company if it operated in a facility suited solely to its requirements. Rent and common services charges for the three and six months ended June 30, 1994 and 1993 were $213,000 and $425,000, and $213,000 and $426,000, respectively.

 4. LONG-TERM DEBT

     As of June 30, 1994, the accompanying consolidated condensed financial statements include total outstanding Swiss Franc convertible debt of SFr. 11,488,000, ($8,615,000) which represents the present value of the Company's obligation to pay the Zero Coupon Guaranteed Bonds. As of June 30, 1994, SFr. 39,615,000 principal of the Company's 5 1/2% Exchangeable Certificates were outstanding which, if exchanged for common stock, would result in the issuance of 2,608,241 shares of common stock, a reduction of long-term debt of SFr. 10,201,000 ($7,650,000) a reduction of SFR 1,286,000 ($965,000) of current maturities of long-term debt, and an increase in marketable securities of SFr. 20,204,000 ($15,150,000) from the release by Bio Capital of the Danish Bonds to the Company. The Company does not hedge the exchange risk associated to the Swiss Franc convertible debt. Consequently, the Company incurred approximately $451,000 and $844,000 of exchange losses related to the Swiss Franc convertible debt during the three and six months periods ended June 30, 1994, respectively, as compared to gains of $136,000 and $334,000 for the same periods in 1993.

                             ICN BIOMEDICALS, INC.

                                  (UNAUDITED)

 5. COMMON STOCK

     As of June 30, 1994, there were 2,608,241 shares of common stock issuable upon conversion of the Company's 5 1/2% Exchangeable Certificates, and 1,961,485 shares of common stock issuable upon the exercise of stock options, of which 1,102,025 options are exercisable at June 30, 1994 at prices ranging from $.83 to $10.50 per share.

 6. SUPPLEMENTAL CASH FLOW DISCLOSURES

     Supplemental disclosures required by Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" are as follows: (000's omitted)

                                                                    SIX MONTHS ENDED
                                                                   -------------------
                                                                    JUNE         JUNE
                                                                    30,          30,
                                                                    1994         1993
                                                                   ------       ------
        Interest paid............................................  $1,043       $1,121
        Taxes paid...............................................  $  194       $  177

 7. OTHER (INCOME) EXPENSE, NET

     Other (income) expense, net was $247,000 and $592,000 for the three and six months ended June 30, 1994, respectively, compared to $(1,597,000) and $(1,259,000) for the same periods in 1993.

     Other (income) expense for the three months ended June 30, 1994 includes a $(210,000) gain on settlement of an escrow account related to the sale of the Company's Irvine, Scotland facility in 1993, offset by costs incurred in connection with the closure of a foreign facility of $204,000. Other (income) expense for the three months ended June 30, 1994, also includes $125,000 of amortization of goodwill and other intangibles.

     For the six months ended June 30, 1994, other (income) expense includes the aforementioned gain on settlement of an escrow account of $(210,000), foreign facility closure costs of $204,000 and amortization of goodwill of $251,000. Additionally, other (income) expense for the six months ended June 30, 1994 includes severance and termination costs of $250,000, offset by a reevaluation of certain foreign allowances, primarily related to accounts receivable of $(300,000).

     Other (income) expense for the three and six months ended June 30, 1993, includes a gain of $(938,000) realized by the Company's Italian operation on the favorable termination of certain leasing contracts, a gain of $(1,000,000) representing certain liabilities accrued during 1992 which were settled for less than the original estimate and a gain of $(278,000) on the sale of the Company's Irvine, Scotland facility.

     Amortization of goodwill and other intangibles was $129,000 and $251,000 for the three and six months ended June 30, 1993, respectively.

 8. SUBSEQUENT EVENT

     On August 1, 1994, the Company and its three affiliated corporations (ICN, SPI and Viratek, entered into a merger agreement to combine the four companies into a newly formed corporation (which will be renamed ICN Pharmaceuticals, Inc.) (the "Merger"). Under the terms of the merger agreement, all outstanding shares of common stock of the four companies (other than shares held by ICN) will be exchanged for shares of common stock of the new company pursuant to the following exchange ratios: ICN: 1 to .512; SPI: 1 to 1; Viratek: 1 to .499; and
Biomedicals: 1 to .197. The proposed merger is subject to various conditions, including approval by the stockholders of each of the four companies, issuance of $150 million of convertible debenture to refinance a substantial portion of the long-term indebtedness of the four companies

                             ICN BIOMEDICALS, INC.

                                  (UNAUDITED)

(a waivable condition), appropriate regulatory approvals and certain other conditions. Assuming these conditions are satisfied, the transaction is expected to close during the fall of 1994.

     Three lawsuits have been filed by stockholders of SPI and, in one of these lawsuits, Viratek, with respect to the Merger in the Court of Chancery of the State of Delaware against ICN, SPI, Viratek (with respect to one of such lawsuits) and certain directors and officers of ICN, SPI and/or Viratek (including Milan Panic). The lawsuits, entitled HELMUT KLING v. MILAN PANIC, ET AL., JALLATH v. MILAN PANIC, ET AL., and AMY HOFFMAN v. MILAN PANIC, ET AL., purport to be class actions on behalf of all persons who hold shares of SPI Common Stock and, in one lawsuit, Viratek Common Stock. These suits allege that the consideration to be provided to the public stockholders of SPI and Viratek (with respect to one of such lawsuits) in the Merger is unfair and inadequate, and that the defendants have breached their fiduciary duties in approving the proposed merger and otherwise.

                           SPI PHARMACEUTICALS, INC.

                3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA 92626
          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 1, 1994

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPI
                             PHARMACEUTICALS, INC.


 The undersigned hereby appoints Milan Panic and M'Liss Jones Kane as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of SPI Pharmaceuticals, Inc. (the "Company") held of record by the undersigned on October 3, 1994 at the annual meeting of stockholders to be held at 10:00 a.m. local time on November 1, 1994 or any adjournments or postponements thereof.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSALS 1, 3 AND
         4 AND FOR THE NOMINEES TO THE BOARD OF DIRECTORS LISTED BELOW.


   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE "FOR" PROPOSALS 1, 3 AND 4 AND "FOR" THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.



    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE
                             NOMINEES OF THE BOARD



                   (Continued and to be signed on other side)



   1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 1, 1994, AS AMENDED, BY AND AMONG THE COMPANY, ICN PHARMACEUTICALS, INC., VIRATEK, INC., ICN BIOMEDICALS, INC. AND ICN MERGER CORP. AND THE TRANSACTIONS CONTEMPLATED THEREBY.


                  / / FOR         / / AGAINST        / / ABSTAIN

   2. ELECTION OF THE NOMINEES LISTED BELOW TO THE BOARD OF DIRECTORS OF THE COMPANY.

                / / FOR ALL NOMINEES LISTED BELOW
                 (except as marked to the contrary below)

                / / FOR ALL NOMINEES LISTED BELOW                                   / / WITHHOLD AUTHORITY

                 (except as marked to the contrary below)                            to vote for nominees listed below

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the following space)

- --------------------------------------------------------------------------------

   Norman Barker, Jr.
   Alan F. Charles
   Roger Guillemin
   Adam Jerney
   Charles T. Manatt
   James P. Miscoll
   Stephen D. Moses
   Milan Panic


   3. PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1992 SPI PHARMACEUTICALS, INC. NON-QUALIFIED STOCK OPTION PLAN, WHICH AMENDMENT AND RESTATEMENT INCREASED THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 1,000,000 TO 3,000,000 SHARES OF SPI COMMON STOCK AND PROVIDED THAT THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY INDIVIDUAL DURING THE TERM OF THE PLAN MAY NOT EXCEED 500,000 SHARES.


                  / / FOR         / / AGAINST        / / ABSTAIN


   4. PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1992 SPI PHARMACEUTICALS, INC. INCENTIVE STOCK OPTION PLAN, WHICH AMENDMENT AND RESTATEMENT INCREASED THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER FROM 500,000 TO 1,000,000 SHARES OF SPI COMMON STOCK AND PROVIDED THAT THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY INDIVIDUAL DURING THE TERM OF THE PLAN MAY NOT EXCEED 500,000 SHARES.


                  / / FOR         / / AGAINST        / / ABSTAIN

   5. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


   Print and sign your name below exactly as it appears hereon. When Shares are registered in the name of more than one person, the proxy card must be signed by all named holders. When signing as attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign as full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                The undersigned acknowledges
                                                receipt of the copy of the
                                                Notice of Annual Meeting and
                                                Proxy Statement/Prospectus (with
                                                all enclosures and attachments)
                                                relating to the meeting. THE
                                                BOARD OF DIRECTORS OF THE
                                                COMPANY RECOMMENDS THAT YOU
                                                SIGN, DATE AND MAIL THE PROXY
                                                CARD TODAY.


                                                Dated:                    , 1994

                                                --------------------------------
                                                   Signature (Title, if any)

                                                --------------------------------
                                                   Signature, if held jointly

                                                --------------------------------
                                                Print name of Shareholder as it
                                                         appears hereon